Exhibit 10.1
(Confidential Portions Omitted)
Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
AIA Document A111 – 1997
Standard Form of Agreement between Owner and Contractor where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price.
AGREEMENT made as of the 7th day of April in the year 2010
(In words, indicate day, month and year)
BETWEEN the Owner:
(Name, address and other information)
HF Logistics-SKX T1, LLC
14225 Corporate Way
Moreno Valley, California 92553
and the Contractor:
(Name, address and other information)
J. D. Diffenbaugh, Inc.
6865 Airport Drive
Riverside, California 92504
The Project is:
(Name and location)
Highland Fairview Corporate Park
Skechers Distribution Center
29800 Eucalyptus Avenue
Rancho Belago, California 92555
The Architect is:
(Name, address and other information)
“Vertical Architect”:
HPA, Inc.
18831 Bardeen Avenue, Suite 100
Irvine, California 92612
“Civil Engineer”:
RBF Consulting
14725 Alton Parkway
Irvine, Ca 92618
(949) 855-5716
“Landscape Architect”:
Mission Landscape Architecture
16361 Scientific Way
Irvine, CA 92618
(949) 224-0044

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
As used in the Contract Documents, the term “Architect” shall mean and refer to either (1) the Vertical Architect to the extent the rights and obligations of the Architect relate to the vertical improvements for the Project, (2) the Civil Engineer to the extent the rights and obligations of the Architect relate to the site work for the Project, (3) the Landscape Architect to the extent the rights and obligations of the Architect relate to landscaping for the Project. If the Contractor is unsure of which party to be contacting in a particular context, the Contractor shall request the guidance and direction from the Owner.
The Owner and Contractor agree as follows.
ARTICLE 1 THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, including Addendum A, Exhibits, including the Conditions of Approval from City of Moreno Valley (“Conditions of Approval”) and the January 7, 2010 Settlement Agreement with the Sierra Club (“Settlement Agreement”) further set out in Exhibit “G” except to the extent indicated in the Contract Documents to be the responsibility of others, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 15. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.
ARTICLE 2 THE WORK OF THIS CONTRACT
The Contractor shall fully execute the Work described in the Contract Documents, including but not limited to the direct scope of work of Exhibit “G” except to the extent specifically indicated in the Contract Documents to be the responsibility of others. The Work under this Contract shall not include the work being performed by Contractor under a separate agreement with Owner related to the street improvements for Eucalyptus Avenue (such separate agreement being referred to herein as the “Eucalyptus Work Agreement”). Contractor represents that it is aware of the terms of the Conditions of Approval and terms of the Settlement Agreement and will coordinate its Work as necessary with same. The Contract Documents shall be interpreted together and in harmony with one another. The Contractor must call any known conflict or discrepancy to the Owner’s attention, in writing, prior to executing this Agreement. In the case of any conflict between the Contract Documents regarding the obligations or responsibilities of Contractor, whichever document imposes the greater obligation on the Contractor shall be controlling.
ARTICLE 3 RELATIONSHIP OF THE PARTIES
The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Owner and exercise the Contractor’s best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests. Contractor shall at all times provide an adequate work force of competent, suitably qualified and trained personnel to survey and lay out the Work and to cause such work force to prosecute the Work to completion in conformance with the best trade practices, free from defects and in accordance with the requirements of the Contract Documents. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents. Contractor shall provide a project team consisting of the positions and durations described in Exhibit “C” attached hereto and incorporated herein (“Project Team”). The selection of the Project Team shall be subject to Owner’s prior written approval. In addition, after selection of the Project Team, Contractor shall not remove or replace any members of the Project Team, or add any new members to the Project Team, without Owner’s prior written approval. Owner may at any time reasonably direct

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
Contractor to replace any member of the Project Team, in which case, Contractor shall promptly terminate such member and replace such member with a new member acceptable to Owner.
ARTICLE 4 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§ 4.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)
     Date of commencement shall be fixed in a Notice to Proceed.
If, prior to commencement of the Work, the Owner requires time to file mortgages, mechanic’s liens and other security interests, the Owner’s time requirement shall be as follows:
§ 4.2 The Contract Time shall be measured from the date of commencement. All parties to the Contract recognize the volatility of construction materials and related commodity pricing, as well as the urgency of the Contractor’s need to establish final pricing from Subcontractors and Suppliers. Therefore, if the Notice to Proceed is not received by the Contractor within 15 days of the execution of the Contract, the Owner will bear the responsibility and costs of any documented cost escalation of materials that occur after the 15-day period. In addition, if the Contractor is unable to lock in material prices with Subcontractors, including approval of any material delivery constraints proffered by suppliers, due to the Owner’s delays in obtaining approved plans or approval of subcontractors, the Owner will also bear the responsibility and costs of any documented cost escalation of materials that result.
Contractor will perform the Work in accordance with the Construction Schedule attached hereto as Exhibit “B” and incorporated herein. The Contract Time is specified as 334 calendar days as shown in more detail in the Construction Schedule attached as Exhibit “B.” The Construction Schedule sets forth the commencement date, the date of Substantial Completion (“Substantial Completion Date”), the completion date and the starting and completion dates of various stages of the Work and shall provide for expeditious and practicable execution of the Work. Normal holidays and weather conditions have been accounted for within the Construction Schedule. Except as provided in Section 8.3 of the General Conditions, the Construction Schedule may not be changed. Contractor shall use a scheduling system acceptable to Owner, which system shall employ a clearly defined critical path for the Project. Prior to submitting each Application for Payment, Contractor will update the Construction Schedule indicating actual progress of, a percentage of completion, and a dollar amount applied to date for each activity listed on the Schedule of Values. Owner will review the updated Construction Schedule and Schedule of Values, and after its approval, such updated Construction Schedule and Schedule of Values will be used as the basis for Applications for Payment.
Within fifteen (15) days from the date of the Notice to Proceed, Contractor shall provide Owner with an updated detailed Construction Schedule which shall: (1) be in a detailed critical path method (“CPM”) setting forth the dates that are crucial in ensuring the timely and orderly completion of the Work in accordance with the requirements of the Contract Documents; (2) provide a graphic representation of all activities and events that will occur during the performance of the Work; (3) not exceed the time limits for completion of the Work under the Contract Documents; (4) be reasonably satisfactory to the Architect and Owner; (5) identify float time, if any, and (6) identify dates for major material and equipment acquisition, material purchases, the hiring of all trades, delivery of shop drawings, Owner provided items such as FF&E, and submittals.
The Construction Schedule shall be updated and revised as of the first business day of each month as the Work is completed, or at the reasonable request of the Owner and/or Architect, whichever is sooner but no greater than 2x per month. A written copy of the updated Construction Schedule (not changing the

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
Substantial Completion Date unless approved by Owner in writing in an executed Permissible Change Order) as revised, shall be delivered to the Owner and Architect in printed form and, if requested, also provided in electronic form (by E-mail or Compact Disk), together with the monthly Application for Payment. Contractor shall furnish the Owner with an updated Construction Schedule within five (5) business days of receipt of a written request. The Contractor shall also provide the electronic files constituting the logic and scheduling of the Construction Schedule.
The Contractor shall prepare, on at least a monthly basis, and shall deliver to Owner together with the monthly Application for Payment, a detailed written Progress Report in a form, and of a character, reasonably approved by Owner, which form as approved is attached hereto as Exhibit “L”. The Progress Report shall specify, among other things, the estimated percentage of completion, whether the Work is on schedule, and if not, the reasons therefore, and a revised completion schedule. Each Progress Report shall also identify any and all modifications, bulletins, pending change orders, and any other relevant issues to the construction of the Project and the status of such issues separating critical path issues from those that are not critical path issues, and a priority ranking for all.
Contractor shall timely prepare such additional progress reports as the Owner may reasonably require from time to time.
Within thirty (30) days from the Notice to Proceed or upon execution of Contracts and/or Purchase Orders with various Subcontractors/Vendors/Material Suppliers, Contractor shall provide a Subcontractor/Vendor Subcontract and/or Purchase Order Log (see attached Exhibit “M” and Exhibit “N” as the approved Forms) as information becomes available. Contractor shall furnish copies to the Owner of all executed purchase orders and/or invoices relating to all materials installed, or services performed, in connection with the Project. Contractor shall also furnish the Owner with all executed subcontracts and purchase orders for any labor, services and/or materials to be furnished by any subcontractor, sub-subcontractor, laborers, and/or material suppliers on the Project and a Job Cost Report or Commitment to Estimate Variance Report detailing same as attached in Exhibit “O”.
The Contractor shall hold weekly progress meetings with the Owner at the Project site or at such other time and frequency as the Owner requires, which requirement shall not be unreasonable. The Contractor shall also hold weekly progress meetings with Subcontractors at the Project site or at such other time and frequency as the Owner requires, which requirement shall not be unreasonable. The Owner may be present at all such progress meetings and interact with all participants. The progress of the Work shall be recorded by the Contractor and reported in detail at each meeting with reference to the current Construction Schedule. Subcontractors to the Contractor who are currently performing work or whose work is scheduled to be performed in the near term shall have a competent representative present at each meeting to report the condition of the Subcontractor’s work and to receive information discussed at the meeting. Contractor shall issue detailed meeting minutes, in writing, within forty-eight (48) hours or up to seventy-two (72) hours with Owner’s prior written approval, after each progress meeting, including the names and contact information of all participants.
As used in this Contract and elsewhere in the Contract Documents, “Substantial Completion” or “Substantially Complete” is the stage in the progress of the Work (or the applicable phase thereof) when (a) the Work (or the applicable phase thereof) is completed in a substantially finished condition consistent with the Plans and Specifications and other applicable Contract Documents sufficient for the Owner to be able to occupy and utilize the Project for its intended purpose subject only to completion of “punch list” items that do not materially interfere with the utilization of the Work; (b) no occupancy or other necessary permits and approvals related to the Work (or the applicable phase thereof) are being withheld due to any failure to complete any portion of the Work; (c) Contractor is in compliance with the payment and lien provisions of this Agreement at the time of such Substantial Completion; (d) all temporary utilities are disconnected if requested by the Owner; (e) Contractor has complied with all reasonable requirements of the Owner’s construction lender regarding Substantial Completion; (f) all remaining “punch list” items can reasonably be completed by Contractor within forty-five (45) days thereafter, subject, however, to long lead time items

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
that must be ordered and to seasonal requirements for any landscaping and exterior work; and (g) all systems for which Contractor is responsible are operable and the Work is habitable.
Subject to time extensions resulting from executed Change Orders issued and resolved pursuant to the Contract Documents, Contractor shall strictly comply with, and conform to, the Construction Schedule attached hereto and all amendments and supplements thereto, the failure of which shall constitute a material default hereunder. Contractor may not extend the Construction Schedule without the written approval of the Owner, as set forth in the Contract Documents, which approval shall not be unreasonably withheld.
All Work shall be performed in an expeditious manner. TIME IS OF THE ESSENCE IN THIS AGREEMENT.
Contractor shall work additional hours or days, as and if permitted by local ordinances and other applicable laws as is necessary to timely complete the Work. In the event that Contractor causes a delay to the Project, the Contractor shall be obligated to use whatever means necessary to accelerate its work in order to make up for the delays and meet the Construction Schedule without any cost impact to the Owner.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time, or for bonus payments for early completion of the Work.)
Liquidated damages for failure to complete the Work according to the Project Schedule shall be assessed against Contractor at the rate of $10,000 per day for the first thirty (30) days of delay and $20,000 per day thereafter and may, at Owner’s election, be deducted from any payment to Contractor, including but not limited to, the Final Payment. The total liquidated damages assessed against Contractor under this Contract and the Eucalyptus Work Agreement is limited to the sum of (a) $1,037,978 plus (b) the amount of Contract Savings that Contractor receives or is otherwise entitled to receive pursuant to Section 5.2.1.3 below and Section 5.2.1.3 of the A111 Document that is part of the Eucalyptus Work Agreement. The Parties agree and acknowledge that given the nature of the circumstances and the Work to be performed it would be impracticable or extremely difficult to fix the actual damage that would result to Owner in the event Contractor does not perform and complete the Work according to the Project Schedule, including but not limited to achieving Substantial Completion and Final Completion according to the Project Schedule and that the foregoing amount of liquidated damages for Contractor’s failure to do so is reasonable at the time of entering into this Agreement and does not constitute a penalty under California law. The foregoing liquidated damages represent all and any damages attributable solely to a delay that Owner would be entitled to recover in the event of actual delay to the completion of the Work that is directly attributable to the acts or omissions on the part of the Contractor. The liquidated damages set forth herein are intended to compensate the Owner for all damages sustained and attributable solely to a delay including, but not limited to, any and all damages resulting from claims asserted against the Owner by a third party that relate to delayed completion of the Work.”
ARTICLE 5 BASIS FOR PAYMENT
§ 5.1 CONTRACT SUM
§ 5.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor’s Fee.
§ 5.1.2 The Contractor’s Fee is:
“Cost of the Work Plus a Fee with a Guaranteed Maximum Price” contract for a fee of One point Seven-Five percent (1.75%) applied to the Cost of the Work.
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee, and describe the method of adjustment of the Contractor’s Fee for changes in the Work.)

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The sum of the Cost of the Work and the Contractor’s Fee is guaranteed by the Contractor not to exceed $[*] subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price or GMP. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)
     5.2.1.1 [intentionally deleted]
     5.2.1.2 CONTRACT SAVINGS “Contract Savings” is defined as the GMP, less the Cost of the Work, the General Conditions as provided for in Exhibit D and the Contractor’s Fee, if any. If such calculation yields a negative number, then the amount of savings is equal to zero. The Contractor shall not be entitled to any portion of the Contract Savings if Owner terminates this Agreement for cause or if Contractor terminates this Agreement for any reason prior to Substantial Completion.
     5.2.1.3 CONTRACT SAVINGS SPLIT Owner and Contractor agree to share any “Contract Savings” in the following ratio:
     Amount of Contract Savings to Owner:        75%
     Amount of Contract Savings to Contractor: 25%
The calculation of the “Contract Savings” shall occur only after Final Completion and after all other Change Orders and extras have been fully executed. The result of the calculation shall be included in a final Change Order called a “Final GMP Reconciliation Change Order” whereby the amount of savings due to the Owner shall be credited against the GMP. Any savings attributable to the Contractor shall be added to the Contractor’s Fee.
     5.2.1.4 CONTRACT PRICE:
The GMP is based upon the scope of Work required in order to construct the Work in accordance with the Contract Documents, including but not limited to the Conditions of Approval and terms of the Settlement Agreement as detailed in Exhibit G, all building materials purchased and erected, mobilization, other miscellaneous costs and associated labor costs, all machinery, purchased and erected, together with associated labor costs, all electrical, refrigeration automation controls, wiring, and related installation labor costs, all plumbing, HVAC installation and related labor costs, and the fire protection system and related installation labor costs, all in accordance with and as indicated by the Contract Documents. Except for adjustments to the GMP by duly authorized Change Order pursuant to Article 7 of the General Conditions, Contractor is obligated to build and complete the Work in conformance with the Contract Documents. Contractor will be solely responsible for all costs in excess of the GMP and Owner will in no event be charged or liable for amounts in excess of the GMP as adjusted by approved, written Change Orders.
     5.2.1.5 Contractor further warrants and represents to Owner that (i) Contractor is fully familiar with, and the GMP includes, the entire Cost of the Work associated with all of the terms, conditions (including, without limitation, ingress and egress, traffic flow patterns, and hours of Work) and obligations of the Contract Documents or arising under governmental requirements, including but not limited to the Conditions of Approval and terms of the Settlement Agreement as detailed in Exhibit G, the location and condition of the site, and the conditions under which the Work is to be performed, including all surface conditions and characteristics and all typical subsurface conditions and characteristics that prevail or that can be reasonably expected in the location of the site, as well as all subsurface conditions and characteristics indicated in any reports provided by Owner to Contractor; (ii) Contractor enters into this

*	Confidential Portions Omitted and Filed Separately with the Commission.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
Contract based upon its investigation of all of such matters; and (iii) Contractor is in no way relying upon any opinions, statements, warranties or representations of Owner. Contractor acknowledges that it is Contractor’s responsibility and Contractor is required, prior to entering into this Agreement, to investigate and familiarize itself with all conditions affecting the performance of its obligations under the Contract Documents, including, without limitation, all governmental requirements and local practices applicable to its Work under this Agreement; the availability and adequacy of personnel, workmen, material, supplies, equipment, power, utilities, fuel, etc. and, with respect to each of the foregoing, the cost and suitability thereof; prevailing weather and climatological conditions and history; and any other factor or factors which may affect Contractor’s obligations under the Contract Documents, including, without limitation, the Work. Contractor hereby warrants and represents to Owner that it has examined the site, investigated all such matters, fully satisfied itself as to the nature of such conditions and characteristics and has included the effect of all such conditions and characteristics and all Costs of the Work and Work related thereto in the GMP. Except as provided in Paragraph 4.3.4 of the General Conditions, Contractor further agrees that Contractor shall not be entitled to any additional payment or additional time or any claim whatsoever resulting from the matters described in this paragraph.
     5.2.1.6 With the Owner’s consent, which consent shall not be unreasonably withheld, the Contractor can exceed the budgeted General Conditions of the Schedule of Values in Exhibit D by up to 10% so long as the GMP, as adjusted in accordance with the Contract Documents, is not exceeded.
§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)
§ 5.2.2.1 The following is an alternate not included in the GMP:

Tree Removal at Sinclair	$[*]	Plans & Specifications
§ 5.2.3 Unit prices, if any, are as follows:

Description	Units	Price ( $0.00)
Place 4” owner supplied base	Sqft	$	[*]

Place 4” contractor supplied base	Sqft	$	[*]

Monthly maintenance city landscaping	Monthly	$	[*]

Six Foot (6’) Chain Link Cal-Trans Fencing	Lineal Foot	$	[*]

Polished Concrete floor W/ Exposed aggregate	Sqft	$	[*]

Saw-Cut Lines Polished Concrete Floor	Lineal Foot	$	[*]

Conduit roof penetrations for CATV cameras @ building perimeter		$	[*]	each

Conduit & 120v power to perimeter parking lot light poles for data scanners		$	[*]	each

Palm Tree lighting & exterior architectural lighting		$	[*]	each

*	Confidential Portions Omitted and Filed Separately with the Commission.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 5.2.4 Allowances, if any, are as follows
(Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)

Allowance	Amount ( $0.00)		Included items
Left Turn Widening @ Theodore & SR 60 off ramp	$	[*]	Plans & Specifications

12” Water line West Eucalyptus and Ironwood Pressure Reducing Station to POC @ NW point Redlands/SR60 ramp	$	[*]	Plans & Specification

Ground Sign program allowance			$[*] each
§ 5.2.5 Assumptions, Clarifications and Exclusions, if any, on which the Guaranteed Maximum Price is based, are identified in Exhibit “F”.
§ 5.2.6 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.
§ 5.2.7 The parties acknowledge that the GMP has been established prior to Contractor receiving bids from all Subcontractors for performance of the Work. As such, Contractor has provided Allowances for certain portions of the Work identified above. Exhibit D, Schedule of Values, contains a separate line item breakdown for each portion of the Work, including specifically identifying those portions that are currently identified as Allowances that Contractor anticipates will be bid out. The Schedule of Values, including Allowances, can only be changed with prior, written approval of Owner. To reduce Allowances to sums certain, Contractor will submit all bids to Owner for its review and approval. If Owner approves of a bid in writing, and if the amount of such approved bid differs from the amount set forth as an Allowance above, then the GMP shall be increased or decreased, as appropriate, by an amount equal to such difference, according to the terms of the Contract Documents.
ARTICLE 6 CHANGES IN THE WORK
§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201-1997. All references to AIA Document A201-1997 shall include all amendments made to such document by Owner and Contractor.

*	Confidential Portions Omitted and Filed Separately with the Commission.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 6.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of AIA Document A201-1997 shall have the meanings assigned to them in AIA Document A201-1997 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.
§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms “cost” and “costs” as used in the above-referenced provisions of AIA Document A201-1997 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms “fee” and “a reasonable allowance for overhead and profit” shall mean the Contractor’s Fee as defined in Section 5.1.2 of this Agreement.
ARTICLE 7 COSTS TO BE REIMBURSED
§7.1 COST OF THE WORK
The term Cost of the Work shall mean the actual costs reasonably and necessarily incurred and ultimately paid by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.
§ 7.2 LABOR COSTS
§ 7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s approval, at off-site workshops. Wages of Contractor’s personnel as identified in and to the extent of Exhibit D’s line item for General Conditions.
§ 7.2.2 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Section 7.2.1.
§7.3 SUBCONTRACT COSTS
§ 7.3.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.
§ 7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction. Contractor shall cause all materials supplied for or intended to be utilized in the construction of the Project, but not yet affixed to or incorporated into the Project, to be stored on the Project site or at such other site as Lender and Owner may approve, in each case with adequate safeguards to prevent loss, theft, damage or commingling with materials for other projects. Contractor shall not purchase or order materials for delivery more than sixty (60) days prior to the scheduled incorporation of such materials into the Project without the prior approval of Owner and Lender, which will not be unreasonably withheld (and in that regard, Owner and Lender shall give due consideration to expected “lead times” for any such orders and potential cost savings resulting from early ordering of materials). No advances for building materials or furnishings that are not yet incorporated into the Project (“stored materials”) unless (i) Owner has good title to the stored materials and the stored materials are components in a form ready for incorporation into the Project and will be so incorporated within a period of one hundred twenty (120) days, (ii) the stored materials are in Owner’s possession and satisfactorily stored on the Project site or such materials are satisfactorily stored at such other site as Owner and Lender may approve, (iii) the stored materials are protected and insured against theft and damage in a manner and amount satisfactory to Owner and Lender, (iv) the stored materials have been paid for in full or will be paid for with the funds to be advanced and all lien rights and claims of the supplier have been released or will be released upon payment with the advanced funds, and (v) Lender has or will have upon payment with the advanced funds a perfected, first priority security interest in the stored materials. Notwithstanding the foregoing, the aggregate amount of advances for stored materials that have not yet been incorporated into the Project shall not exceed THREE MILLION DOLLARS ($3,000,000.00). Any

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
Application for Payment which includes an advance for the cost of stored materials shall be accompanied by copies of invoices for such stored materials in form and content satisfactory to Lender. All advances for the cost of stored materials shall be on the basis of ninety percent (90%) of the invoiced amount.
§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.
§ 7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
§ 7.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.
§ 7.5.2 Rental charges for temporary facilities, machinery, equipment, trucks and autos (including auto allowance) and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, gas, fuel, oil, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner’s prior approval. In cases where the equipment is owned by Contractor and “rented” to the project under this paragraph, Contractor’s monthly rental rates shall not exceed 85% of the fair market rental rate for the same, or similar, equipment. Additionally, in no case shall the cumulative rental charges to the project exceed 90% of the fair market value of any one piece of equipment.
§ 7.5.3 Costs of removal of debris from the site and interim and final site cleanup.
§ 7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.
§ 7.5.5 That portion of the reasonable expenses of the Contractor’s personnel incurred while traveling outside of area of Southern California known as the Inland Empire in discharge of duties connected with the Work only if approved in advance and in writing by Owner.
§ 7.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.
§ 7.6 MISCELLANEOUS COSTS
§ 7.6.1 That portion of insurance and bond premiums, including subcontractor performance and payment bonds that can be directly attributed to this Contract, but only if approved in writing in advance by Owner, in which case Owner and Lender will be named as additional Obligees. The Owner must also approve in writing of the bond form used.
§ 7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work.
§ 7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.
§ 7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201-1997 or other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17.1 of AIA Document A201-1997 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.
§ 7.6.6 Data processing costs related to the Work.
§ 7.6.7 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.
§ 7.6.8 When Contractor is directed in writing by Owner to take any action for which the Contractor believes legal, mediation and/or arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Contractor or Contractor and a subcontractor, or anyone directly or indirectly employed by them, will be reasonably necessary and reasonably incurred by the Contractor in the performance of the Work, the Contractor must notify the Owner in advance of same and obtain the Owner’s prior written approval; which approval shall not be unreasonably withheld.
§ 7.6.9 Expenses incurred in accordance with the Contractor’s standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved by the Owner.
§ 7.7 OTHER COSTS AND EMERGENCIES
§ 7.7.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.
§ 7.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.6 of AIA Document A201-1997.
§ 7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recoverable by the Contractor from insurance, sureties, Subcontractors or suppliers.
§ 7.8 RELATED PARTY TRANSACTIONS
§ 7.8.1 For purposes of Section 7.8, the term “related party” shall mean a parent, subsidiary, affiliate or other entity having common ownership or management with the Contractor; any entity in which any stockholder in, or management employee of, the Contractor owns any interest in excess of ten percent in the aggregate; or any person or entity which has the right to control the business or affairs of the Contractor. The term “related party” includes any member of the immediate family of any person identified above.
§ 7.8.2 If any of the costs to be reimbursed arise from a transaction between the Contractor and a related party, the Contractor shall notify the Owner of the specific nature of the contemplated transaction, including the identity of the related party and the anticipated cost to be incurred, before any such transaction is consummated or cost incurred. If the Owner, after such notification, authorizes the proposed transaction, then the cost incurred shall be included as a cost to be reimbursed, and the Contractor shall procure the Work, equipment, goods or service from the related party, as a Subcontractor, according to the terms of Article 10. If the Owner fails to authorize the transaction, the Contractor shall procure the Work,

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
equipment, goods or service from some person or entity other than a related party according to the terms of Article 10.
ARTICLE 8 COSTS NOT TO BE REIMBURSED
§ 8.1 The Cost of the Work shall not include:
§ 8.1.1 Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Section 7.2 or as may be provided in Article 14.
§ 8.1.2 Expenses of the Contractor’s principal office and offices other than the site office.
§ 8.1.3 Overhead and general expenses, except as may be expressly included in General Conditions as provided for in Exhibit D.
§ 8.1.4 The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work.
§ 8.1.5 Rental costs of machinery and equipment, except as specifically provided in Section 7.5.2.
§ 8.1.6 Except as provided in Section 7.7.3 of this Agreement, Costs due to defective Work, the negligence or failure to fulfill a specific responsibility of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.
§ 8.1.7 Any cost not specifically and expressly described in Article 7.
§ 8.1.8 Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.
§ 8.1.9 Any other costs compensated by payment of the General Conditions as provided for in Exhibit D.
§ 8.1.10 Any attorneys’ fees or costs, except as allowed by Article 7.6.8 and except that attorney’s fees incurred by the Contractor for the purpose of Contract negotiation will be reimbursable, provided that such reimbursement is facilitated by Project cost savings and does not require that the GMP be exceeded to do so.
ARTICLE 9 DISCOUNTS, REBATES AND REFUNDS
§ 9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor; provided, however, Contractor will deliver notice of potential discounts, rebates, or refunds at least 10 days in advance to fund such amounts. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.
§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.
ARTICLE 10 SUBCONTRACTS AND OTHER AGREEMENTS
§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Owner. The Owner shall then

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.
§ 10.2 If a specific bidder among those whose bids are delivered by the Contractor to the Owner (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.
§ 10.3 Subcontracts or other agreements shall conform to all requirements and obligations of the Work and Contract Documents, including but not limited to the Conditions of Approval and terms of the Settlement Agreement as detailed in Exhibit G, indemnity obligations, insurance obligations and the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner. Contractor shall provide Owner with names and addresses of all Subcontractors, Sub-subcontractors and material suppliers for the Project. Contractor shall provide Owner with copies of Subcontracts and sub-subcontracts for the Project.
§ 10.4 It is further agreed that all subcontracts and material and equipment purchase contracts entered into by Contractor or its subcontractors or material suppliers, shall contain a provision stating that the Owner is an intended third party beneficiary of all warranty/guarantees regarding the Work or materials/equipment furnished and that owner may bring claim directly against any subcontractor or material supplier of Contractor [or lower tier subcontractor/material or equipment provider] for breach of Contract, warranty rights, quality of workmanship, merchantability of equipment, feasibility and fitness for the particular purpose of materials and equipment and workmanship. It is further agreed and understood that such assignment(s) is part of the consideration to Owner for entering into this Agreement with Contractor and may not be withdrawn. The Contractor shall ensure that all subcontractors shall purchase and maintain insurance for claims under Worker’s Compensation acts and other employee benefit acts, from claims for damages because of bodily injury, including death, and from claims for damages to the Owner’s property which may arise out of or result from the subcontractors’ operations under this Agreement. Contractor hereby agrees that Contractor shall be responsible for, and shall indemnify Owner against, all losses, costs, claims, and damages resulting from the Contractor’s failure to require its Subcontractors to obtain such insurance. The Owner shall be named as an additional insured in all policies required to be maintained under this Article with the exception of the Worker’s compensation insurance, and the Subcontractors’ Certificates of Insurance shall be provided to the Owner. Additionally, nothing contained in this Agreement shall constitute an assignment of Contractor’s rights against Owner or create any third party beneficiary rights against Owner, in any subcontractors or material and equipment suppliers of Contractor. The purpose of this provision is to allow the Owner, in addition to Contractor, to make claims for damages or indemnification against any subcontractors or material and equipment suppliers that may be ultimately responsible for defects or deficiencies in the Work or materials and equipment.
ARTICLE 11 ACCOUNTING RECORDS
The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract, and the accounting and control systems shall be satisfactory to the Owner. The Owner, Lender (as defined in Section 14.7 below) and the Owner’s accountants shall be afforded access to, and shall be permitted to audit and copy, the Contractor’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, the Work performed and/or the Cost of the Work, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law. If any inspection by the Owner or Lender of the Contractor’s records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and any other data relating to the Contract, the Work performed and/or the Cost of the Work, reveals an overcharge, including, without

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
limitation, any untimely request for payment as described in Section 13.3, the Contractor shall pay the Owner upon demand an amount equal to such overcharge, as reimbursement for said overcharge.
ARTICLE 12 PAYMENTS
§ 12.1 PROGRESS PAYMENTS
§ 12.1.1 Based upon Applications for Payment submitted to the Owner by the Contractor on AIA Form G702 and G703, if applicable, and Certificates of Payment issued by the Architect, if requested by Owner, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.
§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.
§ 12.1.3 Provided that an Application for Payment is received by the Owner not later than the first day of a month, the Owner shall make payment to the Contractor not later than the fifth day of the next month. If an Application for Payment is received by the Owner after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Owner receives the Application for Payment. Contractor shall receive all Subcontractors’ invoices and, on a monthly basis, shall prepare a “pencil copy” sworn statement showing all requested payment amounts for Contractor and Subcontractors. All sworn statements and pencil copies thereof shall be of a form acceptable to Owner. Contractor shall deliver the pencil copy with all supporting documentation (including Subcontractors’ invoices) to Owner. If required by Owner, four calendar days thereafter or at another mutually agreed time, the Contractor shall meet with Owner (“Pencil Draw Meeting”) at Owner’s office or at any other mutually agreed location, to review the pencil copy and recommend that individual Subcontractors’ invoices be approved for payment, reduction or rejection. Based on the results of the Pencil Draw Meeting (if any), Contractor shall prepare and submit to Owner a sworn statement and Application for Payment requesting payment to the Contractor for the Contractor and all Subcontractors. If Owner’s lender or the lender’s representative requires a payout meeting, Contractor shall participate in the payout meeting or review the reviewed pencil draft and all supporting documentation. If requested, the Contractor will re-revise the Application for Payment. Contractor will then issue as many copies of the Application for Payment, sworn statement and such supporting documentation as Owner and lender may required. Furthermore, with each application for payment the Contractor shall submit evidence that all inspections necessary to issue Warranties required pursuant to the Contract Documents have been made.
§ 12.1.4 With each Application for Payment, the Contractor shall submit those items set forth in Section 9.3 of the General Conditions as well as payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.
§ 12.1.5 Each Application for Payment shall be based on the most recent Schedule of Values submitted by the Contractor and approved by Owner in accordance with the Contract Documents. The Schedule of Values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee and the General Conditions as provided for in Exhibit D shall be shown as single separate items. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Contractor’s Applications for Payment.
§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.
§ 12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:
.1	take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.8 of AIA Document A201-1997;

.2	if approved in advance by the Owner, add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or suitably stored off the site at a location agreed upon in writing;

.3	add the Contractor’s Fee less retainage of ten percent (10%). The Contractor’s Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Section 5.1.2 or, if the Contractor’s Fee is stated as a fixed sum in that Subsection, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion. Subject to the approval of Owner’s construction lender, when the Work is determined to be 50% complete, retainage shall be reduced to 5%. Any scope of Work that has been paid in full without retainage withheld shall not be included for purposes of determining whether the Work is 50% complete.

.4	subtract the aggregate of previous payments made by the Owner;

.5	subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation; and

.6	subtract amounts, if any, for which the Owner has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-1997.
§ 12.1.8 Except with the Owner’s prior approval, payments to Subcontractors and to Contractor for Work performed by its own personnel shall be subject to retainage of not less than ten percent (10%). The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.
§ 12.1.9 PAYMENTS AFTER SUBSTANTIAL COMPLETION BUT PRIOR TO FINAL PAYMENT
     After the entire Project has reached Substantial Completion as defined in Section 9.8 of the General Conditions, Contractor may submit a “Substantial Completion” application for payment. Subject to the consent of the surety, such application for payment shall allow Contractor to request payment for 100% of the contract amount, less the following amounts which shall be withheld as retention (collectively, “Punch List Retention”).
     a) 100% of the amount then estimated to be returned to Owner as “savings” under Section 5.2.1.3, if any. Architect or Owner and Contractor shall confer to discuss this good faith estimate immediately after substantial completion is achieved.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
     b) 150% of the value of uncompleted work, including punch list work, at the time of Substantial Completion as reasonably estimated by the Owner and the Architect.
     c) unsettled claims.
     Thereafter, but no earlier than 30 days subsequent to the prior application for payment, Contractor may make additional monthly “applications for payment” described in this paragraph until it is feasible to make its “Final Application for Payment” as described below.
§ 12.2 FINAL PAYMENT
§ 12.2.1 Upon Final Completion, Contractor shall request Final Payment from Owner by submitting to Owner and the Architect an Application for Payment and a final accounting for the Cost of the Work to be reviewed by Owner. Before the final Application for Payment is made by Contractor, all items of the Work shall be complete, ready to operate and in a clean condition.
§ 12.2.2 When Final Completion has occurred, except as otherwise set forth herein, Owner shall pay Contractor the balance of the Contract Sum subject to the provisions of this Article 12, including the Punch List Retention, either (i) within thirty (30) days following approval of the final Application for Payment by Owner and the Architect, or (ii) as set forth in Section 12.2.3 below. As a condition to final payment Contractor must deliver to Owner all fully executed warranties from the Contractor, subcontractors and any material/equipment warranties as provided in the Contract Documents.
§ 12.2.3 The Owner’s accountants may review and report in writing on the Contractor’s final accounting within 30 days after delivery of the final accounting to the Owner by the Contractor. Based upon such Cost of the Work as the Owner’s accountants report to be substantiated by the Contractor’s final accounting, the Owner will, within seven days after receipt of the written report of the Owner’s accountants, either approve the final Application for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the reasons for withholding payment as provided in Section 9.5.1 of the AIA Document A201-1997.
§ 12.2.4 If the Owner’s accountants report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand the Dispute Resolution Procedures set forth in the General Conditions for determination of the disputed amount. Such demand shall be made by the Contractor within 30 days after the Contractor’s receipt of a copy of the final approval of the Application for Payment; failure to demand dispute resolution within this 30-day period shall result in the substantiated amount reported by the Owner’s accountants becoming binding on the Contractor.
ARTICLE 13 TERMINATION OR SUSPENSION
§ 13.1 The Contract may be terminated by the Contractor, or by the Owner for convenience, as provided in Article 14 of AIA Document A201-1997. However, the amount to be paid to the Contractor under Section 14.1.3 of AIA Document A201 -1997 shall not exceed the amount the Contractor would be entitled to receive under Section 13.2 below.
§ 13.2 The Contract may be terminated by the Owner for cause as provided in Article 14 of AIA Document A201-1997. The amount, if any, to be paid to the Contractor under Section 14.2.4 of AIA Document A201-1997 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:
§ 13.2.1 Take the Cost of the Work incurred by the Contractor to the date of termination;

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 13.2.2 Add the Contractor’s Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.2 or, if the Contractor’s Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and
§ 13.2.3 Subtract the aggregate of previous payments made by the Owner.
§ 13.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Section 13.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 13, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.
§ 13.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Section 14.3.2 of AIA Document A201-1997 except that the term “profit” shall be understood to mean the Contractor’s Fee as described in Sections 5.1.2 of this Agreement.
ARTICLE 14 MISCELLANEOUS PROVISIONS
§ 14.1 Where reference is made in this Agreement to a provision AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.
§ 14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the Prime Rate plus 2% in effect at the beginning of each month as published in the Wall Street Journal. (Insert rate of interest agreed upon, if any.)
(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Contractor’s principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)
§ 14.3 The Owner’s representative is:

(Name, address and other information.)
Jack Stones
Vice President of Construction
14225 Corporate Way
Moreno Valley, California 92553
§ 14.4 The Contractor’s representative is:

(Name, address and other information.)
Paul Richardson, Project Manager
6865 Airport Drive
Riverside, California 92504
§ 14.5 Further Project Representatives are specified in Exhibit C. None of the Project representatives shall be changed without ten days’ written notice to the other party. However, the Owner may insist on the

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
replacement of a Project Representative. In the event of a change to any of the Project representatives for the Contractor as identified in Exhibit C, the Owner shall have the right to reject Contractor’s replacement personnel.
§ 14.6 ASSIGNMENT. The Contractor shall not assign this Agreement and/or any subcontract under this Agreement or any portion thereof or any money due or which may become due hereunder without the prior written consent of Owner. In addition to constituting a default under this Agreement, any assignment or attempted assignment made in violation of this Section will be null and void and the assignee will acquire no rights thereunder. If Owner does consent in writing to an assignment of this Agreement and/or any subcontract under this Agreement, the assignee or subcontractor will be bound to the terms of this Agreement, including specifically and without limitation the insurance provisions contained herein. If any assignment or subcontract is made in breach of this Agreement, Contractor will be liable to Owner for all damages resulting therefrom. In connection with the sale or financing of the Project, Contractor shall execute and deliver, and (if appropriate) acknowledge, any and all documents and instruments reasonably required by Owner or any purchaser or lender, including but not limited to, reasonable modifications to this Agreement, consents, estoppel certificates, and subordinating any rights, interests and claims under this Agreement, at law or otherwise, to the liens, benefits, rights and privileges of any lender. Contractor subordinates all of its lien rights that it may have or acquire under this Agreement or otherwise as to the Work or the Project to the lien and security interest securing payment of sums now or hereafter borrowed by Owner from any lender. Contractor shall execute such additional documents as may be requested from time to time by the Owner or any lender to evidence the provisions hereof.
§ 14.7 CONSTRUCTION LOAN. This Agreement is subject to the approval of Owner’s construction lender and mezzanine lender (in either case, the “Lender”) and may be collaterally assigned to Owner’s construction lender, as such construction lender may require. Owner’s Lender is currently Bank of America, N.A., whose addresses for purposes of notices are as follows:

Kim Abreu	Bertie Chawla, P.E
SVP - Commercial Real Estate	1626 E.4th Street
BANK OF AMERICA	Santa Ana, CA 92701
1 Alhambra Plaza, Penthouse	Telephone: (714) 571-0287
Coral Gables, FL 33134	Facsimile: (714) 571-0033
Facsimile: (312) 453-3838
Contractor agrees to subordinate, and shall cause all other Lienors to subordinate, their construction lien to any construction loan obtained by Owner and agrees to execute any document required by the Lender to evidence such subordination. Contractor also agrees to execute a consent in the form attached hereto as Exhibit “K” and shall also execute, and shall require its Subcontractors to execute, such agreements as the Lender may reasonably require binding Contractor to continue and complete performance under the Agreement in the case of a default by Owner under construction loan, so long as the Lender makes payment of the amounts due Contractor under the Agreement. Contractor shall fully cooperate with any construction lender and provide such information and documentation as may be reasonably required by such construction lender from time to time in connection with the loan and disbursements made thereunder. All subcontracts shall be assignable to Owner and its construction lender and may be assumed by Owner or its construction lender in the event of any termination of the Agreement, all at the option of Owner and/or its construction lender. All subcontracts shall provide that they are terminable by Owner and/or its construction lender in the event that the Agreement is terminated without additional costs beyond that actually incurred to the date of termination. Contractor hereby authorizes Owner to disclose to any financial institution, any information concerning Contractor’s financial status, Contractor’s credit rating or similar information. Contractor agrees to execute any amendment to the Agreement as may be reasonably required by Owner’s construction lender, provided that such amendment(s) shall not amend the Contract Sum or the Contract Time. Notwithstanding any requirements contained herein, Contractor reserves the

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
right to require mutually acceptable language as part of any consent documents required by the Lender. Contractor hereby approves of the language set forth in Exhibit “K” attached hereto.
§ 14.8 ENTIRE AGREEMENT. This Agreement, together with the Contract Documents which are incorporated herein by reference, constitute the entire Agreement between the parties. Neither this Agreement nor the Contract Documents may be amended or supplemented except by written instrument duly executed by both parties hereto. No estimates or bids of Contractor preceding this Agreement and no verbal Agreement or conversation with any representative of Owner, either before or after execution of this Agreement, will affect or modify any of the terms or provisions contained in this Agreement or the Contract Documents.
§ 14.9 WAIVER. No consent or waiver, express or implied, by either party to this Agreement relating to any breach or default by the other in the performance of any obligation hereunder will be deemed or construed to be a consent to or waiver of any other breach or default by such party. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default irrespective of how long such failure continues will not constitute a waiver of the rights of such party.
§ 14.10 TIME. Time is of the essence of this Agreement and each provision herein contained.
§ 14.11 WORDS AND HEADINGS. Words used herein will include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. The section headings used herein are for convenience only and will have no affect upon the construction or interpretation of any part of this document.
§ 14.12 BONDS. Owner will require Contractor to provide a performance bond or completion bond as a condition precedent to payment. Contractor shall furnish a Payment Bond and a Performance Bond in the GMP Sum, utilizing AIA Document A312, respectively for each, or as otherwise may be agreed, as attached in Exhibit “I”. The Payment and Performance Bonds shall be furnished by a surety licensed in the State of California that is satisfactory to Owner, naming the Owner and Lender (and such other parties designated by the Owner) as obligees and conditioned that the Contractor shall perform all Work required by the Contract Documents. The surety on any bonds is expressly responsible for performance of the Work, including all warranty work and completion of the Work when Contractor is terminated for cause. The Contractor will be required to either furnish Subcontractor payment and performance bonds, or enroll Subcontractors in the Subguard insurance program, at Owner’s election. The Contractor will be reimbursed by the Owner for the cost differential between the Subcontractor bond premium and the Subguard premium, if any.
§ 14.13 OTHER AGREEMENTS. Should there now or hereafter exist one or more other agreements between the parties or with any affiliated corporation or company of either concerning this or any other construction project, then a breach by Contractor under the terms of any such agreement, at the option of Owner, will be considered a breach of this Agreement and all such other agreements. In such event Owner or its affiliates may declare a default under any or all agreements so breached in accordance with their terms and may withhold money due or to become due under any such agreement and apply the same toward payment of any damages suffered.
§ 14.14 INDEPENDENT CONTRACTOR. Contractor will be an independent contractor with respect to the Work, and neither Contractor nor anyone employed by Contractor will be deemed for any purpose to be the agent, employee, servant or representative of Owner in the performance of the Work. Contractor acknowledges and agrees that Owner will have no direction on control over the means, methods, procedures or manner of the Work performed by Contractor or any of it subcontractors, or any of their employees, vendors or suppliers.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 14.15 SEVERABILITY. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void, against public policy or otherwise unenforceable for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, against public policy, or otherwise unenforceable, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby.
§ 14.16 REPRESENTATIONS AND WARRANTIES. The Contractor represents and warrants the following to Owner (in addition to any other representations and warranties contained in the Contract Documents) as a material inducement to the Owner to execute this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement, any termination of this Agreement and the final completion of the Work:
     .1 the Contractor is financially solvent, able to pay all debts as they mature and possessed of sufficient working capital to complete the Work, perform all obligations hereunder and comply with all Laws, including, without limitation, California Labor Code Section 2810;
     .2 the Contract contains a Contract Sum and a Guaranteed Maximum Price sufficient to allow the Contractor to comply with all Laws, including, without limitation, California Labor Code Section 2810;
     .3 the Contractor is able to furnish the plant, tools, materials, supplies, equipment and labor required to complete the Work and perform its obligations hereunder and has sufficient experience and competence to do so;
     .4 the Contractor is authorized to do business in the State of California and is properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over the Contractor and over the Work and the Project;
     .5 the Contractor’s execution of this Agreement and performance thereof is within the Contractor’s duly authorized powers;
     .6 the Contractor’s duly authorized representative has visited the site of the Project and is familiar with the local conditions under which the Work is to be performed and has correlated observations with the requirements of the Contract Documents;
     .7 the Contractor is a sophisticated contractor who possesses a high level of experience in construction, construction management and superintendence of projects of the size, complexity and nature of this particular Project and will perform the Work with the care, skill and diligence of such a contractor;
     .8 the Project as designed in the Contract Documents, including but not limited to the scope and means and methods requirements of the Conditions of Approval and terms of the Settlement Agreement as detailed in Exhibit G: (a) is capable of being constructed as contemplated thereby and (b) shall be constructed in conformity therewith and all governmental regulations, the Contract Documents and generally accepted industry standards, practices and principles in effect at the time of Contract execution; and
     .9 As of the date of issuance of a Certificate of Substantial Completion for the Work, that the Project as constructed:
          (a) meets and complies in all material respects with all approved plans and specifications;
          (b) does not violate in any material respect any governmental regulations;

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
          (c) contains no Hazardous Substances which are not permitted by governmental regulations;
          (d) fully meets all requirements of the Contract Documents; and
          (e) including, without limitation, materials, articles and equipment furnished by the General Contractor under this Contract, will be free of deficiencies and defects for the period set forth in Section 3.5 of the General Conditions or as otherwise specified in the Contract Documents.
§ 14.17 COUNTERPARTS. For the convenience of the parties to the Contract Documents, this Agreement may be executed in several original counterparts, each of which shall together constitute but one and the same Agreement.
§ 14.18 NEUTRAL INTERPRETATION. This Agreement is deemed to be jointly prepared by all the parties hereto and shall not be construed against any particular party. Rather, this Agreement shall be construed as if it were jointly prepared by all the parties.
§ 14.19 EXHIBITS AND ADDENDA. All exhibits, riders or addenda attached hereto are incorporated herein by reference.
§ 14.20 CONFIDENTIALITY. Contractor agrees that it will not: (i) without the prior written approval of the Owner, publicize the fact that the Owner has entered into this Contract; (ii) disclose, confirm or deny any details of the Contract Documents. Contractor agrees that it will not use Owner’s name in connection with Contractor’s publicity with respect to the Project without the prior review and written approval in each instance by the Owner. Contractor shall also insert the terms of this provision in all contracts, subcontracts and/or agreements executed in connection with the services to be performed under the Contract Documents and require that its Subcontractors do the same. Contractor agrees to comply with these obligations except as required by law or as reasonably necessary to conduct a Contractor’s business with auditors, insurers, parent companies, holding companies, financial institutions, regulatory agencies, taxing authorities and administrative bodies.
ARTICLE 15 ENUMERATION OF CONTRACT DOCUMENTS
§ 15.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows: See below
§ 15.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A111-1997.
§ 15.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.
§ 15.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual and are as follows: See Exhibit “E”

Document	Title	Pages

§ 15.1.4 The Specifications are those contained in the Project Manual dated as in Section 15.1.3, and are as follows:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)
Exhibit “E” Drawing Log, Project Manuals & Reports

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
§ 15.1.5 The Drawings are as follows, and are dated            unless a different date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)
Exhibit “E” Drawing Log, Project Manuals & Reports
§ 15.1.6 The Addenda, if any, are as follows:
Addendum “A” to the General Conditions — Insurance Provisions
Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 15.
§ 15.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents, such as a list of alternates that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)
Addendum “A” — Insurance requirements
Exhibit “B” — Construction Schedule
Exhibit “C” — Project Team
Exhibit “D” — Schedule of Values
Exhibit “E” — Drawing Log, Project Manuals & reports
Exhibit “F” — Qualifications
Exhibit “G” — Matrix from Conditions of Approval and Settlement Agreement
Exhibit “H” — Conditions of Approval from City of Moreno Valley and January 7, 2010 Settlement Agreement with the Sierra Club
Exhibit “I” — Payment and Performance Bonds
Exhibit “J” — Extended Warranties”
Exhibit “K” — Form of Contractor’s Consent
Exhibit “L” — Form of Progress Report
Exhibit “M” — Form of Subcontractor/Vendor Subcontract
Exhibit “N” — Purchase Order Log
Exhibit “O” — Form of Job Cost Report or Commitment to Estimate Variance Report
Exhibit “P — Form of Payment Application
Exhibit “Q” — Proof of Financing Requirement
ARTICLE 16 INSURANCE AND BONDS
(List required limits of liability for insurance and bonds. AIA Document A201-1997 gives other specific requirements for insurance and bonds.)
See Addendum “A” to the General Conditions

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
 Trade: GENERAL CONTRACTOR
This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.
CONTRACTORS ARE REQUIRED BY LAW TO BE LICENSED AND REGULATED BY THE CONTRACTORS’ STATE LICENSE BOARD WHICH HAS JURISDICTION TO INVESTIGATE COMPLAINTS AGAINST CONTRACTORS IF A COMPLAINT REGARDING A PATENT ACT OR OMISSION IS FILED WITHIN FOUR YEARS OF THE DATE OF THE ALLEGED VIOLATION. A COMPLAINT REGARDING A LATENT ACT OR OMISSION PERTAINING TO STRUCTURAL DEFECTS MUST BE FILED WITHIN 10 YEARS OF THE DATE OF THE ALLEGED VIOLATION. ANY QUESTIONS CONCERNING A CONTRACTOR MAY BE REFERRED TO THE REGISTRAR, CONTRACTORS’ STATE LICENSE BOARD P.O. BOX 26000, SACRAMENTO, CALIFORNIA 95826. Contractor’s California contractor’s license number is 703175.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR

HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company		J.D. Diffenbaugh, Inc.

By: HF Logistics-SKX, LLC, a Delaware limited liability company, its sole member

By: HF Logistics I, LLC, a Delaware limited liability company, its managing member

By:	/s/ Iddo Benzeevi
	Iddo Benzeevi, President and	By:	/s/ Joel Alexander

	Chief Executive Officer		Joel Alexander, Vice President / CFO

Date:	4/23/2010	Date:	4/23/2010

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
ADDENDUM “A”
     This Addendum (“Addendum”) is attached to and incorporated in that certain Standard Form of Agreement Between Owner and Contractor (“Agreement”) between HF Logistics SKX T1 , a California Limited Liability Company (“Owner”) and J. D. Diffenbaugh, Inc. (“Contractor”). In the event of any conflict, inconsistency or ambiguity between the terms and provisions of this Addendum and those of the Agreement, this Addendum shall govern. Where any article, paragraph or subparagraph of the Agreement is modified or deleted by this Addendum, the unaltered provisions of that article, paragraph or subparagraph shall remain in effect. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement. The terms and provisions of the Agreement are hereby modified as set forth below.
     1.1 General Contractor shall obtain and maintain, and Contractor shall require and ensure that each of its subcontractors agree to obtain and maintain, the insurance coverage specified in this Addendum (“Required Insurance”), in a form and from insurance companies reasonably acceptable to Owner. Such insurance shall cover all portions of the Work whether performed by Contractor or subcontractors at the Project site or any other location that may be away from the Project site. The coverage set forth herein are the minimum requirements Contractor must satisfy and will not relieve Contractor of any liability for loss or damage not covered by, or in excess of the coverage limits for, the insurance policies required hereunder. The Required Insurance shall cover Contractor, its authorized representatives, employees, agents and any other person performing any work under any contract or agreement with Contractor. If Contractor fails to procure, maintain or pay for the Required Insurance, Owner shall have the right (but not the obligation) to secure the same in the name of and for the account of Contractor, in which event, Contractor shall pay the cost thereof and shall furnish upon demand, all information that may be required to procure such insurance. The insurance requirements set forth herein shall in no way limit Contractor’s liability arising out of the Work or related activities. The inclusions, coverage and limits set forth herein are minimum inclusions, coverage and limits. Nothing contained herein shall be construed as limiting the type, quality or quantity of insurance coverage that Contractor should maintain. Contractor shall be responsible for determining appropriate inclusions, coverage and limits which may be in excess of the minimum requirements set forth herein. Owner may require Contractor to obtain and maintain such other insurance as Owner deems reasonably necessary so long as Owner agrees to pay the additional premiums therefor pursuant to a Change Order.
     Contractor shall ensure that the Owner and such other parties designated by Owner, including but not limited to the Owner’s Lender, are named as additional insured on the Comprehensive General Liability and Excess Liability Policies. Contractor shall ensure that each of its subcontractors agree to name the Owner and such other parties designated by Owner, including but not limited to the Owner’s Lender, as additional insured on any General Liability policies. All policies of Contractor and its subcontractors shall contain an endorsement whereby the insurance carriers agree that its insurance is primary and not contributory with or in excess of any coverage which the Owner has purchased. The Contractor shall be responsible for all deductibles under the Contractor’s insurance policies.
     The Contractor shall secure, pay for, and maintain whatever insurance they may deem necessary for protection against loss of owned or rented capital equipment and tools, including any tools owned by mechanics, any tools, equipment, stagings, towers and forms owned or rented by their subcontractors or agents under this Contract. Failure of the Contractor to secure such insurance to maintain adequate levels of coverage shall not obligate the Owner or their agents and employees for any losses of owned or rented equipment. If the Contractor secures such insurance, the insurance policy shall include a waiver of subrogation as follows: “it is agreed that in no event shall this insurance company have any right of recovery against the Owner.”
     All insurance policies shall be obtained by the Contractor and shall be agreed upon by the Owner prior to the commencement of the Work. During the term of this Contract, the Contractor must promptly produce on demand of Owner evidence of the required insurance coverage (including providing a complete copy of the insurance policy) and payment of premiums thereon unless Owner assumes responsibility for payment of such premium. If not so produced, the Owner shall have the immediate right to procure the required insurance on behalf of the Contractor, and to charge and deduct the cost thereof from the Contract Sum, but the Owner shall not be under any obligation to do so. Contractor’s failure to maintain the insurance required by this Section shall be grounds for the termination of this Contract, and Contractor shall be liable for all losses, damages, costs and expenses of every nature and kind associated with the failure to maintain the required insurance.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
     Contractor shall notify Owner as soon as is reasonably possible after the occurrence of any accidents, incidents or events which could give rise to a claim arising from the performance of services by Contractor under this Agreement. Contractor must submit all claims in a timely manner to all carriers that may respond and pay such claims so as to avoid any chance of loss of coverage. Contractor must produce evidence of each and every notice, and the failure to timely provide the required notices shall constitute a material breach of contract and shall be a basis for non-payment of any application for payment and final payment.
     Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. The Owner’s Lender shall be the certificate holder. These certificates and the insurance policies required shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor’s information and belief.
     1.2 Policies/Endorsements Prior to the date on which Contractor or any subcontractors commences performance of its part of the Work (including, without limitation, bringing any equipment or personnel onto the Project site), Contractor shall provide Owner with certified copies of all Required Insurance policies maintained by Contractor and all subcontractors or, if requested by Contractor or Owner in writing, certificates of insurance together with all required endorsements, including endorsements naming Contractor and Owner (and such other parties designated by Owner, including but not limited to the Owner’s Lender) as additional insureds. The Required Insurance shall not contain any exclusionary language or limitations that are applicable to any additional insureds that are not applicable to the named insured. As and when Contractor may direct, copies of the actual insurance policies, renewals or replacements thereof shall be submitted to Contractor. Contractor and any subcontractor shall not commence the Work until true copies of policies or certificates evidencing such Required Insurance together with the required endorsements have been submitted to and are approved by Contractor and Owner, which certificates must comply with the following requirements: (1) the Required Insurance coverage and limits shall be for the amounts as set forth in Section 1.4 below; (2) all Required Insurance policies shall be carried with companies lawfully authorized to do business in California with a “Best” rating of “A-IX” or better; (3) the certificates of insurance shall contain an endorsement that coverage afforded under the policies will not be canceled, non-renewed, or materially altered until at least thirty (30) calendar days after written notice has been given to Contractor and Owner, or ten (10) calendar days after written notice has been given to Contractor and Owner if due to non-payment of premium; (4) the Required Insurance shall be “Occurrence” insurance and not “Claims Made” or “Modified Claims Made” with the exception of insurance required under 1.4.4 and 1.4.6; (5) the Required Insurance shall be primary to any insurance held by Owner or Contractor; (6) the project/job description and/or description of operations on all certificates, endorsements and other insurance documentation shall read “All Operations”; and (7) the certificate for Contractor’s and any subcontractor’s commercial general liability insurance shall include a “per project, per location” endorsement.
     1.3 Cancellation/Non-Renewal/Material Alteration Upon receipt of any notice of such insurance carrier’s cancellation, non-renewal or material alteration, Contractor shall within ten (10) calendar days procure other policies of insurance (or make payment of premium if that was the reason for such notice), similar in all respects to the policy or policies about to expire, be canceled or materially altered. If Contractor fails to procure and deliver acceptable policies of insurance in accordance with the terms hereof, Owner may, at its option, obtain such insurance at the cost and expense of Contractor and so notify Contractor.
     1.4 Required Insurance The insurance required under this Section shall include the following coverage and limits, or such greater coverage or larger limits as may be required by all applicable laws, in the following categories, and amounts and detail:
          1.4.1 Commercial General Liability. Commercial General Liability insurance covering all operations by or on behalf of Contractor and any subcontractor providing insurance for bodily injury liability and property damage liability for the limits of liability indicated below and including coverage for:
               (a) $2,000,000 each occurrence limit, $1,000,000 personal and advertising injury limit, $2,000,000 products-complete operations aggregate limit, and $2,000,000 general aggregate limit or equivalent approved by Contractor, or current limit carried, whichever is greater;
               (b) ISO or comparable Occurrence Form (Occurrence Form #CG0001-1093 or equivalent) (Modified Occurrence and Claims Made form are not acceptable; if Modified Occurrence or Claims Made

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
coverage is submitted, Owner shall have the right to cancel any Agreement or stop work and withhold payment to Contractor until proof of Occurrence Form coverage is received);
               (c) Bodily injury liability (A, B and C with employee exclusion and contractual exclusions removed), broad form property damage coverage, products liability/completed operations coverage, premises operations (which Contractor shall maintain for a period of at least ten (10) years after completion of the Project and acceptance of the Work), incidental malpractice, liquor legal liability, blanket contractual liability insuring the obligations assumed by Contractor under this Agreement, including all indemnification obligations, personal and advertising injury, independent contractor’s liability, mobile equipment, owners and contractors protective liability, damage from explosion, collapse and underground hazards [i.e., “XCU” exclusion deleted), and cross-liability and severability of interest clauses;
               (d) Endorsement ISO-Form B #CG2010-1185 or its equivalent at no expense to Owner naming Owner and their officers, directors, partners, members and employees, as additional insureds;
               (e) A provision that such insurance afforded by the policy for the benefit of the additional insureds shall be primary insurance but only as respects any claims, losses, or liabilities relating to or arising out of the operations of the named insureds, and any insurance maintained by the additional insureds shall be non-contributing;
               (f) An endorsement affording thirty (30) calendar days prior written notice to Contractor by certified mail in the event of cancellation, non-renewal, material change and/or reduction in policy limits. The reference to “endeavor to” and “but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives” in the cancellation notification portion of the certificate and/or endorsement must be deleted. To the full extent permitted by law, any provision on the face of any certificate of insurance provided by Contractor that states anything to the effect that the certificate of insurance does not confer rights to insurance upon Contractor or Owner is hereby deemed deleted from such certificate of insurance;
               (g) A deductible or self-insured retention of not more than $5,000 per occurrence or accident (unless approved in writing by Contractor) and no deductible or self-insured retention as to any additional insureds;
               (h) With respect to Contractor performing trenching activities over five (5) feet in depth or grading operations of any manner, no exclusionary language or limitations relating to soils subsidence or earth movement of any kind regardless of cause;
               (i) A provision that defense costs are paid in addition to and do not deplete any policy limits;
               (j) Waiver of subrogation endorsement in favor of Contractor and Owner;
               (k) If insurable by law, no exclusionary language or limitations relating to punitive or exemplary damages, fines or penalties; and
               (l) No exclusionary language or limits relating to the scope of coverage for liability arising from pollution, mold or fungus, or arising from the use of EIFS, DEIFS or similar products. This insurance requirement is applicable to Contractor only.
          1.4.2 Workers’ Compensation and Employer’s Liability Insurance. Workers’ Compensation and Employer’s Liability Insurance for all of Contractor’s employees and subcontractors (if applicable to any subcontractors), at the Project Site as follows: Workers’ Compensation shall be in the amount of statutory limits and Employer’s Liability insurance shall be in an amount not less than $1,000,000 each accident for bodily injury, $1,000,000 policy limit for bodily injury by disease, and $1,000,000 for each employee for bodily injury by disease. Coverage must include a waiver of subrogation endorsement in favor of the Indemnitees and any Other Contractors. Contractor shall require similar written express waivers and insurance clauses from each of its subcontractors.
          1.4.3 Automobile Liability Insurance. Automobile Liability Insurance (Bodily Injury and Property Damage Liability) including coverage for owned, hired and non-owned automobiles, the limits of liability shall not be less than $1,000,000 Combined Single Limit each accident for Bodily Injury and Property Damage combined.

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
          1.4.4 Pollution and Hazardous Materials Liability Insurance. Should the Work of Contractor and/or any of its subcontractors and/or suppliers involve the type of work or risk exposure covered in the any of the sub-subparagraphs below under this subparagraph (1.4.4), Contractor must obtain a pollution liability insurance policy naming Owner as an additional insured with limits in amounts not less than those set forth below:
               (a) If Contractor’s Work includes the remediation of hazardous materials, it must obtain a pollution liability insurance policy with limits not less than $2,000,000 per occurrence and $5,000,000 aggregate for Bodily Injury, Personal Injury and Property Damage;
               (b) If Contractor’s Work creates exposure to hazardous materials, it must obtain a pollution liability insurance policy with limits not less than $2,000,000 per occurrence and $5,000,000 aggregate for Bodily Injury, Personal Injury and Property Damage;
               Regardless of whether Contractor’s Work is covered under subparagraph (a) or (b), above, if Contractor’s Work includes the hauling of hazardous materials or pollutants (including waste), its pollution liability insurance policy must extend pollution coverage to the transportation of hazardous materials or pollutants. Contractor will attach any endorsements required by law, such as the MCS-90 endorsement required by the Motor Carrier Act of 1980, if applicable.
               The term “hazardous materials,” as used herein, shall have the same definition as in federal and California law.
               Owner shall, in its sole discretion, determine whether Contractor’s Work triggers the above requirements for a pollution liability insurance policy.
     1.4.5 Equipment Coverage. “All Risks” Contractor’s Equipment coverage in an amount equal to the full replacement cost of all property owned, leased or rented construction tools machinery and equipment, including scaffolding and temporary buildings used by Contractor and its subcontractors in the performance of the Work as well as real and personal property which becomes a final part of the Project, while it is in transit or is stored off site or is worked upon away from the Project Site until such materials and supplies are delivered to the Project Site and incorporated into the Work. All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed. Such policy shall be endorsed waiving rights of subrogation against Contractor, Owner and all other subcontractors engaged in the construction operations at the Project.
     1.4.6 Professional Liability Insurance. This insurance requirement is applicable to Contractor and any of its subcontractors or subconsultants engaged in design services only. To the extent applicable to the Work to be provided by Contractor under the Agreement, Contractor shall also, at its sole expense, procure and maintain during the course of its performance of the Agreement, and for the time periods set forth herein, “Professional Liability Insurance” covering the professional services to be provided by Contractor under the Agreement. The limits of liability shall be not less than $3,000,000. Such Professional Liability Insurance shall be maintained during the term of the Agreement and, to the extent available on commercially reasonable terms, for a period of at least ten (10) years after final completion of the Project and acceptance of the Work.
     1.4.7 Umbrella or Excess Liability Coverage. This insurance requirement is applicable to Contractor only. Contractor shall maintain umbrella or excess liability insurance on a follow form basis in an amount not less than $25,000,000, on an occurrence basis, that applies excess of required commercial general liability, automobile liability, workers’ compensation, and employer’s liability policies. These limits shall be in addition to and not including those stated for underlying commercial general liability, automobile liability, workers’ compensation and employer’s liability, pollution liability, and professional liability insurance. Such policies shall name Owner as an additional insured with respect to all work performed by or for Contractor.
     1.4.8 Subguard Insurance. If approved in writing in advance by the Owner, instead of requiring Subcontractors to provide payment and performance bonds, the Contractor may provide a Subcontractor Default Insurance (“Subguard”) policy to cover its Subcontractors’ Work and performance on this Project in an amount not less than $15,000,000 each loss limit and $30,000,000 aggregate limit. The Contractor shall provide a “Financial Interest Endorsement.” Such endorsement shall provide that the Subguard policy is assignable only in the event of the insolvency of the Contractor. This Endorsement shall become part of the Subguard policy. If a Subcontractor is not eligible to be covered under the Subguard policy, such Subcontractor shall provide 100% performance and payment bonds to the extent required by the Contract. The Contractor warrants and represents that no Subcontractor used to perform any part of the Work will be omitted or excluded from coverage under the

Contract #: MHOO-121-226-A
Project: HIGHLAND CORPORATE PARK
SKECHERS DISTRIBUTION CENTER
Trade: GENERAL CONTRACTOR
Subguard policy (except as noted above) and that the Subguard policy shall apply to all claims related to default by such Subcontractors except as excluded by Exclusions F (nuclear radiation), G (war), and H (terrorism) thereof. The existence of the Subguard policy does not limit the liability of the Contractor under the Contract Documents. The Contractor shall give the Owner notice of any default by a Subcontractor covered by the Subguard policy, and the Contractor shall keep the Owner fully apprised of the amount and status of any claims made under the Subguard policy that may diminish the limits available to this Project. Premiums associated with the Subguard policy are included in the Contract Sum and any additional premium shall not be paid as a Cost of the Work, unless such additional premium amount is a direct result of a Change Order or Construction Change Directive for which the Owner is responsible under the Contract Documents.
     1.5 Subrogation The Owner and Contractor waive all rights against each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, for damages caused by fire or other causes of loss to the extent recovered from property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. Contractor shall also require that all insurance policies related to the Work secured by its subcontractors to include similar express waivers and insurance clauses providing that each insurance underwriter shall waive all of its rights of recovery by subrogation, or otherwise, against Owner and such other parties. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

EXHIBIT B
J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 12nd Quarter l 3rd Quartex ,, 14th Quarter 1 st Quartex ,, l2nd Qu art Mar | Apr | May T Jun Jul I Aug I Sep I Oct I Nov | Dec I Jan I Feb I Mar 1 Apr 1 CLIENTS KEY OBJECTIVE MILESTONES 4/19 “ “ i “ i “i “ 3/21 2 Start Grading Operations 4 4/19 3 Certify Center 1/3rd Building Pad * 5/21 4 Start Mezzanine / Racking Vendor + 9/21 5 Shell Completion + 3/21 6 OVERALL CONSTRUCTION 4/5 ™ « ™ ™ ™ ™™ 3/18 7 PRE CONSTRUCTION COORDINATION and MOBILIZATION 4/5 '' mam m m f 7/14 8 Contract Award and Negotiations 4/5 ? 4/9 9 Contract Fully Executed 4 4/9 10 Evidence of Financing in Place + 4/9 11 Subcontract Negotiations and Release to Secure Materials 4/12 | j 4/23 12 Release Subs to Secure Materials 4 4/23 13 MATERIAL ACQUISITION 4/19 > 7/14 “14"~ Finalize Material Orders 4/28 fj 5/4 15 Reinforcing Steel 5/5 J 6/21 16 Foundations 5/5 II 5/25 17 Panels 5/5 | n 6/21 “~~T8~"~ Structural Steel 4/19 7/1 19 Anchor Bolts and Templates 5/5 | | 5/25 20 Mill Order Beams and Columns in Local Warehouse ? 4/19 21 Shop Fabrication 5/6 I ¦ 1 7/1 22 Panelized Roof 5/5 7/14 23 Joists and Girders 5/5 I | I I I I I I I I I I I I I I 1 7/14 24 Plywood and Dimensional Lumber 5/5 n | I I || I I M I I M I l( 7/14 25 Permit Acquisition 4/5 w 4/9 26 Grading and Utility Permits Acquired ? 4/5 27 Building and All Remaining Permits Acquired :? 4/5 28 Construction Issue Drawings Acquired ? 4/9 29 Mobilization 4/9 < 4/19 30 Notice to Proceed ? 4/9 31 Mobilization (Based on Critical Path Material Acquisitions) 4/12 gj 4/16 32 All Diffenbaugh Requirements for Project Start In Place ? 4/9 33 Contract Commencement Milestone ? 4/19 34 VENDOR REQUIRED WORK ? 5/24 35 Conveyor Mezzanine Footings Installation ? 5/24 36 ROUGH GRADING (Site Package Element) 4/12 7/26 37~” Schedule and Conduct Pre Grade Meeting 4/12 g 4/14 3(3 Mobilize Equipment 4/14 ? 4/19 39 Coordinate Water Sources 4/14 0 4/16 40 Building Pad 4/19 ¦¦ ¦ 7/21 ~“4~i Develop Building Pad Area 33 thru 17 4/19 | | 5/19 42” Develop Building Pad Area 49 thru 33 5/19 lir:/ ; ; i| 6/22

j J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 12nd Quarter 3rd Quarter 14th Quarter IslQyarter |j>nd Quart Mar I Apr I May I Jun T Jul 1 Aug 1 Sep I Oct | Nov \ Dec 1 Jan | Feb I Mar \ Apr T~~ 43 Develop Building Pad Area 17 thru 1 6/22 | | 7/21 44 Progressive Pad Certifications 5/19 “ “ “ 7/26 45 Pad Certification Area 33 thru 17 5/19 g 5/24 46 Pad Certification Area 49 thru 33 6/22 g 6/25 47 Pad Certification Area 17 thru 1 7/21 ? 7/26 48 WEATHER DELAY ALLOCATIONS 4/26 “ “ 11/29 ~~49 Allocation 1st Qtr Schedule 2 Days + 4/26 50 Allocation 2nd Qtr Schedule 3 Days + 6/1 51 Allocations 3rd Qtr Schedule 2 Days * 8/31 ~52 Allocation 4th Qtr Schedule 3 Days ? 11/29 ~~53~~ GENERAL CONSTRUCTION 5/24 “ 3/18 ~54~~ BELOW GRADE UTILITIES 5/24 mhb 8/12 55 Plumbing and Other Area 33 thru 17 5/24* 6/14 56~ Column Line 33 to 29 (149,413 sf) 5/24 FFR 6/4 57 Column Line 29 to 25 (149,360 sf) 5/28 033 6/8 58 Column Line 25 to 21 (149,360 sf) 6/7 fl 6/10 59 Column Line 21 to 17 (149,413 sf) 6/9 g 6/14 60~~ Plumbing and Other Area 49 thru 33 6/25* 7/15 61 Column Line 49 to 45 (150,159 sf) 6/25 ? 7/7 ~~62~~ Column Line 45 to 41 (149,360 sf) 7/6 | 7/9 63 Column Line 41 to 37 (149,360 sf) 7/8 Q 7/13 64 Column Line 37 to 33 (149,413 sf) 7/12 | 7/15 65 Plumbing and Other Area 17 thru 1 7/26 * 8/12 66 Column Line 17 to 13 (149,413 sf) 7/26 Q 7/29 67 Column Line 13 to 9 (149,360 sf) 7/28 fj 8/2 68 Column Line 9 to 5 (149,360 sf) 7/30 Q 8/4 69 Column Line 5 to 1 (153,425 sf) 8/3 ? 8/12 ~70 BUILDING CONCRETE 5/24 * “ 10/5 71 Building Concrete Area 33 thru 17 5/24 7/26 72 Interior Foundations 5/24 * 6/11 73 Column Line 33 to 29 (149,413 sf) 5/24 ** 5/28 74 Verify Line and Grade 5/24 | 5/25 75 Layout and Excavation 5/24 g 5/26 76 Receive, Inventory and Store Anchor Bolt A ? 5/25 77 Install Rebar 5/25 ] 5/26 78 Install Bolts and Embeds 5/26 | 5/26 79 Place Foundations 5/27 | 5/27 8() Strip Forms and Clean Embeds 5/28 J 5/28 ~~81 Column Line 29 to 25 (149,360 sf) 5/27 6/7 82” Layout and Excavation 5/27 0 5/28 83 Receive, Inventory and Store Anchor Bolt A ? 5/27 84 Install Rebar 5/28 j 5/28

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 14th Quarter 1st Quarter 2nd Quart Mar I Apr I May [ Jun I Jul I Aug “TSep I Oct I Nov | Dec 1 Jan I Feb | Mar | Apr I 85 install Bob and “Embeds 5728 ] 5/28 ~86 Place Foundations 6/4 [ 6/4 87 Strip Forms and Clean Embeds 6/7 j 6/7 ~jT8~ Column Line 25 to 21 (149,360 sf) 6/4 WW 6/9 89 Layout and Excavation 6/4 fj 6/7 90 Receive, Inventory and Store Anchor Bolt A + 6/4 “~9~i Install Rebar 6/7 | 6/7 92 Install Bolts and Embeds 6/7 | 6/7 93 Place Foundations 6/8 | 6/8 94 Strip Forms and Clean Embeds 6/9 | 6/9 95 Column Line 21 to 17 (149,413 sf) 6/8 W 6/11 96 Layout and Excavation 6/8 q 6/9 97 Receive, Inventory and Store Anchor Bolt A + 6/8 98 Install Rebar 6/9 | 6/9 99 Install Bolts and Embeds 6/9 | 6/9 100~~ Place Foundations 6/10 | 6/10 ~loi Strip Forms and Clean Embeds 6/11 | 6/11 102 Interior and Perimeter / Panel Foundations 6/10 7/13 103 Column Line 33 to 29 (149,413 sf) 6/10 6/30 T04~ Layout and Excavate 6/10 rj 6/15 105 Receive, Inventory and Store Anchor Bolt A ? 6/10 106 Install Rebar 6/11 gg 6/16 “TOT ‘ Install Bolts and Embeds 6/16 fl 6/17 108 ~ Place Foundations 6/18 g 6/22 ~To~9~ Strip Forms and Clean Embeds 6/21 g 6/22 110 Install Erection Pads 6/21 | 6/23 111 Cure Time Prior to Loading 6/24 rjg 6/30 112 Column Line 29 to 25 (149,360 sf) 6/16 7/6 113 Layout and Excavate 6/16 g 6/17 114 Receive, Inventory and Store Anchor Bolt A ? 6/16 115 Install Rebar 6/17 ] 6/18 116 Install Bolts and Embeds 6/18 I 6/18 “117 Place Foundations 6/23 g 6/24 118 “ Strip Forms and Clean Embeds 6/25 | 6/25 ~W~ Install Erection Pads 6/25 | 6/28 120 Cure Time Prior to Loading 6/29 rg 7/6 121 Column Line 25 to 21 (149,360 sf) 6/18 7/8 122 Layout and Excavate 6/18 g 6/21 123 Receive, Inventory and Store Anchor Bolt A ? 6/18 124 Install Rebar 6/21 g 6/22 125 Install Bolts and Embeds 6/22 | 6/22 126 Place Foundations 6/25 ffl 6/28

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 4thQuarte 1st Quarter 2nd Quart Mar I Apr | May |~ Jun Jul | Aug~ 1 Sep \ Oct I Nov I Dec 1 Jan I Feb T Mar | Apr 127 Strip Forms and Clean Embeds 6/29 [ 6/29 128~ Install Erection Pads 6/29 | 6/30 ~129 ~ Cure Time Prior to Loading 7/1 gg 7/8 130 Column Line 25 to 21 (149,360 sf) 6/22 7/13 131 Layout and Excavate 6/22 g 6/25 132 Receive, Inventory and Store Anchor Bolt A + 6/22 133 Install Rebar 6/23 R3 6/28 134 Install Bolts and Embeds 6/28 0 6/29 13ET Place Foundations 6/30 [ 7/2 136 Strip Forms and Clean Embeds 7/1 g 7/2 137 install Erection Pads 7/1 Q 7/6 138 Cure Time Prior to Loading 7/7 g 7/13 139 Slab on Grade 6/7 7/13 140 Confirm Backfills Approved ? 6/7 141 Panel Casting Slab Area #1 (+/• 65,000 sf) 6/8 6/18 142~~ Fine Grade and Prep 6/8 Q 6/9 143 Install Edge Form 6/9 | 6/9 144 Place Reinforcing Steel / Dowels 6/9 0 6/10 145” Place and Finish Slab 6/10 fj 6/11 146 Wet Cure 6/14 a 6/18 147~” Panel Casting Slab Area #2 (+/ 65,000 sf) 6/10 6/22 148~~ Fine Grade and Prep 6/10 | 6/11 149 Install Edge Form 6/11 | 6/11 150” Place Reinforcing Steel / Dowels 6/11 Q 6/14 151 Place and Finish Slab 6/14 | 6/15 152 Wet Cure 6/16 0 6/22 T53~~ Panel Casting Slab Area #3 (+/ 65,000 sf) 6/14 6/24 ~~154 Fine Grade and Prep 6/14 0 6/15 155 Install Edge Form 6/15 [ 6/15 156 Place Reinforcing Steel / Dowels 6/15 rj 6/16 157 Place and Finish Slab 6/16 0 6/17 158 Wet Cure 6/18 Q] 6/24 “T59 Panel Casting Slab Area #4 (+/ 65,000 sf) 6/16 6/28 ~1&T~ Fine Grade and Prep 6/16 | 6/17 161 Install Edge Form 6/17 | 6/17 “T61T” Place Reinforcing Steel / Dowels 6/17 0 6/18 163 Place and Finish Slab 6/18 | 6/21 164 Wet Cure 6/22 g 6/28 165 Panel Casting Slab Area #5 (+/ 65,000 sf) 6/18 * 6/30 ~T66~~ Fine Grade and Prep 6/18 ? 6/21 167 Install Edge Form 6/21 | 6/21 ‘ 168"~ Place Reinforcing Steel / Dowels 6/21 p 6/22

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 4 h Qua rteL 1st Qyarter 2nd Quart Mar I Apr I May I Jun \ Jul 1 Aug | Sep 1 Oct I Nov I Dec I Jan I Feb I Mar [Apr I 169 Place and Finish Sab 6/22 0 6/23 170 Wet Cure 6/24 ? 6/30 171 Panel Casting Slab Area #6 (+/ 65,000 sf) 6/22 W 7/2 ~72 Fine Grade and Prep 6/22 J 6/23 173 Install Edge Form 6/23 ] 6/23 174 Place Reinforcing Steel / Dowels 6/23 Q 6/24 175 Place and Finish Slab 6/24 B 6/25 176 Wet Cure 6/28 rj 7/2 “~T77~ Interior Slab Area #7 (+/ 65,000 sf) 6/24 7/7 178 Fine Grade and Prep 6/24 g 6/25 ~T79~~ Install Edge Form 6/25 | 6/25 ~T80~ Place and Finish Slab 6/28 fl 6/29 181 Wet Cure 6/30 pj 7/7 182 Interior Slab Area #8 (+/ 65,000 sf) 6/28 7/9 183 Fine Grade and Prep 6/28 0 6/29 184 Install Edge Form 6/29 [ 6/29 185 Place and Finish Slab 6/30 [] 7/1 186 Wet Cure 7/2 m 7/9 187 Interior Slab Area #9 (+/ 65,000 sf) 6/30 7/13 ~188 Fine Grade and Prep 6/30 I 7/1 189 Install Edge Form 7/1 | 7/1 ~T9(T~ Place and Finish Slab 7/2 g 7/6 ~l9T~ Wet Cure 7/7 E 7/13 192 Panels 6/21 7/26 193 Panels and Reinforcing Steel 6/21 Mm ji 7/19 194 Panels #74 thru #50 (Group #1 25 Panels 6/21 7/8 195 Layout and Snap Lines 6/21 I 6/21 196 Form Panels and Apply Bond Breaker 6/21 j 6/23 197 ~ Install Down Side Embeds 6/21 | 6/23 “T98™ Install Panel Reinforcing Steel 6/22 g 6/24 199 Install Lift Steel 6/23 Q 6/24 ~200 Install Upside Panel Embeds 6/22 § 6/25 201 Install Other Embedded Systems 6/22 | 6/25 202 Ring Panel / Panel Check 6/25 | 6/28 203 Place and Finish Panel 6/29 0 6/30 204 Cure Time Prior to Lift 7/1 ? 7/8 205 Strip Formwork and Clean 7/7 | 7/8 206 Install Panel Braces 7/6 g 7/8 207 Panels #49 #39 and #296 #309 (Group 6/23 7/12 208 Layout and Snap Lines 6/23 1 6/23 ~209~~ Form Panels and Apply Bond Breaker 6/23 g 6/25 210 Install Down Side Embeds 6/23 g 6/25

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter J 3rd Quarter 14th Quarter 1 st Quarter 12nd Quart Mar Apr | May | Jun I jTjl | Aug T Sep | Oct I Nov I Dec~] Jan f Feb I Mar I Apr | 211 Install Panel Reinforcing Steel 6/24 “ 6/28 212 Install Lift Steel 6/25 Q 6/28 ~2~T~ Install Upside Panel Embeds 6/24 ? 6/29 214 Install Other Embedded Systems 6/24 fg 6/29 215 Ring Panel / Panel Check 6/29 | 6/30 216” Place and Finish Panel 7/1 0 7/2 217 Cure Time Prior to Lift 7/6 EB 7/12 218 Strip Formwork and Clean 7/9 p 7/12 219 Install Panel Braces 7/8 [Fj 7/12 ~22CT” Panels #286 #295 and #320 #334 (Grou| 6/29 * * 7/15 221 Layout and Snap Lines 6/29 | 6/29 222 Form Panels and Apply Bond Breaker 6/29 g 7/1 223 Install Down Side Embeds 6/29 g 7/1 224 Install Panel Reinforcing Steel 6/29 fj 7/1 ~225~~” Install Lift Steel 6/30 Q 7/1 226 Install Upside Panel Embeds 6/29 Q 7/2 227 Install Other Embedded Systems 6/29 Q 7/2 “~228~” Ring Panel / Panel Check 7/2 ? 7/6 ~~22~9™ Place and Finish Panel 7/7 0 7/8 “230™” Cure Time Prior to Lift 7/9 ? 7/15 231 Strip Formwork and Clean 7/14 fj 7/15 232 Install Panel Braces 7/13 | 7/15 233 Panels #198 #212 and #310 #319 (Grou| 7/1 m 7/16 ~~234~ Layout and Snap Lines 7/1 | 7/1 235 Form Panels and Apply Bond Breaker 7/1 ? 7/6 236 Install Down Side Embeds 7/1 ? 7/6 237 Install Panel Reinforcing Steel 7/1 ? 7/6 238 Install Lift Steel 7/2 g 7/6 239 Install Upside Panel Embeds 7/1 [Jj 7/7 240 Install Other Embedded Systems 7/1 ? 7/7 241 Ring Panel / Panel Check 7/6 o 7/7 242 ” Place and Finish Panel 7/8 o 7/9 ~243 Cure Time Prior to Lift 7/12 Q 7/16 244 Strip Formwork and Clean 7/15 fj 7/16 ~245~~ Install Panel Braces 7/14 fj 7/16 246 Panels #176 #197 and #280 #285 (Grot 7/1 »” 7/19 247 Layout and Snap Lines 7/1 | 7/1 ™248~ Form Panels and Apply Bond Breaker 7/6 fj 7/8 “249™ Install Down Side Embeds 7/6 g 7/8 250 Install Panel Reinforcing Steel 7/6 g 7/8 251 Install Lift Steel 7/7 [] 7/8 252 Install Upside Panel Embeds 7/6 g 7/8

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter l 3rd Qyarter 14th Quarter 11 st Quarter 12nd Quart Mar I Apr | May T Jun \ Jul | Aug I Sep | “ Oct [ Nov ” I Dec I Jan | Feb I Iviar I Apr | 253 Install Other Embedded Systems 7/6 0 7/8 254 Ring Panel / Panel Check 7/8 | 7/9 255 Place and Finish Panel 7/9 | 7/12 256 Cure Time Prior to Lift 7/13 ? 7/19 257 Strip Form work and Clean 7/16 g] 7/19 258 Install Panel Braces 7/15 fj 7/19 259 Panel Erection 7/7 f ) 7/26 260 Column Line 17 thru 33 7/7 7/26 261 Crane Delivery and Assembly 7/9 Fj 7/12 262 Crane Access / Travel Prepared 7/7 g 7/8 263 Panel Erection 7/14 «p? 7/20 ~~264~~ Panel Group #1 7/14 | 7/14 ~265~~ Panel Group #2 7/15 | 7/15 ~~266~” Panel Group #3 7/16 Q 7/16 267 Panel Group #4 7/19 | 7/19 268 Panel Group #5 7/20 [ 7/20 269 Plumb, Line and Weld 7/14 ? 7/22 270 Grout Panel Bottoms 7/19 LB 7/26 271 Building Concrete Area 49 thru 33 6/28 8/26 272 Interior Foundations 6/28 JPV 7/12 273 Column Line 49 to 45 (150,159 sf) 6/28 W 7/1 274 Verify Line and Grade 6/28 | 6/28 275 Layout and Excavation 6/28 | 6/29 276 Receive, Inventory and Store Anchor Bolt A ? 6/28 277 Install Rebar 6/29 16/29 278 Install Bolts and Embeds 6/29 J 6/29 279 Place Foundations 6/30 | 6/30 280 Strip Forms and Clean Embeds 7/1 | 7/1 281 Column Line 45 to 41 (149,360 sf) 6/30 W 7/6 282 Layout and Excavation 6/30 I 7/1 283 Receive, Inventory and Store Anchor Bolt A ? 6/30 284 Install Rebar 7/1 [ 7/1 285 Install Bolts and Embeds 7/1 | 7/1 286 Place Foundations 7/2 | 7/2 287” Strip Forms and Clean Embeds 7/6 I 7/6 288 Column Line 41 to 37 (149,360 sf) 7/2 W 7/8 289 Layout and Excavation 7/2 a 7/6 290 Receive, Inventory and Store Anchor Bolt A ? 7/2 ~~29~1 Install Rebar 7/6 | 7/6 292 Install Bolts and Embeds 7/6 | 7/6 ¦ “293™ Place Foundations 7/7 | 7/7 294 Strip Forms and Clean Embeds 7/8 j 7/8

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter 2nd Quart MarJJ Apr [ May I Jun I Jul [ Aug I Sep I Oct I ~Nov | Dec | Jan T Feb I Mar | Apr 1 295 Column Line 37 to 33 (149,413 sf) 7/7 W 7/12 296 “ Layout and Excavation 7/7 g 7/8 297 Receive, Inventory and Store Anchor Bolt A + 7/7 “298” Install Rebar 7/8 j 7/8 “299” Install Bolts and Embeds 7/8 [ 7/8 30T~~ Place Foundations 7/9 | 7/9 301 Strip Forms and Clean Embeds 7/12 [ 7/12 302 Interior and Perimeter/Panel Foundations 7/9 “ » 8/9 303 Column Line 49 to 45 (150,159 sf) 7/9 7/29 304~” Layout and Excavate 7/9 g 7/14 305 Receive, Inventory and Store Anchor Bolt A + 7/9 306 Install Rebar 7/12 g 7/15 307 Install Bolts and Embeds 7/15 g 7/16 308 Place Foundations 7/19 g 7/21 “309~~” Strip Forms and Clean Embeds 7/20 g 7/21 “~3lo"~ Install Erection Pads 7/20 g 7/22 311 Cure Time Prior to Loading 7/23 gg 7/29 3~12” Column Line 45 to 41 (149,360 sf) 7/15 > 8/3 313 Layout and Excavate 7/15 g 7/16 314 Receive, Inventory and Store Anchor Bolt A + 7/15 “3l5~” Install Rebar 7/16 ffl 7/19 ~3~ilT” Install Bolts and Embeds 7/19 I 7/19 317 Place Foundations 7/22 g 7/23 318 Strip Forms and Clean Embeds 7/26 | 7/26 ~3V3~’ Install Erection Pads 7/26 g 7/27 “320” Cure Time Prior to Loading 7/28 EB 8/3 “32l""~ Column Line 41 to 37 (149,360 sf) 7/19 < 8/5 322 Layout and Excavate 7/19 0 7/20 323 Receive, Inventory and Store Anchor Bolt A ? 7/19 324 Install Rebar 7/20 fl 7/21 “~32lT” Install Bolts and Embeds 7/21 | 7/21 326 Place Foundations 7/26 g 7/27 327 Strip Forms and Clean Embeds 7/28 | 7/28 328 Install Erection Pads 7/28 g 7/29 329 Cure Time Prior to Loading 7/30 (FJ 8/5 330 Column Line 37 to 33 (149,413 sf) 7/21 8/9 “~3~3~1 Layout and Excavate 7/21 g 7/22 332 Receive, Inventory and Store Anchor Bolt A ? 7/21 333 Install Rebar 7/22 J 7/23 334 Install Bolts and Embeds 7/23 I 7/23 335 Place Foundations 7/28 g 7/29 “336~~ Strip Forms and Clean Embeds 7/29 ] 7/29

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT’S” ID Task Name 12nd Quarter 13rd Quarter 14th Quarter 11st Quarter 12nd Quart MaT | Apr 1 May I Jun I Jul T Aug I Sep I Oct I Nov” | Dec | Jan I Feb I Mar I Apr I 337 Install Erection Pads 7/30 E 8/2 338 Cure Time Prior to Loading 8/3 0 8/9 339 Slab on Grade 7/1 8/11 340 Confirm Backfills Approved + 7/1 341 Panel Casting Slab Area #1 (+/ 65,000 sf) 7/7 « 7/20 342 Fine Grade and Prep 7/7 rj 7/9 343 Install Edge Form 7/8 | 7/9 344” Place Reinforcing Steel / Dowels 7/8 Q 7/12 345 Place and Finish Slab 7/9 g 7/13 346 Wet Cure 7/13 ? 7/20 “ 347” Panel Casting Slab Area #2 (+/ 65,000 sf) 7/9 7/22 348 Fine Grade and Prep 7/9 g 7/13 349 Install Edge Form 7/12 | 7/13 350 Place Reinforcing Steel / Dowels 7/12 Q 7/14 ~~35T~ Place and Finish Slab 7/13 Q 7/15 “352” Wet Cure 7/15 ? 7/22 353 Panel Casting Slab Area #3 (+/ 65,000 sf) 7/13 <p 7/26 “354""' Fine Grade and Prep 7/13 0 7/15 “355""' Install Edge Form 7/14 | 7/15 “356” Place Reinforcing Steel / Dowels 7/14 g 7/16 357” Place and Finish Slab 7/15 | 7/19 358 Wet Cure 7/19 EH 7’26 ~~359” Panel Casting Slab Area #4 (+/ 65,000 sf) 7/15 7/28 360 Fine Grade and Prep 7/15 FJ 7/19 361 Install Edge Form 7/16 fl 7/19 362 Place Reinforcing Steel / Dowels 7/16 [TJ 7/20 363 Place and Finish Slab 7/19 g 7/21 “364~” Wet Cure 7/21 H 7/28 365 Panel Casting Slab Area #5 (+/ 65,000 sf) 7/19 7/30 “366” Fine Grade and Prep 7/19 Q 7/21 367 Install Edge Form 7/20 | 7/21 368 Place Reinforcing Steel / Dowels 7/20 g 7/22 369 Place and Finish Slab 7/21 | 7/23 370 Wet Cure 7/23 Efl 7/30 ~377~ Interior Slab Area #6 (+/ 65,000 sf) 7/21 8/3 “3“72~’ Fine Grade and Prep 7/21 1 7/23 “373” Install Edge Form 7/22 | 7/23 ~374” Place Reinforcing Steel / Dowels 7/22 g 7/26 375 Place and Finish Slab 7/23 rj 7/27 376 Wet Cure 7/27 F£| 8/3 ¦ “377~” Interior Slab Area #7 (+/ 65,000 sf) 7/23 “ 8/5 378 Fine Grade and Prep 7/23 a 7/27

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 12nd Quarter 13rd Quarter 14th Quarter 1st Quarter 12nd Quart Mar I Apr 1 May~~T Jun Jul I Auq I Sep 1 Oct I Nov I Dec 1 Jan I Feb I Mar I Apr 379 Install Edge Form 7/26 | 7/27 380 Place and Finish Slab 7/27 Q 7/29 381 Wet Cure 7/29 g 8/5 382 Interior Slab Area #8 (+/ 65,000 sf) 7/27 * 8/9 383 Fine Grade and Prep 7/27 g 7/29 384” Install Edge Form 7/28 I 7/29 385 Place and Finish Slab 7/29 g 8/2 386 Wet Cure 8/2 0 8/9 ~387~” Interior Slab Area #9 (+/ 65,000 sf) 7/29 8/11 ~388~~ Fine Grade and Prep 7/29 B 8/2 389 Install Edge Form 7/30 fj 8/2 390 Place and Finish Slab 8/2 g 8/4 391 Wet Cure 8/4 rj 8/11 392 Panels 7/20 8/26 393 ~ Panels and Reinforcing Steel 7/20 “ 8/16 ~394~~ Panels #73 #114 and #128 #130 (Group 7/20 1 8/5 ~395~~ Layout and Snap Lines 7/20 | 7/21 396 Form Panels and Apply Bond Breaker 7/20 0 7/23 397 Install Down Side Embeds 7/20 g 7/23 398 Install Panel Reinforcing Steel 7/20 Q 7/23 ~~399~~ Install Lift Steel 7/21 g 7/23 400 Install Upside Panel Embeds 7/20 ? 7/26 401 Install Other Embedded Systems 7/20 ? 7/26 402 Ring Panel / Panel Check 7/23 Q 7/27 ~Td3~ Place and Finish Panel 7/27 g 7/29 ~404~” Cure Time Prior to Lift 7/29 ? 8/5 405 Strip Formwork and Clean 8/3 g 8/5 ~~4~0~6~~ Install Panel Braces 8/2 | 8/5 407 Panels #115 #127 and #146 #157 (Grou 7/22 8/9 408 Layout and Snap Lines 7/22 5 7/23 “409 Form Panels and Apply Bond Breaker 7/22 g 7/27 410 Install Down Side Embeds 7/22 q 7/27 4T1 Install Panel Reinforcing Steel 7/22 a 7/27 412 “ Install Lift Steel 7/23 g 7/27 ~~413~~ Install Upside Panel Embeds 7/22 FJ 7/28 “414 Install Other Embedded Systems 7/22 g 7/28 415 Ring Panel / Panel Check 7/27 fl 7/29 416 Place and Finish Panel 7/29 | 8/2 417~ Cure Time Prior to Lift 8/2 rfl 8/9 418 Strip Formwork and Clean 8/5 fl 8/9 “4T9™ Install Panel Braces 8/4 g 8/9 420” Panels #83 #92 and #131 #145 (Group * 7/28 8/13

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 12nd Quarter 3rd Quarter 14th Quarter [1st Quarter |2nd QyM Mar I Apr I May ~] Jun I Jul I Aug I Sep I Oct [ Nov I Dec I Jan I Feb I Mar | Apr f~ 421 “Layout andSnap Lines “ 7/28 j 7/29 422~~ Form Panels and Apply Bond Breaker 7/28 g 8/2 423 Install Down Side Embeds 7/28 g 8/2 424 Install Panel Reinforcing Steel 7/28 g 8/2 425 Install Lift Steel 7/29 g 8/2 426 Install Upside Panel Embeds 7/28 e 8/3 427 Install Other Embedded Systems 7/28 [g 8/3 428 Ring Panel / Panel Check 8/2 | 8/4 429 Place and Finish Panel 8/4 | 8/6 430 Cure Time Prior to Lift 8/6 gg 8/13 431 Strip Formwork and Clean 8/11 | 8/13 432 Install Panel Braces 8/10 g 8/13 433 Panels #75 #82 and #158 #175 (Group t 7/30 * 8/16 434 Layout and Snap Lines 7/30 g 8/2 435 Form Panels and Apply Bond Breaker 7/30 p 8/4 436 Install Down Side Embeds 7/30 Fj 8/4 437 Install Panel Reinforcing Steel 7/30 g 8/4 438 Install Lift Steel 8/2 g 8/4 439 Install Upside Panel Embeds 7/30 g 8/5 440 Install Other Embedded Systems 7/30 Q 8/5 441 Ring Panel / Panel Check 8/3 g 8/5 442 Place and Finish Panel 8/5 g 8/9 ~ 443 ~ Cure Time Prior to Lift 8/9 ffl 8/16 444 Strip Formwork and Clean 8/12 g 8/16 445 Install Panel Braces 8/11 E 8/16 446 Panel Erection 8/2 8/26 ~447™ Column Line 33 thru 49 8/2 8/26 448 Crane Delivery and Assembly 8/4 | 8/6 ~“449~~ Crane Access /Travel Prepared 8/2 fl 8/4 450 Panel Erection 8/13 8/19 451 Panel Group #1 8/13 rj 8/16 452 Panel Group #2 8/16 18/17 453 ~ Panel Group #3 8/17)8/18 454 Panel Group #4 8/18 | 8/19 455 Plumb, Line and Weld 8/13 ? 8/24 456 Grout Panel Bottoms 8/18 gg 8/26 457 Building Concrete Area 17 thru 1 7/26 my 10/5 ~~45lT~ Interior Foundations 7/26 8/9 459 Column Line 17 to 13 (149,413 sf) 7/26 «* 7/30 ~460 Verify Line and Grade 7/26 | 7/27 461 Layout and Excavation 7/26 g 7/28 462 Receive, Inventory and Store Anchor Bolt A + 7/26

j J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter J 3rd Q uarter 14th Quarter 11st Quarter 12nd Quart Mar I Apr | May I Jun I Jul [ Auq I Sep I Oct I Nov | Dec~T Jan I Feb~T Mar I AprT~ 463 Install Rebar 7/27 [ 7/28 ~~464~’ Install Bolts and Embeds 7/27 [ 7/28 465 Place Foundations 7/28 J 7/29 466 Strip Forms and Clean Embeds 7/29 | 7/30 “467~~ Column Line 13 to 9 (149,360 sf) 7/28 8/3 468 Layout and Excavation 7/28 Q 7/30 469 Receive, Inventory and Store Anchor Bolt A + 7/28 470 Install Rebar 7/29 | 7/30 471 “ Install Bolts and Embeds 7/29 | 7/30 472 Place Foundations 7/30 rj 8/2 473” Strip Forms and Clean Embeds 8/2 j 8/3 474 Column Line 9 to 5 (149,360 sf) 7/30 ** 8/5 475 Layout and Excavation 7/30 ? 8/3 476 Receive, Inventory and Store Anchor Bolt A + 7/30 ~477~ Install Rebar 8/2 | 8/3 478” Install Bolts and Embeds 8/2 j 8/3 479 Place Foundations 8/3 | 8/4 480 Strip Forms and Clean Embeds 8/4 | 8/5 481 Column Line 5 to 1 (153,425 sf) 8/3 WW 8/9 482 Layout and Excavation 8/3 fj 8/5 483 Receive, Inventory and Store Anchor Bolt A ? 8/3 ~484~~ Install Rebar 8/4 I 8/5 ~485~ Install Bolts and Embeds 8/4 | 8/5 486 Place Foundations 8/5 | 8/6 487 Strip Forms and Clean Embeds 8/6 a 8/9 488 Interior and Perimeter / Panel Foundations 8/4 9/8 “489 Column Line 17 to 13 (149,413 sf) 8/4 8/16 490 Layout and Excavate 8/5 g 8/9 491 Receive, Inventory and Store Anchor Bolt A + 8/5 ~T92™~ Install Rebar 8/4 g 8/6 493 Install Bolts and Embeds 8/5 | 8/6 494 Place Foundations 8/6 [I] 8/10 495 Strip Forms and Clean Embeds 8/6 g 8/9 ~496~~ Install Erection Pads 8/5 g 8/9 497 Cure Time Prior to Loading 8/9 FTj 8/16 ~498~ Column Line 13 to 9 (149,360 sf) 8/9 8/25 499 Layout and Excavate 8/9 Q 8/11 500 Receive, Inventory and Store Anchor Bolt A + 8/9 501 Install Rebar 8/10 | 8/12 502 Install Bolts and Embeds 8/11 J 8/12 503 Place Foundations 8/12 Q 8/16 504 Strip Forms and Clean Embeds 8/16 | 8/17

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name I 12nd Quarter 13rd Quarter 14th Quarter 11 st Quarter |2ndQjjart Mar I “Apr I May I Jun Jul I ~Aug I Sep I Oct I Nov [ Dec \ Jan I Feb 1 Mar I Apr 505 install Erection Pads 8/16 1 8/18 506 Cure Time Prior to Loading 8/18 g 8/25 507 Column Line 9 to 5 (149,360 sf) 8/11 8/27 508 Layout and Excavate 8/11 g 8/13 509 Receive, Inventory and Store Anchor Bolt A 8/11 “ 510 Install Rebar 8/12 Q 8/16 511 Install Bolts and Embeds 8/13 g 8/16 ~“512"~ Place Foundations 8/16 [ 8/18 5?3 Strip Forms and Clean Embeds 8/18 | 8/19 514 Install Erection Pads 8/18 g 8/20 515 Cure Time Prior to Loading 8/20 Q 8/27 516 Column Line 5 to 1 (153,425 sf) 8/13 9/8 517 Layout and Excavate 8/13 rj 8/19 518 Receive, Inventory and Store Anchor Bolt A 4 8/13 “5T9~~” Install Rebar 8/16 g 8/20 “526~~ Install Bolts and Embeds 8/19 | 8/23 “521 Place Foundations 8/23 g 8/26 522 Strip Forms and Clean Embeds 8/24 [] 8/26 523 Install Erection Pads 8/24 | 8/27 “524” Cure Time Prior to Loading 8/27 cp 9/8 525 Slab on Grade 7/30 9/13 526 Confirm Backfills Approved ? 7/30 527 Panel Casting Slab Area #1 (+/ 65,000 sf) 8/3 8/16 “528” Fine Grade and Prep 8/3 g 8/5 529 Install Edge Form 8/4 | 8/5 ~~530~” Place Reinforcing Steel / Dowels 8/4 g 8/6 “53?” Place and Finish Slab 8/5 Q 8/9 “532” Wet Cure 8/9 03 8/16 “533” Panel Casting Slab Area #2 (+/ 65,000 sf) 8/5 8/18 “534” Fine Grade and Prep 8/5 fj 8/9 535 Install Edge Form 8/6 g 8/9 “536” Place Reinforcing Steel / Dowels 8/6 rj 8/10 537 Place and Finish Slab 8/9 | 8/11 “538” Wet Cure 8/11 Q 8/18 539 Panel Casting Slab Area #3 (+/ 65,000 sf) 8/9 «¦*) 8/20 “5~4~0 “ Fine Grade and Prep 8/9 g 8/11 “541 Install Edge Form 8/10 | 8/11 542 Place Reinforcing Steel / Dowels 8/10 g 8/12 543 Place and Finish Slab 8/11 3 8/13 544 Wet Cure 8/13 H3 8/20 545 Panel Casting Slab Area #4 (+/ 65,000 sf) 8/12 8/25 “546"' Fine Grade and Prep 8/12 g 8/16

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name I 12nd Quarter 13rd Quarter 4t h Quarter lj st Q uarter JldjOuart Mar I Apr I May I Jun | Jul I Aug [ !>ep I Oct I Nov I Dec I Jan I Feb I Mar I Apr T 547 Install Edge Form 8/13 0 8/16 548 Place Reinforcing Steel / Dowels 8/13 Q 8/17 549 Place and Finish Slab 8/16 | 8/18 550 Wet Cure 8/18 gg 8/25 551 Panel Casting Slab Area #5 (+/ 65,000 sf) 8/16 9 8/27 552” Fine Grade and Prep 8/16 0 8/18 553 Install Edge Form 8/17 | 8/18 554 Place Reinforcing Steel / Dowels 8/17 Q 8/19 555 Place and Finish Slab 8/18 Q 8/20 556 Wet Cure 8/20 ? 8/27 ~“557"~ Interior Slab Area #6 (+/ 65,000 sf) 8/18 * 9/2 558 Fine Grade and Prep 8/18 g 8/20 559 Install Edge Form 8/19 1 8/20 “560” Place Reinforcing Steel / Dowels 8/19 fj 8/23 561 Place and Finish Slab 8/20 g 8/24 562 Wet Cure 8/24 JFJj 9/2 563 Interior Slab Area #7 (+/ 65,000 sf) 8/20 4 9/7 “564""' Fine Grade and Prep 8/20 Q 8/24 “565” Install Edge Form 8/23 J 8/24 566 Place and Finish Slab 8/24 ] 8/26 ~567~ Wet Cure 8/26 FJ H 9/7 568 Interior Slab Area #8 (+/ 65,000 sf) 8/24 9/9 “569” Fine Grade and Prep 8/24 g 8/26 570 Install Edge Form 8/25 | 8/26 571 Place and Finish Slab 8/26 Q 8/30 “572” Wet Cure 8/30 r EB 9/9 573 Interior Slab Area #9 (+/ 65,000 sf) 8/26 9/13 574 Fine Grade and Prep 8/26 FJ 8/30 “575” Install Edge Form 8/27 g 8/30 576 Place and Finish Slab 8/30 g 9/3 577 Wet Cure 9/3 B 9/13 578 Panels 8/16 10/5 579 Panels and Reinforcing Steel 8/16 9/24 “580” Panels #14 #38 (Group #1 25 Panels) 8/16 9/3 581 Layout and Snap Lines 8/16 | 8/17 582 Form Panels and Apply Bond Breaker 8/16 | 8/19 “583""' Install Down Side Embeds 8/16 B 8/19 584 Install Panel Reinforcing Steel 8/16 fj 8/19 585 Install Lift Steel 8/17 | 8/19 586 Install Upside Panel Embeds 8/16 Q 8/20 587 Install Other Embedded Systems 8/16 Q 8/20 “588 Ring Panel / Panel Check 8/19 ffl 8/23

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter l 4th Qua rter 1st Quartex 1 2nd Quart Mar~1 Apr | May I Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr 589 Place and Finish Panel 8/23 D 8/25 “~590 Cure Time Prior to Lift 8/25 EFJ 9/3 591 Strip Formwork and Clean 8/30 g 9/3 592 Install Panel Braces 8/27 03 9/3 593 Panels #1 #13 and #268 #279 (Group # 8/18 9/8 594 Layout and Snap Lines 8/18 | 8/19 595 Form Panels and Apply Bond Breaker 8/18 g 8/23 596 Install Down Side Embeds 8/18 rj 8/23 597 Install Panel Reinforcing Steel 8/18 g 8/23 “~598~ Install Lift Steel 8/19 ffl 8/23 599 Install Upside Panel Embeds 8/18 ffl 8/24 600 Install Other Embedded Systems 8/18 g] 8/24 60~1 Ring Panel / Panel Check 8/23 Q 8/25 602 Place and Finish Panel 8/25 | 8/27 603 Cure Time Prior to Lift 8/27 r£g 9/8 “604” Strip Formwork and Clean 9/3 FJ 9/8 605 Install Panel Braces 9/2 g 9/8 606 Panels #243 #267 (Group #3 25 Panels) 8/25 9/15 607 Layout and Snap Lines 8/25 | 8/26 608 Form Panels and Apply Bond Breaker 8/25 Q 8/30 “609""' Install Down Side Embeds 8/25 Fj 8/30 ~6To~~~ Install Panel Reinforcing Steel 8/25 g 8/30 611 Install Lift Steel 8/26 g 8/30 612 Install Upside Panel Embeds 8/25 gg 9/2 613 Install Other Embedded Systems 8/25 CD 9/2 614 Ring Panel / Panel Check 8/30 0 9/3 615 Place and Finish Panel 9/3 g 9/8 616 Cure Time Prior to Lift 9/8 ffl 9/15 ~617 Strip Formwork and Clean 9/13 g 9/15 ~~6T8 Install Panel Braces 9/10 E 9/15 “619” Panels #213 #342 (Group #4 32 Panels) 8/27 9/24 “620” Layout and Snap Lines 8/27 rj 8/30 “621 Form Panels and Apply Bond Breaker 8/27 Q 9/8 “622” Install Down Side Embeds 9/2 ? 9/10 “623""' Install Panel Reinforcing Steel 9/7 ? 9/14 “~6~24~” Install Lift Steel 9/10 Q 9/14 “625” Install Upside Panel Embeds 9/9 g 9/15 “626"' Install Other Embedded Systems 9/9 ? 9/15 627 Ring Panel / Panel Check 9/13 | 9/15 628 Place and Finish Panel 9/15 | 9/17 629 Cure Time Prior to Lift 9/17 @ 9/24 630 Strip Formwork and Clean 9/22 o 9/24

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID ‘Task Name 2nd Quarter ~ 13rd Quarter 14th Quarter 11 st Quarter 12nd Quart Mar I Apr I May I Jun I Jul T~~Aug I Sep I Oct I Nov I Dec I Jan | Feb I Mar I Apr I 631 Install Panel Braces 9/21 rj 9/24 632 Panel Erection 9/10 ™ p 10/5 633 Column Line 1 thru 17 9/10 “ p 10/5 634 Crane Delivery and Assembly 9/14 g 9/16 635 Crane Access / Travel Prepared 9/10 m 9/14 636 Panel Erection 9/17 (f 9/28 637 Panel Group #1 9/17 g 9/20 638 Panel Group #2 9/20 | 9/21 ~~639~ Panel Group #3 9/21 I 9/22 “~64b"~” Panel Group #4 9/24 | 9/28 641 Plumb, Line and Weld 9/22 ? 10/1 ~~642~ Grout Panel Bottoms 9/27 gg 10/5 643 STRUCTURAL STEEL 6/28 “ 10/11 ~~644~” Structural Steel Area 33 thru 17 6/28 “ 7/30 645 Level Base Plate Setting Nuts 6/28 rj 6/29 646 Slab on Grade In Place for Delivery * 6/30 647 Deliver, Shake Out and Spread Steel 7/2 rj 7/6 648 Panel Erection Complete ? 7/22 649~” Brace Frame Column Line 25 7/2 7/9 650 Erect Wide Flange Columns, Beams and Chevrc 7/2 [JJ 7/8 651 Plumb, Line, Weld and Temporary Brace 7/9 | 7/9 652 Column Line 33 to 29 (149,413 sf) 7/7 7/26 “653” Erect Inboard Interior Columns 7/7 Q 7/9 “654” Erect Perimeter Columns 7/23 [ 7/23 655 Plumb, Line, Weld and Certifications 7/26 | 7/26 656 Column Line 29 to 25 (149,360 sf) 7/12 7/28 657 Erect Inboard Interior Columns 7/12 ? 7/14 658 Erect Perimeter Columns and Remaining Brace 7/26 0 7/27 659 Plumb, Line, Weld and Certifications 7/28 | 7/28 660 Column Line 25 to 21 (149,360 Sf) 7/15 7/29 661” Erect Inboard Interior Columns 7/15 rj 7/19 662 Erect Perimeter Columns 7/28 | 7/28 “6“63~” Plumb, Line, Weld and Certifications 7/29 ( 7/29 “~664” Column Line 21 to 17 (149,413 sf) 7/20 7/30 665 Erect Inboard Interior Columns 7/20 ? 7/22 ~“666~” Erect Perimeter Columns 7/29 I 7/29 667 Plumb, Line, Weld and Certifications 7/30 | 7/30 ~~6~68~~ Structural Steel Area 49 thru 33 7/27 9/3 “6“69~ Level Base Plate Setting Nuts 7/27 | 7/28 670 Slab on Grade In Place for Delivery ? 7/30 “671 Deliver, Shake Out and Spread Steel 7/30 g 8/3 672 Panel Erection Complete ? 8/24

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 4thi Quarter 1st Quarter 2nd Quart Mar | Apr [ May I Jun I Jul I Aug I Sep ~| Oct I Nov I Del: \ Jan T Feb I Mar I “)r 673 Brace Frame Column Line 41 7/29 W 8/4 674 Erect Wide Flange Columns, Beams and Chevrc 7/29 |f] 8/3 675 Plumb, Line, Weld and Temporary Brace 8/4 | 8/4 676 Column Line 49 to 45 (150,159 sf) 8/6 8/30 677 Erect Inboard Interior Columns 8/6 g 8/11 678 Erect Perimeter Columns and Remaining Brace 8/25 [] 8/27 679 Plumb, Line, Weld and Certifications 8/27 B 8/30 680 Column Line 45 to 41 (149,360 sf) 8/3 8/26 681 Erect Inboard Interior Columns 8/3 [] 8/6 682 Erect Perimeter Columns 8/24 | 8/25 “683” Plumb, Line, Weld and Certifications 8/25 j 8/26 684 Column Line 41 to 37 (149,360 sf) 8/11 <r 9/2 685 Erect Inboard Interior Columns 8/11 D 8/16 1T8~6"~ Erect Perimeter Columns 8/27 g 8/30 687""' Plumb, Line, Weld and Certifications 8/30 g 9/2 "~688~ Column Line 37 to 33 (149,413 sf) 8/16 1 9/3 689 Erect Inboard Interior Columns 8/16 g 8/19 “6~90"~ Erect Perimeter Columns 8/30 fj 9/2 691 Plumb, Line, Weld and Certifications 9/2 I 9/3 ™692~” Structural Steel Area 17 thru 1 8/23 10/11 ~~693~” Level Base Plate Setting Nuts 8/23 0 8/25 694 Slab on Grade In Place for Delivery ? 8/27 695 Deliver, Shake Out and Spread Steel 8/27 H 9/2 696 Panel Erection Complete ? 10/1 697 Brace Frame Column Line 9 8/25 9/3 698 Erect Wide Flange Columns, Beams and Chevrc 8/25 EB 9/2 699 Plumb, Line, Weld and Temporary Brace 9/2 I 9/3 “700 Column Line 17 to 13 (149,413 sf) 9/2 10/5 ~7u1 Erect Inboard Interior Columns 9/2 Q 9/8 702 Erect Perimeter Columns 10/10 10/4 “~703~” Plumb, Line, Weld and Certifications 10/4 | 10/5 ~“7bT~ Column Line 13 to 9 (149,360 sf) 9/8 10/7 705 Erect Inboard Interior Columns 9/8 g 9/13 706 Erect Perimeter Columns and Remaining Brace 10/4 g 10/6 707 Plumb, Line, Weld and Certifications 10/6 J 10/7 “708™ Column Line 9 to 5 (149,360 sf) 9/13 “ 10/8 709 Erect Inboard Interior Columns 9/13 Q 9/16 710 Erect Perimeter Columns 10/6 | 10/7 711 Plumb, Line, Weld and Certifications 10/7 | 10/8 “Tf2~” Column Line 5 to 1 (153,425 sf) 9/16 10/11 713 Erect Inboard Interior Columns 9/16 g 9/21 714 Erect Perimeter Columns 10/7 | 10/8 1 1

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 14th Quarter ~ 1st Quarter |2nd Quart Mar I Apr i May I Jun I JuT I Aug I Sep 1 Oct I Nov Dec 1 Jan I Feb 1 Mar | Apr J 715 Plumb, Line, Weld and Certifications 10/8 jj 10/11 “716 PANELIZED ROOF 7/15 10/25 717 Panelized Roof Area 33 thru 17 7/15 “ 8/12 718 Deliver, Shake Out and Spread Joists / Sheathing 7/15 g 7/19 719 Set Up Panelized Tables 7/20 g 7/21 720 Column Line 33 to 29 (149,413 sf) 7/22 7/28 721 Erect Girders, Joists and Panelized Sheathing 7/22 g 7/26 ~722~’ Nail Roof Sheathing 7/26 g 7/27 723 Secure Nailing Inspection 7/28 | 7/28 724 Column Line 29 to 25 (149,360 sf) 7/29 ff 8/4 725 Erect Girders, Joists and Panelized Sheathing 7/29 ? 8/2 726 Nail Roof Sheathing 8/2 g 8/3 727 Secure Nailing Inspection 8/4 [ 8/4 728 Roof System Approved For Roofing to Brace Fra + 8/4 729 Column Line 25 to 21 (149,360 sf) 8/3 *V 8/9 730 Erect Girders, Joists and Panelized Sheathing 8/3 0 8/5 781 Nail Roof Sheathing 8/5 Q 8/6 “ “732” Secure Nailing Inspection 8/9 | 8/9 733 Column Line 21 to 17 (149,413 sf) 8/6 WW 8/12 734 Erect Girders, Joists and Panelized Sheathing 8/6 Q 8/10 ~73~5"~ Nail Roof Sheathing 8/10 0 8/11 736 Secure Nailing Inspection 8/12 I 8/12 737 Roof System Approved For Roofing to Separatio ? 8/12 738 Panelized Roof Area 49 thru 33 8/17 9/20 739~” Deliver, Shake Out and Spread Joists / Sheathing 8/17 Q 8/20 740 Set Up Panelized Tables 8/20 0 8/24 741 Column Line 49 to 45 (150,159 sf) 8/26 p 9/7 742 Erect Girders, Joists and Panelized Sheathing 8/26 ? 9/2 743~~ Nail Roof Sheathing 8/30 0 9/3 744 Secure Nailing Inspection 9/3 fj 9/7 745 Column Line 45 to 41 (149,360 sf) 9/2 9/10 746 Erect Girders, Joists and Panelized Sheathing 9/2 ? 9/8 747” Nail Roof Sheathing 9/7 0 9/9 748 Secure Nailing Inspection 9/9 J 9/10 749 Roof System Approved For Roofing to Brace Fra + 9/10 750~ Column Line 41 to 37 (149,360 sf) 9/8 9/15 751 Erect Girders, Joists and Panelized Sheathing 9/8 n 9/13 752 Nail Roof Sheathing 9/10 ? 9/14 753 Secure Nailing Inspection 9/14 1 9/15 754 Column Line 37 to 33 (149,413 sf) 9/13 9/20 755 Erect Girders, Joists and Panelized Sheathing 9/13 0 9/16 ~756~~ Nail Roof Sheathing 9/15 0 9/17

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 12ndLQuarteL l3rd Q uarter 14th Quarter J 1st Quarter 12nd Quart Mar I Apr I May I Jun | Jul I Aug TSep I Oct I Nov I Dec I Jan 1 Feb~T Mar I Apr T~ 757 Secure Nailing Inspection 9/17 g 9/20 758 Roof System Approved For Roofing to Separatio + 9/20 759 Panelized Roof Area 17 thru 1 9/24 “ 10/25 760~ Deliver, Shake Out and Spread Joists / Sheathing 9/24 g 9/29 “ 761 Set Up Panelized Tables 9/29 g 10/1 762 Column Line 17 to 13 (149,413 sf) 10/5 10/12 763 Erect Girders, Joists and Panelized Sheathing 10/5 0 10/8 “764” Nail Roof Sheathing 10/7 | 10/11 765 Secure Nailing Inspection 10/11 [ 10/12 766 Column Line 13 to 9 (149,360 sf) 10/8 10/15 767 Erect Girders, Joists and Panelized Sheathing 10/8 fj 10/13 768 Nail Roof Sheathing 10/12 | 10/14 769 Secure Nailing Inspection 10/14(10/15 770 Roof System Approved For Roofing to Brace Frs + 10/15 ~771 Column Line 9 to 5 (149,360 sf) 10/13 10/20 772 Erect Girders, Joists and Panelized Sheathing 10/13 ? 10/18 ~~773 Nail Roof Sheathing 10/15 0 10/19 ~~774~~ Secure Nailing Inspection 10/19 J 10/20 775 ~ Column Line 5 to 1 (153,425 sf) 10/18 10/25 ~TW” Erect Girders, Joists and Panelized Sheathing 10/18 Q 10/21 777 Nail Roof Sheathing 10/20 D 10/22 778 Secure Nailing Inspection 10/22 g 10/25 779 Roof System Approved For Roofing to Separatio ? 10/25 780 ROOF SYSTEMS 7/28 ™ 11/4 781 Roof Curbs / Roof Drains / Penetrations 7/28 10/27 782 Roof Curbs / Drains Area 33 thru 17 7/28 8/16 783 Column Line 33 to 29 (149,413 sf) 7/28 0 7/30 “784” Column Line 29 to 25 (149,360 sf) 8/4 Q 8/6 785 Column Line 25 to 21 (149,360 sf) 8/9 0 8/11 “~78~6~~” Column Line 21 to 17 (149,413 sf) 8/12 ? 8/16 “787 Roof Curbs / Drains Area 49 thru 33 9/3 “ 9/22 ~78~8” Column Line 49 to 45 (150,159 sf) 9/3 Q 9/9 ~789” Column Line 45 to 41 (149,360 sf) 9/9 ? 9/14 790 Column Line 41 to 37 (149,360 sf) 9/14 0 9/17 791 Column Line 37 to 33 (149,413 sf) 9/17 ? 9/22 792 Roof Curbs / Drains Area 17 thru 1 10/11 10/27 j 793 Column Line 17 to 13 (149,413 sf) 10/11 0 10/14 794 Column Line 13 to 9 (149,360 sf) 10/14 Q 10/19 795 Column Line 9 to 5 (149,360 sf) 10/19 Q 10/22 :T9~6~” Column Line 5 to 1 (153,425 sf) 10/22 g 10/27 “797 Membrane Roof System 7/30 11/1 “ 798” Membrane Roof System Area 33 thru 17 7/30 “ 8/19

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name J 2ndJ2juarter 13rd Quarter l 4th Quarter R siQuarter 12ndQuart Mar [ Apr I May T Jun Jul I Aug I Sep I Oct I Nov | Dec I Jan T Feb [ Mar I ApT” 799 Pre Roof Meeting 7/30 | 7/30 800 Column Line 33 to 29 (149,413 sf) 8/2 8/6 801” Load Roofing Materials 8/2 0 8/3 ~~802~ Base and Two Ply 8/4 rj 8/5 ~~803~~~ Detail and Cap Sheet 8/5 0 8/6 ~~80~4~” Column Line 29 to 25 (149,360 sf) 8/4 WV 8/11 805 Load Roofing Materials 8/4 [j 8/5 806 Base and Two Ply 8/9 Q 8/10 807 Detail and Cap Sheet 8/10 Q 8/11 “808” Column Line 25 to 21 (149,360 sf) 8/6 p 8/16 809 ~ Load Roofing Materials 8/6 g 8/9 “810 Base and Two Ply 8/12 0 8/13 ~&vT~ Detail and Cap Sheet 8/13 Q 8/16 “812” Column Line 21 to 17 (149,413 sf) 8/10 W 8/19 “~873~” Load Roofing Materials 8/10 0 8/11 814 Base and Two Ply 8/17 Q 8/18 815 Detail and Cap Sheet 8/18 g 8/19 “~8T6~~ Membrane Roof System Area 49 thru 33 9/3 9/27 817 Pre Roof Meeting 9/3 | 9/7 818 Column Line 49 to 45 (150,159 sf) 9/7 *9/14 819 Load Roofing Materials 9/7 [ 9/9 820 Base and Two Ply 9/9 Q 9/13 821 Detail and Cap Sheet 9/10 Q 9/14 822” Column Line 45 to 41 (149,360 sf) 9/9 9/17 “823” Load Roofing Materials 9/9 a 9/13 824 Base and Two Ply 9/14 Q 9/16 “825” Detail and Cap Sheet 9/15 Q 9/17 826 Column Line 41 to 37 (149,360 sf) 9/13 “ 9/22 827 Load Roofing Materials 9/13 0 9/15 828 Base and Two Ply 9/17 Q 9/21 “829” Detail and Cap Sheet 9/20 g 9/22 830 Column Line 37 to 33 (149,413 sf) 9/15 i 9/27 831 Load Roofing Materials 9/15 1 9/17 832 Base and Two Ply 9/22 0 9/24 “833” Detail and Cap Sheet 9/23 Q 9/27 834 Membrane Roof System Area 17 thru 1 10/11 11 /1 “835” Pre Roof Meeting 10/11 J 10/12 836 Column Line 17 to 13 (149,413 sf) 10/12 10/19 “837” Load Roofing Materials 10/12 | 10/14 ~“83“8” Base and Two Ply 10/14 0 10/18 ~839"~ Detail and Cap Sheet 10/15 ? 10/19 840 Column Line 13 to 9 (149,360 sf) 10/14 10/22

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter, 3rd Quarter 14th Quarter |JsLQuarter 12nd Quart Mar I Apr I May I Jun I Jul I Aug I Sep I 6ct I Nov I Dec | Jan I Feb I Mar I Apr 841 Load Roofing Materials 10/14 Q] 10/18 842 Base and Two Ply 10/19 | 10/21 ~~843~” Detail and Cap Sheet 10/20 | 10/22 844 Column Line 9 to 5 (149,360 sf) 10/18 10/27 845 Load Roofing Materials 10/18 g 10/20 ~846"~ Base and Two Ply 10/22 | 10/26 “847” Detail and Cap Sheet 10/25 g 10/27 848 Column Line 5 to 1 (153,425 sf) 10/20 11/1 “849” Load Roofing Materials 10/20 fl 10/22 “850” Base and Two Ply 10/27 g 10/29 “~85T” Detail and Cap Sheet 10/28 n 11/1 852 Finish Roof Accessories and Sheet Metal 8/9 ™ ™ ™™« 11/4 853” Roof Accessories and Sheet Metal Area 33 thru 1 8/9 p 8/24 854 Column Line 33 to 29 (149,413 sf) 8/9 Q 8/11 “855” Column Line 29 to 25 (149,360 sf) 8/12 ? 8/16 “856” Column Line 25 to 21 (149,360 sf) 8/17 g 8/19 857 Column Line 21 to 17 (149,413 sf) 8/20 |J 8/24 858” Roof Accessories and Sheet Metal Area 49 thru ; 9/14 9/30 “859” Column Line 49 to 45 (150,159 sf) 9/14 rj 9/17 860 Column Line 45 to 41 (149,360 sf) 9/17 ? 9/22 “861 Column Line 41 to 37 (149,360 sf) 9/22 Q 9/27 “862” Column Line 37 to 33 (149,413 sf) 9/27 rj 9/30 863 Roof Accessories and Sheet Metal Area 17 thru 1 10/19 11/4 864 Column Line 17 to 13 (149,413 sf) 10/19 Q 10/22 865 Column Line 13 to 9 (149,360 sf) 10/22 ? 10/27 ~866” Column Line 9 to 5 (149,360 sf) 10/27 rj 11/1 867 Column Line 5 to 1 (153,425 sf) 11/10 11/4 868” Roof System Watertight 8/24 “ 11/4 ~869” Roof Systems Watertight Area 33 thru 17 * 8/24 870 Roof Systems Watertight Area 49 thru 33 4 9/30 “871 Roof Systems Watertight Area 17 thru 1 4 11/4 “872” EXTERIOR FINISH SYSTEMS 7/30 “ 12/15 “873 Sack and Patch 7/30 J “ 11/4 874” Sack and Patch Area 33 thru 17 7/30 8/13 875 Column Line 33 to 29 (149,413 sf) 7/30 |~~| 8/9 876 Column Line 29 to 25 (149,360 sf) 8/10 g 8/13 877 Column Line 33 to 29 (149,413 sf) 7/30 m 8/9 878 Column Line 29 to 25 (149,360 sf) 8/10 0 8/13 879 Column Line 25 to 21 (149,360 sf) 8/16 0 8/19 880 Column Line 21 to 17 (149,413 sf) 8/20 n 8/30 881 Sack and Patch Area 49 thru 33 9/2 “ 9/30 882 Column Line 49 to 45 (150,159 sf) 9/2 r~l 9/14

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 12nd Quarter 3rd Quarter 14th Quarter 11st Quarter 12nd Quart Mar I Apr I May I Jun Jul I Auq “T Sep I Oct I Nov | Dec Pjan | Feb 1 Mar 1 Apr \ 883 Column Line 45 to 41 (149,360 sf) 9/14 jp 9/20 884 Column Line 41 to 37 (149,360 sf) 9/20 R 9/24 885” Column Line 37 to 33 (149,413 sf) 9/24 g 9/30 886 Sack and Patch Area 17 thru 1 10/8 11 /4 887 Column Line 17 to 13 (149,413 sf) 10/8 g 10/14 888” Column Line 13 to 9 (149,360 sf) 10/14 rfl 10/20 889 Column Line 9 to 5 (149,360 sf) 10/20 g 10/26 890 Column Line 5 to 1 (153,425 sf) 10/26 [Q 11/4 ~891 Overhead and Man Doors 8/10 “ 11/12 892 Overhead and Man Doors Area 33 thru 17 8/10 “ 9/9 893 Column Line 33 to 29 (149,413 sf) 8/10 ? 8/16 “894™ Column Line 29 to 25 (149,360 sf) 8/17 ? 8/23 895 Column Line 25 to 21 (149,360 sf) 8/24 rj 8/30 896 Column Line 21 to 17 (149,413 sf) 9/2 ? 9/9 897 Overhead and Man Doors Area 49 thru 33 9/14 10/12 898 Column Line 49 to 45 (150,159 sf) 9/14 H 9/21 899 Column Line 45 to 41 (149,360 sf) 9/21 gg 9/28 900 Column Line 41 to 37 (149,360 sf) 9/28 Q 10/5 901 Column Line 37 to 33 (149,413 sf) 10/5 H 10/12 902 Overhead and Man Doors Area 17 thru 1 10/15 “i 11/12 903 Column Line 17 to 13 (149,413 sf) 10/15 Q 10/22 904 Column Line 13 to 9 (149,360 sf) 10/22 gg 10/29 905 Column Line 9 to 5 (149,360 sf) 10/29 11/5 906 Column Line 5 to 1 (153,425 sf) 11/5 0 11/12 907 Window Features with Framing, Skin System and Glaz 8/10 “ “ 12/15 ~~908~ Window Systems Area 33 thru 17 8/10 “ 9/16 “909” Column Line 33 to 29 (149,413 sf) 8/10 | | | | I cm 9/16 910 Window Systems Area 49 thru 33 9/17 10/21 911 Column Line 49 to 45 (150,159 sf) 9/17 11 ||| I Ml 10/21 912 Window Systems Area 17 thru 1 11/2 12/15 913 Column Line 5 to 1 (153,425 sf) 11/2 I I I I I I I I I II 12/15 914 Caulking and Prep 8/10 11/12 915 Caulking and Prep Area 33 thru 17 8/10 “ 9/9 916 Column Line 33 to 29 (149,413 sf) 8/10 ? 8/16 917 Column Line 29 to 25 (149,360 sf) 8/17 g 8/19 918 Column Line 25 to 21 (149,360 sf) 8/20 g 8/24 919 Column Line 21 to 17 (149,413 sf) 9/2 ? 9/9 920 Caulking and Prep Area 49 thru 33 9/14 10/5 921 Column Line 49 to 45 (150,159 sf) 9/14 ? 9/22 922 Column Line 45 to 41 (149,360 sf) 9/22 a 9/27 923 Column Line 41 to 37 (149,360 sf) 9/27 [J 9/30 924 Column Line 37to 33 (149,413 sf) 9/30 a 10/5

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 4th Quarter 1 st Quarter 2nd Quart Mar I Apr I May I Jun I Jul f Aug I Sep | Oct I Nov I Dec 1 Jan I Feb T Mar | Apr 925 Caulking and Prep Area 17 thru i 10/14 11/12 926 Column Line 17 to 13 (149,413 sf) 10/14 jQ 10/19 927 Column Line 13 to 9 (149,360 sf) 10/20 Q 10/25 “928” Column Line 9 to 5 (149,360 sf) 10/26 g 10/29 929 Column Line 5 to 1 (153,425 sf) 11/4 gg 11/12 ~930~” Painting and Trim 8/17 “ ™ “ ™ ™ 12/9 ~~931 Painting and Trim Area 33 thru 17 8/17 “ P 9/16 932 Column Line 33 to 29 (149,413 sf) 8/17 ? 8/23 933 Column Line 29 to 25 (149,360 sf) 8/24 ? 8/30 934 Column Line 25 to 21 (149,360 sf) 9/2 ? 9/9 935 Column Line 21 to 17 (149,413 sf) 9/10 ? 9/16 936 Painting and Trim Area 49 thru 33 9/22 10/27 “937” Column Line 49 to 45 (150,159 sf) 9/22 [ ] 10/6 938 Column Line 45 to 41 (149,360 sf) 10/6 Q 10/13 939 Column Line 41 to 37 (149,360 sf) 10/13 ? 10/20 940 Column Line 37 to 33 (149,413 sf) 10/20 ? 10/27 941 Painting and Trim Area 17 thru 1 10/27 12/9 “942"' Column Line 17 to 13 (149,413 sf) 10/27 ? 11/3 ~~943~ Column Line 13 to 9 (149,360 sf) 11/3 n 11’10 944 Column Line 9 to 5 (149,360 sf) 11/10 ? 11/17 “945” Column Line 5 to 1 (153,425 sf) 11/17 I: 1 12/9 “946” Exterior Skin Systems Watertight 9/16 “ M 2/9 947 Exterior Systems Watertight Area 33 thru 17 ? 9/16 “948” Exterior Systems Watertight Area 49 thru 33 ? 10/27 949 Exterior Systems Watertight Area 17 thru 1 ? 12/9 950 INTERIOR FINISH SYSTEMS 7/28 1/28 951 | Pour Strips and Block outs No Pits 7/28 11/8 “952” Pour Strips and Block outs Area 33 thru 17 7/28 8/24 953 Column Line 33 to 29 (149,413 sf) 7/28 gg 8/3 954 Column Line 29 to 25 (149,360 sf) 8/4 g 8/10 “955 Column Line 25 to 21 (149,360 sf) 8/11 H 8/17 956 Column Line 21 to 17 (149,413 sf) 8/18 rj] 8/24 957 Pour Strips and Block outs Area 49 thru 33 9/3 “ 10/4 “958” Column Line 49 to 45 (150,159 sf) 9/3 LJJ 9/13 959 Column Line 45 to 41 (149,360 sf) 9/13 ffl 9/20 960 Column Line 41 to 37 (149,360 sf) 9/20 gg 9/27 961 Column Line 37 to 33 (149,413 sf) 9/27 Q 10/4 962 Pour Strips and Block outs Area 17 thru 1 10/11 11/8 963 Column Line 17 to 13 (149,413 sf) 10/11 rj 10/18 ~964~” Column Line 13 to 9 (149,360 sf) 10/18 fg 10/25 965 Column Line 9 to 5 (149,360 sf) 10/25 EH 11/1 ~~966~” Column Line 5 to 1 (153,425 sf) 11/1 H 11/8

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter | 4th Quarter 1st Quarter 12nd Quart Mar I Apr I Mav~ I Jun i Jul I Aug I Sep I Oct I Nov I Dec [ Jan \ Feb I Mar [ Apr | 967 Overhead Distribution 7/28 “ ¦ ¦ ¦ ¦m ™ 1/28 968 Fire Sprinklers 7/28 « ™ ™ 12/20 969 Fire Sprinklers and Risers Area 33 thru 17 7/28 “ “ 9/13 970 Column Line 33 to 29 (149,413 sf) 7/28 EH 8/6 971 Column Line 29 to 25 (149,360 sf) 8/9 LB 8/18 972 Column Line 25 to 21 (149,360 sf) 8/19 fm 8/30 973 Column Line 21 to 17 (149,413 sf) 9/2 [ffj 9/13 974 Fire Sprinklers and Risers Area 49 thru 33 9/14 “ 10/27 975 Column Line 49 to 45 (150,159 sf) 9/14 Eg 9/23 “~976"~” Column Line 45 to 41 (149,360 sf) 9/24 nm 1Q/5 977 Column Line 41 to 37 (149,360 sf) 10/6 rJS 10/15 978 Column Line 37 to 33 (149,413 sf) 10/18 [g 10/27 979 Fire Sprinklers and Risers Area 17 thru 1 10/28 “ 12/20 980 Column Line 17 to 13 (149,413 sf) 10/28 EFJ3 11/8 “981 Column Line 13 to 9 (149,360 sf) 11/9 0 11/18 ~982~” Column Line 9 to 5 (149,360 sf) 11/19 FFFFfl 12/8 983” Column Line 5 to 1 (153,425 sf) 12/9 [ffl 12/20 984 Exit Signs, Alarms and Other 8/6 “ “ 11/15 985 Exit Signs, Alarms and Other Area 33 thru 1’ 8/6 “*p 9/7 986 Column Line 33 to 29 (149,413 sf) 8/6 E 8/12 987 Column Line 29 to 25 (149,360 sf) 8/13 FJ 8/19 “988” Column Line 25 to 21 (149,360 sf) 8/20 H 8/26 989 Column Line 21 to 17 (149,413 sf) 8/27 [fig 9/7 990 Exit Signs, Alarms and Other Area 49 thru 3: 9/13 i 10/11 991 Column Line 49 to 45 (150,159 sf) 9/13 [Q 9/20 992 Column Line 45 to 41 (149,360 sf) 9/20 g 9/27 993 Column Line 41 to 37 (149,360 sf) 9/27 rfl 10/4 “994"' Column Line 37 to 33 (149,413 sf) 10/4 g 10/11 “995” Exit Signs, Alarms and Other Area 17 thru 1 10/18 »¦ ” 11/15 “996” Column Line 17 to 13 (149,413 sf) 10/18 E 10/25 997 Column Line 13 to 9 (149,360 sf) 10/25 11/1 998 Column Line 9 to 5 (149,360 sf) 11/1 Q 11/8 “999” Column Line 5 to 1 (153,425 sf) 11/8 Ffl 11/15 Tooo Overhead Lighting and Power 8/6 i “ ™ 1/17 1001 Overhead Lighting and Power Area 33 thru 1 8/6 1 9/15 1002 Column Line 33 to 29 (149,413 sf) 8/6 [£g 8/16 1003” Column Line 29 to 25 (149,360 sf) 8/16 Q 8/24 ~Tb04~ Column Line 25 to 21 (149,360 sf) 8/24 [g 9/3 “TdOET Column Line 21 to 17 (149,413 sf) 9/7 EE 9/15 1006 Overhead Lighting and Power Area 49 thru : 9/16 P 11/10 1007 Column Line 49 to 45 (150,159 sf) 9/16 gg 9/29 ~To“d8~~ Column Line 45 to 41 (149,360 sf) 9/3 0j=FH1 10/13

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 14th Quarter 11 st Quarter 12nd Quart Mar I Apr | May |~Jun Jul I Aug | Sep ~| Oct I Nov I Dec \ Jan | Feb I Mar | Apr 1009 Column Line 41 to 37 (149,360 sf) 10/14 r 10/27 1010 Column Line 37 to 33 (149,413 sf) 10/28 EEE 11/10 1011 Overhead Lighting and Power Area 17 thru 1 11/11 “ “ “ 1/17 1012 Column Line 17 to 13 (149,413 sf) 11/11 FfTrTI 12/2 1013 Column Line 13 to 9 (149,360 sf) 12/3 m 12/16 1014 Column Line 9 to 5 (149,360 sf) 12/17 rTTTH 1/3 1015 Column Line 5 to 1 (153,425 sf) 1/4 FFFfl 1/17 1016 Floor Joint Filler / Re Saw 8/13 hb h m h h hm 1/25 ~1Q17~ Floor Joint Filler / Re Saw Area 33 thru 17 8/13 “ 9/17 ~ 1018 Column Line 33 to 29 (149,413 sf) 8/13 gg 8/19 1019 Column Line 29 to 25 (149,360 sf) 8/23 fj 8/27 1020 Column Line 25 to 21 (149,360 sf) 9/2 EB 9/9 1021 Column Line 21 to 17 (149,413 sf) 9/13 fj 9/17 1022 Floor Joint Filler / Re Saw Area 49 thru 33 9/30 “ “ 11/18 1023 Column Line 49 to 45 (150,159 sf) 9/30 Eg 10/7 1024 Column Line 45 to 41 (149,360 sf) 10/14 H 10/21 1025 Column Line 41 to 37 (149,360 sf) 10/28 flg 11/4 1026 Column Line 37 to 33 (149,413 sf) 11/11 11/18 1027 Floor Joint Filler /Re Saw Area 17 thru 1 12/3 i 1/25 1028 Column Line 17 to 13 (149,413 sf) 12/3 ?] 12/10 1029 Column Line 13 to 9 (149,360 sf) 12/17 FJS 12/27 “Td30~ Column Line 9 to 5 (149,360 sf) 1/4 H 1’11 “l03T~ Column Line 5 to 1 (153,425 sf) 1/18 BfJ 1/25 1032 Floor Cleaning and Sealer 8/19 “ “ 1/28 ~Tb~3~3~ Floor Cleaning and Sealer Area 33 thru 17 8/19 9/20 ~T034~ Column Line 33 to 29 (149,413 sf) 8/19 FJ 8/23 1035 Column Line 29 to 25 (149,360 sf) 8/30 Q 9/3 1036 Column Line 25 to 21 (149,360 sf) 9/10 ffl 9/14 ~1037~ Column Line 21 to 17 (149,413 sf) 9/16 g 9/20 1038 Floor Cleaning and Sealer Area 49 thru 33 10/8 ¦ ¦ 11/23 1039 Column Line 49 to 45 (150,159 sf) 10/8 g 10/12 ~T©40~ Column Line 45 to 41 (149,360 sf) 10/22 rj 10/26 1041 Column Line 41 to 37 (149,360 sf) 11/5 Ffl 11/9 1042 Column Line 37 to 33 (149,413 sf) 11/19 0 11/23 1043 Floor Cleaning and Sealer Area 17 thru 1 12/13 1/28 1044 Column Line 17 to 13 (149,413 sf) 12/13 g 12/15 1045 Column Line 13 to 9 (149,360 sf) 12/28 | 12/30 1046 Column Line 9 to 5 (149,360 sf) 1/12 g 1/14 ,1047 Column Line 5 to 1 (153,425 sf) 1/26 D 1/28 1048 PROGRESSIVE MILESTONES 9/16 ™ 3/18 1049 Progressive Inspection and Occupancy 9/16 “ 3/18 1050 Progressive Inspection and Occupancy Area 331 9/16 10/1

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter J?rdJ3y arter 4!h Quarter 1st Quarter |2nd Quart Mar I Apr I May I Jun Jul I Aug T Sep | Oct I Nov I Dec I Jan | Feb I Mar | Apr I 1051 Final Cleaning 9/17 rj 9/21 1052 Progress City Inspection 9/16 FJ 9/20 1053 Utility Release and Service Start 9/21 g 9/23 1054 System Testing and Start up 9/24 g 9/28 1055 Temporary Inspection 9/29 0 10/1 1056 Start Mezzanine Subcontractor + 9/21 1057 Progressive Inspection and Occupancy Area 491 10/28 “ “ 12/14 1058 Final Cleaning 12/2 Q 12/6 1059 Progress City Inspection 10/28 ffj 11/1 1060 Utility Release and Service Start 11/2 g 11/8 1061” System Testing and Start up 12/7 [] 12/9 1062 Temporary Inspection 12/10 g 12/14 1063 Partial Temporary Occupancy +12/14 1064 Progressive Inspection and Occupancy Area 171 1/18 “ 2/10 1065 Final Cleaning 1/31 | 2/2 1066 Progress City Inspection 1/18 | 1/20 1067 Utility Release and Service Start 1/21 ES 1/27 1068 System Testing and Start up 2/3 rj 2/7 1069 Temporary Inspection 2/8 g 2/10 1070 Partial Temporary Occupancy ? 2/10 1071 Progressive Inspection and Occupancy ?3/18 1072 All Tenant Improvement Areas ? 3/18 1073 Final Occupancy Process ? 3/18 1074 Final Inspection / Certifications for Entire Developmer ? 3/18 1075 INTERIOR IMPROVEMENTS/TENANT IMPROVEMENTS 6/25 “ i 3/18 1076 MEZZANINE IMPROVEMENTS Area 49 thru 45 6/25 ™ ™ 10/4 ~T077 Below Grade Utilities 6/25 7/7 1078 Rough in Plumbing 6/25 FFfl 7/7 1079 Rough in Electrical 6/25 Eg 7/7 1080” Concrete 6/28 f 7/13 1081 Interior Foundations and Pit 6/28 f” 7/13 1082 Verify Line and Grade 6/28 | 6/28 1083 Layout and Excavation 6/29 g 7/1 1084 Receive, Inventory and Store Anchor Bolt A 6/29 | 6/29 1085 Install Rebar 7/1 | 7/1 1086 Install Bolts and Embeds 7/1 | 7/1 1087 Place Foundations 7/2 rj 7/6 1088 Strip Forms and Clean Embeds 7/7 | 7/7 1089 Ready for Slab Sequence ? 7/7 • 1090 Install Erection Pads 7/8 [ 7/8 ‘ 1091 Cure Time Prior to Loading 7/7 B 7/13 1092 ~ Erect Shear Walls with Exterior Panels ? 7/13 j

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 4th Quarter J 1st Quarter, 2nd Quart Mar I Apr I May I Jun Jul [ Aug [ Sep 1 Oct \ Nov 1 Dec 1 Jan | Feb 1 Mar I Apr 1093 Roof Columns In Place Panelized Roof System Con + 9/3 1094 “ Steel and Structural Deck 9/3 pi “ p 10/4 1095 Erect Mezzanine Columns and Beams 9/3 ? 9/10 1096 Erect Bar Joists and Misc Steel 9/10 ? 9/16 1097 Install Stair Pans 9/16 Q 9/20 1098 Metal Decking 9/20 ? 9/27 1099 Edge Closures and Studs 9/27 | 9/30 1100 Place Concrete over Metal Deck 9/30 rj 10/4 1101 TENANT IMPROVEMENTS 9/27 “ “ “ 3/18 1102 Exterior Wall Systems Weather Tight + 10/27 1:103 Roof Structure Weather Tight + 9/30 1104 Main Office Area 49 thru 45 9/27 “ 3/18 1105 Ground Floor 9/27 ¦ ¦ “ ¦” 1 2/8 1106 Start Improvements ? 9/27 “1107 ‘ Overhead Rough in 9/27 W 10/4 1108 Fire Sprinkler 9/27 fg 10/4 1109 Plumbing 9/27 gg 10/4 1110 Mechanical 9/27 fj 10/4 1111 Electrical 9/27 q 10/4 1112 Other 9/27 n 10/4 1113 Walls 9/27 12/9 1114 Metal Stud Framing for Walls and Soffi 9/27 I I 10/18 1115 Wall Rough in 10/7 * 10/21 “T?16~ Plumbing 10/7 |||| 10/21 1117 Electrical 10/7 fZH 1°/21 ~T\W Other 10/7 fHH 10/21 “1119” One Side Drywall 10/19 n 10/29 1120 Insulation 10/27 Q 11/1 1121 Second Side Drywall 10/28 [ ] 11/11 1122 Tape and 1st Coat Walls 11/8 n 11/18 1123 Finish Coat Walls / Texture 11/15 [ | 12/7 T»24~ Prep Walls for Grid 12/7 Q 12/9 TT25~ Ceilings 11/11 ™ 1/10 1126 Ceiling Framing 11/11 Q 11/15 1127 Install Ceiling Grid 12/9 ? 12/21 1128 Overhead Fixtures 12/16 12/23 1129 Cut Fire Sprinkler Drops 12/16 ? 12/23 1130 Mechanical Drops 12/16 ? 12/23 1131 Electrical Fixtures 12/16 Q 12/23 1132 Other 12/16 D 12/23 1133 Drywall Ceilings 11/15 11/23 1134 Hang Drywall Ceilings 11/15 fl 11/17

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 14th Quarter iisLQuarter 2n d Qyart Mar I Apr I May I Jun \ Jul I Aug I Sep I Oct I Nov | Dec I Jan I Feb I Mar [ Apr [ 1135 tape” and 1st Coat Ceiling 11/17 g 11/19 1136 Finish Coat Ceilings / Texture 11/19 0 11/23 1137 Acoustic Ceiling 12/23 1/10 1138 Drop Cut In Tiles and Tiles at Fixti 12/23 fj 12/29 1139 Overhead Inspections 12/29 ? 1/3 1140 Drop Ceiling Tiles 1/3 ? 1/10 ~1141 Conductors and Controls 11/11 “ “ 12/16 1142 Pull Conductors and Make up Wiring 11/11 EQ 11/18 1143 Pull Control Conductors and Make up 12/9 rg 12/16 ~V\W Install Door Frames 12/9 rj 12/13 1145 Elevator 10/11 mib 12/23 1146 Rough in Hoist way 10/11 El 10/20 1147 Build Cab 10/20 CD 10/29 1148 Finish Hoist way and Equipment 10/29 FJJ 11/5 “1149 ‘ Finish Cab 11/5 Q 11/12 1150 Preliminary Testing 11/12 g 11/17 ~TT5T~ Schedule Elevator Inspection 11/17 ffffffl 12/9 1152 Permanent Power, Phone and Adjustm 12/9 Q3 12/16 1153” State Inspection and Certification 12/16 gg 12/23 1154 Finishes 11/23 2/3 ~1155"~ Ceramic Tile 12/13 12/28 1156 Toilet Room Floors and Walls 12/13 rffl 12/28 ~Tl57~ Other Floor Areas 12/13 g 12/17 1158 Millwork 12/13 * 1/20 1159 Cabinets and Counters 12/13 g 12/16 1160 Finish Carpentry / Paneling / Trim 12/13 H 12/22 1161 Base and Other Trim 1/17 rj 1/20 1162 Doors 12/13 2/3 1163 Swing Doors 12/13 03 12/20 1164 Install Hardware 1/24 ? 2/3 1165 Painting and Finishes 11/23 1/27 ~1T66” Paint Walls and Ceilings 11/23 EECEE 12/15 1167 Finish Trim and Other 1/20 @ 1/27 1168 Wall Covering 12/15 Q 12/20 1169~~ Floor Covering 12/13 1/17 1170 VCT / Sheet Goods 12/20 g 12/23 1171 Wood Flooring 1/10 fj 1/13 1172 Carpeting 1/10 ? 1/17 1173” Other 12/13 p 12/15 ~~V\W Access Flooring 12/13 a 12/16 1175 Finish Fixtures and Trim 12/28 > 2/8 1176 ‘ Plumbing Fixtures 12/28 > 1/17

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter 14th Quarter 1st Quarter 2nd Quart Mar | Apr I May I Jun Jul I Aug I Sep I Oct I Nov 1 Dec \ Jan 1” Feb ~| Mar I Apr 1177 Set Plumbing Fixtures 12/28 Q 1/5 1178 Finish Fixtures and Trim 1/10 FJ 1/17 1179 Toilet Partitions and Accessories 1/5 1/20 1180 Toilet Partitions 1/5 0 1/10 “ 1181 Toilet Accessories 1/17 | 1/20 1182~ Mechanical Thermostats / Control Devi 1/27 Q 1/31 ~Tf83 Electrical Cover Plates and Trim 1/27 [§j 2/3 1184 Misc Accessories / Mats / FE Cabinets 1/27 ? 2/3 1185 Window Coverings 1/27 FJ 2/1 1186 Final Cleaning 2/3 ? 2/8 1187 2nd Floor Mezzanine 10/4 b ™ 2/22 1188~ Start Improvements ? 10/4 1189 Overhead Rough in 10/4 WW 10/11 1190 Fire Sprinkler 10/4 F£10/11 1191 Plumbing 10/4 LTJ 10/11 1192 Mechanical 10/4 FJj 10/11 ~UW Electrical 10/4 a 10/11 “Tm” Other 10/4 LTJ 10/11 1195 Walls 10/11 “ 12/23 1196 Metal Stud Framing for Walls and Soffi 10/11 | n 11/1 1197” Wall Rough in 10/21 11/4 ~TT9~8~ Plumbing 10/21 CZH 11’4 ~TT99~ Electrical 10/21 OH 11/4 1200 Other 10/21 [ ] 11/4 1201 One Side Drywall 11/2 ? 11/12 1202 Insulation 11/10 ? 11/15 1203 Second Side Drywall 11/11 | | 12/3 1204 Tape and 1st Coat Walls 11/22 I I 12/10 1205 Finish Coat Walls / Texture 12/7 [ ] 12/21 1206 Prep Walls for Grid 12/21 D 12/23 1207 Ceilings 12/3 i » 1/24 ~T2~0~8~~ Ceiling Framing 12/3 ? 12/7 1209 Install Ceiling Grid 12/23 L~Z3 1/6 1210 Overhead Fixtures 1/3 1/10 1211 Cut Fire Sprinkler Drops 1/3 ? 1/10 ~T21~2~ Mechanical Drops 1/3 ? 1/10 1213 Electrical Fixtures 1/3 ? 1/10 ~T214~ Other 1/3 D 1/10 1215 Drywall Ceilings 12/7* 12/15 1216 Hang Drywall Ceilings 12/7 g 12/9 1217 Tape and 1st Coat Ceiling 12/9 ffi 12/13 12i~ir Finish Coat Ceilings / Texture 12/13 fl 12/15

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2nd Quarter 3rd Quarter j 4th Quarter 1 st Quarter 2nd Quart Mar [ Apr I May T Jun [ Jul 1 Aug ] Sep I Oct 1 Nov I Dec’ I Jan I Feb I Mar I Apr 1219 Acoustic Ceiling 1/10 m? 1/24 ~T2~20™ Drop Cut In Tiles and Tiles at Fixti 1/10 0 1/13 1221 Overhead Inspections 1/13 | 1/17 1222 Drop Ceiling Tiles 1/17 ? 1/24 1223 Conductors and Controls 12/3 m? 1/3 T224 Pull Conductors and Make up Wiring 12/3 12/10 1225 Pull Control Conductors and Make up 12/23 FR 1/3 1226 Install Door Frames 12/23 O 12/28 1227 Finishes 12/15 “ “¦ ¦ 2/17 1228 Ceramic Tile 12/28 1/12 1229 Toilet Room Floors and Walls 12/28 m=H 1/12 1230 Other Floor Areas 12/28 H 1/4 1231 Millwork 12/28 “ 2/3 “T232” Cabinets and Counters 12/28 0 1/3 1233 Finish Carpentry/Paneling/Trim 12/28 m 1/7 1234” Base and Other Trim 1/31 Q 2/3 1235 Doors 12/28 1 “ 2/17 ~~1~23“6” Swing Doors 12/28 ffl 1/5 1237 Install Hardware 2/7 f | 2/17 1238 Painting and Finishes 12/15 2/10 1239 Paint Walls and Ceilings 12/15 F£H 12/30 1240 Finish Trim and Other 2/3 ? 2/10 1241 Wall Covering 12/30 fjj 1/5 1242” Floor Covering 12/28 1/31 1243 VCT / Sheet Goods 1/5 Q 1/10 1244 Wood Flooring 1/24 g 1/27 1245 Carpeting 1/24 Q 1/31 1246 Other 12/28 fl 12/30 1247 Access Flooring 12/28 g 1/3 1~248 Finish Fixtures and Trim 1/12 1 2/22 1249 Plumbing Fixtures 1/12 1/31 1250 Set Plumbing Fixtures 1/12 ED 1/19 1251 Finish Fixtures and Trim 1/24 FJ3 1/31 1252 Toilet Partitions and Accessories 1/19 1 2/3 1253 Toilet Partitions 1/19 Fj 1/24 1254 Toilet Accessories 1/31 B 2/3 1255 Mechanical Thermostats / Control Devi 2/10 g 2/14 1256 Electrical Cover Plates and Trim 2/10 n 2/17 1257 Misc Accessories / Mats / FE Cabinet: 2/10 ? 2/17 1258 Window Coverings 2/10 FJ 2/15 1259 Final Cleaning 2/17 ? 2/22 1260 1 Tenant Improvement Inspection 2/22 3/18

J D Diffenbaugh, Inc HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS for HIGHLAND FAIRVIEW LOGISTICS I LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 12nd Quarter ~ 13rd Quarter 4th Quarter 11st Quarter !jlnd Quart Mar I Apr [ May I Jun | Jul I Aug I Sep 1 Oct I Nov I Dec I Jan I Feb I Mar I Apr I 1261 City Inspections 2/22 ? 3/1 “ 1262 Power and Utilities In Place 3/1 ? 3/8 “l~263~ Start up and Testing 3/8 ? 3/15 1264 Ready for Occupancy 3/15 D 3/18 1265 REMOTE AREA TENANT IMPROVEMENTS 8/23 ji 1/19 1266 Remote Office Column Lines 31 A 8/23 II I 11 I I I I I I 11 I I I I I 11/3 1267 Remote Office Column Lines 17 A 9/8 | | | I I I I I I I I I I i 11/3 1268 Remote Office Column Lines 16 A 10/12 I I I I M I I I n 11/23 1269 Remote Toilet Rooms Column Lines 5 A 11/10 FFHI I I I I I I I FFFH 1/19 1270 Remote Toilet Rooms Column Lines 9 N 11/5 II I I I I I I I I I I I I I I I I I 1/19 1271 Remote Office Column Lines 9 N 11/5 II I I I I I I I I I I I I ITTT1 1/19 1272 SITE IMPROVEMENTS 4/20 J mm 3/18 1273 Anticipated Site Development Improvements 4/20 I , ; ; ; : ; : : : :; : ,: i 3/18

J. 0. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I, LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ifj [Task Name I 2Q10 I 3Q10 I 4Q10 I 1Q11 I 2Q11 Mar Apr May Jun Jul I Aua ~ Sep Oct Nov I Dec Jan ~| Feb Mar | Apr May I J MILESTONES 4/19 1^™^^^^™^^™^^^^^"^^^™^^^^™^^^-^^^""^™^^"^^^"^™^^-^^^^^™^^ 3/17 2 CLIENTS KEY OBJECTIVE MILESTONES 4/19 ^^^-^^¦^^^¦^^—^^^^^^ 3/17 3 Start Grading Operations ? 4/19 4 Certify Center 1/3rd Building Pad 4 5/21 5 Start Mezzanine / Racking Vendor « 9/20 6 Shell Completion + 3/17 7 WEATHER DELAY ALLOCATIONS 4/26 ^a^iM^iBMia^^MB^MB^BB^aM^ 11/29 8 Allocation 1st Qtr Schedule-2 Days ? 4/26 9 Allocation 2nd Qtr Schedule — 3 Days + 6/1 10 Allocations 3rd Qtr Schedule — 2 Days ? 8/31 11 Allocation 4th Qtr Schedule — 3 Days ? 11/29 12 CRITICAL SITE MILESTONES 6/22 ^^^—^^—^^^ 9/14 13 Temporary Water in Place for Form Lumber ? 6/22 14 Temporary Water in Place for Roof Structure ? 7/15 15 Access Truck Route for Conveyance Vendor ? 9/14 16 CRITICAL CARRY OVER SHELL MILESTONES 7/2 pw^mm^h^mhb^b^ 12/7 17 Panels Places as Casting Area for Misc. Panels 7/2 ^^^^^^^^^^^^^^» 9/17 18 Center 3rd Column Line A ? 7/2 19 Center3rd Column Line N ? 7/12 ~~W East 3rd Column Line A ? 8/3 “21 East 3rd Column Line N ? 8/10 ~~22 West 3rd Column Line A ? 9/1 “JO West 3rd Column Line N ? 9/17 ~~24 Panel Lift Sequence 7/20 ^^^^^^^^^^^^ 9/29 25 Center 3rd Shell Panels Erection Complete ? 7/20 26 East 3rd Shell Panels Erection Complete ? 8/20 ~27 West 3rd Shell Panels Erection Complete ? 9/29 28 Exterior Treatments Complete 9/16 ^"^^^^^^^^^^^^^^ 12/7 29 Center 3rd Exterior Treatment Ready for Site Work ? 9/16 30 East 3rd Exterior Treatment Ready for Site Work ? 10/28 ~~31 West 3rd Exterior Treatment Ready for Site Work ? 12/7 ~32 33 GRADING MOBILIZATION 4/12*^4/16 34 Mobilization 4/12 V* 4/16 35 Mobilize Equipment 4/12 ffl 4/16 ~~36~~ Establish Water 4/12 ? 4/16 T7~ ROUGH GRADING 4/19 »^™^^~^^^^^^^^^^^^^^ 8/20 38 Temporary Erosion Control Measures 4/19 W 4/22 39 Initial Erosion Control 4/19 0 4/21 40 Diversion/Temporary Drainage Measures 4/20(3 4/22 ~~41 Clear and Grub (+/-15 acres/day) 4/20^^^^5/12 42 Column Line 17 thru 33 4/20 p 4/21

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name —’ 2Q10 3Q10 ‘ 4Q10 I 1Q11 2Q11 Mar Apr May Jun Jul Auq See Pel Nov Dec Jan Feb Mar Apr May J___43 Column Line 33 thru 49 4/22 0 4/23 44 Column Line 49 thru Property Line 4/28 fj 4/29 45 Column Line 17 thru 1 4/30 p 5/3 46 Column Line 1 thru West Property Line 5/4 g 5/5 47 Southern Drainage Area 5/6 | 5/6 ~~48 Parcel 2 5/7 fj 5/10 ~49 Parcel 1 5/11 g 5/12 50 Building 4/22 ^—^^^^"™^-^^™^^ 7/21 51 Overexcavation — Building Pad 4/22 ^™^^«^^^™^^^^"^ 7/13 52 Develop Bottom / Stockpile 4/22 ? 4/28 53 Column Line 17 thru 33 4/29 I 1 5/12 54 Column Line 33 thru 49 5/13 I I 5/28 ~ 55 Column Line 17 thru 1 6/29 I 1 7/13 56 Fine Grade Building Pad 5/11 ^^^^"^^^""^^ 7/20 57 Column Line 17 thru 33 5/11 r_Z] 5/19 58 Column Line 33 thru 49 5/27 II I I I I I I I 6/18 59 Column Line 17 thru 1 7/12 I—I 7/20 60 Certify Building Pad 5/18 ^^^—^^^^^^^ 7/21 61 Column Line 17 thru 33 5/18 Q 5/20 62 Column Line 33 thru 49 6/17 rjj 6/21 ~ 63 Column Line 17 thru 1 7/19 0 7/21 64 Site 5/4 ^^"^“m^™^^^^^™^^^^ 8/20 65 Box Storm Drain Excavation / Temporary Slope 5/4 C3 5’12 66 South Truck Court 6/7 | | 6/16 67 East Side 6/17 I 1 6/28 ~ 68 Eucalyptus Street 7/22 r_TJ 7/29 69 Parcel 2 7/30 EP 8/4 70 Parcel 3 8/5 EH 8/10 71 North Truck 8/11 53 8/16 72 West Side 8/17 g 8/20 ~^73 TEMPORARY FIRE WATER and ACCESS ROAD 4/29 f^—«^^^^^^^^^^^^^^^^^™^ 9/7 74 Temporary 12” Above Grade Fire Water Line 4/29^^^^5/18 75 Point of Connection for Temporary Service 4/29 J 4/30 76 Install Above Grade Water System — 2,700 If 5/3 rTTTI 5/14 77 Temporary Connection to On-Site Fire Water System 5/17 g 5/18 78 Below Grade Fire Water In Place Column Line 17 thru 49 ? 6/16 79 Temporary Above Grade on Building Pad Column Line 17 In P « 6/23 80 Remaining Below Grade Water In Place Column Line 1 thru 11 ? 9/7 81 ~l32~SITE IMPROVEMENTS 5/6 ^^^—^^^^^^^^^^^^^^^^™^^^^^^^^^^^^^^^^^^^^ 2/16 83 Utilities 5/6 ^^^^^^^^^^^^^^""^^^^^ 9/17 84 Box Storm Drain 5/6 ^^^^^^^^^^^^^^^^ 8/12

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID jTask Name I I 2Q10 I 3Q10 I 4Q10 10.11 2Q11 Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May J___85 Excavation Complete + 5/12 86 Box Storm Drain — Form, Ftebar, Place, Strip and ( 5/6 ^^""^™^^^™™^^"^"^^ 8/5 87 Station 95+00 thru 98+00 5/6 I I I I I I I 5/26 88 Station 95+00 to 108+00 5/27 [I I I I I I I I I I I I I I I I I I I I I I II 8/5 89 Station 122+56 to 108+00 5/6 I I I I I I I I I I I I I I I I I I I I I I I I I I Fffll 8/5 90 Critical Backfill Zone — No Scrappers 6/10 ifm^m^mma^a^mm^f 8/12 ~91 Station 95+00 thru 98+00 6/10 FH 6/16 92 Station 95+00 to 108+00 7/1 I I I I I I I ‘ I I II I II 8/12 93 Station 122+56 to 108+00 7/1 I I I I I I I I I I I I I II 8/12 94 Storm Drain Laterals 7/16 ^"^^^^^ 8/23 95 Lateral F-7 7/16 JSEl 7/26 96 Lateral F-6 7/22 EB 7/30 97 Lateral F-5 7/28 D3 8/5 98 Lateral D-6 8/3 FFFfl 8/11 99 Lateral D-5 8/9 p^ 8/17 100 Lateral F-2 8/13 ffi 8/19 101 Lateral F-2A 8/17 ffl 8/23 102 Sewer 6/17 i^^^^^^^™^™^^^^^ 9/17 103 East Truck Lane -1,200 f I 6/29 ^^^^ 7/22 104 Survey 6/29 [ 6/29 105 Excavate 6/30 f£FJ 7/8 106 Install Sewer Piping 7/2 am 7/12 107 Install Manholes Bottoms and Clean Out Risers 7/12 a 7/14 108 Backfill Lifts 7/13 H 7/20 109 Top Out Manholes and Clean-outs 7/21 rj 7/22 110 South Truck Court (West End) — 450 If 6/17 ^^^ 7/1 111 Survey 6/17 J 6/17 112 Excavate 6/18 JfJ 6/21 113 Install Sewer Piping 6/22 g 6/23 114 Install Manholes Bottoms and Clean Out Risers 6/23 Q 6/25 115 Backfill Lifts 6/28 E 6/29 116 Top Out Manholes and Clean-outs 6/30 J 7/1 117 South Truck Court (East End) — 370 If 6/18 ^^^* 7/6 118 Survey 6/18 [ 6/18 119 Excavate 6/22 B 6/23 120 Install Sewer Piping 6/24 | 6/25 121 Install Manholes Bottoms and Clean Out Risers 6/25 Efl 6/29 122 Backfill Lifts 6/30 a 7/1 123 Top Out Manholes and Clean-outs 7/2 [JJ 7/6 124 West Truck Lane -1,100 If 8/23 ^—^^ 9/17 125 Survey 8/23 [ 8/23 126 Excavate 8/24 FFFfl 9/2 ^^^^^=^=^^=^^====^==^_^^^^^^^^^^^^ ==

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” iD [Task Name I I 2Q10 I ~ 3Q10 I 4Q10 I 10.11 I 2Q11 Mar Apr I May I Jun Jul I Aug I Sep I Oct Nov Dec I Jan I Feb Mar I Apr I May J___127 Install Sewer Piping 8/26 rrm 9/7 128 Install Manholes Bottoms and Clean Out Risers 9/7 g 9/9 129 Backfill Lifts 9/8 EH 9/15 130 Top Out Manholes and Clean-outs 9/16 | 9/17 131 East / South East Parking — 300 If 6/30 f^~^^» 7/26 132 Survey 6/30 ] 6/30 133 Excavate 7/9 |g 7/12 134 Install Sewer Piping 7/13 j] 7/14 135 Install Manholes Bottoms and Clean Out Risers 7/14 FJ 7/16 136 Backfill Lifts 7/21 g 7/22 137 Top Out Manholes and Clean-outs 7/23 g 7/26 138 Firewater 5/13 ^^^—^^m"^^™^^^~™i^^^ 9/16 139 North Truck Court-Col 17 thru 33 5/13^^5/28 140 Survey 5/13 I 5/13 141 Excavate 5/14 pa 5/19 142 Install Water System Piping, Laterals and Devio 5/17 [f] 5/20 143 Install Thrust Blocks / Restraints 5/18 0 5/21 144 Load and Test System 5/24 ] 5/25 145 Backfill 5/25 g 5/27 146 Install Above Grade Devices 5/27 J 5/28 147 North East Truck Court — Col 33 thru 49 5/20 ^^^^^ 6/16 148 Survey 5/20 J 5/20 149 Excavate 5/21 Q 5/26 150 Install Water System Piping, Laterals and Devio 5/27 Hffl 6/8 151 Install Thrust Blocks / Restraints 5/28 (TTn 6/9 152 Load and Test System 6/10 0 6/11 153 Backfill 6/11 E 6/15 154 Install Above Grade Devices 6/15 | 6/16 ~T55~~ East Truck Lane 5/17 ^^^^^ 6/16 156 Survey 5/17 fj 5/17 157 Excavate 5/18 g 5/21 158 Install Water System Piping, Laterals and Devic 5/27 mm 6/8 159 Install Thrust Blocks / Restraints 5/28 FFFH 6/9 160 Load and Test System 6/10 g 6/11 161 Backfill 6/11 EH 6/15 162 Install Above Grade Devices 6/15 | 6/16 163 South Truck Court-Col 17 thru 30 5/14 ^^^^^ 6/10 164 Survey 5/14 | 5/14 165 Excavate 5/17 ffl 5/20 166 Install Water System Piping, Laterals and Devic 5/21 EB 5/26 167 Install Thrust Blocks / Restraints 5/24 g 5/27 168 Load and Test System 5/28 FFFfl 6/7 ^^^^=^^^^^^^^^^^

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT’S” iD [Task Name I I 2Q10 I 3Q10 I 4Q10 I 1Q11 I 2Q11 Mar I Apr I May Jun Jul I Aug I Sen Oct Nov I Dec i Jan Feb I Mar I Apr May I J 169 Backfill 6/7 rj 6/9 170 Install Above Grade Devices 6/9 fj 6/10 171 North West Truck Court — Col 1 thru 17 8/5 ^-^^ 8/23 172 Survey 8/5 ] 8/5 173 Excavate 8/6 EH 8/11 174 Install Water System Piping, Laterals and Devic 8/9 fl] 8/12 175 Install Thrust Blocks / Restraints 8/10 0 8/13 176 Load and Test System 8/16 | 8/17 177 Backfill 8/17 g 8/20 178 Install Above Grade Devices 8/20 a 8/23 179 South West Truck Court — Col 1 thru 17 8/6 ^—^^ 8/27 180 Survey 8/6 ( 8/6 181 Excavate 8/12 [Q 8/17 182 Install Water System Piping, Laterals and Devic 8/13 Q 8/18 183 Install Thrust Blocks / Restraints 8/16 p 8/19 184 Load and Test System 8/20 a 8/23 185 Backfill 8/23 a 8/26 186 Install Above Grade Devices 8/26 fl 8/27 187 West Truck Lane 8/9 ^—^^ 9/7 188 Survey 8/9 | 8/9 189 Excavate 8/18 pa 8/23 190 Install Water System Piping, Laterals and Devic 8/19 H 8/24 191 Install Thrust Blocks / Restraints 8/20 H 8/25 192 Load and Test System 8/26 g 8/27 193 Backfill 8/27 Effl 9/3 194 Install Above Grade Devices 9/3 B 9/7 195 East / South East Parking — Col 30 thru 49 5/18 ^^^^^"^ 6/23 196 Survey 5/18 ( 5/18 197 Excavate 5/19 ffi 5/24 198 Install Water System Piping, Laterals and Devic 6/9 Efl 6/14 199 Install Thrust Blocks / Restraints 6/10 EH 6/15 200 Load and Test System 6/16 p 6/17 201 Backfill 6/17 EFJ 6/22 202 Install Above Grade Devices 6/22 g 6/23 203 Charge, Test, Chlorinate and Inspect 9/8 EB 9/14 204 Complete Point of Connection / Active Service 9/15 g 9/16 205 Pump House Equipment 6/16 ^^^^^^^^^^^ 8/5 206 Pump House Structure In Place ? 6/16 207 Install Pump House Equipment 6/17 7/8 208 Electrical System Installation 7/9 FFffl 7/22 209 Fueling and Testing 7/23 DJTJ 8/5 210 Domestic Water 7/2 ^^^^^^"^^ 8/16 ^^^^^^^^^^^^^—:^==^==^^=^^^^=

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID iTask Name I 2Q10 3Q10 | 4Q10 I 1Q11 [ 2Q11 Mar f Apr May Jun Jul Auq Sep Oct Nov Dec Jan Feb Mar [ Apr ~ May J___211 South Truck Court (West End) — 380 If 7/2 ^^^^ 7/23 212 Survey 7/2 j 7/2 213 Excavate 7/6 g 7/7 214 Prepare Point of Connection 7/8(7/8 215 Install Water Piping 7/9 £] 7/12 216 Backfill 7/13 | 7/13 217 Install Above Grade Devices 7/13 | 7/14 218 Charge, Test, Chlorinate and Inspect 7/15 p 7/21 219 Complete Point of Connection / Active Service 7/22 j 7/23 220 East / South East Parking — 310 If 7/27 ^^"^ 8/16 221 Survey 7/27 I 7/27 222 Excavate 7/28 (J 7/29 223 Prepare Point of Connection 7/30 | 7/30 224 Install Water Piping 8/2 g 8/3 225 Backfill 8/4 I 8/4 226 Install Above Grade Devices 8/4 fj 8/5 227 Charge, Test, Chlorinate and Inspect 8/6 fg 8/12 228 Complete Point of Connection / Active Service 8/13 O 8/16 229 Dock Ramp and Stairs 7/2 ^^^^^^"^^^^^^^^^^ 10/5 230 Dock Ramp and Stair Panels (Cast on Wall Panels) 7/2 ^^^^^^^^^^^™^"^^ 10/1 231 Column Line A-17 thru 33-(18 Panels) 7/2 V^^ 7/19 232 Layout and Snap Lines 7/2 g 7/2 233 ~ Form Panels and Apply Bond Breaker 7/2 ffl 7/6 234 Install Down Feature Element / Side Embeds 7/7 | 7/7 235 Install Panel Reinforcing Steel / Lift Steel 7/7 0 7/8 ~~236 Ring Panel / Panel Check 7/9 | 7/9 237 Place and Finish Panel 7/12 0 7/12 238 Cure Time Prior to Lift 7/13 [33 7/19 239 Strip Formwork and Clean 7/16 17/16 240 Column Line N -17 thru 33 — (22 Panels) 7/12 ^^^ 7/26 241 Layout and Snap Lines 7/12 ] 7/12 242 Form Panels and Apply Bond Breaker 7/12 p 7/13 243 Install Down Feature Element/Side Embeds 7/14 I 7/14 244 Install Panel Reinforcing Steel / Lift Steel 7/14 p 7/15 245 Ring Panel / Panel Check 7/16(7/16 246 Place and Finish Panel 7/19 ] 7/19 247 Cure Time Prior to Lift 7/20 fjg 7/26 248 Strip Formwork and Clean 7/23 | 7/23 249 Column Line A — 33 thru 49 — (20 Panels) 8/3 ^^^ 8/17 250 Layout and Snap Lines 8/3 I 8/3 251 Form Panels and Apply Bond Breaker 8/3 g 8/4 252 Install Down Feature Element / Side Embeds 8/5 [ 8/5

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID [Task Name I 2Q10 3Q10 4Q10 1Q11 ~ 2Q11 Mar f Apr May Jun Jul I Auq ~ Sep Oct Nov Dec Jan Feb Mar Apr May J___253 Install Panel Reinforcing Steel 7 Lift Steel 8/5 p 8/6 254 Ring Panel / Panel Check 8/9 g 8/9 255 Place and Finish Panel 8/10 I 8/10 256 Cure Time Prior to Lift 8/11 Eg 8/17 257 Strip Formwork and Clean 8/16 g 8/16 258 Column Line N — 33 thru 49 — (14 Panels) 8/10 ^—^ 8/24 259 Layout and Snap Lines 8/10)8/10 260 Form Panels and Apply Bond Breaker 8/10 | 8/11 261 Install Down Feature Element / Side Embeds 8/12 J 8/12 262 Install Panel Reinforcing Steel / Lift Steel 8/12 g 8/13 263 Ring Panel / Panel Check 8/16 | 8/16 264 Place and Finish Panel 8/17 j 8/17 265 Cure Time Prior to Lift 8/18 n 8/24 266 Strip Formwork and Clean 8/23 1 8/23 267 Column Line A -1 thru 17 — (20 Panels) 9/2 ^-^ 9/17 268 Layout and Snap Lines 9/2 1 9/2 269 Form Panels and Apply Bond Breaker 9/2 fj 9/3 270 Install Down Feature Element / Side Embeds 9/7 | 9/7 271 Install Panel Reinforcing Steel / Lift Steel 9/7 g 9/8 272 Ring Panel / Panel Check 9/9 g 9/9 273 Place and Finish Panel 9/10 J 9/10 274 Cure Time Prior to Lift 9/13 Q 9/17 275 Strip Formwork and Clean 9/16(9/16 276 Column Line N -1 thru 17 — (22 Panels) 9/17 ^-^ 10/1 277 Layout and Snap Lines 9/17 g 9/17 278 Form Panels and Apply Bond Breaker 9/17 a 9/20 279 Install Down Feature Element / Side Embeds 9/21 l 9/21 280 Install Panel Reinforcing Steel / Lift Steel 9/21 g 9/22 281 Ring Panel / Panel Check 9/23 | 9/23 282 Place and Finish Panel 9/24 | 9/24 283 Cure Time Prior to Lift 9/27 gg 10/1 284 Strip Formwork and Clean 9/30 [ 9/30 285 Ramp Wall and Stair Foundations 7/2 ^^^^^^^^^^^^^^^ 9/29 286 Column Line A -17 thru 33 7/2 ^^^ 7/15 287 Layout and Excavate Setting Pads 7/2 g 7/2 288 Receive, Inventory and Store Anchor Bolt Asser 7/2 g 7/2 289 Install Rebar 7/6 ( 7/6 290 Install Embeds 7/6 J 7/6 291 Place Foundations 7/7 ] 7/7 292 Strip Forms and Clean Embeds 7/8 g 7/8 293 Install Erection Pads 7/8 1 7/8 294 Cure Time Prior to Loading 7/9 f£B 7/15

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID [Task Name 2Q10 I 3Q10 4Q10 1Q11 2Q11 Mar Apr I May I Jun Jul I Auq Sep Oct Nov Dec Jan Feb Mar Apr May I J 295 Column Line N -17 thru 33 7/12 ^^ 7/22 296 Layout and Excavate Setting Pads 7/12 J 7/12 297 Receive, Inventory and Store Anchor Bolt Asser 7/12 j 7/12 298 Install Rebar 7/13 | 7/13 299 Install Embeds 7/13 | 7/13 300 Place Foundations 7/14 I 7/14 301 Strip Forms and Clean Embeds 7/15 I 7/15 302 Install Erection Pads 7/15 0 7/15 303 Cure Time Prior to Loading 7/16 EH 7/22 304 Column Line A — 33 thru 49 8/3 ^"^ 8/13 305 Layout and Excavate Setting Pads 8/3 I 8/3 306 Receive, Inventory and Store Anchor Bolt Asser 8/3 1 8/3 307 Install Rebar 8/4 | 8/4 308 Install Embeds 8/4 | 8/4 309 Place Foundations 8/5 I 8/5 310 Strip Forms and Clean Embeds 8/6 8 8/6 311 Install Erection Pads 8/6 g 8/6 312 Cure Time Prior to Loading 8/9 Q3 8/13 313 Column Line N — 33 thru 49 8/10 »-^> 8/20 314 Layout and Excavate Setting Pads 8/10 ] 8/10 315 Receive, Inventory and Store Anchor Bolt Asser 8/10 | 8/10 316 Install Rebar 8/11 B 8/11 317 Install Embeds 8/11 fj 8/11 318 Place Foundations 8/12 j 8/12 319 Strip Forms and Clean Embeds 8/13 I 8/13 320 Install Erection Pads 8/13 I 8/13 321 Cure Time Prior to Loading 8/16 Q 8/20 322 Column Line A-1 thru 17 9/2 ^^^ 9/15 323 Layout and Excavate Setting Pads 9/2 I 9/2 324 Receive, Inventory and Store Anchor Bolt Asser 9/2 I 9/2 325 Install Rebar 9/3 1 9/3 326 Install Embeds 9/3 1 9/3 327 Place Foundations 9/7 | 9/7 328 Strip Forms and Clean Embeds 9/8 I 9/8 329 Install Erection Pads 9/8 fj 9/8 330 Cure Time Prior to Loading 9/9939/15 331 Column Line N -1 thru 17 9/17 ^^ 9/29 332 Layout and Excavate Setting Pads 9/17 1 9/17 333 Receive, Inventory and Store Anchor Bolt Asser 9/17 g 9/17 334 Install Rebar 9/20 I 9/20 335 Install Embeds 9/20 [ 9/20 336 Place Foundations 9/21 | 9/21

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name I 2Q10 I 3Q10 I 4Q10 I 1Q11 2Q11 Mar Apr May Jun Jul Auq Sep Pel Nov I Dec Jan I Feb Mar Apr May J___337 Strip Forms and Clean Embeds 9/22 | 9/22 338 Install Erection Pads 9/22 J 9/22 339 Cure Time Prior to Loading 9/23 Eg 9/29 340 Erect Ramp Walls (Lift with Building) 7/23 Jj™^^^^™^™™^ 9/30 341 Column Line N -17 thru 33 + 7/23 342 Column Line A — 33 thru 49 + 8/20 343 Column Line A -1 thru 17 + 9/29 344 Column Line N -1 thru 17 + 9/30 345 Erect Stair Walls / Brace / Place Locking Footing 7/20 ^^"^^^^^"^^"^"^ 10/5 346 Column Line A -17 thru 33 — (18 Panels) 7/20 g 7/22 347 Column Line N -17 thru 33 — (16 Panels) 7/26 B 7/28 348 Column Line A — 33 thru 49 — (14 Panels) 8/20 g] 8/24 349 Column Line N — 33 thru 49 — (14 Panels) 8/24 Q 8/26 350 Column Line A -1 thru 17 — (14 Panels) 9/29 FJ 10/1 351 Column Line N -1 thru 17 — (16 Panels) 10/1 H 10/5 352 Truck Court Concrete Paving 7/23 ^^^^^^^^^^^^™™^ 10/13 353 Column Line A -17 thru 33 — (+/-56,000 sf) 7/23 ^W 7/29 354 Fine Grade and Prep 7/23 O 7/26 355 Place and Finish Concrete 7/27 a 7/29 356 Column Line N -17 thru 30 - (+/-42,000 sf) 7/29 ^» 8/4 357 Fine Grade and Prep 7/29 F, 7/30 358 Place and Finish Concrete 8/2 g 8/4 359 Truck Court Paving In Place for Conveyance Vendor ? 8/4 360 Column Line A — 33 thru 45 - (+/-44.000 sf) 8/25 T-v 9/2 361 Fine Grade and Prep 8/25 a 8/26 362 Place and Finish Concrete 8/27 B3 9/2 363 ColumnLineA-3thru17-(+/-46,000sf) 10/4^10/8 364 Fine Grade and Prep 10/4 a 10/5 365 Place and Finish Concrete 10/6 g 10/8 366 Column Line N — 3 thru 17 — (+/-46.000 sf) 10/6 V^ 10/13 367 Fine Grade and Prep 10/6 0 10/7 368 Place and Finish Concrete 10/11 n 10/13 369 Site Screen Walls / Trash Enclosures / Pump House Walls 6/28 ^""^“i^^^^^^^^^^^^^^^ 10/20 370 Foundations 6/28 ^^^^^^^^^^^^^i 9/10 371 NE Truck Court Internal Screen (Lift with Building 7/21 ^^^ 8/2 372 Layout and Excavate Setting Pads 7/21 I 7/21 373 Receive, Inventory and Store Anchor Bolt Asser 7/21 I 7/21 “ 374 Install Rebar 7/22 J 7/22 375 Install Embeds 7/22 | 7/22 376 Place Foundations 7/23 ] 7/23 377 Strip Forms and Clean Embeds 7/26 | 7/26 378 Install Erection Pads 7/26 | 7/26 ^==^^=^^^^^^==^==^==^^=^ =^^^^^^^^^^^^^^^^^^^^^^^=

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID [Task Name I I 2Q10 I 3Q10 I 4Q10 I 1Q11 2Q11 Mar I Apr I May I Jun I Jul I Auq I Sep Pel I Nov I Dec I Jan I Feb I Mar I Apr I May I J___379 Cure Time Prior to Loading 7/27 n 8/2 380 NW Truck Court Internal Screen (Lift with Buildin 8/18 ^^ 8/30 381 Layout and Excavate Setting Pads 8/18 p 8/18 382 Receive, Inventory and Store Anchor Bolt Asser 8/18 j 8/18 “ 383 Install Rebar 8/19 I 8/19 384 Install Embeds 8/19 | 8/19 385 Place Foundations 8/20 | 8/20 386 Strip Forms and Clean Embeds 8/23 [ 8/23 387 Install Erection Pads 8/23 I 8/23 388 Cure Time Prior to Loading 8/24 EH 8/30 389 South Truck Court Internal Security Screen (Lift v 6/28 ^•^ 7/9 390 Layout and Excavate Setting Pads 6/28 | 6/28 391 Receive, Inventory and Store Anchor Bolt Asser 6/28 | 6/28 392 Install Rebar 6/29 8 6/29 393 Install Embeds 6/29 g 6/29 394 Place Foundations 6/30 ] 6/30 395 Strip Forms and Clean Embeds 7/1 | 7/1 396 Install Erection Pads 7/1 | 7/1 397 Cure Time Prior to Loading 7/2 g=g 7/9 398 Southern Truck Court — Group #1 8/19 ^^^ 9/2 “ 399 Layout and Excavate Setting Pads 8/19 ] 8/19 400 Receive, Inventory and Store Anchor Bolt Asser 8/19 J 8/19 401 Install Rebar 8/20 | 8/20 ~~402~ Install Embeds 8/20 J 8/20 “ 403 Place Foundations 8/23 I 8/23 404 Strip Forms and Clean Embeds 8/24 J 8/24 405 Install Erection Pads 8/24 J 8/24 406 Cure Time Prior to Loading 8/25 (ga 9/2 407 Southern Truck Court — Group #2 8/20 «bb^ 9/3 408 Layout and Excavate Setting Pads 8/20 | 8/20 ~~409- Receive, Inventory and Store Anchor Bolt Asser 8/20 I 8/20 410 Install Rebar 8/23 j 8/23 411 Install Embeds 8/23 I 8/23 412 Place Foundations 8/24 0 8/24 ~ 413 Strip Forms and Clean Embeds 8/25 J 8/25 “ 414 Install Erection Pads 8/25 g 8/25 415 Cure Time Prior to Loading 8/26 EBB 9/3 ~ 416 Southern Truck Court — Group #3 8/23 v*^^ 9/7 417 Layout and Excavate Setting Pads 8/23 | 8/23 418 Receive, Inventory and Store Anchor Bolt Asser 8/23(8/23 419 Install Rebar 8/24 g 8/24 “ 420 Install Embeds 8/24 g 8/24

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT’S” ID [Task Name I I 2Q10 3Q10 I 4Q10 I 1Q11 I 2Q11 Mar I Apr May T Jun Jul I Auq I Sep Oct I Nov I Dec I Jan I Feb I Mar Apr I May J___421 Place Foundations 8/25 | 8/25 422 Strip Forms and Clean Embeds 8/26 | 8/26 423 Install Erection Pads 8/26 I 8/26 424 Cure Time Prior to Loading 8/27 ITffl 9/7 425 Southern Truck Court — Group #4 8/24 ^™^ 9/8 426 Layout and Excavate Setting Pads 8/24 J 8/24 427 Receive, Inventory and Store Anchor Bolt Asser 8/24 J 8/24 428 Install Rebar 8/25 [ 8/25 429 Install Embeds 8/25 j 8/25 430 Place Foundations 8/26 1 8/26 431 Strip Forms and Clean Embeds 8/27 1 8/27 432 “ Install Erection Pads 8/27 | 8/27 433~ Cure Time Prior to Loading 8/30 [mi 9/8 434 Southern Truck Court — Group #5 8/25 ^^^ 9/9 435 Layout and Excavate Setting Pads 8/25 0 8/25 436 Receive, Inventory and Store Anchor Bolt Asser 8/25 [ 8/25 437 Install Rebar 8/26 | 8/26 438 Install Embeds 8/26 I 8/26 439 Place Foundations 8/27 J 8/27 440 Strip Forms and Clean Embeds 8/30 ] 8/30 441 Install Erection Pads 8/30 B 8/30 442 Cure Time Prior to Loading 9/2 E| 9/9 443 East Parking Internal Security Screen 8/26^^^9/10 444 Layout and Excavate Setting Pads 8/26 | 8/26 445 Receive, Inventory and Store Anchor Bolt Asser 8/26 | 8/26 446 Install Rebar 8/27 I 8/27 447 Install Embeds 8/27 [ 8/27 448 Place Foundations 8/30 J 8/30 449 Strip Forms and Clean Embeds 9/2 1 9/2 450 Install Erection Pads 9/2 0 9/2 451 Cure Time Prior to Loading 9/3 H=H 9/10 452 Screen Wall Panels - Cast on Slab 7/12 ^^^^^^^"^^^^ 9/20 453 NE Truck Court Internal Screen (Lift with Buildinc 8/3^^^8/18 454 Layout and Snap Lines 8/3 1 8/3 455 Form Panels and Apply Bond Breaker 8/3 g 8/4 456 Install Down Feature Element / Side Embeds 8/5 I 8/5 457 Install Panel Reinforcing Steel 8/5 ffl 8/9 458 Install Lift Steel 8/9 ] 8/9 459 Install Upside Panel Embeds 8/9 [ 8/9 460 Ring Panel / Panel Check 8/10)8/10 461 Place and Finish Panel 8/11 B 8/11 462 Cure Time Prior to Lift 8/12 rfrj 8/18

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FA1RVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID iTask Name I 2Q10 I 3Q10 I 4Q10 I 1Q11 I 2Q11 ~ Mar Apr I May Jun Jul Aug Sep Oct Nov Dec Jan Feb I Mar ~ Apr May J_ 463 Strip Formwork and Clean 8/17 g 8/17 464 Install Panel Braces 8/18 I 8/18 “ 465 NW Truck Court internal Screen (Lift with Buildin 9/2 ^^"^ 9/20 466 Layout and Snap Lines 9/2 j 9/2 467 Form Panels and Apply Bond Breaker 9/2 g 9/3 468 Install Down Feature Element / Side Embeds 9/7 | 9/7 469 Install Panel Reinforcing Steel 9/7 B 9/9 470 Install Lift Steel 9/9 | 9/9 471 Install Upside Panel Embeds 9/9 I 9/9 472 Ring Panel / Panel Check 9/10 [J 9/10 “ 473 Place and Finish Panel 9/13 J 9/13 474 Cure Time Prior to Lift 9/14 EH 9/20 475 Strip Formwork and Clean 9/17 J 9/17 “ 476 Install Panel Braces 9/20 1 9/20 “ 477 South Truck Court Internal Security Screen (Lift v 7/12 ^^ 7/27 “ 478 Layout and Snap Lines 7/12 a 7/12 479 Form Panels and Apply Bond Breaker 7/12 g 7/13 ~~480 Install Down Feature Element / Side Embeds 7/14 J 7/14 481 Install Panel Reinforcing Steel 7/14 g 7/16 “ 482 Install Lift Steel 7/16 [ 7/16 483 Install Upside Panel Embeds 7/16 g 7/16 “iei~ Ring Panel / Panel Check 7/19 | 7/19 “ 485 Place and Finish Panel 7/20 I 7/20 486 Cure Time Prior to Lift 7/21 gg 7/27 “ 487 Strip Formwork and Clean 7/26 | 7/26 488 Install Panel Braces 7/27 | 7/27 489 Temporary Casting Slab 7/19 ^^^^^^^"^^^^^^^^ 10/18 “ 490 Prepare Grade for Casting Slab 7/19 g 7/23 491 Place Casting Slab 7/26 g 7/28 492 Remove Casting Slab / Dead Men 10/14 H 10/18 493 Screen Wall Panels 9/3 ^^^^^^^ 10/12 “ 494 Southern Truck Court 9/3 ^^^^^^ 10/7 “ 495 Southern Truck Court — Group #1 (+/- 30 Pan< 9/3 ^^™V 9/21 “ 496 Layout and Snap Lines 9/3 I 9/3 497 Form Panels and Apply Bond Breaker 9/3 H 9/7 498 Install Down Feature Element / Side Ember 9/8 J 9/8 499 Install Panel Reinforcing Steel 9/8 Q 9/10 500 Install Lift Steel 9/10 8 9/10 501 Install Upside Panel Embeds 9/10 g 9/10 “ 502 Ring Panel / Panel Check 9/13 I 9/13 503 Place and Finish Panel 9/14 g 9/14 504 Cure Time Prior to Lift 9/15 fa 9/21

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT’S” ID Task Name ~ 2Q10 3Q10 4Q10 1Q11 2Q11 Mar I Apr May Jun Jul Aug I Sep I Oct Nov Dec Jan Feb Mar Apr I May J___505 Strip Formwork and Clean 9/20 I 9/20 506 Install Panel Braces 9/21 I 9/21 507 Southern Truck Court - Group #2 (+/- 30 Pant 9/7 ^™^^ 9/24 508 Layout and Snap Lines 9/7 | 9/7 509 Form Panels and Apply Bond Breaker 9/8 g 9/9 510 Install Down Feature Element / Side Embei 9/10 ] 9/10 511 Install Panel Reinforcing Steel 9/13 JJ 9/15 512 Install Lift Steel 9/15 ] 9/15 513 Install Upside Panel Embeds 9/15 g 9/15 514 Ring Panel / Panel Check 9/16(9/16 515 Place and Finish Panel 9/17 I 9/17 516 Cure Time Prior to Lift 9/20 Eg 9/24 517 Strip Formwork and Clean 9/23 | 9/23 518 Install Panel Braces 9/24 g 9/24 519 Southern Truck Court — Group #3 (+/- 30 Pant 9/8 ^^^^ 9/29 520 Layout and Snap Lines 9/8 1 9/8 521 Form Panels and Apply Bond Breaker 9/10 Q 9/13 ~~522 Install Down Feature Element / Side Embec 9/14 1 9/14 523 Install Panel Reinforcing Steel 9/16 o 9/20 524 Install Lift Steel 9/20 [ 9/20 525 Install Upside Panel Embeds 9/20 1 9/20 ~526~ Ring Panel / Panel Check 9/21 I 9/21 527 Place and Finish Panel 9/22 I 9/22 528 Cure Time Prior to Lift 9/23 ffl 9/29 529 Strip Formwork and Clean 9/28 I 9/28 530 Install Panel Braces 9/29 | 9/29 531 Southern Truck Court - Group #4 (+/-30 Pant 9/9 *^—p 10/4 532 Layout and Snap Lines 9/9 g 9/9 533 Form Panels and Apply Bond Breaker 9/14 g 9/15 534 Install Down Feature Element / Side Embec 9/16 I 9/16 535 Install Panel Reinforcing Steel 9/21 g 9/23 ‘ 536 Install Lift Steel 9/23 | 9/23 537 Install Upside Panel Embeds 9/23 | 9/23 538 Ring Panel / Panel Check 9/24 | 9/24 539 Place and Finish Panel 9/27 | 9/27 540 Cure Time Prior to Lift 9/28 H 10/4 541 Strip Formwork and Clean 10/1110/1 “ 542 Install Panel Braces 10/4 1 10/4 “ 543 Southern Truck Court — Group #5 (+/- 30 Pant 9/10 ^^^^^ 10/7 544 Layout and Snap Lines 9/10 19/10 545 Form Panels and Apply Bond Breaker 9/16 g 9/17 546 Install Down Feature Element / Side Embec 9/20 | 9/20 ^^^^^^^^^^^^^^^^^^^^^^^^_^^^^^^

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT’S” ID [Task Name I J 2Q10 I 3Q10 4Q10 1Q11 2Q11 Mar Apr May Jun Jul I Aug ~ Sep Oct Nov Dec Jan Feb Mar Apr May J___547 Install Panel Reinforcing Steel 9/24 ETJ 9/28 “ 548 Install Lift Steel 9/28 | 9/28 “ 549 Install Upside Panel Embeds 9/28 ] 9/28 550 Ring Panel / Panel Check 9/29 | 9/29 551 Place and Finish Panel 9/30 J 9/30 552 Cure Time Prior to Lift 10/1 En 10/7 “ 553 Strip Formwork and Clean 10/6 8 10/6 554 Install Panel Braces 10/7(10/7 -555 East Parking Internal Security Screen (+/-16 Para 9/13 ^"^^^^ 10/12 “ 556 Layout and Snap Lines 9/13(9/13 557 Form Panels and Apply Bond Breaker 9/20 B 9/21 “558 Install Down Feature Element / Side Embeds 9/22 | 9/22 “559 Install Panel Reinforcing Steei 9/29 0 10/1 “560 Install Lift Steel 10/1 [ 10/1 561 Install Upside Panel Embeds 10/1 ] 10/1 562 Ring Panel / Panel Check 10/4 j 10/4 “563 Place and Finish Panel 10/5 |] 10/5 “564 Cure Time Prior to Lift 10/6 QQ| 10/12 “565~~ Strip Formwork and Clean 10/11 J 10/11 ~56£T Install Panel Braces 10/12 [ 10/12 “567 Panel Erection 7/28 ^^^^^^^^^^^^^i 10/13 568 Crane Delivery and Assembly 8/12 g 8/13 569 Crane Access / Travel Prepared 8/16 jj 8/17 570 Erect Panels 7/28 ^-^^^^^^^—^^^ 10/13 571 NE Truck Court Internal Screen (Lift with Buildin 8/19 0 8/19 “572 NW Truck Court Internal Screen (Lift with Buildir 9/28 8 9/28 “573 South Truck Court Internal Security Screen (Lift 7/28 I 7/28 574 Southern Truck Court 9/22^^^^10/11 575 Panel Group #1 (+/-30 Panels) 9/22 g 9/23 “576~ Panel Group #2 (+/-30 Panels) 9/27 fl 9/28 ~HfT~ Panel Group #3 (+/-30 Panels) 9/30 0 10/1 578 Panel Group #4 (+/-30 Panels) 10/5 n 10/6 579 Panel Group #5 (+/-30 Panels) 10/8^10/11 580 East Parking Internal Security Screen (+/-16 Pa 10/13 J 10/13 581 Plumb, Line and Brace 7/29 ^^^^^^^^^^^^^ 10/15 582 NE Truck Court Internal Screen (Lift with Building) 8/20 g 8/23 “583 NW Truck Court Internal Screen (Lift with Building) 9/29 J 9/30 584 South Truck Court Internal Security Screen (Lift with 7/29 Q 7/30 585 Southern Truck Court 9/24^^^^10/13 586 Panel Group #1 (+/-30 Panels) 9/24 a 9/27 ~~587~ Panel Group #2 (+/-30 Panels) 9/29 E 9/30 588 Panel Group #3 (+/-30 Panels) ‘ 10/4 g 10/5

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT’S” ID iTask Name 2Q10 I 3Q10 4Q10 ‘ I 1Q11 I 2Q11 ~ Mar I Apr ~ May I Jun I Jul I Aug I Sep I Oct I Nov Dec I Jan Feb Mar Apr May J___589 Panel Group #4 (+/-30 Panels) 10/7 rj 10/8 ~590 Panel Group #5 (+/-30 Panels) 10/12 0 10/13 591 East Parking Internal Security Screen (+/-16 Panels; 10/14 { 10/15 592 Place Footings / Lock-in Panels / Remove Braces 8/2 ^^^"^^"^^^^^"^^ 10/20 593 NE Truck Court Internal Screen (Lift with Building) 8/24 [ 8/24 594 NW Truck Court Internal Screen (Lift with Building) 10/1 ] 10/1 ~595 South Truck Court Internal Security Screen (Lift with 8/2 I 8/2 596~ Southern Truck Court 9/28^^^^10/18 597 Panel Group #1 (+/-30 Panels) 9/28 a 9/30 ~598 Panel Group #2 (+/-30 Panels) 10/1 g 1015 ~599 Panel Group #3 (+/-30 Panels) 10/6 g 10/8 600 Panel Group #4 (+/-30 Panels) 10/11(0 10/13 601 Panel Group #5 (+/-30 Panels) 10/14 Q 10/18 602 East Parking Internal Security Screen (+/-16 Panels; 10/19 g 10/20 603 Site Hardscape 8/3 V”^~^^^^^"^^^^^™™^^~^^^^^^^^V 1/17 ~604 Curb Grade 8/3 ^-^—^^^^^^^—^^—^—^—^^ 12/23 605 North Truck Court — Col 17 thru 33 8/3 a 8/4 606 ~ North East Truck Court — Col 33 thru 49 9/8 ? 9/10 607 East Truck Lane 9/27 g 9/28 608 South Truck Court — Col 17 thru 30 10/13 g 10/14 609 North West Truck Court — Col 1 thru 17 10/29 Q 11/1 610 South West Truck Court-Col 1 thru 17 12/21 ffl 12/23 611 West Truck Lane 11/2 g 11/3 612 East / South East Parking — Col 30 thru 49 11/18 ? 11/24 613 Site Concrete — Curb, Gutter, Flowlines and Aprons 8/5 ^^^^^^^^^^^^^^^^^^^^^"¦"¦^^™V 12/30 614 North Truck Court — Col 17 thru 33 8/5 EH 8/10 — 615 North East Truck Court — Col 33 thru 49 9/13 rfl 9/16 616 East Truck Lane 9/29 FJj 10/4 617 South Truck Court — Col 17 thru 30 10/15 gg 10/20 ~618 North West Truck Court — Col 1 thru 17 11/2 B 11/5 619 South West Truck Court — Col 1 thru 17 12/27 [JJ 12/30 620 West Truck Lane 11/4 n 11/9 621 East/South East Parking-Col 30 thru 49 12/2 I I 12/13 ~622 Asphalt Paving 8/11 l^^^^^^^^^™^^^^^^^^^^^^^^^ 1/13 ~623 Fine Grade 8/11 ^^^^^^^^^™™^^^^^^^^^^^^^ 1/5 624 North Truck Court-Col 17 thru 33 8/11 g 8/13 ~625 North East Truck Court — Col 33 thru 49 9/17 a 9/21 ~626~ East Truck Lane 10/5 B 10/7 ~627 South Truck Court-Col 17 thru 30 10/21 Q] 10/25 ~628 North West Truck Court — Col 1 thru 17 11/8 B 11/10 629 South West Truck Court — Col 1 thru 17 1/3 B 1/5 630 West Truck Lane 11/11 fig 11/15

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID [Task Name I 2Q10 I 3Q10 I 4Q10 I 1Q11 I 2Q11 Mar Apr May Jun Jul Auq Sep Oct Nov Pec Jan Feb Mar Apj; May J___631 East / South East Parking — Col 30 thru 49 12/14 ? 12/20 632 Base Paving 8/16 ^^^^^—^i^—^^^m^^^ 1/10 633 North Truck Court — Col 17 thru 33 8/16 g 8/18 634 North East Truck Court — Col 33 thru 49 9/22 Q 9/24 635 East Truck Lane 10/8 0 10/12 636 South Truck Court-Col 17 thru 30 10/26 ffj 10/28 637 North West Truck Court-Col 1 thru 17 11/11 g 11/15 638 South West Truck Court — Col 1 thru 17 1/6 Q 1/10 639 West Truck Lane 11/16 a 11/18 640 East / South East Parking — Col 30 thru 49 12/21 m 12/28 641 Asphalt Paving 8/19 ^^^* 1/13 642 North Truck Court — Col 17 thru 33 8/19 Q 8/23 643 North East Truck Court — Col 33 thru 49 9/27 Q 9/29 644 East Truck Lane 10/13 a 10/15 645 South Truck Court — Col 17 thru 30 10/29 rg 11/2 646 North West Truck Court-Col 1 thru 17 11/16 a 11/18 647 South West Truck Court-Col 1 thru 17 1/11 g 1/13 648 West Truck Lane 11/19 ffl 11/23 ~649 East / South East Parking — Col 30 thru 49 12/29 EEB 1/5 650 Pavement Markings and Signage 8/24 ^^^^™^™^^^^^^^^^^"^^^^^^^"^^ 1/17 651 North Truck Court — Col 17 thru 33 8/24 g 8/25 652 North East Truck Court — Col 33 thru 49 9/30 g 10/1 653 East Truck Lane 10/18 f] 10/19 654 South Truck Court - Col 17 thru 30 11/3 g 11/4 655 North West Truck Court-Col 1 thru 17 11/19 Q] 11/22 656 South West Truck Court — Col 1 thru 17 1/14 ffl 1/17 657 West Truck Lane 11/24 CCD 12/2 658 East / South East Parking — Col 30 thru 49 1/6 EB 1/11 659 Site Finishes 8/3 ^^^^"^^^^^^^^^^ 10/26 660 Sack and Patch 8/3 ^^^—^^^^^""^^ 10/21 661 NE Truck Court Internal Screen 8/25 1 8/25 662~ NW Truck Court Internal Screen 10/4 p 10/4 663 South Truck Court Internal Security Screen 8/3 | 8/3 664 Southern Truck Court 10/1^^^10/19 665 Panel Group #1 10/1 I 10/1 666 Panel Group #2 10/6 j 10/6 667 Panel Group #3 10/110 10/11 668 Panel Group #4 10/14(10/14 669 Panel Group#5 10/19 I 10/19 670 East Parking Internal Security Screen 10/21 | 10/21 671 Caulk Screen / Waterproof Site Walls 8/4 ^^^^^^^^^-^^^ 10/22 672 NE Truck Court Internal Screen 8/26 | 8/26 ^^^^^^^^^^^^^^^^^^___^^^^^^_

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name 2Q10 3Q10 4Q10 1Q11 ~ 2Q11 Mar I Apr I May I Jun I Jul I Aug Sep Pel I Nov “ I Dec Jan Feb Mar Apr May J 673 NW Truck Court Internal Screen 10/5 | 10/5 674 South Truck Court Internal Security Screen 8/4(8/4 675 Southern Truck Court 10/4^^^10/20 676 Panel Group #1 10/4 [ 10/4 677 Panel Group #2 10/7 g 10/7 678 Panel Group #3 10/12(10/12 ~~679 Panel Group #4 10/15 I 10/15 680 Panel Group #5 10/20 J 10/20 6S1 East Parking Internal Security Screen 10/22 | 10/22 ~~682 Painting and Finish 8/5 ^^^™^^^^^™^^™^ 10/26 683 NE Truck Court Internal Screen 8/27 | 8/27 684 NW Truck Court Internal Screen 10/6 j 10/6 685 South Truck Court Internal Security Screen 8/5 [ 8/5 686 Southern Truck Court 10/5 ^^"^p 10/22 ~~687 Panel Group #1 10/5 g 10/6 688 Panel Group #2 10/8 g 10/11 689 Panel Group #3 10/13 g 10/14 690 Panel Group #4 10/18 Q 10/19 691 Panel Group #5 10/21 B 10/22 692 East Parking Internal Security Screen 10/25 0 10/26 693 Flatwork and Landscape 9/30 ^^^^™^~"^~^^^^^^^^^^^^^ 2/16 694 Fountain / Pool 12/14 II I I I I I I I I I I I 11 11 m 2/9 695 Fine Grade Flatwork and Landscape 9/30 ^^^^^^^^^^^^^^^^^^V 1/7 696 North Truck Court — Col 17 thru 33 9/30 g 10/1 ~697 North East Truck Court — Col 33 thru 49 10/4 p 10/5 698 East Truck Lane 10/8 B 10/11 699 South Truck Court — Col 17 thru 30 10/26 fl 10/27 700 North West Truck Court-Col 1 thru 17 11/11 ffl 11/12 701 South West Truck Court — Col 1 thru 17 1/6 | 1/7 702 West Truck Lane 11/16 Q 11/17 703 East / South East Parking — Col 30 thru 49 12/21 n 12/28 704 Ramps, Flatwork, Decorative Flatwork 10/4 ^^^^^^^^^^^^^^^^^^^ 1/14 ~705~ North Truck Court — Col 17 thru 33 10/4 a 10/5 706 North East Truck Court — Col 33 thru 49 10/6 g 10/7 ^707~ East Truck Lane 10/12 g 10/13 ^708~ South Truck Court — Col 17 thru 30 10/28 pjffl 11/10 ^09^ North West Truck Court — Col 1 thru 17 11/15 B 11/16 ~TkT~ South West Truck Court — Col 1 thru 17 1/10 H 1/14 711 West Truck Lane 11/18 D 11/19 712 East/South East Parking-Col 30 thru 49 12/29 I I 1/12 713 Landscape and Irrigation 10/6 l^^^^^^^^^^^^^^^^^^^^^^"™^ 2/16 714 Irrigation Rough-in 10/6 ^^^^^^^^^^^^^^^^^^^» 1/21

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT’S” ID [Task Name FZZ 2Q10 I 3Q10 ~ 4Q10” 1Q11 2Q11 Mar Apr May Jun Jul I Aua ~~ Sep Oct Nov Dec Jan Feb Mar Apr May J_ 715 North Truck Court-Col 17 thru 33 10/6 g 10/7 716 North East Truck Court — Col 33 thru 49 10/8 Fj 10/11 717 East Truck Lane 10/14 gg 10/15 718 South Truck Court-Col 17 thru 30 11/11 gg 11/12 719 North West Truck Court — Col 1 thru 17 11/17 FJ 11/18 720 South West Truck Court — Col 1 thru 17 1/17 E 1/21 721 West Truck Lane 11/22 g 11/23 722 East / South East Parking — Col 30 thru 49 1/13 ? 1/19 723 ~ Install Heads and Trim 10/8 ^™^"""^^™^^^^^^^^ 1/26 724 North Truck Court — Col 17 thru 33 10/8 Q 10/11 725 North East Truck Court — Col 33 thru 49 10/12 fl 10/13 726 East Truck Lane 10/18 g 10/19 727 South Truck Court — Col 17 thru 30 1/24 a 1/25 728 North West Truck Court — Col 1 thru 17 11/19 FJ 11/22 729 South West Truck Court — Col 1 thru 17 11/23 rmn 12/6 730 West Truck Lane 11/24 FFFI 12/2 731 East / South East Parking — Col 30 thru 49 1/20 ? 1/26 732 Finish and Adjust 10/12 ^^^^^^^^^^^^^^^^"^^ 2/2 733 North Truck Court — Col 17 thru 33 10/12 g 10/13 734 North East Truck Court — Col 33 thru 49 10/14 rj 10/15 735 East Truck Lane 10/20 FJ 10/21 736 South Truck Court — Col 17 thru 30 1 /26 g 1 /27 737 North West Truck Court — Col 1 thru 17 11/23 a 11/24 738 South West Truck Court — Col 1 thru 17 12/2 H 12/8 739 West Truck Lane 12/9 I 12/10 740 East / South East Parking — Col 30 thru 49 1/27 EBB 2/2 741 Prep and Plant Trees 10/12 ^^^"^"^^^^^^^^^^^^^ 2/2 742 North Truck Court — Col 17 thru 33 10/12 g 10/13 743 North East Truck Court — Col 33 thru 49 10/14 gg 10/15 744 East Truck Lane 10/20 fj 10/21 745 South Truck Court - Col 17 thru 30 1/26 g 1/27 746 North West Truck Court — Col 1 thru 17 11/23 Q 11/24 747 South West Truck Court — Col 1 thru 17 12/7 EH 12/13 748 West Truck Lane 12/14 g 12/15 749 East / South East Parking — Col 30 thru 49 1/27 n 2/2 750 Prep and Plant Shrubs 10/14 ^^™^^"^^^^^^^^^^^^^^ 2/9 751 North Truck Court — Col 17 thru 33 10/14 | 10/15 752 North East Truck Court — Col 33 thru 49 10/18 g 10/19 753 East Truck Lane 10/22 [D 10/25 754 South Truck Court — Col 17 thru 30 1/28 FJ 1/31 755 North West Truck Court — Col 1 thru 17 12/2 g 12/3 756 South West Truck Court — Col 1 thru 17 12/14 fg 12/20

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID jTask Name ~~ 2Q10 3Q10 4Q10 I 1Q11 I 2Q11 , Mar Apr May Jun Jul Auq Sep Ocl Nov Dec Jan Feb Mar Apr May J___757 West Truck Lane 12/210 12/22 758 East / South East Parking — Col 30 thru 49 2/3 ? 2/9 759 Prep and Plant Ground Cover 10/18 ^¦^^^^^^¦^^^¦^^^¦^^"^^^ 2/16 760 North Truck Court — Col 17 thru 33 10/18 [j 10/19 761 North East Truck Court — Col 33 thru 49 10/20 j] 10/21 762 East Truck Lane 10/26 g 10/27 763 South Truck Court — Col 17 thru 30 2/1 0 2/2 764 North West Truck Court — Col 1 thru 17 12/6 gj 12/7 765 South West Truck Court — Col 1 thru 17 12/21 |g3 12/28 766 West Truck Lane 12/29 g 12/30 767 East / South East Parking — Col 30 thru 49 2/10 ? 2/16 768 769 OFF-SITE IMPROVEMENTS 5/5 ^^^™^~^^^—^^"^^^^^^^"^-^^^—^™^^^^^^—^^^^^^^^^^ 3/16 770 PRIMARY WATER SERVICE 5/5 ^^^^—"^^"^^^—i^™^^^™^^ 9/29 771 Highland Blvd — 750 If 6/11^—^-^^7/16 772 Traffic Control Measures 6/11 g 6/11 773 Survey 6/14 I 6/14 774 Excavate 6/15 |J 6/17 775 Prepare Point of Connection 6/17(6/17 776 Install Water System Piping, Laterals and Devices 6/17 [JJ 6/23 777 Install Thrust Blocks / Restraints 6/24 Q 6/28 778 Prepare Point of Connection 6/29 J 6/29 779 Load and Test System 6/30 fj 7/1 ~^78<r~ Backfill 7/1 gg 7/6 781 Install Above Grade Devices 7/6 g 7/7 782 Charge, Test, Chlorinate and Inspect 7/8 gg 7/14 783 Complete Point of Connection / Active Service 7/15 0 7/16 784 Sinclair Street and State Route 60 Crossing 5/5 ^^^^^^^^^^"^"^^^^^^^^^^^^^^ 9/24 ^rei!- Survey 6/15 g 6/15 786 Prepare Access Roadway Bed 6/16 EB 6/22 787 Install 3” Class II Base Access Roadway 9/20 gj 9/24 788 Sinclair Street — 2,500 If 6/16 ^^—^^^^ 7/27 789 Traffic Control Measures 6/16 16/16 790 Survey 6/17 g 6/17 791 Excavate 6/18 FFFfl 6/29 792 Prepare Point of Connection 6/21 J 6/21 “ 793 Install Water System Piping, Laterals and Devio 6/24 inm 7/6 794 Install Thrust Blocks / Restraints 7/7 g 7/9 795 Load and Test System 7/12 Q 7/13 796 Backfill 7/13 Egg 7/22 797 Install Above Grade Devices 7/23 Efl 7/27 “ 798 Caltrans Permits In Place ? 5/5

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT’S” ID |Task Name 2Q10 I 3Q10 I 4Q10 10.11 I 2Q11 Mar I Apr I May I Jun i Jul I Auq Sep Oct Nov I Dec I Jan I Feb I Mar I Apr I May J___799 State Route GO Crossing — 350 If 8/6 ^^^^"^^ 9/13 800 On-site Box Storm Drain Completed and Backfil 4 8/12 801 Excavate Jack / Bore / Receiving Pit(s) 8/13 Q 8/16 802 Temporary Controls / Measures in Place + 8/6 803 Jack and Bore 24” Steel Casing 8/17 gg 8/23 804 Install Water System Piping 8/24 ETJ 8/30 805 Install Thrust Blocks / Restraints 9/2 g 9/3 806 Load and Test System 9/7 [ 9/8 807 Backfill 9/8 FJ 9/10 808 Point of Connection to Above Grade Devices 9/10 Q 9/13 809 Charge, Test, Chlorinate and Inspect 9/13 Q 9/17 810 Complete Point of Connection/Active Service ? 9/17 811 Along North and East Property Line — 3,200 If 8/12 ^b^b^ 9/29 812 North Property Line Retaining Wall In Place + 8/12 813 Survey 8/13 [ 8/13 814 Excavate 8/16 II I I I I II 9/2 815 Prepare Point of Connection 8/17 a 8/17 816 Install Water System Piping, Laterals and Devices 8/17 11 11 III 9/3 817 Install Thrust Blocks / Restraints 8/19 II I I I I FH 9/8 818 Load and Test System 8/27 gnn 9/10 819 Backfill 8/30 11 I I I I II 9/17 820 Install Above Grade Devices 9/17 g 9/20 821 Charge, Test, Chlorinate and Inspect 9/21 03) 9/27 822 Complete Point of Connection / Active Service 9/28 a 9/29 823 824 SEWER IMPROVEMENTS in REDLANDS BLVD 7/12 ^^^^^^^^¦¦¦—^^^^^^^^^^¦^ 12/3 825 Traffic Control Installed 7/12 a 7/13 826 Survey 7/14 Q 7/15 827 Rough Grade 7/16 ^^^ 7/29 828 Establish Erosion Control Measures 7/16 J3 7/19 829 Rough Grade 7/20 Ffl 7/26 830 Rough Finish Roadway / Temporary Ditch 7/27 g 7/29 83f~ Sewer Main Installation — 4,700 If 7/30 ^^^^^^™^^^^^^^^^""^^^^ 12/3 832 Station 157+63 to Station 159+40 7/30 H3 8/6 833 Station 159+40 to Station 164+38 8/9 H 8/13 834 Station 164+38 to Station 168+80 8/16 Q 8/23 835 Station 168+80 to Station 173+20 8/24 [H 8/30 836 Station 173+20 to Station 177+58 9/2 mq 9/10 837 Station 177+58 to Station 181+80 9/13 Q 9/17 838 Station 181+80 to Station 186+20 9/20 FfJ 9/27 839 Station 186+20 to Station 190+78 9/28 H3 10/4 840 Station 190+78 to Station 195+20 10/5 B3 10/12

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID Task Name ^^^ 2Q10 I 3Q10 4Q10 I 1Q11 ~T 2Q11 Mar I Apr I May I Jun I Jul I Aug I Sep I Oct I Nov 1 Dec I Jan I Feb I Mar I Apr I May ___| J 841 Station 195+20 to Station 199+60 10/13 ID 10/19 842~ Station 199+60 to Station 204+80 10/20 [FR 10/27 843 Final Sewer Inspection and Approvals 10/28 g 10/29 844 Point of Connection In Place 4 10/29 845 Finish Grade and Hardscape 11/1 ^^™^"^ 12/3 846 Finish Grade and Profile Ditch 11/1 fj 11/3 847 Concrete V Ditch and Headwall Structures 11/4 jFfFFI 11/17 848 Box Culverts 11/4 nTm 11/17 849 Final Pavement Patch 11/18 Eg 11/24 850 Pavement Marking Repairs 12/2 g 12/3 851 852 EUCALYPTUS AVE. STREET IMPROVEMENTS 6/16 ^—^^—^^^^—^^-^—^^m^^^-^^^^^^—^-^^^^^^^—m^* 3/16 853 Rough Grade Roadway 6/24 ^"^^ 7/15 854 Station 10 thru 25 6/24 ? 6/30 855 Station 25 thru 45 7/1 ga 7/8 856 Station 45 thru 62 7/9 H 7/15 857 Utilities 6/16 ^^™^^^^^^^^—^^^"^^^^^^^^^^™^—^^^ 1/7 858 Box Culvert Line F Completed Across Roadway ? 6/16 859 Sewer with Manholes 7/1 ^^^^^^^^^~*»i 9/7 860 Station 10 thru 27-1,700 If 7/1 ^h^hb^ji 8/3 861 Survey 7/1 | 7/1 862 Excavate 7/2 ? 7/8 863 Install Sewer Main and Laterals 7/6 I I 7/20 864 Install Manholes Bottoms and Clean Out Ri 7/20 B 7/21 865 Backfill Lifts 7/22 EH 7/27 866 Continue Manholes and Clean-outs 10’to 2 7/28 a 7/29 867 Top Out Manholes and Clean-outs 7/29 0 7/30 868 Backfill Lifts 8/2 g 8/3 869 Station 27 thru 45-1,800 If 7/9 |^^^^^^^ 8/18 870 Survey 7/9 I 7/9 871 Excavate 7/12 gg 7/15 872 Install Sewer Main and Laterals 7/21 I I 8/4 873 Install Manholes Bottoms and Clean Out Ri 8/4 rj 8/5 874 Backfill Lifts 8/6 ? 8/11 875 Continue Manholes and Clean-outs 10’ to 2 8/12 0 8/13 ~~876~ Top Out Manholes and Clean-outs 8/13 n 8/16 “ 877 Backfill Lifts 8/17 Q 8/18 ~~87B~ Station 45 thru 58 -1,300 If 7/16 ^^^^^^""^ 9/7 879 Survey 7/16 I 7/16 880 Excavate 7/19 rfl 7/22 881 Install Sewer Main and Laterals 8/5 11 I I I I 8/19 882 Install Manholes Bottoms and Clean Out Ri 8/19 a 8/20

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID [Task Name I 2Q10 I 3Q10 I 4Q10 I 1Q11 I 2Q11 Mar I Apr I May Jun I Jul I Aua ~ Sep Oct Nov Dec Jan Feb Mar Apr I May I J 883 Backfill Lifts 8/23 ? 8/26 884 Continue Manholes and Clean-outs 10’ to 2 8/27 ED 8/30 885 Top Out Manholes and Clean-outs 8/30 g 9/2 886 Backfill Lifts 9/3 H 9/7 887 Storm Drain 8/19 ^™™~™^™^™*» 10/22 888 Lateral F-9 Station 26 thru 12 -1,400 If 9/9 <^^""^^ 10/14 889 Survey 9/9 | 9/9 890 ~ Excavate 9/21 a 9/24 891 Install Storm Drain Piping 9/30 ? 10/7 892 Install Structures 10/8 Q 10/12 893 Backfill 10/11 B 10/14 894 Laterals F-9A thru F-9D 9/10 ^^^^^^^ 10/22 895 Survey 9/10 [ 9/10 896 Excavate 9/27 a 9/30 897 Install Storm Drain Piping 10/8 ? 10/15 898 Install Structures 10/18 Q 10/20 899 Backfill 10/19 Q 10/22 900 Lateral F-8 Station 26 thru 45 -1,900 If 8/19 ^^^^ 9/10 901 Survey 8/19 0 8/19 ~902~ Excavate 8/20 ? 8/25 903 Install Storm Drain Piping 8/24 CZ3 9/2 904 Install Structures 9/3 EH 9/8 905 Backfill 9’7 B 9/10 906 Laterals F-8C thru F-8H 8/20 ^—^^ 9/20 907 Survey 8/20 | 8/20 908 Excavate 8/26 L^ 9/2 909 Install Storm Drain Piping 9/3 LZZ] 9/13 910 Install Structures 9/14 fj 9/16 911 Backfill 9/15 H 9/20 912 Lateral F-8 Station 45 thru 59 -1,400 9/8 H^^^^ 9/28 913 Survey 9/8 i 9/8 914 Excavate 9/9 Q 9/14 915 Install Storm Drain Piping 9/14 ? 9/21 916 Install Structures 9/22 [fl 9/24 917 Backfill 9/23 ffl 9/28 918 Laterals F-8I thru F-8P 9/9 ^^^^^ 10/6 919 Survey 9/9 I 9/9 920 Excavate 9/15 B 9/20 921 install Storm Drain Piping 9/22 ? 9/29 922 Install Structures 9/30 FJj 10/4 923 Backfill 10/1 EH 10/6 924 Domestic Water System 9/21 ^^^^^^^^^^^m^^^^^^i 12/28

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT’S” ID iTask Name I 2Q10 3Q10 I 4Q10 I 1Q11 I 2Q11 Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May J___925 Station 59 thru 45-1,400 If 10/25 ^^™^—^ 12/7 926 Survey 10/25 I 10/25 927 Excavate 10/26 CD 11’3 928 Install Water System Piping, Laterals and C 10/29 CZ3 11/8 929 Install Thrust Blocks / Restraints 11/2 EH] 11/10 930 Load and Test System 11/9 g 11/12 ~~931 Backfill 11/9 EFfl 11/17 932 Install Above Grade Devices 11/17 pj 11/19 933 Charge, Test, Chlorinate and Inspect 11/22 FFffl 12/3 934 Complete Point of Connection / Active Serv 12/6 J 12/7 ~935~ Station 45 thru 25 — 2,000 If 9/21 ^^^^^"^^ 11 /5 936 Survey 9/21 j 9/21 937 Excavate 9/22 mm 10/5 938 Install Water System Piping, Laterals and C 9/28 (FFFFI 10/11 ~939^ Install Thrust Blocks / Restraints 10/4 PTJ 10/15 940 Load and Test System 10/12 FJJ 10/19 941 Backfill 10/12 fffflj 10/25 942 Install Above Grade Devices 10/25 a 1"/27 943 Charge, Test, Chlorinate and Inspect 10/28 gg 11/3 944 Complete Point of Connection / Active Serv 11/4 Q 11/5 945 Station 25 thru 11 -1,400 If 10/27 |^^^—^^^^^ 12/28 946 Survey 10/27 | 10/27 947 Excavate 11/15 CD 11/23 948 Install Water System Piping, Laterals and t 11/18 I I 12/3 949 Install Thrust Blocks / Restraints 11/22 n 111II 12/7 950 Load and Test System 12/3 H 12/9 951 Backfill 12/6 EQ 12/14 952 Install Above Grade Devices 12/14 a 12/16 953 Charge, Test, Chlorinate and Inspect 12/17 ggj 12/23 954 Complete Point of Connection / Active Serv 12/27 g 12/28 955 Recycled Water System 9/22 ^^—^^^^^^^^^^"^^^ 1/7 956 Station 59 thru 45 -1,400 If 10/26 ^^^^™"^^^ 12/16 957 Survey 10/26 j 10/26 958 Excavate 11/4 ? 11/12 959 Install Water System Piping, Laterals and C 11/9 CD 11/17 960 Install Thrust Blocks / Restraints 11/11 fj-g 11/19 961 Load and Test System 11/18 ffl 11/23 962 Backfill 11/18 Ffl=m 12/3 963 Install Above Grade Devices 12/3 Q 12/7 964 Charge, Test, Chlorinate and Inspect 12/8 ffB 12/14 965 Complete Point of Connection / Active Serv 12/15 | 12/16 966 Station 45 thru 25 — 2,000 If 9/22 ^^^^^^^^^^ 11/19

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I, LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID jTask Name I I 2Q10 I 3Q10 I 4Q10 I 1Q11 [ 2Q11 Mar I Apr May I Jun Jul Aug I Sep I Oct ~ Nov I Deo I Jan I Feb I Mar I Apr I M~ay I J___967 Survey 9/22 1 9/22 968 Excavate 10/6 FFFFfl 10/19 969 Install Water System Piping, Laterals and [ 10/12 mm 10/25 970 Install Thrust Blocks / Restraints 10/18 mfB 10/29 971 Load and Test System 10/26 ggg 11/2 972 Backfill 10/26 fffTm 11/8 973 Install Above Grade Devices 11/8 E 11/10 974 Charge, Test, Chlorinate and Inspect 11/11 Q3 11/17 975 Complete Point of Connection / Active Serv 11/18 Q 11/19 976 Station 25 thru 11 -1,400 If 10/28 ^^^^"^"^^^"^ 1/7 977 Survey 10/28 0 10/28 978 Excavate 11/24 I 1 12/9 979 Install Water System Piping, Laterals and C 12/6 ? 12/14 980 Install Thrust Blocks / Restraints 12/8 [ I 12/16 981 Load and Test System 12/14 n 12/20 982 Backfill 12/15 CD 12/23 983 Install Above Grade Devices 12/23 n 12/28 984 Charge, Test, Chlorinate and Inspect 12/29 I I 1/5 985 Complete Point of Connection/Active Serv 1/6 Q 1/7 986 Eucalyptus Ave Hardscape / Softscape Improvements WW ^^^^^^"^^^^^^^^^^^""^"^^V 3/16 987 Station 62 thru 45 12/17 ^^-^^^^^^^^ 2/28 988 Survey 12/17 gg 12/20 989 Curb Grade 12/20 fj 12/23 990 Site Concrete 12/27^^1/6 991 Street Curb and Spandrels 12/27 [CD 1/3 992 Drive Approaches 12/29 EH 1/3 993 Light Pole Bases 1/4 Q 1/6 ~994~ Paving 1/4 ^^"^ 1’24 ~995~ Fine Grade Street Paving 1/4 O 1/7 996 Base Coarse 1/1° B 1/12 997 Asphalt Paving 1/13 Efl 1/17 998 Adjust Covers to Grade and Patch 1/18 0 1/19 999 Pavement Markings and Signage 1/20 ES 1/24 1000 Dry Utility Systems 1/6 ^^^^^^^ 2/11 1001 Structures 1/6 H 1/10 1002 Primary Conduits and Pull Boxes 1/11 gg 1/14 1003 Street Lighting Conduits and Pull Boxes 1/17 ffl 1/20 1004 Install Street Lights 2/2 H 2/7 1005 Pull Conductors and Make Up Street Lights 2/8 rj 2/11 1006 Sidewalks and Landscape 12/27 ^^^^^^^^^^^ 2/24 1007 Fine Grade 1/21 B 1/26 1008 Flatwork and Ramps 1/27 fa 2/1

J. D. Diffenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID iTask Name 2Q10 3Q10 4Q10 1Q11 2Q11 Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May J___1009 Irrigation Sleeves 12/27 a 12/28 1010 Rough-in Irrigation 1/31 B 2/3 1011 Irrigation Heads and Trim 2/3 Q 2/8 1012- Test Irrigation System 2/8(5 2/11 1013 Plant Trees 2/14 g 2/16 1014 Plant Shrubs 2/16 Q 2^1 1015 Install Ground Cover 2/21 H 2/24 1016 Final Cleaning 2/25 p 2/28 1017 Station 45 thru 25 11/18 ^^™^^"^^™^™—^» 2/4 1018 Survey 11/18 g 11/19 1019 Curb Grade 11/19^11/24 1020 Site Concrete 12/2^^12/13 1021 Street Curb and Spandrels 12/2 mj 12/8 1022 Drive Approaches 12/6 B 12/8 1023 Light Pole Bases 12/9 Q 12/13 1024 Paving 12/9 ^"^ 12/30 1025” Fine Grade Street Paving 12/9 H 12/14 1026 ‘ Base Coarse 12/15 E 12/17 1027 Asphalt Paving 12/20 g 12/22 1028 Adjust Covers to Grade and Patch 12/23 n 12/27 1029 Pavement Markings and Signage 12/28 B 12/30 1030 Dry Utility Systems 12/13 ^"^^^^^ 1/20 1031 Structures 12/13 g 12/15 1032 Primary Conduits and Pull Boxes 12/16 E0 12/21 1033 Street Lighting Conduits and Pull Boxes 12/22 EQ 12/28 1034 Install Street Lights 1/11 H 1/14 ~1035 Pull Conductors and Make Up Street Lights 1/17 ffi 1/20 1036 Sidewalks and Landscape 12/2 ^^^^^^^^—"^ 2/2 1037 Fine Grade 12/29 FB 1/4 1038 Flatwork and Ramps 1/5 B 1/10 1039 Irrigation Sleeves 12/2 a 12/3 1040 Rough-in Irrigation 1/7 CD 1/12 1041 Irrigation Heads and Trim 1/12 (Ffl 1/17 1042 Test Irrigation System 1/17 ED 1/20 1043 Plant Trees 1/21 H 1/25 1044 Plant Shrubs 1/25 g 1/28 1046 Install Ground Cover 1/28 BB 2/2 1046 Final Cleaning 2/3 |!) 2/4 1047 Station 25 thru 10 1/6 ^^^^^^^"^^^^ 3/16 ~T04lT Survey 1/s ? 1/7 1049 Curb Grade 1/7 ? 1/12 1050 Site Concrete 1/13 *^^ 1/24

J. D. Diflenbaugh, Inc. HIGHLAND FAIRVIEW CORPORATE PARK — SITE PACKAGE for HIGHLAND FAIRVIEW LOGISTICS I. LLC Revised January 18, 2010 PRELIMINARY BID SCHEDULE EXHIBIT “B” ID |Task Name I 2Q10 I 3Q10 I 4Q10 I 1Q11 I 2Q11 ~~ Mar I Apr I May I Jun I Jul Aug I Sep I Oct I Nov I ~ Dec I Jan I Feb I Mar Apr I May I J 1051 Street Curb and Spandrels 1/13 ? 1/19 1052 Drive Approaches 1/17 0 1/19 1053 Light Pole Bases 1/20 ? 1/24 1054 Paving 1/20 ^"^^ 2/9 1055 Fine Grade Street Paving 1/20 g 1/25 1056 Base Coarse 1/26 Q 1/28 1057 Asphalt Paving 1/31 B 2/2 1058~~ Adjust Covers to Grade and Patch 2/3 Q 2/4 1059 Pavement Markings and Signage 2/7 Fj 2/9 1060 Dry Utility Systems 1/24 ^^m^m^ 3/1 1061 Structures 1/24 Q 1/26 1062 Primary Conduits and Pull Boxes 1/27 ? 2/1 1063 Street Lighting Conduits and Pull Boxes 2/2 ? 2/7 1064 Install Street Lights 2/18 H 2/23 1065 Pull Conductors and Make Up Street Lights 2/24 rg 3/1 1066 Sidewalks and Landscape 1/13 ^™^^"^^^^^^ 3/14 1067 Fine Grade 2/8 Q 2/11 1068 Flatwork and Ramps 2/14 Q 2/17 1069 Irrigation Sleeves 1/13 B 1/14 1070 Rough-in Irrigation 2/16 ? 2/21 1071 Irrigation Heads and Trim 2/21 Q 2/24 1072 Test Irrigation System 2/24 ? 3/1 1073~ Plant Trees 3/2 ? 3/4 1074 Plant Shrubs 3/4 ? 3/9 1075 Install Ground Cover 3/9 ? 3/14 ~r076~ Final Cleaning 3/15 p 3/16

EXHIBIT “C”
Contract #: MH00-121-226
Project: Highland Fariview Corporate Park
Trade: General Contractor
SKECHERS PROJECT DIRECTORY

	DEVELOPER		BLDG.	On-Site	Off-Site
HIGHLAND FAIRVIEW
Corporate Office: *		Corporate Office: **
3070 Bristol Street, Suite 320		14225 Corporate Way
Costa Mesa, California 92626		Moreno Valley, California 92553

Iddo Benzeevi **
President & Chirf Executive Officer
Office:	951-867-5301	E-Mail: ibenzeevi@highlandfairview.com
Fax:	951-867-5302
Cell:	310-500-7117

Danette Fenstermacher *
Executive Vice President & Chief Operations Officer
Office:	714-824-8001	E-Mail: danette@highlandfairview.com
Fax:	714-824-8002
Cell:	714-271-6703

Brian Hixson *				X	X
Vice President of Land Development
Office:	714-824-8023	E-Mail: bhixson@highlandfairview.com
Fax:	714-824-8024
Cell:	951-520-5015

Jack Stones **
Vice President of Construction
Office:	951-867-5317	E-Mail: jstones@highlandfairview.com	X	X	X
Fax:	951-867-5318
Cell:	951-201-3329

Joe Stone **
Senior Site Superintendent				X	X
Office:	951-867-5373	E-Mail: jstones@highlandfairview.com
Fax:	951-867-5374
Cell:	951-489-6872

Paul Fierro **
senior Site Superintendent			X	X	X
Office:	951-867-5373	E-Mail: pfierro@highlandfairview.com
Fax:	951-867-5374
Cell:	951-489-6871

EXHIBIT “C”
Contract #: MH00-121-226
Project: Highland Fariview Corporate Park
Trade: General Contractor

	DEVELOPER		BLDG.	On-Site	Off-Site
SKECHERS USA
1670 Champagne Avenue **		1777 South Vintage Avenue *
Ontario, California 91761		Ontario, California 91761

Paul Galliher *

Office:	909-390-1600 x 2619	E-Mail: paulg@skechers.com
Fax:	909-390-1648
Cell:

Mickey Griffin **

Office:	909-390-1600 x 2671	E-Mail: mickeyg@skechers.com
Fax:	909-390-1632
Cell:

Bud Biggs *
Director of I. T.
Office:	909-390-1600	E-Mail: budb@skechers.com
Fax:	909-390-1632
Cell:

Greg Drivas *
Director of Loss Prevention
Office:	909-390-1600	E-Mail: gdrivas@skechers.com
Fax:	909-390-1632
Cell:

	BUILDING ARCHITECT		BLDG.	On-Site	Off-Site
HPA, INC
18831 Bardeen Avenue, Suite 100
Irvine, California 92612

Yong Nam
Partner
Office:	949-863-1770 x 138	E-Mail: yong@hparchs.com	X
Fax:	949-863-0851
Direct:	949-862-2118

EXHIBIT “C”
Contract #: MH00-121-226
Project: Highland Fariview Corporate Park
Trade: General Contractor

	BUILDING ARCHITECT		BLDG.	On-Site	Off-Site
Insik Chang
Project Architect
Office:	949-863-1770 x 115	E-Mail: insik@hparchs.com	X
Fax:	949-863-0851
Direct:	949-862-2115

Bridget Herdman
Project Architect
Office:	949-863-1770 x 119	E-Mail: bridget@hparchs.com	X
Fax:	949-863-0851
Direct:	949-862-2119

	STRUCTURAL ENGINEER		BLDG.	On-Site	Off-Site
KRAMER ENGINEERING, INC.
3002 Dow Avenue , Suite 136
Tustin, California 92780

David Kramer
President / Structural Engineer
Office:	714-838-6222	E-Mail: info@kramerengineeringinc.com	X
Fax:	714-838-2023
Direct:	714-402-1292

John Whiteman
Project Engineer
Office:	714-838-6222 x 116	E-Mail: johnw@kramerengineeringinc.com	X
Fax:	714-838-2023
Direct:	714-402-1292

	SOILS ENGINEER		BLDG.	On-Site	Off-Site
LEIGHTON & ASSOCIATES, CIN.
41715 Enterprise Circle N., Suite 103
Temecula, California 92590

Bob Riha
V.P.
Office:	951-252-8914	E-Mail: rriha@leightongroup.com		X	X
Fax:	951-296-0534
Cell:	951-830-9290

EXHIBIT “C”
Contract #: MH00-121-226
Project: Highland Fariview Corporate Park
Trade: General Contractor

	CIVIL ENGINEER		BLDG.	On-Site	Off-Site
RBF CONSULTING
14725 Alton Parkway
Irvine, California 92618-2027

Patrick F. Revere
Senior Associate / Project Manager				X	X
Office:	949-855-5716	E-Mail: prevere@rbf.com
Fax:	949-472-8122
Cell:	949-910-8807

	DRY UTILITY CONSULTANT		BLDG.	On-Site	Off-Site
BUTSKO, INC.
74-130 Country Club Drive, Suite 102
Palm Desert, California 92260

Eddie Pablos
Senior Project Manager				X	X
Office:	760-601-3390	E-Mail: epablos@butskoutility.com
Fax:	760-346-8518
Cell:

	LANDSCAPE ARCHITECT CONSULTANT		BLDG.	On-Site	Off-Site
LANDARCWEST
16361 Scientific Way
Irvine, California 92618

Paul T. Wong
Senior Principle				X	X
Office:	949-224-0040	E-Mail: p.wong@landarcwest.com
Fax:	949-224-0044
Cell:

Darin Farnworth
Associate, Senior Designer				X	X
Office:	949-224-0040	E-Mail: d.farnworth@landarcwest.com
Fax:	949-224-0044
Cell:

LEED CERTIFICATION & COMMISSIONING	BLDG.	On-Site	Off-Site
LPA, ARCHITECTS
5161 California Avenue, Suite 100
Irvine, California 92617

EXHIBIT “C”
Contract #: MH00-121-226
Project: Highland Fariview Corporate Park
Trade: General Contractor

	LEED CERTIFICATION & COMMISSIONING		BLDG.	On-Site	Off-Site
Erik Ring
Director of MEP Services / LEED Accredited Professional			X
Office:	949-261-1001	E-Mail: ering@lpainc.com
Fax:	949-701-4398
Cell:

FARNSWORTH GROUP
9431 Haven Avenue, Suite 117
Rancho Cucamonga, California 91730

Oliver Wu
Commissioning Manager			X
Office:	909-912-1860	E-Mail: owu@f-w.com
Fax:	909-912-1861
Cell:	909-635-5030

	GENERAL CONTRACTOR		BLDG.	On-Site	Off-Site
DIFFENABUGH
6865 Airport Drive
Riverside, California 92504

Jeff Dale
Vice President
Office:	909-351-6865	E-Mail: jdale@diffenbaugh.com	X	X	X
Fax:	951-351-6880
Cell:	909-906-8148

Wendell Jackson			X	X	X
Senior Estimator
Office:	909-351-6865	E-Mail: wjackson@diffenbaugh.com
Fax:	951-351-6880
Cell:

	GENERAL CONTRACTOR		BLDG.	On-Site	Off-Site
Paul Richardson			X	X	X
Project Manager
Office:	909-351-6865	E-Mail: prichardson@diffenbaugh.com
Fax:	951-351-6880
Cell:	951-906-8077

EXHIBIT “C”
Contract #: MH00-121-226
Project: Highland Fariview Corporate Park
Trade: General Contractor

	GENERAL CONTRACTOR		BLDG.	On-Site	Off-Site
Joe Hamilton, SR			X	X	X
General Superintendent
Office:	909-351-6865	E-Mail: jhamilton@diffenbaugh.com
Fax:	951-351-6880
Cell:	951-906-8365

Bob Sanchez			X	X	X
Senior Superintendent
Office:	909-351-6865	E-Mail: bsanchez@diffenbaugh.com
Fax:	951-351-6880
Cell:	951-377-7918

Joe Schlemmer			X	X	X
Site Superintendent
Office:	909-351-6865	E-Mail: jschlemmer@diffenbaugh.com
Fax:	951-351-6880
Cell:	951-906-8522

Shawn Lagana			X	X	X
Project engineer
Office:	909-351-6865	E-Mail: slagana@diffenbaugh.com
Fax:	951-351-6880
Cell:	951-906-8439

Paul Lindley			X	X	X
Warrantee & Safety Director
Office:	909-351-6865	E-Mail: plindley@diffenbaugh.com
Fax:	951-351-6880
Cell:	951-906-8354

	CONCRETE CONTRACTOR		BLDG.	On-Site	Off-Site
INLAND CONCRETE CONSTRUCTORS
6879 Airport Drive
Riverside, California 92504

Rob Fazio			X	X
COO / General Manager
Office:	951-351-7770	E-Mail: rfazio@inlandconcrete.net
Fax:	951-351-7776
Cell:	909-208-2459

EXHIBIT “C”
Contract #: MH00-121-226
Project: Highland Fariview Corporate Park
Trade: General Contractor

	CONCRETE CONTRACTOR		BLDG.	On-Site	Off-Site
Adrian Cruz			X	X
Director of Field Operaations
Office:	951-351-7770	E-Mail: acruz@inlandconcrete.net
Fax:	951-351-7776
Cell:	909-208-2519

	DESIGN-BUILD SUBCONTRACTOR’S	BLDG.	On-Site	Off-Site
TBD
Electrical:

Merclan Electric

, California 92260

Office:	E-Mail:	X	X	X
Fax:
Cell:

Mechanical:

Blake Air Conditioning

, California 92260

Office:	E-Mail:	X	X	X
Fax:
Cell:

Plumbing:

A Good Plumbing

California 92260

Office:	E-Mail:	X	X	X
Fax:
Cell:

EXHIBIT “C”
Contract #: MH00-121-226
Project: Highland Fariview Corporate Park
Trade: General Contractor

	DESIGN-BUILD SUBCONTRACTOR’S		BLDG.	On-Site	Off-Site
Advance Fire Protection, Inc.
615 South Oaks
Ontario, California 91762

Chris Holland			X	X	X
General Manager
Office:	909-460-2510	E-Mail: cholland@advancofire.com
Fax:	909-460-2513
Cell:	909-560-6187

Josh Huber			X	X	X
Project Engineer
Office:	909-460-2510	E-Mail: jhuber@advancofire.com
Fax:	909-460-2513
Cell:	909-560-6187

	SKECHERS - VENDORS		BLDG.	On-Site	Off-Site
Wynright Engineers & Integrators
14373 Telephone Avenue *		1480 W. Willow Drive **
Chino, California 91710		Kaysville, Utah 84037

Bob Liebe *
President
Office:	909-902-9880 x 275	E-Mail: bliebe@wynright.com
Fax:	909-902-9660
Cell:	909-895-9440

Jason Henkle *
Project Engineer
Office:	909-902-9880 x 254	E-Mail: jhenkle@wynright.com
Fax:	909-902-9660
Cell:	909-896-0921

Jim Neuner **
V.P. Systems Sales
Office:	801-444-7112	E-Mail: jneuner@wynright.com
Fax:	909-902-9660
Cell:	801-698-8861

EXHIBIT “C”
Contract #: MH00-121-226
Project: Highland Fariview Corporate Park
Trade: General Contractor

	SKECHERS - VENDORS		BLDG.	On-Site	Off-Site
Dan Au *
Project Manager
Office:	909-902-9880 x 232	E-Mail: dau@wynright.com
Fax:	909-902-9660
Cell:	909-224-6664

Patrick Thibalut
Project Manager
Office:	909-902-9880 x 278	E-Mail: pthibault@wynright.com
Fax:	909-902-9660
Cell:	909-702-6114

Premier Fire Consulting, LLC
Greg Cox
Office:	562-865-5134	E-Mail: greg@premier-fire.net
Fax:	562-865-2004
Cell:

Fireman’s Fund Insurance Caompany
Craig D Spansail MSc, CFPS
Senior HPR Engineer
Office:	818-217-4708	E-Mail: craig.spansail@ffic.com
Fax:	818-383-0757
Cell:

TYCO Fire & Security — ADT
1120 Palmyrity Avenue, Suite 280
Riverside, California 92507

Senior Commercial Account Executive
Office:	951-680-3554	E-Mail: pantolowitz@adt.com
Fax:	951-787-8275
Cell:

Dependable Vending
Pat Maule
Project Engineer
Office:		E-Mail:
Fax:
Cell:

EXHIBIT “D”
Contract #: MH00-121-226A
Project: Highland Fairview Corporate Park
Trade: General Contractor
SKECHERS PROJECT BUDGET

Account Code	CSI	Description	Total
3-40000-1021	00-7213	General Conditions		[*]
3-40000-1015	01-3100	Project Management & Coordination		[*]
3-40000-1012	01-5126	Temporary Power & Lighting		[*]
3-40000-1010	01-5623	Temporary Barricades		[*]
3-40000-1011	01-5626	Temporary Fencing		[*]
3-20000-1054	01-5723	Temporary Storm Water Pollution (SWPPP)		[*]
3-40000-1002	01-7423	Final Cleaning		[*]
		General Conditions Subtotal	$	[*]
3-25000-1004	02-2113	Survey & Control		[*]
	13-1213	Fountain Entry Feature (Reflecting Pond)		[*]
3-20000-1000	31-2213	Grading Rough & Precise		[*]
3-20000-7052		Landscape Maintenance		[*]
3-20000-2073	32-1123	Aggregate Base (Fire Road & Maintenance)		[*]
3-23000-1045	32-1313	Concrete Paving		[*]
3-20000-4084	32-1219	Asphalt Paving		[*]
		Theodore Ramp -Allowance		[*]
		Theodore Street		[*]
3-20000-5020	31-1316	Stamped Concrete Paving		[*]
3-20000-5008	32-1613.16	Cast-ln-Place Concrete Curbs		[*]
3-20000-4032	32-1723	Pavement Markings, Signage, Tactile Surfacing		[*]
3-20000-7547	32-3113	Chain Link Fencing & Gates		[*]
3-24003-3053	32-3213	Cast-ln-Place Concrete Screen Walls		[*]
3-24032-3119	32-3119	Decorative Metal Fences & Gates		[*]
3-20000-7550	32-3219	Unit Masonry Walls		[*]
3-20000-7012	32-8413	Irrigation & Drip Systems		[*]
3-20000-7001	32-9113.26	Landscape Planting		[*]
3-20000-3501	33-1116	Water Domestic		[*]
		Redlands Ramp Domestic Water Loop Connector		[*]
3-20000-3547	33-1119	Water Fire		[*]
3-20000-3001	33-3113	Sanitary Sewer Systems		[*]
3-20000-2001	33-4113	Storm Drainage systems		[*]
3-20000-2030	33-4216	Concrete Storm Drainage Box Culverts		[*]
3-20000-6012	33-7139-23	Site Underground Electrical		[*]
3-20000-6012	33-7119.13	Site Electrical Transformers & Vault		[*]
3-20000-6012	33-7139-23	Offsite Electrical Form Dracaea		[*]
3-20000-6012	33-7183	Offsite Electrical (60 HWY Jack & Bore)		[*]
3-20000-6014	33-8113	Low Voltage-Dry Utilities (Communications)		[*]
3-20000-7085	12-9313	Bike Racks, Benches, Pots, Urns, Trash Recept		[*]
2051477	10-7516	Flag Poles		[*]
3-20000-7543	32-3119	Structural Steel (Trash Gates & Lids)		[*]
3-24009-9100	09-9113	Paint		[*]
3-20000-7009	26-3213	Site Electrical & generator		[*]
		Site Subtotal	$	[*]

*	Confidential Portions Omitted and Filed Separately with the Commission.

EXHIBIT “D”
Contract #: MH00-121-226A
Project: Highland Fairview Corporate Park
Trade: General Contractor
SKECHERS PROJECT BUDGET

Account Code	CSI	Description	Total
	03-2100	Reinforcement Steel		[*]
	03-3100	Cast-ln-Place Concrete		[*]
	05-1223	Structural Steel building		[*]
	05-3113	Metal Deck		[*]
	05-7313	Glazing Decorative Metal Railing		[*]
	06-1113	Rough Carpentry		[*]
	06-1516	Panelized Roof		[*]
	06-2033	Interior Finish Carpentry (Millwork)		[*]
	06-8200	Glass Fiber reinforced Plastic (Marlite)		[*]
	07-1113	Bituminous Dampproofing		[*]
	07-2116	Blanket Insulation		[*]
	07-4213	Metal Wall/Soffit Panels		[*]
	07-5423	Thermoplastic Polyolefin Roofing		[*]
	07-6200	Sheet Metal Flashing a trim		[*]
	07-7236	Smoke Ventilating Skylights		[*]
		Vertical Joint Sealant		[*]
	07-9216	Rigid Joint Sealants		[*]
	08-1213	Doors/Frames/Hardware		[*]
	08-3619	Multi-Leaf Vertical Lift Doors		[*]
	08-8000	Glass & Glazing		[*]
	09-2116	Gypsum Board Assemblies		[*]
	09-3100	Thin-Set Tiling		[*]
	09-5113	Acoustical Panel Ceilings		[*]
	09-6223	Bamboo Flooring		[*]
	09-6536	Static Control Resilient Flooring		[*]
	09-6816	Sheet Carpeting		[*]
	09-6953	Access Flooring Accessories (Mats)		[*]
	09-9100	Painting & wall Covering		[*]
	09-9723	Concrete Coating Floor Sealer		[*]
	10-1400	Plastic Signage restrooms		[*]
	10-2813.13	Metal toilet Compartments & Accessories		[*]
	10-4116	Emergency Key Cabinets (Knox Box)		[*]
	10-4416	Fire Extinguisher & Cabinets		[*]
	10-5113	Lockers (solid Plastic)		[*]
	10-8213	Decorative Airfoil Louvers & Wire Screening		[*]
	11-1313	Loading Dock Bumpers		[*]
	12-2413	Roller Window Shades		[*]
	14-2423	Hydraulic Passenger Elevator		[*]
	21-1313	Wet-Pipe Sprinkler System		[*]
	22-4213	Commercial Water Closet, Urinals, Fixtures		[*]
	23-0000	Heating, Ventilating & Air Conditioning		[*]
	26-0100	Electrical		[*]
	26-5113	Lighting		[*]
	28-3100	Fire Alarm System		[*]
		Building Subtotal	$	[*]

*	Confidential Portions Omitted and Filed Separately with the Commission.

EXHIBIT “D”
Contract #: MH00-121-226A
Project: Highland Fairview Corporate Park
Trade: General Contractor
SKECHERS PROJECT BUDGET

Account Code	CSI	Description	Total
PROJECT BUDGET SUMMARY
		GC’s	$	[*]
		Site	$	[*]
		Building	$	[*]
		Subtotal	$	[*]
		Pre-Purchase of Steel & Sprinkler Pipe	-$	[*]
		Subtotal		[*]
		Professional Insurance — Design Build		[*]
		Diffenbaugh Professional Lib / Polluition		[*]
		Liability Insurance & Sub-Guard (0.5%)		[*]
		Subtotal	$	[*]
		Overhead & Profit (1.75%)		[*]
		Subtotal	$	[*]
		Bond/Subguard Fees (1.15%)	$	[*]
		Subtotal	$	[*]
		Bond Three Major Subcontractors		[*]
		Contingency Allowance		[*]
		Contract Total	$	[*]

*	Confidential Portions Omitted and Filed Separately with the Commission.

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “E”
DRAWING LOG
SKECHERS DISTRIBUTION CENTER
29800 Eucalyptus Avenue, Rancho Belago, California 92555

ARCHITECTURAL
A0.1	Highland Fairview Corporate Park Title Sheet — ASI #2	11/11/2008	Delta 2
A0.2	Highland Fairview Corporate Park General Sheet	5/21/2008
A0.3.1	Disability Access Notes	5/21/2008
A0.3.2	Disability Access Notes	5/21/2008
A0.3.3	Disability Access Notes	5/21/2008
A1.1	Overall Site Plan	5/21/2008
A1.2	Enlarged Site Plan	5/21/2008
A1.3	Enlarged Site Plan	5/21/2008
A1.4	Enlarged Site Plan	12/4/2008	Delta 4
A1.5	Enlarged Site Plan	12/4/2008	Delta 5
A1.6	Enlarged Site Plan	12/4/2008	Delta 6
A1.7	Pump House Plans	5/21/2008
A1.8	Enlarged Site Plan	12/4/2008	Delta 4
A2.1	Overall Floor Plan	5/21/2008
A2.2	Enlarged Floor Plan — ASI #4	1 /28/2009	Delta 6
A2.3	Enlarged Mezzanine Plan — ASI #2	11/11/2008	Delta 2
A2.4	Enlarged Floor Plan	5/21/2008
A2.5	Enlarged Floor Plan	5/21/2008
A2.6	Enlarged Floor Plan	5/21/2008
A2.7	Enlarged Floor Plan — ASI #2	11/11/2008	Delta 3
A2.8	Enlarged Restroom Plan	5/21/2008
A2.9	Enlarged Restroom Plan — ASI #4	1/28/2009	Delta 6
A2.10	Enlarged Stair Plan	5/21/2008
A2.11	Reflected Ceiling Plan — ASI #4	1/28/2009	Delta 6
A2.12	Reflected Ceiling Plan — ASI #2	11/11/2008	Delta 2
A2.13	Reflected Ceiling Plan — ASI #4	1 /28/2009	Delta 6
A2.14	Floor Plan — ASI #2	11/11/2008	Delta 2
A2.15	Enlarged Floor Plan	5/21/2008
A2.16	Enlarged Roof Plan	5/21/2008
A3.1	Elevations	5/21/2008
A3.2	Elevations	5/21/2008
A3.3	Elevations	5/21/2008
A3.4	Elevations	5/21/2008
A3.5	Elevations — ASI #2	11/11/2008	Delta 2
A4.1	Wall Section	5/21/2008
A4.2	Wall Section — ASI #2	11/11/2008	Delta 2
A4.3	Wall Section	5/21/2008
A4.4	Wall Section	5/21/2008
A4.5	Wall Section	5/21/2008

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

ARCHITECTURAL CONTINUATION
A4.6	Wall Section	5/21/2008
A4.7	Wall Section	5/21/2008
A5.1	Room Finish Schedule — ASI #2	11/11/2008	Delta 3
A5.1A	Door Hardware Schedule	5/21/2008
A5.2	Door Schedule	11/11/2008	Delta 2
A5.3	Room Finish Legend — ASI #2	11/11/2008	Delta 2
A5.4	First Floor Office Finish Plan — ASI #2	11/11/2008	Delta 2
A5.5	Mezzanine Finish Plan — ASI #2	11/11/2008	Delta 2
A5.6	Finish Plan @ Warehouse	5/21/2008
A6.1	Interior Elevations — ASI #2	11/11/2008	Delta 2
A6.2	Interior Elevations — ASI #3	11/11/2008	Delta 3
A6.3	Interior Elevations — ASI #4	11/11/2008	Delta 4
A6.4	Interior Elevations	5/21/2008
A6.5	Interior Elevations	5/21/2008
A6.6	Interior Elevations — ASI #2	11/11/2008	Delta 2
A6.7	Not Used
A6.8	Interior Elevations	5/21/2008
A6.9	Interior Elevations	5/21/2008
A6.10	Interior Elevations	5/21/2008
AD.1	Details	5/21/2008
AD.1A	Site Details for ADA Access	12/4/2009	Delta 4
AD.2	Details	5/21/2008
AD.3	Details — ASI #1	9/15/2008	Delta 1
AD.3A	Details — ASI #3	12/30/2008	Delta 5
AD.4	Details	5/21/2008
AD.5	Details	5/21/2008
AD.6	Details	5/21/2008
AD.7	Details	5/21/2008
AD.8	Details	5/21/2008
AD.9	Details	5/21/2008
AD.10	Details — ASI #2	11/11/2008	Delta 2
AD.11	Details — ASI #2	11/11/2008	Delta 2
EGRESS PLAN
T01	Title Layout Egress Plan West Section	12/10/2008	Rev. 05
T02	Title Layout Egress Plan Center Section Mezzanine Level	12/10/2008	Rev. 05
T03	Title Layout Egress Plan Center Section Floor Level	12/10/2008	Rev. 05
T04	Title Layout Egress Plan East Section	12/10/2008	Rev. 05
	Floor Level Restrooms / Mezzanine Level Restrooms	12/10/2008
STRUCTURAL
S1	Foundation Plan — ASI #4	1/28/2009	(Delta 6)
S2	Foundation Plan — ASI #4	1/28/2009	(Delta 6)
S3	Foundation Plan — ASI #4	1/28/2009	(Delta 6)
S4	Partial Enlarged Foundation Plan — ASI #4	1/28/2009	(Delta 6)
S5	Partial Enlarged Foundation Plan	7/25/2008
S6	Partial Enlarged Foundation Plan	7/25/2008

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

STRUCTURAL CONTINUATION
S7	Partial Enlarged Foundation Plan — ASI #2	11/11/2008	Delta 2
S8	Mezzanine Floor Framing Plan — ASI #2	11/11/2008	Delta 3
S9	Partial Roof Framing Plan — ASI #4	1/28/2009	Delta 6
S10	Partial Roof Framing Plan — ASI #4	1/28/2009	Delta 6
S11	Partial Roof Framing Plan — ASI #4	1/28/2009	Delta 6
S12	Roof Information	7/25/2008
S13	Partial Enlarged Roof Framing Plan — ASI #4	1 /28/2009	Delta 6
S14	Partial Enlarged Roof Framing Plan — ASI #1	9/15/2008	Delta 1
S15	Partial Enlarged Roof Framing Plan — ASI #4	1/28/2009	Delta 6
S15A	Curtain Wall Framing Plan	7/25/2008
S16	Partial Enlarged Roof Framing Plan — ASI #2	11/11/2008	Delta 2
S17	Panel Elevation — ASI #1	9/15/2008	Delta 1
S18	Panel Elevation — ASI #1	9/16/2008	Delta 1
S19	Panel Elevation — ASI #1	9/17/2008	Delta 1
S20	Panel Elevation — ASI #2	11/11/2008	Delta 3
S21	Panel Elevation — ASI #1	9/15/2008	Delta 1
S22	Panel Elevation — ASI #1	9/15/2008	Delta 1
S23	Panel Elevation — ASI #1	9/15/2008	Delta 1
S24	Panel Elevation — ASI #1	9/15/2008	Delta 1
S25	Panel Elevation — ASI #1	9/15/2008	Delta 1
S26	Panel Elevation — ASI #1	9/15/2008	Delta 1
S27	Panel Elevation — ASI #2	11/11/2008	Delta 2
S28	Panel Elevation — ASI #2	11/11/2008	Delta 2
S29	Panel Elevation — ASI #1	9/15/2008	Delta 1
S30	Panel Elevation — ASI #1	9/15/2008	Delta 1
S31	Panel Elevation — ASI #1	9/15/2008	Delta 1
S32	Panel Elevation — ASI #1	9/15/2008	Delta 1
S33	Panel Elevation — ASI #1	9/15/2008	Delta 1
S34	Panel Elevation — ASI #1	9/15/2008	Delta 1
S35	Panel Elevation — ASI #1	9/15/2008	Delta 1
S36	Panel Elevation — ASI #1	9/15/2008	Delta 1
S37	Panel Elevation — ASI #1	9/15/2008	Delta 1
S38	Panel Elevation — ASI #1	9/15/2008	Delta 1
S39	Panel Elevation	7/25/2008
S40	Panel Elevation — ASI #2	11/11/2008	Delta 2
S41	Panel Elevation — ASI #2	11/11/2008	Delta 2
SD1	General Notes	7/25/2008
SD1A	Special Inspections	7/25/2008
SD2	Construction Details — ASI #2	11/11/2008	Delta 2
SD3	Construction Details	7/25/2008
SD4	Construction Details	7/25/2008
SD5	Construction Details — ASI #1	9/15/2008	Delta 1
SD6	Construction Details	7/25/2008
SD7	Construction Details — ASI #2	11/11/2008	Detail 2
SD8	Construction Details — ASI #4	1 /28/2009	Detail 6

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

STRUCTURAL CONTINUATION
SD9	Construction Details	7/25/2008
SD10	Construction Details — ASI #1	9/15/2008	Delta 1
SD11	Construction Details — ASI #1	9/15/2008	Delta 1
SD12	Construction Details — ASI #2	11/11/2008	Detail 2
SD13	Construction Details — ASI #2	11/11/2008	Detail 2
SD14	Construction Details — ASI #2	11/11/2008	Detail 2
SD15	Construction Details — ASI #1	9/15/2008	Delta 1
SD16	Construction Details — ASI #1	9/15/2008	Delta 1
SD17	Construction Details — ASI #2	11/11/2008	Detail 2
SD18	Construction Details — ASI #2	11/11/2008	Detail 2
SD19	Construction Details	7/25/2008
SD20	Construction Details — ASI #1	9/15/2008	Delta 1
SD21	Construction Details	7/25/2008
SD22	Construction Details — ASI #1	9/15/2008	Delta 1
SD23	Construction Details — ASI #2	11/11/2008	Delta 2
SD24	Construction Details — ASI #3	12/30/2008	Delta 5
SPH1	Construction Details	7/25/2008
SPH2	Construction Details	7/25/2008
SPH3	General Notes	7/25/2008
MECHANICAL
M-0.0	Title Sheet	11/14/2008
M-0.1	Title 24	11/14/2008
M-1	Schedules & Notes	11/14/2008	Delta 2
M-1.1	Schedules — ASI #4	1/21/2009	Delta 6
M-2	Partial Roof Plan	11/14/2008	Delta 2
M-3	Partial Roof Plan	11/14/2008	Delta 2
M-4	Partial Floor Plan — ASI #4	1/21/2009	Delta 6
M-5	Mezzanine Floor Plan — ASI #2	11/13/2008	Delta 3
M-6	Partial Floor Plan — ASI #4	1/21/2009	Delta 6
M-7	Partial Roof Plan	11/14/2008	Delta 2
M-8	Partial Roof Plan -ASI #4	1/21/2009	Delta 6
M-9	Details	11/14/2008	Delta 2
M-10	Controls — ASI #4	1/21/2009	Delta 6
PLUMBING
P-1	Specifications & Calculations — ASI #4	1/28/2009	Delta 6
P-2	Overall Site Plan ASI #4	1/28/2009	Delta 6
P-2.1	Partial Site Plan — ASI #4	1/28/2009	Delta 6
P-2.2	Partial Site Plan — ASI #4	1/28/2009	Delta 6
P-3	Partial Floor, Roof Plan — ASI #4	1/28/2009	Delta 6
P-4	Partial Floor, Roof Plan — ASI #4	1/28/2009	Delta 6
P-5	Partial Floor, Roof Plan	11/14/2008	Delta 2
P-6	Restroom Details ASI #4	1/28/2009	Delta 6
P-7	Restroom Details	11/11/2008	Delta 2
P-8	Restroom Details	11/11/2008	Delta 2
P-9	Restroom Details	11/11/2008	Delta 2

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PLUMBING CONTINUATION
P-10	Restroom Details	11/11/2008	Delta 2
P-11	Restroom Details	11/11/2008	Delta 2
P-12	Restroom Details	11/11/2008	Delta 2
P-13	Restroom Details	11/11/2008	Delta 2
P-14	Restroom Details	11/11/2008	Delta 2
P-15	Waste & Vent Isometrics	11/11/208	Delta 2
P-16	Hot & Cold Water Isometrics	11/11/208	Delta 2
P-17	Plumbing Details — ASI #4	1/28/2009	Delta 6
ELECTRICAL
EO.1	Specifications, Symbols & Abbreviations	11/14/2008
EO.2	Outdoor Title 24 — ASI #4	1/28/2009	Delta 6
EO.3	Indoor Title 24 — ASI #4	1/28/2009	Delta 6
E1.1A	Partial Site Electrical Plan — ASI #4	1/28/2009	Delta 6
E1.1B	Partial Site Electrical Plan — ASI #4	1/28/2009	Delta 6
E1.2A	Partial Site Lighting Plan	11/14/2008
E1.2B	Partial Site Lighting Plan	11/14/2008
E1.2C	Partial Site Photometric Plan	11/14/2008
E1.2D	Partial Site Photometric Plan	11/14/2008
E2.1	Single Line Diagram — ASI #2	11/11/2008	Delta 2
E2.2	Single Line Diagram — ASI #4	1/28/2009	Delta 6
E2.3	Single Line Diagram — ASI #4	1/28/2009	Delta 6
E2.4	Single Line Diagram — ASI #2	11/11/2008	Delta 2
E2.5	Single Line Diagram — ASI #4	1/28/2009	Delta 6
E2.6	Single Line Diagram — ASI #2	11/11/2008	Delta 2
E2.7	Single Line Diagram — ASI #4	1/28/2009	Delta 6
E3.1	Warehouse Electrical Plan — ASI #4	1/28/2009	Delta 6
E3.2	Warehouse Underground Conduit Plan	11/14/2008
E3.3	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.4	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.5	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.6	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.7	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E3.8	Partial Warehouse Lighting Plan — ASI #2	11/11/2008	Delta 2
E4	Warehouse Electrical Roof Plan	11/14/2008
E5.1	Enlarged Main Office Ground Floor Lighting Plan — ASI #4	1/28/2009	Delta 6
E5.2	Enlarged Main Office Second Floor Lighting Plan — ASI #2	11/11/2008	Delta 2
E5.3	Enlarged Warehouse Office Lighting Plan — ASI #4	1/28/2009	Delta 6
E6.1	Enlarged Main Office Ground Floor Plan — ASI #2	11/11/2008	Delta 2
E6.2	Enlarged Main Office Second Floor Plan — ASI #2	11/11/2008	Delta 2
E6.3	Enlarged Main Office Roof Plan — ASI #2	11/11/2008	Delta 2
E6.4	Enlarged Warehouse Office Power Plan — ASI #4	1/28/2009	Delta 6
E6.5	Enlarged Dock Door Power Plans — ASI #2	11/11/2008	Delta 2
E7	Details — ASI #2	11/11/2008	Delta 2
E8.1	Wiring Diagram — ASI #2	11/11/2008	Delta 2
E8.2	Wiring Diagram & Fixture Schedule — ASI #2	11/11/2008	Delta 2

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

ELECTRICAL CONTINUED
E8.3	Wiring Diagrams — ASI #2	11/11/2008	Delta 2
E8.4	Wiring Diagrams — ASI #2	11/11/2008	Delta 2
E9	Schedules — ASI #4	1/28/2009	Delta 6
E10	Schedules — ASI #4	1/28/2009	Delta 6
E11	Schedules — ASI #4	1/28/2009	Delta 6
E12	Schedules — ASI #4	1/28/2009	Delta 6
E13	Schedules — ASI #4	1/28/2009	Delta 6
E14	Schedules — ASI #4	1/28/2009	Delta 6
EFP1	Fire Pump House Plan	11/14/2008
FIRE PROTECTION PARCEL 1 / SKECHERS
HFCP	Cover Page
FP 1	Underground Fire Master Plan	7/29/2008
FP 2	Enlarged Underground Fire Piping Part I	7/29/2008
FP 3	Enlarged Underground Fire Piping Part II	7/29/2008
FP 4	Underground Fire Notes / Details	7/29/2008
FP 5	Diesel Fire Pump Plans & Details	7/29/2008
FP 6	Overhead Master Plan Area “A” (reference only)	7/29/2008
FP 7	Overhead Master Plan Area “B” (reference only)	7/29/2008
FP 8	Overhead Master Plan Area “C” (reference only)	7/29/2008
FP 9	System 1 — 4 Overhead Piping Plan	2/12/2009
FP 10	System 5 — 9 Overhead Piping Plan	2/12/2009
FP 11	System 10 — 14 Overhead Piping Plan	2/12/2009
FP 12	System 15 — 19 Overhead Piping Plan	2/12/2009
FP 13	System 20 — 24 Overhead Piping Plan	2/12/2009
FP 14	System 25 — 29 Overhead Piping Plan	2/12/2009
FP 15	System 30 — 34 Overhead Piping Plan	2/12/2009
FP 16	System 35 — 39 Overhead Piping Plan	2/12/2009
FP 17	System 40 — 44 Overhead Piping Plan	2/12/2009
FP 18	System 45 — 48 Overhead Piping Plan	2/12/2009
FP 19	Building Section & Maximum Storage Heights	2/12/2009
FP 20	Overhead Sprinkler Layout Notes	2/12/2009
FP 21	1st Floor Room Coverage Plan	2/12/2009
FP 22	Mezzanine Piping Plan & Details	2/12/2009
FP 23	2 Second Floor Room Coverage Plan	2/12/2009
FP 24	2 Second Floor Piping Enlarged	2/12/2009
FP 25	Warehouse Office Room Coverage Plans & Piping Enlargements	2/12/2009
SR-60 CONSTRUCTION STAGING PLAN
SC 1	Stage Construction	4/9/2010
TH 01	Traffic Handling / Construction area Sign Plan	4/9/2010
TH 02	Traffic Handling / Construction area Sign Plan	4/9/2010
TH 03	Traffic Handling / Construction area Sign Plan	4/9/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

REDLANDS BLVD. TRAFFIC CONTROL PLAN
TCP 1	Traffic Control Plan — Title Sheet	2/18/2009
TCP 2	Traffic Control Plan — Phase I & II	2/18/2009
TCP 3	Traffic Control Plan — Phase I	2/18/2009
TCP 4	Traffic Control Plan — Phase II	2/18/2009
TCP 5	Traffic Control Plan — Phase I	2/18/2009
TCP 6	Traffic Control Plan — Phase II	2/18/2009
ROUGH GRADING
RGP 1	Rough Grading Plan — Title Sheet	4/9/2010
RGP 2	Rough Grading Plan — Detail Sheet	4/9/2010
RGP 3	Rough Grading Plan — Detail Sheet	4/9/2010
RGP 4	Rough Grading Plan — Detail Sheet	4/9/2010
RGP 5	Rough Grading Plan — Storm Drain Profiles	4/9/2010
RGP 6	Rough Grading Plan	4/9/2010
RGP 7	Rough Grading Plan	4/9/2010
RGP 8	Rough Grading Plan	4/9/2010
RGP 9	Rough Grading Plan	4/9/2010
RGP 10	Rough Grading Plan	4/9/2010
RGP 11	Rough Grading Plan	4/9/2010
RGP 12	Rough Grading Plan	4/9/2010
RGP 13	Rough Grading Plan	4/9/2010
RGP 14	Rough Grading Plan	4/9/2010
RGP 15	Rough Grading Plan — Erosion Control	4/9/2010
RGP 16	Rough Grading Plan — Erosion Control	4/9/2010
RGP 17	Rough Grading Plan — Noise Reduction Compliance Plan	4/9/2010
RGP 18	Rough Grading Plan — Conditions of Approval	4/9/2010
RGP 19	Rough Grading Plan — Conditions of Approval	4/9/2010
PRECISE GRADING
PG 1	Precise Grading — Title Sheet	4/12/2010
PG 2	Precise Grading — Detail Sheet	4/12/2010
PG 3	Precise Grading — Detail Sheet	4/12/2010
PG 4	Precise Grading Plan	4/12/2010
PG 5	Precise Grading Plan	4/12/2010
PG 6	Precise Grading Plan	4/12/2010
PG 7	Precise Grading Plan	4/12/2010
PG 8	Precise Grading Plan	4/12/2010
PG 9	Precise Grading Plan	4/12/2010
PG 10	Precise Grading Plan	4/12/2010
PG 11	Precise Grading Plan	4/12/2010
PG 12	Precise Grading Plan	4/12/2010
PG 13	Precise Grading Plan	4/12/2010
PG 14	Precise Grading Plan	4/12/2010
PG 15	Precise Grading Plan	4/12/2010
PG 16	Precise Grading Plan	4/12/2010
PG 17	Erosion Control Plan	4/12/2010
PG 18	Erosion Control Plan	4/12/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PRECISE GRADING CONTINUED
PG 19	Erosion Control Plan	4/12/2010
PG 20	Erosion Control Plan	4/12/2010
PG 21	Erosion Control Plan	4/12/2010
PG 22	Erosion Control Plan	4/12/2010
PG 23	Conditions of Approval	4/12/2010
PG 24	Conditions of Approval	4/12/2010
ENCROACHMENT PERMIT PLAN — ROUGH GRADING
EPP 1	Encroachment Permit Plan — Title Sheet	4/9/2010
EPP 2	Encroachment Permit Plan — Rough Grading Sheet	4/9/2010
EPP 3	Encroachment Permit Plan — Rough Grading Sheet	4/9/2010
EPP 4	Encroachment Permit Plan — Rough Grading Sheet	4/9/2010
EPP 5	Encroachment Permit Plan — Rough Grading Sheet	4/9/2010
ROUGH GRADING — REDLANDS SEWER
RGP 1	Rough grading Plan — Redlands Sewer — Title Sheet	4/9/2010
RGP 2	Rough grading Plan — Redlands Sewer — Drainage	4/9/2010
RGP 3	Rough grading Plan — Redlands Sewer — Drainage	4/9/2010
RGP 4	Rough grading Plan — Redlands Sewer — Drainage	4/9/2010
RGP 5	Rough grading Plan — Redlands Sewer — Erosion Control	4/9/2010
RGP 6	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 7	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 8	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 9	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 10	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 11	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 12	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
RGP 13	Rough grading Plan — Redlands Sewer — Condtions of Aproval	4/9/2010
CALTRANS EROSION CONTROL PLAN
EC 5	EROSION CONTROL WPCD	2/18/2009
TEMPORARY STORM DRAIN SYSTEM PHASE 1
TDD 1	Phase 1 Temporary Drainage Ditch	2/18/2009
GRADING CROSS SECTIONS
GCS 1	Grading Cross Sections	2/18/2009
GCS 2	Grading Cross Sections	2/18/2009
SITE FIRE ACCESS PLAN
FPS 1	Site Fire Access Plan (During Construction)	7/29/2008
FPS 2	Site Fire Access Plan (Job Completion)	7/29/2008
PARCEL 1 WALL & FENCE — TILT-UP WALL
LCS-0	HFCP — Parcel 1 — Wall & Fence — Cover Sheet	3/30/2010
LR-01	HFCP — Parcel 1 — Wall & Fence — Reference Plan	3/30/2010
LW-01	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-02	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-03	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-04	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-05	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-06	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010
LW-07	HFCP — Parcel 1 — Wall & Fence — Plan	3/30/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PARCEL 1 WALL & FENCE — TILT-UP WALL CONTINUED
LW-08	HFCP — Parcel 1 - Wall & Fence — Plan	3/30/2010
LW-09	HFCP — Parcel 1 - Wall & Fence — Plan	3/30/2010
LW-10	HFCP — Parcel 1 - Wall & Fence — Plan	3/30/2010
LW-11	HFCP — Parcel 1 - Wall & Fence — Plan	3/30/2010
LW-12	HFCP — Parcel 1 - Wall & Fence — Plan	3/30/2010
LWD-01	HFCP — Parcel 1 - Wall & Fence — Construction Notes	3/30/2010
LWD-02	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-03	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-04	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-05	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-06	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-07	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-08	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-09	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-10	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-11	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-12	HFCP — Parcel 1 - Wall & Fence — Tilt-Up Wall Elevations	3/30/2010
LWD-13	HFCP — Parcel 1 - Wall & Fence — Construction Details	2/18/2009
LWD-14	HFCP — Parcel 1 - Wall & Fence — Construction Details	3/30/2010
LWD-15	HFCP — Parcel 1 - Wall & Fence — Construction Details	3/30/2010
LWD-16	HFCP — Parcel 1 - Wall & Fence — Construction Details	3/30/2010
LWD-17	HFCP — Parcel 1 - Wall & Fence — Construction Details	3/30/2010
LWD-18	HFCP — Parcel 1 - Wall & Fence — Construction Details	3/30/2010
LWD-19	HFCP — Parcel 1 - Wall & Fence — Construction Details	3/30/2010
LWD-20	HFCP — Parcel 1 - Wall & Fence — Construction Details	3/30/2010
LWN-01	HFCP — Parcel 1 - Wall & Fence — Construction Specifications	3/30/2010
LINE “F” STORM DRAIN SYSTEM
SHT 1	Moreno MDP Line — F — Title Sheet	4/9/2010
SHT 2	Moreno MDP Line — F — Notes & Details	4/9/2010
SHT 3	Moreno MDP Line — F — Station 95+20 to 97+00	4/9/2010
SHT 4	Moreno MDP Line — F — Station 97+-00 to 103+00	4/9/2010
SHT 5	Moreno MDP Line — F — Station 103+00 to 110+00	4/9/2010
SHT 6	Moreno MDP Line — F — Station 110+00 to 118+05	4/9/2010
SHT 7	Moreno MDP Line — F — Station 118+05 to 122+56.73	4/9/2010
SHT 8	Moreno MDP Line — F — Station 122+56.73 to 124+42.37	4/9/2010
SHT 9	Moreno MDP Line — F — Lat F-2 10+00 to 11+49.18	4/9/2010
SHT 10	Moreno MDP Line — F — Lat F-2-A 10+00 to 11+41.56	4/9/2010
SHT 11	Moreno MDP Line — F — Lat D-5 10+00 to 11+52.91	4/9/2010
SHT 12	Moreno MDP Line — F — Lat D-6 10+00 to 14+68.98	4/9/2010
SHT 13	Moreno MDP Line — F — Lat F-8 0+25.13 to 8+00	4/9/2010
SHT 14	Moreno MDP Line — F — Lat F-8 8+00 to 16+00	4/9/2010
SHT 15	Moreno MDP Line — F — Lat F-8 16+00 to 24+00	4/9/2010
SHT 16	Moreno MDP Line — F — Lat F-8 24+00 to 31+50	4/9/2010
SHT 17	Moreno MDP Line — F — Lat F-8 10+00 to 12+00.25	4/9/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

	LINE “F” STORM DRAIN SYSTEM CONTINUED	4/9/2010
SHT 18	Moreno MDP Line — F — Lat F-9 11+02.55 to 18+00	4/9/2010
SHT 19	Moreno MDP Line — F — Lat F-9 18+00 to 25+65.60	4/9/2010
SHT 20	Moreno MDP Line — F — Profiles	4/9/2010
SHT 21	Moreno MDP Line — F — Profiles	4/9/2010
SHT 22	Moreno MDP Line — F — Profiles	4/9/2010
SHT 23	Moreno MDP Line — F — Outlet, Access Raod & Basin	4/9/2010
SHT 24	Moreno MDP Line — F — General Notes & typ Details	4/9/2010
SHT 25	Moreno MDP Line — F — Typ Details	4/9/2010
SHT 26	Moreno MDP Line — F — Lateral & Sections	4/9/2010
SHT 27	Moreno MDP Line — F — Lateral	4/9/2010
SHT 28	Moreno MDP Line — F Access Opening Sections & typ Details	4/9/2010
SHT 29	Moreno MDP Line — F — typ Sections & Details	4/9/2010
REDLANDS SANITARY SEWER
SWP 1	Redlands Blvd Sanitary Sewer Plan — Title Sheet	4/9/2010
SWP 2	Redlands Blvd Sanitary Sewer Plan — Index & Legends	4/9/2010
SWP 3	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 4	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 5	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 6	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 7	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
SWP 8	Redlands Blvd Sanitary Sewer Plan & Profile	4/9/2010
EUCALYPTUS SANITARY SEWER PLAN
SSIP 1	Eucalyptus Avenue — Sanitary Sewer Plan — Title Sheet	4/9/2010
SSIP 2	Eucalyptus Avenue — Sanitary Sewer Plan — Index & Legend	4/9/2010
SSIP 3	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
SSIP 4	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
SSIP 5	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
SSIP 6	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
SSIP 7	Eucalyptus Avenue — Sanitary Sewer Plan — Plan Profile	4/9/2010
LOGISTIC BUILDING SEWER AND WATER
SSIP 1	Logistics Bldg Sewer & Water Plan — Title Sheet	4/9/2010
SSIP 2	Logistics Bldg Sewer & Water Plan — Notes & Quantities	4/9/2010
SSIP 3	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 4	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 5	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 6	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 7	Logistics Bldg Sewer & Water Plan	4/9/2010
SSIP 8	Logistics Bldg Sewer & Water Plan	4/9/2010
EUCALPTUS RECYCLED WATER IMPROVEMENT PLAN
RWIP 1	Title Sheet	4/9/2010
RWIP 2	Plan	4/9/2010
RWIP 3	Plan & Profile	4/9/2010
RWIP 4	Plan & Profile	4/9/2010
RWIP 5	Plan & Profile	4/9/2010
RWIP 6	Plan & Profile	4/9/2010
RWIP 7	Plan & Profile	4/9/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

EUCALYPTUS WATER IMPROVEMENT PLAN
DW 1	Title Sheet	4/9/2010
DW 2	Index Map & Legend	4/9/2010
DW 3	Plan Profile	4/9/2010
DW 4	Plan Profile	4/9/2010
DW 5	Plan Profile	4/9/2010
DW 6	Plan Profile	4/9/2010
DW 7	Plan Profile	4/9/2010
DW 8	Line ‘A’ thru ‘D’ profile	4/9/2010
Off-Site (Sinclair) DOMESTIC WATER IMPROVEMENT PLAN
DWIP 1	Domestic Water Plans — title Sheet	4/9/2010
DWIP 2	Domestic Water Plans — Index Map & Legends	4/9/2010
DWIP 3	Domestic Water Plans & Profile	4/9/2010
DWIP 4	Domestic Water Plans & Profile	4/9/2010
DWIP 5	Domestic Water Plans & Profile	4/9/2010
DWIP 6	Domestic Water Plans & Profile	4/9/2010
DWIP 7	Domestic Water Plans & Profile	4/9/2010
DWIP 8	Domestic Water Plans & Profile	4/9/2010
DWIP 9	Domestic Water Plans & Profile	4/9/2010
DWIP 10	Domestic Water Plans & Profile	4/9/2010
REDLANDS WATER IMPROVEMENT PLAN
DWIP 1	Title Sheet	4/9/2010
DWIP 2	Index Map	4/9/2010
DWIP 3	Plan & Profile	4/9/2010
DWIP 4	Plan & Profile	4/9/2010
EUCALYPTUS ELECTRICAL DISTRIBUTION PLAN
SHT 1	Eucalyptus Avenue Utility Design — BUTSKO	3/4/2010
SHT 2	Eucalyptus Avenue Utility Design — BUTSKO	3/4/2010
SHT 3	Eucalyptus Avenue Utility Design — BUTSKO	3/4/2010
SHT 4	Eucalyptus Avenue Utility Design — BUTSKO	3/4/2010
REDLANDS ELECTRICAL DISTRIBUTION PLAN
SHT 1	Electrical Distribution Plan — BUTSKO	3/4/2010
SHT 2	Electrical Distribution Plan — BUTSKO	3/4/2010
SHT 3	Electrical Distribution Plan — BUTSKO	3/4/2010
SHT 4	Electrical Distribution Plan — BUTSKO	3/4/2010
SHT 5	Electrical Distribution Plan — BUTSKO	3/4/2010
SKECHERS ONSITE ELECTRIC
SWP 1	TPM 35629 Onsite Utilities — Butsko	3/4/2010
SWP 2	TPM 35629 Onsite Utilities — Butsko	3/4/2010
SWP 3	TPM 35629 Onsite Utilities — Butsko	3/4/2010
SWP 4	TPM 35629 Onsite Utilities — Butsko	3/4/2010
EUCALYPTUS STREET IMPROVEMENT PLAN
STIP 1	Eucalyptus Avenue Street Improvement Plan — Title Sheet	4/9/2010
STIP 2	Eucalyptus Avenue Street Improvement Plan — Notes & Index Map	4/9/2010
STIP 3	Eucalyptus Avenue Street Improvement Plan — Details & Sections	4/9/2010
STIP 4	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 5	Eucalyptus Avenue Street Improvement Plan	4/9/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

EUCALYPTUS STREET IMPROVEMENT PLAN CONTINUATION
STIP 6	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 7	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 8	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 9	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 10	Eucalyptus Avenue Street Improvement Plan	4/9/2010
STIP 11	Eucalyptus Avenue — Signing & Striping Title Sheet	4/9/2010
STIP 12	Eucalyptus Avenue — Signing & Striping Title Sheet	4/9/2010
STIP 13	Eucalyptus Avenue — Conditions of Aproval	4/9/2010
STIP 14	Eucalyptus Avenue — Conditions of Aproval	4/9/2010
SCE EXHIBIT — JACK & BORE SCE CONDUIT
SCE-J&B	Jack & Bore Exhibit — SE Conduit Under SR60	8/25/2009
SCE-Pole	Cross Section B-B (SCE Pole No. 4001945E)	8/25/2009
SCE-Pole	Cross Section A-A (SCE Pole No. 214347/T2964	8/25/2009
MEDIAN EXHIBIT
E-1	Exhibit — Sections Eucalyptus Street Median	7/22/2009
TOLERANCE EXHIBIT
TE	Tolerance Exhibit	2/18/2009
THEODORE STREET IMPROVEMENT PLAN (THEODORE RAMP IMPROVEMENT PLANS)
STIP 1	Theodore Street — Title Sheet	4/9/2010
STIP 2	Theodore Street — Notes & Index Map Typical Sections	4/9/2010
STIP 3	Theodore Street — Improvement Plans	4/9/2010
STIP 4	Theodore Street — Construction Details	4/9/2010
STIP 5	Theodore Street — Construction Details	4/9/2010
STIP 6	Theodore Street — Grading-Drainage-Utility Plan	4/9/2010
STIP 7	Theodore Street — W.P.C.P	4/9/2010
STIP 8	Theodore Street — Signing and Striping Plan	4/9/2010
STIP 9	Theodore Street — Traffic Handling Details	4/9/2010
STIP 10	Theodore Street — Traffic Handling	4/9/2010
STIP 11	Theodore Street — Traffic Handling	4/9/2010
STIP 12	Theodore Street — Traffic Handling	4/9/2010
STIP 13	Theodore Street — Detour Plan	4/9/2010
TRAFFIC SIGNAL INTERCONNECT
421	Traffic Signal Interconnect Detail	1/1/2008
EVTSI	Emergency Vehicle & Traffic Signal Interconnect	10/22/2009
THEODORE STREET IMPROVEMENT PLAN
STIP 1	Theodore Street Phase 1 — Title Sheet	4/9/2010
STIP 2	Theodore Street Phase 1 — Construction Notes	4/9/2010
STIP 3	Theodore Street Phase 1 Typical Street Secitons	4/9/2010
STIP 4	Theodore Street Phase 1 — Plan & Profile	4/9/2010
STIP 5	Theodore Street Phase 1 Plan & Profile	4/9/2010
STIP 6	Theodore Street Phase 1 Signing and Striping	4/9/2010
STIP 7	Theodore Street Phase 1 Conditions of Approval	4/9/2010
STIP 8	Theodore Street Phase 1 — Conditions of Approval	4/9/2010
STIP 9	Theodore Street Phase 1 — Conditions of Approval	4/9/2010
EUCALYPTUS STREET LANDSCAPE & IRRIGATION
SHT 1	Eucalyptus Street — Cover Sheet	2/18/2009
SHT 2	Eucalyptus Street — Construction Plan	2/18/2009

Contract #: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

EUCALYPTUS STREET LANDSCAPE & IRRIGATION CONTINUED
SHT 3	Eucalyptus Street — Construction Plan	2/18/2009
SHT 4	Eucalyptus Street — Construction Plan	2/18/2009
SHT 5	Eucalyptus Street — Construction Plan	2/18/2009
SHT 6	Eucalyptus Street — Construction Plan	2/18/2009
SHT 7	Eucalyptus Street — Construction Plan	2/18/2009
SHT 8	Eucalyptus Street — Construction Details	2/18/2009
SHT 9	Eucalyptus Street — Construction Details	2/18/2009
SHT 10	Eucalyptus Street — Construction Details	2/18/2009
SHT 11	Eucalyptus Street — Construction Specifications	2/18/2009
SHT 12	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 13	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 14	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 15	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 16	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 17	Eucalyptus Street — Irrigation Plan	2/18/2009
SHT 18	Eucalyptus Street — Irrigation Details	2/18/2009
SHT 19	Eucalyptus Street — Irrigation Details	2/18/2009
SHT 20	Eucalyptus Street — Irrigation Notes	2/18/2009
SHT 21	Eucalyptus Street — Irrigation Specifications	2/18/2009
SHT 22	Eucalyptus Street — Irrigation Specifications	2/18/2009
SHT 23	Eucalyptus Street — Planting Plan	2/18/2009
SHT 24	Eucalyptus Street — Planting Plan	2/18/2009
SHT 25	Eucalyptus Street — Planting Plan	2/18/2009
SHT 26	Eucalyptus Street — Planting Plan	2/18/2009
SHT 27	Eucalyptus Street — Planting Plan	2/18/2009
SHT 28	Eucalyptus Street — Planting Plan	2/18/2009
SHT 29	Eucalyptus Street — Planting Details	2/18/2009
SHT 30	Eucalyptus Street — Planting Details	2/18/2009
SHT 31	Eucalyptus Street — Planting Specifications	2/18/2009
SHT 32	Eucalyptus Street — Planting Specifications	2/18/2009
HFCP ASSOCIATION LANDSCAPE & IRRIGATION
LCS-0	HFCP Association — Cover Sheet	3/22/2010
LI-01	HFCP Association — Irrigation Plan	3/22/2010
LI-02	HFCP Association — Irrigation Plan	3/22/2010
LI-03	HFCP Association — Irrigation Plan	3/22/2010
LI-04	HFCP Association — Irrigation Plan	3/22/2010
LI-05	HFCP Association — Irrigation Plan	3/22/2010
LI-06	HFCP Association — Irrigation Plan	3/22/2010
LI-07	HFCP Association — Irrigation Plan	3/22/2010
LI-08	HFCP Association — Irrigation Plan	3/22/2010
LI-09	HFCP Association — Irrigation Plan	3/22/2010
LI-10	HFCP Association — Irrigation Plan	3/22/2010
LI-11	HFCP Association — Irrigation Plan	3/22/2010
LI-12	HFCP Association — Irrigation Plan	3/22/2010

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

HFCP ASSOCIATION LANDSCAPE & IRRIGATION CONTINUED
LI-13	HFCP Association — Irrigation Plan	3/22/2010
LI-14	HFCP Association — Irrigation Plan	3/22/2010
LI-15	HFCP Association — Irrigation Plan	3/22/2010
HFCP ASSOCIATION LANDSCAPE & IRRIGATION
LI-16	HFCP Association — Irrigation Plan	3/22/2010
LI-17	HFCP Association — Irrigation Plan	3/22/2010
LID-1	HFCP Association — Irrigation Details	3/22/2010
LID-2	HFCP Association — Irrigation Details	3/22/2010
LIN-1	HFCP Association — Irrigation Notes	3/22/2010
LIN-2	HFCP Association — Irrigation Specifications	3/22/2010
LIN-3	HFCP Association — Irrigation Specifications	3/22/2010
LP-01	HFCP Association — Construction and Planting Plan	3/22/2010
LP-02	HFCP Association — Construction and Planting Plan	3/22/2010
LP-03	HFCP Association — Construction and Planting Plan	3/22/2010
LP-04	HFCP Association — Construction and Planting Plan	3/22/2010
LP-05	HFCP Association — Construction and Planting Plan	3/22/2010
LP-06	HFCP Association — Construction and Planting Plan	3/22/2010
LP-07	HFCP Association — Construction and Planting Plan	3/22/2010
LP-08	HFCP Association — Construction and Planting Plan	3/22/2010
LP-09	HFCP Association — Construction and Planting Plan	3/22/2010
LP-10	HFCP Association — Construction and Planting Plan	3/22/2010
LP-11	HFCP Association — Construction and Planting Plan	3/22/2010
LP-12	HFCP Association — Construction and Planting Plan	3/22/2010
LP-13	HFCP Association — Construction and Planting Plan	3/22/2010
LP-14	HFCP Association — Construction and Planting Plan	3/22/2010
LP-15	HFCP Association — Construction and Planting Plan	3/22/2010
LP-16	HFCP Association — Construction and Planting Plan	3/22/2010
LP-17	HFCP Association — Construction and Planting Plan	3/22/2010
LPD-01	HFCP Association — Planting Details	3/22/2010
LPD-02	HFCP Association — Planting Details	3/22/2010
LCD-01	HFCP Association — Construction Specification	3/22/2010
LCD-02	HFCP Association — Construction Details	3/22/2010
PARCEL 1 LANDSCAPE & IRRIGATION
LCS-0	HFCP — Parcel 1 — Cover Sheet	2/18/2009
LC-01	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-02	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-03	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-04	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-05	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-06	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-07	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-08	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-09	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-010	HFCP — Parcel 1 — Construction Plan	2/18/2009
LC-011	HFCP — Parcel 1 — Construction Plan Enlargements	2/18/2009

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

PARCEL 1 LANDSCAPE & IRRIGATION CONTINUATION
LCD-01	HFCP - Parcel 1 - Construction Notes	2/18/2009
LCD-02	HFCP - Parcel 1 - Construction Details	2/18/2009
LCD-03	HFCP - Parcel 1 - Construction Details	2/18/2009
LCD-04	HFCP - Parcel 1 - Construction Details	2/18/2009
LCD-05	HFCP - Parcel 1 - Construction Details	2/18/2009
LCD-06	HFCP - Parcel 1 - Construction Details	2/18/2009
LCN-01	HFCP - Parcel 1 - Construction Specifications	2/18/2009
LI-01	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LI-02	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LI-03	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LI-04	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LI-05	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LI-06	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LI-07	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LI-08	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LI-09	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LI-10	HFCP - Parcel 1 - Irrigation Plan	2/18/2009
LID-1	HFCP - Parcel 1 - Irrigation Details	2/18/2009
LID-2	HFCP - Parcel 1 - Irrigation Details	2/18/2009
LIN-01	HFCP - Parcel 1 - Irrigation Notes	2/18/2009
LIN-02	HFCP - Parcel 1 - Irrigation Notes	2/18/2009
LIN-03	HFCP - Parcel 1 - Irrigation Notes	2/18/2009
LP-01	HFCP - Parcel 1 - Planting Plan	2/18/2009
LP-02	HFCP - Parcel 1 - Planting Plan	2/18/2009
LP-03	HFCP - Parcel 1 - Planting Plan	2/18/2009
LP-04	HFCP - Parcel 1 - Planting Plan	2/18/2009
LP-05	HFCP - Parcel 1 - Planting Plan	2/18/2009
LP-06	HFCP - Parcel 1 - Planting Plan	2/18/2009
LP-07	HFCP - Parcel 1 - Planting Plan	2/18/2009
LP-08	HFCP - Parcel 1 - Planting Plan	2/18/2009
LP-09	HFCP - Parcel 1 - Planting Plan	2/18/2009
LP-10	HFCP - Parcel 1 - Planting Plan	2/18/2009
LPD-01	HFCP - Parcel 1 - Planting Details	2/18/2009
LPD-02	HFCP - Parcel 1 - Planting Details	2/18/2009
LPN-01	HFCP - Parcel 1 - Planting Notes	2/18/2009
WEI WEST WAREHOUSE EQUIPMENT, INC.
SA00	Structure Layout VAS Platform Overall Plan View	12/10/2008	Rev. 05
SA01	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA02	Structure Layout	12/10/2008	Rev. 05
SA03	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA04	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA05	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA06	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA07	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

WEI WEST WAREHOUSE EQUIPMENT, INC. CONTINUTED
SA08	Structure Layout VAS Platform Enlarged Foundation Plan	12/10/2008	Rev. 05
SA09	Structure Layout VAS Platform Footing Details	12/10/2008	Rev. 05
SB00	Structure Layout Shipping Platform Overall Plan View	12/10/2008	Rev. 05
SB01	Structure Layout Shipping Platform Overall Enlarged Foundation Plan	12/10/2008	Rev. 05
SB02	Structure Layout Shipping Platform Overall Enlarged Foundation Plan	12/10/2008	Rev. 05
SB03	Structure Layout Shipping Platform Footing Detail	12/10/2008	Rev. 05
SG01	Structure Layout Extendable Conveyor Foundation Plans	12/10/2008	Rev. 05
SG02	Structure Layout Extendable Conveyor Foundation Plans	12/10/2008	Rev. 05
SG03	Structure Layout Extendable Footings Foundation Plans	12/10/2008	Rev. 05
SG04	Structure Layout Extendable Footings Foundation Plans	12/10/2008	Rev. 05
SG05	Structure Layout Extendable Footings Foundation Plans	12/10/2008	Rev. 05
SG06	Structure Layout Extendable Tracks Footing Cross Sections	12/10/2008	Rev. 05
HIGHLAND FAIRVIEW CORPORATE PARK — PROJECT MANUAL
Div 00	Procurement and Contracting requirements	7/24/2008
Div 01	General requirements	7/24/2008
Div 02	Sitrework	7/24/2008
Div 03	Concrete	7/24/2008
Div 04	Masonry	7/24/2008
Div 05	Metals	7/24/2008
Div 06	Wood and Plastics	7/24/2008
Div 07	Thermal and Moisture Control	7/24/2008
Div 08	Doors and Windows	7/24/2008
Div 09	Finishes	7/24/2008
Div 10	Specialties	7/24/2008
Div 11	Equipment	7/24/2008
Div 12	Furnishings	7/24/2008
Div 13	Special Construction	7/24/2008
Div 14	Conveyor Systems	7/24/2008
Div 15	Mechanical	7/24/2008
Div 16	Electrical	7/24/2008
PRELIMINARY GEOTECHNICAL REPORT LEIGHTON & ASSOC.
1.0	Introduction	6/15/2007
2.0	Geotechnical Investigation & Lab	6/15/2007
3.0	Summary	6/15/2007
4.0	Faulting & Seismicity	6/15/2007
5.0	Conclusions	6/15/2007
6.0	Preliminary Recommendations	6/15/2007
7.0	Geotechnical Review	6/15/2007
8.0	Limitations	6/15/2007
map	Geotechnical Map / Boring Log	6/15/2007
UPDATED PRELIMINARY GEOTECHNICAL REPORT LEIGHTON & ASSOC.
1.0	Introduction	4/30/2008
2.0	Geotechnical Investigation & Lab	4/30/2008
3.0	Summary	4/30/2008
4.0	Faulting & Seismicity	4/30/2008

Contract#: MH00-121-226
Project: Hhighland Fairview Corporate Park
Trade: General Contractor

UPDATED PRELIMINARY GEOTECHNICAL REPORT LEIGHTON & ASSOC. CONTINUED
5.0	Conclusions	4/30/2008
6.0	Preliminary Recommendations	4/30/2008
7.0	Geotechnical Review	4/30/2008
8.0	Limitations	4/30/2008
map	Geotechnical Map / Boring Log	4/30/2008
OTHER SOILS REPORTS
	Update Seismic Design Parameters	11/30/2007
	Preliminary Geotechnical Evaluation, SR-60 Widening	7/30/2008
	Clarifications to Soils, Highland Fairview Corporate Park	8/15/2008
	response to City of M.V. Review Comments & Map	11/5/2008
	geotechnical Recommendations for Temporary Fire Access Road	1/5/2009
	Clarifications #2 to Soils Report, Highland Fairview Corporate Park	1/14/2009
	Response to City of M.V. Review Comments, Public Works Depart.	1/16/2009
	Geotechnical Review of Improvements & rough Grade for Sanitary Sewer	1/21/2009
	Clarifications #3 to Soils report, Highland Fairview Corporate Park	1 /29/2009
	Rough Grading Anticipated Keyway Locations	1 /29/2009
	recommended Sub drain Locations	2/6/2009
	Infiltration Characteristics of onsite soils	6/23/2008
	Supplemental Remedial Grading Rec. Skechers VAS Platform	2/6/2009
STRUCTURAL CALCULATIONS
	Structural Calculations by David Kramer	2/2/2009
TITLE 24 REPORT
	title 24 Report by Alan Poydock - Thermalair, Inc.	1/30/2009
CIVIL MISC. EXHIBITS & REPORTS
	Drainage Bypass for Redlands Sewer Work Area	2/18/2009
	Grading Balance Area	2/18/2009
	Highland SWPPP	2/18/2009
	Set Back for Restricted Hours of Work	2/18/2009
	Existing Stockpile Locations	2/18/2009
	Mitigation Monitoring Program by Michael Brandman Assoc.	12/23/2008
	Septic Exhibit	1/7/2009

Contract#: MH00-121-226
Project: Highland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “F”
Qualifications / Changes from Plans & Specifications
General Clarifications:
1.	Value Engineering will be ongoing in an attempt to reduce the project cost of construction with help of the architect and owner.
2.	A total of ten (10) rain days are included in the project schedule.

3.	Accelerated Schedule is included.

4.	Site & Construction signage will require owner approval; also recommendation will be made for layout and style requirements as directed by owner.
General Conditions:
1.	Temporary Barricades W/ Gawk screen shall be used (K-Rails).

2.	Site construction fencing to be three (3) sides for duration of project and kept in good order & appearance, with screening at public view locations.

3.	Car pooling and documentation shall be administered for duration of project.

4.	All construction access shall be from Theodore Street only.

5.	Street sweeping must be on-going, street maintained for total duration of project, “Must Be Clean” and street sweepers used during the construction of Corporate Park adhere to Mitigation & Monitoring Plan; MM AQ-1 and Plot Plan COA P37.. .equipment certification under SCAQMD Rule 1186.1.

6.	Documentation of notification to subcontractors and their workers to Rules & Regulations.

7.	Coordination with Native American groups to monitor site grading.

8.	Sign-In Sheet & Visitors Log must be managed at all times.

9.	Building LEED certification target goal to be Silver Certification.

10.	Temporary Project signage must be (prior to installation) approved by Owner.

11.	Waste Management: The contractor will recycle and or salvage a minimum of 50% (by weight) of non-hazardous construction and demolition debris.

12.	Recycled Materials: The contractor will use materials with recycled content at all opportunities with review by Owner. The sum of post-consumer recycled content plus one-half of the pre-construction recycled content constitutes at least 10% (cost-based) on the total value of the materials in the project.

13.	Regional Materials: The project will use building materials of products that have been extracted, harvested or recovered, as well as manufactured, with-in 500 miles of the project site for a minimum of 10% (cost-based) of the total materials value.

14.	Contractor will utilize only those paints and coatings that comply with credit 4.2, 4.3 and 4.4 of the LEED standards.

15.	The project will utilize a locally-sourced concrete supplier and interior fixture providing a 40% water use savings.

16.	A temporary power and communications line to Owner trailers is included.

17.	Survey and control of Jack-N-Bore at SR-60 and Redlands Boulevard is included.
Fountain Entry Feature:
1.	Entry fountain budget “Black Plaster Finish” in lieu of Pebble Tech is accepted

2.	No coping on the Jewel Box, building to look as if it is floating on water.

3.	Fountain final design by Fountain Contractor (Design-Build) contract.
Grading — Rough & Precise:
1.	Control of nuisance dust created by the work of this contract in included. Dust control resulting from inclement weather or winds (above and beyond AQMD standards) is excluded.

2.	Tier III / B20 Fuel equipment must be utilized; Tier II equipment must have prior approval by Owner before use on site.

3.	For retaining walls and any details missing, the contractor will use the Moreno Valley Standards for the construction methods.

4.	Envirotec II Acrylic Polymer w/ green dye to slopes is included.

5.	SWPPP changes as of July 1, 2010 are included.

6.	Access road added at Theodore Ramp & SR-60 for Cal-Trans access is included.

7.	Additional removal and Engineered fill for stabilization at retention area at Cal-trans slope Pad Two (2), is included.

Contract#: MH00-121-226
Project: Highland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “F”
Qualifications / Changes from Plans & Specifications
8.	Access road for maintenance Line “F” is included.

9.	Staging area changed form south of project to Parcel 4, is included.

10.	Removal of septic tanks is included.

11.	Removal of foundations from barn removal is included.

12.	Removal of trees stubs is included.

13.	Theodore left-turn widening — allowance is included.

14.	Pre-Watering is included.

15.	95% compaction under all PCC driveways and parking is included.

16.	Over-X and pads for tenant equipment is included.

17.	Sub-drainage systems in all basins typ. Is included.

18.	Fine grading and base on Sinclair is included.

19.	Documentation for B20 Biodiesel is included.

20.	Rumble plates — BMP’s at site entrance and exit is included.

21.	Fine grade and base is included at Sinclair Street.
Landscape / Irrigation / Maintenance:
1.	Vine Trellis fencing is included as specified.

2.	Washingtonia Palms in lieu of Date Palms at locations (other than Main Entry) is included.

3.	Street and City Landscaping will carry One (1) year maintenance agreement.

4.	Association and Corporate Park landscaping will carry a ninety (90) day maintenance agreement.

5.	Tukor RKD 2 -in lieu of specified controllers is included.

6.	A plant pre-purchase growing material is included.

7.	Service laterals for irrigation not shown on drawings are included

8.	Meter laterals, Backflow Preventers (Median 1” meter) (Assoc. 3” meter) (CP 2” meter) are included.

9.	Irrigation buster pumps are included as required.
Aggregate Base:
1.	Aggregate base for fire roads to be supplied by Owner.

2.	Aggregate base for city streets to be furnished by subcontractor.
Concrete Paving:
1.	All On-Site Drives and Parking to be concrete per Leighton Engineering specifications.

2.	All on-site pavers to be colored stamped concrete to be in lieu of Pavers.

3.	Pervious concrete in median is included or Pavers may be used to meet pervious requirement.
Asphalt Paving:
1.	AG Base included per city standards on all city streets in lieu of Owner supplied base.

2.	Asphalt paving to be on city streets only.

3.	Current profile 6:12 in lieu of 6:10 is included.

4.	Slurry Sealer by Owner for Eucalyptus Street at a later date.

5.	Street patching and slurry at all crossing (patch & slurry), is included.

6.	Adjust all water valve and manhole covers to finish grade is included.

7.	Theodore Ramp @ SR-60, allowances per drawings and direction by Highland Fairview is included.
Theodore Ramp — Allowance:
Cast-In-Place Concrete Gutters:
1.	Addition of V-Ditch is included.
Chain Link Fencing:
1.	Added Four Thousand Four Hundred Seventy-One (4,471) lineal feet of Cal-Trans standard chain link fence (157/lf shown on plan) is included.
Cast-In-Place Concrete Screen walls:
1.	Site screen wall overhead panels have been removed at gate entries.
Decorative Metal Fences & Gates:
1.	Gates, Motors, Controllers at employee parking areas is included.

2.	Entry Gate motors and controllers are included.

3.	Gates to have Strobe Sensors — per Moreno Valley Fire authority standards.

4.	Protection bollards at entry gates are included.

Contract#: MH00-121-226
 Project: Highland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “F”
Qualifications / Changes from Plans & Specifications
5.	Fire Access gate operating system to be Opticon System per Fire Marshal’s direction is included.
Unit Masonry Walls:
1.	PCC concrete is lieu of masonry walls is included.

2.	Details to be Moreno valley city standards for retaining walls.
Water Domestic:
1.	Water assembly for water meters is included.

2.	Two (2) each pressure reducing valve stations Redlands and Sinclair are included.

3.	Backflow preventer devices are included.

4.	Previsions for 1” meter at Median, 2” meter at Corporate Park and 3” meter at Association are included.
Redlands Ramp DW Loop Connector:
1.	Scope and drawings per Highland Fairview direction is included.
Water Fire:
1.	Temporary fire water will be required at the time of roofing materials delivery and installation.

2.	Added fire laterals to pads 1 and 4 are included.

3.	Fire line change from 10” to 12” is included.

4.	Stainless Steel hardware is included.

5.	Fire protection bollards are included.
Sanitary Sewer Systems:
1.	Added laterals to service future pads 2, 3 and 4 are included.
Storm Drainage Systems:
1.	Rip-Rap change in design Line “F” is included.

2.	Secondary Outlet structure is included.

3.	Temporary transitions=al 24” HDPE pipe form north basin is not required and not included.

4.	Off-Site storm drainage at Redlands Blvd. is included.

5.	Added — Large trash gate and fencing is included.
Site Underground Electrical:
1.	Includes all conductors.

2.	Includes changes to 2,500 KVA transformers.

3.	Includes traffic signal interconnect.

4.	Includes power for landscape maintenance electrical powered maintenance equipment.

5.	Underground Electrical includes High-Voltage Transformer & Secondary Distribution is included.

6.	Underground Jack-N-Bore @ SR 60 for future electrical service is included.
Low-Voltage Dry Utilities (Communication):
1.	Includes all on-site and off-site cabling.

2.	Includes telephone backbone.

3.	Low-Voltage, Dry Utilities, Communications infrastructure, (Verizon, Time Warner, Gas trench only) are included
Street Lights & Bases:
1.	Twenty-Six (26) Marbelite Street lights to be furnished and installed with all underground and infrastructure.
Guard Shacks:
1.	Guard shacks are furnished by tenant, installed by contractor.
Site Specialties:
1.	Flag poles to be: one (1) US flag and pole, one (1) California flag and pole and one (1) pole for Skechers USA flag.

2.	Knox Boxes locations to be determined by Fire Marshal are included.
Paint:
1.	Dock numbers interior and exterior located at dock doors per architectural drawings.

2.	Interior Columns to receive “Yellow Caution Color” to eight feet high.
Site Electrical & Generator:
1.	Service duct and cable two (2) each are included.

2.	Gas trenching and sanding is included.

3.	Transformer increased to Seven (7) each 2,500 KVA are included.

Contract #: MH00-121-226
Project: Highland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “F”
Qualifications / Changes from Plans & Specifications
4.	Added Four (4) each conduits at Redlands – in lieu of Two (2) each for Primary and Secondary distribution is included.
5.	Electric Car charging stations is included.
6.	UG electrical service from Dracaea Street west on Redlands Blvd. is included.
7.	Patch & Slurry Redlands Blvd. is included.
8.	UG power under SR-60 – Two (2) 4” schedule 80 conduits in 12” casing – Jack-N-Bore are included.
Reinforcing Steel:
1.	Foundation reinforcement for Wynright (WEI) racking equipment is included.
Cast-In-Place Concrete:
1.	Foundations for WEI equipment by ICC, per Wynright (WEI) drawings & Kramer Structural Drawings, are included.
2.	Erecting bolts, & column grouting by Wynright.
3.	Re-saw and joint filler for Wynright columns.
4.	Exposed Interior Slabs finish Tolerances shall beFF55, and Tile areas may be FF35.
5.	Sixty-Five (65%) percent of forms liners removed.
6.	Exposed aggregate finish (sand blasting) deleted.
7.	Site perimeter walls to be tilt panel wall construction.
8.	Haul off of concrete foundations spoils to off-site location for recycling.
9.	Polished concrete floor finish reviewed at ICC office was accepted by Tenant
Structural steel:
1.	Over-Wall ladders at fire wall on roof are included.
Glazing Decorative Metal railing:
1.	To be HDI ‘Circrum’
Rough Carpentry:
1.	Skylight curbs are not pressure treated.
Panelized Roof:
1.	Discount taken for Ten (10) day pay discount Four Hundred Twenty-Five (425,000.) thousand dollars.
Plastic Fabrication:
1.	Alabaster Wall detail deleted – value One Hundred Thousand Dollars.
Bituminous Dampproofing:
1.	Site retaining wall
2.	Elevator Pit
3.	On-grade tile and VCT areas.
Metal Wall. / Soffit Panels:
1.	Aluminum composite panels by Omega – Omega-Lite panels
Thermal plastic Polyolefin roofing:
1.	Firestone 45mil TPO w/ 20 year NDL warrantee.
Smoke Ventilating Skylights:
1.	Bristolite 4896-SSVDL-CM-HS1-MF-OR curb mounted double 10# smoke hatch.
Vertical Joint Sealants:
1.	Truck apron and building is included.
Multi-Leaf Vertical Lift Doors:
1.	Northwest 24ga. #924 and 20ga at ramp doors.
Glass & glazing:
1.	Frosted glass in lieu of Polycarbonate panels and hardware
2.	Standard Kynar Color and finish is accepted.
3.	Vision Glass – 1” insulated (1/4” Solar Cool Cariba 1/2” air gap 1/4” Solarban 60 is accepted
4.	Spandrel Glass – 1/4” Solar Cool Cariba w/ warm Gray Opacicoat is accepted
5.	Alternate to Polycarbonate Panel – 1/4” Clear Annealed glass with frosted finish is accepted
Thin-Set Tile:
1.	Crack isolation underlayment on Mezzanine level is included.
2.	Polished concrete floors in lieu of to be determined.

Contract #: MH00-121-226
Project: Highland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “F”
Qualifications / Changes from Plans & Specifications
Acoustical Panel Ceilings:
1.	15/16th tile in lieu of specification thickness.
Bamboo Flooring:
1.	Includes matching base.
Carpeting Tiles / VCT:
1.	Areas to receive polished concrete to be determined.
2.	Rubber base to be at all polished concrete locations.
Metal Toilet Compartments & Accessories:
1.	ASI manufactures change in lieu of Bobrick.
Emergency Key Cabinets (Knox Box):
1.	Nine (9) in bids at this time.
Decorative Airfoil Louvers & Wire Screening:
1.	Radius-edge custom louvers are included.
2.	Jewel Box exterior finish – Hendricks Screen per HPA directive, (v-wire, 69v, spacing 3/8” with support rod style Fin, height 1.00)
Window Shades:
1.	Shades on windows boxed openings tilt concrete wall cover.
2.	Shades added at exterior office glazing
Elevator:
1.	Otis Holeless Hydraulic 2,500# w/ level 2 cab finish.
Fire Sprinkler Systems:
1.	FM 200 System and Pre-Action System included.
Commercial Water Closet, Urinals, Fixturers:
1.	L-4 fixturers in lieu of L-1, L-2, and L-3
2.	Plumbing design to be taken over to maintain the Design-Build status.
Heating, Ventilating & Air Conditioning:
1.	Clarifiers to filters and racks in warehouse.
2.	Mechanical design to be taken over to maintain the Design-Build status.
Electrical:
1.	Electrical design to be taken over to maintaine the Design-Build status.
2.	Power to parking lot light poles north parking lot for data scanners.
3.	Connections to Balers, Shredders and Compactors (furnished by tenant).
4.	C02 sensors for interlock.
5.	Install tenant supplied ‘Big Ass Fans’.
6.	Roof penetrations and power for roof top cameras.
7.	Distribution of electrical for landscape irrigation.
8.	Charging Station for Electric powered cars by contractor
9.	Power, Support, Installation of tenant supplied Big Ass Fans shall be included.
Lighting:
1.	Lighting upgrade included.
Fire Alarm:
     1. Silent Knight Addressable Fire Alarm panel
Notes:
1.	Included: hook-up of tenant/owner supplied equipment by plumber and electrician.
2.	Maintenance office area not designed, power has been incorporated in plan.
3.	Battery charging designed, but power has been incorporated in plan.
4.	Design based on LEED certification.
5.	On-Site bollards on project have been included (100%)
6.	Electrical, Mechanical and Plumbing drawings must be taken over by contractor and engineering to complete and sign for submittal for permitting
GENERAL EXCLUSIONS:
1.	Permits and plan check fees, utility company charges, encroachment permits.
2.	Testing and Special Inspections by deputy inspector by owner.

Contract #: MH00-121-226
Project: Highland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “F”
Qualifications / Changes from Plans & Specifications
3.	Builders risk insurance by owner.
4.	Cost incurred to remove or relocate unknown utilities or structures buried on site not disclosed in contract documents and site visit by General Contractor & his Subcontractor.
5.	Toxic waste removal.
6.	Export or import of soil beyond project adjoining land owned by owner.
7.	Special Insurance to the extent not set forth in Addendum A.
8.	Site gas line meter.
9.	Dewatering of ground water not resulting from action or inaction by contractor.
10.	Soils stabilization methods not shown on plan or specifications which is not a result of action or inaction by the contractor.
11.	Pest control.
12.	It is to the General Contractors decision if he employees Guard service; but this does not relieve the responsibility of the contractor to protect all materials and work in place until the time the owner has taken full and final acceptance of same.
13.	Eyewash at battery storage equipment by owner, rough-in and hock-up by contractor.

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
Tentative Parcel Map Conditions of Approval

P5	Site Maintenance	All undeveloped portions of the site shall be maintained in a manner that provides for the control of weeds, erosion and dust.	Construction			GC

P12	Archaeo/Paleo	If potential historic, archaeological, or paleontological resources are uncovered during excavation or construction activities at the project site, work in the affected area will cease immediately and a qualified person (meeting the Secretary of the Interior’s standards (36CFR61)) shall be consulted by the applicant to evaluate the find, and as appropriate recommend alternative measures to avoid, minimize or mitigate negative effects on the historic, prehistoric, or paleontological resource. Determinations and recommendations by the consultant shall be implemented as deemed appropriate by the Community Development Director, in consultation with the State Historic Preservation Officer (SHPO) and any and all affected Native American Tribes before any further work commences in the affected area. (Advisory) If human remains are discovered, work in the affected area shall cease immediately and the County Coroner shall be notified. If it is determined that the remains are potentially native American, the California Native American Heritage Commission and any and all affected native American Indians tribes such as the Morongo Band of Mission Indians or the Pechanga Band of Luiseno Indians shall be notified and appropriate measures provided by State law shall be implemented.	Construction			HF/GC

P15	Archaeology	A qualified archaeologist and or tribal monitors from any affected Native American Indian tribes shall be present during grading to evaluate and recommend appropriate actions for any archaeological deposits exposed by construction activity. The monitoring archaeologist shall be empowered to halt grading in the vicinity of an exposed archaeological deposit until that deposit can be fully evaluated. The consultant (i.e. archaeologist) shall consult with any and all affected Native American Indian tribes in the area on any Treatment Plan prepared for the project.	Grading			HF/GC

P16	Mitigation Measures	Prior to the issuance of precise grading permits, mitigation measures contained in the Mitigation Monitoring Program approved with this project shall be implemented as provided therein.	Construction			HF/GC

B-1	Applicable Codes	The above project shall comply with the current California Codes (CBC, CEC, CMC and the CPC) as well as all other city ordinances. All new projects shall provide a soils report. Plans shall be submitted to the Building Department as a separate submittal.	Construction			HF/GC

F2	Fire Flows	The Fire Prevention Bureau is required to set a minimum fire flow for the remodel or construction of all commercial buildings per CFC Appendix B and Table B105.1. The applicant/developer shall provide documentation to show there exists a water system capable of delivering 4000 GPM for 4 hour(s) duration at 20-PSI residual operating pressure. The required fire flow may be adjusted during the approval process to reflect changes in design, construction type, or automatic fire protection measures as approved by the Fire Prevention Bureau. Specific requirements for the project will be determined at time of building plan submittal. (CFC 508.3, Appendix B and MVMC 8.36.100 Section D). The 50% reduction in fire flow was granted for the use of fire sprinklers throughout the facility. The reduction shall only apply to fire flow, hydrant spacing shall be per the fire flow requirements listed in CFC Appendix B and C.	Construction			HF/GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
F3	Fire Hydrants	Industrial, Commercial, Multi-family, Apartment, Condominium, Townhouse or Mobile Home Parks. A combination of on-site and off-site super enhanced fire hydrants (6” x 4” x 4” x 2 1/2”) shall not be closer than 40 feet and more than 150 feet from any portion of the building as measured along approved emergency vehicular travel ways. The required fire flow shall be available from any adjacent fire hydrant(s) in the system. Where new water mains are extended along streets where hydrants are not needed for protection of structures or similar fire problems, super or enhanced fire hydrants as determined by the fire code official shall be provided at spacing not to exceed 500 feet of frontage for transportation hazards.	Construction			HF/GC

LD6	Nuisances (This condition is in both TPM and Plot Plan)	The developer shall monitor, supervise and control all construction and construction supportive activities, so as to prevent these activities from causing a public nuisance, including but not limited to, insuring strict adherence to the following: a. Removal of dirt, debris, or other construction material deposited on any public street no later than the end of each working day. b. Observance of working hours as stipulated on permits issued by the Public Works Department. c. The construction site shall accommodate the parking of all motor vehicles used by persons working at or providing deliveries to the site. d. All dust control measures per South Coast Air Quality Management District (SCAQMD) requirements shall be adhered to during the grading operations. Violation of any condition or restriction or prohibition set forth in these conditions shall subject the owner, applicant, developer or contractor(s) to remedies as noted in the City Municipal Code 8.14.090. In addition, the City Engineer or Building Official may suspend all construction related activities for violation of any condition, restriction or prohibition set forth in these conditions until such time as it has been determined that all operations and activities are in conformance with these conditions.	Construction			GC

LD7	Downstream Properties (This condition is in both TPM and Plot Plan)	The developer shall protect downstream properties from damage caused by alteration of drainage patterns, i.e., concentration or diversion of flow. Protection shall be provided by constructing adequate drainage facilities, including, but not limited to, modifying existing facilities or by securing a drainage easement.	Grading			GC

LD19	SWPPP (This condition is in both TPM and Plot Plan)	Prior to grading permit issuance, the developer shall prepare a Storm Water Pollution Prevention Plan (SWPPP) in conformance with the State’s Construction Activities Storm Water General Permit. A copy of the the current SWPPP shall be kept at the project site and be available for review upon request. The SWPPP shall be submitted to the City’s Storm Water Program Manager on compact disk(s) in Microsoft Word format. The developer is required to bring the SWPPP to the grading pre-construction meeting.	Grading			HF/GC

LD40	R-O-W Permits (This condition is in both TPM and Plot Plan)	All work performed within the City right-of-way requires a construction permit. As determined by the City Engineer, security may be required for work within the right-of-way. Security shall be in the form of a cash deposit or other approved means. The City Engineer may require the execution of a public improvement agreement as a condition of the issuance of the construction permit. All inspection fees shall be paid prior to issuance of construction permit.	Construction			HF/GC

LD44	Waste Management Plan (This condition is in both TPM and Plot Plan)	Prior to issuance of a building permit, the developer shall submit for review and approval, a Waste Management Plan (WMP) per City code and Land Development Division requirements.	Building Permit			HF/GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
LD46	Public Improvements (This condition is in both TPM and Plot Plan)	Prior to issuance of a certificate of occupancy or building final, the developer shall construct all public improvements in conformance with applicable City standards, unless otherwise approved by the City Engineer, including but not limited to the following applicable improvements: a. Street improvements including, but not limited to: pavement, base, curb and/or gutter, cross gutters, spandrel, sidewalks, drive approaches, pedestrian ramps, street lights, signing, striping, under sidewalk drains, landscaping and irrigation, medians, redwood header boards, pavement tapers/transitions and traffic control devices as appropriate. b. Storm drain facilities including, but not limited to: storm drain pipe, storm drain laterals, open channels catch basins and local depressions. c. City-owned utilities. d. Sewer and water systems including, but not limited to: sanitary sewer, potable water and recycled water. e. Under grounding of existing and proposed utility lines less than 115,000 volts. f. Relocation of overhead electrical utility lines including, but not limited to: electrical, cable and telephone.	Occupancy		HF responsible for Item “f”	HF/GC

LD47	Utilities (This condition is in both TPM and Plot Plan)	Prior to issuance of a certificate of occupancy or building final, all existing and new utilities adjacent to and on-site shall be placed underground in accordance with City of Moreno Valley ordinances.	Occupancy		No exisiting utilites known	GC

LD48	Water Quality Improvements (This condition is in both TPM and Plot Plan)	Prior to issuance of a certification of occupancy or building final, the Developer must comply with the following: a. Any required water quality basins, associated treatment control BMPs, and associated hardware per the approved civil drawing must be constructed, certified and approved by the City Engineer including, but not limited to, piping, forebay, aftbay, trash rack. b. An Engineer’s Line and Grade Certification shall be provided to the City. c. Said facilities shall pass a a flow test per City test procedures.	Occupancy			GC

LD50	Aggregate Slurry (This condition is in both TPM and Plot Plan)	Aggregate slurry, per Section 203-5 of Standard Specifications for Public Works Construction, may be required just prior to acceptance of street(s) into the City maintained road system at the discretion of the City Engineer.	Acceptance of Streets			HF

LD55	Caltrans Property (This condition is in both TPM and Plot Plan)	Notwithstanding what is shown on the tentative parcel map and grading plan, no grading on Caltrans property shall be permitted without an encroachment permit.	Grading			HF/GC

LD60	Pavement Edge Treatment (This condition is in both TPM and Plot Plan)	Prior to improvement plan approval, the plans shall show redwood headers, or other pavement edge treatment as approved by the City Engineer, at all edge-of-pavement locations in the public right-of-way. If redwood header board is approved, the redwood header shall be installed per the City Standard, using a nominal minimum of 2” wide by 6” deep board. This shall include, but not be limited to, the following locations: a. Along the frontage of Parcels 1,2 and 4 of PM 35629, south side of Eucalyptus Avenue, south edge of the east bound travel lane to be constructed in Phase 1. b. Along the frontage of Parcel 4 of PM 35629, east side of Theodore Street, east edge of the northbound travel lane to be constructed in Phase 2. c. Along the frontage of Parcel 3 of PM 35629, west side of Redlands Boulevard, west edge of the southbound travel lane to be constructed in Phase 3. d. Along the frontage of Parcel 3 of PM 35629, south side of Eucalyptus Avenue, south edge of the eastbound travel lane to be constructed in Phase 3. e. At proposed pavement Transitions at edge of pavement. f. As required by the City Public Works Inspector(s).	Construction		Phase 1 only	GC

LD62	Caltrans Encroachment (This condition is in both TPM and Plot Plan)	Prior to commencing any work within Caltrans right-of-way, the developer shall obtain an encroachment permit from Caltrans. Work within Caltrans right-of-way may include that work associated with storm drain connections to existing freeway culverts, water line removal, water line extension from north of the freeway including jack and bore operation, power pole relocation and/or undergrounding, and any grading.	Construction			HF/GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
LD72	Grading Certification (This condition is in both TPM and Plot Plan)	Prior to issuance of a building permit, final line and grade certification shall be provided by the licensed engineer of record stating the building pad is in substantial conformance with the approved grading ‘plan. For Parcel 1, the developer shall coordinate with Land Development staff to facilitate partial pad certification in conjunction with construction sequencing as approved by the City Engineer. The relocation and/or abandonment of existing utilities and quitclaim of existing easements shall be coordinated with the sequencing of the Parcel 1 development such that these do not interfere or encumber the particular building area being developed at any given time.	Building Permit			HF/GC

LD77	Caltrans Jack and Bore (This condition is in both TPM and Plot Plan)	Prior to occupancy for the proposed building in Phase 1, the developer shall obtain an encroachment permit from Caltrans and complete the following jack and bore operation for the installation of a proposed water line underneath SR-60 to be located within Sinclair Street right-of-way north of the freeway. The developer shall apply Caltrans crossing requirements to the portion of the water line that will lie within Parcel G of the tentative parcel map.	Occupancy			HF/GC

LD80	Utilities (This condition is in both TPM and Plot Plan)	Prior to occupancy of the proposed building in Phase 1, existing utilities shall be relocated outside of Parcels G, 5, and 6, as identified on the tentative parcel map (Parcels 5 and 6 to be dedicated as lettered lots on the final parcel map), being offered for dedication for highway and road purposes.	Occupancy			HF/GC

LD81	Overhead Electrical Service (This condition is in both TPM and Plot Plan)	Prior to occupancy of the proposed building in Phase 1, the developer shall bring overhead electrical service to the building from the nearest source identified by the developer to be located on the west side of Redlands Boulevard near Dracaea Avenue. This will require the developer to bore under Redlands Boulevard to the east side of Redlands Boulevard.	Occupancy			HF/GC

LD83	Infiltrometer Test (This condition is in both TPM and Plot Plan)	In accordance with the City of Moreno Valley standards, the Double Ring Infiltrometer field testing method per ASTM D3385 shall be utilized to perform in-situ percolation testing in the location of proposed infiltration area treatment control Best Management Practice (BMP) and the results included as an amendment to the Final WQMP prior to issuance of the first occupancy.	Occupancy			HF/GC

LD85	Water Quality BMPs (This condition is in both TPM and Plot Plan)	The Applicant shall select and implement treatment control BMPs that are medium to highly effective for treating Pollutants of Concern (POC) for the project. POC include project pollutants associated with a 303(d) listing or a Total Maximum Daily Load (TMDL) for receiving waters. Project pollutants of concern include: sediment/turbidity, nutrients, organic compounds, oxygen demanding substances, and pathogens. Exhibit C of the document, “Riverside County Water Quality Management Plan for Urban Runoff’ dated July 24, 2006 shall be consulted for determining the effectiveness of proposed treatment BMPs.	Construction			HF/GC

LD86	Water Quality BMPs (This condition is in both TPM and Plot Plan)	Overall, the proposed treatment control concept is accepted as the conceptual treatment control BMP for the proposed site. The Applicant has proposed to incorporate the use of combined detention and infiltration basins with underdrain systems. Final design details of these detention and infiltration systems must be provided in the first submittal of the F-WQMP. The size of the treatment control BMP is to be determined using the procedures set forth in Exhibit C of the Riverside County Guidance Document. The Applicant acknowledges that more area than currently shown on the plans may be required to treat site runoff as required by the WQMP Guidance Document.	Construction			HF/GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
LD88	Water Quality BMPs (This condition is in both TPM and Plot Plan)	The Applicant shall, prior to building or grading permit closeout or the issuance of a certificate of occupancy, demonstrate: a. That all structural BMPs have been constructed and installed in conformance with the approved plans and specifications; b. That all structural BMPs described in the F-WQMP have been implemented in accordance with approved plans and specifications; c. That the Applicant is prepared to implement all non-structural BMPs included in the F-WQMP, conditions of approval, and building/grading permit conditions; and d. That an adequate number of copies of the approved F-WQMP are available for the future owners/occupants of the project.	Occupancy			HF/GC

SD4	Damage Repair (This condition is in both TPM and Plot Plan)	Any damage to existing landscape easement areas due to project construction shall be repaired/replaced by the Developer, or Developer’s successors in interest, at no cost to the Moreno Valley Community Services District.	Construction			GC

SD12	Median Improvements (This condition is in both TPM and Plot Plan)	All median landscaping specified in the tentative map or in these Conditions of Approval shall be constructed pursuant to the project phasing plan dated December 10, 2008.	Construction			GC

TE1	Signal Interconnect	Install Citywide Communication System (Traffic Signal Interconnect) per City Standards along Eucalyptus Avenue and Theodore Street.	Occupancy			HF/GC

TE7	Street Sweeping	Prior to final approval of the street improvement plans, the developer shall submit to the City a contract between the developer and a street sweeping company for sweeping the streets during the warranty period, for the day shown on the posted street sweeping signage. The contract shall include a contact person and phone number for said contact person.	SIP Approval		Post-construction only	HF

TE8	Traffic Control Plan	Prior to issuance of a construction permit, construction traffic control plans prepared by a qualified, Registered Civil or Traffic Engineer shall be required.	Construction			HF/GC

TE16	Signing and Striping	Prior to issuance of a certificate of occupancy, all approved signing and striping shall be installed per current City Standards and the approved plans.	Occupancy			GC

TE17	Intersection and Roadway Improvements	Prior to issuance of a certificate of occupancy for Phase 1, the project applicant shall construct the intersection/roadway improvements identified in TE11, TE12, and TE13 per the approved plans.	Occupancy			GC

TE19	Driveways	Prior to the issuance of a certificate of occupancy for the project, driveway access at the following locations will be installed as follows: a) The easternmost driveway: full access; b) The second driveway from the east: right-in, right-out access by means of a raised median; c) The third driveway from the east (employee parking lot): full access; d) The second driveway from the west: right-in, right-out by means of a raised median; e) The westernmost driveway: full access; f) Additional driveways for Phases 2 and 3 shall be reviewed at the time of their entitlement, and conditions of approval shall be prepared as necessary regarding access. NOTE: All truck driveways shall have curb return radii of 50 feet.	Occupancy			GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
TE20	Traffic Control, Signing/Striping	Prior to the acceptance of streets into the City-maintained road system, all approved traffic control and signing and striping shall be installed per current City Standards and the approved plans.	Acceptance of Streets			GC

Parks(b)	Contractor Licenses (This condition is in both TPM and Plot Plan)	The General Contractor shall be a State of California Class ‘A’ General Engineering Contractor, per the Business and Professions Code Section 7056, or a combination of State of California Class ‘C’ licenses for which the work is being performed. Licenses must be current and in good standing, for the duration of the project.	General			GC

Parks(f)	Trail Grading (This condition is in both TPM and Plot Plan)	Grading certification and compaction tests for trails and bikeways are required, prior to any trail or bikeway improvements being installed.	Grading			HF/GC

Parks(m)	Trail Staking (This condition is in both TPM and Plot Plan)	The trail and bikeway shall be surveyed and staked by the developer. The trail shall be inspected and approved by the Parks and Community Services Director or his/her designee prior to the commencement of related work.	Grading			GC

Parks(n)	Trail Damage (This condition is in both TPM and Plot Plan)	Any damage to bikeways, trails, or fencing during construction shall be repaired by the developer and inspected by the Parks and Community Services Director or his/her designee; prior to Certificate of Occupancy.	Construction			GC

Parks(o)	Trail Accesses (This condition is in both TPM and Plot Plan)	Concrete access areas to trails with decomposed granite surfaces shall be rough finished concrete (typically tine finish). The access shall extend to the main trail flat surface.	Construction			GC

Parks(s)	Landscape Damage (This condition is in both TPM and Plot Plan)	Any damage to existing landscape or hardscape areas due to project construction shall be repaired/replaced by the developer, or developer’s successors in interest, at no cost to the City or Community Services District.	Construction			GC

Parks(t)	Parks Inspections (This condition is in both TPM and Plot Plan)	All inspections shall be requested two (2) working days in advance from the Parks and Community Services Department at the time of rough and precise grading; fence and gate installation; curb and drainage; flatwork; D.G. installation; graffiti coating; and final inspection.	Construction			GC

PD1	Site Fencing (This condition is in both TPM and Plot Plan)	Prior to the start of any construction, temporary security fencing shall be erected. The fencing shall be a minimum of six (6) feet high with locking, gated access and shall remain through the duration of construction. Security fencing is required if there is: construction, unsecured structures, unenclosed storage of materials and/or equipment, and/or the condition of the site constitutes a public hazard as determined by the Public Works Department. If security fencing is required, it shall remain in place until the project is completed or the above conditions no longer exist.	Construction			GC

PD2	Project Signage (This condition is in both TPM and Plot Plan)	Prior to the issuance of grading permits, a temporary project identification sign shall be erected on the site in a secure and visible manner. The sign shall be conspicuously posted at the site and remain in place until occupancy of the project. The sign shall include the following: a. The name (if applicable) and address of the development. b. The developer’s name, address, and a 24-hour emergency telephone number.	Grading			HF/GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
Plot Plan Conditions of Approval

P11	Drainage	Prior to the issuance of any grading permits and prior to any physical disturbance of any natural drainage course, for any area determined to contain riparian vegetation, the applicant shall obtain a stream bed alteration agreement or permit, or a written waiver of the requirement for such an agreement or permit, from both the California Department of Fish and Game and the U.S. Army Corps of Engineers. Written verification of such a permit or waiver shall be provided to the Community Development Department—Planning Division and the Public Works Department—Land Development Division.	Grading		For GC info only. All permits by HF.	HF/GC

P29	Completion of Improvements	Prior to issuance of Certificates of Occupancy or building final, all required landscaping, buildings, lighting, parking lot improvements including, but limited to paving and striping, and irrigation shall be installed for the required phase.	Occupancy			GC

P30	Fences and Walls	Prior to the issuance of Certificates of Occupancy or building final, all required and proposed fences and walls shall be constructed and installed for the required phase according to the approved plans on file in the Community Development Department—Planning Division.	Occupancy			GC

P31	Landscape Review	Prior to issuance of Certificate of Occupancy or building final, all required landscaping and irrigation, including basins, shall be reviewed by the Community Development Department — Planning Division. The landscaping shall be installed for the required phase in accordance with the City’s Landscape Standards the approved landscape plans, and conditions of approval included in the grading and building sections above.	Occupancy			HF/GC

P35	Construction Lighting	MM A-1 During project construction, the construction site manager or supervisor shall ensure that construction lighting shall be limited to lighting within the work area and light trespass shall be avoided through directional lighting, shielding, and other similar control measures.	Construction			GC

P38	Low Emission Construction	MM AQ-2 The project applicant shall meet CARB standards by assuring use of lowest emission construction equipment reasonably available for use on this project. The construction fleet average shall meet or exceed Tier II level and the applicant shall project incentives in the bidding process in selecting constructions contractors that propose the lowest-emission construction equipment (i.e., high pressure injectors; smaller engine sizes; electric equipment; gasoline powered equipment with catalytic converters; and alternatively fueled construction equipment). The applicant shall also provide incentives in the bidding process in selecting grading and construction contractors that propose the use of equipment using Level III diesel particulate filters.	Construction		GC will use Level III diesel particulate filters if available.	GC

P39	Equipment Maintenance	MM AQ-3 During project construction, construction equipment shall be properly maintained in accordance with manufacturer’s specifications; maintenance shall include proper tuning and timing of engines. During maintenance, precautions shall be taken to ensure that fuel is not leaked onto the ground. Equipment maintenance records and equipment design specification data sheets shall be kept onsite during construction and subject to inspection by the SCAQMD.	Construction			GC

P40	Equipment Idling	MM AQ-4 During project construction, the project applicant shall require all contractors to turn off all construction equipment and delivery vehicles when not in use or prohibit idling in excess of five (5) minutes.	Construction			GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
P41	Traffic Control	MM AQ-5 Prior to issuance of a grading permit, the project applicant shall provide a traffic control plan to the City of Moreno Valley that will describe in detail safe detours around the project construction site with temporary traffic control (e.g., flag person) during construction-related truck hauling activities, as required by the City. Construction activities that affect traffic flow on the arterial system shall be minimized by scheduling such activities to off-peak hours. Construction truck travel shall be routed to minimize travel on congested streets and near to sensitive receptor areas. Construction traffic shall gain access to the project site via Theodore Street and Eucalyptus Avenue to the greatest extent possible to minimize traffic and dust along Redlands Boulevard. The traffic control plan is primarily intended as a safety measure but also can minimize traffic congestion and delays that increase idling and acceleration emissions. The traffic control plan shall be prepared in accordance with U.S. Department of Transportation Federal Highways Administration Rule on Work Zone Safety 23 CFR 630 Subpart J. Developing and Implementing Traffic Management Plans for Work Zones.	Grading			HF/GC

P43	Carpooling	MM AQ-7A Construction Phases. Prior to the issuance of grading permits, the developer shall provide documentation to the City of Moreno Valley indicating that construction workers will be encouraged to carpool to the greatest extent practical, including providing information on park and ride programs available to workers. The project shall also provide for lunch services onsite during construction to minimize the need for offsite vehicle trips. Workers shall be informed in writing and a letter placed on file at the City of Moreno Valley documenting the efforts to encourage carpooling.	Grading			GC

P45	Electric Hook-ups	MM AQ-8 During project construction, onsite electrical hook-ups shall be provided for electric construction tools including saws, drills and compressors, to minimize the need for diesel powered electric generators.	Construction			GC

P46	Rumble Strips	MM AQ-9 During project construction, rumble or bumper strips or similar best management practices shall be provided where vehicles enter and exit the construction site onto paved roads, or wash off trucks or any equipment leaving the site with each trip.	Construction			GC

P47	Offsite Construction Hours	MM AQ-10 Offsite construction improvements shall be limited to an 8-hour day during daylight hours.	Construction			GC

P55	Food Service	MM AQ-18. Food services shall be provided onsite.	Construction			GC

P64	Archaeology	MM CR-2. Project-related archaeological monitoring shall include the following constraints: 1) All construction-related earthmoving shall be monitored to a depth of ten (10) feet below grade by the Project Archaeologist or his/her designated representative; 2) Once 50 percent of the earth to be moved has been examined by the Project Archaeologist, the Project Archaeologist may, at his or her discretion, terminate monitoring if and only if no buried cultural resources have been detected; 3) If buried cultural resources are detected during monitoring, monitoring must continue until 100 percent of virgin earth within the study area has been disturbed and inspected by the Project Archaeologist or his/her designated representative; 4) Grading shall cease in the area of a cultural artifact or potential cultural artifact as delineated by the Project Archaeologist or his/her designated representative. Grading should continue in other areas of the site while particular find are investigated; and 5) If cultural artifacts are uncovered during grading, they shall be examined by a professional archaeologist subject to MM CR-3, and decisions shall be made as to mitigation, treatment and/or disposition in consultation with the culturally affiliated Tribe(s), as determined by the City. A mitigation-monitoring report must accompany the artifacts.	Grading			HF/GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
P65	Cultural Resources	MM CR-3. Should buried prehistoric cultural resources be encountered during monitoring, the resources shall be evaluated for significance in consultation with the culturally affiliated Tribe(s), as determined by the City, following CEQA Guidelines prior to continuance of grading in the area.	Grading			HF/GC

P67	Paleontology	MM CR-5. (GP) Prior to the issuance of a grading permit, a City-approved Project Paleontologist shall be retained to initiate and supervise paleontological mitigation-monitoring in all areas of the project, subject to certain constraints found below:	Grading			HF/GC
1) Once excavations reach ten (10) feet in depth, monitoring of excavation in areas identified as likely to contain paleontological resources by a qualified paleontological monitor or his/her representative must take place; 2) Paleontological monitors shall be equipped to salvage fossils as they are unearthed to avoid construction delays and to remove samples of sediments that are likely to contain the remains of small fossil invertebrates and vertebrates; 3) Monitors shall be empowered to temporarily halt or divert equipment to allow removal of abundant or large specimens, and 4) Monitoring may be reduced if the potentially fossiliferous units described herein are not present, or, if present, are determined upon exposure and examination by qualified paleontological personnel to have low potential to contain fossil resources.

P68	Discovery of Remains	MM CR-6. Although considered unlikely, there is always the possibility that ground-disturbing activities may uncover previously unknown human remains. Should this occur, Section 7050.5 of the California Health and Safety Code applies, and the following procedures shall be followed. In the event of an accidental discovery or recognition of any human remains, California Health & Safety Code 7050.5 and California Public Resource Code (PRC) Section 5097.98 must be followed. In this instance, once project-related earthmoving begins and if there is accidental discovery or recognition of any human remains, the following steps shall be taken: There shall be no further excavation or disturbance of the site or any nearby area reasonably suspected to overlie adjacent human remains until a determination as to disposition and treatment is made.	Grading			HF/GC

The Riverside County Coroner shall be contacted to determine if the remains are Native American and if an investigation of the cause of death is required. If the coroner determines the remains to be Native American, the coroner shall contact the NAHC within 24 hours to allow the NAHC to identify the person or persons it believes to be the “most likely descendant” (MLD) of the deceased Native American. The MLD may make recommendations and enter into consultation with the landowner, for means of treating or disposing of, with appropriate dignity, the human remains and any associated grave goods as provided in PRC Section 5097.98.

P69	Engineering Geologist	The project will be subject to the City’s Grading Ordinance and all applicable California Building Codes. MM GEO-1. During excavation and grading activities a qualified engineering geologist shall observe the in-grading excavation to confirm the absence of any fault features within the building site. If any currently unknown fault features are observed, such features shall be evaluated by the geologist and, if determined necessary, remediation measures or other measures as appropriate shall be implemented to address such features in accordance with applicable City and State requirements. The geologist’s record of observations shall be summarized in a final report to be submitted to the City at the conclusion of excavation/grading activities.	Grading			HF/GC

P75	Redlands Boulevard Restrictions	MM N-1 No construction Vehicles on Redlands Boulevard south of Future Eucalyptus Avenue. Other than construction vehicles necessary for identified offsite improvements within Redlands Boulevard, no construction vehicles shall be allowed in the vicinity of any residences on Redlands Boulevard south of exiting Fir/future Eucalyptus Avenue. The prohibition for construction traffic shall apply to all phases of the proposed project.	Construction			GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
P76	Nighttime Grading Restrictions	MM N-2 No nighttime grading or construction within 1,200 Feet of Residences south of Future Eucalyptus Avenue. City grading hours are from 7 a.m. to 8 p.m., Monday through Friday. No grading or construction activities shall occur at night (8 p.m. to 7 a.m.) within 1,200 feet from any noise-sensitive land uses (i.e. occupied residences including yard areas, schools, etc.) located south of SR-60 (Exhibit 5.11-6 shows the current location of occupied residences). Prior to the issuance of a grading permit, the project applicant shall submit a Noise Reduction Compliance Plan (NRCP) to the City as part of the grading permit submittal showing the limits of nighttime construction based on the location of occupied residential dwellings and their associated parcels, and other noise sensitive uses. The limits of nighttime grading or construction shall be shown on the NRCP and grading plan submitted to the City. The limits of construction allowed at night shall be staked or posted on site, and contractors will be provided with a copy of the plan showing the limits of nighttime construction. In the event any new residential units or other noise sensitive land uses are built and occupied in the vicinity of the project site prior to completion of Phase 1 construction, nighttime construction and grading activities shall be prohibited within 1,200 feet of such residences. Compliance shall be demonstrated through a modification of the NRCP. With the implementation of this mitigation measure, the loudest noise level that would be experienced at any developed residential parcel would be less than 55 dBA (Leq) during the nighttime, and this level would be consistent with the limits established in the City’s Noise Ordinance. Compliance with these standards during Phase 1 construction of the project should be assured through the Noise Reduction Compliance Plan (NRCP) and periodic monitoring of noise levels at developed residential parcels within 1,200 feet of the project site.	Construction			GC

P77	Daytime Construction Noise	MM N-3 Daytime Construction Noise. City grading hours are from 7 a.m. to 8 p.m., Monday through Friday. If project site grading activities must occur within 560 fee of noise-sensitive land uses during the daytime (7 a.m. to 8 p.m.), then temporary sound barriers of sufficient height and density to reduce daytime noise levels to 60 dBA (Leq) or less shall be placed between the grading activities and the noise-sensitive land uses. Prior to the issuance of a grading permit, the developer shall submit a NRCP to the City as part of the grading permit submittal showing the limits of daytime construction based on the 560 foot setback in relation to the location of occupied residential dwellings and their associated parcels and other noise sensitive uses. In the event any new residential units or other noise sensitive land uses are built and occupied in the vicinity of the project site prior to completion of Phase 1 construction, the NRCP shall be modified to show the revised new 560 foot setback for day time construction and grading activities in relation to the new residences. With the implementation of this mitigation measure the loudest noise level that would be experienced at any developed residential parcel would be less than 60 dBA (Leq) during the daytime, and these levels would be consistent with the limits established in the City’s Noise Ordinance. Compliance with these standards during Phase 1 construction of the project should be assured through the NRCP and periodic monitoring of noise levels at developed residential parcels within 560 feet of the project site. This mitigation measure does not apply to off-site construction.	Construction			GC

P78	Equipment Maintenance	MM N-4 Require Equipment Maintenance. All construction equipment shall be maintained in good working order and fitted with the appropriate silencers, mufflers or acoustic covers where applicable.	Construction			GC

P79	Material Stockpiles	MM N-5 Locate material Stockpiles 1,200 Feet from Residences south of the Freeway. Material stockpiles shall be located at least 1,200 feet from residences south of future Eucalyptus Avenue along Theodore Street and Redlands Boulevard. Remotely locating the stockpiles reduces the noise at the residences from equipment traveling to and from the stock piles and the noise that is sometimes associated with handling of material.	Grading			GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
P80	Turn Lanes	MM TT-1. (CO) Prior to issuance of Certificate of Occupancy for Phase 1, turn lanes shall be improved along Theodore Street at SR-60 and at Eucalyptus Avenue. In addition, minor pavement shall be added to the Eastbound and West bound State Route 60 Freeway ramp intersections with Theodore Street to accommodate truck turning movements. These proposed improvements should enhance safety and improve mobility between the freeway and Eucalyptus Avenue.	Occupancy		Plans by HF. Construction by GC.	HF/GC

P83	Turn Lanes	MM TT(C)-1. (CO) Prior to issuance of certificate of occupancy for Phase 1 of the project, turn lanes shall be provided along Theodore Street at SR-60 and at Eucalyptus Avenue. In addition, minor pavement shall be added to the Eastbound and West bound State Route 60 Freeway ramp intersections with Theodore Street to accommodate truck turning movements These proposed improvements should enhance safety and improve mobility between the freeway and Eucalyptus Avenue.	Occupancy		Plans by HF. Construction by GC.	HF/GC

P93	Biodiesel Fuel	MM GCC-7 During onsite construction phases of mass grading, fine grading, and building (excluding asphalt paving, trenching, and offsite improvements), off-road construction equipment shall use biodiesel fuel (a minimum of B20, or 20 percent of biodiesel). Construction equipment exempt from this measure include those with warranties that would be voided if B20 biodiesel fuel is used. Prior to issuance of grading permits, the applicant shall provide documentation to the City that verifies that certain equipment are exempt; that a biodiesel supply has been secured; and that the construction contractor is aware that the use of biodiesel is required.	Grading			GC

F4	Fire Turnaround	During phased construction, dead end roadways and streets which have not been completed shall have a turn-around capable of accommodating fire apparatus.	Construction			GC

F6	Emergency Fire Access	Prior to building construction, all locations where structures are to be built shall have an approved Fire Department emergency vehicular access road (all weather surface) capable of sustaining an imposed load of 80,000 lbs. GVW, based on street standards approved by the Public Works Director and the Fire Prevention Bureau.	Construction			GC

F7	Fire Access Roads	Prior to building construction, fire lanes and fire apparatus access roads shall have an unobstructed width of not less the twenty-four (24) or thirty (30) feet as approved by the Fire Prevention Bureau and an unobstructed vertical clearance of not less the thirteen (13) feet six (6) inches.	Construction			GC

F8	Road Grade	All roads, driveways and private roads shall not exceed 12 percent grade.	Construction			GC

F9	Emergency	If construction is phased, each phase shall provide an approved emergency vehicular access way for fire protection prior to any building construction.	Construction			GC

F10	Fire Access	Prior to construction, all locations where structures are to be built shall have an approved Fire Department access based on street standards approved by the Public Works Director and the Fire Prevention Bureau.	Construction			GC

F11	Fire Turnarounds	Prior to building construction, dead end roadways and streets which have not been completed shall have a turnaround capable of accommodating fire apparatus.	Construction			GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
F14	Reflective Markers	Prior to issuance of Certificate of Occupancy or Building Final, “Blue Reflective Markers” shall be installed to identify fire hydrant locations in accordance with City specifications.	Occupancy			GC

F15	Building Numbers	Prior to issuance of Certificate of Occupancy or Building Final, all commercial buildings shall display street numbers in a prominent location on the street side and rear access locations. The numerals shall be a minimum of twelve (12) inches in height for buildings and six (6) inches in height for suite identification on a contrasting background. Unobstructed lighting of the address(s) shall be by means approved by the Fire Prevention Bureau and Police Department. In multiple suite centers (strip malls), businesses shall post the name of the business on the rear door(s).	Construction			GC

F16	Fire Sprinklers	Prior to issuance of Certificate of Occupancy or Building Final, the applicant/developer shall install a fire sprinkler system based on square footage and type of construction, occupancy or use. Fire sprinkler plans shall be submitted to the Fire Prevention Bureau for approval prior to installation.	Occupancy			GC

F17	Fire Alarm	Prior to issuance of Certificate of Occupancy or Building Final, the applicant/developer shall install a fire alarm system monitored by an approved Underwriters Laboratory listed central station based on a requirement for monitoring the sprinkler system, occupancy or use. Fire alarm panel shall be accessible from exterior of building in an approved location. Plans shall be submitted to the Fire Prevention Bureau for approval prior to installation.	Occupancy		Flow switches by GC, Alarm System by SKX.	HF/GC/SKX

F18	Knox Box	Prior to issuance of a Certificate of Occupancy or Building Final, a “Knox Box Rapid Entry System” shall be provided. The Knox-Box shall be installed in an accessible location approved by the Fire Chief. The Knox-Box shall be supervised by the alarm system and all exterior security emergency access gates shall be electronically operated and be provided with Knox key switches for access by emergency personnel.	Occupancy			GC

F22	Fire Accesses	The angle of approach and departure for any means of Fire Department access shall not exceed 1 ft drop in 20 ft (0.3 m drop in 6 m), and the design limitations of the fire apparatus of the Fire Department shall be subject to approval by the AHJ.	Construction			GC

F23	Paved Access	Prior to issuance of the building permit for development, independent paved access to the nearest paved road, maintained by the City shall be designed and constructed by the developer within the public right of way in accordance with City Standards.	Construction		Compliance with the Fire Access Plan satisfies this condition.	GC

F26	Fire Safety	Approval of the safety precautions required for buildings being constructed, altered or demolished shall be required by the Fire Chief in addition to other approvals required for specific operations or processes associated with such construction, alteration or demolition.	Construction			GC

F29	Fire Inspections	Construction or work for which the Fire Prevention Bureau’s approval is required shall be subject to inspection by the Fire Chief and such construction or work shall remain accessible and exposed for inspection purposes until approved.	Construction			GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
F30	Fire Inspections	The Fire Prevention Bureau shall maintain the authority to inspect, as often as necessary, buildings and premises, including such other hazards or appliances designated by the Fire Chief for the purpose of ascertaining and causing to be corrected any conditions which would reasonably tend to cause fire or contribute to its spread, or any violation of the purpose or provisions of this code and of any other law or standard affecting fire safety.	Construction			GC

F35	Median Breaks	Prior to Certificate of Occupancy all locations where medians are constructed and prohibit vehicular ingress/egress into or away from the site, provisions must be made to construct a median-crossover at all locations determined by the Fire Marshal and the City Engineer. Prior to the construction, design plans will be submitted for review and approval by the City Engineer and all applicable inspections conducted by Land Development Division.	Occupancy			HF/GC

LD39	Partial Pad Certification	The developer shall coordinate with Land Development staff to facilitate partial pad certification in conjunction with construction sequencing as approved by the City Engineer.	Grading			HF/GC

LD52	Caltrans Property	Not withstanding what is shown on the tentative parcel map and grading plan, no grading on Caltrans property shall be permitted without an encroachment permit.	Grading			HF/GC

TE17	Intersection/Roadway Improvements	Each gated entrance shall be provided with the following, or as approved by the City Traffic Engineer: a) A storage lane with a minimum of 75 feet queuing length for entering traffic; b) Appropriate signing and striping; c) The employee gated entrance along Eucalyptus Avenue shall remain open for a half hour prior to and a half hour after a shift change.	Occupancy			GC

Settlement Agreement Terms

2	Tier II/Tier Ill Equipment	Highland Fairview shall include a requirement in the contract with the general contractor for the Project that all off-road equipment with a horsepower rating of 25 hp or greater used on the Project Site during the construction of the Project will meet a minimum Tier II rating and at least 80% of such equipment will meet a minimum Tier III rating and that the general contractor certify that this requirement has been satisfied. Highland Fairview shall provide a copy of the certification to the Sierra Club upon receipt of the certification from the general contractor.	Contract			GC

3	Diesel-powered portable generators prohibited	Highland Fairview shall include a requirement in the contract with the general contractor for the Project that diesel-powered portable generators not be used during the construction of the Project.	Contract			GC

4b	Energy Demand Documents	Provide the City and the Sierra Club with the appropriate design documents demonstrating that the electrical energy demand of the 50,000 sq. ft. office portion of the Skechers Building will be met by the solar cells to be mounted on the roof of the Skechers Building.	Occupancy			HF/GC

4c	Roof Design	Design and construct the roof of the Skechers Building to accommodate the maximum number of solar cells.	Construction			HF/GC

5	Solar Water Heaters	Highland Fairview shall provide solar water heaters, which may include supplemental conventional heating sources, throughout the Project for all personal uses, such as bathrooms and showers, but not for industrial uses.	Construction			GC

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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
6	Signage	Highland Fairview shall provide the signs required by Mitigation measure AQ-11 at locations, and of a size, to be easily readable from future Eucalyptus Avenue.	Occupancy			HF/GC

8	On-Site Signage	Highland Fairview shall provide on-site signs directing large trucks (over 10,000 pounds) will be required to make a left turn, towards Theodore Street, when exiting the Project Site unless prohibited by the City from doing so.	Occupancy			HF/GC

9	Median	Highland Fairview shall provide the landscaped median in Eucalyptus Avenue between Redlands Boulevard and Theodore Street in substantially the form currently planned, as shown on Exhibit A, subject to final approval by the City.	Occupancy			HF/GC

13	LEED	The Skechers Building has been designed with the goal of achieving LEED silver certification. Highland Fairview shall seek to obtain the highest commercially reasonable level of LEED certification of the Skechers Building and shall, in any event, take all of the actions set forth on Exhibit B. As used in this Agreement, “commercially reasonable” shall mean that the actions involved are capable of being accomplished in a successful manner within a reasonable period of time taking into account economic and other circumstances that would be considered by a prudent commercial entity.	LEED Certification			HF/GC

15	Driveway Design	To the extent consistent with the Project Approvals and adopted City regulations and policies: a. The design and installation of improvements and signs shall direct all large trucks (over 10,000 pounds) to use Theodore Street, rather than Redlands Boulevard, when entering or leaving the Project Site unless the site-specific traffic analysis required prior to the approval of a plot plan for Phase III (Condition TE3 of the Project Approvals, City Council Resolution 2009-10) provides compelling evidence that: (i) Keeping large trucks (over 10,000 pounds) off of Redlands Boulevard will cause Eucalyptus Avenue, Theodore Street or its on- or off-ramps to State Route 60 to fall below the City’s Level of Service Standard; and (ii) mitigation within the limits of the currently planned right-of-way of Theodore Street is unavailable to improve the Level of Service to acceptable levels:	Construction			HF/GC
and (iii) Allowing large trucks (over 10,000 pounds) to use Redlands Boulevard will not cause Redlands Boulevard to fall below the applicable City’s Level of Service Standards after mitigation. b. To the extent that any part of subparagraph a above is found not to be consistent with existing Project Approvals or City regulations or policies, Highland Fairview shall apply for and the City will consider, under its existing procedures and preserving the Council’s legislative and discretionary policy authority, modifications of conditions, and/or amendments to existing Project Approvals, regulations and policies.

LEED Projected Certification Items

	Construction Waste Management	The project will recycle and/or salvage a minimum of 50% (by weight) of non-hazardous construction and demolition debris.	Construction			GC

	Recycled Content	The project will use materials with recycled content such that the sum of post-consumer recycled content plus one-half of the pre-consumer content constitutes at least 10% (cost-base) on the total value of the materials in the project.	Construction			GC

	Regional Materials	The project will use building materials or products that have been extracted, harvested or recovered, as well as manufactured, within 500 miles of the project site for a minimum of 10% (cost-based) of the total materials value.	Construction			GC

	Increased Ventilation	The project will develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and pre-occupancy phases of the building.	Construction			GC

15 of 15
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EXHIBIT G Contractor Obligations

No.	General Description	Actual Text	Timing	Status	Notes	Resp.
	Innovation in Design	The project will utilize locally-sourced concrete and interior fixtures providing a 50% water use savings.	Construction			HF/GC

	75% of Construction Waste Salvaged or Recycled	The project will salvage or recycle as much construction waste as is feasible, but in no case less than 50% by weight of such waste. The project will utilize recycled (crushed) concrete during construction for temporary access roads and for paving base where acceptable. The project is directing green waste from clearing operations during construction, to a location for mulching and will be re-used.	Construction			GC
NOTE: All design issues are generally the responsibility of Highland Fairview, as they relate to these Conditions of Approval.

EXHIBIT H
SETTLEMENT AGREEMENT
     This settlement agreement (this “Agreement”) is made at Moreno Valley, California as of January 7, 2010, between the SIERRA CLUB, a California not-for-profit corporation, on the one hand, and THE CITY OF MORENO VALLEY (the “City”), HIGHLAND FAIRVIEW PARTNERS, I, a California general partnership, HIGHLAND FAIRVIEW PARTNERS, II, a California general partnership, HIGHLAND FAIRVIEW PARTNERS, III, a Delaware general partnership, and HIGHLAND FAIRVIEW PARTNERS, IV, a Delaware partnership, and HF LOGISTICS I, LLC, a California limited liability company, (collectively, “Highland Fairview”), on the other hand, with the respect to the following facts:
     A. Highland Fairview is the owner of a site located in the City. The site, which contains approximately 158 acres, is bounded on the north by State Route 60, on the east by Theodore Street, on the south by future Eucalyptus Avenue and on the west by Redlands Boulevard (the “Project Site”).
     B. Highland Fairview intends to develop the Project Site in three phases with a total of 2,620,000 square feet of logistic uses, associated office space, and commercial uses (the “Project”). The Project is known as the Highland Fairview Corporate Park.
     C. The first phase of the Project will include a building containing 1,820,000 square feet which has been leased to Skechers USA, Inc. (“Skechers”). The building will be used primarily for logistic uses and some associated office and commercial facilities (the “Skechers Building”).
     D. Highland Fairview also owns approximately 1,800 acres of land located south and east of the Project Site which is subject to the Moreno Highlands Specific Plan (the “Specific Plan Area”) which has vested development rights under a development agreement. Highland Fairview is considering developing the Specific Plan Area in the near future and may, as part of that development, seek to include industrial uses in areas not currently so designated in the Moreno Highlands Specific Plan.
     E. On February 10, 2009, the City Council certified that environmental impact report P07-157 (the “EIR”) analyzing the environmental impacts of the Project had been prepared in compliance with the California Environmental Quality Act (“CEQA”) and then granted a number of approvals including general plan amendment PA07-0089, change of zone PA07-0088, tentative parcel map 35629, PA07-0090 and plot plan PA07-0091 for the Project (the “Project Approvals”).
     F. The development of the Specific Plan Area is unrelated to the that of the Project and no development of the Specific Plan Area has been authorized by the Project Approvals.
     G. On February 20. 2009, the Sierra Club filed a lawsuit entitled Sierra Club v. City of Moreno Valley, Riverside Superior Court Case No. RIC 519566, which sought to set aside the Project Approvals, primarily on the basis that the EIR failed to comply with CEQA (the “Lawsuit”).

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     H. The Sierra Club, the City and Highland Fairview wish to resolve the dispute between them concerning the Lawsuit, the Project and the development of the Project Site on the terms set forth in this Agreement. Further, they seek to work together to pursue areas of common interest.
     I. The Sierra Club wants the City to adopt a climate action plan and a solar energy incentive program and to require additional Code enforcement for commercial properties in order to decrease the emission of greenhouse gases, conserve energy and protect the health of the City’s inhabitants. Highland Fairview concurs that the plans, programs and actions sought by the Sierra Club could be beneficial, endorses them and will use its best efforts to encourage the City to consider them. The City believes that the actions desired by the Sierra Club are worthy of consideration, but cannot and does not commit to their adoption. The City Council, in response to the Sierra Club’s concerns, has directed staff to prepare both a climate action plan, projected to be available for consideration by the Council within 18 months, and to review possible participation in the Western Riverside County Council of Governments’ proposed program to facilitate the production of solar energy, including the use of the financing mechanism available under AB 811. However, because all of the plans, programs and actions are solely within the City Council’s legislative authority which cannot be contracted away neither the City nor Highland Fairview can guarantee that either of them will be adopted.
     J. The Sierra Club is concerned that truck traffic serving the Project could unduly impact Redlands Boulevard and wants that truck traffic to use. Theodore Street to the greatest extent practical. Neither the City nor Highland Fairview has any objection to reducing the amount of truck traffic using Redlands Boulevard.
     K. The Sierra Club has been concerned about truck traffic on a portion of Ironwood Avenue. The City Council, in response to the Sierra Club’s concerns, has eliminated the truck route designation for Ironwood Avenue between Moreno Beach Drive and Theodore Street.
     L. The Sierra Club further wants Skechers to take several steps to minimize the emission of greenhouse gases. These steps are solely within the control of Skechers and require Skechers’ agreement in order to allow Highland Fairview to take the actions specified in this Agreement. Highland Fairview concurs that the actions sought by the Sierra Club could be beneficial and wants to assist the Sierra Club in seeing that they are seriously considered. However, because Highland Fairview does not control Skechers’ actions, it cannot guarantee that any of them will occur.
     M. This Agreement is acknowledged by the parties to be a compromise settlement and does not constitute an admission of the validity of any claims which have been, or might have been, made in the Lawsuit. However, Highland Fairview desires that the settlement be comprehensive with respect to the Project and that there shall be no further opposition to the Project on the terms set out in this Agreement.

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     N. Civil Code § 1542 states:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which if known by him or her must have materially affected his or her settlement with the debtor.”
     IN LIGHT OF THE FOREGOING FACTS, II IS MUTUALLY AGREED THAT:
     1. Immediately upon the execution of this Agreement, the Sierra Club shall dismiss the Lawsuit in its entirety and as to all parties, with prejudice, and shall then provide conformed copies of the dismissal to Robert L. Hansen, the City’s Interim City Attorney, and to Kenneth B. Bley, Highland Fairview’s counsel.
     2. Highland Fairview shall include a requirement in the contract with the general contractor for the Project that all off-road equipment with a horsepower rating of 25 hp or greater used on the Project Site during the construction of the Project will meet a minimum Tier II rating and at least 80% of such equipment will meet a minimum Tier III rating and that the general contractor certify that this requirement has been satisfied. Highland Fairview shall provide a copy of the certification to the Sierra Club upon receipt of the certification from the general contractor
     3. Highland Fairview shall include a requirement in the contract with the general contractor for the Project that diesel-powered portable generators not be used during the construction of the Project.
     4. Highland Fairview shall:
     a. Provide the amount of electrical power generated through solar cells mounted on the roof of the Skechers Building to the extent needed to provide for the estimated energy demand of the 50,000 sq ft office portion of the Skechers Building. The construction of the solar cells will be initiated within six months of Skechers’ occupancy of the Building and completed within 18 months of Skechers’ occupancy of the Building. Highland Fairview anticipates that AB 811 sources of funds will be used to finance the construction of the solar cells as well as incentive programs from the City electrical utility which axe comparable to the programs offered by Southern California Edison, i.e., which will yield the same economic result, but such programs are not yet adopted by the City and may not be; and
     b. Provide the City and the Sierra Club with the appropriate design documents demonstrating that the electrical energy demand of the 50,000 sq ft office portion of the Skechers Building will be met by the solar cells to be mounted on the roof of the Skechers Building; and
     c. Design and construct the roof of the Skechers Building to accommodate the maximum number of solar cells; and
     d. Increase the amount of electrical power generated through solar cells mounted on the roof of the Skechers Building within ten years to provide 100% of the

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energy needed for the Project to the extent that it is reasonably and economically feasible for Highland Fairview to do so. This will largely depend upon the policies adopted by the City’s electrical utility with respect to the subsidization of solar-generated electrical energy, which requires a rate of not less than $0.22 per kilowatt-hour, the rate currently paid by Southern California Edison under its performance-based incentive program, and provisions on a par with Southern California Edison’s solar subsidy programs. Further, Highland Fairview will expand the solar energy generating capacity of the Skechers Building based upon the benefits afforded through AB 811 financing and grants, incentives provided by the City’s electrical utility, federal and state tax programs and commercially reasonable financing such that the maximum investment does not exceed $7,500,000 and the projected after-tax return generated is at least 5.5% over the rate for 20 year United States Treasury bonds but not less than 10% in any event. Should Highland Fairview develop solar capacity beyond the energy usage required by the Project, the excess energy will be sold to a utility provider at a mutually agreeable negotiated rate. Highland Fairview can not guarantee that any increase in the amount of electrical power generated through solar cells will occur because neither the necessary policies nor the rate to be paid have been adopted by the City and may not be.
     5. Highland Fairview shall provide solar water heaters, which may include supplemental conventional heating sources, throughout the Project for all personal uses, such as bathrooms and showers, but not for industrial uses.
     6. Highland Fairview shall provide the signs required by Mitigation Measure AQ-11 at locations, and of a size, to be easily readable from future Eucalyptus Avenue.
     7. Highland Fairview shall physically configure the access areas to future Eucalyptus Avenue so that large trucks (over 10,000 pounds) will be required to make a left turn, towards Theodore Street, when exiting the Project Site unless prohibited by the City from doing so.
     8. Highland Fairview shall provide on-site signs directing large trucks (over 10,000 pounds) leaving the Project Site to use Theodore Avenue unless prohibited by the City from doing so.
     9. Highland Fairview shall provide the landscaped median in Eucalyptus Avenue between Redlands Boulevard and Theodore Street in substantially the form currently planned, as shown on Exhibit A, subject to final approval by the City.
     10. Highland Fairview shall provide a disclosure document in substantially the following form to each buyer/lessee of any residential unit developed on property owned by Highland Fairview which is located southerly of State Route 60 and within 300 feet of the Project Site. The document shall be signed by the buyer/lessee and recorded against the unit:
     “Buyer/Lessee acknowledges that the property which Buyer/Lessee is purchasing/leasing is located in the vicinity of the Highland Fairview Corporate Park project. Buyer/Lessee acknowledges that, in addition to commercial and office uses, there are, or may be, distribution warehouses for national and regional

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Companies located within the Corporate Park project. As a result of these uses, there will be automobile and truck traffic, which may operate on a 24/7 basis for pick up and delivery of products from various buildings from within the Corporate Park project. There may also be increased diesel fumes, which contain toxic air contaminants which are known to cause cancer, noise and light as a result of the operations of these facilities. A copy of the Highland Fairview Corporate Park Environmental Impact Report, which includes a detailed evaluation of the potential impacts of the Corporate Park project, has been made available for the Buyer’s/Lessee’s review.”
     11. Highland Fairview shall within 30 days of the receipt of a written request from the Sierra Club, contribute $100,000 to the Riverside Land Conservancy. The contribution may only be used for the preservation of agriculture through the purchase of agricultural land or of agricultural conservation casements on agricultural land located in Riverside County.
     12. If Highland Fairview includes industrial uses in areas not currently designated for industrial uses in the Moreno Highlands Specific Plan, it shall provide buffers of commercial uses within the Specific Plan Area between industrial uses and residential uses. The extent of the buffers shall be determined by appropriate technical studies conducted by a qualified third party air quality expert, selected and paid for by Highland Fairview, subject to the City’s approval.
     13. The Skechers building has been designed with the goal of achieving LEED silver certification. Highland Fairview shall seek to obtain the highest commercially reasonable level of LEED certification of the Skechers Building and shall, in any event, take all of the actions set forth on Exhibit B. As used in this Agreement, “commercially reasonable” shall mean that the actions involved are capable of being accomplished in a successful manner within a reasonable period of time taking into account economic and other circumstances that would be considered by a prudent commercial entity.
     14. Highland Fairview shall submit a formal request to the California Department of Transportation (“CalTrans”) for the installation of signs to be installed, at Highland Fairview’s expense, along State Route 60, east bound and west bound, directing Project traffic to the Theodore Street exit.
     15. To the extent consistent with the Project Approvals and adopted City regulations and policies:
     a. The design and installation of improvements and signs shall direct all large trucks (over 10,000 pounds) to use Theodore Street, rather than Redlands Boulevard, when entering or leaving the Project Site unless the site-specific traffic analysis required prior to the approval of a plot plan for Phase III (condition TE3 of the Project Approvals. City Council Resolution 2009-10) provides compelling evidence that: ands
     (i) Keeping large trucks (over 10,000 pounds) off of Redlands Boulevard will cause Eucalyptus Avenue. Theodore Street or its on – or off-ramps to State Route 60 to fall below the City’s Level of Service standard; and

     (ii) Mitigation within the limits of the currently planned right of way of Theodore Street is unavailable to improve the Level of Service to acceptable levels; and
     (iii) Allowing large trucks (over 10,000 pounds) to use Redlands Boulevard will not cause Redlands Boulevard to fall below the applicable City’s Level of Service Standards after mitigation.
     b. To the extent that any part of subparagraph a above is found not to be consistent with existing Project Approvals or City regulations or policies, Highland Fairview shall apply for and the City will consider, under its existing procedures and preserving the Council’s legislative and discretionary policy authority, modifications of conditions, and/or amendments to existing Project Approvals, regulations and policies.
     16. The City Council has, in Study Session of October 20, 2009 or previously, directed City staff to analyze, as quickly as feasible, and then to report back to the Council, for its consideration without commitment to adoption, each of the following:
     a. The adoption/enforcement of a City-wide commercial truck idling ordinance; and
     b. The acquisition, generation and distribution of “green” energy by the City’s electric utility; and
     c. An amendment of the City’s Municipal Code current lighting standards to incorporate the guidelines of the International Dark Sky Association and the exterior lighting standards set forth in the Palm Desert Municipal Code; and
     d. The submission of a request to CalTrans and/or the Riverside County Transportation Commission that a regional traffic mitigation fee be adopted for the Improvement of State Route 60; and
     e. The use of LED lamps in City-owned streetlights.
     17. Highland Fairview shall require any user of the Skechers facility, other than Skechers, and will use reasonable efforts to seek to have Skechers:
     a. Have its trucking fleet (all trucks owned and operated by Skechers) and all trucking carriers that distribute Skechers’ products to its retail stores be classified as SmartWay 1.0 or higher at the time that it takes possession of the Skechers building, increase the SmartWay classification to 1.25 for Skechers’ trucking fleet and such other trucking carriers within five years and provide an annual report to Highland Fairview, which Highland Fairview shall then provide to the Sierra Club; and
     b. Continue to provide incentives to its employees to encourage carpooling; and

6

     c. Conduct an annual review for five years following the occupancy of the Skechers Building to determine the level of use of alternatively fueled vehicles and the demand for designated spaces for such vehicles, beyond the 37 spaces already designated. Spaces located closest to building entries will be converted by Highland Fairview from general parking to alternatively fueled vehicle parking to meet the demand; and
     d. Conduct an annual review for five years following the occupancy of the Skechers Building to determine the level of use of plug-in electrical vehicles and the demand for plug-in-stations. Additional plug-in-stations will be provided by Highland Fairview to meet the demand; and
     e. Not use diesel-powered “yard goats” in its operations.
     18. Highland Fairview shall provide the Sierra Club with notice of the submission of any application for a discretionary permit for the development of the Project within five business days of the submission.
     19. The Sierra Club shall not sue to invalidate the development, use or modification of the Project, including, but not limited to, any approvals needed for the development of any phase of the Project, as long as the development or use is consistent with the terms of this Agreement and the Project, as analyzed in the EIR, and any modification will not result in a significant adverse impact on the environment, as defined in CEQA Guidelines § 15382, as determined by the City. For the purpose of this Agreement, changes in the manner in which the Project is financed, in whole or in part, and removal of vegetation within State Route 60 right-of- way shall not be considered to be significant adverse impacts on the environment by the Sierra Club. Nothing in this paragraph 19 shall apply to a modification of the terms of this Agreement.
     20. Highland Fairview shall pay Johnson & Sedlack, the Sierra Club’s attorneys, $183,000 within 10 days of the dismissal of the Lawsuit. Except for this payment, each party shall bear its own attorneys’ fees and costs incurred in connection with the Lawsuit and the preparation of this Agreement.
     21. Any party alleging a breach of this Agreement shall provide written notice of the alleged breach to the party alleged to be in breach. That party shall then have 30 days from receipt of the notice in which to cure the breach or to begin curing the breach if it is one which cannot be cured within 30 days. If the breach has not been cured within the 30 day period or, if no effort has been begun within the 30 day period for a breach which cannot be cured within the 30 day period, then the party alleging the breach shall be entitled to avail itself of its legal remedies.
     22. All notices and communications shall be provided in writing, which may be delivered by e-mail, to the following addresses:

Sierra Club Environmental Law Program:	85 Second Street
San Francisco, CA 94105
Aaron.Isherwood@sierraclub.org

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Sierra Club, San Gorgonio Chapter:	Chapter Chair/Conservation Chair
4079 Mission Inn Avenue
Riverside, CA 92501-3204
san.gorgonio.chapter@sierraclub.org

Sierra Club, Moreno Valley Group:	Ann Turner-McKibben and George
Hague
P.O. Box 1325
Moreno Valley, CA 92556-1325
morenovalleygroup@yahoo.com

with a copy to Raymond W. Johnson, Esq.:	Johnson & Sedlack
26785 Camino Seco
Temecula, CA 92590
esqaicp@wildblue.net

The City attention of the City Manager,
w/ copy attention of the City Attorney:	14177 Frederick Street
P.O. Box 88005
Moreno Valley, CA 92552
CMOffice@moval.org
CityAttorney@moval.org

Highland Fairview:	14225 Corporate Way
Moreno Valley, CA 92553
ibenzeevi@highlandfairview.com

with a copy to Kenneth B. Bley, Esq.:	Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor,
Los Angeles CA 90067
kbley@coxcastle.com
Any address may be changed by providing written notice to all of the other parties.
     23. Except as set forth in this Agreement, the Sierra Club releases the City and Highland Fairview and their owners, affiliates, members, officers, employees, agents and attorneys from any and all claims, demands, liabilities, obligations, costs, expenses, fees, actions, and/or causes of action arising out of, or connected to, the Lawsuit or the Project, whether known, unknown or suspected and the Sierra Club hereby waives the provisions of Civil Code § 1542 set forth in Recital N. The release in this paragraph 23 is a separate consideration for the release contained in paragraph 24 and the Sierra Club would not have executed this Agreement nor agreed to this paragraph 23 but for the release contained in paragraph 24.
     24. Except as set forth in this Agreement, the City and Highland Fairview release the Sierra Club and its members, officers, employees, agents and attorneys from any and all claims, demands, liabilities, obligations, costs, expenses, fees, actions, and/or causes of action arising out of, or connected to, the Lawsuit or the Project, whether known, unknown or suspected and the

8

City and Highland Fairview hereby waive the provisions of Civil Code § 1542 set forth in Recital N. The release in this paragraph 24 is a separate consideration for the release contained in paragraph 23 and neither the City nor Highland Fairview would have executed this Agreement nor agreed to this paragraph 24 but for the release contained in paragraph 23.
     25. The rights and obligations of the Sierra Club under this Agreement are personal to it and may not be transferred or assigned to any other person or entity. This Agreement is entered into solely for the benefit of the parties hereto and, with the exception of the Sierra Club, their successors, transferees and assigns. Other than the parties hereto and, with the exception of the Sierra Club, their successors, transferees and assigns, no third party shall be entitled, directly or indirectly, to base any claim, or to have any right arising from, or related to, this Agreement.
     26. The parties to this Agreement shall act in good faith and shall take all further actions reasonably necessary to effectuate the letter and the spirit of this Agreement.
     27. This Agreement and all rights and obligations arising out of it shall be construed in accordance with the laws of the State of California.
     28. Any litigation arising out of this Agreement shall be conducted only in the Riverside Superior Court. Only equitable remedies shall be available to the prevailing party in any such litigation, damages for breach of this Agreement being expressly waived. Each party to any such litigation shall bear its own attorneys’ fees and costs, the right to recover them under any statute, including, but not limited to Code of Civil Procedure § 1021.5, any Rule of Court or any rule of law being expressly waived.
     29. This Agreement contains the entire agreement and understanding concerning the Lawsuit and the Project and supersedes and replaces all prior negotiations or proposed agreements, written or oral. Each of the parties hereto acknowledges that no other party, nor the agents nor the attorneys for any party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein, to induce the execution of this Agreement and acknowledges that this Agreement has not been executed in reliance upon any promise, representation or warranty not contained herein.
     30. This Agreement may not be amended except in a writing signed by all the parties hereto.
     31. The parties to this Agreement hereby acknowledge that they have undertaken an independent investigation of the facts concerning the Lawsuit and the Project. The parties expressly assume the risk that the true facts concerning the foregoing may differ from those currently understood by them.
     32. Each individual signing this Agreement represents and warrants that he or she has been authorized to do so by proper action of the party on whose behalf he or she has signed.
     33. This Agreement may be signed in one or more counterparts and, when all parties have signed the original or a counterpart, such counterparts, whether originals, facsimiles or email attachments, together shall constitute one original document.

9

January 7, 2010	SIERRA CLUB
	By:	[ILLEGIBLE]
Its: CHAPTER CHAIR, SAN GORGONIO CHAPTER

January 11, 2010	THE CITY OF MORENO VALLEY
	By:	[ILLEGIBLE]
Its: MAYOR

January 7, 2010	HIGHLAND FAIRVIEW PARTNERS I By: HFP Realty Investment, LP, its Managing Partner By: HFP Realty Holdings, LLC, its General Partner
	By:	/s/ Iddo Benzeevi
Its: President

January 7, 2010	HIGHLAND FAIRVIEW PARTNERS II By: New Sands Holdings, LP, its Managing Partner By: Sand Holdings, LLC, its General Partner
	By:	/s/ Iddo Benzeevi
Its: President

January 7, 2010	HIGHLAND FAIRVIEW PARTNERS III By: HFP Realty Investment, LP, its Managing Partner By: HFP Realty Holdings, LLC, its General Partner
	By:	/s/ Iddo Benzeevi
Its: President

10

January 7, 2010	HIGHLAND FAIRVIEW PARTNERS IV By: Sinclair Holdings, LP, its Managing Partner By: Sinclair Realty Holdings, LLC, its General Partner
	By:	Iddo Benzeevi
Its: President

January 7, 2010	HF LOGISTICS I, LLC
	By:	Iddo Benzeevi
Its: President

APPROVED AS TO FORM: January 11, 2010	JOHNSON & SEDLACK
	By:	/s/ Raymond W. Johnson
Raymond W. Johnson
Attorneys for the SIERRA CLUB

January 11, 2010	CITY ATTORNEY OF THE CITY OF MORENO VALLEY
	By:	[ILLEGIBLE]
Its: INTERIM CITY ATTORNEY

January 7, 2010	COX CASTLE & NICHOLSON LLP
	By:	/s/ Kenneth B. Bley
Kenneth B. Bley
Attorneys for HIGHLAND FAIRVIEW PARTNERS I; HIGHLAND FAIRVIEW PARTNERS, II, HIGHLAND FAIRVIEW PARTNERS, III, HIGHLAND FAIRVIEW PARTNERS, IV and HF LOGISTICS I, LLC

11

EXHIBIT A

Legend
Eucalyptus Nicholii
Willow-Leafed Peppermint
Muhlenbergia Rigens
Deer Grass
Nassella Tennuissima
Mexican Feather Grass
Decomposed Granite (DG)
4" Stabilized
Permeable Pavement/Pavers
C.L.
9'
9'
22"
22"
Landscaped Median
Slope
Slope
Pavement
Pavement
Curb
Mow Strip
Median Section A - A
6'
Curb
Pavement
Permeable
Pavement/Pavers
Median Section B - B
Eucalyptus Street
A
A
B
B

Not to scale
July 22, 2009

Exhibit A

Highland Fairview Corporate Park
Rancho Belago, Ca 92555

P:\Highland Fairview Corporate Park\Entitlements\Sierra Club Litigation\Litigation Exhibits

Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
•	Alternative Transportation:
Bicycle Storage & Changing Rooms

The project will provide secure bicycle racks within 200 yards of the building entrances for 5% or more of all building users and will provide shower and changing facilities in the building for 0.5% of full-time equivalent occupants.

Low Emission and Fuel Efficient Vehicles

The project will provide preferred parking for low-emission and fuel efficient vehicles for 5% of the total vehicle parking capacity of the site.

Parking Capacity

The project will meet, but not exceed the number of parking stalls required by the local zoning requirements and will provide preferred parking for carpools and vanpools for 5% of the total parking spaces.
Site Development:
Maximum Open Space As approved by the City of Moreno Valley, the project will provide vegetated open space within the project boundary in accordance with the local zoning’s open space requirement.
•	Storm Water Design:
Quality Control Highland Fairview will implement the City approved Storm Water Pollution Prevention Program (SWPPP).
•	Heat Island Effect:
Roof The project will use roofing materials having a Solar Reflectance Index (SRI) equal to or greater than 78 for a minimum of 75% of the roof surface.
•	Water Efficient Landscaping:
The project will reduce potable water consumption for irrigation by 50% from a calculated mid-summer baseline case.
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

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Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
•	Water Use Reduction:
Reduce Water Usage by 30%

The project will employ strategies that in aggregate use 30% less water than the water use baseline calculated for the building (not including irrigation).
•	Optimize Energy Performance:
The project will demonstrate a percentage improvement in the proposed building performance rating compared to the baseline building performance rating.
•	On-Site Renewable Energy:
The project will use on-site renewable energy systems (solar) to offset a portion of building energy cost.
•	Enhanced Commissioning:
The project began the commissioning process during the design process and will execute additional activities after systems performance verification is completed.
•	Construction Waste Management:
The project will recycle and/or salvage a minimum of 50% (by weight) of non-hazardous construction and demolition debris.
•	Recycled Content:
The project will use materials with recycled content such that the sum of post-consumer recycled content plus one-half of the pre-consumer content constitutes at least 10% (cost-based) on the total value of the materials in the project.
•	Regional Materials:
The project will use building materials or products that have been extracted, harvested or recovered, as well as manufactured, within 500 miles of the project site for a minimum of 10% (cost-based) of the total materials value.
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

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Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
•	Increased Ventilation:
The project will increase breathing zone outdoor air ventilation rates to all occupied spaces by at least 30% above the minimum rates required by ASHRAE Std. 62.1-2004.
•	Construction IAQ Management Plan:
The project will develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and pre-occupancy phases of the building.
•	Low Emitting Materials:
The project will utilize only those paints and coatings that comply with Credit 4.2, 4.3 and 4.4 of the LEED standards.
•	Indoor Chemical & Pollutant Source Control:
The project will provide entryway systems to reduce the infiltration of dirt and particulates into the indoor environment. Separate ventilation systems will be provided for storage areas for hazardous chemicals in order to minimize and control pollutants in the building.
•	Daylight and Views:
The project, will achieve day-lighting via skylights for building occupants in 75% of all regularly occupied areas.
•	Innovation In Design:
The project will utilize locally-sourced concrete and interior fixtures providing a 40% water use savings.
•	LEED Accredited Professional:
At least one principal participant of the project team is a LEED Accredited Professional (AP).
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

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Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
The Following are Energy-Saving and Other Design Features:
•	Use of More Shade Trees vs. Palm Trees to Reduce Temperature
As shown in the City-approved Plot Plan package, palm trees used on the site will be located at the building’s primary entry as part of the decorative entry treatment, and along the freeway, near gates and building corners as accent elements. All other trees on the site, in the parking areas, adjacent to the building, in the landscape areas, and along the freeway will be varieties of shade trees.
•	Waterless Urinals
Use of these products was investigated but ultimately rejected based upon marginal performance and excessive maintenance costs. Very low flow urinals will be used in the facility which will provide a 30% reduction in water use over typical low-flow urinals.
•	Automatic turn on and off for lavatory faucets—only allow 1/2 gal per minute
These products will be installed throughout the building.
•	Monitoring system that keeps track of all systems so that response can be quick if one of the systems does not function properly
The Skechers building will include a building systems monitoring program which will immediately notify maintenance personnel of any system malfunction.
•	Photo Sensors for Lighting
Motion sensors will be installed in the office areas of the building to turn off all lighting (except security lighting) when theses areas of the building are not occupied. A network of thousands of roof-mounted skylights will provide substantial natural light in the warehouse areas. Sensors will be installed in the warehouse areas to automatically turn off artificial area lighting when ambient light is adequate.
•	Reduce carpet and flooring glue toxics by environmentally friendly carpet and non toxic glue.
Low VOC carpeting, paint and adhesives will be used throughout the building. Polished concrete flooring will replace vinyl flooring originally
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

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Exhibit B
Highland Fairview Corporate Park — TPM 35629 Parcel 1 (Skechers)
LEED Projected Certification Items
(Based upon LEED current standards)
planned for the warehouse restrooms, break rooms and shipping/receiving areas.
•	Recycle of All Used Materials
Recycling bins will be provided at the site for recycling during the operation of the building. Recycling of construction waste will be required to the greatest degree practicable. Skechers currently bundles and recycles all cardboard waste and will provide recycling bins for employee use throughout the facility. Skechers is exploring opportunities for recycling (mulching) of damaged wood pallets.
•	75% of Construction Waste Salvaged or Recycled
The project will salvage or recycle as much construction waste as is feasible, but in no case less that 50% by weight of such waste. The project will utilize recycled (crushed) concrete during construction for temporary access roads and for paving base where acceptable. The project is directing green waste from clearing operations during construction, to a location for mulching and will be re-used.
•	Independent Venting for Toxic Places
The storage of toxic materials, as identified by the State of California, will be in accordance with all applicable building code requirements including the independent venting of such storage areas.
•	Thermal Controls in Various Work Spaces
The warehouse area is not heated or cooled, utilizing a controlled air exchange system to moderate interior temperatures. The office and commercial areas will be served by a number of HVAC zones each with its own controls. The units are equipped with an automatic time switch with an accessible manual override that allows operation of the system during off-hours.
•	The building occupant/owner must share whole-project energy and water usage data for at least five years with the US Green Building Council or Green Building Certification Institute.
Highland Fairview will provide all documentation used to secure LEED certification, including any tenant operational documentation. Such documentation requirements will be addressed in the lease documents.
The above are based upon existing design criteria and availability of material and labor. Should some of these conditions adversely change, the above items may need to be modified.

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Contract #: MH00-121-226
Project: Highland Fairview Corporate Park
Trade: General Contractor
EXHIBIT “H”
RESOLUTION NO. 2009-08
A RESOLUTION OF THE CITY COUNCIL OF THE CITY OF MORENO VALLEY, CALIFORNIA, CERTIFYING THE FINAL ENVIRONMENTAL IMPACT REPORT (P07-157), ADOPTION OF THE FINDINGS AND STATEMENT OF OVERRIDING CONSIDERATIONS, AND APPROVAL OF THE MITIGATION MONITORING PROGRAM FOR THE HIGHLAND FAIRVIEW CORPORATE PARK PROJECT, GENERALLY LOCATED ADJACENT TO AND SOUTH OF HIGHWAY 60 ALONG FUTURE EUCALYPTUS AVENUE (FIR AVENUE) BETWEEN REDLANDS BOULEVARD AND THEODORE STREET
     WHEREAS, on February 3, 2009, the City Council of the City of Moreno Valley held a public hearing to consider the proposed project, which includes a tentative parcel map to subdivide a 158 gross acre site (265.3 acres including offsite improvements and drainage) into four buildable parcels and two primary parcels dedicated for freeway improvement purposes (thirteen parcels overall to include lettered lots for public access and dedication) with a first phase plot plan for an approximately 1,820,000 square foot warehouse industrial building on approximately 83 acres, and a total of approximately 2,620,000 square foot of building for all phases of development. The project also includes related offsite improvements and drainage. The project site currently lies within the BP (Business Park) and CC (Community Commercial) land use districts and will require a change of zone to LI (Light Industrial) to allow the proposed industrial structures and a General Plan Amendment to move a planned multi-use trail from the south side to the north side of future Eucalyptus Avenue (Fir Avenue), eliminate a planned multi-use trail along the Sinclair Street alignment over Highway 60, and the adjustment of parcel lines and land use for two parcels located in the CC land use district, and to consider all environmental documentation;
     WHEREAS, the project includes applications for a Change of Zone (PA07-0088), General Plan Amendment (PA07-0089), phasing (P08-057) tentative parcel map (PA07-0090) and a plot plan (PA07-0091). All are related but will be included in separate resolutions with individual findings and shall not be approved unless the Environmental impact Report (P07-157) is certified and approved.
     WHEREAS, a Draft Environmental Impact Report (DEIR) was initially prepared for this project. Said DEIR was initially circulated for review on August 5, 2008, while the review period ended on September 19, 2008. A Final EIR, (including the Draft EIR dated August 4, 2008; and responses to comments), has been completed and is being recommended for certification, prior to the approval of discretionary permits related to the project.
     WHEREAS, on January 8, 2009, the Planning Commission conducted a public
Resolution No. 2009-08
Date Adopted: February 10, 2009

1

hearing to consider the proposed project, or the Highland Fairview Corporate Park project consisting of a tentative parcel map to subdivide a 158 gross acre portion of land into four (4) separate buildable parcels and two primary parcels dedicated for freeway improvement purposes (thirteen parcels overall to include lettered lots for public access and dedication purposes.), and a first phase plot plan for an approximately 1,820,000 square foot warehouse industrial building on approximately 83 acres and a total of approximately 2,620,000 square foot of building for all phases of development, and a related Change of Zone and General Plan Amendment, and to consider environmental documentation in its final form;
     WHEREAS, on January 15, 2009, the Planning Commission conducted a continued public meeting and forwarded the project to the City Council for consideration;
     WHEREAS on February 3, 2009 and February 10, 2009, the City Council reviewed in full the Final EIR, the Statement of Overriding Considerations and Mitigation Monitoring Program;
     WHEREAS, the draft and final EIR concerning the proposed Highland Fairview Corporate Park Project were prepared in sufficient detail and duly circulated in compliance with the California Environmental Quality Act (CEQA), the State CEQA Guidelines and the City of Moreno Valley Rules and Procedures to Implement CEQA;
     WHEREAS, the comment period for the draft Environmental Impact Report (EIR) for the Highland Fairview Corporate Park Project began on August 5, 2008, while said document was circulated for a 45 day period to the public and to responsible agencies for comments, concluding on September 19, 2008;
     WHEREAS, on December 19, 2008, the City published a Notice of Availability in the local newspaper (Press Enterprise), posted the Notice of Availability at the Riverside County Clerk’s office, and distributed copies of the draft Final EIR to the State Clearinghouse, local agencies and other interested parties;
     WHEREAS, since August 5, 2008, copies of the draft EIR have been made available to the public at the City’s offices, on the City’s website and at the City’s public library;
     WHEREAS, the final public comment period closed on September 19, 2008, and the City has prepared responses, which have been included in the Final EIR, to all comments received by that date and through the month of October;
     WHEREAS, the Final EIR recommended to the City Council includes all responses to comments thereon;
     WHEREAS, the final EIR includes a review of potential impacts associated with the implementation of the Highland Fairview Corporate Park Project, including, but not limited to land use, traffic and circulation, air quality, noise and aesthetics, light and glare. A
Resolution No. 2009-08
Date Adopted: February 10, 2009

2

statement of overriding considerations is provided for environmental impacts related to aesthetics, agriculture, air quality, noise as well as climate change and greenhouse gas emissions;
     WHEREAS, a Mitigation Monitoring Program has been completed to ensure that all of the mitigation measures outlined in the final EIR are implemented, and
     WHEREAS, all legal prerequisites to the adoption of this Resolution have occurred.
     NOW, THEREFORE, the City Council of the City of Moreno Valley does hereby resolve as follows:
1.	The Planning Commission hereby recommends that the City Council certify that the final Environmental Impact Report (EIR) for the Highland Fairview Corporate Park Project on file with the Community and Development Department, incorporated herein by this reference, has been completed in compliance with the California Environmental Quality Act, that the Planning Commission reviewed and considered the information contained in the final EIR and that the final EIR reflects the City’s independent judgment and analysis; and

2.	The Planning Commission recommends that the City Council hereby adopt the Findings and Statement of Overriding Considerations regarding the final EIR for the Highland Fairview Corporate Park Project, attached hereto as Exhibit A; and

3.	The Planning Commission recommends that the City Council hereby approve the Mitigation Monitoring Program for the final EIR for the proposed Highland Fairview Corporate Park project, attached hereto as Exhibit B.
APPROVED AND ADOPTED this 10th day of February, 2009.
SIGNATURE PAGE FOLLOWS.
Resolution No. 2009-08
Date Adopted: February 10, 2009

3

/s/ Richard A. Stewart Mayor
ATTEST:

/s/ [ILLEGIBLE] City Clerk
APPROVED AS TO FORM:
(SEAL)

/s/ Robert D. Herrick City Attorney
Resolution No. 2009-08
Date Adopted: February 10, 2009

4

RESOLUTION JURAT

STATE OF CALIFORNIA	)

COUNTY OF RIVERSIDE	)	ss.

CITY OF MORENO VALLEY	)
     I, Jane Halstead, City Clerk of the City of Moreno Valley, California, do hereby certify that Resolution No. 2009-08 was duly and regularly adopted by the City Council of the City of Moreno Valley at a regular meeting thereof held on the 10th day of February, 2009 by the following vote:

AYES:	Council Members Batey, Hastings, Molina, Mayor Pro Tem Flickinger and Mayor Stewart

NOES:	None

ABSENT:	None

ABSTAIN:	None

/s/ [ILLEGIBLE] CITY CLERK

(SEAL)
Resolution No. 2009-08
Date Adopted: February 10, 2009

5

Facts, Findings and Statement of Overriding Considerations
Regarding the Environmental Effects of the Approval of the
Highland Fairview Corporate Park Project
(State Clearinghouse No. 2007101132)
I.	INTRODUCTION
The City Council of Moreno Valley (the “Council”) in approving the Highland Fairview Corporate Park project (the “Project”), makes the Findings described below and adopts the Statement of Overriding Considerations presented at the end of the Findings. The Findings are based upon the entire record before the Council, as described in Section III below, including the Environmental Impact Report (“EIR”) prepared for the Project by the City, acting as the lead agency under the California Environmental Quality Act (“CEQA”).
II.	PROJECT SUMMARY

A.	PROJECT DESCRIPTION
The Project consists of the development of a corporate park in three phases comprising a 1,820,000 square foot (“sf”) logistics (i.e., warehouse and distribution) building, which will be leased to Skechers, and 80,000 sf of commercial facilities in Phase 1; a second 600,000 sf logistics building in Phase 2; and 120,000 sf of commercial facilities in Phase 3. The Project will affect three different areas which, together, will contain approximately 265 acres: the Project Site which will contain approximately 125 acres which will be developed and approximately 33 acres which will be dedicated or improved for various improvements and utility extensions; and approximately 23 acres, located south of the Project Site, which will be used for drainage purposes in connection with the development of the Project Site. The Project Site is bounded on the north by State Route 60 (“SR-60”), on the east by Theodore Street, on the south by future Eucalyptus Avenue (approximately on the current alignment of Fir Avenue) and on the west by Redlands Boulevard.
The eastern and western portions of the Project Site are currently designated for Commercial uses in the City’s General Plan and are zoned for Community Commercial uses. The center of the Project Site is designated for Business Park/Light Industrial use in the General Plan and is zoned for Business Park uses. The development of the Project requires a General Plan amendment to increase the commercial area on the western portion of the Project Site, to reduce the commercial area on the eastern portion of the Project Site, to amend the City’s Master Plan of Trails and to amend the Circulation Element of its General Plan to make future Eucalyptus Avenue a four lane divided arterial street with a median; a zone change to reflect the changes in the areas designated for Commercial and Business Park uses; a change in the zoning in the center of the
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Project Site from Business Park to Light Industrial; a tentative parcel map to create four parcels on which development will occur, three parcels which will be used for SR-60 improvements and six parcels which will serve as common areas; the approval of the Plot Plan for the development planned for Parcel 1; the approval of alternate work hours during the construction period; and future discretionary approvals needed to complete the development of the Project.
B.	PROJECT OBJECTIVES
The objectives for the Project are to:
1.	Perform construction in an accelerated manner in order to meet Skechers’ occupancy needs;

2.	Provide additional employment opportunities;

3.	Provide logistic facilities in a single building containing at least 1,800,000 sf to allow for the consolidation of several existing Skechers’ logistics facilities into one;

4.	Plan for, and entitle, the Project Site to allow for the possibility of adding another building containing up to 600,000 sf to account for future growth in the need for logistics facilities;

5.	Provide logistics facilities on land with immediate access to State Route-60 to minimize the use of City streets;

6.	Provide the City with new jobs and revenues from the construction and operation of the logistics facilities;

7.	Construct the logistics facilities in a manner that maximizes the use of green technology; and

8.	Develop the Project Site to ensure an adequate rate of return on the Project applicant’s investment.

III.	ENVIRONMENTAL REVIEW AND PUBLIC PARTICIPATION
The City has conducted an extensive environmental review of the Project to ensure that both the City’s decision makers and the public are fully informed about potential significant environmental effects of the Project; to identify ways that environmental damage can be avoided or significantly reduced; to prevent significant, avoidable damage to the environment by requiring changes in the Project through the use of mitigation measures which have been found to be feasible; and to disclose to the public the reasons why the City has approved the Project in the manner chosen in light of the significant
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environmental effects which have been identified in the EIR. In order to do this, the City, as the lead agency under CEQA, has done all of the following:
1.	Prepared and distributed an Initial Study/Notice of Preparation, dated October 29, 2007, a copy of which was circulated the following day through the State Clearinghouse to various state agencies for their comments;

2.	Sent the Initial Study/Notice of Preparation, which contained the notice of a scoping meeting to be held on November 26, 2007, to each of the governmental agencies, organizations and individuals shown on the distribution list for the Notice of Preparation/Initial Study, Appendix A to the Draft EIR, on October 29, 2007;

3.	Held a public scoping meeting on November 26, 2007, to solicit comments from the public on what should be analyzed in the EIR;

4.	Sent a Notice of Completion and a copy of the Draft EIR to the State Clearinghouse on August 4, 2008;

5.	Filed a Notice of Availability with the Clerk of the Riverside County Board of Supervisors on August 4, 2008, informing the public that the Draft EIR was available for public review for a 45 day period beginning on August 6, 2008, and ending on September 19, 2008;

6.	Mailed the Notice of Availability to all organizations and individuals who had previously requested the Notice on August 4, 2008;

7.	Mailed the Notice of Availability to all residents and property owners within 300 feet of the Project Site on August 4, 2008;

8.	Provided copies of the Draft EIR to 132 public agencies, organizations and individuals on August 4, 2008;

9.	Placed copies of the Draft EIR on the City’s website, at the City’s Planning Department’s public counter and at the public library located at 25480 Alessandro Boulevard on August 4, 2008;

10.	Published the Notice of Availability on August 8, 2008, in the Press Enterprise, which is the newspaper of general circulation which has the largest circulation in the areas affected by the Project;

11.	Prepared responses to comments on the Draft EIR received during and after the 45 day comment period on the Draft EIR, which have been included in the Final EIR;
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12.	Published a Notice on December 19, 2008, in the Press Enterprise, a newspaper of general circulation which has the largest circulation in the areas affected by the Project, that the City’s Planning Commission would hold a public hearing on January 8, 2009, to consider the Final EIR and the Project in order to provide recommendations to the Council;

13.	Sent copies of the Final EIR on December 19, 2008, to all public agencies, organizations and individuals who had submitted comments;

14.	Held a public hearing of the City’s Planning Commission to consider the adequacy of the Final EIR on January , 2009, and, at the conclusion of the hearing, recommended that the Council certify that the Final EIR had been prepared in full compliance with CEQA;

15.	Published a notice on January , 2009, in the Press Enterprise, a newspaper of general circulation which has the largest circulation in the areas affected by the Project, that the Council would hold a public hearing on January , 2009, to consider certification of the Final EIR as having been prepared in compliance with CEQA and the approval of the Project;

16.	Mailed notice of the Council’s hearing to all residents and property owners within 300 feet of the Project Site on January , 2009;

17.	Sent notice of the Council’s hearing to all organizations and individuals who had previously requested notification of anything having to do with the Project on January , 2009; and

18.	Held a public hearing of the Council on January , 2009, and, after full consideration of all comments, written and oral, certified that the Final EIR had been completed in compliance with CEQA and approval of the Project.
All of the documents identified above and all of the documents which are required to be part of the record pursuant to Public Resources Code § 21167.6(e) are on file with the City’s Community Development Department, Planning Division, located at 14177 Frederick Street, Moreno Valley, CA 92552-0805. Questions should be directed to Mark Gross, AICP, Senior Planner, in the Division.
A.	INDEPENDENT JUDGMENT FINDING

Finding:	The Final EIR for the Project reflects the City’s and the Council’s independent judgment and analysis.

Factual Basis for the Finding:	The EIR was prepared by Michael Brandman Associates, an independent consulting firm, under the supervision and direction of Planning Division staff of
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the City’s Community Development Department and was thoroughly reviewed by the Chambers Group, an expert consultant hired by the City to provide independent peer review and assure the exercise of thorough and independent review and judgment by the City. The Council, as the City’s final decision making body for the Project, received and reviewed the Final EIR and the comments, both written and oral, provided by public agencies and members of the public prior to certifying that the Final EIR complied with CEQA. The participation of City Staff in selection and approval of Michael Brandman Associates as the EIR Consultant, the professional qualifications and reputation of the EIR Consultant, the supervision and direction of the EIR Consultant by the City Staff, the thorough and independent review of the Draft and Final EIRs, including comments and responses to comments, by both the City Staff and the Chambers Group and the review and careful consideration by the City Council of the Final EIR, comments and responses to comments all conclusively show that the Final EIR is the product of and reflects the independent judgment and analysis of the City as the Lead Agency, and of the City Council as its governing body.
B.	FINDING OF THE ABSENCE OF ANY NEED TO RECIRCULATE THE FINAL EIR

Finding:	The Council finds that the Final EIR does not add significant new information to the Draft EIR that would require recirculation of the Project EIR.

Factual Basis for the Finding:	The Council recognizes that the Final EIR incorporates information obtained and produced after the Draft EIR was completed and that the Final EIR contains additions, clarifications and minor modifications to the Draft EIR. The Council has reviewed and considered the Final EIR and all of the information contained in it and has determined that the new information added to the Final EIR does not involve a new significant environmental impact, a substantial increase in the severity of an environmental impact nor a feasible
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mitigation measure or an alternative considerably different from others previously analyzed that the Project applicant declined to adopt and that would clearly lessen the significant environmental impacts of the Project. No information provided to the Council indicates that the Draft EIR was inadequate or conclusory or that the public was deprived of a meaningful opportunity to review and comment on the Draft EIR.
C.	GENERAL TREATMENT OF MITIGATION MEASURES
It is the Council’s intention to adopt all mitigation measures recommended by the Final EIR. If a measure has been omitted from the Conditions of Approval, from the Findings or from the Mitigation Monitoring Program (the “MMP”), a copy of which is attached as Exhibit A and which is hereby adopted, that mitigation measure shall be deemed to be adopted pursuant to this paragraph.
In addition, all Conditions of Approval and the MMP repeating or rewording mitigation measures recommended in the Final EIR are intended to be substantially similar to the mitigation measures as stated in the Final EIR and are found to be equally effective in avoiding or lessening the identified environmental impact.
IV.	ENVIRONMENTAL IMPACTS AND FINDINGS
Based on the Initial Study, Appendix A.2 to the Draft EIR, and the responses to the Notice of Preparation, the EIR analyzed 16 potential areas where significant environmental impacts could result from the development of the Project. Five of those, aesthetics, agricultural resources, air quality, noise and global climate change and greenhouse gases, were found to have significant and unavoidable environmental impacts after the imposition of all feasible mitigation measures. The remaining 11 areas, biology, cultural resources, geology, hazards and hazardous materials, hydrology, land use and planning, mineral resources, population, housing and employment, public services, transportation and traffic and utilities and service systems were found to have either no significant and unavoidable environmental impacts or that the environmental impacts could be mitigated into a level of insignificance. The description of each environmental area, the potential impacts and the feasible mitigation measures are set forth in Sections 5 and 6 of the Draft EIR together with the changes and additions set forth in Section 4 of the Final EIR.
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A.	IMPACTS IDENTIFIED IN THE EIR AS LESS THEN SIGNIFICANT REQUIRING NO MITIGATION
1.	AESTHETICS

a.	Potential Significant Impact:	Damage to scenic resources (Impact 5.1-2)

Finding:	The Project will not substantially damage scenic resources, including, but not limited to trees, rock outcroppings and historic buildings visible from a State scenic highway.

Factual Basis for the Finding:	As discussed in Sections 5.1 and 5.2 of the Draft EIR and as shown in the Aesthetics Assessment, Appendix M.1 to the Draft EIR, the Project Site is flat, having been used for farming in the past and contains no trees, rock outcroppings or historic buildings within any State scenic highway.

b.	Potential Significant Impact:	Degradation of the existing visual character or quality of the Project Site and its surroundings (Impact 5.1-3)

Finding:	The Project will not substantially degrade the existing visual character or quality of the Project Site or its surroundings.

Factual Basis for the Finding:	As discussed on pages 5.1-25-26 of the Draft EIR, the development of the Project will introduce urban development into an area of the City that has historically been used for ranching and agricultural purposes. However, the City’s General Plan has identified the Project Site for business park and commercial development with the recognition that the visual attributes of the Project Site will change. That change is a continuation of planned development that is visually compatible with the proposed future urbanization of the area surrounding the Project Site.
2.	AGRICULTURAL RESOURCES

a.	Potential Significant Impact:	Conflict with existing zoning for agricultural use or a Williamson Act contract (Impact 5.2-2)

Finding:	The Project does not conflict with existing zoning for agricultural use or a Williamson Act contract.
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Factual Basis for the Finding:	As discussed on page 5.2-5 of the Draft EIR and in the Agricultural Resources Report and Land Evaluation and Site Assessment and the Agricultural Impact Evaluation, Appendices B.1 and B.2 to the Draft EIR, the Project Site is zoned as Business Park and Commercial and is not subject to a Williamson Act contract.

b.	Potential Significant Impact:	Conversion of other farmland to nonagricultural use (Impact 5.2-3)

Finding:	The Project will cause changes in the existing environment which could result in the conversion of other farmland to nonagricultural use. However, such changes will not rise to a level of significance because the surrounding farmland is designated for development in the City’s General Plan and is not suitable for farming in the long term in any event.

Factual Basis for the Finding:	As discussed on page 5.2-6 of the Draft EIR and in the Agricultural Resources Report and Land Evaluation and Site Assessment and the Agricultural Impact Evaluation, Appendices B.1 and B.2 to the Draft EIR, the Project Site and the area surrounding the Project Site are vacant and, in the past, have been used for dry land farming. However, the development of the Project would not, by itself, in any way limit the use of adjacent land for agricultural purposes. Moreover, the surrounding land is designated for urban use with the understanding that whatever limited agricultural use now exists will not continue to exist for much longer.

Moreover, as discussed on pages 5.2-1 and -6-7 of the Draft EIR and in the Agricultural Resources Report and Land Evaluation and Site Assessment and the Agricultural Impact Evaluation, Appendices B.1 and B.2 to the Draft EIR, the City’s General Plan recognizes that farming has become less economically viable because of the high cost of water, the cost of land and property taxes, conflicts with surrounding urban uses and the lack of agri-business support in the area. Although land near the Project Site does contain land which has been identified by the California Department of Conservation as suitable for farming, the absence of an agricultural “infrastructure” — crop managers, labor, farm implements and processing
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facilities — in the vicinity, the cost of bringing suitable water to the Project Site, the cost of the water itself and the fact that the sale of the products which could be grown if water were available would not cover the costs of production means that the land near the Project Site cannot be realistically considered as an agricultural resource.
3.	AIR QUALITY

a.	Potential Significant Impact:	Conflict with, or obstruction of, implementation of the applicable air quality plan (Impact 5.3-1)

Finding:	The Project will not conflict with, nor will it obstruct implementation of, the applicable air quality plan.

Factual Basis for the Finding:	As discussed on pages 5.3-22-23 of the Draft EIR and in the Air Quality and Health Risk Report, Appendix D.1 to the Draft EIR, the Project is consistent with the Air Quality Management Plan prepared by the South Coast Air Quality Management District because, as set forth in Response 20-2 on page 3-94 of the Final EIR, the number of trips generated under the existing General Plan land use designation, which forms the basis for the Air Quality Management Plan, contemplates vehicle trips substantially in excess of those which will result once the Project is fully developed.

b.	Potential Significant Impact:	Creation of objectionable odors (Impact 5.3-5)

Finding:	The Project will not create objectionable odors affecting substantial numbers of people.

Factual Basis for the Finding:	As discussed on page 5.3-54 of the Draft EIR and in the Air Quality and Health Risk Report, Appendix D.1 to the Draft EIR, the project will not contain land uses typically associated with emitting objectionable odors. Diesel exhaust and volatile organic compounds would be emitted during construction and operation of the project, which may be objectionable; however, emissions would disperse rapidly from the project site
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and therefore will not be at a level that would induce any significant negative response.
4.	BIOLOGICAL RESOURCES

a.	Potential Significant Impact:	Substantial adverse impact on habitat (Impact 5.4-2)

Finding:	The Project will not have a substantial adverse affect on any riparian habitat or other sensitive natural community identified in local or regional plans, policies, regulations or by the California Department of Fish and Game or the U.S.A. Fish and Wildlife Service.

Factual Basis for the Finding:	As discussed on page 5.4-31 of the Draft EIR and in the Habitat. Assessment and MSHCP Consistency Analysis, Appendix C. 1 to the Draft EIR, the Project Site does not contain any riparian habitat nor does it contain any habitat for either sensitive plants or wildlife.

b.	Potential Significant Impact:	Substantial adverse effect on protected wetlands (Impact 5.4-3)

Finding:	The Project will not have any effect on federally protected wetlands as defined by Section 404 of the Clean Water Act.

Factual Basis for the Finding:	As discussed on page 5.4-31 of the Draft EIR and in the Habitat Assessment and MSHCP Consistency Analysis and the Delineation of Jurisdictional Waters and Wetlands, Tentative Parcel Map No. 35629 and Associated Offsite Areas, Appendices C.1 and C.2 to the Draft EIR, there are no wetlands or wetland vegetation on the Project Site.

c.	Potential Significant Impact:	Interference with migratory wildlife corridors (Impact 5.4-4)

Finding:	The Project will not interfere with the movement of native resident or migratory fish or wildlife species or with established native resident or migratory wildlife corridors nor impede the use of native wildlife nursery sites.
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Factual Basis for the Finding:	As discussed on pages 5.4-31-32 of the Draft EIR and in the Habitat Assessment and MSHCP Consistency Analysis, Appendix C.1 to the Draft EIR, no wildlife movement corridors occur on, or directly adjacent to, the Project Site nor will there be any impact on native wildlife nursery sites because no such sites were observed on, or directly adjacent to, the Project Site.
4.	GEOLOGY AND SOILS

a.	Potential Significant Impact:	Exposure of people or structures to potential substantial adverse effects (Impact 5.6-1)

Finding:	The Project will not expose people or structures to potential substantial adverse effects, including the risk of loss, injury, or death involving: (i) rupture of a known earthquake fault, as delineated on the most recent Alquist-Priolo Earthquake Fault Zoning Map issued by the State Geologist, for the Project Site or based on other substantial evidence of a known fault; (ii) strong seismic ground shaking; (iii) seismic-related ground failure, including liquefaction; and (iv) landslides.

Factual Basis for the Finding:	As discussed on pages 5.6-1-15 and Responses 15-1-5 on pages 3-137-138 of the Final EIR and in the geotechnical studies, Appendix F to the Draft EIR, the Project Site is not located in an area that is underlain by any active fault segments although there may be unnamed fault splays nearby. The Project Site is located in an area where there is a moderate potential for liquefaction. However, liquefaction occurs only when groundwater is present within 50 feet of the surface, something which exploratory wells have shown does not occur on the Project Site. The combination of required setbacks and adherence to the structural design requirements set forth in the California Building Code means that the chances of substantial adverse effects will be no greater on the Project Site than anywhere else in Southern California.

Although no mitigation is required to reduce any significant impact, Mitigation Measure GEO-1, set forth on page 4-52 of the Final EIR, has been imposed as a condition of Project approval to ensure that any fault features found on the Project Site will be suitably dealt with.
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b.	Potential Significant Impact:	Substantial soil erosion or loss of topsoil (Impact 5.6-2)

Finding:	The Project will not result in substantial soil erosion or the loss of topsoil.

Factual Basis for the Finding:	As discussed on page 5.6-15 of the Draft EIR, the Project Site has a gentle slope which does not have a high erosion potential. The fine sandy soil on the Site does have a potential for wind erosion but standard best management practices and air quality emission dust controls during grading will ensure that the soils are properly moistened during high wind conditions. Topsoil on the Site will be lost due to the construction of the Project. However, because the Project Site will ultimately be converted to urban uses and no longer available for agricultural production, the loss of the topsoil will not result in any significant impact.

c.	Potential Significant Impact:	Unstable geologic location (Impact 5.6-3)

Finding:	The Project will not be located on a geologic unit or soil that is unstable or that would become unstable as a result of the Project and will not potentially result in on-or off-site landslides, lateral spreading, subsidence, liquefaction or collapse.

Factual Basis for the Finding:	As discussed on pages 5.6-1-10 and –15 of the Draft EIR and in the geotechnical studies, Appendix F to the Draft EIR, and in subsection IV.4.a. above, no evidence of geologic instability underlaying the Project Site has been identified as a result of the geotechnical investigations carried out on the Site. Moreover, the development of the Project Will be subject to the City’s Grading Ordinance and the California Building Code, both of which are designed to deal with potential problems of geologic instability.

d.	Potential Significant Impact:	Location of the Project on expansive soil (Impact 5.6-4)

Finding:	The Project will not be located on expansive soil, as defined in Table 18-1-B of the Uniform Building Code (1994), nor will it create substantial risk to life or property.
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Factual Basis for the Finding:	As discussed on page 5.6-16 of the Draft EIR and in the geotechnical studies, Appendix F to the Draft EIR, limited laboratory tests of the soils at the Project Site at shallow depth show that they have a low expansion potential. Moreover, the Project will be required to comply with the City’s Grading Ordinance and the California Building Code, both of which are designed to deal with the potential of expansive soils.

e.	Potential Significant Impact:	Wastewater disposal systems (Impact 5.6-5)

Finding:	Wastewater disposal will have no effect on the soils on the Project Site.

Factual Basis for the Finding:	As discussed on page 5.6-16 of the Draft EIR, the Project will be connected to wastewater service provided by the Eastern Municipal Water District and no septic tanks will be used.

f.	Potential Significant Impact:	Cumulative impacts on geology and soils

Finding:	Cumulative impacts on geology and soils caused by the Project, in conjunction with other development, will not be cumulatively considerable and thus will be less than significant.

Factual Basis for the Finding:	As discussed on page 6-12 of the Draft EIR, the physical development of other land will be subject to the same strict safeguards applicable to the development of the Project Site. Further, impacts to geology and soils are site specific so that a problem on one site does not contribute to problems on other sites.
5.	HAZARDS AND HAZARDOUS MATERIALS

a.	Potential Significant Impact:	Hazardous emissions within one-quarter mile of an existing or proposed school (Impact 5.7-2)

Finding:	The Project will not emit hazardous emissions nor will it handle hazardous or acutely hazardous materials, substances or wastes within one-quarter mile of an existing or proposed school.

Factual Basis for the Finding:	As discussed on page 5.7-9 of the Draft EIR and in the letter from Jeff Hoskinson dated April 21, 2008, Appendix L to the Draft EIR, the nearest school site, the Calvary Chapel Christian School, is located
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approximately 1.3 miles northwest of the Project Site. Two school sites which had previously been considered by the Moreno Valley Unified School District within one-quarter mile of the Project Site have been abandoned.

b.	Potential Significant Impact:	Safety hazard due to proximity to an airport (Impact 5.7-3)

Finding:	The Project will not result in a safety hazard for people residing or working in the area due to the proximity of an airport or private airstrip.

Factual Basis for the Finding:	As discussed on page 5.7-19 of the Draft EIR, the nearest airport or private airstrip is March Air Force Base which is located approximately 7.3 miles southwest of the Project Site. The Site is not within any airport land use plan area.

c.	Potential Significant Impact:	Impairment or interference with an adopted emergency response plan (Impact 5.7-4)

Finding:	The Project’s implementation will not impair or physically interfere with any adopted emergency response plan or any emergency evacuation plan.

Factual Basis for the Finding:	As discussed on pages 5.7-9-10 of the Draft EIR, the Project Site is located on the City’s urban fringe and does not interfere with access to any other area. Emergency access to the Project Site will be available from both Redlands Boulevard and Theodore Street along future Eucalyptus Avenue for all three Phases of the Project.

d.	Potential Significant Impact:	Exposure to wildland fires (Impact 5.7-5)

Finding:	The development of the Project will not expose people or structures to significant risk of loss, injury or death involving wildland fires.

Factual Basis for the Finding:	As discussed on page 5.7-10 of the Draft EIR, the Project Site is located in an area which is currently undeveloped and actively dry farmed. No heavy natural vegetation exists in the area surrounding the Site, the surrounding areas cannot be characterized as wildlands nor is the Project Site located in an area identified as a high fire area by Riverside County. The
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closest high fire area is approximately eight-tenths of a mile west of the Site.
6.	HYDROLOGY AND WATER QUALITY

a.	Potential Significant Impact:	Violation of water quality or waste discharge standards (Impact 5.8-1)

Finding:	The Project will not violate any water quality standards nor any waste discharge standards nor will it otherwise degrade water quality.

Factual Basis for the Finding:	As discussed on pages 5.8-11-15 of the Draft EIR, as modified on page 4-56-57 of the Final EIR, and in the Logistics Building Runoff Management Plan and the Project Specific Preliminary Water Quality Management Plan, Appendices H.1 and H.2 to the Draft EIR, the Project applicant will be required to prepare a Stormwater Pollution Prevention Plan (“SWPPP”) that conforms to the State Water Resources Control Board’s National Pollutant Discharge Elimination System permit prior to the issuance of grading or construction permits. The SWPPP will identify best management practices to prevent construction related pollutants from reaching Stormwater and all products of erosion from moving off-site. Conformance with the mandatory requirements of the SWPPP will ensure that no substantial degradation of water quality associated with the short-term construction activities will occur.

Long-term operational stormwater quality concerns will be managed pursuant to a City approved Water Quality Management Plan for the Project Site. The Plan requires the construction of a stormwater conveyance system that will include a series of extended detention basins, which will also serve as infiltration basins, with catch basin inserts for the removal of trash. The result will be a significant reduction in pollutant loads in the Stormwater runoff from the Project Site which might otherwise reach surface water bodies.
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b.	Potential Significant Impact:	Depletion of groundwater supplies or interference with groundwater recharge (Impact 5.8-2)

Finding:	The Project will not substantially deplete groundwater supplies nor will it interfere substantially with groundwater recharge.

Factual Basis for the Finding:	As discussed on page 5.8-15 of the Draft EIR, and in the geotechnical studies, Appendix F to the Draft EIR, development of the Project Site will increase the amount of impervious area on the Site. However, because groundwater is located more than 110 feet below the existing ground surface, existing recharge is currently minimal. Stormwater runoff from the Project Site will be released into existing downstream drainage areas which will continue to allow runoff from the Site to percolate into the soil.

c.	Potential Significant Impact:	Alteration of existing drainage patterns resulting in substantial erosion, siltation or flooding on- or off-site (Impact 5.8-3)

Finding:	The Project will not substantially alter the existing drainage pattern in a manner which would result in substantial erosion, siltation or flooding on- or off-site.

Factual Basis for the Finding:	As discussed on pages 5.8-16-18 of the Draft EIR, as modified on page 4-58 of the Final EIR, and in the Logistics Building Runoff Management Plan and the Project Specific Preliminary Water Quality Management Plan, Appendices H.1 and H.2 to the Draft EIR, the best management practices requirement of the SWPPP will ensure that runoff from the Project Site, including siltation, will be cleaned and delivered into existing off-site drainage channels in an amount which will not exceed predevelopment flows.

The Project Site is located in an area which is subject to a 500-year flood or a 100-year flood with an average flooding depth of less than one foot. The Project’s detention basins will be utilized to reduce the 100-year peak storm flows to levels at or below existing peak discharges for the Project Site. Thus, the
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development of the Project will not add to the potential for flooding on- or off-site.

d.	Potential Significant Impact:	Creation or contribution of runoff waters exceeding the capacity of existing or planned drainage systems or resulting in substantial additional sources of polluted runoff (Impact 5.8-4)

Finding:	The Project will not create, nor will it contribute to, runoff water which would exceed the capacity of existing or planned stormwater drainage systems nor will it provide substantial additional sources of polluted runoff.

Factual Basis for the Finding:	As discussed on pages 5.8-17-18 of the Draft EIR, as modified on page 4-38 of the Final EIR, and in the Logistics Building Runoff Management Plan and the Project Specific Preliminary Water Quality Management Plan, Appendices H.1 and H.2 to the Draft EIR, development of the Project Site will increase the impervious surface and would, in the absence of suitable improvements, result in increased stormwater runoff. However, because of the drainage improvements discussed in Section 5.8 of the Draft EIR, stormwater runoff from the Project Site will be less than, or equal to, the peak discharges under existing conditions. Further, the Project’s treatment of stormwater runoff, discussed in subsection IV.7.a. above, will ensure the absence of pollutants leaving the Project Site.

e.	Potential Significant Impact:	The location of housing within a 100-year flood hazard area (Impact 5.8-5)

Finding:	The Project will not place housing or other structures within a 100-year flood hazard area.

Factual Basis for the Finding:	As discussed on page 5.8-18 of the Draft EIR, the Project will not contain any housing and the Project Site is not located within a 100-year flood hazard area.

f.	Potential Significant Impact:	Exposure of people or structures to significant risk of loss, injury or death involving flooding (Impact 5.8-6)
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Finding:	The Project will not expose people or structures to a significant risk of loss, injury or death involving flooding as a result of the failure of a levee or a dam.

Factual Basis for the Finding:	As discussed on page 5.8-18 of the Draft EIR, the nearest dam is approximately five miles downstream of the Project Site so that there is no risk from dam failure. Further, there are no levees located anywhere in the vicinity of the Project Site.

g. Potential Significant Impact:	Inundation by seiche, tsunami or mud flow (Impact 5.8-7)

Finding:	The Project Site will not be subject to inundation by seiche, tsunami or mud flow.

Factual Basis for the Finding:	As discussed on pages 5.8-18-19 of the Draft EIR, the Project Site is not located near the Pacific Ocean nor any large body of water. Therefore, neither tsunamis nor seiches, which are defined as standing waves in a partially enclosed body of water, present any hazard to the Project Site. Further, the Site and its surrounding vicinity is relatively flat and the nearest foothills are more than a mile away so that the potential for a mud flow affecting the Site is remote.

h. Potential Significant Impact:	Cumulative impacts on hydrology and water quality

Finding:	Cumulative impacts on hydrology and water quality caused by the Project, in conjunction with other development, will not be cumulatively considerable and thus will be less than significant.

Factual Basis for the Finding:	As discussed on page 6-14 of the Draft EIR, the EIR prepared for the City’s General Plan found that the development of the Project Site and surrounding areas has the potential to increase flooding, erosion, stormwater pollutants. These impacts will be avoided through the implementation of required Best management Practices on a project by project basis in accordance with the national Pollutant Discharge Elimination Stormwater Permit and Water Quality Management Plans. All flood control measures and infrastructure maintenance will be required to comply
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with either the Riverside County Flood Control and Water Conservation District’s or the City’s standard engineering practices. Additionally, all new development will be required to build master drainage plan facilities and/or pay fees which will be used to build them.
     7. LAND USE AND PLANNING

a. Potential Significant Impact:	Physical division of an established community (Impact 5.9-1)

Finding:	The Project will not physically divide an established community.

Factual Basis for the Finding:	As discussed on page 5.9-16 of the Draft EIR, there is no established community in the Project area at the present time. Further, the existing General Plan designates the Project Site for nonresidential development.

b. Potential Significant Impact:	Cumulative impacts on land use and planning

Finding:	Cumulative impacts on land use and planning caused by the Project, in conjunction with other development, will not be cumulatively considerable and thus will be less than significant.

Factual Basis for the Finding:	As discussed on pages 6-14-16 of the Draft EIR, the changes in land use for the Project Site will produce fewer jobs than currently projected based on the development contemplated by the existing General Plan designation and zoning but will still increase the City’s job/housing ratio. Further, the impacts resulting from changes in land use are site specific so that a change of use on one site does not contribute to a change of use on other sites.
     8. MINERAL RESOURCES

a. Potential Significant Impact:	Loss of a known valuable mineral resource (Impact 5.10-1)

Finding:	The Project will not result in the loss of availability of a known mineral resource that would be of value to the region and the residents of the state.
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Factual Basis for the Finding:	As discussed on page 5.10-3 of the Draft EIR, there are no known mineral resources on the Project Site.

b. Potential Significant Impact:	Loss of availability of a locally-important mineral resource recovery site (Impact 5.10-2)

Finding:	The Project will not result in the loss of availability of a locally-important mineral resource recovery site delineated on the City’s General Plan or any other land use plan.

Factual Basis for the Finding:	As discussed on page 5.10-3 of the Draft EIR, the Project Site is not identified on any land use plan as containing any locally-important mineral resource recovery site.

c. Potential Significant Impact:	Cumulative impacts on mineral resources

Finding:	Cumulative impacts on mineral resources caused by the Project, in conjunction with other development, will not be cumulatively considerable and thus will be less than significant

Factual Basis for the Finding:	As discussed on pages 6-16-17 of the Draft EIR, there are no mineral resources located on the Project Site so the development of the Project will not have any impact on mineral resources. Further, impacts to mineral resources are site specific so that a problem on one site does not contribute to problems on other sites.
     9. NOISE

a. Potential Significant Impact:	Exposure of people to noise levels in excess of applicable standards or a substantial permanent noise increase in the vicinity of the Project (Impact 5.11-1)

Finding:	The Project will not expose people to noise levels in excess of applicable standards. The Project will produce a permanent noise increase in the vicinity of the Project Site but will not result in any significant impact.

Factual Basis for the Finding:	As discussed on pages 5.11-17-24 of the Draft EIR and in the Noise Assessment, Appendix I to the Draft EIR, the Project will result in a permanent noise increase in the vicinity of the Project Site because the Site is currently vacant. Traffic servicing the Project Site will
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add to the existing noise along Redlands Boulevard and Theodore Street between future Eucalyptus Avenue and SR-60. However, there are no sensitive receptors along either of these street segments which would be adversely affected by the increased noise. Any residential development on land south of future Eucalyptus Avenue will require a sound study, which will review the physical layout of the development, and, if noise problems are found, will require the imposition of appropriate noise reduction measures to ensure that the noise impacting future residents will not exceed that allowed by the City’s Municipal Code.

The buildings housing the Project’s logistics and commercial uses will be serviced by loading docks and other accessory equipment which will operate outside of the buildings. If adjacent to residential and other sensitive land uses, these activities could result in adverse noise impacts. However, all of the Project related activities will be separated from surrounding areas by surface streets or SR-60. The traffic generated noise on these roadways will be much greater than noise generated on the Project Site and will, therefore, completely mask any such noise. Further, noise generated on the Project Site will be under 65 CNEL, the City’s noise standard for residential areas, for all areas zoned for residential development.

b. Potential Significant Impact:	Exposure of people to excessive ground borne vibration or noise (Impact 5.11-2)

Finding:	The Project will not expose people to, nor will it generate, excessive ground borne vibration or noise.

Factual Basis for the Finding:	As discussed on page 5.11-24 of the Draft EIR and in the Noise Assessment, Appendix I to the Draft EIR, the grading and construction associated with the development of the Project will not require pile drivers, blasting or other vibration causing equipment or events. Rubber tired vehicles, such as the trucks and cars which will be servicing the Project, generally do not cause significant vibration.
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c. Potential Significant Impact:	Exposure of people to excessive noise levels from airports (Impact 5.11-4)

Finding:	People working on the Project Site will not be subjected to excessive noise levels as a result of the Site being located within an airport land use plan area or within two miles of a public or public use airport.

Factual Basis for the Finding:	As discussed on page 5.11-26 of the Draft EIR, the Project Site is not located within an airport land use plan area nor is it located within two miles of a public or public use airport.

d. Potential Significant Impact:	Excessive noise levels due to the proximity of a private airstrip (Impact 5.11-5)

Finding:	People working on the Project Site will not be subjected to excessive noise levels as a result of the Site being located within the vicinity of a private airstrip.

Factual Basis for the Finding:	As discussed on pages 5.7-9 and 5.11-26 of the Draft EIR, the nearest airport is more than seven miles away from the Project Site and there are no known private airstrips in the vicinity. Therefore, the Project Site will not be subject to excessive noise levels from aircraft.
     10. POPULATION, HOUSING AND EMPLOYMENT

a. Potential Significant Impact:	The inducement of substantial population growth in the Project area (Impact 5.12-1)

Finding:	The Project will not, directly or indirectly, induce substantial population growth in the Project area through the introduction of homes or businesses nor through the extension of roads or other infrastructure.

Factual Basis for the Finding:	As discussed on page 5.12-3 of the Draft EIR, approximately 2,000 jobs will be generated by the development of the Project. It is expected that most of the workers will reside in the local area. There is a sufficient housing supply already in existence to accommodate those employees who will move into the City.

The construction of future Eucalyptus Avenue, as well as the extension of public services and utilities, will primarily serve the Project Site and will not lead,
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Date Adopted: February 10, 2009

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directly or indirectly, to any substantial population growth in the Project area. Adjacent properties may use future Eucalyptus Avenue, which will run between Redlands Boulevard and Theodore Street, but adjacent properties already have access to these two roadways.

b. Potential Significant Impact:	Displacement of existing housing (Impact 5.12-2)

Finding:	The Project will not displace existing housing nor will it necessitate the construction of replacement housing elsewhere.

Factual Basis for the Finding:	As discussed on pages 5.12-3-4 of the Draft EIR, the Project Site does not have any housing on it.

c. Potential Significant Impact:	Displacement of people (Impact 5.12-3)

Finding:	The Project will not displace people nor will it necessitate the construction of replacement housing elsewhere.

Factual Basis for the Finding:	As discussed on page 5.12-4 of the Draft EIR, the Project Site is currently vacant so that the development of the Project will not result in the displacement of anyone.

d. Potential Significant Impact:	Cumulative impacts on population, housing and employment.

Finding:	Cumulative impacts caused by the development of the Project, in conjunction with other development, will not be cumulatively considerable and thus will be less than significant.

Factual Basis for the Finding:	As discussed on pages 6-23-24 of the Draft EIR, the development of the Project will help improve the City’s jobs/housing imbalance by adding jobs but not housing. Development of other land will be pursuant to the City’s existing General Plan, which contemplates a substantial increase in jobs and homes, and will not be affected by the development of the Project.
     11. PUBLIC SERVICES

a. Potential Significant Impact:	The provision of new or physically altered police facilities (Impact 5.13-1)
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Finding:	The Project will not result in substantial adverse physical impacts associated with the provision of new or physically altered police facilities, the construction of which would cause significant environmental impacts, in order to maintain acceptable service ratios, response times or other performance objectives for police services.

Factual Basis for the Finding:	As discussed on pages 5.13-1-2 of the Draft EIR and in the letter from Moreno Valley’s Police Chief, in Appendix L to the Draft EIR, the development of the Project may require an incremental increase in the need for police services but no new facilities will have to be constructed to provide that service which will be in the form of personnel and equipment which will be paid for out of general City revenues.

b. Potential Significant Impact:	Adverse physical impacts associated with the provision of new or physically altered school facilities (Impact 5.13-3)

Finding:	The Project will not result in substantial adverse physical impacts associated with the provision of new or physically altered school facilities, the construction of which would cause significant environmental impacts, in order to maintain acceptable service ratios, response times or other performance objectives for school services.

Factual Basis for the Finding:	As discussed on page 5.13-4 of the Draft EIR, the Project will not contain any homes and therefore will not house any school-age children and will not, therefore, create the need for new or altered school facilities. Further, the payment of school fees authorized by Government Code § 65995 would constitute full mitigation even if any additional needs were created.

c. Potential Significant Impact:	Substantial adverse physical impacts associated with the provision of new or physically altered park facilities (Impact 5.13-4)

Finding:	The Project will not result in substantial adverse physical impacts associated with the provision of new or physically altered park facilities, the construction of which would cause significant environmental impacts, in order to maintain acceptable service ratios, response times or other performance objectives for park services.
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Factual Basis for the Finding:	As discussed on pages 5.13-5-6 of the Draft EIR, the Project is not expected to generate more than a few new residents in the City. The satisfaction of the park needs of those new citizens has already been accounted for as part of the City’s projected population and residential growth in the existing General Plan. There are currently no City recreational facilities near the Project Site that would be used by employees.

d. Potential Significant Impact:	Substantial adverse physical impacts associated with the provision of other new or physically altered other facilities (Impact 5.13-6)

Finding:	The Project will not result in substantial adverse physical impacts associated with the provision of other new or physically altered other facilities, the construction of which would cause significant environmental impacts, in order to maintain acceptable service ratios, response times or other performance objectives for other services.

Factual Basis for the Finding:	As discussed on page 5.13-6 of the Draft EIR, the Project is not expected to generate more than a few new residents in the City. The satisfaction of the other needs of those new citizens has already been accounted for as part of the City’s projected population and residential growth in the existing General Plan. There are currently no other City facilities near the Project Site that would be used by employees.

e. Potential Significant Impact:	Cumulative impacts on public services

Finding:	Cumulative impacts caused by the Project, in conjunction with other development, will not be cumulatively considerable and thus will be less than significant.

Factual Basis for the Finding:	As discussed on pages 6-24-25 of the Draft EIR, the impacts on public services caused by the development of the Project will be less than significant. Development of other land will be pursuant to the City’s existing General Plan, which incorporates the need for, and the provision of, public services and will not be affected by the development of the Project.
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Date Adopted: February 10, 2009

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     12. TRANSPORTATION AND TRAFFIC

a. Potential Significant Impact:	Exceeding a level of service set by a congestion management agency (Impact 5.14-2)

Finding:	No roadway or highway subject to Riverside County’s Congestion Management Plan will be significantly affected by Project traffic.

Factual Basis for the Finding:	As discussed on pages 5.14-4 and -29-34 of the Draft EIR, as modified on pages 4-64-65 of the Final EIR, and in Traffic Study, Appendix J to the Draft EIR and in the Traffic Topical response, pages 3-145-163 of the Final EIR, the Project traffic will account for approximately 2% of the traffic at SR 60/I-215 which is less than the 3% level of significance threshold contained in the Riverside County Congestion Management Plan.

SR-60 is the only roadway or highway affected by the Project which is also subject to the Riverside County Congestion Management Plan. Two segments just east of the SR-60/I-215 intersection are currently, and will remain, at level of service F with or without Project traffic. However, while this exceeds the Riverside County Congestion Management Plan’s level of service requirement of E, it is less than significant because the Project’s contribution of approximately 2% is less than the 3% level of significance threshold.

b. Potential Significant Impact:	Increase in hazards due to a design feature or an incompatible use (Impact 5.14-3)

Finding:	The Project will not substantially increase hazards due to a design feature (e.g., sharp curves or dangerous intersections) or an incompatible use (e.g., farm equipment).

Factual Basis for the Finding:	As discussed on pages 5.14-34-35 of the Draft EIR, the Project Site will be served by large trucks. All roadways and entryways associated with the Project Site have been designed in accordance with standards provided by the City. Moreover, a separate northbound left-turn lane at the Theodore Street/SR-60
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eastbound ramp will improve safety for truck operations over that currently existing.

The normal hazards associated with blind spots created when people in vehicles are in close proximity to large trucks and trailers will be substantially reduced because a single driveway will serve as a primary entrance for truck traffic serving the Project Site and potential blind spots will be addressed through the design feature of the individual driveways.

Finally, a Construction Management Plan will be implemented to address traffic during the grading and construction phases of the Project to ensure that construction traffic will not result in any hazards to the traveling public.

c. Potential Significant Impact:	Inadequate emergency access (Impact 5.14-4)

Finding:	The Project will not result in inadequate emergency access.

Factual Basis for the Finding:	As discussed on page 5.14-35 of the Draft EIR, the Project does not create any barriers between roadways and any other land use. Emergency access to the Project Site will be available over future Eucalyptus Avenue from both Redlands Boulevard and Theodore Street for all three Phases of the Project-even though access from Redlands Boulevard will not be available to the general public until Phase 3.

d. Potential Significant Impact:	Conflict with adopted policies, plans or programs supporting alternative transportation (Impact 5.14-5)

Finding:	The Project will not conflict with adopted policies, plans or programs supporting alternative transportation (e.g., bus turnouts, bicycle racks, etc.).

Factual Basis for the Finding:	As discussed on pages 5.14-35-39 of the Draft EIR, future Eucalyptus Avenue will be improved adjacent to the Project Site and will be suitable for a bus route should one be extended to the Site by the Riverside County Transit Agency. Further, a multi-use trail, suitable for pedestrians and bicyclists, will be
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constructed adjacent to the Project Site on the north side of future Eucalyptus Avenue.
     13. UTILITIES AND SERVICE SYSTEMS

a. Potential Significant Impact:	Exceeding wastewater treatment requirements (Impact 5.15-1)

Finding:	The Project will not exceed wastewater treatment requirements set by the Regional Water Quality Control Board.

Factual Basis for the Finding:	As discussed on pages 5.15-1 and -9 of the Draft EIR, the Project’s wastewater flows will be typical of those from commercial/retail facilities and, for the logistics facilities, would consist of domestic waste from employees. No effluents are expected that would exceed the treatment requirements set by the Regional Water Quality Control Board.

b. Potential Significant Impact:	Construction of new water and wastewater treatment facilities or the expansion of existing facilities, the construction of which could cause significant environmental effects (Impact 5.15-2)

Finding:	The Project will not require, nor result in, the construction of new water and wastewater treatment facilities nor the expansion of existing facilities, the construction of which could cause significant environmental effects.

Factual Basis for the Finding:	As discussed on pages 5.15-2-5 and -9 of the Draft EIR, as modified on pages 4-65-68 of the Final EIR, no expansion of existing water and wastewater treatment facilities will be required to serve the Project Site.

c. Potential Significant Impact:	Construction of new stormwater drainage facilities or the expansion of existing facilities, the construction of which could cause significant environmental effects (Impact 5.15-3)

Finding:	The Project will not require, not will it result in, the construction of new stormwater drainage facilities nor will it require, nor result in, the expansion of existing facilities, the construction of which could cause significant environmental effects.
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Factual Basis for the Finding:	As discussed in Section 5.8 and page 5.15-9 of the Draft EIR, as modified by pages 4-55-58 of the Final EIR, the Project’s new stormwater drainage facilities will decrease stormwater runoff from the Project Site compared to that which currently exists and will also significantly reduce the pollutant load of stormwater runoff over that which currently exists.

d. Potential Significant Impact:	Adequacy of water supplies available to serve the Project (Impact 5.15-4)

Finding:	Sufficient water supplies are available to serve the Project from existing resources so that neither new nor expanded entitlements are required.

Factual Basis for the Finding:	As discussed on pages 5.15-2-5, 9-11 and 14-15 of the Draft EIR, as modified on pages 4-67-68 of the Final EIR, and the March 5, 2008, Water Supply Assessment prepared for the Project by the water provider, the Eastern Municipal Water District (the “EMWD”) as corrected by the June 4, 2008, letter from the EMWD, Appendix K.2 to the Draft EIR, the Project, at build out, will use just over 140 acre feet of potable water per year. The Water Supply Assessment, which was prepared pursuant to SB610, took into consideration the October, 2007, reduction in water from Northern California through the State Water Project which substantially reduced the amount of water available to Southern California. After taking that information into consideration, the EMWD determined that “it will be able to provide adequate water supply to meet the potable water demand for Tentative Parcel Map 35629, in addition to existing and future uses.” (Page 33 of the Water Supply Assessment.)

Further, existing water infrastructure currently exists which, with the addition of a 12 inch pipeline to the Project Site from an existing water line located south of and adjacent to SR-60, west of Redlands Boulevard, will allow water to be brought to the Project Site.

Although no mitigation is required to reduce any significant impact, Mitigation Measure W-1, set forth on pages 5.15-14-15 of the Draft EIR, which requires the preparation of a planting and irrigation for the
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City’s review and approval, has been imposed as a condition of Project approval to ensure further reduction of water used for landscaping.

e. Potential Significant Impact:	Adequacy of wastewater treatment capacity (Impact 5.15-5)

Finding:	Adequate wastewater treatment capacity exists to serve the Project in addition to existing commitments.

Factual Basis for the Finding:	As discussed on pages 5.15-1 and 11 of the Draft EIR, the Project will generate approximately 61,680 gallons of wastewater per day. The EMWD’s Moreno Valley Regional Water Reclamation Facility has a capacity to treat 16,000,000 gallons of wastewater per day with the ability to expand to 41,000,000 gallons per day. The current utilization is approximately 11,200,000 gallons per day.

An existing sewer line will be extended along Redlands Boulevard and then easterly along future Eucalyptus Avenue to serve the Project Site.

f. Potential Significant Impact:	Insufficient landfill capacity to accommodate the Project’s solid waste disposal needs (Impact 5.15-6)

Finding:	Adequate landfill capacity exists to accommodate the Project’s solid waste disposal needs.

Factual Basis for the Finding:	As discussed on pages 5.15-6-7 and -11-12 of the Draft EIR, the Project, at build out, will generate just under 129 tons of solid waste per day. The City currently has available to it three landfills. The three landfills have a total capacity to accept solid waste of just under 14,600 tons per day, a minimum of 3,820 tons per day of which is not currently being used. The total remaining capacity in the three landfills is approximately 134,200,000 tons with sufficient capacity for the next 10 to 15 years with the ability to expand for another 15 years after that.
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g. Potential Significant Impact:	Compliance with federal, state and local statutes and regulations related to solid waste capacity (Impact 5.15-7)

Finding	The Project will comply with federal, state and local statutes and regulations related to solid waste capacity.

Factual Basis for the Finding:	As discussed on page 5.15-12 of the Draft EIR, the City has regulations which govern the disposal of solid waste. Skechers, the tenant for the building to be constructed on the Parcel 1, has instituted a significant recycling program at its current locations which will be continued upon relocation to the Project Site. Further, recycled material will be used to the greatest extent practicable in the construction of the Project.

h. Potential Significant Impact:	Sufficiency of electrical service for the Project (Impact 5.15-8)

Finding:	The Project will be provided with sufficient electrical service.

Factual Basis for the Finding:	As discussed on pages 5.15-7-8, -12-14 and 5.16-11- 13, as modified on pages 4-68-69 of the Final EIR, the Project will use approximately 3.7 megawatts of electricity which will be provided by the City of Moreno Valley Utilities. The substation which will serve the Project Site has a current capacity of 56 megawatts, expandable to 112 megawatts, with a current peak load of 15 megawatts.

Although no mitigation is required to reduce any significant impact, Mitigation Measure GCC-1 through GCC-4, set forth on page 5.16-11 of the Draft EIR, which require increased energy efficiency, the use of “cool” roofs and paints, the production of energy on-site through the use of alternate, renewable energy sources and the use of energy efficient appliances and systems, and GCC-9, set forth on page 5.15-13 of the Draft EIR, as modified on page 4.20 of the Final EIR, which requires LEED certification, have been imposed as conditions of Project approval to ensure greater reductions in energy used by the Project.
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i. Potential Significant Impact:	Cumulative impacts on utilities and service systems

Finding:	Cumulative impacts on utilities and service systems caused by the Project, in conjunction with other development, will not be cumulatively considerable and thus will be less than significant.

Factual Basis for the Finding:	As discussed on pages 6-32-33 of the Draft EIR and in subsections I.V.A.l4.a-h above, the Project’s impacts on water and wastewater treatment requirements and capacity, stormwater drainage facilities, water supply availability, solid waste disposal capacity and availability of electricity at build out will be less than significant. The Projects impacts on each of these utilities and public services has already been factored in to long term needs and requirements so that its cumulative impacts will also be less than significant.
B.	IMPACTS IDENTIFIED IN THE EIR AS POTENTIALLY SIGNIFICANT THAT HAVE BEEN MITIGATED TO LESS THAN SIGNIFICANT
1.	AESTHETICS

a. Potential Significant Impact:	Creation of a new source of substantial light or glare which would adversely affect day or nighttime views in the area (Impact 5.1-4)

Finding:	The Project has the potential of creating a new source of substantial light or glare which would adversely affect day or nighttime views in the area. However, with the imposition of Mitigation Measure A-1, which requires limitations on night time lighting during construction, and compliance with existing City ordinances, standards and regulations, the impact will be less than significant.

Factual Basis for the Finding:	As discussed on pages 5.1-26-35 of the Draft EIR, the lighting associated with the operation of the Project will be required to comply with all of the City’s lighting regulations and will therefore result in a less than significant impact. Nighttime lighting during the Project’s construction has the potential to create temporary new sources of light and glare that will emanate from the Project Site. Requiring the use of directional lighting, shielding and other similar measures will ensure that the impact will be less than
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significant. Accordingly, Mitigation Measure A-l, set forth on page 5.1-35 of the Draft EIR, has been imposed as a condition of approval of the Project.
2.	BIOLOGICAL RESOURCES

a. Potential Significant Impact:	Substantial adverse effect on federally and California protected and special-status plant and wildlife (Impact 5.4-1)

Finding:	The Project Site contains moderately suitable habitat for the Stephens’ kangaroo rat, the burrowing owl and for ground-, tree- and shrub-nesting birds, all of which could be adversely affected by the development of the Project. The imposition of Mitigation Measures BR-1 through BR-3, which require the protection of birds which might be found on the Project Site and the payment of mitigation fees which will be used to protect the Stephens’ Kangaroo Rat, will reduce the impact to less than significant.

Factual Basis for the Finding:	As discussed on pages 5.4-1-31 and -35-36 of the Draft EIR and in the Habitat Assessment and MSHCP Consistency Analysis, Appendix C.1 to the Draft EIR, the Project Site contains moderately suitable habitat for several federally and state protected plants and wildlife which would be affected directly, and through the loss of habitat, indirectly, as a result of the development of the Project. However, a pre-construction survey of the Project Site, avoidance of activities which would affect nesting sites and payment of the mitigation fee called for under the Stephens’ Kangaroo Rat Habitat Conservation Plan will ensure that the impacts will be less than significant Accordingly, Mitigation Measures BR-1, BR-2 and BR-3, set forth on pages 5.4-34-35 of the Draft EIR, have been imposed as conditions of approval of the Project.

b. Potential Significant Impact:	Conflict with local policies or ordinances protecting biological resources (Impact 5.4-5)

Finding:	The Project Site is located within an area which is subject both to the Multiple Species Habitat Conservation Plan and the Stephens’ Kangaroo Rat Habitat Conservation Plan so that the development of the Project has the potential to adversely affect biological resources. The imposition of
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Mitigation Measures BR-2 through BR-4, which require the protection of birds which might be found on the Project Site and the payment of mitigation fees which will be used to protect the Stephens’ Kangaroo Rat and the species protected under the Multiple Species Habitat Conservation Plan, will reduce the impact to less than significant.

Factual Basis for the Finding:	As discussed on pages 5.4-32-33 of the Draft EIR and in the Habitat Assessment and MSHCP Consistency Analysis, Appendix C.1 to the Draft EIR, the Project Site is located within an area which is subject both to the Multiple Species Habitat Conservation Plan and the Stephens’ Kangaroo Rat Habitat Conservation Plan. However, with respect to both Plans, the Project Site is located in an area which calls for the payment of mitigation fees which have been determined to be full mitigation for the impacts which may occur. Accordingly, Mitigation Measures BR-2, BR-3 and BR-4, set forth on pages 5.4-34-35 of the Draft EIR, have been imposed as conditions of approval of the Project.

c. Potential Significant Impact:	Conflict with the provisions of an adopted Habitat Conservation Plan, Natural Community Conservation Plan or other approved local, regional or state habitat conservation plan (Impact 5.4-6)

Finding:	The Project Site lies within an area subject to the Multiple Species Habitat Conservation Plan and the Stephens’ Kangaroo Rat Habitat Conservation Plan. The development of the Project could significantly affect the species and their habitats protected by the two Plans. However, the imposition of Mitigation Measures BR-2, which requires the payment of mitigation fees which will be used to protect the Stephens’ Kangaroo Rat, and BR-4, which requires the payment of mitigation fees which will be used to protect the species protected under the Multiple Species Habitat Conservation Plan, will reduce the impact to less than significant.

Factual Basis for the Finding:	As discussed on pages 5.4-1-33-34 of the Draft EIR and the Habitat Assessment and MSHCP Consistency Analysis, Appendix C.1 to the Draft EIR, the Project Site is located in an area subject to both Plans. However, both Plans identify the Project Site as an area where the payment of mitigation fees will fully mitigate any impact which might otherwise occur.
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Date Adopted: February 10, 2009

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Accordingly, Mitigation Measures BR-2 and BR-4, set forth on pages 5.4-34-35 of the Draft EIR, have been imposed as conditions of approval of the Project.

d. Potential Significant Impact:	Cumulative impacts on biological resources

Finding:	Cumulative impacts caused by the development of the Project, in conjunction with other development, could result in significant and adverse impacts to biological resources. However, the imposition of Mitigation Measures BR-1 through BR-4, which require the protection of birds which might be found on the Project Site, the payment of mitigation fees which will be used to protect the Stephens’ Kangaroo Rat and the species protected under the Multiple Species Habitat Conservation Plan, and compliance by other projects with the requirements of the Multiple Species Habitat Conservation Plan and The Stephens’ Kangaroo Rat Conservation Plan will reduce the impacts to less than cumulatively considerable and thus to less than significant.

Factual Basis for the Finding:	As discussed on pages 6-10-11 of the Draft EIR and in the Habitat Assessment and MSHCP Consistency Analysis, Appendix C.1 to the Draft EIR, substantial amounts of land in the vicinity of the Project contain habitat beneficial to various species. However, the land is also within the areas subject to the Multiple Species Habitat Conservation Plan and The Stephens’ Kangaroo Rat Conservation Plan, both of which are designed to protect habitat and species. The imposition of Mitigation Measures BR-1 through BR-4, discussed in subsections IV.2.a-c above, on the Project and the compliance of other projects with the requirements of the two plans will ensure that the impacts on biological resources will be reduced to less than significant.
3.	CULTURAL RESOURCES

a. Potential Significant Impact:	Substantial change in the significance of an historical or archeological resource pursuant to CEQA Guideline § 15064.5 (Impact 5.5-1)

Finding:	Although no known cultural resources are located on the Project Site, 14 cultural resources have been identified within one mile of the Site so that
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development of the Project could have a significant impact on cultural resources. However, the imposition of Mitigation Measures CR-1 through CR-4, which require a City approved archeologist to oversee cultural resource mitigation monitoring while earth moving activities are taking place on the Project Site and which set forth the procedures to be followed if archeological resources are encountered, including consultation with the appropriate culturally affiliated native American Tribe, will reduce the impact to less than significant.

Factual Basis for the Finding:	As discussed on pages 5.5-1-7 of the Draft EIR and the Phase 1 Cultural Resources Survey Report, Appendix E to the Draft EIR, the Project Site does not contain any prehistoric sites or isolated artifacts. However, a record search indicated that 14 cultural resources are located within one mile of the Site. The Project Site has been plowed for many years and it is possible that cultural resources might be found once grading begins. Requiring continuing archeological review and monitoring, in cooperation with the representative of a City designated Tribe, will reduce the impact to less than significant. Accordingly, Mitigation Measures CR-1, CR-2, CR-3 and CR-4, set forth on page 5.5-8 of the Draft EIR, as modified on pages 4-9-10 of the Final EIR, which will ensure adequate protection of any cultural resources which may be found during grading of the Project Site, have been imposed as conditions of approval of the Project.

b. Potential Significant Impact:	Destruction of a unique paleontological resource or site or unique geologic feature (Impact 5.5-2).

Finding:	There are no unique paleontological resource or unique geologic features on the Project Site. However, the impact of the development of the Project on paleontological resources is considered significant because there is a moderate possibility that paleontological resources exist because the geological feature underlying the Project Site has a high potential to contain such resources. However, the imposition of Mitigation Measure CR-5, which require a City approved paleontologist to oversee paleontological resource mitigation monitoring while earth moving activities are taking place on the Project Site and which sets forth the procedures to be followed if paleontological resources are encountered, will reduce the impact to less than significant.
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Factual Basis for the Finding:	As discussed on pages 5.5-6-7 of the Draft EIR and in the Phase 1 Cultural Resources Survey Report, Appendix E to the Draft EIR, a literature search indicated that no paleontological resources have been identified on the Project Site. However, the Project Site is situated upon a geologic feature which is highly sensitive for fossil resources. Accordingly, Mitigation Measure CR-5, set forth on page 5.5-9 of the Draft EIR, as modified on page 4-10 of the Final EIR, which will ensure adequate protection of any paleontological resources which may be found during grading of the Project Site, has been imposed as a condition of approval of the Project.

c. Potential Significant Impact:	Disturbance of human remains, including those interred outside of formal cemeteries (Impact 5.5-3)

Finding:	The location of human remains within the Project Site would be a significant impact even though no human remains have been identified on the Site nor are any expected to be found. However, the imposition of Mitigation Measure CR-6, which requires compliance with the procedures set forth if human remains are encountered, will reduce the impact to less than significant.

Factual Basis for the Finding:	As discussed on page 5.5-7 of the Draft EIR and the Phase 1 Cultural Resources Survey Report, Appendix E to the Draft EIR, no human remains have been located in or near the Project Site and none are expected. However, the Site is located in an area which has been inhabited by several Native American Tribes in the past and the possibility that human remains may be found on the Site cannot be rejected. Accordingly, Mitigation Measure CR-6, set forth on pages 5.5-9-10, as modified on pages 4-11-12 of the Final EIR, which will ensure adequate protection of any human remains which may be found during grading of the Project Site, have been imposed as conditions of approval of the Project.

d. Potential Significant Impact:	Cumulative impacts on cultural resources

Finding:	Cumulative impacts caused by the development of the Project, in conjunction with other development, could result in significant adverse impacts to
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cultural resources. However, the imposition of Mitigation Measures CR-1 through CR-6, which require a City approved archeologist to oversee cultural resource mitigation monitoring, and a City approved paleontologist to oversee paleontological resources, while earth moving activities are taking place on the Project Site and which set forth the procedures to be followed if archeological or paleontological resources or human remains are encountered, including consultation with the appropriate culturally affiliated native American Tribe, will reduce the impacts to less than cumulatively considerable and thus to less than significant.

Factual Basis for the Finding:	As set forth on pages 6-11-12 of the Draft EIR and in the Phase 1 Cultural Resources Survey Report, Appendix E to the Draft EIR, no cultural resources have been found on or near the Project Site although cultural resources have been found within a mile of the Site and the Site itself lies within an area which has been historically used by several Native American Tribes. There therefore exists the possibility that cultural resources may be found on the Site once grading begins. However, Mitigation Measures CR-1 through CR-6, discussed in subsections IV.3.a-c above, which will ensure that the information associated with any cultural resources found on the Site will not be lost but will, instead, be available to be used in the context of cultural resources recovered from other, nearby sites, have been imposed as conditions of approval of the Project.
4.	HAZARDS AND HAZARDOUS MATERIALS

a. Potential Significant Impact:	The creation of a significant hazard to the public or the environment through the routine transport, use or disposal of hazardous materials (Impact 5.7-l)

Finding:	Neither the construction nor the operation of the Project will create a significant hazard to the public or the environment through the routine transfer, use or disposal of hazardous materials. However, fire and smoke hazards and emissions from diesel powered trucks serving the Project can result in significant environmental and health hazards. However, the imposition of Mitigation Measures HH-1 through HH-4, Which require compliance with fire safety design and construction standards, AQ-5, which requires the review and approval by the City of a construction travel plan, AQ-8, which requires the use of electrically powered equipment during
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construction, AQ-10 through AQ-13, which require off-site construction to be limited to day light hours, posting signs prohibiting diesel idling for more than three minutes and prohibiting the establishment of sensitive receptors near the Project Site, and GCC-11, which prohibits heavy trucks from coming on to the Project Site if properly certified, will reduce the impacts to less than significant.

Factual Basis for the Finding:	As discussed on pages 5.7-7-9 of the Draft EIR, the potentially hazardous materials that will be used in the construction and operation of the Project are all subject to substantial regulation in order to ensure that their use will not adversely affect the public health or safety.

Potential fire and smoke hazards associated with the Project, particularly given its size, could present a significant impact. However, the imposition of Mitigation Measures HH-1 through HH-4, set forth on page 5.7-11 of the Draft EIR, which will substantially minimize the chance of a major fire, have been imposed as conditions of approval of the Project.

As discussed on pages 5.3-49-53 and 5.7-8-9, emissions from diesel trucks serving the Project Site could have a substantial impact on the health of anyone living south of future Eucalyptus Avenue. Prohibiting idling of diesel trucks, providing electricity to trucks at the Project Site, requiring that only trucks in good operating condition be allowed to access the Project Site and requiring the applicant to record a land use restriction which will prohibit residential development south of future Eucalyptus Avenue will ensure that adverse health impacts will be mitigated into insignificance. Accordingly, Mitigation Measures AQ-11 through AQ-13, as set forth on page 5.3-52 of the Draft EIR, as modified on pages 4-5-6 of the Final EIR, and GCC-11, set forth on pages 4-5-6 of the Final EIR, have been imposed as conditions of approval of the Project.

b. Potential Significant Impact:	Cumulative hazard and hazardous materials impacts
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Finding:	Cumulative impacts caused by the development of the Project, in conjunction with other development, could result in significant adverse impacts resulting from hazards and hazardous materials. However, the imposition of Mitigation Measures HH-1 through HH-4, which require compliance with fire safety design and construction standards, and AQ-13 which prohibits the establishment of sensitive receptors near the Project Site, on the Project and similar mitigation measures on other projects will reduce the impact to less than cumulatively considerable and thus will be less than significant.

Factual Basis for the Finding:	As discussed on pages 6.12-13 of the Draft EIR, the potentially hazardous materials that will be used in the construction and operation of the Project are all subject to substantial regulation in order to ensure that their use will not adversely affect the public health or safety. Similar regulation will also apply to the development of other projects. The imposition of Mitigation Measures HH-1 through HH-4 and AQ-13, discussed in subsection IV.4.a above, on the Project and the imposition of similar mitigation measures on other projects will reduce the impacts to less than significant.
5.	LAND USE AND PLANNING

a. Potential Significant Impact:	Conflict with any applicable land use plan, policy or regulation of an agency with jurisdiction over the Project adopted to avoid or mitigate environmental effects (Impact 5.9-2)

Finding:	The Project would be technically inconsistent with the City’s General Plan and Zoning Ordinance prior to approval of the proposed General Plan amendment and the change of zone. However, after the adoption of the General Plan amendment and the change of zone, the Project will be fully consistent with the goals and policies of the City’s General Plan for this area of the City under the existing land use plan and will not conflict with any of the City’s policies or regulations adopted to avoid or mitigate an environmental effect. The imposition of Mitigation Measure LU-1, which prohibits the establishment of sensitive receptors near the Project Site, will reduce the impacts to less than significant consistent with goals set by regional planning organizations.

Factual Basis for the Finding:	As discussed on pages 5.9-16-27 of the Draft EIR and pages 4-58-59 of the Final EIR, with the adoption of
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the required General Plan Amendment and Zone Change, the Project is consistent with all of the City’s applicable land use, General Plan and Zoning Goals and Policies, including those designed to avoid or mitigate environmental effects. The Project will be consistent with all of the regional and County plans except that it will be inconsistent with the air quality goals of the South Coast Air Quality Management District, the Southern California Association of Governments’ Regional Transportation Plan and the Western Riverside County Council of Governments’ Comprehensive Plan but neither the Air Quality Management District nor the Associations have any permitting jurisdiction over the Project. Imposing a buffer immediately south of future Eucalyptus Avenue, which will prohibit the location of residences and other sensitive receptors through the recordation of a deed restriction, will ensure that no sensitive receptors near the Project Site will be affected by adverse air quality impacts emanating from the construction and operation of the Project. Accordingly, Mitigation Measure LU-1, set forth on page 4-13 of the Final EIR, has been imposed as a condition of approval of the Project.

b. Potential Significant Impact:	Conflict with an applicable habitat conservation plan or natural communities conservation plan (Impact 5.9-3)

Finding:	The Project could conflict with any applicable habitat conservation plan or natural communities conservation plan. However, the imposition of Mitigation Measures BR-2 through BR-4 which require the protection of birds which might be found on the Project Site and the payment of mitigation fees which will be used to protect the Stephens’ Kangaroo Rat and the species protected under the Multiple Species Habitat Conservation Plan, will reduce the impact to less than significant.

Factual Basis for the Finding:	As discussed on pages 5.4-32-33 of the Draft EIR and in the Habitat Assessment and MSHCP Consistency Analysis, Appendix C-1 to the Draft EIR, the Project Site is located within an area which is subject to both the Multiple Species Habitat Conservation Plan and the Stephens’ Kangaroo Rat Habitat Conservation Plan. However, with respect to both Plans, the Project
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Site is located in an area which calls for the payment of mitigation fees which have been determined to be full mitigation for the impacts which may occur. Accordingly, Mitigation Measures BR-2, BR-3 and BR-4, set forth on pages 5.4-34-35 of the Draft EIR, as modified on page 4-8 of the Final EIR, have been imposed as conditions of approval of the Project.
6.	NOISE

a. Potential Significant Impact:	Temporary or periodic increases in ambient noise levels in the Project vicinity above levels existing without the Project (Impact 5.11-3)

Finding:	Construction work on the Project Site could result in substantial temporary increases in ambient noise levels for existing residences located along Redlands Boulevard, However, the imposition of Mitigation Measures N-1 through N-5, which require that no construction vehicles use Redlands Boulevard south of future Eucalyptus Avenue, that there be no night time construction within 1200 feet of sensitive receptors, that temporary sound barriers be constructed to ensure that day time construction noise not exceed City standards, that all equipment be kept in good working order and that materials be stockpiled at least 1200 feet from residences south of future Eucalyptus Avenue along Redlands Boulevard and Theodore Street, will reduce the impact to less than significant.

Factual Basis for the Finding:	As discussed in Section 5.11 of the Draft EIR and in the Noise Assessment, Appendix I to the Draft EIR, off-site construction along Redlands Boulevard, Theodore Street, future Eucalyptus Avenue and the drainage facilities to the south of the Project Site will take place during daylight hours and, with the exception of noisy equipment which will be used for very limited periods of time, there will be no substantial exposure of residents to significant noise impacts. The grading and construction which will take place on the Project Site will take place around the clock for almost a year and would expose nearby residents to noise levels in excess of those allowed under the City’s Municipal — Code. However, prohibiting construction vehicles on Redlands Boulevard south of future Eucalyptus Avenue, prohibiting nighttime grading within 1,200 feet of
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residences south of future Eucalyptus Avenue, the erection of temporary sound barriers, maintaining equipment in good working order and locating material stockpiles at least 1,200 feet from residences south of future Eucalyptus Avenue along Redlands Boulevard and Theodore Street will ensure that none of the residences will be exposed to noise levels in excess of those allowed by the City’s Municipal Code. Accordingly, Mitigation Measures N-1 through N-5, as set forth on pages 5.11-29-30 of the Draft EIR, as modified on pages 4-14-15 of the Final EIR, have been imposed as conditions of approval of the Project.
7.	TRANSPORTATION AND TRAFFIC

a. Potential Significant Impact:	Substantial increase on traffic load and street capacity (Impact 5.14-1)

Finding:	As there is currently little traffic between Redlands Boulevard and Theodore Street between future Eucalyptus Avenue and SR-60 any additional traffic by comparison could be considered significant and would cause the intersection of Redlands Boulevard and the SR-60 westbound ramps to exceed the City’s level of service during the AM peak hour. However, with the imposition of Mitigation Measures TT-1 through TT-3, which require the constructions of improvements on Redlands Boulevard, Theodore Street and at their intersections with SR-60 or the payment of fees for the construction of the improvements, the impacts will be less than significant.

Factual Basis for the Finding:	As discussed on pages 5.14-15-28 and -39-40 of the Draft EIR, as modified on pages 4-64-65 of the Final EIR, and in the Traffic Study, Appendix J to the Draft EIR, a large number of trucks serving the Project Site will use Redlands Boulevard and Theodore Street between future Eucalyptus Avenue and SR-60. The City’s level of service is D. Without improvements, the intersection of Redlands Boulevard and the SR-60 westbound ramps would be at level of service E in the AM peak hour. Requiring the improvement of the intersection will reduce the impact to less than significant. Accordingly, Mitigation Measure TT-2, set forth on page 5.14-39 of the Draft EIR, as modified on page 4-16 of the Final EIR, has been imposed as a condition of approval of the Project. Although no mitigation is required to reduce any other significant
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impact, Mitigation Measures TT-1 and TT-3, set forth on pages 5.14-39-40 of the Draft EIR, as modified on page 4-16 of the Final EIR, have also been imposed as conditions of approval of the Project to ensure that any improvements needed at the intersections of future Eucalyptus Avenue and Redland Boulevard and Theodore Street and at the intersection of Theodore Street and SR-60 will also be constructed.

b. Potential Significant Impact:	Cumulative traffic impacts

Finding:	Cumulative impacts of the Project, in conjunction with other development, could result in significant adverse impacts on traffic. However, the imposition of Mitigation Measures TT-1 through TT-3, which require the constructions of improvements on Redlands Boulevard, Theodore Street and at their intersections with SR-60 or the payment of fees for the construction of the improvements, and TT(C)-1 through TT(C)-3, which require the constructions of improvements on Redlands Boulevard, Theodore Street and at their intersections with SR-60 or the payment of fees for the construction of the improvements, on the Project, together similar mitigation measures imposed on other projects, will reduce the impacts to less than cumulatively considerable and thus will be less than significant.

Factual Basis for the Finding:	As discussed on pages 6-25-32 of the Draft EIR and in the Traffic Study, Appendix J to the Draft EIR, traffic impacts of other projects have the potential to cause a number of intersections to exceed the City’s level of service D requirement. Requiring the Project to provide improvements to the intersections of future Eucalyptus Avenue with Redland Boulevards and Theodore Street and at the intersections of SR-60 and Redlands Boulevard and Theodore Street will ensure that the project’s impacts will be less than significant. Accordingly, Mitigation measures TT-1 through TT-3, as set forth on pages 5.14-39-40 of the Draft EIR, as modified on page 4-16 of the Final EIR, and TT-1(C) through TT-3(C), set forth on pages 6-32 of the Draft EIR, have been imposed as condition of approval of the Project. The City’s General Plan requires that new development mitigate their traffic impacts so that similar mitigation measures will be imposed on other projects.
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C.	IMPACTS IDENTIFIED IN THE EIR AS BEING SIGNIFICANT AND UNAVOIDABLE EVEN AFTER THE IMPOSITION OF ALL FEASIBLE MITIGATION MEASURES
1.	AESTHETICS

a. Significant Unavoidable Impact:	Substantial adverse effect on a scenic vista (Impact 5.1-1)

Finding:	The development of the Project will have a substantial adverse effect on a significant scenic vista and there are no feasible mitigation measures which will reduce the impact to less than significant.

Factual Basis for the Finding:	As shown and discussed on pages 5.1-4-25 of the Draft EIR and Appendix M to the Draft EIR, the Project Site is currently vacant except for a single structure and thus is part of a scenic open space vista. In addition, the Project Site as it now exists is somewhat obscured by existing trees and vegetation but does not completely interfere with the views of mountains and foothills to the north, east and south. The development of the Project will block views of these scenic vistas from SR-60, Redlands Boulevard, future Eucalyptus Avenue and Theodore Street along the full length of each of these roadways adjacent to the Project Site. Further, the buildings to be constructed on the Project Site will be visible from higher elevations to the north, the east and the south and will alter the expansive view of the undeveloped property now evidenced from these areas.

These impacts are significant and unavoidable and there are no feasible mitigation measures which will reduce the impact to less than significant which would feasibly attain most of the basic objectives of the Project.

b. Significant Unavoidable Impact:	Cumulative aesthetic impacts

Finding:	The development of the Project, in conjunction with related projects and that authorized by the Moreno Highlands Specific Plan, will result in significant and unavoidable cumulative impacts on scenic vistas and there are no feasible mitigation measures which will reduce the impact to less than significant.
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Factual Basis for the Finding:	As discussed on pages 6-5-6 of the Draft EIR, the development of land in the vicinity of the Project Site will add to the loss of scenic vistas which will occur because of the development of the Project. There are no mitigation measures which will reduce the impacts to less than significant which would feasibly attain most of the basic objectives of the Project. Given the similarity of impacts of other likely uses for the Project Site, only prohibiting any development would mitigate the impacts to less than significant.
     2. AGRICULTURAL RESOURCES

a. Significant Unavoidable Impact:	Conversion of farmland to non-agricultural use (Impact 5.2-1)

Finding:	The development of the Project will have a significant and unavoidable impact on 24.1 acres of Prime Farmland, 98.8 acres of Farmland of Local Importance and 35.5 acres of Other Land which will be converted from agricultural uses into commercial and industrial uses. There are no feasible mitigation measures which will reduce the impact to less than significant which would feasibly attain most of the basic objectives of the Project. Given the similarity of impacts of other likely uses for the Project Site, only prohibiting any development would mitigate the impacts to less than significant.

Factual Basis for the Finding:	As discussed on pages 5.2-1 and -6-7 of the Draft EIR and in the Agricultural Resources Report and Land Evaluation and Site Assessment and the Agricultural Impact Evaluation, Appendices B.1 and B.2 to the Draft EIR, the City’s General Plan recognizes that farming has become less economically viable because of the high cost of water, the cost of land and property taxes, conflicts with surrounding urban uses and the lack of agri-business support in the area. Although the Project Site does contain land which has been identified by the California Department of Conservation as suitable for farming, the absence of an agricultural “infrastructure” — crop managers, labor, farm implements and processing facilities — in the vicinity, the cost of bringing suitable water to the Project Site, the cost of the water itself and the fact that the sale of the products which could be grown if water were available would not cover the costs of
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production means that the Project Site cannot be realistically considered as an agricultural resource.

There are no feasible mitigation measures which could reduce the loss of the farmland. There is a finite amount of land that is suitable for agricultural use. The purchase of fee title or of agricultural conservation easements over other parcels used for agriculture would not avoid, reduce or compensate for the impact of converting the Project Site from agricultural to commercial and industrial uses because it would not offset the loss of agricultural land caused by the development of the Project, i.e., there would still be a net reduction in the total amount of land suitable for agricultural use. Further, no City policy requires the acquisition of replacement agricultural land, either in fee or through the use of a conservation easement, and no program to oversee such acquisitions exist.

b. Significant Unavoidable Impact:	Cumulative loss of farmland

Finding:	The development of the Project, in conjunction with related projects and that authorized by the Moreno Highlands Specific Plan, will result in significant and unavoidable cumulative impacts on farming. There are no mitigation measures which will reduce the impact to less than significant other than prohibiting development on sites now used for agriculture.

Factual Basis for the Finding:	As discussed on pages 5.2-5-7 and 6-6-7 of the Draft EIR and in the Agricultural Resources Report and Land Evaluation and Site Assessment and the Agricultural Impact Evaluation, Appendices B.1 and B.2 to the Draft EIR, the City’s General Plan recognizes that farming has become less economically viable because of the high cost of water, the cost of land and property taxes, conflicts with surrounding urban uses and the lack of agri-business support in the area. Although the Project Site does contain land which has been identified by the California Department of Conservation as suitable for farming, the absence of an agricultural “infrastructure” — crop managers, labor, farm implements and processing facilities — in the vicinity, the cost of bringing suitable water to the Project Site, the cost of the water itself and the fact that the sale of the products which could
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be grown if water were available would not cover the costs of production means that the Project Site cannot be realistically considered as an agricultural resource.

There are no feasible mitigation measures which could reduce the loss of the farmland. There is a finite amount of land that is suitable for agricultural use. The purchase of fee title or of agricultural conservation easements over other parcels used for agriculture would not avoid, reduce or compensate for the impact of converting the Project Site from agricultural to commercial and industrial uses because it would not offset the loss of agricultural land caused by the development of the Project, i.e., there would still be a net reduction in the total amount of land suitable for agricultural use. Further, no City policy requires the acquisition of replacement agricultural land, either in fee or through the use of a conservation easement, and no program to oversee such acquisitions exist.
     3. AIR QUALITY

a. Significant Unavoidable Impact:	Violation of an air quality standard or substantial contribution to an existing or projected air quality violation (Impact 5.3-2)

Finding:	The construction and operation of the Project will not violate any air quality standards for localized impacts with two exceptions: those promulgated by the South Coast Air Quality Management District for the emission of coarse and fine particulate matter (“PM10” and “PM2.5”) during the construction of the Project. The imposition of Mitigation Measures AQ-1 through AQ-10, which require the control of fugitive dust, the acquisition of Tier II level construction equipment, to the extent available, the proper maintenance of construction equipment, the turning off of construction equipment when not in use and prohibiting idling for more than five minutes, the control of traffic around the Project Site, the use of low volatile organic compound paints applied using either high-volume low-pressure spray equipment or by hand, the encouragement of construction workers to carpool, the provision of on-site electrical hook-ups during construction, the reduction of the amount of dust which will be tracked off-site and limiting off-site construction improvements to an eight hour day during daylight hours will reduce the impact of the emission of PM10, to less than significant. There are no mitigation measures which will reduce the emission of PM2.5 to less than
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significant which would feasibly attain most of the basic objectives of the Project.

Factual Basis for the Finding:	As discussed on pages 5.3-22-40 of the Draft EIR, as modified on pages 4-40-44 of the Final EIR, and in the Air Quality and Health Risk Report, Appendix D.1 to the Draft EIR, the grading of the Project Site and the operation of the Project will result in the emission of pollutants — nitrogen dioxide (“NO2”), carbon monoxide (“CO”), PM10 and PM2.5. The South Coast Air Quality Management District has established localized significance thresholds to determine whether the emission of any of the pollutants will have a significant adverse effect on those nearby, both residents and workers. None of the thresholds will be exceeded after the construction of the buildings on the Project Site has been completed and operations begun. The same thing is true for NO2 and CO during the construction Phases of the Project. However, without mitigation, the thresholds will be exceeded for both PM10 and PM2.5. Requiring the control of fugitive dust, acquiring Tier II level construction equipment, to the extent available, properly maintaining construction equipment, turning off construction equipment when not in use and prohibiting idling for more than five minutes, controlling traffic around the Project Site, using low volatile organic compound paints applied using either high-volume low-pressure spray equipment or by hand, encouraging construction workers to carpool, providing on-site electrical hook-ups during construction, reducing the amount of dust which will be tracked off-site and limiting off-site construction improvements to an eight hour day during daylight hours will ensure that the emission of PM10 will be mitigated into insignificance. Accordingly, Mitigation Measures AQ-1 through AQ-10, as set forth on pages 5.3-38-39 of the Draft EIR, as modified on pages 4-2-5 of the Final EIR, have been imposed as conditions of approval of the Project. However, there are no feasible mitigation measures which will reduce the emissions of PM2.5 to less than significant which would feasibly attain most of the basic objectives of the Project.
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b. Significant Unavoidable Impact:	Cumulatively significant net increase of any criteria pollutant for which the Project area is non-attainment under an applicable federal or state ambient air quality standard (Impact 5.3-3)

Finding:	The Project Site is located in a non-attainment area for ozone, PM10 and PM2.5. The grading of the Project Site and the construction of Phase 1 of the Project on the Site could result in emissions of volatile organic compounds (“VOC”), nitrogen oxides (“NOX”), PM10 and PM2.5 in excess of the thresholds promulgated by the South Coast Air Quality Management District. The imposition of Mitigation Measures AQ-1 through AQ-10, which require the control of fugitive dust, the acquisition of Tier II level construction equipment, to the extent available, the proper maintenance of construction equipment, the turning off of construction equipment when not in use and prohibiting idling for more than five minutes, the control of traffic around the Project Site, the use of low volatile organic compound paints applied using either high-volume low-pressure spray equipment or by hand, the encouragement of construction workers to carpool, the provision of on-site electrical hook-ups during construction, the reduction of the amount of dust which will be tracked off-site and limiting off-site construction improvements to an eight hour day during daylight hours will reduce the impact of the emission of PM10, will ensure that the daily amount of PM10 and PM2.5 emitted during the grading and construction Phase 1 of the Project will reduce their impacts to less than significant and will reduce the daily amount of the emission of VOC and NOX but not to less than significant.

The grading and construction associated with Phase 2 of the Project will result in the daily amount of emissions of VOC and NOX in excess of the thresholds promulgated by the South Coast Air Quality Management District; the daily amount of emissions of PM10 and PM2.5 will be less than those thresholds. The imposition of Mitigation Measures AQ-1 through AQ-10, described above, will reduce the daily amount of emissions of VOC and NOX but not to less than significant.

The grading and construction associated with Phase 3 of the Project will result in the daily amount of emissions of VOC exceeding the threshold promulgated by the South Coast Air Quality Management District; the daily amount of emissions of NOX, PM10 and PM2.5 will not exceed those thresholds. The imposition of Mitigation Measures AQ-1 through AQ-10, described above, will reduce the daily amount of emissions of VOC but not to less than significant.
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The daily amount of emissions of VOC, NOX, PM10 and PM2.5 associated with the operation of the Project during all Project Phases will exceed the thresholds promulgated by the South Coast Air Quality Management District. The imposition of Mitigation Measures AQ-11 through AQ-21, which require off-site construction be limited to day light hours, signs be posted stating that diesel trucks not idle for more than three minutes, the provision of electricity and electrical hooks-ups for transportation refrigeration, the prohibition against trucks not using electrically powered refrigeration units the prohibition of the establishment of sensitive receptors near the Project Site, the encouragement of the use of “clean” trucks and vehicles, the design of the Project Site to diminish queuing of trucks, the provision of food service on-site, the provision of incentives for employees to carpool and the maximization of electrical electrically powered equipment for landscape maintenance, and GCC-5(a), which requires the provision of facilities designed to encourage the use of bicycles, GCC-5(e), which requires preferential parking for carpools, vanpools and alternatively fueled vehicles, GCC-9, which requires LEED credit in a number of areas, and GCC-11, which prohibits access of heavy trucks to the Project Site for heavy trucks which do not have an Engine Certification label, will reduce the daily amount of emissions slightly but in no case will they cause the emissions to be less than significant.

In no case will the daily amount of the emission of CO exceed the threshold promulgated by the South Coast Air Quality Management District during either the grading of the Project Site or the construction of buildings on the Site. The daily amount of emissions of CO will exceed the threshold for CO promulgated by the South Coast Air Quality Management District during all of the three operational Phases of the Project. The imposition of Mitigation Measures AQ-11 through AQ-21 and GCC-5(a), GCC-5(e), GCC-9 and GCC-11, all as described above, will reduce the daily amount of emissions slightly but not to less than significant.

There are no further mitigation measures which will reduce the foregoing impacts to insignificant which would feasibly attain most of the basic objectives of the Project.

The daily amount of emissions of SOX will be less than the thresholds promulgated by the South Coast Air Quality Management District throughout the grading of the Project Site, the construction of buildings on the Site and the operation of the Project.

Factual Basis for the Finding:	As discussed on Section 5.3 of the Draft EIR, as modified on pages 4.40-4.46 of the Final EIR, and in the Air Quality and Health Risk Report, Appendix D.1
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to the Draft EIR, the development of the Project has the potential of emitting criteria pollutants, except for SOX, in excess of the thresholds promulgated by the South Coast Air Quality Management District during the grading of the Project Site, construction of buildings on the Site and the operation of the Project. Requiring the control of fugitive dust, acquiring Tier II level construction equipment, to the extent available, properly maintaining construction equipment, turning off construction equipment when not in use and prohibiting idling for more than five minutes, controlling traffic around the Project Site, using low volatile organic compound paints applied using either high-volume low-pressure spray equipment or by hand, encouraging construction workers to carpool, providing on-site electrical hook-ups during construction, reducing the amount of dust which will be tracked off-site and limiting off-site construction improvements to an eight hour day during daylight hours will ensure that the daily amount of emissions of PM10 and PM2.5 during the grading and construction associated with Phase 1 of the Project will be mitigated into insignificance. Accordingly, Mitigation Measures AQ-1 through AQ-10, set forth on pages 5.3-38-39 of the Draft EIR, as modified on pages 4-2-5 of the Final EIR, have been imposed as conditions of approval of the Project. The same conditions will reduce the daily amount of emissions of NOX during the grading and construction associated with Phase 2 of the Project to less than significant but will reduce the daily amount of emissions of VOC only slightly and not below the threshold promulgated by the South Coast Air Quality Management District. The daily amount of emissions of the other criteria pollutants will be below the thresholds promulgated by the South Coast Air Quality Management District.

The daily amount of emissions of VOC associated with the grading and construction of Phase 3 of the Project will exceed the threshold promulgated by the South Coast Air Quality Management District. The imposition of Mitigation Measures AQ-1 through AQ-10, as described above, will reduce the daily amount of
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emissions of VOC slightly but not to less than significant. The daily amount of emissions of the remaining criteria pollutants will all be below the thresholds promulgated by the South Coast Air Quality Management District.

The daily amount of emissions for all three operational phases of the Project, with the exception of SOX, will exceed the thresholds promulgated by the South Coast Air Quality Management District. The imposition of Mitigation Measures AQ-11 through AQ-13, as set forth on page 5.3-52 of the Draft EIR, as modified on pages 4-5-6 of the Final EIR, AQ-14 through AQ-21, set forth on pages 4-6-6 of the Final EIR, GCC-5(a), GCC-5(e) and GCC-9, set forth on pages 5.16-11-13, as modified on pages 4-19-20 of the Final EIR, and GCC-11, set forth on page 4-21 of the Final EIR, all as described above, will reduce the daily amount of emissions of each of the other five criteria pollutants slightly but not to less than significant.

There are no further mitigation measures which will reduce the emissions of the criteria pollutants to less than significant which would feasibly attain most of the basic objectives of the Project. The emissions of VOC and NOX are associated with the grading of the Project Site and the asphalt, building and architectural coatings for those buildings. The operational emissions are due almost entirely to mobile sources — cars and trucks — over which the City has no control because the Legislature has vested all authority to deal with the emissions from cars and trucks in the California Air Resources Board.

c. Significant Unavoidable Impact:	Exposure of sensitive receptors to substantial pollutant concentrations (Impact 5.3-4)

Finding:	The development of the Project has the potential to expose sensitive receptors to emissions of PM10 and PM2.5 in excess of local significance thresholds promulgated by the South Coast Air Quality Management District and to the risk of cancer from the operation of the Project in excess of the significance threshold of 10 in 1,000,000. The imposition of Mitigation Measures AQ-1 through AQ-21, which require the control of fugitive dust, the acquisition of
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Tier II level construction equipment, to the extent available, the proper maintenance of construction equipment, the turning off of construction equipment when not in use and prohibiting idling for more than five minutes, the control of traffic around the Project Site, the use of low volatile organic compound paints applied using either high-volume low-pressure spray equipment or by hand, the encouragement of construction workers to carpool, the provision of on-site electrical hook-ups during construction, the reduction of the amount of dust which will be tracked off-site, limiting off-site construction improvements to an eight hour day during daylight hours, off-site construction be limited to day light hours, signs be posted stating that diesel trucks not idle for more than three minutes, the provision of electricity and electrical hooks-ups for transportation refrigeration, the prohibition against trucks not using electrically powered refrigeration units the prohibition of the establishment of sensitive receptors near the Project Site, the encouragement of the use of “clean” trucks and vehicles, the design of the Project Site to diminish queuing of trucks, the provision of food service on-site, the provision of incentives for employees to carpool and the maximization of electrical electrically powered equipment for landscape maintenance; and GCC-5(a), which requires the provision of facilities designed to encourage the use of bicycles, GCC-5(e), which requires preferential parking for carpools, vanpools and alternatively fueled vehicles, GCC-9, which requires LEED credit in a number of areas, and GCC-11, which prohibits access of heavy trucks to the Project Site for heavy trucks which do not have an Engine Certification label will reduce the impacts of PM10 and the risk of cancer to less than significant but the risk associated with the emissions of PM10 during the grading and construction associated with Phase 1 of the Project will remain significant and unavoidable. There are no mitigation measures which will reduce the impacts to less than significant which would feasibly attain most of the basic objectives of the Project.

Factual Basis for the Finding:	As discussed in Section 5.3 of the Draft EIR, as modified on pages 4-2-5 of the Final EIR, in the Air Quality and Health Risk Report, Appendix D.1 to the Draft EIR, as amplified and clarified in the Supplemental Health Risk Assessment Report, Appendix D.1 to the Final EIR, and in subsection IV.C.3.a above, the grading, construction and operation associated with the Project has the potential to exceed localized significance thresholds and cancer risks for sensitive receptors near the Project Site. Controlling fugitive dust, acquiring Tier II level construction equipment, to the extent available,
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properly maintaining construction equipment, turning off construction equipment when not in use and prohibiting idling for more than five minutes, controlling traffic around the Project Site, using low volatile organic compound paints applied using either high-volume low-pressure spray equipment or by hand, encouraging construction workers to carpool, providing on-site electrical hook-ups during construction, reducing the amount of dust which will be tracked off-site, limiting off-site construction improvements to an eight hour day during daylight hours, providing bicycle parking spaces and on-site showers, preferential parking for carpools and alternatively fueled vehicles, obtaining LEED, or if not available an approved program to achieve the same level of environmental benefit, certification for the Project, prohibiting access to trucks over 10,000 pounds which do not have an Engine Certification Label and establishing a buffer area on land immediately south of future Eucalyptus Avenue through a deed restriction will ensure that the risks associated with PM2.5 and cancer will be mitigated into insignificance. Accordingly, The imposition of Mitigation Measures AQ-1 through AQ-13, as set forth on pages 5.3-38-39 and -52 of the Draft EIR, as modified on pages 4-2-6 of the Final EIR, AQ-14 through AQ-21, set forth on pages 4-6-6 of the Final EIR, GCC-5(a), GCC-5(e) and GCC-9, set forth on pages 5.16-11-13, as modified on pages 4-19-20 of the Final EIR, Mitigation measures AQ-1 through AQ-21, GCC-5(a), GCC-5(e) and GCC-9, set forth on pages 5.3-38-39 and -52 of the Draft EIR, as modified on pages 4-2-5 and -19-20 of the Final EIR, have been imposed as conditions of approval of the Project. However, as set forth in the factual basis for the finding in subsection IV.C.3.a above, there are no feasible mitigation measures which will reduce the emissions of PM10 associated with the grading and construction of Phase 1 of the Project to less than significant.

d. Significant Unavoidable Impact:	Cumulative contribution to air quality impacts
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Finding:	The development of the Project, in conjunction with related projects and that authorized by the Moreno Highlands Specific Plan, will result in significant and unavoidable cumulative impacts on VOC, NOX, CO, PM10 and PM2.5. There are no mitigation measures which will reduce the impacts to less than significant.

Factual Basis for the Finding:	As discussed on pages 6-8-10 of the Draft EIR, in the Air Quality and Health Risk Analysis Report, Appendix D.1 to the Draft EIR, Response 10-2, page 3-99 of the Final EIR and in subsections IV.C.3.a-c above, the air quality pollutants emitted during the operation of the Project, alone or in conjunction with those emitted by surrounding development, will be cumulatively significant. All feasible mitigation measures have been imposed as conditions of approval of the Project. The City will impose feasible mitigation measures on projects seeking approval within the future. However, the air quality problems that exist in the area of the Project are, in most cases, problems affecting the entirety of the South Coast air basin and, as such, are beyond the City’s control.
     4. NOISE

a. Significant Unavoidable Impact:	Cumulative adverse noise impacts

Finding:	The development of the Project, in conjunction with the development of related projects and that authorized by the Moreno Highlands Specific Plan will result in significant and unavoidable cumulative noise impacts on houses located near SR-60. There are no feasible mitigation measures which will reduce the impacts to less than significant.

Factual Basis for the Finding:	As discussed on pages 6-17-23 of the Draft EIR and in the Noise Assessment, Appendix I to the Draft EIR, the increase in noise due to the operation of the Project will be small. However, when added to that which can be expected by the use of vehicles on SR-60 from both related projects and the development of the Moreno Highlands Specific Plan area, the result will be that at least one residence east of Theodore Street and several residences located west of Redlands Boulevard will experience a noise increase of more than 3 dB with a future noise level above 65 CNEL, the City’s noise level for residential areas. There are no mitigation
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measures which will reduce the impacts to less than significant.
     5. GLOBAL CLIMATE CHANGE AND GREENHOUSE GASES

a. Significant Unavoidable Impact:	Hindrance or delay of California’s ability to meet the climate reduction targets contained in AB32 (Impact GCC-1)

Finding:	The grading and construction associated with the Project will, after the application of all feasible mitigation measures, result in approximately 6,500 metric tons of carbon dioxide equivalent (“CO2e”). The operation of the Project, after the imposition of all feasible mitigation measures, will produce approximately 81,800 metric tons of CO2e per year. In the absence of any quantitative or qualitative threshold of significance for the emissions of CO2e, it must be assumed that the amount of the emissions of CO2e, both during the grading and construction associated with the Project and the operation of the Project will, individually and cumulatively, be a significant and unavoidable impact. There are no feasible mitigation measures which will reduce the impacts to less than significant.

Factual Basis for the Finding:	As discussed in Section 5.16 and pages 6-40-41 of the Draft EIR and in the Climate Change Analysis, Appendix N to the Draft EIR, the grading and construction associated with the Project and the operation of the Project will generate substantial amounts of CO2e emissions. There is, currently, neither a quantitative nor a qualitative threshold to be used to determine whether the amount of CO2e emissions is significant. Various thresholds, ranging from no new contributions to over 40,000 metric tons per year, have been proposed. The staff of the South Coast Air Quality Management District has suggested a possible threshold of 10,000 tons of CO2e per year for industrial projects but has not suggested a numerical threshold for non-industrial projects; the District has not yet acted on the proposal. However, the California Air Resources Board and the Office of Planning and Research are considering the adoption of a threshold of significance for CO2e emissions but have not yet decided on that threshold. AB32 requires a reduction of approximately 30% in CO2e emissions over business as usual by 2020 in order to reach the levels emitted in California in 1990. Irrespective of
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when or what standards will be adopted by the California Air Resources Board all feasible measures have been implemented in this project in compliance with AB-32.

Incorporating water conservation requirements, properly maintaining construction equipment, turning off construction equipment when not in use and prohibiting construction equipment from idling for more than five minutes, controlling traffic around the Project Site, encouraging construction workers to carpool, prohibiting truck idling for more than three minutes per day per truck, providing electricity in the loading area for transportation refrigeration units, designing the Project to meet 2008 Title 24 energy efficiency requirements, using “cool roofs” and “cool paints,” installing renewable energy generation on-site to meet the Project’s Phase 1 office electricity needs, using ENERGY STAR-qualified energy efficient appliances, providing bicycle storage parking and showers for employees, installing Light Emitting Diodes in any traffic lights which are a part of the Project, providing pedestrian and bicycle connections to surrounding areas, establishing a Transportation Management Association to encourage and coordinate carpooling by occupants of the Project, providing preferential parking for carpools, vanpools and alternatively fueled vehicles, obtaining LEED certification or, if not available, a similar program to achieve the same level of environmental benefit, designing loading docks which will accommodate trucks utilizing “SmartWay Truck Efficiency” emission reduction features, and prohibiting access to trucks over 10,000 pounds which do not have an Engine Certification Label will ensure reduction in the amount of emissions of CO2e. Accordingly, Mitigation Measures AQ-1, AQ-3, AQ-4, AQ-5, AQ-7, AQ-11, AQ-12 and GCC-1 through 10, set forth on pages 5.16-9-13 of the Draft EIR, as modified on pages 4-2-6 and -18-21 of the Final EIR, and GCC-11, set forth on page 4-21 of the Final EIR, have been imposed as conditions of approval of the Project. However, there
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are no additional feasible mitigation measures which would reduce the impact to less than significant.

b. Significant Unavoidable Impact:	Impacts of climate change on the Project (Impact GCC-2)

Finding:	Potential impacts of climate change include the exacerbation of air quality problems, reduction in the quality and supply of water from the Sierra snow pack, damage to the natural environment, reduction of in-state electricity production, and an increase in wildfires, all of which could adversely affect the Project. The imposition of Mitigation Measures W-1, which requires the preparation of a planting and irrigation plan for the City’s review and approval, GCC-1 through GCC-4, which require increased energy efficiency, the use of “cool” roofs and paints, the production of energy on-site through the use of alternate, renewable energy sources and the use of energy efficient appliances and systems, and GCC-9, which requires LEED credit in a number of areas, will reduce the Project’s need for energy and water slightly but the impact of global climate change on the Project will continue to be significant and unavoidable. There are no mitigation measures which will reduce the impacts to less than significant.

Factual Basis for the Finding:	As discussed on pages 5.16-16-18 of the Draft EIR and the Climate Change Analysis, Appendix N to the Draft EIR, global climate change will affect the Project in various ways. Imposing the mitigation measures discussed in subsection IV.C.5 above will decrease the amounts of water and energy required by the Project after it is in operation but it, like all other projects in California, will be subject to the deleterious impacts of climate change.
V. PROJECT ALTERNATIVES
A. ALTERNATIVE SITES

Finding:	There exists no reasonably feasible and available alternative site for the Project which would avoid or substantially lessen the significant impacts of the Project or to allow it to feasibly attain most of the Project’s basic objectives.

Factual Basis for the Finding:	As discussed on pages 9-2-3 and -33-34 of the Draft EIR and in the letters from Darla Longo dated January 18, 2008, and October 7, 2008, Appendices O to the Draft and Final EIRs, an extensive search for
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reasonably feasible and available alternative sites was conducted. While eight potential sites were considered, six of the eight were found to be infeasible for failure to meet, at the initial threshold, one or more of Skechers’s requirements for its business and logistics models, including, but not limited to, the ability to host a 1,800,000 sf facility together with the possibility of expansion later on a site immediately adjacent to a major freeway and within the geographic service area needed. One other potential site, in San Bernardino, met the threshold and was studied for feasibility, but it was concluded after study that the site could not be built in an efficient configuration for Skechers’s operations. Therefore, no reasonably feasible and available alternative site in the Inland Empire could be found. Moreover, even if an alternative site could be found, the significant and unavoidable impacts, individually and cumulatively, on, at least, air quality and global climate change would not be reduced. Significant and unavoidable noise impacts, individually and cumulatively, are also unlikely to be reduced for any otherwise feasible site that would satisfy Skechers’s needs.
B. NO PROJECT — NO DEVELOPMENT ALTERNATIVE

Finding:	The No Project — No Development Alternative is environmentally superior to the Project but would not attain any of the objectives for the Project.

Factual Basis for the Finding:	As discussed on pages 9-3-9 and -36 of the Draft EIR, leaving the Project Site in its current condition would result in no impacts to the environment with the exception that the existing General Plan’s designation of the Project Site for development with commercial and industrial uses would not be satisfied. None of the “Project’s objectives would be met.
C. EXISTING GENERAL PLAN ALTERNATIVE

Finding:	Developing the Project Site under the existing General Plan designation and zoning would allow for the development of 1,715,000 sf of business park and 410,000 sf of community commercial uses. The impacts on the environment of development pursuant to the existing General Plan designation and zoning would be roughly comparable to those which would result from the
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development of the Project. However, it would not meet any of Skechers’s needs nor would it allow Skechers to have the logistics facility available in the very near future at any other reasonably feasible and available site. In addition, due to market conditions, development under the existing General Plan designation and zoning would not currently be feasible and therefore would delay any benefits that development of the Project Site would bring to the City, such as jobs and revenues. Likewise, it would not provide the Project applicant with an adequate rate of return on its investment because there is no market available for development of the Project Site consistent with the existing General Plan designation and zoning.

Factual Basis for the Finding:	As discussed on pages 9-9-19 and -36 of the Draft EIR and in the letter from Darla Longo dated February 12, 2008, Appendix O to the Final EIR, there is currently no market for the development of the Project Site consistent with the existing General Plan designation and zoning. The environmental impacts of development of the Project Site consistent with the existing General Plan designation and zoning are roughly comparable to those of the Project with the impacts on aesthetics, noise, public services and utilities being slightly less and those on air quality, geology and soils, hazards and hazardous materials and global climate change being slightly more. Developing the Project Site consistent with the existing General Plan designation and zoning would not allow the Project applicant to achieve its objectives because it would not be able to provide logistics facilities to Skechers, resulting in delay or denial of providing the City with new jobs and revenues from the development of the Project Site and precluding an adequate rate of return on its investment because there is simply no existing market for development of the Project Site consistent with the General Plan designation and zoning.
D. REDUCED DENSITY ALTERNATIVE

Finding:	Developing the Project Site with 1,000,000 sf of logistics use and 200,000 sf of community commercial uses would result in environmental impacts which would be slightly less than those which would result from the development of the Project. However, a reduced density alternative would not allow the Project to attain a number of its basic objectives and would not reduce any
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significant unavoidable, environmental impact of the Project to a level of insignificance or to a level capable of mitigation to a level of insignificance and is therefore not significantly environmentally superior to the Project.

Factual Basis for the Finding:	As discussed on pages 9-19-26 and -36 of the Draft EIR, the environmental impacts of the reduced project would be marginally less than, or equal to, those of the Project. In particular, impacts on Agricultural Resources, Biological Resources, Cultural Resources Hydrology and Water Quality, Mineral Resources, and Population, Housing and Employment would be the same for the Reduced Density Alternative as for the Project, except that employment opportunities would be reduced. Reductions in most other impacts would be marginal to modest. Only reductions in impacts on Air Quality would be likely to be substantial. However, no significant unavoidable impact of the Project would be reduced to or made capable of mitigation to a level of insignificance. Also, the reduced density alternative would prevent achieving some of the Project’s basic objectives. In particular, Skechers would not be provided the size and expandability required by its business objectives. Current market conditions would render the Reduced Density Alternative not reasonably feasible and therefore preclude the Project applicant from obtaining an adequate rate of return on its investment.
E. NORMAL CONSTRUCTION SCHEDULE ALTERNATIVE

Finding:	The normal construction alternative would have moderately fewer environmental impacts than the Project. However, it would not allow the Project to attain a number of its basic objectives and would not reduce any significant unavoidable environmental impact of the Project to a level of insignificance or to a level capable of mitigation to a level of insignificance and is therefore not significantly environmentally superior to the Project.

Factual Basis for the Finding:	As discussed on pages 9-27-33 and -36 of the Draft EIR, the normal construction schedule would have a moderately lesser environmental impact on aesthetics, air quality and noise during the construction phase but would otherwise be comparable to the impacts which would result from the development of the Project and make no difference in any impacts during the
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operation of the Project. However, Skechers would be delayed in consolidating its operations in a single logistics facility and the City would also be delayed in obtaining the jobs and revenues which the construction and operation of the Project will generate. Therefore, development of the Project Site with a normal construction schedule would delay achievement of most of the basic objectives of the Project and would not be significantly environmentally superior to the Project.
F. ADEQUACY OF THE RANGE OF ALTERNATIVES

Finding:	Alternatives consisting of development consistent with the existing General Plan designation and zoning, reduced density and a normal construction schedule represent a reasonable range of alternatives.

Factual Basis for the Finding:	As discussed on pages 9-2-3 and -33-34 of the Draft EIR and in the letters from Darla Longo dated January 18, 2008, and October 7, 2008, Appendices O to the Draft and Final EIRs, an extensive search for reasonably feasible and available alternative sites was conducted. While eight potential sites were considered, six of the eight were found to be infeasible for failure to meet, at the initial threshold, one or more of Skechers requirements for its business and logistics models, including, but not limited to, the ability to host a 1,800,000 sf facility together with the possibility of expansion later on a site immediately adjacent to a major freeway and within the geographic service area needed. One other potential site, in San Bernardino, met the threshold and was studied for feasibility, but it was concluded after study that the site could not be built in an efficient configuration for Skechers’s operations. Therefore, no reasonably feasible and available alternative site in the Inland Empire could be found. Moreover, even if an alternative site could be found, the significant and unavoidable impacts, individually and cumulatively, on, at least, air quality and global climate change would not be reduced. Significant and unavoidable noise impacts, individually and cumulatively, are also likely to not be
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reduced for any site truly feasible for Skechers’s objectives.

Because, there are no reasonably feasible and available alternative sites, development consistent with the existing General Plan designation and zoning, reduced density and a normal construction schedule represent a reasonable range of alternatives. The purpose of the Guidelines requirements of studying a reasonable range of alternatives would not be met by constructing additional alternatives that would not meet the basic objectives of the Project. Because Skechers needs are specific as to size, expandability, location and transport accessibility, and without alternative sites as an option, no other alternatives appear feasible which would not defeat at least one basic Project objective.
VI. LOGISTIC MODIFIED GENERAL PLAN CONCEPT
Section 8.3 of the Draft EIR discusses a modification of the Moreno Highlands Specific Plan which would substantially decrease the residential, commercial and business park/light industrial uses of the Specific Plan area and allow the development of substantial logistic facilities, a use not contemplated in the existing Specific Plan. No application for any modification of the Specific Plan has been submitted to the City and there is no guarantee that any application will be submitted. Any modification of the Specific Plan is independent of the development of the Project. Its only connection is that the Project applicant owns both the Project Site and the land which would be affected by a modification of the Specific Plan.
This information was provided solely because the project applicant, the owner of a substantial portion of the land subject to the Specific Plan, is considering the possibility of seeking an amendment of the Specific Plan so that, consistent with CEQA’s purpose of providing full information to decision makers and the public, the discussion was included in the Draft EIR.
Specifically, any such amendment to the Specific Plan would require compliance with all of the City’s approval process including, but not limited to, a development application, environmental review and new and separate Planning Commission and City Council public hearing. Nothing in the Draft or Final EIR nor in this set of Findings constitutes approval of, or any commitment to approve, any such future application.
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VII. STATEMENT OF OVERRIDING CONSIDERATIONS
As set forth in Section IV. above, most of the Project’s impacts on the environment will either be insignificant or, through the imposition of mitigation measures as conditions of approval of the Project, can be reduced to less than significant. However, as set forth in subsection VI.C. above, impacts to aesthetics, agricultural resources, air quality, noise and climate change and greenhouse gases will remain significant and unavoidable even after the imposition of all feasible mitigation measures. Further, as set forth in Section V. above, there are no feasible alternatives to the Project which would mitigate or avoid those environmental impacts. Nevertheless, as set forth below, the Council has determined that the benefits which will accrue from the development of the Project outweigh the significant and unavoidable impacts which the Project will produce.
A. AESTHETICS

Finding:	Notwithstanding the significant unavoidable impacts to aesthetics discussed in subsection IV.C.1 above, the development of otherwise unusable land, the creation of jobs by the Project, the multiplier effect which will create secondary jobs to support the Project and those who work in it, the demonstration that the City is eager to attract new business opportunities and the fact that the Project will be LEED certified or, if LEED certification is not available, a similar program to achieve the same level of environmental benefit, will also demonstrate the City’s commitment to green technology constitutes benefits which outweigh the unavoidable adverse environmental impacts to aesthetics. Each of the benefits, individually, constitutes a sufficient basis for approving the Project notwithstanding the significant and unavoidable impact on aesthetics which will result.

Factual Basis for the Finding:	As set forth in the Project Objectives on pages 3-2 and 5.12-2 of the Draft EIR the letter from Darla Longo dated February 12, 2008, Appendix O to the Final EIR, the Fiscal Impact Study dated October 23, 2008, and the Economic Impact Study dated October 24, 2008, the approval of the Project will allow the conversion of vacant, marginally productive agricultural land, into a job and revenues producing facility. It will allow Skechers to consolidate its operations from five existing buildings in Ontario into one building in the City which will, in the short run, generate approximately 600 construction jobs and over 1,050 new jobs in the City in Phase 1 operation of the project and, in the long run, the development of the Project will generate approximately 2,000 new jobs in the City associated with the Project, all of which will help
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adjust the unfavorable jobs/housing balance which currently exists. Further, the construction of Phase 1 of the Project will generate approximately 250 secondary jobs in the City while the operation of the Project will, generate approximately 530 secondary jobs in the City and over additional 1,000 secondary jobs in the County providing goods and services to the Project and to those who work on the Project Site. Once in operation, the Project will generate over $900,000 annually in net revenues to the City.
B. AGRICULTURAL RESOURCES

Finding:	Notwithstanding the significant unavoidable impacts to agricultural resources discussed in subsection IV.C.2. above, the development of otherwise unusable land, the creation of jobs by the Project, the multiplier effect which will create secondary jobs to support the Project and those who work in it, the demonstration that the City is eager to attract new business opportunities and the fact that the Project will be LEED certified or, if LEED certification is not available, a similar program to achieve the same level of environmental benefit, will also demonstrate the City’s commitment to green technology constitutes benefits which outweigh the unavoidable adverse environmental impacts to agricultural resources. Each of the benefits, individually, constitutes a sufficient basis for approving the Project notwithstanding the significant and unavoidable impact on agricultural resources which will result.

Factual Basis for the Finding:	As set forth in the Project objectives on pages 3-2 and 5.12-2 of the Draft EIR the letter from Darla Longo dated February 12, 2008, Appendix O to the Final EIR, the Fiscal Impact Study dated October 23, 2008, and the Economic Impact Study dated October 24, 2008, the approval of the Project will allow the conversion of vacant, marginally productive agricultural land, into a job and revenues producing facility. It will allow Skechers to consolidate its operations from five existing buildings in Ontario into one building in the City which will, in the short run, generate approximately 600 construction jobs and over 1,050 new jobs in the City in Phase 1 operation of the project and, in the long run, the development of the Project will generate approximately 2,000 new jobs in the City associated with the Project, all of which will help
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adjust the unfavorable jobs/housing balance which currently exists. Further, the construction of Phase 1 of the Project will generate approximately 250 secondary jobs in the City while the operation of the Project will, generate approximately 530 secondary jobs in the City and over additional 1,000 secondary jobs in the County providing goods and services to the Project and to those who work on the Project Site. Once in operation, the Project will generate over $900,000 annually in net revenues to the City.
C. AIR QUALITY

Finding:	Notwithstanding the significant unavoidable impacts to air quality discussed in subsection IV.C.3. above, the development of otherwise unusable land, the creation of jobs by the Project, the multiplier effect which will create secondary jobs to support the Project and those who work in it, the demonstration that the City is eager to attract new business opportunities and the fact that the Project will be LEED certified or, if LEED certification is not available, a similar program to achieve the same level of environmental benefit, will also demonstrate the City’s commitment to green technology constitutes benefits which outweigh the unavoidable adverse environmental impacts to air quality. Each of the benefits, individually, constitutes a sufficient basis for approving the Project notwithstanding the significant and unavoidable impact on air quality which will result.

Factual Basis for the Finding:	As set forth in the Project objectives on pages 3-2 and 5.12-2 of the Draft EIR the letter from Darla Longo dated February 12, 2008, Appendix O to the Final EIR, the Fiscal Impact Study dated October 23, 2008, and the Economic Impact Study dated October 24, 2008, the approval of the Project will allow the conversion of vacant, marginally productive agricultural land, into a job and revenues producing facility. It will allow Skechers to consolidate its operations from five existing buildings in Ontario into one building in the City which will, in the short run, generate approximately 600 construction jobs and over 1,050 new jobs in the City in Phase 1 operation of the project and, in the long run, the development of the Project will generate approximately 2,000 new jobs in the City associated with the Project, all of which will help
Resolution No. 2009-08
Exhibit A
Date Adopted; February 10, 2009

72

adjust the unfavorable jobs/housing balance which currently exists. Further, the construction of Phase 1 of the Project will generate approximately 250 secondary jobs in the City while the operation of the Project will, generate approximately 530 secondary jobs in the City and over additional 1,000 secondary jobs in the County providing goods and services to the Project and to those who work on the Project Site. Once in operation, the Project will generate over $900,000 annually in net revenues to the City.
D. NOISE

Finding:	Notwithstanding the significant unavoidable noise impacts discussed in subsection IV.C.4. above, the development of otherwise unusable land, the creation of jobs by the Project, the multiplier effect which will create secondary jobs to support the Project and those who work in it, the demonstration that the City is eager to attract new business opportunities and the fact that the Project will be LEED certified or, if LEED certification is not available, a similar program to achieve the same level of environmental benefit, will also demonstrate the City’s commitment to green technology constitutes benefits which outweigh the unavoidable adverse noise impacts. Each of the benefits, individually, constitutes a sufficient basis for approving the Project notwithstanding the significant and unavoidable impact on noise which will result.

Factual Basis for the Finding:	As set forth in the Project objectives on pages 3-2 and 5.12-2 of the Draft EIR the letter from Darla Longo dated February 12, 2008, Appendix O to the Final EIR, the Fiscal Impact Study dated October 23, 2008, and the Economic Impact Study dated October 24, 2008, the approval of the Project will allow the conversion of vacant, marginally productive agricultural land, into a job and revenues producing facility. It will allow Skechers to consolidate its operations from five existing buildings in Ontario into one building in the City which will, in the short run, generate approximately 600 construction jobs and over 1,050 new jobs in the City in Phase 1 operation of the project and, in the long run, the development of the Project will generate approximately 2,000 new jobs in the City associated with the Project, all of which will help adjust the unfavorable jobs/housing balance which
Resolution No. 2009-08
Exhibit A
Date Adopted: February 10, 2009

73

currently exists. Further, the construction of Phase 1 of the Project will generate approximately 250 secondary jobs in the City while the operation of the Project will, generate approximately 530 secondary jobs in the City and over additional 1,000 secondary jobs in the County providing goods and services to the Project and to those who work on the Project Site. Once in operation, the Project will generate over $900,000 annually in net revenues to the City.
E. CLIMATE CHANGE AND GREENHOUSE GASES

Finding:	Notwithstanding the significant unavoidable climate change and greenhouse gases impacts discussed in subsection IV.C.5. above, the development of otherwise unusable land, the creation of jobs by the Project, the multiplier effect which will create secondary jobs to support the-Project and those who work in it, the demonstration that the City is eager to attract new business opportunities and the fact that the Project will be LEED certified or, if LEED certification is not available, a similar program to achieve the same level of environmental benefit, will also demonstrate the City’s commitment to green technology constitutes benefits which outweigh the unavoidable adverse impact on global climate change. Each of the benefits, individually, constitutes a sufficient basis for approving the Project notwithstanding the significant and unavoidable impact on climate change and greenhouse gases which will result.

Factual Basis for the Finding:	As set forth in the Project objectives on pages 3-2 and 5.12-2 of the Draft EIR the letter from Darla Longo dated February 12, 2008, Appendix O to the Final EIR, the Fiscal Impact Study dated October 23, 2008, and the Economic Impact Study dated October 24, 2008, the approval of the Project will allow the conversion of vacant, marginally productive agricultural land, into a job and revenues producing facility. It will allow Skechers to consolidate its operations from five existing buildings in Ontario into one building in the City which will, in the short run, generate approximately 600 construction jobs and over 1,050 new jobs in the City in Phase 1 operation of the project and, in the long run, the development of the Project will generate approximately 2,000 new jobs in the City associated with the Project, all of which will help adjust the unfavorable jobs/housing balance which
Resolution No. 2009-08
Exhibit A
Date Adopted: February 10, 2009

74

currently exists. Further, the construction of Phase 1 of the Project will generate approximately 250 secondary jobs in the City while the operation of the Project will, generate approximately 530 secondary jobs in the City and over additional 1,000 secondary jobs in the County providing goods and services to the Project and to those who work on the Project Site. Once in operation, the Project will generate over $900,000 annually in net revenues to the City.
Resolution No. 2009-08
Exhibit A
Date Adopted: February 10, 2009

75

Mitigation Monitoring Program
Highland Fairview Corporate Park Project
State Clearinghouse No. 2007101132
Prepared for:
City of Moreno Valley
Community Development Department
14177 Frederick Street
Moreno Valley, CA 92552
Prepared by:
Michael Brandman Associates
220 Commerce, Suite 200
Irvine, CA 92602
714.508.4100
December 23, 2008
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

76

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008
INTRODUCTION
CEQA Requirements
The California Environmental Quality Act (CEQA) requires that when a public agency completes an environmental document that includes measures to mitigate or avoid significant environmental effects, the public agency must adopt a Mitigation Monitoring Program (MMP) for the changes to the project that it has adopted or made a condition of project approval in order to mitigate or avoid significant effects on the environment. The appropriate reporting or monitoring plan must be designed to ensure compliance during project implementation (Public Resources Code Section 21081.6).
The Planning Division would coordinate the project monitoring of the mitigation measures with each applicable department or division, while various City departments/divisions would be responsible for monitoring and verifying compliance of specific mitigation measures. (See Mitigation Monitoring and Reporting Summary Chart beginning on page 5.) The City of Moreno Valley Public Works Department (City) would coordinate monitoring of the implementation of all mitigation measures for the project Monitoring will include: 1) verification that each mitigation measure has been implemented; 2) recordation of the actions taken to implement each mitigation measure; and 3) retention of records in the project file.
Program Objectives
The objectives of the MMP for the Proposed Project include the following:
•	To provide assurance and documentation that mitigation measures are implemented as planned;

•	To collect analytical data to assist City administration in its determination of the effectiveness of the adopted mitigation measures;

•	To report periodically regarding project compliance with mitigation measures, performance standards and/or other conditions; and

•	To make available to the public, upon request, the City record of compliance with project mitigation measures.
Overview of the Project
The project site and relevant off-site areas encompass a total of approximately 265.3 acres, development of the site includes approximately 2,420,000 square feet devoted to light industrial logistics uses, and 200,000 square feet of commercial uses. The proposed project includes a Tentative Parcel Map (TPM), a Change of Zone (CZ), a Plot Plan (PP), and a General Plan Amendment (GPA). The Parcel Map would create parcels for two logistics buildings, two commercial projects, and future SR-60 right-of-way. The parcel map would also establish the dedications for required improvements. The Change of Zone would change 6.7 acres of Community Commercial to Light Industrial. The Plot Plan would provide the site plan for the logistics building. The GPA widens the commercial area on the west, reduces the commercial area on the east, and
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

77

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008
eliminates a segment of a proposed trail alignment that was contingent upon its feasibility and replaces it with a connection to a planned trail to the east.
Organization of the Mitigation Monitoring Program
The following describes the various sections of the MMP:
•	Introduction — Provides an overview of CEQA’s monitoring and reporting requirements, program objectives, the project for which the program has been prepared, and the manner in which the mitigation monitoring program has been organized.

•	MMP — Describes the City entities responsible for implementation of the mitigation monitoring plan, the plan scope, procedures for monitoring and reporting, public availability of documents, the process for making changes to the program, types of mitigation measures, and the manner in which monitoring will be coordinated to ensure implementation of mitigation measures.

•	Mitigation Monitoring and Reporting Summary — Outlines the impacts and mitigation measures, responsible entities, and the timing for monitoring and reporting for each mitigation measure included in the plan.
DESCRIPTION OF PLAN
Mitigation Monitoring Procedures
This MMP delegates responsibilities for monitoring the project, and allows responsible City entities flexibility and discretion in determining how best to monitor implementation. Monitoring procedures will vary according to the type of mitigation measure. The timing for monitoring and reporting is described in the monitoring and reporting summary table included as part of this program. Adequate monitoring consists of demonstrating that monitoring procedures took place and that mitigation measures were implemented.
In order to enhance the effectiveness of the monitoring program, the City will utilize existing systems where appropriate. For instance, with any major construction project, the administration generally has at least one inspector assigned to monitor project construction. These inspectors are familiar with a broad range of regulatory issues and will provide first line oversight for much of the monitoring program.
Responsibilities of City include identification of typical mitigation measure-related issues such as noisy equipment, dust, safety problems, etc. Any problems are generally corrected through directions to the contractors, or through other appropriate, established mechanisms. Internal reporting procedures are already in place to document any problems and to address broader implementation issues.
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

78

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008
Reporting Procedures
The City would be responsible for monitoring and implementing the mitigation measures included in this monitoring plan.
Reporting consists of establishing a record that a mitigation measure is being implemented, and generally involves the following steps:
•	The City distributes reporting forms to the appropriate City Department (as indicated on the Mitigation Monitoring and Reporting forms) or employs the office’s existing reporting process for verification of compliance.

•	Responsible entities verify compliance by signing the monitoring and reporting form and/or documenting compliance using their own internal procedures when monitoring is triggered.

•	Responsible entities provide the City with verification that monitoring has been conducted and ensure, as applicable, that mitigation measures have been implemented.
The reporting forms prepared by the City would document the implementation status of mitigation measures of the project. The progress reports describe the monitoring status of all project mitigation measures. Project reporting forms and periodic status reports will be available at the City.
The City would also be responsible for assisting their contractor with reporting responsibilities to ensure that they understand their charge and complete their reporting procedures accurately and on schedule.
Public Availability
All monitoring reporting forms, summaries, data sheets, and correction instructions related to the Mitigation Monitoring Program for Highland Fairview Corporate Park would be available for public review upon request at the City of Moreno Valley Department of Public Works offices during normal business hours.
Program Changes
If minor changes are required to the MMP, they would be made in accordance with CEQA and would be permitted after further review by the City. Such changes could include reassignment of monitoring and reporting responsibilities and/or redesign to make any appropriate improvements. No change would be permitted unless the Mitigation Monitoring Program continues to satisfy the requirements of Public Resources Code Section 21081.6.
Types of Mitigation Measures Being Monitored
The Final Environmental Impact Report for the Highland Fairview Corporate Park Project is a “project specific” and “cumulative” evaluation as defined in the CEQA Guidelines.
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

79

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008
The Final Environmental Impact Report recommends 63 project specific and cumulative mitigation measures to reduce impacts related to aesthetics, air quality, biological resources, cultural resources, geology and soils, hazards and hazardous materials, land use and planning, noise, transportation and traffic, utilities and service systems, and global climate change and greenhouse gases. Compliance with these mitigation measures will be accomplished through administrative controls over project planning and implementation, in this case, through incorporation of specific construction methods, and verification of construction in accordance with these special provisions. Monitoring would be accomplished as described previously under “Reporting Procedures” through verification and certification by personnel.
In general, implementation of the MMP will require the following actions:
•	Appropriate mitigation measures would be included in construction documents.

•	Departments with reporting responsibilities would review the Final Environmental Impact Report, which provides general background information on the reasons for including specified mitigation measures.

•	Problems or exceptions to compliance would be addressed by the City as appropriate.

•	Periodic meetings may be held during project implementation to report on compliance with mitigation measures.
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

80

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008
Mitigation Monitoring and Reporting Summary

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
Aesthetics

MM A-1. During project construction, the construction site manager or supervisor shall ensure that construction lighting shall be limited to lighting within the work area and light trespass shall be avoided though directional lighting, shielding, and other similar control measures.
	Construction Supervisor	City of Moreno Valley Planning Division	During Construction

MM A-2. Enhanced architectural and landscaping treatment shall be utilized along the building frontage with State Route (SR) 60 to minimize or soften views of long expanses of the upper elevations of buildings. Examples of alternative treatment measures may include, but not be limited to the following:

	Applicant	City of Moreno Valley, Planning Division	Plot Plan Review/Approval
• Use of color; or
• Texture variation; or
• Roof line variation.

Air Quality

Construction

MM AQ-1. Prior to construction of the project, the project applicant shall comply with SCAQMD Rule 403 by providing a Fugitive Dust Control Plan that describes the application of best management practices to control fugitive dust during construction. Best management practices shall include:

•     Application of water on disturbed soils a minimum of three times per day;
	Applicant	City of Moreno Valley Public Works, Land Development Division, and the South Coast Air Quality Management District	Prior to Issuance of Grading Permit
• Covering haul vehicles;
• Replanting disturbed areas as soon as practical;
• Restricting vehicle speeds on unpaved roads to 15 mph;
• Suspension of all grading activities during high wind
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

81

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
speeds in excess of 25 mph.
• A Large Operation notification shall be submitted to the SCAQMD prior to construction.
• Project applicant to designate a to designate a person(s) to monitor the dust control program and to order increased watering, as necessary.
• Post a sign with the telephone number and person to contact regarding dust complaints. The person shall take corrective action within 24 hours.
•     Complete all roadways, driveways, sidewalks, etc. as soon as possible; building pads should be developed as soon as possible after grading unless seeding, polymer, water, landscaping, soil binders, or similar means are applied within five working days after grading completion to minimize fugitive dust.

• Street sweeping shall be accomplished as needed to remove soil transport to adjacent areas; sweeping shall require use of equipment certified under SCAQMD Rule 1186.1.

MM AQ-2. The project applicant shall meet CARB standards by assuring use of lowest emission construction equipment reasonably available for use on this project. The construction fleet average shall meet or exceed Tier II level and the applicant shall provide incentives in the bidding process in selecting construction contractors that propose the lowest- emission construction equipment(i.e., high pressure injectors; smaller engine sizes; electric equipment; gasoline powered equipment with catalytic converters; and alternatively fueled construction equipment).

The applicant shall also provide incentives in the bidding process in selecting grading and construction contractors that propose the use of equipment using Level III diesel particulate filters.
	Applicant, Construction Supervisor	City of Moreno Valley, Public Works, Land Development Division	Prior to Construction During Onsite/Offsite Construction (Provide evidence that this has been certified at occupancy)
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

82

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
MM AQ-3. During project construction, construction equipment shall be properly maintained in accordance with manufacturer’s specifications; maintenance shall include proper tuning and timing of engines. During maintenance, precautions shall be taken to ensure that fuel is not leaked onto the ground. Equipment maintenance records and equipment design specification data sheets shall be kept onsite during construction and subject to inspection by the SCAQMD.
	Construction Supervisor	City of Moreno Valley Planning Division, Public Works. Land Development Division, and the South Coast Air Quality Management District	Onsite/Offsite Construction

MM AQ-4. During project construction, the project applicant shall require all contractors to turn off all construction equipment and delivery vehicles when not in use or prohibit idling in excess of five (5) minutes.
	Construction Supervisor	City of Moreno Valley, Building and Safety Division	Onsite/Offsite Construction

MM AQ-5. Prior to issuance of a grading permit, the project applicant shall provide a traffic control plan to the City of Moreno Valley that will describe in detail safe detours around the project construction site with temporary traffic control (e.g., flag person) during construction-related truck hauling activities, as required by the City. Construction activities that affect traffic flow on the arterial system shall be minimized by scheduling such activities to off-peak hours. Construction truck travel shall be routed to minimize travel on congested streets and near to sensitive receptor areas. Construction traffic shall gain access to the project site via Theodore Street and Eucalyptus Avenue to the greatest extent possible to minimize traffic and dust along Redlands Boulevard. The traffic control plan is primarily intended as a safety measure but also can minimize traffic congestion and delays that increase idling and acceleration emissions. The traffic control plan shall be prepared in accordance with U.S. Department of Transportation Federal Highways Administration Rule on Work Zone Safety 23 CFR 630 Subpart J, Developing and Implementing
	Applicant	City of Moreno Valley, Transportation Engineering Division	Prior to issuance of a grading permit
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

83

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
Traffic Management Plans for Work Zones.

MM AQ-6. All paints shall be low VOC paints and applied using either high volume low-pressure (HVLP) spray equipment or by hand application. For a list of low VOC paints, refer to the website www.aqmd.gov/prdas/brochures/paintguide.html.
	Applicant, Construction Supervisor	City of Moreno Valley, Building and Safety Division	Construction

MM AQ-7A. Construction Phases. Prior to the issuance of grading permits, the developer shall provide documentation to the City of Moreno Valley indicating that construction workers will be encouraged to carpool to the greatest extent practical, including providing information on park and ride programs available to workers. The project shall also provide for lunch services onsite during construction to minimize the need for offsite vehicle trips. Workers shall be informed in writing and a letter placed on file at the City of Moreno Valley documenting the efforts to encourage carpooling.
	Applicant	City of Moreno Valley, Planning Division,	Prior to issuance of grading permits Construction

MM AQ-7B. Occupancy. Prior to the issuance of occupancy permits, the project applicant shall provide documentation to the City of Moreno Valley indicating that tenant workers will be encouraged to carpool to the greatest extent practical including providing information on park and ride programs available to employees. Employees shall be informed in writing and a letter placed on file at the City of Moreno Valley documenting the efforts to encourage carpooling.
	Applicant	City of Moreno Valley, Planning Division	Prior to issuance of Certificate of Occupancy

MM AQ-8. During project construction, onsite electrical hook-ups shall be provided for electric construction tools including saws, drills and compressors, to minimize the need for diesel powered electric generators.
	Applicant, Construction Supervisor	City of Moreno Valley, Building and Safety Division	Construction
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

84

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
MM AQ-9. During construction, rumble or bumper scrips or similar best management practices shall be provided where vehicles enter and exit the construction site onto paved roads, or wash off trucks or any equipment leaving the site with each trip.
	Applicant, Construction Supervision	City of Moreno Valley, Public Works Land Development Division	Construction

MM-AQ-10. Offsite construction improvements shall be limited to an 8-hour day during daylight hours.	Construction Supervisor	City of Moreno Valley Public Works Land Development Division	Offsite Construction

Operations

MM AQ-11. All project entrances shall be posted with signs which state:

a)     Diesel trucks servicing the project shall not idle for more than 3 minutes; and

b)     Telephone numbers of the building facilities manager and the California Air Resources Board to report violations.
	Applicant, Tenants	City of Moreno Valley, Planning Division and Building and Safety Division	Prior to issuance of occupancy permits/Operation

MM AQ-12. Electricity shall be provided in the loading dock areas for transportation refrigeration units visiting the site, if any.	Applicant, Tenants	City of Moreno Valley, Planning Division and Building and Safety Division	Prior to Issuance of Certificate of Occupancy/ Operation
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

85

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
MM AQ-13. A deed restricted area to the south of the project property line, precluding the establishment of sensitive receptors, is required. The documents necessary to execute the deed restriction shall be submitted to the City of Moreno Valley prior to the issuance of a building permit. Prior to the issuance of a Certificate of Occupancy, the area depicted on Exhibit 5.3-1 ‘Proposed Buffer Area’ from the southern property line of the project between Redlands Boulevard and Theodore Street shall be deed-restricted in a manner acceptable to the City of Moreno Valley to preclude the establishment of sensitive receptors including residences, hospitals, convalescent homes, day-care centers, and schools within this area.
	Applicant	City of Moreno Valley, Planning Division	Submittal of Deed Restriction Documents Prior to Issuance of Building Permits Execution of Deed Restrictions. Prior to Issuance of Certificate of Occupancy

MM AQ-14. Electrical hookups shall be provided for transport refrigeration units within the Commercial component (Phases II and III) to eliminate the need for idling of diesel-powered transport refrigeration units.
	Applicant, Tenants	City of Moreno Valley, Planning Division and Building and Safety Division	Plot Plan Approval/Prior to Occupancy Permits

MM AQ-15. The project applicant shall include in all new lease documents the requirement that the tenants shall utilize only trucks using refrigeration units capable of utilizing electrical hook-ups for deliveries to the tenant.
	Applicant	City of Moreno Valley, Planning Division	Operation (Written Documentation shall be provided)

MM AQ-16. The project applicant shall encourage its tenants to do the following: have a compressed workweek schedule for its employees; include electric powered and/or compressed natural gas fueled trucks and/or vehicles in fleets; require or provide incentives to use California Air Resources Board certified particulate filters that meet level III requirements; use “clean” trucks, such as 2007 or newer model year or 2010 compliant; use electric yard trucks; use trucks with a SmartWay 1.25 rating; and electrify auxiliary power units. The applicant shall provide documentation of its efforts to the satisfaction of the City.
	Applicant, Tenants	City of Moreno Valley, Planning Division	Operation
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

86

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
MM AQ-17. The project shall be designed such that the check-in point for trucks is inside the facility property to ensure that there are no trucks queuing outside the facility.	Applicant	City of Moreno Valley, Planning Division, and Transportation Engineering Division	Plot Plan Review/ Approval

MM AQ-18. Food services shall be provided onsite.	Applicant, Tenants	City of Moreno Valley, Planning Division	Onsite Construction, Operation

MM AQ-19. Prior to the Issuance of Occupancy Permits, written evidence shall be provided to the Planning and Transportation Engineering Divisions that the project applicant shall include in all new lease documents the requirement that the tenant shall provide employees with incentives for carpooling or impose a parking fee.
	Applicant, Tenant	City of Moreno Valley, Planning Division and Transportation Engineering Division	Written Evidence of Compliance Shall Be Provided at Occupancy/Operation

MM AQ-20. The property owners association shall maximize use of electrical equipment for landscape maintenance.	Applicant, Tenants	City of Moreno Valley, Planning Division	Operation

MM AQ-21. Prior to the issuance of a certificate of occupancy for Phase 3, traffic signals, including interconnect hardware installed, or paid for, in whole or in part, by the project applicant shall be synchronized by the applicant, to the satisfaction of the City Engineer.
	City of Moreno Valley	City of Moreno Valley, Transportation Engineering Division	Prior to Certificate of Occupancy For Phase III.
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

87

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
Biological Resources

MM BR-1. To avoid impacts to nesting birds covered under the MBTA, vegetation removal activities involving established perennial vegetation located in the urban/developed plant community shall be avoided during avian nesting season (February 15 through August 31). If the nesting season cannot be avoided, a nesting bird survey shall be provided no more than thirty (30) days prior to vegetation removal activities. If no active nests are observed, construction activity may proceed with no further monitoring. If active nests are observed, a biological monitor shall be present during any construction activity within the vicinity of the nest. Construction activity may encroach within the vicinity of the nesting birds at the discretion of the biological monitor. Construction activity may proceed once the nestlings have fledged the nest.
	Applicant, Consulting Biologist	City of Moreno Valley Planning Division	Prior to Issuance of Grading Permits

MM BR-2. Prior to issuance of a grading permit, the applicant shall pay the mandatory mitigation fee for the SKRHCP. The mitigation fee is a per/acre fee based on the entire property footprint and is used to purchase land that contains occupied Stephens’ kangaroo rat habitat for the purpose of conserving a large core population.
	Applicant	City of Moreno Valley Planning Division	Prior to Issuance of a Grading Permit
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

88

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of				Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Finish Date	Date	Monitor
MM BR-3. A pre-construction clearance survey for burrowing owl shall be provided. The pre-construction survey shall be conducted by a qualified biologist no more than thirty (30) days prior to any grading or ground disturbing activities.

If construction is to be initiated during the breeding season (February 1 through August 31) and burrowing owl is determined to occupy any portion of the study area during the 30-day pre-construction survey, consultation with the CDFG and USFWS shall take place and no construction activity shall take place within 500 feet of an active nest/burrow until it has been determined that the nest/burrow is no longer active, and all juveniles have fledged the nest/burrow. No disturbance to active burrows shall occur without appropriate permitting through the MBTA and/or CDFG.

If active burrowing owl burrows are detected outside the breeding season (September through January), or within the breeding season but owls are not nesting or in the process of nesting, passive relocation may be conducted following consultation with the CDFG and USFWS. Construction activity may occur within 500 feet of the active nests at the discretion of the biological monitor.
	Applicant, Consulting Biologist	City of Moreno Valley Planning Division	Prior to Issuance of Grading Permits

MM BR-4. Prior to issuance of a building permit, the applicant shall pay the mandatory mitigation fee for the MSHCP. The mitigation fee is a per unit fee based on the residential development and a per square feet fee based on commercial or industrial development. This will satisfy mitigation required for Impact 5.4-5 and 5.4-6.
	Applicant	City of Moreno Valley Planning Division	Prior to the Issuance of a Building Permit
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

89

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of				Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Finish Date	Date	Monitor
Cultural Resources

MMCR-1. Prior to the issuance of a grading permit, a City-approved Project Archaeologist shall be retained to initiate and supervise cultural resource mitigation- monitoring during project-related earthmoving in all areas of the project, subject to certain constraints found in MM CR-2.
	Applicant, Construction Supervisor, Consulting Archaeologist	City of Moreno Valley, Planning Division	Prior to Issuance of a Grading Permit (Provide document for review prior to issuance of a Grading Permit)

MM CR-2. Project-related archaeological monitoring shall include the following constraints:	Applicant, Consulting Archaeologist, Construction Supervisor	City of Moreno Valley Planning Division	During Grading

1. All construction-related earthmoving shall be monitored to a depth of ten (10) feet below grade by the Project Archaeologist or his/her designated representative;

2.   Once 50 percent of the earth to be moved has been examined by the Project Archaeologist, the Project Archaeologist may, at his or her discretion, terminate monitoring if and only if no buried cultural resources have been detected;

3.   If buried cultural resources are detected during monitoring, monitoring must continue until 100 percent of virgin earth within the study area has been disturbed and inspected by the Project Archaeologist or his/her designated representative.

4.   Grading shall cease in the area of a cultural artifact or potential cultural artifact as delineated by the Project Archaeologist or his/her designated representative. Grading should continue in other areas of the site while particular find are investigated; and

5. If cultural artifacts are uncovered during grading, they shall be examined by a professional archaeologist subject to MM CR-3, and decisions shall be made as to mitigation, treatment and/or
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

90

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of				Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Finish Date	Date	Monitor
disposition in consultation with the culturally affiliated Tribe(s), as determined by the City. A mitigation-monitoring report must accompany the artifacts.

MM CR-3. Should buried prehistoric cultural resources be encountered during monitoring, the resources shall be evaluated for significance in consultation with the culturally affiliated Tribe(s), as determined by the City, following CEQA Guidelines prior to continuance of grading in the area.
	Applicant, Construction Supervisor, Consulting Archaeologist	City of Moreno Valley Planning Division	During Grading

MMCR-4. The City of Moreno Valley shall designate culturally affiliated Tribe(s) to monitor the project. Qualified representatives of the Tribal Group(s) shall be granted access to the project site to monitor all activities monitored by the Project Archaeologist.
	City of Moreno Valley, Construction Supervisor	City of Moreno Valley Planning Division	Prior to Issuance of Grading Permits

MM CR-5. Prior to the issuance of a grading permit, a City-approved Project Paleontologist shall be retained to initiate and supervise paleontological mitigation-monitoring in all areas of the project, subject to certain constraints found below:
	Applicant, Construction Supervisor, Consulting Paleontologist	City of Moreno Valley Planning Division, and Land Development Division of the Public Works Department	Prior to Issuance of Grading Permits, During Grading

1.    Once excavations reach ten (10) feet in depth, monitoring of excavation in areas identified as likely to contain paleontologic resources by a qualified paleontologic monitor or his/her representative must take place.

2.    Paleontological monitors shall be equipped to salvage fossils as they are unearthed to avoid construction delays and to remove samples of sediments that are likely to contain the remains of small fossil invertebrates and vertebrates.

3. Monitors shall be empowered to temporarily halt or divert equipment to allow removal of abundant or large specimens, and,

4. Monitoring may be reduced if the potentially
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

91

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
      fossiliferous units described herein are not present, or, if present, are determined upon exposure and examination by qualified paleontologic personnel to have low potential to contain fossil resources.

MM CR-6. Although considered unlikely, there is always the possibility that ground-disturbing activities may uncover previously unknown human remains. Should this occur, Section 7050.5 of the California Health and Safety Code applies, and the following procedures shall be followed.
	Applicant/Construction Supervisor	City of Moreno Valley, Planning Division	During Grading

In the event of an accidental discovery or recognition of any human remains, California Health & Safety Code 7050.5 and California Public Resource Code (PRC) Section 5097.98 must be followed. In this instance, once project-related earthmoving begins and if there is accidental discovery or recognition of any human remains, the following steps shall be taken:

1 .    There shall be no further excavation or disturbance of the site or any nearby area reasonably suspected to overlie adjacent human remains until a determination as to disposition and treatment is made. The Riverside County Coroner shall be contacted to determine if the remains are Native American and if an investigation of the cause of death is required. If the coroner determines the remains to be Native American, the coroner shall contact the NAHC within 24 hours to allow the NAHC to identify the person or persons it believes to be the “most likely descendant” (MLD) of the deceased Native American. The MLD may make recommendations and enter into consultation with the landowner, for means of treating or disposing of, with appropriate dignity, the human remains and any associated grave goods as provided in PRC Section 5097.98.

Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

92

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
Geology and Soils

The project will be subject to the City’s Grading Ordinance and all applicable California Building Codes.

MM GEO-1. During excavation and grading activities a qualified engineering geologist shall observe the in-grading excavation to confirm the absence of any fault features within the building site. If any currently unknown fault features are observed, such features shall be evaluated by the geologist and, if determined necessary, remediation measures or other measures as appropriate shall be implemented to address such features in accordance with applicable City and State requirements. The geologist’s record of observations shall be summarized in a final report to be submitted to the City at the conclusion of excavation/grading activities.
	Applicant, Consulting Geologist	City of Moreno Valley, Planning Division, Building and Safety Division, and Public Works Land Development Division	Onsite Construction During Grading

Hazards and Hazardous Materials

MM HH-1. The fire protection system shall be designed per National Fire Protection Agency (NFPA) 13 to provide an Early Suppression Fast Response (ESFR) sprinkler system protection. Temperature rating of sprinkler heads to be per the Fire Department’s requirements.
	Applicant, Tenant	City of Moreno Valley Fire Department, Building and Safety Division	Plan Check Review/Approval

MM HH-2. A complete on-site fire protection underground system shall be provided per NFPA 24 and specific requirements of the local authorities. This system shall include hydrants, sectional valves, backflow prevention, and Fire Department connections.
	Applicant, Tenant	City of Moreno Valley Fire Department, Building and Safety Division	Plan Check Review/Approval
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

93

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
MM HH-3. Riser assemblies shall include mechanical alarm valves. System control valves shall either be riser mounted with wall post extensions or exterior post indicator valves as required by the local authority. All required devices for central station alarm system interface shall be provided.
	Applicant, Tenant	City of Moreno Valley Fire Department, Building and Safety Division	Plan Check Review/Approval

MM HH-4. System design, material, and installation shall comply with NFPA 13 and the other previous NFPA standards. It shall also comply with CBC and UFC standards. Approvals will also be obtained from the owner’s insurance authority.
	Applicant, Tenant	City of Moreno Valley Fire Department, Building and Safety Division	Plan Check Review/Approval

Land Use and Planning

MM LU-1. A deed restricted area to the south of the project property line, precluding the establishment of sensitive receptors, is required. The documents necessary to execute the deed restriction shall be submitted to the City of Moreno Valley prior to the issuance of a building permit. Prior to the issuance of a Certificate of Occupancy, the area depicted on Exhibit 5.3-1 ‘Proposed Buffer Area’ from the southern property line of the project between Redlands Boulevard and Theodore Street shall be deed-restricted in a manner acceptable to the City of Moreno Valley to preclude the establishment of sensitive receptors including residences, hospitals, convalescent homes, day-care centers, and schools within this area. (MM AQ-13)
	Applicant	City of Moreno Valley Planning Division	Submittal of Deed Restriction Documents Prior to Issuance of Building Permits Execution of Deed Restrictions Prior to Issuance of Certificate of Occupancy
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

94

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
Noise

Temporary Impacts Due to Construction Noise

MM N-1. No Construction Vehicles on Redlands Boulevard south of Future Eucalyptus Avenue, Other than construction vehicles necessary for identified offsite improvements within Redlands Boulevard, no construction vehicles shall be allowed in the vicinity of any residences on Redlands Boulevard south of existing Fir/future Eucalyptus Avenue. The prohibition for construction traffic shall apply to all phases of the proposed project.
	Applicant, Construction Supervisor	City of Moreno Valley, Public Works, Land Development Division	Construction

MM N-2. No Nighttime Grading within 1,200 Feet of Residences south of Future Eucalyptus Avenue. City grading hours are from 7 a.m. to 6 p.m., Monday through Friday. No grading activities shall occur at night (8 p.m. to 7 a.m.) within 1,200 feet from any noise-sensitive land uses (i.e. occupied residences including yard areas, schools, etc.) located south of SR-60 (Exhibit 5.11-6 shows the current location of occupied residences). Prior to the issuance of a grading permit, the project applicant shall submit a Noise Reduction Compliance Plan (NRCP) to the City as part of the grading permit submittal showing the limits of nighttime construction based on the location of occupied residential dwellings and their associated parcels, and other noise sensitive uses. The limits of nighttime grading shall be shown on the NRCP and grading plan submitted to the City.

The limits of construction allowed at night shall be staked or posted on site, and contractors will be provided with a copy of the plan showing the limits of nighttime construction.

In the event any new residential units or other noise sensitive land uses are built and occupied in the
	Applicant, Construction Supervisor	City of Moreno Valley, Planning Division and Public Works Land Development Division	Prior to Issuance of a Grading Permit, Pre-Construction and During Construction
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

95

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
vicinity of the project site prior to completion of Phase 1 construction, nighttime construction and grading activities shall be prohibited within 1,200 feet of such residences. Compliance shall be demonstrated through a modification of the NRCP.

With the implementation of this mitigation measure, the loudest noise level that would be experienced at any developed residential parcel would be less than 55 dBA (Leq) during the nighttime, and this level would be consistent with the limits established in the City’s Noise Ordinance. Compliance with these standards during Phase 1 construction of the project should be assured through the Noise Reduction Compliance Plan (NRCP) and periodic monitoring of noise levels at developed residential parcels within 1,200 feet of the project site.

Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

96

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
MM N-3. Daytime Construction Noise. City grading hours are from 7 a.m. to 6 p.m., Monday through Friday. If project site grading activities must occur within 560 feet of noise-sensitive land uses during the daytime (7 a.m. to 8 p.m.), then temporary sound barriers of sufficient height and density to reduce daytime noise levels to 60 dBA (Leq) or less shall be placed between the grading activities and the noise-sensitive land uses. Prior to the issuance of a grading permit, the developer shall submit a NRCP to the City as part of the grading permit submittal showing the limits of daytime construction based on the 560 foot setback in relation to the location of occupied residential dwellings and their associated parcels and other noises sensitive uses.

In the event any new residential units or other noise sensitive land uses are built and occupied in the vicinity of the project site prior to completion of Phase 1 construction, the NRCP shall be modified to show a the revised new 560 foot setback for day time construction and grading activities in relation to the new residences.

With the implementation of this mitigation measure the loudest noise level that would be experienced at any developed residential parcel would be less than 60 dBA (Leq) during the daytime, and these levels would be consistent with the limits established in the City’s Noise Ordinance. Compliance with these standards during Phase 1 construction of the project should be assured through the NRCP and periodic monitoring of noise levels at developed residential parcels within 560 feet of the project site. This mitigation measure does not apply to off-site construction.
	Applicant, Construction Supervisor	City of Moreno Valley, Planning Division and Public Works Land Development Division	Prior to Issuance of a Grading Permit, Pre-Construction and Construction
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

97

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
MM N-4. Require Equipment Maintenance. All construction equipment shall be maintained in good working order and fitted with the appropriate silencers, mufflers or acoustic covers where applicable.	Applicant, Construction Supervisor	City of Moreno Valley, Planning Division, Building and Safety Division	During Construction

MM N-5. Locate Material Stockpiles 1,200 Feet from Residences south of the Freeway. Material stockpiles shall be located at least 1,200 feet from residences south of future Eucalyptus Avenue along Theodore Street and Redlands Boulevard. Remotely locating the stockpiles reduces the noise at the residences from equipment traveling to and from the stockpiles and the noise that is sometimes associated with bandling of material.
	Applicant, Construction Supervisor	City of Moreno Valley, Public Works, Land Development Division, and the Building and Safety Division	Pre-Construction and Construction

Transportation and Traffic

MM TT-1. Prior to issuance of Certificate of Occupancy for Phase 1. turn lanes shall be improved along Theodore Street at SR-60 and at Eucalyptus Avenue: In addition, minor pavement shall be added to the Eastbound and West bound State Route 60 Freeway ramp intersections with Theodore Street to accommodate truck turning movements. These proposed improvements should enhance safety and improve mobility between the freeway and Eucalyptus Avenue.
	Applicant	City of Moreno Valley, Public Works, Transportation Engineering Division	Prior to Issuance of Certificate of Occupancy for Phase 1

MM TT-2. Concurrent with the submittal of the plot plan for Phase 3 of the proposed project, the project applicant shall submit a supplemental traffic study assessing the project’s contribution to the traffic impacts at the Redlands Boulevard intersection with SR-60 ramps, as well as Theodore Street at SR-60. Approval of the supplemental traffic study must occur prior to the approval of entitlements for the Phase 3 Plot Plan. The project applicant shall contribute to the costs of the interim intersection improvements required to provide adequate capacity for all phases of the
	Applicant	City of Moreno Valley, Public Works, Transportation Engineering Division	Phase 3 Plot Plan Review, Prior to Issuance of Building Permits for Phase 3
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

98

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
project. Said contribution shall be on a fair-share basis considering the buildout of adjacent areas. Payment of such costs shall be provided prior to the issuance of a building permit for Phase 3. If the timing of Phase 3 of the project precedes the planned interim improvements, the project shall be required to construct interim improvements needed to provide-adequate capacity to serve the project.

MM TT-3. The project applicant shall construct the easterly leg of the intersection located at Redlands Boulevard and Eucalyptus Avenue at the ultimate design required to provide adequate capacity for all phases of the project and buildout of the adjacent areas. The design tentatively consists of a dedicated westbound left turn lane, two westbound through lanes and a dedicated westbound right turn lane. Final geometrics shall be determined after receiving the supplemental traffic study identified in MM TT 2. Construction of required improvements shall be completed prior to the issuance of occupancy permits for Phase 3 of the project.
	Applicant	City of Moreno Valley, Public Works, Transportation Engineering Division	Phase 3, Prior to Issuance of Occupancy Permits

MM TT(C)-1. Prior to issuance of certificate of occupancy for Phase 1 of the project, turn lanes shall be provided along Theodore Street at SR-60 and at Eucalyptus Avenue. In addition, minor pavement shall be added to the Eastbound and West bound State Route 60 Freeway ramp intersections with Theodore Street to accommodate truck turning movements These proposed improvements should enhance safety and improve mobility between the freeway and Eucalyptus Avenue.
	Applicant, City of Moreno Valley	City of Moreno Valley, Public Works, Transportation Engineering Division, Riverside County Transportation Department	Prior to Issuance of Certificate of Occupancy for Phase 1

MM TT(C)-2. The short-range analysis shows project impacts at the Redlands Boulevard interchange and at the Redlands Boulevard/Eucalyptus Avenue intersection. At the interchange, improvements are planned and the project shall participate on a fair share
	Applicant, City of Moreno Valley	City of Moreno Valley, Public Works, Transportation Engineering	Phase 3 Plot Plan Review (or As Determined By MM TT-2)
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

99

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
basis if private funding is needed. If the timing of Phase 3 of the project precedes the planned interchange improvements, the project shall contribute to interim improvement to provide adequate capacity until the ultimate improvements are completed. These interim improvements include additions of left and right turn lanes at Redlands Boulevard, SR 60 Ramps, and Eucalyptus Avenue. The interim improvements would be the shared responsibility of the proposed project and cumulative projects. Fair share participation and/or contribution to interim improvements, as applicable, shall be required prior to the issuance of a building permit for Phase 3 of the project.
Division, Riverside County Transportation Department

MM TT(C)-3. At the time of the submittal of the plot plan for Phase 3 of the proposed project, the applicant shall submit a supplemental traffic study assessing the project’s contribution to the impacts at the Redlands Boulevard intersection with SR-60 ramps, as well as Theodore Street at SR-60. The developer shall contribute to the costs on a fair share basis of the intersection improvements required to provide adequate capacity for all phases of the project and buildout of the adjacent areas. If the timing of Phase 3 of the project precedes the planned improvements, the project shall be required to construct interim improvements to provide adequate capacity until the ultimate improvements are completed.
	Applicant, City of Moreno Valley	City of Moreno Valley, Public Works, Transportation Engineering Division, Riverside County Transportation Department	Phase 3 Plot Plan Review (or As Determined By MM TT-2)

Utilities and Service Systems

MM W-l. Prior to issuance of a Precise Grading Permit, Planting and Irrigation Plans shall be submitted for review and prior to the issuance of a building permit, approved by the City. Such plans shall contain the following components:
	Applicant	City of Moreno Valley Planning Division	Plan Check Review/Prior to Issuance of Building Permit
• The plans shall incorporate water conservation principles as detailed in the Moreno Valley
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

100

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
Municipal Code § 9. 17.030 Landscape and irrigation design standards.

•     Plant types shall be grouped together according to their water, soil, sun and shade requirements and in relationship to the buildings. Plants with different water needs shall be irrigated separately.

•     Plans shall be designed in accordance with soil tests to determine appropriate specifications of soil amendments and to facilitate selection of water- efficient plant species suitable for the site. Soil amendments such as compost-shall be provided to improve water-holding capacity of soil, where soil conditions warrant.

•    All exposed surfaces of non-turf areas within the developed landscape area shall be mulched with a minimum three inch (3”) layer of material, except in areas with groundcover planted from flats where mulch depth shall be one and one half inches (1.5”).

• Turf areas shall be limited to public gathering areas and used in compliance with City approved water budget formula(s) and specifications.

•     All irrigation systems shall be designed to prevent runoff, over-spray, low head drainage (occurs where sprinkler systems are installed in sloped areas) and other similar conditions where water flows offsite on to adjacent property, non-irrigated areas, walk, roadways, or structures. Irrigation systems shall be designed, constructed, managed, and maintained to achieve as high an overall efficiency as possible.

•     Landscaped areas shall be provided with a) smart irrigation controllers which automatically adjusts the frequency and/or duration of irrigation events in response to changing weather conditions; b) rain- sensing devices to prevent irrigation during rainy weather; c) anti-drain check valves installed at strategic points to minimize or prevent low-head drainage; and d) pressure regulators when the static water pressure exceeds the maximum recommended

Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

101

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
operating pressure of the irrigation system.

•   The planting areas shall be grouped in relation to moisture control zones based on similarity of water requirements (i.e., turf separate from shrub and groundcover, full sun exposure areas separate from shade areas; top of slope separate from toe of slope).

Global Climate Change and Greenhouse Gases

MM GCC-1. The project shall be designed to meet applicable 2008 Title 24 energy efficiency requirements, or any more stringent requirements that may be adopted prior to the issuance of building permits for the project.
	Applicant	City of Moreno Valley, Planning Division, Building and Safety Division	Plan Check Review/Prior to Issuance of Building Permits

MM GCC-2. All buildings shall be designed with “coo! roofs” using products certified by the Cool Roof Rating Council, and exposed roof surfaces shall use “cool paints.”	Applicant	City of Moreno Valley, Planning Division, Building and Safety Division	Plan Check Review/Prior to Issuance of Building Permits

MM GCC-3. The project shall install a photovoltaic array (solar panels) or other source of renewable energy generation on-site, or otherwise acquire energy from the local utility that has been generated by renewable sources, to meet the project’s Phase 1 office electricity needs.
	Applicant	City of Moreno Valley, Planning Division, Building and Safety Division	Prior to Certificate of Occupancy/Phase 1 Office Occupancy

MM GCC-4. The design and operation of the project shall use ENERGY STAR-qualified energy efficient products for heating and cooling systems, and for built-in appliances and lighting.	Applicant	City of Moreno Valley, Planning Division, Building and Safety Division	Plan Check Review/Prior to Issuance of Building Permits

MM GCC-5. To reduce vehicle miles traveled and emissions associated with trucks and vehicles, the following measures shall be implemented to the satisfaction of the Community Development Director, Public Works Director, Building Official and Transportation Division Manager:

a) Onsite secure, weather-protected bicycle storage
	Applicant	City of Moreno Valley Planning Division, Building and Safety Division, Public Works, Transportation Engineering Division	Prior to Certificate of Occupancy, Operation
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

102

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
       parking shall be provided. Onsite showers (one for males and one for females) and lockers for employees shall be provided in each building. Onsite convenient bicycle parking shall be provided for retail customers.

b) Any traffic lights installed as part of this project shall use Light Emitting Diodes.

c) Pedestrian and bicycle connections shall be provided to surrounding areas consistent with the Existing General Plan.

d)    A Transportation Management Association (TMA) shall be established for the project by the applicant. The TMA shall coordinate its efforts with other TMAs in the City and encourage and coordinate carpooling by occupants of the project. The TMA shall advertise its services to the building occupants. The TMA shall offer transit or other incentives to the employees to reduce greenhouse gas emissions. A shuttle shall be provided during any one hour period where the number of employees using public transit exceeds 20 during the period. The TMA shall distribute public transportation information to its employees. The TMA shall provide electronic message board space for coordinating rides. Within two months after project completion, the TMA shall submit a plan to the City that outlines the measures the TMA has implemented and contact information.

e) There shall be preferential parking for carpools; vanpools, and alternatively fueled vehicles.

MM GCC-6. The project shall provide a minimum of two electric vehicle-charging stations.	Applicant	City of Moreno Valley Planning Division and Building and Safety Division	Prior to Certificate of Occupancy
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

103

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
MM GCC-7. During onsite construction phases of mass grading, fine grading, and building (excluding asphalt paving, trenching, and offsite improvements), off-road construction equipment shall use biodiesel fuel (a minimum of B20, or 20 percent of biodiesel). Construction equipment exempt from this measure include those with warranties that would be yoided if B20 biodiesel fuel is used. Prior to issuance of grading permits, the applicant shall provide documentation to the City that verifies that certain equipment are exempt; that a biodiesel supply has been secured; and that the construction contractor is aware that the use of biodiesel is required.
	Applicant, Construction Supervisor	City of Moreno Valley Public Works, Land Development Division	Prior to Issuance of Grading Permits During Construction

MM GCC-8. Prior to issuance of a grading permit, the project shall have in place a City-approved Solid Waste Diversion and Recycling Plan that demonstrates the diversion and recycling of all salvageable and re-useable wood, metal, plastic and paper products used during project construction. A similar Plan shall be in place prior to occupancy that demonstrates the diversion and recycling of all wood, metal, plastic and paper products during on-going operation of the warehouse and office portions of the project. The Plans shall include the name of the waste hauler, their assumed destination for all waste and recycled materials, and the procedures that will be followed to ensure implementation of this measure.
	Applicant	City of Moreno Valley Planning Division and Public Works and Development Division	Prior to Issuance of Grading Permit Prior to Certificate of Occupancy
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

104

City of Moreno Valley — Highland Fairview Corporate Park	Mitigation Monitoring Program — 12/23/2008

		Verification of			Finish	Monitoring
Mitigation Measure	Responsible Party	Compliance	Timing	Start Date	Date	Date	Monitor
MM GCC-9. The project shall be certifiable under Leadership in Energy and Environmental Design (LEED). The project shall obtain the following credits from the LEED for New Construction & Major Renovations, version 2.2 (or equivalent): Sustainable Sites Credit 7.1: Heat Island Effect, Non-Roof; LEED Energy & Atmosphere Credit 1, Optimize Energy Performance, in part through installing skylights and utilizing energy efficient lighting. Demonstration of certifiability shall be provided to the satisfaction of the City, prior to the issuance of building permits.
	Applicant	City of Moreno Valley Planning Division and Building and Safety Division	Submit Prior to Building Permits

MM GCC-10. The project shall be designed to accommodate trucks utilizing “SmartWay Truck Efficiency” emission reduction-features. Trailer tails (extenders) are incompatible with loading docks and are exempt from this measure.
	Applicant	City of Moreno Valley Planning Division	Prior to Issuance of Building Permits/Prior to Construction (Provide Documentation)

MM GCC-11. Every truck that enters the site with a gross vehicle weight rating over 10,000 pounds shall have an Engine Certification Label. If it does not have the label, it shall be prohibited from entering the project site.
	Applicant, Tenant	City of Moreno Valley, Planning Division	Operation
Michael Brandman Associates
Resolution No. 2009-08
Exhibit B
Date Adopted: February 10, 2009

105

RESOLUTION NO. 2009-10
A RESOLUTION OF THE CITY COUNCIL OF THE CITY OF MORENO VALLEY, CALIFORNIA RECOMMENDING APPROVAL OF PA07-0090 (TENTATIVE PARCEL MAP NO. 35629) FOR FOUR SEPARATE BUILDABLE PARCELS AND TWO PRIMARY PARCELS DEDICATED FOR FREEWAY AND IMPROVEMENT PURPOSES (THIRTEEN PARCELS OVERALL TO INCLUDE LETTERED LOTS FOR PUBLIC ACCESS AND DEDICATION PURPOSES) AND A PHASED SUBDIVISION OF LAND (P08-057) CONSISTING OF A PROPOSED INDUSTRIAL AND COMMERCIAL DEVELOPMENT (2,620,000 SQUARE FEET) TO INCLUDE TWO PARCELS FOR INDUSTRIAL WAREHOUSE USES, TWO PARCELS FOR COMMERCIAL/RETAIL USES AND TWO PARCELS THAT WILL BE DEDICATED FOR FUTURE FREEWAY IMPROVEMENTS ON A 158 ACRE SITE (WITH ADDITIONAL OFF-SITE IMPROVEMENTS AND DRAINAGE) LOCATED ADJACENT TO AND SOUTH OF HIGHWAY 60 ALONG FUTURE EUCALYPTUS AVENUE (FIR AVENUE) BETWEEN REDLANDS BOULEVARD AND THEODORE STREET
     WHEREAS, the applicant, the Highland Fairview has filed an application for Tentative Parcel Map No. 35629 consisting of three building phases and the subdivision of a 158 acre site (265.3 acres including offsite improvements and drainage) with a first phase (Parcel 1) of 1,820,000 square foot warehouse industrial building, a second phase (Parcels 2 and 4) to include a 600,000 square foot warehouse industrial building (Parcel 2) and an 80,000 square foot commercial/retail component (Parcel 4), and a third phase to include a 120,000 square foot retail/commercial component (Parcel 3). The project will include four (4) separate buildable parcels and two primary parcels dedicated for freeway improvement purposes (and thirteen parcels overall to include lettered lots for public access and dedication purposes) The project site is located adjacent to and south of Highway 60 along future. Eucalyptus Avenue (Fir Avenue), between Redlands Boulevard and Theodore Street;
     The project also includes applications for an Environmental Impact Report (EIR) under P07-157, a Change of Zone (PA07-0088), General Plan Amendment (PA07-0089) and a plot plan (PA07-0091). All are related but will be included in separate resolutions with individual findings;
     WHEREAS, on January 8, 2009, the Planning Commission of the City of Moreno Valley held a meeting to consider and provide a recommendation on the
Resolution No. 2009-10
Date Adopted: February 10, 2009

1

application. At the conclusion of said meeting and public hearing, the item was continued to January 15, 2009;
     WHEREAS, on January 15, 2009, the Planning Commission conducted a continued public meeting and recommended that the project be forwarded to the City Council for consideration;
     WHEREAS, on February 3, 2009 and February 10, 2009, the City Council held a meeting to consider the application;
     WHEREAS, all legal prerequisites to the adoption of this Resolution have occurred;
     WHEREAS, there is hereby imposed on the subject development project certain fees, dedications, reservations and other exactions pursuant to state law and City ordinances; and
     WHEREAS, pursuant to Government Code Section 66020(d)(1), NOTICE IS HEREBY GIVEN that this project is subject to Certain fees, dedications, reservations and other exactions as provided herein.
     NOW, THEREFORE, BE IT FOUND, DETERMINED AND RESOLVED by the City Council of the City of Moreno Valley as follows:
A.	This City Council hereby specifically finds that all of the facts set forth above in this Resolution are true and correct.

B.	Based upon substantial evidence presented to this City Council during the above-referenced meetings on February 3, 2009 and February 10, 2009, including written and oral staff reports, and the record from the public hearing, this City Council hereby specifically finds as follows:
1.	Conformance with General Plan Policies — The proposed use is consistent with the General Plan, and its goals, objectives, policies and programs.

FACT: The applicant has proposed Tentative Parcel Map No. 35629 to subdivide a 158-acre site into four (4) separate buildable parcels and two primary parcels dedicated for freeway improvement purposes (thirteen parcels overall to include lettered lots for public access and dedication purposes.) for industrial and commercial/retail development. The map would be consistent with a proposed General Pan amendment to eliminate a General Plan designated multi-use trail (Sinclair extension) through the center of the property.
Resolution No. 2009-10
Date Adopted: February 10, 2009

2

move and extend the proposed General Plan trail along future Eucalyptus Avenue (Fir Avenue) from the south side of the street to the north side of the street from Quincy Street to Theodore Street, modify the General Plan circulation plan to change the designation of future Eucalyptus Avenue (Fir), from an arterial to a divided arterial, and the adjustment of small portions of the land between proposed Parcels 2 and 3 (an enlargement of 93 feet in width in the CC land use district and decrease of the BP or Business Park land use designation) and Parcels 1 and 4 (a reduction of 126 feet in width of the CC land use district to BP or Business Park). The change in land use designation for these small portions of land will not cause an inconsistency of land use.

2.	The site of the proposed land division is physically suitable for the type of development and proposed density of development.

FACT: The proposed subdivision has been designed in accordance with the City Zoning Ordinance and the State Subdivision Map Act. The proposed subdivision of-vacant land complies with the Specific Plan and Map Act in that all lots meet the minimum buildable size, all lots upon which development will take place will provide access to and from dedicated public streets and all lots conform to development standards within the Municipal Code.

3.	Health, Safety and Welfare — The proposed use will not be detrimental to the public health, safety or welfare or materially injurious to properties or improvements in the vicinity.

FACT: An Environmental Impact report (EIR) has been prepared for the overall project, including the proposed Change of Zone and General Plan amendment. Findings and a Statement of Overriding Considerations has been prepared for said project to deal with impacts related to aesthetics, agriculture, air quality, and noise as well as climate change and greenhouse gas emissions. Said EIR is required to be certified and approved as a part of the proposed project. Said EIR will also be accompanied by a Mitigation Monitoring Program, which will ensure the completion of required mitigation measures for the project. The project site is surrounded by Highway 60 to the north, and primarily vacant residential property to the south east and west.
Resolution No. 2009-10
Date Adopted: February 10, 2009

3

Specific mitigation measures have been Provided to lessen the impacts (but not all below significant levels) for public health, safety and the welfare of surrounding properties and improvements in the vicinity of the project. This includes, but is not limited to the limitation of project lighting and glare, and enhanced architectural and landscaping treatment to soften views and reduce visual character as well as light and glare to less than significant levels for aesthetics. Air quality mitigation measures include a fugitive dust control plan with application of best management practices to control fugitive dust during construction, emission control equipment with a minimum of Tier II diesel particulate filter emission controls resulting in a minimum reduction in 50 percent in particulate matter, proper maintenance of construction equipment, a traffic control plan to minimize operational truck traffic and dust during construction, as well as low VOC paints, and other best management practices. Noise mitigation measures include the restriction of construction vehicles on Redlands Boulevard, south of future Eucalyptus Avenue, the restriction of nighttime grading within 1,200 feet of residences south of future Eucalyptus Avenue, specific sound barriers in place to limit daytime construction noise, equipment maintenance to include silencers, mufflers and acoustic covers, and the restriction of material stockpiles within 1,200 feet of all residences south of Highway 60. It is also important to note that an approximate 440 foot land use buffer is included as a land use mitigation measure to buffer or minimize environmental impacts of the project from future sensitive receptors which could be Constructed south of the site. Other mitigation throughout the EIR document reduces the remaining environmental impacts noted in the document to less than significant levels.

With the above mitigation measures imposed for items including noise, air quality, climate change/greenhouse gases, aesthetics and agricultural impacts, any environmental impacts from the proposed project and use will be significantly reduced but are still considered as significant and unavoidable, thereby requiring a statement of overriding considerations. Said mitigation measures included with the Project will lessen environmental impacts on any existing or future properties within the general vicinity of the proposed development and project and reduce impacts to public health, safety and welfare.
Resolution No. 2009-10
Date Adopted: February 10, 2009

4

4.	The design of the proposed land division or type of improvements will not conflict with easements, acquired by the public at large, for access through, or use of, property within the proposed land division.

FACT: There are no conflicts with easements on the subject site. The City Engineer has appropriately placed conditions of approval for Tentative Parcel Map No. 35629 regarding various project improvements.

5.	The design of the proposed land division or the type of improvements is not likely to cause substantial environmental damage or substantially and unavoidably injure fish or wildlife or their habitat or cause serious health problems.

FACT: Pursuant to the California Environmental Quality Act (CEQA) guidelines, An Environmental Impact Report (EIR) has been prepared for the overall project, including the proposed Change of Zone and General Plan amendment. Findings and a Statement of Overriding Considerations has been prepared for said project to deal with impacts related to aesthetics, agriculture, air quality, noise as well as climate change and greenhouse gas emissions. Said EIR is required to be certified and approved as a part of the proposed project. Said document will also be accompanied by a Mitigation Monitoring Program, which will ensure the completion of required mitigation measures for the project. The project site is surrounded by Highway 60 to the north, and primarily vacant residential property to the south east and west.

With mitigation measures imposed for noise, air quality, climate, aesthetics and agricultural and traffic impacts, impacts from the proposed project and use will be significantly reduced but still considered as significant and unavoidable, thereby requiring a statement of overriding considerations and not mitigated to less than significant Levels. Said mitigation measures included with the project will lessen environmental impacts on any existing or future properties within the general vicinity of the proposed development and project and reduce impacts to public health, safety and welfare.

6.	The effect of the proposed housing needs of the region were considered and balanced against the public service needs of the residents of Moreno Valley and available fiscal and environmental resources.
Resolution No. 2009-10
Date Adopted: February 10, 2009

5

FACT: The proposed map meets the intent of the General Plan if the proposed general plan amendment (PA08-0089) is approved. The map will provide for a variety of industrial and commercial/retail land uses, supporting the economic base of the City. Proximity to existing residential and commercial land use allows for contiguous development and infrastructure. The project does not exceed the planned density or the associated public service demand as envisioned by the Moreno Valley General Plan. The Project does not exceed a threshold, which would create potential significant impacts to fiscal resources. The project will supplement the City’s fiscal resources by paying applicable impact fees for public facilities. Additionally, future development within the four buildable parcels will pay Community Services District fees, property tax, sales tax, utility tax and other taxes and fees that will be used to provide landscape maintenance as well as police, fire and other public services.

7.	The design of the land division provides, to the extent feasible, for future passive or natural heating and cooling opportunities in the subdivision.

FACT: The size, configuration and orientation of the lots in this land division allow solar access for passive heating and opportunities for placement of shade trees and other vegetation for Cooling.

8.	The project conforms with any applicable provisions of the City’s redevelopment plan.

FACT: The proposed project site is not located in a redevelopment area.
C.	FEES, DEDICATIONS, RESERVATIONS, AND OTHER EXACTIONS
1.	FEES
     Impact, mitigation and other fees are due and payable under currently applicable ordinances and resolutions. These fees may include but are not limited to: Development impact fee, Stephens Kangaroo Habitat Conservation fee, Underground Utilities in lieu Fee, Area Drainage Plan fee, Bridge and Thoroughfare Mitigation fee (Future) and Traffic Signal Mitigation fee. The final amount of fees payable is dependent upon information provided by the
Resolution No. 2009-10
Date Adopted: February 10, 2009

6

     applicant and will be determined at the time the fees become due and payable.
     Unless otherwise provided for by this resolution, all impact fees shall be calculated and collected at the time and in the manner provided in Chapter 3.32 of the City of Moreno Valley Municipal Code or as so provided in the applicable ordinances and resolutions. The City expressly reserves the right to amend the fees and the fee calculations consistent with applicable law.
2.	DEDICATIONS, RESERVATIONS, AND OTHER EXACTIONS
     The adopted Conditions of Approval for PA07-0090, and the phasing implementation mechanism (P08-057) incorporated herein by reference, may include dedications, reservations, and exactions pursuant to Government Code Section 66020 (d)(1).
3.	The City expressly reserves the right to establish, modify or adjust any fee, dedication, reservation or other exaction to the extent permitted and as authorized by law.
     Pursuant to Government Code Section 66020(d)(1), NOTICE IS FURTHER GIVEN that the 90 day Period to protest the imposition of any impact fee, dedication, reservation, or other exaction described in this resolution begins on the effective date of this resolution and any such protest must be in a manner that complies with Section 66020(a) and failure to timely follow this procedure will bar any subsequent legal action to attack, review, set aside, void or annul imposition.
     Your right to protest the fees, dedications, reservations, or other exactions does not apply to planning, zoning, grading, or other similar application processing fees or service fees in connection with this project and it does not apply to any fees, dedication, reservations, or other exactions of which you have been given a notice similar to this nor does it revive challenges to any fees for which the Statute of Limitations has previously expired.
     BE IT FURTHER RESOLVED that the City Council HEREBY APPROVES Resolution No. 2009-10, APPROVING PA07-0090 (Tentative Tract Map No. 35629) for a phased subdivision (P08-057) of a 158 acre site into four (4) separate buildable parcels and two primary parcels dedicated for freeway improvement purposes (thirteen parcels overall to include lettered lots for public access and dedication purposes.) for warehouse industrial, retail, and freeway dedication purposes based on the affirmative recommendation of the Adoption
Resolution No. 2009-10
Date Adopted: February 10, 2009

7

and Certification of the Environmental Impact Report Mitigation Monitoring Program and Statement of Overriding Considerations, subject to the attached conditions of approval included as Exhibit A.
     APPROVED AND ADOPTED this 10th day of February, 2009.
/s/ Richard A. Stewart

Mayor

ATTEST:

/s/ [ILLEGIBLE]
City Clerk

(SEAL)

APPROVED AS TO FORM:

/s/ Robert D. Herrick
City Attorney
Resolution No. 2009-10
Date Adopted: February 10, 2009

8

RESOLUTION JURAT

STATE OF CALIFORNIA	)

COUNTY OF RIVERSIDE	)	ss.

CITY OF MORENO VALLEY	)
     I, Jane Halstead, City Clerk of the City of Moreno Valley, California, do hereby certify that Resolution No. 2009-10 was duly and regularly adopted by the City Council of the City of Moreno Valley at a regular meeting thereof held on the 10th day of February, 2009 by the following vote:

AYES:	Council Members Batey, Hastings, Molina, Mayor Pro Tem Flickinger and Mayor Stewart

NOES:	None

ABSENT:	None

ABSTAIN:	None

/s/ [ILLEGIBLE]

CITY CLERK

(SEAL)
Resolution No. 2009-10
Date Adopted: February 10, 2009

9

CITY OF MORENO VALLEY
FINAL CONDITIONS OF APPROVAL
FOR
TENTATIVE PARCEL MAP No. 35629
Case No: PA07-0090 - To include P08-057 (Phasing Plan)
A.P.N.: 488-350-001 through 002 and 488-360-001 through 012.

Approval Date:	February 10, 2009
Expiration Date:	February 10, 2112
The following conditions are attached for the following departments:
☑	Planning (P), including School District (S), Post Office (PO), Building (B)

☑	Fire Prevention Bureau (F)

☑	Public Works, Land Development (LD)

☑	Public Works, Special Districts (SD)

☑	Public Works — Transportation (TE)

☑	Parks & Community Services (PCS)

☑	Police (PD)

☑	Moreno Valley Utilities

☐	Other (Specify or Delete)
Note: All Special conditions are in bold lettering. All other conditions are standard to all or most development projects. (Include only those that apply). All conditions identified as Advisory restate existing codes, ordinances, regulations or policies that apply to the project.
COMMUNITY DEVELOPMENT DEPARTMENT
Planning Division
GENERAL CONDITIONS

P1.	This approval shall comply with all applicable requirements of the City of Moreno Valley Municipal Code. (Advisory)

Timing Mechanisms for Conditions (see abbreviation at beginning of affected condition):

R — Map Recordation	GP — Grading Permits	CO — Certificate of Occupancy or building final
WP — Water Improvement Plans	BP — Building Permits	P— Any permit

Governing Document (see abbreviation at the end of the affected condition):

GP — General Plan	MC — Municipal Code	CEQA — California Environmental Quality Act
Ord — Ordinance	DG — Design Guidelines	Ldscp — Landscape Development Guidelines and Specs
Res — Resolution	UFC — Uniform Fire Code	UBC — Uniform Building Code
SBM — Subdivision Map Act
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

10

PLANNING DIVISION
CONDITIONS OF APPROVAL

P2.	This tentative map shall expire three years after the approval date of this tentative map unless extended as provided by the City of Moreno Valley Municipal Code; otherwise it shall become null and void and of no effect whatsoever in the event the applicant or any successor in interest fails to properly file a final map before the date of expiration. (MC 9.02.230, 9.14.050, 080) (Advisory)

P3.	The site shall be developed in accordance with the approved tentative map on file in the Community Development Department -Planning Division, the Municipal Code regulations, General Plan, and the conditions contained herein. (MC 9.14.020) (Advisory)

P4.	A drought tolerant, low water using landscape palette shall be utilized throughout the site.

P5.	All undeveloped portions of the site shall be maintained in a manner that provides for the control of weeds, erosion and dust. (MC 9.02.030) (Advisory)

P6.	All landscaped areas shall be maintained in a healthy and thriving condition, free from weeds, trash and debris. (MC 9.02.030) (Advisory)

P7.	All site plans, grading plans, landscape and irrigation plans, and street improvement plans shall be coordinated for consistency with this approval. (Advisory)

PRIOR TO GRADING

P8.	(GP) Prior to approval of any grading permit, the developer shall submit a tree plan to the Planning Division for review and approval. The plan shall identify all mature trees (4 inch trunk diameter or larger) on the subject property and City right-of-way. Using the grading plan as a base, the plan shall indicate trees to be relocated, retained, and removed. Replacement trees shall be: shown on the landscape/irrigtion plan; be a minimum size of 24 inch box; and meet a ratio of three replacement trees for each mature tree removed or as approved by the Community Development Director or designee. (GP Objective 4.4, 4.5, DG)

P9.	(GP) Prior to issuance of grading permits, the developer shall pay the applicable Stephen’s’ Kangaroo Rat (SKR) Habitat Conservation Plan mitigation fee. (Ord) (Advisory)
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

11

PLANNING DIVISION
CONDITIONS OF APPROVAL

P10.	(GP) Prior to the issuance of grading permits, final erosion control landscape and irrigation plans for all cut or fill slopes over 3 feet in height shall be submitted to the Planning Division for review and approval for the phase in process. The plans shall be designed in accordance with the slope erosion plan as required by the City Engineer for that phase. Man-made slopes greater than 10 feet in height shall be “land formed” to conform to the natural terrain and shall be landscaped and stabilized to minimize visual scarring. (GP Objective 1.5, MC 9.08.080, DG) (Advisory)

P11.	Prior to approval of a precise grading plan, landscape and irrigation plans shall be submitted to the Planning Division for review. The plans shall be prepared in accordance with the City’s Municipal Code and landscape specifications, and include required street trees. (Advisory)

P12.	( (GP) If potential historic, archaeological, or paleontological resources are uncovered during excavation or construction activities at the project site, work in the affected area will cease immediately and a qualified person (meeting the Secretary of the Interior’s standards (36CFR61)) shall be consulted by the applicant to evaluate the find, and as appropriate recommend alternative measures to avoid, minimize or mitigate negative effects on the historic, prehistoric, or paleontological resource. Determinations and recommendations by the consultant shall be implemented as deemed appropriate by the Community Development Director, in consultation with the State Historic Preservation Officer (SHPO) and any and all affected Native American Tribes before any further work commences in the affected area. (Advisory)

If human remains are discovered, work in the affected area shall cease immediately and the County Coroner shall be notified. If it is determined that the remains are potentially Native American, the California Native American Heritage Commission and any and all affected Native American Indians tribes such as the Morongo Band of Mission Indians or the Pechanga Band of Luiseno Indians shall be notified and appropriate measures provided by State law shall be implemented. (GP Objective 23.3, DG, CEOA).

P13.	(GP) Prior to the issuance of grading permits, a pre-construction Burrowing Owl survey shall be completed with written documentation provided to the Planning Division. The survey shall be completed in accordance with the Burrowing Owl Survey Instructions for the Western Riverside Multiple Species Habitat Conservation Area.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

12

PLANNING DIVISION
CONDITIONS OF APPROVAL

P14.	(GP) Prior to issuance of grading permits, the developer shall submit final landscape and irrigation plans within the State Highway 60 right-of-way adjacent to the project site consistent with the State Highway 60 Corridor Design Manual. The plans shall be submitted to the Planning Division for review and approval. (MC 9.14.100)

P15.	A qualified archaeologist and or tribal monitors from any affected Native American Indian tribes shall be present during grading to evaluate and recommend appropriate actions for any archaeological deposits exposed by construction activity. The monitoring archaeologist shall be empowered to halt grading in the vicinity of an exposed archaeological deposit until that deposit can be fully evaluated. The consultant (i.e. archaeologist) shall consult with any and all affected Native American Indian tribes in the area on any Treatment Plan prepared for the project.

P16.	(GP) Prior to the issuance of precise grading permits, mitigation measures contained in the Mitigation Monitoring Program approved with this project shall be implemented as provided therein.

P17.	(GP) Prior to issuance of grading permits, the developer shall submit wall/fence plans to the Planning Division for review and approval for all fences and walls required or proposed on site, included, but not limited to the 11 foot screening wall along the perimeter of the site including pilasters and caps, or alternative design as approved by the Community Development Director. (MC 9.08.070)

P18.	(GP) Prior to issuance of grading permits, landscape plans (trees, shrubs and groundcover) for basins maintained by an Property Owners Association (POA) or other private entity shall be submitted to the Planning Division for review and approval for the sides and/or slopes. A hydroseed mix w/irrigation is acceptable for the bottom of all the basin areas. All detention basins shall include trees, shrubs and groundcover up to the concreted portion of the basin. A solid decorative wall with pilasters, tubular steel fence with pilasters or other fence or wall approved by the Community Development Director is required to secure all water quality and detention basins more than 18 inches in depth.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

13

PLANNING DIVISION
CONDITIONS OF APPROVAL

PRIOR TO RECORDATION OF FINAL MAP

P19.	(R) Prior to final map recordation, subdivision phasing (including any proposed common open space or improvement phasing, if applicable), shall be subject to the Planning Division approval. Any proposed phasing shall provide for adequate vehicular access to all lots in each phase as determined by the City Transportation Engineer or designee and shall substantially conform to all intent and purpose of the subdivision approval. (MC 9.14.080) (Advisory)

P20.	(R) Prior to recordation of the final map, final median enhancement/landscape/irrigation plans shall be reviewed and approved by the Planning Division, and Public Works Department - Special Districts Administration for review and approval by each division. (GP — Circulation Master Plan)

P21.	(R) Prior to final map recordation any required trail easements shall be provided. (Advisory)

P22.	(R) Prior to recordation of the final subdivision map, the developer shall submit for review and approval the following documents to the Planning Division which shall demonstrate that the project will be developed and maintained in accordance with the intent and purpose of the approval:

		a.	The document to convey title
		b.	Deed restrictions, easements, or Covenants, Conditions and Restrictions to be recorded

The approved documents shall be recorded at the same time that the subdivision map is recorded. The documents shall contain provisions for general maintenance of the site, joint access to proposed parcels, open space use restrictions, conservation easements, guest parking, feeder trails, water quality basins, lighting, landscaping and common area use. The approved documents shall also contain a provision, which provides that they may not be terminated and/or substantially amended without the consent of the City and the developer’s successor-in-interest. (MC 9.14.090)

In addition, the following deed restrictions and disclosures shall be included within the document and grant deed of the properties:

	•	The developer shall promote the use of native plants and trees and drought tolerant species to the extent feasible.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

14

PLANNING DIVISION
CONDITIONS OF APPROVAL

• (R) All lots designated for open space and or detention basins, shall be included as an easement to or transfer title to; and maintained by a Property Owners Association (POA) or other private maintenance entity. All reverse frontage landscape areas shall also be maintained by the onsite POA. Language to this effect shall be included and reviewed within the required Covenant Conditions and Restrictions (CC&Rs) prior to the approval of the final map.

• Maintenance of any and all common facilities.

PRIOR TO BUILDING PERMIT

P23.	(BP) Prior to issuance of building permits, the developer or developer’s successor-in-interest shall pay all applicable impact fees, including but not limited to Transportation Uniform Mitigation fees (TUMF), Multi-species Habitat Conservation Plan (MSHCP) mitigation fees, and the City’s adopted Development Impact Fees. (Ord)

P24.	(BP) Prior to issuance of building permits for applicable lettered lots, landscape plans (trees, shrubs and groundcover) for basins maintained by an POA, or other private entity, shall be approved for the sides and or slopes of all water quality basins and drainage areas. A solid decorative wall with pilasters, tubular steel fence with pilasters or other fence or wall approved by the Community Development Director is required to secure all water quality and detention basins more than 18 inches in depth.

OTHER CONDITIONS NOT TIED TO GRADING, BUILDING OR OCCUPANCY

P25.	Three building phases are included under Tentative Parcel Map No. 35629, while a plot plan (PA07-0091) has been included for Phase 1. All development under Phases 2 and 3 (Parcels 2, 3 and 4) would require additional plot plan review and approval from the Planning Commission.

Building and Safety Division

B-1	The above project shall comply with the current California Codes (CBC, CEC, CMC and the CPC) as well as all other city ordinances. All new projects shall provide a soils report. Plans shall be submitted to the Building Department as a separate submittal (Advisory)
markg/PA07-0088 through PA07-0091/MapCoa’s
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

15

CITY OF MORENO VALLEY
COMMENTS — MAP
Case No: PA07-0088 through PA07-0091 and P07-157
APN: 488-350-001 through 002 and 488-360-001 through 012
DATE: 12/19/08
FIRE PREVENTION BUREAU
1. The following Standard Conditions shall apply.
With respect to the conditions of approval, the following fire protection measures shall be provided in accordance with Moreno Valley City Ordinances and/or recognized fire protection standards:

F1.	Final fire and life safety conditions will be addressed when the Fire Prevention Bureau reviews building plans. These conditions will be based on occupancy, use, California Building Code (CBC), California Fire Code (CFC), and related codes, which are in force at the time of building plan submittal.

F2.	The Fire Prevention Bureau is required to set a minimum fire flow for the remodel or construction of all commercial buildings per CFC Appendix B and Table B105.1. The applicant/developer shall provide documentation to show there exists a water system capable of delivering 4000 GPM for 4 hour(s) duration at 20-PSI residual operating pressure. The required fire flow may be adjusted during the approval process to reflect changes in design, construction type, or automatic fire protection measures as approved by the Fire Prevention Bureau. Specific requirements for the project will be determined at time of building plan submittal. (CFC 508.3, Appendix B and MVMC 8.36.100 Section D). The 50% reduction in fire flow was granted for the use of fire sprinklers throughout the facility. The reduction shall only apply to fire flow, hydrant spacing shall be per the fire flow requirements listed in CFC Appendix B and C.

F3.	Industrial, Commercial, Multi-family, Apartment, Condominium, Townhouse or Mobile Home Parks. A combination of on-site and off-site super enhanced fire hydrants (6” x 4” x 4” x 2 ½ ”) shall not be closer than 40 feet and more than 150 feet from any portion of the building as measured along approved emergency vehicular travel ways. The required fire flow shall be available from any adjacent fire hydrant(s) in the system. Where new water mains are extended along streets where hydrants are not needed for protection of structures or similar fire problems, super or enhanced fire hydrants as determined by the fire code official shall be provided at spacing not to exceed 500 feet of frontage for transportation hazards. (CFC 508.5.7 & MVMC 8.36.050 Section O and 8.36.100 Section E)
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

16

CITY OF MORENO VALLEY
PUBLIC WORKS DEPARTMENT — LAND DEVELOPMENT DIVISION
CONDITIONS OF APPROVAL
PA07-0088 Change of Zone
PA07-0089 General Plan Amendment
PA07-0090 Tentative Parcel Map No. 35629
APN 488-350-001, 002 and APN 488360-001 thru -012
Note: All Special Conditions are in Bold lettering and follow the standard conditions.
PUBLIC WORKS DEPARTMENT- LAND DEVELOPMENT DIVISION
The following are the Public Works Department — Land Development Division Conditions of Approval for this project and shall be completed at no cost to any government agency. All questions regarding the intent of the following conditions shall be referred to the Public Works Department — Land Development Division.
General Conditions

LD1.	(G) The developer shall comply with all applicable City ordinances and resolutions including the City’s Municipal Code (MC) and if subdividing land, the Government Code (GC) of the State of California, specifically Sections 66410 through 66499.58, said sections also referred to as the Subdivision Map Act (SMA). (MC 9.14.010) (Advisory)

LD2.	(G) if the project involves the subdivision of land, maps may be developed in phases with the approval of the City Engineer. Financial security shall be provided for all improvements associated with each phase of the map. The boundaries of any multiple map increment shall be subject to the approval of the City Engineer. The City Engineer may require the dedication and construction of necessary utilities, streets or other improvements outside the area of any particular map, if the improvements are needed for circulation, parking, access, or for the welfare or safety of the public. (MC 9.14.080, GC 66412 and 66462.5) If the project does not involve the subdivision of land and it is necessary to dedicate right-of-way/easements, the developer shall make the appropriate offer of dedication by separate instrument. The City Engineer may require the construction of necessary utilities, streets or other improvements beyond the project boundary, if the improvements are needed for circulation, parking, access, or for the welfare or safety of the public. (Advisory)

LD3.	(G) It is understood that the tentative map correctly shows all existing easements, traveled ways, and drainage courses, and that their omission may require the map or plans associated with this application to be resubmitted for further consideration. (MC 9.14.040) (Advisory)

LD4.	(G) In the event right-of-way or offsite easements are required to construct offsite improvements necessary for the orderly development of the surrounding
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

17

area to meet the public health and safety needs, the developer shall make a good faith effort to acquire the needed right-of-way in accordance with the Land Development Division’s administrative policy. In the event that the developer is unsuccessful, he shall enter into an agreement with the City to acquire the necessary right-of-way or offsite easements and complete the improvements at such time the City acquires the right-of-way or offsite easements which will permit the improvements to be made. The developer shall be responsible for all costs associated with the right-of-way or easement acquisition per the Subdivision Map Act. (GC 66462.5) (Advisory)

LD5.	(G) If improvements associated with this project are not initiated within two years of the date of approval of the Public Improvement Agreement, the City Engineer may require that the improvement cost estimate associated with the project be modified to reflect current City construction costs in effect at the time of request for an extension of time for the Public Improvement Agreement or issuance of a permit. (Advisory)

LD6.	(G) The developer shall monitor, supervise and control all construction and construction supportive activities, so as to prevent these activities from causing a public nuisance, including but not limited to, insuring strict adherence to the following:

	a.	Removal of dirt, debris, or other construction material deposited on any public street no later than the end of each working day.

	b.	Observance of working hours as stipulated on permits issued by the Public Works Department.

	c.	The construction site shall accommodate the parking of all motor vehicles used by persons working at or providing deliveries to the site.

	d.	All dust control measures per South Coast Air Quality Management District (SCAQMD) requirements shall be adhered to during the grading operations.

Violation of any condition or restriction or prohibition set forth in these conditions shall subject the owner, applicant, developer or contractor(s) to remedies as noted in the City Municipal Code 8.14.090. In addition, the City Engineer or Building Official may suspend all construction related activities for violation of any condition, restriction or prohibition set forth in these conditions until such time as it has been determined that all operations and activities are in conformance with these conditions. (Advisory)

LD7.	(G) The developer shall protect downstream properties from damage caused by alteration of drainage patterns, i.e., concentration or diversion of flow. Protection shall be provided by constructing adequate drainage facilities, including, but not limited to, modifying existing facilities or by securing a drainage easement. (MC 9.14.110) (Advisory)

LD8.	(G) Public drainage easements, when required, shall be a minimum of 25 feet wide and shall be shown on the map and plan, and noted as follows: “Drainage
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

18

Easement — no structures, obstructions, or encroachments by land fills are allowed.” In addition, the grade within the easement area shall not exceed a 3:1 (H:V) slope, unless approved by the City Engineer. (Advisory)

LD9.	(G) A detailed drainage study shall be submitted to the City Engineer for review and approval at the time of any improvement or grading plan submittal. The study shall be prepared by a registered civil engineer and shall include existing and proposed hydrologic conditions. Hydraulic calculations are required for all drainage control devices and storm drain lines. (MC 9.14.110) (Advisory)

LD10.	(G) : The final conditions of approval issued by the Planning Division subsequent to Planning Commission approval shall be photographically or electronically placed on mylar sheets and included in the Grading and Street Improvement plan sets on twenty-four (24) inch by thirty-six (36) inch mylar and submitted with the plans for plan check. These conditions of approval shall become part of these plan sets and the approved plans shall be available in the field during grading and construction. (Advisory)

LD11.	(G) Upon approval of the tentative parcel map by the Planning Commission, the Developer shall submit the approved tentative parcel map on compact disk in (.dxf) digital format to the Land Development Division of the Public Works Department. (Advisory)

Prior to Grading Plan Approval or Grading Permit

LD12.	(GPA) The grading plans shall be drawn on twenty-four (24) inch by thirty-six (36) inch mylar and signed by a registered civil engineer and other registered/licensed professional as required. (Advisory)

LD13.	(GPA) Grading plans shall comply with the City Grading ordinance, these Conditions of Approval and the following criteria:

	a.	The project street and lot grading shall be designed in a manner that perpetuates the existing natural drainage patterns with respect to tributary drainage area and outlet points. Unless otherwise approved by the City Engineer, lot lines shall be located at the top of slopes.

	b.	Any grading that creates cut or fill slopes adjacent to the street shall provide erosion control, sight distance control, and slope easements as approved by the City Engineer.

	c.	A grading permit shall be obtained from the Public Works Department Land Development Division prior to commencement of any grading outside of the City maintained road right-of-way.

	d.	All improvement plans are substantially complete and appropriate clearance and at-risk letters are provided to the City. (MC 9.14.030)
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

19

	e.	The developer shall submit a soils and geologic report to the Public Works Department — Land Development Division. The report shall address the soil’s stability and geological conditions of the site.

(Advisory)

LD14.	(GPA) Prior to grading plan approval, the developer shall select treatment control best management practices (BMPs) that are medium to highly effective for treating Pollutants of Concern (POC) for the project. Projects where National Pollution Discharge Elimination System (NPDES) mandates water quality treatment control best management practices (BMPs) shall be designed per the City of Moreno Valley guidelines or as approved by the City Engineer. (Advisory)

LD15.	(GPA, IP) Prior to approval of the grading plans or improvement plans for project sites which are one acre or larger, the developer shall obtain the WQMP number from the City’s Land Development Division, if a WQMP is required, and as a condition of the State Water Quality Control Board, a Notice of Intent (NOI) for an NPDES permit must be filed and a Waste Discharge Identification (W.D.I.D.) permit number obtained from the State Water Quality Control Board. (Clean Water Act) (Advisory)

LD16.	(GPA) Prior to the rough grading plan approval, or issuance of a building permit, if a grading permit is not required, the Developer shall:

	a.	Submit two (2) copies of the final project-specific Water Quality Management Plan (WQMP) for review by the City Engineer that:

		i.	Addresses Site Design Best Management Practices (BMPs) such as minimizing impervious areas, maximizing permeability, minimizes directly connected impervious areas to the City’s street and storm drain systems, and conserves natural areas;

		ii.	Incorporates Source Control BMPs and provides a detailed description of their implementation;

		iii.	Incorporates Treatment Control BMPs and provides information regarding design considerations;

		iv.	Describes the long-term operation and maintenance requirements for BMPs requiring maintenance; and

		v.	Describes the mechanism for funding the long-term operation and maintenance of the BMPs.

A copy of the final WQMP template can be obtained on the City’s Website or by contacting the Land Development Division of the Public Works Department.

	b.	Record a “Stormwater Treatment Device and Control Measure Access and Maintenance Covenant,” to provide public notice of the requirement to implement the approved final project-specific WQMP and the maintenance
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

20

requirements associated with the WQMP. A boilerplate copy of the “Stormwater Treatment Device and Control Measure Access and Maintenance Covenant,” can be obtained by contacting the Land Development Division of the Public Works Department.
(Advisory)

LD17.	(GPA) Prior to rough grading plan approval, or issuance of a building permit, if a grading permit is not required, the Developer shall secure approval of the final project-specific WQMP from the City Engineer. (Advisory)

LD18.	(GPA) Prior to rough grading plan approval, or issuance of a building permit as determined by the City Engineer, the approved final project-specific WQMP shall be incorporated by reference or attached to the project’s Storm Water Pollution Prevention Plan as the Post-Construction Management Plan.

LD19.	(GPA) Prior to grading permit issuance, the developer shall prepare a Storm Water Pollution Prevention Plan (SWPPP) in conformance with the state’s Construction Activities Storm Water General Permit. A copy of the current SWPPP shall be kept at the project site and be available for review upon request. The SWPPP shall be submitted to the City’s Storm Water Program Manager on compact disk(s) in Microsoft Word format. The developer is required to bring the SWPPP to the grading pre-construction meeting. (Advisory)

LD20.	(GPA) Prior to the approval of the grading plans, the developer shall pay any applicable remaining grading plan check fee. (Advisory)

LD21.	(GPA/MA) Prior to the later of either grading plan or final map approval, resolution of all drainage issues shall be as approved by the City Engineer. (Advisory)

LD22.	(GP) Prior to the issuance of a grading permit, the developer shall submit a letter of permission to grade for a specific duration recorded against each offsite parcel and an easement for slope purposes at final map recordation. (Advisory)

LD23.	(GP) Prior to issuance of a grading permit, if the fee has not already been paid prior to map approval or prior to issuance of a building permit if a grading permit is not required, the developer shall pay Area Drainage Plan (ADP) fees. The developer shall provide a receipt to the City showing that ADP fees have been paid to Riverside County Flood Control and Water Conservation District. (MC 9.14.100)

LD24.	(GP) Prior to issuance of a grading permit, the following securities shall be submitted to the City:

	a.	Security, in the form of a cash deposit (preferable), letter of credit, or performance bond shall be required to be submitted as a guarantee of the completion of the grading required as a condition of approval of the project (MC 8.21.070)
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

21

b.	Erosion control security as a guarantee of the completion and maintenance of the erosion control systems required as a condition of approval of the project. The amount of the security shall be equal to one hundred (100) percent of the total estimated cost of the erosion control system(s). The permittee’s estimate of such cost shall be based on the established unit costs available form the city and shall be subject to the review and approval of the city engineer. At least twenty-five (25) percent of the required security shall be in cash and shall be deposited with the city engineer. The remainder of the erosion control security shall be subject to the approval of the City Engineer and City Attorney, and consist of one or more of the following:
i.	Cash deposit;

ii.	Bond

iii.	Certificate of Deposit

iv.	Letter of Credit, in City format, from one or more local financial institution(s) subject to regulation by the state or federal government. (MC 8.21.150)
(Advisory)
LD25.	(GP) Prior to issuance of a grading permit, the developer shall pay the applicable grading inspection fees. (Advisory)
Prior to Map Approval or Recordation
LD26.	(MA) Prior to approval of the final map, the developer shall submit a copy of the Covenants, Conditions and Restrictions (CC&Rs) to the Land Development Division for review and approval. The CC&Rs shall include, but not be limited to, access easements, reciprocal access, private and/or public utility easements as may be relevant to the project. (Advisory)

LD27.	(MA) Prior to approval of the final map, all street dedications shall be irrevocably offered to the public and shall continue in force until the City accepts or abandons such offers, unless otherwise approved by the City Engineer. All dedications shall be free of all encumbrances as approved by the City Engineer. (Advisory)

LD28.	(MA) Prior to approval of the final map, security shall be required to be submitted as a guarantee of the completion of the improvements required as a condition of approval of the project. A Public Improvement Agreement (PIA) will be required to be executed. (Advisory)

LD29.	(MR) Prior to recordation of the final map, this project is subject to requirements under the current permit for storm water activities required as part of the National Pollutant Discharge Elimination System (NPDES) as mandated by the Federal Clean Water Act. In compliance with Proposition 218, the developer shall agree to approve the City of Moreno Valley NPDES Regulatory
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

22

Rate Schedule that is in place at the time of recordation. Following are the requirements:
a.	Select one of the following options to meet the financial responsibility to provide storm water utilities services for the required operation and maintenance monitoring and system evaluations in accordance with Resolution No. 2002-46.
i.	Participate in the mail ballot proceeding in compliance with Proposition 218, for the Common Interest, Commercial, Industrial and Quasi-Public Use NPDES Regulatory Rate Schedule and pay all associated costs with the ballot process; or

ii.	Establish an endowment to cover future City costs as specified in the Common Interest, Commercial, Industrial and Quasi-Public Use NPDES Regulatory Rate Schedule.
b.	Notify the Special Districts Division of the intent to record the final map prior to City Council action authorizing recordation of the final map and the financial option selected. (California Government Code & Municipal Code)
(Advisory)
LD30.	(MR) Prior to recordation of the map, the developer shall submit the map, on compact disks, in (.dxf) digital format to the Land Development Division of the Public works Department. (Advisory)
Prior to Improvement Plan Approval or Construction Permit
LD31.	(IPA) Improvement plans shall be drawn on twenty-four (24) inch by thirty-six (36) inch mylar and signed by a registered civil engineer and other registered/licensed professional as required. (Advisory)

LD32.	(IPA) Prior to approval of the improvement plans, the developer shall submit clearances from all applicable agencies, and pay all outstanding plan check fees. (MC 9.14.210) (Advisory)

LD33.	(IPA) All public improvement plans prepared and signed by a registered civil engineer in accordance with City standards, policies and requirements shall be approved by the City Engineer. Securities and a public improvement agreement shall be required to be submitted and executed as a guarantee of the completion of the improvements. (Advisory)

LD34.	(IPA) The street improvement plans shall comply with all applicable City standards and the following design standards throughout this project:
a.	Corner cutbacks in conformance with City Standard 208 shall be shown on the final map or, if no map is to be recorded, offered for dedication by separate instrument.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

23

b.	Lot access to major thoroughfares shall be restricted except at intersections and approved entrances and shall be so noted on the final map. (MC 9.14.100)

c.	The minimum centerline and flow line grades shall be one percent unless otherwise approved by the City Engineer. (MC 9.14.020)

d.	All street intersections shall be at ninety (90) degrees plus or minus five (5) degrees or as approved by the City Engineer per City Standard No. 706A. (MC 9.14.020)

e.	All reverse curves shall include a minimum tangent of one hundred (100) feet in length.
(Advisory)
LD35.	(IPA) Improvement plans, including design plan and profile information, shall be based upon a centerline profile, extending beyond the project boundaries approved by the City Engineer. Design plan and profile information shall include the minimum 300 feet beyond the project boundaries. (Advisory)

LD36.	(IPA) Improvement plans, shall reflect the City’s moratorium on trench repair pavement cuts on any streets less than three years old or on slurry sealed streets less than one year old unless specifically approved by the City Engineer. Pavement cuts for trench repairs may be allowed for emergency repairs or as specifically approved by the City Engineer. (Advisory)

LD37.	(IPA) Drainage facilities with sump conditions shall be designed to convey the tributary 100-year storm flows. Secondary emergency escape shall also be provided. (MC 9.14.110) (Advisory)

LD38.	(IPA) If the project’s hydrology study proposes to use any portion of a public street right-of-way to accommodate storm flows, said study shall show that the 10-year storm flow will be contained within the curb and the 100-year storm flow will be contained within the street right-of-way. On major streets (Minor Arterial or larger), at least one lane in each direction shall remain open and not be used to carry surface flows. When any of these criteria is exceeded, additional drainage facilities shall be installed as approved by the Public Works Department Land Development Division. (MC 9.14.110) (Advisory)

LD39.	(IPA) The project shall be designed to accept and properly convey all off-site drainage flowing onto or through the site. All storm drain design and improvements shall be subject to review and approval of the City Engineer. (Advisory)

LD40.	(CP) All work performed within the City right-of-way requires a construction permit. As determined by the City Engineer, security may be required for work within the right-of-way. Security shall be in the form of a cash deposit or other approved means. The City Engineer may require the execution of a public improvement agreement as a condition of the issuance of the construction
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

24

permit. All inspection fees shall be paid prior to issuance of construction permit. (MC 9.14.100) (Advisory)

LD41.	(CP) Prior to issuance of a construction permit, all public improvement plans prepared and signed by a registered civil engineer in accordance with City standards, policies and requirements shall be approved by the City Engineer. (Advisory)

LD42.	(CP) Prior to issuance of construction permits, the developer shall submit all improvement plans on compact disks, in (.dxf) digital format to the Land Development Division of the Public Works Department. (Advisory)

LD43.	(CP) Prior to issuance of construction permits, the developer shall pay all applicable inspection fees. (Advisory)
Prior to Building Permit
LD44.	(BP) Prior to issuance of a building permit, the developer shall submit for review and approval, a Waste Management Plan (WMP) per City code and Land Development Division requirements. (AB939, MC 8.80) (Advisory)
Prior to Certificate of Occupancy
LD45.	(CO) Prior to issuance of the last certificate of occupancy or building final, the developer shall pay all outstanding fees. (Advisory)

LD46.	(CO) Prior to issuance of a certificate of occupancy or building final, the developer shall construct all public improvements in conformance with applicable City standards, unless otherwise approved by the City Engineer, including but not limited to the following applicable improvements:
a.	Street improvements including, but not limited to: pavement, base, curb and/or gutter, cross gutters, spandrel, sidewalks, drive approaches, pedestrian ramps, street lights, signing, striping, under sidewalk drains, landscaping and irrigation, medians, redwood header boards, pavement tapers/transitions and traffic control devices as appropriate.

b.	Storm drain facilities including, but not limited to: storm drain pipe, storm drain laterals, open channels, catch basins and local depressions.

c.	City-owned utilities.

d.	Sewer and water systems including, but not limited to: sanitary sewer, potable water and recycled water.

e.	Under grounding of existing and proposed utility lines less than 115,000 volts.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

25

f.	Relocation of overhead electrical utility lines including, but not limited to: electrical, cable and telephone.
(Advisory)
LD47.	(CO) Prior to issuance of a certificate of occupancy or building final, all existing and new utilities adjacent to and on-site shall be placed underground in accordance with City of Moreno Valley ordinances. (MC 9.14.130) (Advisory)
LD48.	(CO) Prior to issuance of a certificate of occupancy or building final, the Developer must comply with the following:
a.	Any required water quality basins, associated treatment control BMPs, and associated hardware per the approved civil drawing must be constructed, certified and approved by the City Engineer including, but not limited to, piping, forebay, aftbay, trash rack.

b.	An Engineer’s Line and Grade Certification shall be provided to the City.

c.	Said facilities shall pass a flow test per City test procedures.
(Advisory)
LD49.	(CO) Prior to issuance of a certificate of occupancy or building final for any Commercial/Industrial facility, whichever occurs first, the owner may have to secure coverage under the State’s General Industrial Activities Storm Water Permit as issued by the State Water Resources Control Board. (Advisory)
Prior to Acceptance of Streets into the City Maintained Road System
LD50.	(AOS) Aggregate slurry, per Section 203-5 of Standard Specifications for Public Works Construction, may be required just prior to acceptance of street(s) into the City maintained road system at the discretion of the City Engineer. (Advisory)
SPECIAL CONDITIONS
Phase 1 — Development Associated with Parcel 1 of PM 35629
LD51.	(RGPA) Prior to rough grading plan approval, the developer shall obtain written concurrence from Riverside County Flood Control and Water Conservation District (RCFC&WCD) for any proposed modifications to the Moreno Area Drainage Plan as well as for the acceptance of a small new additional tributary area resulting from the project’s proposed grading.
LD52.	(RGPA) Prior to rough grading plan approval, it shall be clearly demonstrated on the final drainage study that the potential increased rate of runoff resulting from the development of this site is mitigated. During identified storm events peak flow rates and velocity leaving the site in the
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

26

developed condition shall be no larger than that of the pre-developed condition. The following shall be analyzed in the final drainage study: 1, 3, 6 and 24-hour storm duration for the 2, 5, 10 and 100-year storm events. The applicant understands that additional detention measures or other mitigation, beyond those shown on the tentative parcel map and preliminary drainage study, may be required and shall include those into the design and construction of appropriate drainage facilities.

LD53.	(RGPA) Prior to rough grading plan approval, emergency overflow areas shall be shown at all applicable drainage improvement locations in the event that the drainage improvement fails or exceeds full capacity. Emergency overflow area elevations shall be a minimum of 1’ below the proposed building pad elevation in close proximity. This may include, but not be limited to, an emergency spillway in the basin and an emergency overflow at any sump catch basin location. The developer is responsible for securing any necessary on-site or off-site drainage easements as required for emergency overflow.

LD54.	(RGPA) Prior to rough grading plan approval, all easements, existing, proposed, temporary, and those to be quitclaimed shall be shown on the plan complete with type of easement, easement width, as applicable, instrument number and date of recordation. Copies of the existing easement documents shall be submitted to the City (upon request) for review and approval. Those easements to be quitclaimed shall be coordinated with the appropriate easement holder, including but not limited to, those associated with the electrical utility lines traversing Parcel 1 and the water line running along the entire map’s north boundary adjacent to SR-60 and its on-/off-ramps, as shown and labeled on the tentative parcel map. The above referenced water line shall be relocated outside the existing and ultimate SR-60 right-of-way and preferably within Eucalyptus Avenue.

LD55.	(RGPA) Not withstanding what is shown on the tentative parcel map and grading plan, no grading on Caltrans property shall be permitted without an encroachment permit.

LD56.	(RGPA) Prior to rough grading plan approval, the plan shall show a minimum 15-foot wide maintenance access road from a public street to Parcels G, 5, and 6 (Parcels 5 and 6 to be designated as lettered parcels on the final parcel map) to provide maintenance access to these parcels until such time that the City accepts the dedication. Surrounding grading shall not prohibit runoff from leaving these parcels.

LD57.	(PGPA) Prior to precise grading plan approval, the precise grading plan shall be consistent with the rough grading plan and approved plot plan, in terms of, but not limited to, pad and grade elevations, proposed water quality treatment control best management practices and locations including detention and infiltration basins, proposed building, parking lot, landscape area, slope, and project entrance locations. (Advisory)
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

27

LD58.	(PGPA) Prior to precise grading plan or improvement plan approval, as applicable, the plans shall show any driveway approach up to 40’ in width to be constructed per City Standard Plan 118C, Option 2, modified. The driveways shall have a minimum radius of 50’ if the entrance is to accommodate truck traffic, 35’ otherwise, and transition from an 8” curb height to a 0” curb height at the conventional right-of-way 12’ behind the curb line, or as approved by the City Engineer. There shall be a 4-foot wide pedestrian sidewalk area at 2% maximum cross slope behind the conventional right-of-way. A 4-foot pedestrian right-of-way dedication shall be made on PM 35629. Any entrance greater than 40’ in width shall be designed as a street intersection. (Advisory)

LD59.	(IPA) If it is necessary to adjust the boundary of Parcel G, 5, and 6 (Parcels 5 and 6 to be designated as lettered parcels on the final parcel map) resulting in the need for additional right-of-way for highway and road purposes, it shall be dedicated to the City at no cost to the City. If it is necessary to adjust the boundary resulting in excess right-of-way not needed for highway and road purposes, the City and the developer shall pursue the appropriate mechanism to transfer or convey public property back to the developer.

LD60.	(IPA) Prior to improvement plan approval, the plans shall show redwood headers, or other pavement edge treatment as approved by the City Engineer, at all edge-of-pavement locations in the public right-of-way. If redwood header board is approved, the redwood header shall be installed per the City Standard, using a nominal minimum of 2” wide by 6” deep board. This shall include, but not be limited to, the following locations:
a.	Along the frontage of Parcels 1, 2 and 4 of PM 35629, south side of Eucalyptus Avenue, south edge of the east bound travel lane to be constructed in Phase 1.

b.	Along the frontage of Parcel 4 of PM 35629, east side of Theodore Street, east edge of the northbound travel lane to be constructed in Phase 2.

c.	Along the frontage of Parcel 3 of PM 35629, west side of Redlands Boulevard, west edge of the southbound travel lane to be constructed in Phase 3.

d.	Along the frontage of Parcel 3 of PM 35629, south side of Eucalyptus Avenue, south edge of the eastbound travel lane to be constructed in Phase 3.

e.	At proposed pavement transitions at edge of pavement.

f.	As required by the City Public Works Inspector(s).
LD61.	(IPA) Storm drain improvement plans shall show the connection of the proposed private storm drain system to the proposed public storm drain
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

28

system at the public street right-of-way. A storm drain manhole shall be placed at the right-of-way to mark the beginning of the publicly maintained portion of this storm drain.

LD62.	(IPA) Prior to commencing any work within Caltrans right-of-way, the developer shall obtain an encroachment permit from Caltrans. Work within Caltrans right-of-way may include that work associated with storm drain connections to existing freeway culverts, water line removal, water line extension from north of the freeway including jack and bore operation, power pole relocation and/or undergrounding, and any grading.

LD63.	(IPA) Prior to approval of improvement plans, the developer shall secure any off-site easements from the off-site property owner(s). This includes but is not limited to the drainage easement for the proposed spreading basin south of the project, the slope easement along the south side of Eucalyptus Avenue, the drainage easement for the culvert outlet across Eucalyptus Avenue near Theodore Street, the utility easement for the temporary overhead electrical lines, and any others that may be necessary for the construction and maintenance of offsite utility and infrastructure improvements.

LD64.	(IPA) Prior to approval of improvement plans for any master drainage plan facilities, a right-of-entry agreement shall be executed with Riverside County Flood Control and Water Conservation District (RCFC&WCD) for said facilities.

LD65.	(MA) Prior to parcel map approval, the map shall show a varying width lettered parcel along the project’s north boundary and adjacent to SR-60, shown as Parcel G on the tentative parcel map, to be irrevocably offered for dedication to the City for highway and road purposes. Until such time the City accepts the irrevocable offer of dedication for the lettered parcel, the developer shall keep the parcel clear of permanent and/or temporary improvements, features, and obstructions, including but not limited to, those resulting from grading or water quality treatment. Minimal level of landscaping sufficient to achieve adequate erosion and sediment control consisting of native plants or other plant material as approved by the Planning Division shall be planted and maintained by the developer. Existing utilities shall be relocated outside of the dedicated parcel as conditioned hereon. New utilities shall not be placed within the dedicated parcel without City Engineer approval except for extension of existing storm drain culverts and proposed water line from north of the SR-60 in the Sinclair Street alignment. If permanent or temporary improvements, features, plant material, hardscape, or obstructions are placed within the dedicated parcel, without prior City approval, the developer shall pay any and all costs associated with the removal and restoration to conform to the approved grading plans.

LD66.	(MA) Prior to parcel map approval, the map shall show an irrevocable offer of dedication to the City for highway and road purposes, identified as Parcel 5 and Parcel 6 on the tentative parcel map (Parcels 5 and 6 to be
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

29

shown as lettered parcels on the final parcel map) for an eastbound on-ramp at the Redlands Boulevard interchange and an eastbound off-ramp at the Theodore Street interchange, respectively. The map shall reflect Parcels 5 and 6 as lettered parcels prior to map approval. Until such time the City accepts the irrevocable offer of dedication for the lettered parcel, the parcel shall be kept clear of permanent and temporary improvements, features, and obstructions, including but not limited to, those resulting from grading or water quality treatment, other than those needed to conform to the grades and improvements shown on the approved tentative parcel map. Minimal level of landscaping sufficient to achieve adequate erosion and sediment control consisting of native plants or other plant material as approved by the Planning Division shall be planted and maintained by the developer as conditioned hereon. Existing utilities shall be relocated outside of the dedicated parcel. New utilities shall not be placed within the dedicated parcel without prior City Engineer approval. If permanent or temporary improvements, features, plant material, hardscape, or obstructions are placed within the dedicated parcel, the developer shall pay any and all costs associated with the removal and restoration to conform to the approved grading plan.

LD67.	(MA) Prior to parcel map approval, if the developer proposes to grade the site such that a slope is created for future freeway on- and/or off-ramp improvements within Parcels G, 5 and/or 6 (Parcels 5 and 6 to be shown as lettered parcels on the final parcel map), the developer shall obtain City approval such that the slope will coordinate closely with the future ramp improvements. It may be required that the developer grant a construction easement to the City, ultimately to Caltrans, at no cost to the City or Caltrans, in the future to facilitate the interchange improvements in order to make any necessary adjustments to the slope, drainage, and related features located within and/or outside of Parcels G, 5 and/or 6. In no event shall the exercise of this easement disrupt any existing development or damage any site improvements.

LD68.	(MA) Prior to parcel map approval, the map shall show the appropriate right-of-way to be dedicated as well as all existing and proposed easements.
a.	The map shall show a right-of-way dedication on Eucalyptus Avenue to secure a full width right-of-way distance of 110’ for a Divided Arterial, City Standard 103A, modified to accommodate enhanced 12-foot wide landscape areas within the street parkway. Additional right-of-way shall be dedicated at the intersection of Eucalyptus Avenue and Redlands Boulevard to accommodate southbound dual left turn lanes and a dedicated northbound right-turn lane as well as at the intersection of Eucalyptus Avenue and Theodore Street to accommodate dual left turn lanes.

b.	The map shall show a minimum 20-foot wide multi-use trail and pedestrian access easement along the north side of Eucalyptus Avenue directly behind and adjacent to the proposed right-of-way.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

30

c.	The map shall show 37-foot wide open space parcels, Parcels A through E as shown on the tentative parcel map, along the north side of Eucalyptus Avenue directly behind and adjacent to the proposed right-of-way. The proposed multi-use trail and pedestrian access easement is to be located within the 37-foot wide open space parcels. The City will not maintain landscaping located within said 37-foot wide open space parcels.

d.	The map shall show an additional 10-foot street right-of-way dedication on the east side of Redlands Boulevard along the map west boundary to secure a centerline to east right-of-way distance of 70 feet for a Divided Arterial, City Standard 103A, modified to accommodate curb-separated sidewalk as well as additional lanes required at the Eucalyptus Avenue intersection.

e.	The map shall show an 18-foot wide bike trail and pedestrian access easement directly behind and adjacent to the proposed Redlands Boulevard east right-of-way.

f.	The map shall show an additional 31-foot street right-of-way dedication on the west side of Theodore Street along the map east boundary to secure a centerline to west right-of-way distance of 61 feet for a Minor Arterial, City Standard 105A, modified to accommodate curb-separated sidewalk as well as additional lanes required at the Eucalyptus Avenue intersection.

g.	The map shall show a minimum 18-foot wide bike trail and pedestrian access easement directly behind and adjacent to the proposed Theodore Street west right-of-way.

h.	The map shall show a varying width lettered parcel, shown as Parcel G on the tentative parcel map, for highway and road purposes.

i.	The map shall show a 4-foot pedestrian right-of-way dedication behind the driveway approach at any project entrance with a width up to 40 feet to be constructed per City Standard 118C.

j.	The map shall show additional right-of-way at intersections to accommodate additional turning movements required by the Transportation Division, in conformance with the final traffic report.

k.	The map shall demonstrate, to the satisfaction of the City Engineer, adequate right-of-way is being dedicated at the eastbound off-ramp at Theodore Street and the eastbound on-ramp at Redlands Boulevard to cover its ultimate alignment, consistent with the final traffic report and Caltrans standards.

I.	The map shall show additional right-of-way at corner cutbacks per City Standard 208.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

31

LD69.	(MA) Prior to parcel map approval, a reciprocal access agreement between adjacent development parcels shall be submitted to the City for review and approval processing for concurrent recording with the final parcel map. Alternatively, the reciprocal access among parcels can be established in the covenants, conditions, and restrictions (CCRs) if any, and recorded concurrent with the map.

LD70.	(MA) Prior to parcel map approval, the Developer shall guarantee the construction of all improvements for all phases of development by entering into a public improvement agreement and posting security. The improvements required during each phase of development are described under that phase heading. The developer is required to complete those improvements listed under each phase by the occupancy of the first building of each phase, or as otherwise determined by the City Engineer. The improvements for Phase 1 are described below and shall be completed prior to occupancy of the building for Phase 1, or as otherwise determined by the City Engineer.
a.	Eucalyptus Avenue, Divided Arterial, City Standard 103A (110’ RW / 86’ CC) modified to accommodate enhanced 12-foot wide landscape areas within the street parkway. The full 110-foot right-of-way dedication shall occur as part of Phase 1. The following shall be constructed with the development of Phase 1.
i.	Street improvements to half-width, including the full-width median, plus an additional 18 feet south of the street median curb from the proposed interim cul-de-sac to Theodore Street. Improvements shall consist of, but not be limited to, pavement, base, redwood header, raised landscape median, curb, gutter, sidewalk, driveway approaches, drainage structures, any necessary offsite improvement transition/joins to existing, streetlights, pedestrian ramps, removal/relocation and/or undergrounding of any power poles with overhead utility lines less than 115,000 volts, and dry and wet utilities, including sewer and water main line construction, reclaimed water line construction, and electrical utility lines.

ii.	A minimum 24-foot wide emergency access, paved to City Standard 108E, or better, from Redlands Boulevard to just west of the west property line of Parcel 2 of PM 35629. The emergency access road shall be constructed on the north side of Eucalyptus Avenue with a cross fall to one side at 2%.

iii.	An interim cul-de-sac, if needed, to allow for truck turn-around movements located just west of the west property line of Parcel 2 of PM 35629. Full 86-foot curb-to-curb paved
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

32

width in lieu of a cul-de-sac may suffice, as approved by the City Engineer.

iv.	Intersection improvements at Eucalyptus Avenue and Theodore Street to allow for truck turning movements required in the Traffic Study for Phase 1 of the project.

v.	Relocation of an existing water line that runs along the north map boundary adjacent to the SR-60 existing right-of-way to within Eucalyptus Avenue.

vi.	A 6-foot wide curb-separated sidewalk to be located directly behind the 12-foot wide parkway landscape area adjacent to and outside of the street right-of-way.

vii.	A 4-foot wide landscape area adjacent to and behind the curb-separated sidewalk.

viii.	A 10-foot wide multi-use trail adjacent to and behind the 4-foot wide landscape area mentioned above.

ix.	A 17-foot wide landscape area adjacent to and behind the 10-foot trail. All improvements and landscaping beyond the street right-of-way shall be located within a 37-foot wide open space area designated as lettered Parcels A through E, as shown on the tentative parcel map, along the north side of Eucalyptus Avenue. The 6-foot wide sidewalk, the 10-foot trail, and the 4-foot landscape area between the sidewalk and trail, shall be within a proposed minimum 20-foot wide multi-use trail and pedestrian access easement. The easement may be dedicated over the entire open space parcel width (37 feet) of Parcels A through E, as approved by the City Engineer. The City will not maintain landscaping located within said 37-foot wide open space parcels.
b.	Theodore Street, Minor Arterial, City Standard 105A (131’ RW /107’ CC Modified) to accommodate additional lanes required for vehicular turning movements per the project’s approved Traffic Study. An additional 31-foot right-of-way dedication on the west side of the street, along the map’s east property line, shall be shown on the parcel map. Phase 1 limits of improvements consist of the following improvements:
i.	Intersection improvements at Eucalyptus Avenue to allow for truck turning movements required in the project’s approved Traffic Study for Phase 1 of the project.

ii.	30-foot wide paved access which meets current City standards or as otherwise approved by the City Engineer, from Eucalyptus Avenue to the SR-60 overpass.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

33

Improvements shall consist of, but not be limited to, pavement, base, asphalt concrete berm, any necessary offsite improvement transition/joins to existing.
c.	Additional pavement for Theodore Street interchange on-and off- ramps as may be required to accommodate truck traffic turning movements in accordance with the Final Traffic Report and Transportation Division approval.

d.	Project entrances up to 40-foot wide shall be constructed per City Standard No. 118C. The parcel map shall show an additional 4-foot right-of-way dedication behind driveway approaches. No decorative pavers shall be placed within the public right-of-way. Any entrance greater than 40 feet in width shall be designed as a street intersection.

e.	Restoration of pavement per City trench standards resulting from bringing water line and sewer service lines to the project.

f.	Pavement core samples of existing pavement on Theodore Street may be taken and findings submitted to the City for review and consideration of using an existing structural section of a lesser thickness of pavement improvements. The City will determine the adequacy of the existing pavement structural section. If the existing pavement section is found to be adequate, then a lesser thickness than that specified above for street pavement improvements may be allowed, as approved by the City Engineer. If the existing pavement section is found to be inadequate, the Developer shall construct the streets to the limits as listed above.
LD71.	(BP) The developer shall coordinate with Land Development staff to facilitate partial pad certification in conjunction with construction sequencing as approved by the City Engineer.

LD72.	(BP) Prior to issuance of a building permit, final line and grade certification shall be provided by the licensed engineer of record stating the building pad is in substantial conformance with the approved grading plan. For Parcel 1, the developer shall coordinate with Land Development staff to facilitate partial pad certification in conjunction with construction sequencing as approved by the City Engineer. The relocation and/or abandonment of existing utilities and quitclaim of existing easements shall be coordinated with the sequencing of the Parcel 1 development such that these do not interfere or encumber the particular building area being developed at any given time.

LD73.	(BP) Prior to building permit issuance this project shall cause the quitclaim of all existing easements, especially those easements underneath proposed building footprints shall be quitclaimed. This shall include, but not be limited to, the water line easement and power line easement. All utilities shall be relocated, as necessary, prior to
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

34

quitclaiming the easements. All new easements shall be granted prior to utility relocations and quitclaims of existing easements.

LD74.	(BP) Prior to building permit issuance, the developer shall remove, or cause the removal, of any sign or other structure, as applicable, on the project site, including that portion within Parcels G, 5 and 6, as shown on the tentative parcel map (Parcels 5 and 6 to be dedicated as lettered parcels on the final parcel map), to be dedicated to the City for the future freeway expansion, unless other arrangements are made with and approved by the City Engineer. The developer shall record easements for, provide access to, etc. any sign or structure that might remain, as approved by the City Engineer.

LD75.	(BP) Prior to building permit issuance, the developer shall submit to the City a recorded agreement pertaining to the maintenance of and access to the temporary spreading basin to be constructed on the land south and adjacent to this project map, identified as APN# 488-350-002.

LD76.	(BP) Prior to building permit issuance of the proposed building in Phase 1, the developer shall submit to the City for review and approval all required off-site (outside of the map boundary) easements, including but not limited to, a roadway slope easement along the south side of Eucalyptus Avenue, drainage easements at low points along the south side of Eucalyptus Avenue where rip rap and other drainage improvements are proposed, a drainage easement for the culvert headwall, rip rap and grading on the south side of Eucalyptus Avenue, just west of Theodore Street, an easement for any work outside of the Sinclair Street right-of-way north of SR-60 for work associated with the construction of the water line. These easements shall record prior to occupancy, after the City has reviewed and approved them prior to building permit issuance.

LD77.	(CO) Prior to occupancy for the proposed building in Phase 1, the developer shall obtain an encroachment permit from Caltrans and complete the following jack and bore operation for the installation of a proposed water line underneath SR-60 to be located within Sinclair Street right-of-way north of the freeway. The developer shall apply Caltrans crossing requirements to the portion of the water line that will lie within Parcel G of the tentative parcel map.

LD78.	(CO) Prior to occupancy of the proposed building in Phase 1, the parcel map shall record along with all the offers of dedication for right-of-way and easements made on the map.

LD79.	(CO) Prior to occupancy of the proposed building in Phase 1, all overhead utility lines less than 115,000 volts fronting or within the entire map boundary shall be placed underground per Section 9.14.030C of the City Municipal Code except those along the west side of Theodore Street, the terminus of the facility over SR-60 at Sinclair Street, and the interim
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

35

service from Redlands Boulevard and Dracaea Avenue northerly to the project site.

LD80.	(CO) Prior to occupancy of the proposed building in Phase 1, existing utilities shall be relocated outside of Parcels G, 5, and 6, as identified on the tentative parcel map (Parcels 5 and 6 to be dedicated as lettered lots on the final parcel map), being offered for dedication for highway and road purposes.

LD81.	(CO) Prior to occupancy of the proposed building in Phase 1, the developer shall bring overhead electrical service to the building from the nearest source identified by the developer to be located on the west side of Redlands Boulevard near Dracaea Avenue. This will require the developer to bore under Redlands Boulevard to the east side of Redlands Boulevard.

LD82.	(CO) Prior to occupancy of any buildings, a cooperative (tri-party) agreement among the developer, the City and RCFC&WCD regarding the operation and maintenance of said facilities shall be executed.

LD83.	(RGPA) In accordance with the City of Moreno Valley standards, the Double Ring Infiltrometer field testing method per ASTM D3385 shall be utilized to perform in-situ percolation testing in the location of proposed infiltration area treatment control Best Management Practice (BMP) and the results included as an amendment to the Final WQMP prior to issuance of the first occupancy. (Advisory)

LD84.	(RGPA) The Applicant shall prepare and submit for approval a Project Specific Final Water Quality Management Plan (F-WQMP) for PA07-0090 - Highlands - Parcel 1 of TPM 35629 Logistics Building. The F-WQMP shall be consistent with the approved P-WQMP and in full conformance with the document; “Riverside County Water Quality Management Plan for Urban Runoff” dated July 24, 2006. The F-WQMP shall be submitted and approved prior to rough grading plan approval. At a minimum, the F-WQMP shall include the following: Site Design BMPs; Source Control BMPs; Treatment Control BMPs; Operation and Maintenance requirements for BMPs; and sources of funding for BMP implementation. (Advisory)

LD85.	(RGPA) The Applicant shall select and implement treatment control BMPs that are medium to highly effective for treating Pollutants of Concern (POC) for the project. POC include project pollutants associated with a 303(d) listing or a Total Maximum Daily Load (TMDL) for receiving waters. Project pollutants of concern include: sediment/turbidity, nutrients, organic compounds, oxygen demanding substances, and pathogens. Exhibit C of the document, “Riverside County Water Quality Management Plan for Urban Runoff” dated July 24, 2006 shall be consulted for determining the effectiveness of proposed treatment BMPs. (Advisory)
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

36

LD86.	(RGPA) Overall, the proposed treatment control concept is accepted as the conceptual treatment control BMP for the proposed site. The Applicant has proposed to incorporate the use of combined detention and infiltration basins with underdrain systems. Final design details of these detention and infiltration systems must be provided in the first submittal of the F-WQMP. The size of the treatment control BMP is to be determined using the procedures set forth in Exhibit C of the Riverside County Guidance Document. The Applicant acknowledges that more area than currently shown on the plans may be required to treat site runoff as required by the WQMP Guidance Document. (Advisory)

LD87.	(RGPA) The Applicant shall substantiate the applicable Hydrologic Condition of Concern (HCOC) (WQMP Section IV) in the F-WQMP. The HCOC designates that the project will comply with Condition C; therefore, the condition must be addressed in the F-WQMP.

LD88.	(GP) The Applicant shall, prior to building or grading permit closeout or the issuance of a certificate of occupancy, demonstrate:
a.	That all structural BMPs have been constructed and installed in conformance with the approved plans and specifications;

b.	That all structural BMPs described in the F-WQMP have been implemented in accordance with approved plans and specifications;

c.	That the Applicant is prepared to implement all non-structural BMPs included in the F-WQMP, conditions of approval, and building/grading permit conditions; and

d.	That an adequate number of copies of the approved F-WQMP are available for the future owners/occupants of the project.
(Advisory)
Phase 2 — Development Associated with Parcels 2 and 4 of PM 35629

In the future, when planning applications for development of Parcels 2 and 4 are submitted to the City, additional conditions of approval for on-site development of those parcels will be added to these special conditions of approval associated with off-site and perimeter infrastructure improvements that apply to the development of Parcels 2 and 4.
LD89.	(PPA) Prior to approval of a plot plan for any project on Parcel 4 of PM 35629, proposed pad and site elevations shall be coordinated with the most current design available for the Theodore Street interchange improvement plans. The plot plan shall show the proposed relocation corridor within the future right-of-way of Theodore Street for the overhead electrical power poles along Theodore Street for overhead utility lines larger than 115,000 volts.

LD90.	(CO) Theodore Street improvements shall be coordinated with the City’s Capital Project Theodore/SR60 Interchange Project. Interim improvements shall be at the discretion of the City Engineer and shall be constructed prior to the occupancy of any building in Phase 2. The
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

37

project design shall accommodate the future ultimate improvements on Theodore Street which include half-width plus an additional 30 feet east of the centerline, along Parcel 4 of PM 35629 east frontage. Future ultimate improvements shall consist of, but not be limited to, pavement, base, curb, gutter, sidewalk, driveway approaches, drainage structures, any necessary offsite improvement transition/joins to existing, streetlights, pedestrian ramps, dry and wet utilities. In addition, the following improvements shall be provided within the 20-foot wide open space Parcel F shown on the tentative parcel map: a 2-foot wide portion of sidewalk located outside of the proposed sidewalk, a 4-foot wide landscaped area behind sidewalk, a 10-foot wide bike trail behind the 4-foot wide landscaped area, and a 2-foot wide flat landscape area. Ultimate improvements shall be coordinated with the City’s Capital Project Theodore Street/SR-60 Interchange Project and/or interim improvements shall be at the discretion of the City Engineer.

LD91.	(CO) Prior to occupancy of any building in Phase 2, ultimate street improvements shall be constructed on Eucalyptus Avenue along project frontage, connecting to those improvements constructed in Phase 1. Improvements shall consist of, but not be limited to, pavement, base, raised landscape median, trail, curb, gutter, sidewalk, driveway approaches, drainage structures, any necessary offsite improvement transition/joins to existing, streetlights, pedestrian ramps, dry and wet utilities. In addition, the following improvements shall be constructed within a minimum 20-foot wide multi-use trail and pedestrian access easement: a 6-foot wide sidewalk directly behind the proposed right-of-way, followed by a 4-foot wide landscaped area behind sidewalk, and then a 10-foot wide multi-use trail.
Phase 3 — Development Associated with Parcel 3 of PM 35629

In the future, when a planning application for development of Parcel 3 is submitted to the City, additional conditions of approval for on-site development of that parcel will be added to these special conditions of approval associated with off-site and perimeter infrastructure improvements that apply to the development of Parcel 3.
LD92.	(PPA) Prior to approval of a plot plan for any project on Parcel 3 of PM 35629, proposed pad and site elevations shall be coordinated with the most current available Redlands Boulevard interchange improvement plans.

LD93.	(CO) Redlands Boulevard improvements shall be coordinated with the City’s Capital Project Redlands Boulevard/SR60 Interchange Project. Interim improvements shall be at the discretion of the City Engineer and shall be constructed prior to the occupancy of any building in Phase 3. The project design shall accommodate the future ultimate improvements on Redlands Boulevard Divided Arterial, City Standard 103A (131’ RW / 107’ CC Modified) to half-width plus an additional 21 feet west of the centerline, along the entire project’s east frontage. Future ultimate
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

38

improvements shall consist of, but not be limited to, pavement, base, redwood header, curb, gutter, sidewalk, driveway approaches, drainage structures, any necessary offsite improvement transition/joins to existing, streetlights, pedestrian ramps, removal/relocation and/or undergrounding of any power poles with overhead utility lines less than 115,000 volts, and dry and wet utilities. In addition, the following improvements shall be provided within an 18-foot wide bike trail and pedestrian access easement: a 2-foot wide portion of sidewalk located outside of the proposed sidewalk, a 4-foot wide landscaped area behind sidewalk, a 10-foot wide bike trail behind the 4-foot wide landscaped area, and a 2-foot wide flat landscape area. In addition, intersection improvements at Eucalyptus Avenue shall be made to allow for truck turning movements required in the project’s approved Traffic Study for Phase 1 of the project. Additional improvements will be identified within the supplemental traffic study required for Phases 2 and 3 planning application development plans. Ultimate improvements shall be coordinated with the City’s Capital Project Theodore Street/SR-60 Interchange Project and/or interim improvements shall be at the discretion of the City Engineer.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

39

CITY OF MORENO VALLEY
CONDITIONS OF APPROVAL
Case No: PA07-0090 (TPM 35629)
APNs: 488-350-001, 488-350-002, and 488-360-001 through 488-360-012
12.12.08 Revised
PUBLIC WORKS DEPARTMENT
Special Districts Division
Note: All Special Conditions, Modified Conditions, or Clarification of Conditions are in bold lettering. All other conditions are standard to all or most development projects.
Acknowledgement of Conditions
The following items are Special Districts’ Conditions of Approval for project PA07-0090; this project shall be completed at no cost to any Government Agency. All questions regarding Special Districts’ Conditions including but not limited to, intent, requests for change/modification, variance and/or request for extension of time shall be sought from the Special Districts Division of the Public Works Department 951.413.3480. The applicant is fully responsible for communicating with each designated Special Districts staff member regarding their conditions.
General Conditions
SD-1	The parcel(s) associated with this project have been incorporated into the Moreno Valley Community Services Districts Zones A (Parks & Community Services) and C (Arterial Street Lighting). All assessable parcels therein shall be subject to annual Zone A and Zone C charges for operations and capital improvements.

SD-2	Plans for parkway, median, slope, and/or open space landscape areas designated on the tentative map or in these Conditions of Approval for incorporation into Moreno Valley Community Services District Zone M, shall be prepared and submitted in accordance with the City of Moreno Valley Public Works Department Landscape Design Guidelines. Contact the Special Districts Division of the Public Works Department to obtain copies of this document.

SD-3	The Developer, or the Developer’s successors or assignees shall be responsible for all parkway and/ or median landscaping maintenance until such time as the District accepts maintenance duties.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

40

Special Districts Division
Conditions of Approval
Case No: PA07-0090 (TPM 35629)
APNs: 488-350-001, 488-350-002, and 488-360-001 through 488-360-012

SD-4	Any damage to existing landscape easement areas due to project construction shall be repaired/replaced by the Developer, or Developer’s successors in interest, at no cost to the Moreno Valley Community Services District.
Prior to Recordation of Final Map
SD-5	(R) This project has been identified to be included in the formation of a Community Facilities District (Mello-Roos) for Public Safety services, including but not limited to Police, Fire Protection, Paramedic Services, Park Rangers, and Animal Control services. The property owner(s) shall not protest the formation; however, they retain the right to object to the rate and method of maximum special tax. In compliance with Proposition 218, the Developer shall agree to approve the mail ballot proceeding (special election) for either formation of the CFD or annexation into an existing district that may already be established. The Developer must notify Special Districts of intent to record final map prior to City Council action authorizing recordation of the map. (California Government Code) This condition would no longer apply if the final map is recorded prior to the formation of the Public Safety Community Facilities District.

SD-6	(R) This project is conditioned to provide a funding source for the capital improvements and/or maintenance for the Eucalyptus Ave. median landscape. In order for the Developer to meet the financial responsibility to maintain the defined service, one of the following options shall be selected:
a.	Participate in the mail ballot proceeding in compliance with Proposition 218, for Moreno Valley Community Services District Zone M (Commercial, Industrial and Multifamily Improved Median Maintenance), and pay all associated costs with the ballot process; or

b.	Establish an endowment to cover the future maintenance costs of the landscaped area.
The Developer must notify Special Districts of intent to record final map prior to City Council action authorizing recordation of the map and the financial option selected to fund the continued maintenance.

SD-7	Commercial (R) Land Development, a Division of the Public Works Department, requires this project to supply a funding source necessary to provide, but not limited to, stormwater utilities services for the monitoring
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

41

Special Districts Division
Conditions of Approval
Case No: PA07-0090 (TPM 35629)
APNs: 488-350-001, 488-350-002, and 488-360-001 through 488-360-012 of on site facilities and performing annual inspections of the affected areas to ensure compliance with state mandated stormwater regulations, the Developer must notify Special Districts of intent to record final map prior to City Council action authorizing recordation of the map and the financial option selected to fund the continued maintenance. (California Government Code)

SD-8	(R) Prior to recordation of the final map, the Developer, or the Developer’s successors or assignees, shall record with the County Recorder’s Office a Declaration of Covenant and Acknowledgement of Assessments for each assessable parcel therein, whereby the Developer covenants and acknowledges the existence of the Moreno Valley Community Services District, its established benefit zones, and that said parcel(s) is (are) liable for payment of annual benefit zone charges and the appropriate National Pollutant Discharge Elimination System (NPDES) maximum regulatory rate schedule when due. A copy of the recorded Declaration of Covenant and Acknowledgement of Assessments shall be submitted to the Special Districts Division.

** For a copy of the Declaration of Covenant and Acknowledgement of the Assessments form, please contact Special Districts, phone 951.413.3480.
Prior to Building Permit Issuance
SD-9	(BP) This project has been identified to be included in the formation of a Map Act Area of Benefit Special District for the construction of major thoroughfares and/or freeway improvements. The property owner(s) shall participate in such District, and pay any special tax, assessment, or fee levied upon the project property for such District. At the time of the public hearing to consider formation of the district, the property owner(s) will not protest the formation, but the property owners(s) will retain the right to object if any eventual assessment is not equitable, that is, if the financial burden of the assessment is not reasonably proportionate to the benefit which the affected property obtains from the improvements which are to be installed. (Street & Highway Code, GP Objective 2.14.2, MC 9.14.100) Once the Transportation Uniform Mitigation Fee (TUMF) is paid, the requirement to annex into the Special District would no longer be applicable.

SD-10	(BP) Final median, parkway, slope, and/or open space landscape/irrigation plans for those areas designated on the tentative map or in these Conditions of Approval for inclusion into Community Services District shall be reviewed and approved by the Community Development
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

42

Special Districts Division
Conditions of Approval
Case No: PA07-0090 (TPM 35629)
APNs: 488-350-001, 488-350-002, and 488-360-001 through 488-360-012

Department — Planning Division, and the Public Works Department — Special Districts and Transportation Divisions prior to the issuance of the first Building Permit.
Prior to Certificate of Occupancy
SD-11	(CO) Prior to issuance of a Certificate of Occupancy or building final, the Developer shall submit a letter to Special Districts from the Utility service responsible for providing final electrical energy connections and energization of the streetlights for the development project. The letter must identify, by pole number, each streetlight in the development and state the corresponding date of its electrical energization.
SD-12	(CO) All median landscaping specified in the tentative map or in these Conditions of Approval shall be constructed pursuant to the project phasing plan dated December 10, 2008.
SD-13	(CO) Prior to issuance of a Certificate of Occupancy or building final, the Developer shall submit, in a form acceptable to Special Districts, the current list of all Assessor’s Parcel Numbers assigned to the recorded map. Please forward to:
City of Moreno Valley
Special Districts
14325 Frederick Street— Suite 9
P. O. Box 88005
Moreno Valley, CA 92552-0805
SD-14	(CO) Prior to the issuance of the first Certificate of Occupancy or building final for this project, the Developer shall pay Advanced Energy fees for all applicable Zone B (Residential Street Lighting) and/or Zone C (Arterial Street Lighting and Intersection Lighting) streetlights required for this development. The Developer shall provide a receipt to the Special Districts Division showing that the Advanced Energy fees have been paid in full for the number of streetlights to be accepted into the CSD Zone B and/or Zone C program. Payment shall be made to the City of Moreno Valley, as collected by the Land Development Division, based upon the Advanced Energy fee rate at the time of payment and as set forth in the current Listing of City Fees, Charges and Rates, as adopted by City Council. Any change in the project which may increase the number of streetlights to be installed will require payment of additional Advanced Energy fees at the then current fee.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

43

CITY OF MORENO VALLEY
CONDITIONS OF APPROVAL
PA07-0090
Tentative Parcel Map for four parcels located on the north side of future Eucalyptus
Avenue, east of Redlands Boulevard.
Note: All Special conditions are in bold lettering. All other conditions are standard to all or most development projects.
Transportation Engineering Division — Conditions of Approval
Based on the information contained in our standard review process we recommend the following conditions of approval be placed on this project:
GENERAL CONDITIONS
TE1.	Install Citywide Communication System (Traffic Signal Interconnect) per City Standards along Eucalyptus Avenue and Theodore Street.
TE2.	A Class I Bikeway is planned for the east side of Redlands Boulevard that shall require additional right-of-way and/or easements.
TE3.	The project applicant shall submit supplemental traffic studies at the time of entitlement of Phase 2 (Parcels 2 and 3) and again at Phase 3 (Parcel 4). The supplemental traffic studies shall address improvements necessary for the two phases that could include but not be limited to traffic signals, additional turn lanes, traffic signal synchronization/timing, interchange improvements, fair share contributions, median construction, and traffic control at project driveways. Conditions of approval for Phase 2 and Phase 3 plot plans shall be based upon the findings of the supplemental traffic studies, and conditioned improvements shall be required prior to issuance of a certificate of occupancy for the respective phases.
PRIOR TO GRADING PERMIT
TE4.	(GP) Prior to issuance of a grading permit for Phase 1, the project applicant shall submit conceptual striping plans for street improvements along Eucalyptus Avenue as well as Theodore Street.
PRIOR TO IMPROVEMENT PLAN APPROVAL OR CONSTRUCTION PERMIT
TE5.	The driveways less than 40 feet in width shall conform to Section 9.16.250, and Table 9.16.250A of the City’s Development Code — Design Guidelines, and City
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Exhibit A
Date Adopted: February 10, 2009

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Standard Plan No. 118C. Driveways wider than 40’ shall be designed as intersections with pedestrian access ramps per City standards (Advisory).
TE6.	Prior to the final approval of the street improvement plans, a signing and striping plan shall be prepared per City of Moreno Valley Standard Plans — Section 4 for all streets with a cross section of 66’/44’ and wider (Advisory).
TE7.	Prior to final approval of the street improvement plans, the developer shall submit to the City a contract between the developer and a street sweeping company for sweeping the streets during the warranty period, for the day shown on the posted street sweeping signage. The contract shall include a contact person and phone number for said contact person (Advisory).
TE8.	Prior to issuance of a construction permit, construction traffic control plans prepared by a qualified, Registered Civil or Traffic engineer shall be required (Advisory).
TE9.	Sight distance at driveways and on streets shall conform to City Standard Plan No. 125 A, B, and C at the time of preparation of final grading, landscape, and street improvements (Advisory).
TE10.	Prior to final approval of the street improvement plans, interim and ultimate alignment studies shall be approved by the City Traffic Engineer.
TE11.	Prior to the final approval of the street improvement plans for Phase 1, the project applicant shall design the intersection of Theodore Street and Eucalyptus Avenue to provide the following geometrics:

Northbound: One left turn lane, one through lane Southbound: One through lane, one right turn lane Eastbound: One left turn lane, one right turn lane Westbound: N/A

NOTE: All curb return radii shall be 50 feet.
TE12.	Prior to the final approval of the street improvement plans for Phase 1, the project applicant shall design the intersection of Theodore Street and SR-60 Eastbound Ramp to provide the following geometrics:

Northbound: One left turn lane, one through lane Southbound: One shared through/right turn lane Eastbound: One left turn lane, one right turn lane Westbound: N/A

NOTE: All curb return radii shall be 50 feet.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

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TE13.	Prior to final approval of the street improvement plans for Phase 1, the project applicant shall design the intersection of Theodore Street and SR-60 Westbound Ramp to provide the following geometrics:

Northbound: One through lane, pavement widening to accommodate turning trucks Southbound: One shared left turn/through lane Eastbound: N/A Westbound: One shared left turn/right turn lane
TE14.	Prior to final approval of the street improvement plans for Phase 3, the project applicant shall design the intersection of Redlands Boulevard and Eucalyptus Avenue for its ultimate cross-section to include the following:

Northbound: Two left turn lanes, two through lanes, one right turn lane
Southbound: Two left turn lanes, two through lanes, one right turn lane
Eastbound: Two left turn lanes, two through lanes, one right turn lane
Westbound: Two left turn lanes, two through lanes, one right turn lane

NOTE: All curb return radii shall be 50 feet.
TE15.	Prior to final approval of the street improvement plans, the project applicant shall design bus bays per City Standard Plan No. 121 at the following locations:
•	Northbound Redlands Boulevard, north of Eucalyptus Avenue (Phase 3)

•	Eastbound Eucalyptus Avenue, east of Redlands Boulevard (Phase 3)

•	Westbound Eucalyptus Avenue, west of Theodore Street (Phase 2)

•	Westbound Eucalyptus Avenue, west of project driveway aligned with Sinclair Street (Phase 2)
PRIOR TO CERTIFICATE OF OCCUPANCY OR BUILDING FINAL
TE16.	(CO) Prior to issuance of a certificate of occupancy, all approved signing and striping shall be installed per current City Standards and the approved plans (Advisory).
TE17.	(CO) Prior to issuance of a certificate of occupancy for Phase 1, the project applicant shall construct the intersection/roadway improvements identified in TE11, TE12, and TE13 per the approved plans.
TE18.	(CO) Prior to issuance of a certificate of occupancy for Phase 3, the project applicant shall construct the east leg of the Redlands Boulevard/Eucalyptus
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

46

Avenue intersection per TE14. Necessary improvements to the other legs of the intersection shall be identified in the supplemental traffic study per TE3.
TE19.	(CO) Prior to the issuance of a certificate of occupancy for the project, driveway access at the following locations will be installed as follows:
•	The easternmost driveway: full access.

•	The second driveway from the east: right-in, right-out access by means of a raised median.

•	The third driveway from the east (employee parking lot): full access.

•	The second driveway from the west: right-in, right-out by means of a raised median.

•	The westernmost driveway: full access.

•	Additional driveways for Phases 2 and 3 shall be reviewed at the time of their entitlement, and conditions of approval shall be prepared as necessary regarding access.
NOTE: All truck driveways shall have curb return radii of 50 feet.
PRIOR TO ACCEPTANCE OF STREETS INTO THE CITY-MAINTAINED ROAD SYSTEM
TE20.	Prior to the acceptance of streets into the City-maintained road system, all approved traffic control and signing and striping shall be installed per current City Standards and the approved plans (Advisory).
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

47

CITY OF MORENO VALLEY
CONDITIONS OF APPROVAL FOR
Case No. PA07-0091 Plot Plan
PARKS AND COMMUNITY SERVICES DEPARTMENT
Note: All Special Conditions, Modified Conditions, or Clarification of Conditions are in bold lettering. All other conditions are standard to all or most development projects.
Acknowledgement of Conditions
The following items are Parks and Community Services Department Conditions of Approval for project PA07-0091 Plot Plan this project shall be completed at no cost to any Government Agency. All questions regarding Parks and Community Services Department Conditions including but not limited to, intent, requests for change/modification, variance and/or request for extension of time shall be sought from the Parks and Community Services Department 951.413.3280. The applicant is fully responsible for communicating with the Parks and Community Services Department project manager regarding the conditions.
A multi-use trail and Class-I bikeway shall be designated for TPM 35629.
As approved on TPM 35629, a multi-use trail within an approximate 10’ —11’ wide easement to the Community Services district (CSD) shall be located along the west side of Theodore Street. The construction of the multi-use trail on Theodore Street along the frontage of the property shall be completed with the future widening of said Street. The developer shall make financial arrangements with the City to fund the multi-use trail construction prior to the issuance of any Certificate of Occupancy on Parcel 1. Should the multi-use trail be subsequently eliminated from the City’s General Plan, the developer shall have no further obligation to construct the multi-use trail and the security issued will be returned to the developer.
As approved on TPM 35629, a multi-use trail within an approximate 10’ —11’ wide easement to the CSD shall be located along the north side of Eucalyptus Street (currently Fir Avenue), within the development. Development of multi-use trail segments shall occur when Eucalyptus Street is constructed connecting Redlands Boulevard and Theodore Street or at the discretion of the Parks and Community Services Director, an in-lieu fee or acceptable financial arrangement will be provided to the City in an amount equal to the cost of constructing the improvements. Should the multi-use trail be subsequently eliminated from the City’s General Plan, the developer shall have no further obligation to construct the multi-use trail and the security issued or fee imposed will be returned to the developer. The Final Map and Grading Plans shall show each segment as well as the overall multi-use trail plan. The developer shall make financial arrangements with the City to fund the multi-use trail construction for the segment along the frontage of Parcel 1 prior to the issuance of any Certificate of Occupancy on Parcel 1. Each multi-use trail segment will follow the same requirement for the remaining parcels.
As approved on TPM 35629, a Class-I bikeway shall be provided on the east side of Redlands Boulevard. The bikeway shall be constructed with the future reconstruction of the Redlands Boulevard/State Route 60 Interchange. Prior to recordation of the Final Map, the developer shall make financial arrangements with the City to fund the bikeway construction.
Per endorsement of the Trails Board on July 23, 2008, the trail was eliminated from Sinclair Street (north of Eucalyptus Ave. to S.R. 60), and the trail along Eucalyptus Ave. (previously Fir Ave.) was relocated to the north side of the street. With the elimination of the Sinclair Street trail, additional trail was located along the north side of Eucalyptus Ave., between Sinclair Street and Theodore Street. Therefore, the trail on the north side of Eucalyptus Ave. shall now be
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

48

Parks and Community Services Department CONDITIONS OF APPROVAL Case No. PA07-0091 Plot Plan	December 29, 2008
located from Redlands Blvd. to Theodore Street. A General Plan Amendment (GPA) and modification of the Master Plan of Trails will be required to show modified trail alignments. The Eucalyptus Ave trail shall be dedicated as an easement to the CSD from the industrial project. The Eucalyptus Ave. trail easement segment shall be approximately 11’ in width. The planter behind the trail may exceed 3’ in width.
PA07-0091
Parks and Community Services Department
Standard Trail Conditions:
a.	Trail and bikeway construction shall adhere to: The City’s Standard Plans, ‘The Greenbook Standard Specifications for Public Works Construction’, ‘California Code of Regulations Title 24’ (where applicable), and the Park and Community Services Specification Guide. (Advisory Condition)

b.	The General Contractor shall be a State of California Class ‘A’ General Engineering Contractor, per the Business and Professions Code Section 7056, or a combination of State of California Class ‘C’ licenses for which the work is being performed. Licenses must be current and in good standing, for the duration of the project. (Advisory Condition)

c.	Trails and bikeways shall not be shared with any above ground utilities, blocking total width access. (Advisory)

d.	The following plans require Parks and Community Services written approval: Tentative tract/parcel maps; rough grading plans (including all Delta changes); Final Map; precise grading plans; street improvement plans; traffic signal plans; fence and wall plans; landscape plans for areas adjacent to trails; trail improvement plans. (Advisory)

e.	(GP) A detailed rough grading plan with profile for the trail shall be submitted and approved by the Parks and Community Services Director or his/her designee prior to the issuance of grading permits. (Advisory)

f.	Grading certification and compaction tests for trails and bikeways are required, prior to any trail or bikeway improvements being installed. (Advisory)

g.	A minimum two-foot graded bench is required where trails adjoin landscaped or open space areas. (Advisory)

h.	(BP) Prior to the issuance of the first Building Permit, final improvement plans (mylars and AutoCAD & PDF file on a CD-ROM) shall be reviewed and approved by the Community Development Department — Planning Division; the Public Works Department — Land Development and Transportation Division; Fire Prevention; and Parks and Community Services Department. Landscaped areas adjacent to the trail or bikeway shall be designed to prevent water on the trail or bikeway. (Advisory)

i.	Two sets of complete trail and bikeway improvement plans shall be submitted to Parks and Community Services for routing. Adjacent landscaping and walls shall be shown on the plans. Final construction plans and details require wet stamped and signed Mylars, eight sets of bond copies and one Mylar copy from the City signed mylars, the AutoCAD file on CD, and a PDF file on CD. As-builts for the trails and bikeways have the same requirements as final plan submittals. (Advisory)

j.	All street crossings shall be signed with approved ‘STOP’ signs, trail signs, and posts. All improved equestrian trail crossings at signalized intersections that are constructed at their ultimate locations shall have 6’ high mounted push buttons. These shall be coordinated through the Transportation Division. (Advisory)

k.	CSD Zone ‘A’ plan check fees shall be paid prior to the second plan check. (Advisory)

i.	CSD Zone ‘A’ inspection fees shall be paid prior to signing of Mylars. (Advisory)
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

49

Parks and Community Services Department CONDITIONS OF APPROVAL Case No. PA07-0091 Plot Plan	December 29, 2008
m.	The trail and bikeway shall be surveyed and staked by the developer. The trail shall be inspected and approved by the Parks and Community Services Director or his/her designee prior to the commencement of related work. (Advisory)
n.	Any damage to bikeways, trails, or fencing during construction shall be repaired by the developer and inspected by the Parks and Community Services Director or his/her designee; prior to Certificate of Occupancy. (Advisory)
o.	Concrete access areas to trails with decomposed granite surfaces shall be rough finished concrete (typically tine finish). The access shall extend to the main trail flat surface. (Advisory)
p.	In order to prevent the delay of building permit issuance, any deviation from trail fencing materials or trail surface materials shall be submitted to Parks and Community Services Director or his/her designee and approved in writing 60-days prior to the commencement of trail construction. (Advisory)
q.	Any unauthorized deviation from the approved plan, specifications, City Standard Plans, or Conditions of Approval may result in the delay of building permit issuance and/or building Finals/ Certificate of Occupancy of the project conditioned for improvements. (Advisory)
r.	Where required, decorative solid-grouted block wall (no precision block, stucco, veneer finishes, PVC, or wood fencing) with a minimum height of 72” on the trailside shall be installed along lots that adjoin the trail. Block walls shall be located solely on private property. If landscaping is to be utilized between the block wall and the trail, a PVC fence shall be installed along the trail separating the landscaping from the trail (where required). All block walls that have public view shall have an anti-graffiti coating per Parks and Community Services specifications. Combination block/tubular steel fences shall only be utilized where approved by Parks and Community Services. Tubular steel shall comply with Parks and Community Services standards. Coating for tubular steel shall be anti-graffiti coating for metal per Parks and Community Services specifications. If alternate products are requested, the requested material(s) shall be presented to, the Director of Parks and Community Services or his/her designee for review and approval. Under no circumstances can alternate products be utilized without prior written authorization from the Parks and Community Services Director or his/her designee. (Advisory)
s.	Any damage to existing landscape or hardscape areas due to project construction shall be repaired/replaced by the developer, or developer’s successors in interest, at no cost to the City or Community Services District. (Advisory)
t.	All inspections shall be requested two (2) working days in advance from the Parks and Community Services Department at the time of rough and precise grading; fence and gate installation; curb and drainage; flatwork; D.G. installation; graffiti coating; and final inspection. (Advisory)
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

50

POLICE DEPARTMENT
CONDITIONS OF APPROVAL
PA07-0090 (Map)
APN: 488-350-001 through 002 and 488-360-001 through 012.
Note: All Special conditions are in bold lettering. All other conditions are standard to all or most development projects
Standard Conditions
PD1.	Prior to the start of any construction, temporary security fencing shall be erected. The fencing shall be a minimum of six (6) feet high with locking, gated access and shall remain through the duration of construction. Security fencing is required if there is: construction, unsecured structures, unenclosed storage of materials and/or equipment, and/or the condition of the site constitutes a public hazard as determined by the Public Works Department. If security fencing is required, it shall remain in place until the project is completed or the above conditions no longer exist. (DC 9.08.080) (Advisory)
PD2.	(GP) Prior to the issuance of grading permits, a temporary project identification sign shall be erected on the site in a secure and visible manner. The sign shall be conspicuously posted at the site and remain in place until occupancy of the project. The sign shall include the following:
a.	The name (if applicable) and address of the development.

b.	The developer’s name, address, and a 24-hour emergency telephone number. (DC 9.08.080) (Advisory)
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

51

MVU Map Conditions of Approval Highland Fairview 12-18-08
MVU-1	(R) If the project is a multi-family development, townhome, condominium, apartment, commercial or industrial project, and it requires the installation of electric distribution facilities within common areas, a non-exclusive easement shall be provided to Moreno Valley Utility to include all such common areas. All easements shall include the rights of ingress and egress for the purpose of operation, maintenance, facility repair, and meter reading.
MVU-2	(BP) City of Moreno Valley Municipal Utility Service — Electrical Distribution: Prior to issuance of building permit, the developer shall submit a detailed engineering plan showing design, location and schematics for the utility system to be approved by the City Engineer. In accordance with Government Code Section 66462, the Developer shall execute an agreement with the City providing for the installation, construction, improvement and dedication of the utility system following recordation of final map and concurrent with trenching operations and other subdivision improvements so long as said agreement incorporates the approved engineering plan and provides financial security to guarantee completion and dedication of the utility system.

The Developer shall coordinate and receive approval from the City Engineer to install, construct, improve, and dedicate to the City, or the City’s designee, all utility infrastructure (including but not limited to conduit, equipment, vaults, ducts, wires, switches, conductors, transformers, resistors, amplifiers, and “bring-up” facilities including electrical capacity to serve the identified development and other adjoining/abutting/ or benefiting projects as determined by Moreno Valley Utility) - collectively referred to as “utility system” (to and through the development), along with any appurtenant real property easements, as determined by the City Engineer to be necessary for the distribution and /or delivery of any and all “utility services” to each lot and unit within the Tentative Map. For purposes of this condition, “utility services” shall mean electric service and utility-related telecommunication only “Utility services” shall not include sewer, water, and natural gas services, which are addressed by other conditions of approval. Properties within development will be subject to an electrical system capacity charge and that contribution will be collected prior to issuance of building permits.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

52

MVU-2A	The City, or the City’s designee, shall utilize dedicated utility facilities to ensure safe, reliable, sustainable and cost effective delivery of utility services and maintain the integrity of streets and other public infrastructure. Developer shall, at developer’s sole expense, install or cause the installation of such interconnection facilities as may be necessary to connect the electrical distribution infrastructure within the project to the Moreno Valley Utility owned and controlled electric distribution system. Alternatively, developer may cause the project to be included in or annexed to a community facilities district established or to be established by the City for the purpose of financing the installation of such interconnection and distribution facilities. The project shall be deemed to have been included in or annexed to such a community facilities district upon the expiration of the statute of limitations to any legal challenges to the levy of special taxes by such community facilities district within the property. The statute of limitations referred to above will expire 30 days after the date of the election by the qualified electors within the project to authorize the levy of special taxes and the issuance of bonds.

The installation of any proposed temporary overhead electric distribution lines to be constructed to serve the subject project will be installed/executed pursuant to a temporary utility service agreement. The service agreement will address such things as the necessary electrical circuit protection, as well as the requirement to permanently relocate any temporary overhead to a permanent underground system in a timely manner (not greater than 36 months) consistent with the requirements of the service agreement and pursuant to applicable state law.

An electrical protection coordination study shall be performed and stamped by a registered professional electrical engineer in the State of California and submitted to the utility for review and approval prior to construction of the temporary overhead line consistent with the service agreement.

Once the protection settings are approved and test reports performed, a certified apparatus technician shall be submitted to the utility for review. Any protection studies shall be stamped by the applicant’s registered professional electrical engineer.

A specific easement will be required for the entire overhead line extension constructed outside of the public right-of-way consistent with the service agreement.
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

53

MVU-3	This project may be subject to a Reimbursement Agreement. The project may be responsible for a proportionate share of costs associated with electrical distribution infrastructure previously installed that directly benefits the project. The project may be subject to a system wide capacity charge in addition to the referenced reimbursement agreement; Payment(s) shall be required prior to issuance of building permit(s).
Resolution No. 2009-10
Exhibit A
Date Adopted: February 10, 2009

54

RESOLUTION NO. 2009-11
A RESOLUTION OF THE CITY COUNCIL OF THE CITY OF MORENO VALLEY, CALIFORNIA APPROVING PA07-0091 (PLOT PLAN) FOR AN APPROXIMATE 1,820,000 SQUARE FOOT INDUSTRIAL WAREHOUSE BUILDING WITH ANCILLARY COMMERCIAL/RETAIL AND OFFICE USES ON AN APPROXIMATELY 83 ACRE PARCEL GENERALLY LOCATED ADJACENT TO AND SOUTH OF HIGHWAY 60 ALONG FUTURE EUCALYPTUS AVENUE (FIR AVENUE) BETWEEN REDLANDS BOULEVARD AND THEODORE STREET
     WHEREAS, the applicant, Highland Fairview, has filed an application for the approval of PA07-0091 (Plot Plan) consisting of an approximately 1,820,000 square foot warehouse industrial building, with ancillary commercial/retail and office uses, on an approximately 83 acre parcel located adjacent to and south of Highway 60 between Redlands Boulevard and Theodore Street, and along future Eucalyptus Avenue (Fir Avenue);
     WHEREAS, the project also includes applications for an Environmental Impact Report (EIR) under P07-157, a Change of Zone (PA07-088), General Plan Amendment (PA07-0089) and a tentative parcel map (PA07-0090). All of the discretionary applications are related but will be included in separate resolutions with individual findings;
     WHEREAS, on January 8, 2009, the Planning Commission of the City of Moreno Valley held a meeting to consider and provide a recommendation on the application. At the conclusion of said meeting and public hearing, the item was continued to January 15, 2009;
     WHEREAS, on January 15, 2009, the Planning Commission conducted a continued public meeting and forwarded the project to the City Council for consideration;
     WHEREAS, on February 3, 2009 and February 10, 2009, the City Council held a meeting to consider the application;
     WHEREAS, all legal prerequisites to the adoption of this Resolution have occurred;
     WHEREAS, there is hereby imposed on the subject development project certain fees, dedications, reservations and other exactions pursuant to state law and City ordinances; and
Resolution No. 2009-11
Date Adopted: February 10, 2009

1

     WHEREAS, pursuant to Government Code Section 66020(d)(1), NOTICE IS HEREBY GIVEN that this project is subject to certain fees, dedications, reservations and other exactions as provided herein.
     NOW, THEREFORE, BE IT HEREBY FOUND, DETERMINED AND RESOLVED by the City Council of the City of Moreno Valley as follows:
A.	This City Council hereby specifically finds that all of the facts set forth above in this Resolution are true and correct.

B.	Based upon substantial evidence presented to the City Council during the meetings on February 3, 2009 and February 10, 2009, including written and oral staff reports, and the record from the public hearing, this Planning Commission hereby specifically finds as follows:
1.	Conformance with General Plan Policies — The proposed use is consistent with the General Plan, and its goals, objectives, policies and programs.

FACT: The project proposes an approximately 1,820,000 square foot warehouse industrial building on Parcel 1 (Phase 1) with related commercial/retail and office uses. The proposal conforms, with the Business Park or BP General Plan designation, which allows for a variety of industrial related land uses from office and business park uses to heavier industrial land uses.

Greater compatibility of the proposed land use with surrounding land uses in the general vicinity of the project will be achieved by project design, mitigation and conditions of approval. For example, dense landscape and proposed 11 foot screen walls used for screening purposes will allow for necessary compatibility of the intended industrial warehouse use with any surrounding commercial, business park or residential properties in the general vicinity that would be developed in the future.

2.	Conformance with Zoning Regulations — The proposed use complies with all applicable zoning and other regulations.

FACT: The proposed project does not currently conform with zoning regulations of Business Park (BP), which would only allow for industrial buildings of 50,000 square feet or less from being developed. With a proposed 1,820,000 square foot warehouse industrial building, the applicant is requesting a change of zone to Light Industrial or LI. A 1,820,000 square foot warehouse building is
Resolution No. 2009-11
Date Adopted: February 10, 2009

2

a permitted used within the LI land use designation. Various conditions of approval have also been included to address specific requirements, including but not limited to site improvements and aesthetic enhancements.
3.	Health, Safety and Welfare — The proposed use will not be detrimental to the public health, safety or welfare or materially injurious to properties or improvements in the vicinity.

FACT: An Environmental Impact report (EIR) has been prepared for the overall project, including the proposed Change of Zone and General Plan amendment. Findings and a Statement of Overriding Considerations has been prepared for said project to deal with impacts related to aesthetics, agriculture, air quality, noise, as well as climate change and greenhouse gas emissions. Said EIR is required to be certified and approved as a part of the proposed project. Said document will also be accompanied by a Mitigation Monitoring Program, which will ensure the completion of required mitigation measures for the project. The project site is surrounded by Highway 60 to the north, and primarily vacant residential property to the south east and west.

Specific mitigation measures have been provided to lessen the impacts (but not all below significant levels) for public health, safety and the welfare of surrounding properties and improvements in the vicinity of the project. This includes, but is not limited to the limitation of project lighting and glare, and enhanced architectural and landscaping treatment to soften views and reduce visual character as well as light and glare to less than significant levels for aesthetics. Air quality mitigation measures include a fugitive dust control plan with application of best management practices to control fugitive dust during construction, emission control equipment with a minimum of Tier II diesel particulate filter emission controls resulting in a minimum 50 percent particulate matter control, proper maintenance of construction equipment, a traffic control plan to minimize operational truck traffic and dust during construction, as well as low VOC paints, and other best management practices. Noise mitigation measures include the restriction of construction vehicles on Redlands Boulevard, south of future Eucalyptus Avenue, the restriction of nighttime grading within 1,200 feet of residences south of future Eucalyptus Avenue, specific sound barriers in place to limit daytime construction noise, equipment maintenance to include silencers, mufflers and acoustic covers, and the restriction of material stockpiles within 1,200 feet of all residences south of Highway 60. It is also important to note that
Resolution No. 2009-11
Date Adopted: February 10, 2009

3

an approximate 440 foot land use buffer is included as a land use mitigation measure to buffer the proposed project from future sensitive receptors which could be built south of the site. Other mitigation measures throughout the EIR reduce the remaining environmental impacts rioted in the EIR to less than significant levels.

With the above mitigation measures imposed for noise, air quality, climate change and greenhouse gas emissions, aesthetics and agricultural and traffic impacts, any environmental impacts from the proposed project and use will be significantly reduced but are still considered as significant and unavoidable, thereby requiring a statement of overriding considerations. Said mitigation measures included with the project will lessen environmental impacts on any existing or future properties within the general vicinity on the proposed development, and project and reduce impacts to public health, safety and welfare.

4.	Location, Design and Operation — The location, design and operation of the proposed project will be compatible with existing and planned land uses in the vicinity.

FACT: Surrounding land uses include Highway 60 to the north, vacant commercial land uses to the west, vacant business park uses to the east and vacant R-3 (Residential 3) single-family residential properties to the south of the site. The location, design and operation of the proposed project will be compatible with existing and planned land uses in the general vicinity with proposed mitigation measures, conditions of approval and design of the plot plan and architecture of the buildings. For example, dense landscape and proposed 11 foot screen walls provided for screening purposes will allow for necessary compatibility of the use with any surrounding properties in the general vicinity that would be developed in the future.

With the mitigation measures imposed for noise, air quality, climate change and greenhouse gas emissions, aesthetics and agricultural and traffic impacts, including an approximate 440 foot buffer from the property line of the proposed property preventing development to occur on any of the land planned and zoned for residential development immediately to the south of the subject site, any environmental impacts from the proposed, project and use will be significantly reduced. Said mitigation measures included with the project will lessen environmental impacts on any existing or future properties within the general vicinity of the proposed development
Resolution No. 2009-11
Date Adopted: February 10, 2009

4

and project, reduce impacts to public health; safety and welfare, and provide greater compatibility of land uses between the proposed project and surrounding properties in the general vicinity.

5.	The project conforms with any applicable provisions of the City’s redevelopment plan.

FACT: The project site does not reside in a redevelopment area or within the plan.
C.	FEES, DEDICATIONS, RESERVATIONS, AND OTHER EXACTIONS
1. Impact, mitigation and other fees are due and payable under currently applicable ordinances and resolutions. These fees may include but are not limited to: Development impact fee; Stephens Kangaroo Habitat Conservation fee, Underground Utilities in lieu Fee, Area Drainage Plan fee, Bridge and Thoroughfare Mitigation fee (Future) and Traffic Signal Mitigation fee. The final amount of fees payable is dependent upon information provided by the applicant and will be determined at the time the fees become due and payable.
     Unless otherwise provided for by this resolution, all impact fees shall be calculated and collected at the time and in the manner provided in Chapter 3.32 of the City of Moreno Valley Municipal Code or as so provided in the applicable ordinances and resolutions. The City expressly reserves the right to amend the fees and the fee calculations consistent with applicable law.
2. DEDICATIONS, RESERVATIONS; AND OTHER EXACTIONS
     The adopted Conditions, of Approval for PA07-0091 (Master Plot Plan) incorporated herein by reference, may include dedications, reservations, and exactions pursuant to Government Code Section 66020(d)(1).
3. The City expressly reserves the right to establish, modify or adjust any fee, dedication, reservation or other exaction to the extent permitted and as authorized by law.
     Pursuant to Government Code Section 66020(d)(1), NOTICE IS FURTHER GIVEN that the 90 day period to protest the imposition of any impact fee, dedication, reservation, or other exaction described in this: resolution begins on the effective date of this resolution and any such protest must be in a manner that complies with. Section 66020(a) and
Resolution No. 2009-11
Date Adopted: February 10, 2009

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failure to timely follow this procedure will bar any subsequent legal action to attack, review, set aside, void or annul imposition.

Your right to protest the fees, dedications, reservations, or other exactions does, not apply to planning, zoning, grading, or other similar application processing fees or service fees in connection with this project, and it does not apply to any fees, dedication, reservations, or other exactions of which you have been given a notice similar to this nor does it revive challenges to any fees for which the Statute of Limitations has previously expired.
     BE IT FURTHER RESOLVED that the City Council HEREBY APPROVES Resolution No. 2009-11, APPROVING PA07-0091 (Plot Plan) for a 1,820,000 square foot industrial warehouse building with minor interior ancillary commercial/retail and office uses based on the affirmative recommendation of the Adoption and Certification of the Environmental Impact Report Mitigation Monitoring Program and Statement of Overriding Considerations, subject to the attached conditions of approval included as Exhibit A.
     APPROVED AND ADOPTED this 10th day of February, 2009

/s/ ILLEGIBLE

Mayor

ATTEST:

/s/ JANE HALSTEAD
City Clerk

APPROVED AS TO FORM:

/s/ ILLEGIBLE
City Attorney
Resolution No. 2009-11
Date Adopted: February 10, 2009

6

RESOLUTION JURAT

STATE OF CALIFORNIA	)

COUNTY OF RIVERSIDE	) ss.

CITY OF MORENO VALLEY	)
     I, Jane Halstead, City Clerk of the City of Moreno Valley, California, do hereby certify that Resolution No. 2009-11 was duly and regularly adopted by the City Council of the City of Moreno Valley at a regular meeting thereof held on the 10th day of February, 2009 by the following vote:

AYES:	Council Members Batey, Hastings, Molina, Mayor Pro Tem Flickinger and Mayor Stewart

NOES:	None

ABSENT:	None

ABSTAIN:	None

/s/ JANE HALSTEAD
CITY CLERK

(SEAL)
Resolution No. 2009-11
Date Adopted: February 10, 2009

7

CITY OF MORENO VALLEY
FINAL CONDITIONS OF APPROVAL
PLOT PLAN (PA07-0091)
APN: 488-350-001 through 002 and 488-360-001 through 012.

APPROVAL DATE:	February 10, 2009
EXPIRATION DATE:	February 10, 2012

☒	Planning (P), including School District (S), Post Office (PO), Building (B)

☒	Fire Prevention Bureau (F)

☒	Public Works, Land Development (LD)

☒	Public Works, Special Districts (SD)

☒	Public Works — Transportation Engineering (TE)

☒	Parks & Community Services (PCS)

☒	Police (PD)

☒	Moreno Valley Utilities

☐	Other (Specify or Delete)
Note: All Special conditions are in bold lettering. All other conditions are standard to all or most development projects. All conditions identified as Advisory restate existing codes, ordinances, regulations or policies that apply to the project.
COMMUNITY DEVELOPMENT DEPARTMENT
Planning Division
GENERAL CONDITIONS
P1.	This approval shall expire three years after the approval date of this project unless used or extended as provided for by the City of Moreno Valley Municipal Code;

Timing Mechanisms for Conditions (see abbreviation at beginning of affected condition):

R — Map Recordation	GP — Grading Permits	CO — Certificate of Occupancy or building final
WP — Water Improvement Plans	BP — Building Permits	P — Any permit
Governing Document (see abbreviation at the end of the affected condition):

GP — General Plan	MC — Municipal Code	CEQA — California Environmental Quality Act
Ord — Ordinance	DG — Design Guidelines	Ldscp — Landscape Development Guidelines and Specs
Res — Resolution	UFC — Uniform Fire Code	UBC — Uniform Building Code
SBM — Subdivision Map Act

8	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

otherwise it shall become null and void and of no effect whatsoever. Use means the beginning of substantial construction contemplated by this approval within the three-year period, which is thereafter pursued to completion, or the beginning of substantial utilization contemplated by this approval. (MC 9.02.230) (Advisory)

P2.	The site shall be developed in accordance with the approved plans on file in the Community Development Department — Planning Division, the Municipal Code regulations, General Plan, and the conditions contained herein. Prior to any use of the project site or business activity being commenced thereon, all Conditions of Approval shall be completed to the satisfaction of the City Planning Official. (MC 9.14.020) (Advisory)

P3.	The developer, or the developer’s successor-in-interest, shall be responsible for maintaining any undeveloped portion of the site in a manner that provides for the control of weeds, erosion and dust. (MC 9.02.030) (Advisory)

P4.	A drought tolerant, low water using landscape palette shall be utilized throughout the project.

P5.	All landscaped areas shall be maintained in a healthy and thriving condition, free from weeds, trash and debris. (MC 9.02.030) (Advisory)

P6.	Any signs indicated on the submitted plans are not included with this approval. Any signs proposed for this development shall be designed in conformance with the sign provisions of the Development Code or approved sign program, if applicable, and shall require separate application and approval by the Community Development Department — Planning Division. (MC 9.12.020)

P7.	(GP) All site plans, grading plans, landscape and irrigation plans, fence/wall plans, lighting plans and street improvement plans shall be consistent with this approval. (Advisory)
Prior to Issuance of Grading Permits

9	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

P8.	(GP) Prior to issuance of any grading permit, the developer shall submit for review and approval of a tree plan to the Planning Division. The plan shall identify all mature trees (4 inch trunk diameter or larger) on the subject property and City right-of-way. Using the grading plan as a base, the plan shall indicate trees to be relocated, retained, and removed. Replacement trees shall be: shown on the landscape/irrigation plan; be a minimum size of 24 inch box; and meet a ratio of three replacement trees for each mature tree removed or as approved by the Community Development Director. (GP Objective 4.4, 4.5, DG)

P9.	(GP) Prior to approval of any precise grading permits, plans for any security gate system shall be submitted to the Community Development Department — Planning Division for review and approval.

P10.	(GP) Prior to approval of any grading permits, the developer shall submit final landscape and irrigation plans within the State Highway 60 right-of-way adjacent to the project site consistent with the State Highway 60 Corridor Design Manual. The plans shall be submitted to the Community Development Department — Planning Division for review and approval. (MC 9.14.100)

P11.	(GP) Prior to the issuance of any grading permits and prior to any physical disturbance of any natural drainage course, for any area determined to contain riparian vegetation, the applicant shall obtain a stream bed alteration agreement or permit, or a written waiver of the requirement for such an agreement or permit, from both the California Department of Fish and Game and the U.S. Army Corps of Engineers. Written verification of such a permit or waiver shall be provided to the Community Development Department — Planning Division and the Public Works Department — Land Development Division. (CEQA, State and Federal codes)

P12.	(GP) Prior to issuance of any grading permits, mitigation measures contained in the Mitigation Monitoring Program approved with this project shall be implemented as provided therein. (CEQA) (Advisory)

P13.	(GP) Decorative pedestrian pathways shall be shown on the precise grading plan. (Advisory) (GP Objective 46.8, DG)

10	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

P14.	(GP) Prior to issuance of grading permits, the developer shall submit wall/fence plans to the Planning Division for review and approval for all fences and walls required or proposed on site, included, but not limited to the 11 foot screening wall along the perimeter of the site including pilasters and caps or alternative design as approved by the Community Development Director. (MC 9.08.070)

P15.	(GP) Prior to approval of a precise grading plan, final landscaping and irrigation plans shall be submitted to the Community Development Department — Planning Division for review. All landscape plans shall be approved prior to the release of any building permits for the site. After the third plan check review for landscape plans, an additional plan check fee shall apply. The plans shall be prepared in accordance with the City’s Landscape Standards and Specifications and shall include:
A. A landscape berm, hedge or a maximum 3 foot decorative wall is required adjacent to parking areas along all public rights-of-way.
B. All finger and end planters shall be included at an interval of one per 12 parking stalls, be a minimum 5’ x 16’, and include additional 12” concrete step-outs and 6” curbing. (MC9.08.230, City’s Landscape Standards)
C. All diamond planters shall be included at an interval of one per 3 parking stalls.
D. Drought tolerant landscape shall be provided.
E. Trees shall be planted at an equivalent of one (1) tree per thirty (30) linear feet of building dimension. Trees may be massed for pleasing aesthetic effects.
F. Enhanced landscaping shall be included at all driveway and corner locations as well as along Highway 60 to provide proper screening of trucks.
G. All site perimeter and parking lot landscape and irrigation shall be installed prior to the release of certificate of any occupancy permits for the site or pad in question (master plot plan).
H. The review of all utility boxes, transformers etc. shall be coordinated to provide adequate screening from public view. (Landscape Guidelines)
I. Landscaping on three sides of all trash enclosures shall be provided.
J. Dense landscape (spacing of one tree per 20 feet) shall be placed in front of the wall along all designated yard areas and vines shall be planted at the base of the wall and be directed along said wall.
K. A minimum size of 36” box mature trees shall be placed along the freeway or northern elevations of the building.
L. Minimum 24 inch box Eucalyptus Nicholii shall be used for the street

11	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

trees along the Eucalyptus Avenue frontage. Spacing of trees shall be limited to 80 foot on center for parkways and medians in sight line distance areas noted on the plans; however trees to the equivalency of 40 foot on center shall be planted in the parkway for the entire site. Additional denser parkway tree placement (between 25 to 30 feet on center) would be required for areas outside of the line of sight A preferred alternative to placing trees only on the designated parkway landscape areas would be to widen the four foot landscape separation between the sidewalk and trail to 8 feet and reduce the parkway landscape to 8 feet in site line distance areas to provide additional trees within the designated line of sight areas alternating at 80 foot spacing to achieve the overall 40 foot spacing requirement.
M. Focal entries of the site on Eucalyptus Avenue are void of trees and or shrubs on the preliminary landscape plan and they shall be shown on the plans, or alternatively document on the landscape and tree plans that the equivalency of one tree per 30 linear feet of building dimension visible from the parking lot and all public rights of away in addition to on tree per 30 linear feet of parking lot adjacent to the interior property is being met.
PRIOR TO BUILDING PERMITS

P16.	(BP) Prior to issuance of building permits, the Community Development Department — Planning Division shall review and approve the location and method of enclosure or screening of transformer cabinets, commercial gas meters and back flow preventers as shown on the final working drawings. Location and screening shall comply with the following criteria: transformer cabinets and commercial gas meters shall not be located within required setbacks and shall be screened from public view either by architectural treatment or with landscaping; multiple electrical meters shall be fully enclosed and incorporated into the overall architectural design of the building(s); back-flow preventers shall be screened by landscaping that will provide complete screening upon maturity. (GP Objective 43.30, DG) (Advisory)

P17.	(BP) Prior to issuance of building permits, screening details shall be addressed on plans for roof top equipment and trash enclosures submitted for Community Development Department — Planning Division review and approval. All equipment shall be completely screened so as not to be visible from public view, and the screening shall be an integral part of the building. For trash enclosures, landscaping shall be included on at least three sides. The trash enclosure, including any roofing, shall be compatible with the architecture for the building(s).

12	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

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CONDITIONS OF APPROVAL

(GP Objective 43.6, DG) (Advisory)

P18.	(BP) Prior to issuance of building permits, two copies of a detailed, on-site, computer generated, point-by-point comparison lighting plan, including exterior building, parking lot, and landscaping lighting, shall be submitted to the Community Development Department — Planning Division for review and approval. The lighting plan shall be generated on the plot plan and shall be integrated with the final landscape plan. The plan shall indicate the manufacturer’s specifications for light fixtures used and shall include style, illumination, location, height and method of shielding. The fighting shall be designed in such a manner so that it does not exceed 0.5 foot candles illumination beyond at the property line. The lighting level for all parking lots or structures shall be a minimum coverage of one foot-candle of light with a maximum of eight foot-candles. After the third plan check review for lighting plans, an additional plan check fee will apply. (MC 9.08.100, DG) (Advisory)

P19.	(BP) Prior to issuance of building permits, the developer or developer’s successor-in-interest shall pay all applicable impact fees, including but not limited to Transportation Uniform Mitigation fees (TUMF), Multi-species Habitat Conservation Plan (MSHCP) mitigation fees, and the City’s adopted Development Impact Fees. (Ord) (Advisory)

P20.	(P) Prior to issuance of building permits, final landscaping and irrigation plans shall be approved by the Planning Division prior to the release of any building permits for the site. After the third plan check review for landscape plans, an additional plan check fee shall apply. The plans shall be prepared in accordance with the City’s Landscape Standards and Specifications and shall include:
A. A landscape berm, hedge or a maximum 3 foot decorative wall is required adjacent to parking areas along all public rights-of-way.
B. All finger and end planters shall be included at an interval of one per 12 parking stalls, be a minimum 5’ x 16’, and include additional 12” concrete step-outs and 6” curbing. (MC9.08.230, City’s Landscape Standards)
C. All diamond planters shall be included at an interval of one per 3 parking stalls.
D. Drought tolerant landscape shall be provided.
E. Trees shall be planted at an equivalent of one (1) tree per thirty (30) linear feet of building dimension. Trees may be massed for pleasing aesthetic effects.
F. Enhanced landscaping shall be included at all driveway and corner locations as well as along Highway 60 to provide proper screening of trucks.

13	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

G. All site perimeter and parking lot landscape and irrigation shall be installed prior to the release of certificate of any occupancy permits for the site or pad in question (master plot plan).
H. The review of all utility boxes, transformers etc. shall be coordinated to provide adequate screening from public view. (Landscape Guidelines)

I. Landscaping on three sides of all trash enclosures shall be provided.

J. Dense landscape (spacing of one tree per 20 feet) shall be placed in front of the wall along all designated yard areas and vines shall be planted at the base of the wall and be directed along said wall.
K. A minimum size of 36” box mature trees shall be placed along the freeway or northern elevations of the building.
L. Minimum 24 inch box Eucalyptus Nicholii shall be used for the street trees along the Eucalyptus Avenue frontage. Spacing of trees shall be limited to 80 foot on center for parkways and medians in sight line distance areas noted on the plans; however trees to the equivalency of 40 foot on center shall be planted in the parkway for the entire site. Additional denser parkway tree placement (between 25 to 30 feet on center) would be possible for areas outside of the line of sight. An alternative to placing trees only on the designated parkway landscape areas would be to widen the four foot landscape separation between the sidewalk and trail to 8 feet and reduce the parkway landscape to 8 feet in site line distance areas to provide additional trees within the designated line of sight areas.
M. Focal entries of the site on Eucalyptus Avenue are void of trees and or shrubs on the preliminary landscape plan and they shall be shown on the plans, or alternatively document on the landscape and tree plans that the equivalency of one tree per 30 linear feet of building dimension visible from the parking lot and all public rights of away in addition to on tree per 30 linear feet of parking lot adjacent to the interior property is being met.

P21.	Prior to the issuance of building permits, landscape and irrigation plans for common areas maintained by the Property Owner’s Association shall be submitted to the Community Development Department — Planning Division. All landscape plans shall be approved prior to the release of any building permits for the site. The plans shall be prepared in accordance with the City’s Landscape Development Guidelines. Landscaping is required for the sides and or slopes of all water quality basin and drainage areas, while a hydroseed mix w/irrigation is acceptable for the bottom of the basin areas. All detention basins shall include trees, shrubs and groundcover up to the concreted portion of the basin. A solid decorative wall with pilasters, tubular steel fence

14	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

with pilasters or other fence or wall approved by the Community Development Director is required to secure all water quality and detention basins.

P22.	(BP) Prior to the issuance of building permits, the landscape plans shall include landscape treatment for trash enclosures to include landscape on three sides, and trash enclosures shall include decorative enhancements such as an enclosed roof and other decorative features that are consistent with the architecture of the proposed commercial buildings on the site, subject to the approval of the Community Development Director.

P23.	(BP) Prior to the issuance of building permits, all fences and walls required or proposed on site, shall be approved by the Community Development Director. (MC 9.08.070)

P24.	(BP) Prior to issuance of a building permit for Phase 1, proof of a driveway reciprocal access easement between Parcels 1 and 4 shall be provided to the Public Works and Community Development Department.

P25.	(BP) Downspouts will be interior to the building, or if exterior, integrated into the architecture of the building to include compatible colors and materials to the satisfaction of the Community Development Director. This item shall be noted on the final plot plan drawings.

P26.	(BP) Prior to the issuance of building permits, evidence of a reciprocal access easement agreement for Parcel 4, including the maintenance of trees and other landscape materials would be required.

P27.	(BP) Prior to the issuance of building permits, a full elevation set, including the northeast focal point of the building adjacent to Highway 60 and Theodore Street, shall be submitted. Said elevations shall be reviewed and approved by the Planning Commission prior to the release of any building permits.

P28.	(BP) Prior to the issuance of building permits, the precise grade or final landscape plans shall include decorative paving at all driveway locations.

15	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

PRIOR TO CERTIFICATE OF OCCUPANCY

P29.	(CO) Prior to issuance of Certificates of Occupancy or building final, all required landscaping, buildings, lighting, parking lot improvements including, but limited to paving and striping, and irrigation shall be installed for the required phase. (DC 9.03.040) (Advisory)

P30.	(CO) Prior to the issuance of Certificates of Occupancy or building final, all required and proposed fences and walls shall be constructed and installed for the required phase according to the approved plans on file in the Community Development Department — Planning Division. (MC 9.080.070) (Advisory).

P31.	(BP/CO) Prior to issuance of Certificate of Occupancy or building final, all required landscaping and irrigation, including basins, shall be reviewed by the Community Development Department — Planning Division. The landscaping shall be installed for the required phase in accordance with the City’s Landscape Standards the approved landscape plans, and conditions of approval included in the grading and building sections above. (Advisory)

P32.	(CO) All rooftop equipment shall be appropriately screened and not visible from the Highway 60 right of way.
OTHER CONDITIONS NOT TIED TO GRADING BUILDING OR OCCUPANCY

P33.	Loading or unloading activities shall be conducted from the truck bays or designated loading areas only. (MC 9.10.140, CEQA) (Advisory)

P34.	Three building phases are included under Tentative Parcel Map No. 35629, while a plot plan (PA07-0091) has been included for Phase 1. All development under Phases 2 and 3 (Parcels 2, 3 and 4) would require submittal of separate plot plans and review and approval from the Planning Commission.
MITIGATION MEASURES

P35.	MM A-1 — During project construction, the construction site manager or supervisor shall ensure that construction lighting shall be limited to lighting within the work area and light trespass shall be avoided though directional lighting, shielding, and other similar control measures.

16	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

P36.	MM A-2. Enhanced architectural and landscaping treatment shall be utilized along the building frontage with State Route (SR) 60 to minimize or soften views of long expanses of the upper elevations of buildings. Examples of alternative treatment measures may include, but not be limited to the following:
•	Use of color; or
•	Texture variation; or
•	Roof line variation.

P37.	MM AQ-1. Prior to construction of the project, the project applicant shall comply with SCAQMD Rule 403 by providing a Fugitive Dust Control Plan that describes the application of best management practices to control fugitive dust during construction. Best management practices shall include:
•	Application of water on disturbed soils a minimum of three times per day;

•	Covering haul vehicles;

•	Replanting disturbed areas as soon as practical;

•	Restricting vehicle speeds on unpaved roads to 15 mph;

•	Suspension of all grading activities during high wind speeds in excess of 25 mph.

•	A Large Operation notification shall be submitted to the SCAQMD prior to construction.

•	Project applicant to designate a person(s) to monitor the dust control program and to order increased watering, as necessary.

•	Post a sign with the telephone number and person to contact regarding dust complaints. The person shall take corrective action within 24 hours.

•	Complete all roadways, driveways, sidewalks, etc. as soon as possible; building pads should be developed as soon as possible after grading unless seeding, polymer, water, landscaping, soil binders, or similar means are applied within five working days after grading completion to minimize fugitive dust.

•	Street sweeping shall be accomplished as needed to remove soil transport to adjacent areas; sweeping shall require use of equipment certified under SCAQMD Rule 1186.1.

P38.	MM AQ-2. The project applicant shall meet CARB standards by assuring use of lowest emission construction equipment reasonably available for use on

17	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

this project. The construction fleet average shall meet or exceed Tier II level and the applicant shall provide incentives in the bidding process in selecting construction contractors that propose the lowest-emission construction equipment (i.e., high pressure injectors; smaller engine sizes; electric equipment; gasoline powered equipment with catalytic converters; and alternatively fueled construction equipment).

The applicant shall also provide incentives in the bidding process in selecting grading and construction contractors that propose the use of equipment using Level III diesel particulate filters.

P39.	MM AQ-3. During project construction, construction equipment shall be properly maintained in accordance with manufacturer’s specifications; maintenance shall include proper tuning and timing of engines. During maintenance, precautions shall be taken to ensure that fuel is not leaked onto the ground. Equipment maintenance records and equipment design specification data sheets shall be kept onsite during construction and subject to inspection by the SCAQMD.

P40.	MM AQ-4. During project construction, the project applicant shall require all contractors to turn off all construction equipment and delivery vehicles when not in use or prohibit idling in excess of five (5) minutes.

P41.	MM AQ-5. Prior to issuance of a grading permit, the project applicant shall provide a traffic control plan to the City of Moreno Valley that will describe in detail safe detours around the project construction site with temporary traffic control (e.g., flag person) during construction-related truck hauling activities, as required by the City. Construction activities that affect traffic flow on the arterial system shall be minimized by scheduling such activities to off-peak hours. Construction truck travel shall be routed to minimize travel on congested streets and near to sensitive receptor areas. Construction traffic shall gain access to the project site via Theodore Street and Eucalyptus Avenue to the greatest extent possible to minimize traffic and dust along Redlands Boulevard. The traffic control plan is primarily intended as a safety measure but also can minimize traffic congestion and delays that increase idling and acceleration emissions. The traffic control plan shall be prepared in accordance with U.S. Department of Transportation Federal Highways Administration Rule on Work Zone Safety 23 CFR 630 Subpart J, Developing and Implementing Traffic Management Plans for Work Zones.

18	Resolution No. 2009-11 Exhibit A Date Adopted: February 10, 2009

PLANNING DIVISION
CONDITIONS OF APPROVAL

P42.	MM AQ-6. All paints shall be low VOC paints and applied using either high volume low-pressure (HVLP) spray equipment or by hand application. For a list of low VOC paints, refer to the website www.aqmd.gov/prdas/brochures/paintguide.html.

P43.	MMAQ-7A. Construction Phases. Prior to the issuance of grading permits, the developer shall provide documentation to the City of Moreno Valley indicating that construction workers will be encouraged to carpool to the greatest extent practical, including providing information on park and ride programs available to workers. The project shall also provide for lunch services onsite during construction to minimize the need for offsite vehicle trips. Workers shall be informed in writing and a letter placed on file at the City of Moreno Valley documenting the efforts to encourage carpooling.

P44.	MM AQ-7B. Occupancy. Prior to the issuance of occupancy permits, the project applicant shall provide documentation to the City of Moreno Valley indicating that tenant workers will be encouraged to carpool to the greatest extent practical including providing information on park and ride programs available to employees. Employees shall be informed in writing and a letter placed on file at the City of Moreno Valley documenting the efforts to encourage carpooling.

P45.	MM AQ-8. During project construction, onsite electrical hook-ups shall be provided for electric construction tools including saws, drills and compressors, to minimize the need for diesel powered electric generators.

P46.	MM AQ-9. During construction, rumble or bumper strips or similar best management practices shall be provided where vehicles enter and exit the construction site onto paved roads, or wash off trucks or any equipment leaving the site with each trip.

P47.	MM-AQ-10. Offsite construction improvements shall be limited to an 8-hour day during daylight hours.

P48.	Operations- MM AQ-11. All project entrances shall be posted with signs which state:
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

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PLANNING DIVISION
CONDITIONS OF APPROVAL

a)	Diesel trucks servicing the project shall not idle for more than 3 minutes; and

b)	Telephone numbers of the building facilities manager and the California Air Resources Board to report violations.

P49.	MM AQ-12. Electricity shall be provided in the loading dock areas for transportation refrigeration units visiting the site, if any.

P50.	MM AQ-13. A deed restricted area to the south of the project property line, precluding the establishment of sensitive receptors, is required. The. documents necessary to execute the deed restriction shall be submitted to the City of Moreno Valley prior to the issuance of a building permit. Prior to the issuance of a Certificate of Occupancy, the area depicted on Exhibit 5.3-1 ‘Proposed Buffer Area’ from the southern property line of the project between Redlands Boulevard and Theodore Street shall be deed-restricted in a manner acceptable to the City of Moreno Valley to preclude the establishment of sensitive receptors including residences, hospitals, convalescent homes, day-care centers, and schools within this area.

P51.	MM AQ-14. Electrical hookups shall be provided for transport refrigeration units within the Commercial component (Phases II and III) to eliminate the need for idling of diesel-powered transport refrigeration units.

P52.	MM AQ-15. The project applicant shall include in all new lease documents the requirement that the tenants shall utilize only trucks using refrigeration units capable of utilizing electrical hook-ups for deliveries to the tenant.

P53.	MM AQ-16. The project applicant shall encourage its tenants to do the following: have a compressed workweek schedule for its employees; include electric powered and/or compressed natural gas fueled trucks and/or vehicles in fleets; require or provide incentives to use California Air Resources Board certified particulate filters that meet level III requirements; use “clean” trucks, such as 2007 or newer model year or 2010 compliant; use electric yard trucks; use trucks with a SmartWay 1.25 rating; and electrify auxiliary power units. The applicant shall provide documentation of its efforts to the satisfaction of the City.

P54.	MM AQ-17. The project shall be designed such that the check-in point for trucks is inside the facility property to ensure that there are no trucks queuing
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

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PLANNING DIVISION
CONDITIONS OF APPROVAL

outside the facility.

P55.	MM AQ-18, Food services shall be provided onsite.

P56.	MM AQ-19. Prior to the Issuance of Occupancy Permits, written evidence shall be provided to the Planning and Transportation Engineering Divisions that the project applicant shall include in all new lease documents the requirement that the tenant shall provide employees with incentives for carpooling or impose a parking fee.

P57.	MM AQ-20. The property owners association shall maximize use of electrical equipment for landscape maintenance.

P58.	MM AQ-21. Prior to the issuance of a certificate of occupancy for Phase 3, traffic signals, including interconnect hardware installed, or paid for, in whole or in part, by the project applicant shall be synchronized by the applicant, to the satisfaction of the City Engineer.

P59.	MM BR-1. To avoid impacts to nesting birds covered under the MBTA, vegetation removal activities involving established perennial vegetation located in the urban/developed plant community shall be avoided during avian nesting season (February 15 through August 31). If the nesting season cannot be avoided, a nesting bird survey shall be provided no more than thirty (30) days prior to vegetation removal activities. If no active nests are observed, construction activity may proceed with no further monitoring. If active nests are observed, a biological monitor shall be present during any construction activity within the vicinity of the nest. Construction activity may encroach within the vicinity of the nesting birds at the discretion of the biological monitor. Construction activity may proceed once the nestlings have fledged the nest.

P60.	MM BR-2. (GP) Prior to issuance of a grading permit, the applicant shall pay the mandatory mitigation fee for the SKRHCP, The mitigation fee is a per/acre fee based on the entire property footprint and is used to purchase land that contains occupied Stephens’ kangaroo rat habitat for the purpose of conserving a large core population.
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

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CONDITIONS OF APPROVAL

P61.	MM BR-3. (GP) A pre-construction clearance survey for burrowing owl shall be provided. The pre-construction survey shall be conducted by a qualified biologist no more than thirty (30) days prior to any grading or ground disturbing activities.

If construction is to be initiated during the breeding season (February 1 through August 31) and burrowing owl is determined to occupy any portion of the study area during the 30-day pre-construction survey, consultation with the CDFG and USFWS shall take place and no construction activity shall take place within 500 feet of an active nest/burrow until it has been determined that the nest/burrow is no longer active, and all juveniles have fledged the nest/burrow. No disturbance to active burrows shall occur without appropriate permitting through the MBTA and/or CDFG.

If active burrowing owl burrows are detected outside the breeding season (September through January), or within the breeding season but owls are not nesting or in the process of nesting, passive relocation may be conducted following consultation with the CDFG and USFWS. Construction activity may occur within 500 feet of the active nests at the discretion of the biological monitor,

P62.	MM BR-4. (GP) Prior to issuance of a building permit, the applicant shall pay the mandatory mitigation fee for the MSHCP. The mitigation fee is a per unit fee based on the residential development and a per square feet fee based on commercial or industrial development. This will satisfy mitigation required for Impact 5.4-5 and 5.4-6.

P63.	MM CR-1. (GP) Prior to the issuance of a grading permit, a City-approved Project Archaeologist shall be retained to initiate and supervise cultural resource mitigation-monitoring during project-related earth moving in all areas of the project, subject to certain constraints found in MM CR-2.

P64.	MM CR-2. Project-related archaeological monitoring shall include the following constraints:
1.	All construction-related earth moving shall be monitored to a depth of ten (10) feet below grade by the Project Archaeologist or his/her designated representative;
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

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2.	Once 50 percent of the earth to be moved has been examined by the Project Archaeologist, the Project Archaeologist may, at his or her discretion, terminate monitoring if and only if no buried cultural resources have been detected;

3.	If buried cultural resources are detected during monitoring, monitoring must continue until 100 percent of virgin earth within the study area has been disturbed and inspected by the Project Archaeologist or his/her designated representative.

4.	Grading shall cease in the area of a cultural artifact or potential cultural artifact as delineated by the Project Archaeologist or his/her designated representative. Grading should continue in other areas of the site while particular find are investigated; and

5.	If cultural artifacts are uncovered during grading, they shall be examined by a professional archaeologist subject to MM CR-3, and decisions shall be made as to mitigation, treatment and/or disposition in consultation with the culturally affiliated Tribe(s), as determined by the City. A mitigation-monitoring report must accompany the artifacts.

P65.	MM CR-3. Should buried prehistoric cultural resources be encountered during monitoring, the resources shall be evaluated for significance in consultation with the culturally affiliated Tribe(s), as determined by the City, following CEQA Guidelines prior to continuance of grading in the area.

P66.	MM CR-4. The City of Moreno Valley shall designate culturally affiliated Tribe(s) to monitor the project. Qualified representatives of the Tribal Group(s) shall be granted access to the project site to monitor all activities monitored by the Project Archaeologist.

P67.	MM CR-5. (GP) Prior to the issuance of a grading permit, a City-approved Project Paleontologist shall be retained to initiate and supervise paleontological mitigation-monitoring in all areas of the project, subject to certain constraints found below:
1.	Once excavations reach ten (10) feet in depth, monitoring of excavation in areas identified as likely to contain paleontologic resources by a
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

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CONDITIONS OF APPROVAL

qualified paleontologic monitor or his/her representative must take place.

2.	Paleontological monitors shall be equipped to salvage fossils as they are unearthed to avoid construction delays and to remove samples of sediments that are likely to contain the remains of small fossil invertebrates and vertebrates.

3.	Monitors shall be empowered to temporarily halt or divert equipment to allow removal of abundant or large specimens, and,

4.	Monitoring may be reduced if the potentially fossiliferous units described herein are not present, or, if present, are determined upon exposure and examination by qualified paleontologic personnel to have low potential to contain fossil resources.

P68.	MM CR-6. Although considered unlikely, there is always the possibility that ground-disturbing activities may uncover previously unknown human remains. Should this occur, Section 7050.5 of the California Health and Safety Code applies, and the following procedures shall be followed.

In the event of an accidental discovery or recognition of any human remains, California Health & Safety Code 7050.5 and California Public Resource Code (PRC) Section 5097.98 must be followed. In this instance, once project-related earthmoving begins and if there is accidental discovery or recognition of any human remains, the following steps shall be taken:
1.	There shall be no further excavation or disturbance of the site or any nearby area reasonably suspected to overlie adjacent human remains until a determination as to disposition and treatment is made. The Riverside County Coroner shall be contacted to determine if the remains are Native American and if an investigation of the cause of death is required. If the coroner determines the remains to be Native American, the coroner shall contact the NAHC within 24 hours to allow the NAHC to identify the person or persons it believes to be the “most likely descendant” (MLD) of the deceased Native American. The MLD may make recommendations and enter into consultation with the landowner, for means of treating or disposing of, with appropriate dignity, the human remains and any associated grave goods as provided in PRC Section 5097.98.
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

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CONDITIONS OF APPROVAL

P69.	The project will be subject to the City’s Grading Ordinance and all applicable California Building Codes. MM GEO-1. During excavation and grading activities a qualified engineering geologist shall observe the in-grading excavation to confirm the absence of any fault features within the building site. If any currently unknown fault features are observed, such features shall be evaluated by the geologist and, if determined necessary, remediation measures or other measures as appropriate shall be implemented to address such features in accordance with applicable City and State requirements. The geologist’s record of observations shall be summarized in a final report to be submitted to the City at the conclusion of excavation/grading activities.

P70.	MM HH-1. The fire protection system shall be designed per National Fire Protection Agency (NFPA) 13 to provide an Early Suppression Fast Response (ESFR) sprinkler system protection. Temperature rating of sprinkler heads to be per the Fire Department’s requirements.

P71.	MM HH-2. A complete on-site fire protection underground system shall be provided per NFPA 24 and specific requirements of the local authorities. This system shall include hydrants, sectional valves, backflow prevention, and Fire Department connections.

P72.	MM HH-3. Riser assemblies shall include mechanical alarm valves. System control valves shall either be riser mounted with wall post extensions or exterior post indicator valves as required by the local authority. All required devices for central station alarm system interface shall be provided.

P73.	MM HH-4. System design, material, and installation shall comply with NFPA 13 and the other previous NFPA standards. It shall also comply with CBC and UFC standards. Approvals will also be obtained from the owner’s insurance authority.

P74.	MM LU-1. A deed restricted area to the south of the project property line, precluding the establishment of sensitive receptors, is required. The documents necessary to execute the deed restriction shall be submitted to the City of Moreno Valley prior to the issuance of a building permit. Prior to the issuance of a Certificate of Occupancy, the area depicted on Exhibit 5.3-1 ‘Proposed Buffer Area’ from the southern property line of the project between Redlands Boulevard and Theodore Street shall be deed-restricted in a manner
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

25

PLANNING DIVISION
CONDITIONS OF APPROVAL

acceptable to the City of Moreno Valley to preclude the establishment of sensitive receptors including residences, hospitals, convalescent homes, day-care centers, and schools within this area. (MM AQ-13)

P75.	MM N-1. No Construction Vehicles on Redlands Boulevard south of Future Eucalyptus Avenue. Other than construction vehicles necessary for identified offsite improvements within Redlands Boulevard, no construction vehicles shall be allowed in the vicinity of any residences on Redlands Boulevard south of existing Fir/future Eucalyptus Avenue. The prohibition for construction traffic shall apply to all phases of the proposed project.

*P76.	MM N-2. No nighttime grading or construction within 1,200 Feet of Residences south of Future Eucalyptus Avenue. City grading hours are from 7 a.m. to 8 p.m., Monday through Friday. No grading or construction activities shall occur at night (8 p.m. to 7 a.m.) within 1,200 feet from any noise-sensitive land uses (i.e. occupied residences including yard areas, schools, etc.) located south of SR-60 (Exhibit 5.11-6 shows the current location of occupied residences). Prior to the issuance of a grading permit, the project applicant shall submit a Noise Reduction Compliance Plan (NRCP) to the City as part of the grading permit submittal showing the limits of nighttime construction based on the location of occupied residential dwellings and their associated parcels, and other noise sensitive uses. The limits of nighttime grading or construction shall be shown on the NRCP and grading plan submitted to the City.

The limits of construction allowed at night shall be staked or posted on site, and contractors will be provided with a copy of the plan showing the limits of nighttime construction.

In the event any new residential units or other noise sensitive land uses are built and occupied in the vicinity of the project site prior to completion of Phase 1 construction, nighttime construction and grading activities shall be prohibited within 1,200 feet of such residences. Compliance shall be demonstrated through a modification of the NRCP.

With the implementation of this mitigation measure, the loudest noise level that would be experienced at any developed residential parcel would be less than 55 dBA (Leq) during the nighttime, and this level would be consistent with the limits established in the City’s Noise Ordinance. Compliance with these standards during Phase 1 construction of the project should be assured
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

26

PLANNING DIVISION
CONDITIONS OF APPROVAL

through the Noise Reduction Compliance Plan (NRCP) and periodic monitoring of noise levels at developed residential parcels within 1,200 feet of the project site.

P77.	MM N-3. Daytime Construction Noise. City grading hours are from 7 a.m. to 8 p.m., Monday through Friday. If project site grading activities must occur within 560 feet of noise-sensitive land uses during the daytime (7 a.m. to 8 p.m.), then temporary sound barriers of sufficient height and density to reduce daytime noise levels to 60 dBA (Leq) or less shall be placed between the grading activities and the noise-sensitive land uses. Prior to the issuance of a grading permit, the developer shall submit a NRCP to the City as part of the grading permit submittal showing the limits of daytime construction based on the 560 foot setback in relation to the location of occupied residential dwellings and their associated parcels and other noises sensitive uses.

In the event any new residential units or other noise sensitive land uses are built and occupied in the vicinity of the project site prior to completion of Phase 1 construction, the NRCP shall be modified to show a the revised new 560 foot setback for day time construction and grading activities in relation to the new residences.

With the implementation of this mitigation measure the loudest noise level that would be experienced at any developed residential parcel would be less than 60 dBA (Leq) during the daytime, and these levels would be consistent with the limits established in the City’s Noise Ordinance. Compliance with these standards during Phase 1 construction of the project should be assured through the NRCP and periodic monitoring of noise levels at developed residential parcels within 560 feet of the project site. This mitigation measure does not apply to off-site construction.

P78.	MM N-4. Require Equipment Maintenance. All construction equipment shall be maintained in good working order and fitted with the appropriate silencers, mufflers or acoustic covers where applicable.

P79.	MM N-5. Locate Material Stockpiles 1,200 Feet from Residences south of the Freeway. Material stockpiles shall be located at least 1,200 feet from residences south of future Eucalyptus Avenue along Theodore Street and Redlands Boulevard. Remotely locating the stockpiles reduces the noise at the residences from equipment traveling to and from the stockpiles and the
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

27

PLANNING DIVISION
CONDITIONS OF APPROVAL

noise that is sometimes associated with handling of material.

P80.	MM TT-1. (CO)Prior to issuance of Certificate of Occupancy for Phase 1, turn lanes shall be improved along Theodore Street at SR-60 and at Eucalyptus Avenue. In addition, minor pavement shall be added to the Eastbound and West bound State Route 60 Freeway ramp intersections with Theodore Street to accommodate truck turning movements. These proposed improvements should enhance safety and improve mobility between the freeway and Eucalyptus Avenue.

P81.	MM TT-2. Concurrent with the submittal of the plot plan for Phase 3 of the proposed project, the project applicant shall submit a supplemental traffic study assessing the project’s contribution to the traffic impacts at the Redlands Boulevard intersection with SR-60 ramps, as well as Theodore Street at SR-60. Approval of the supplemental traffic study must occur prior to the approval of entitlements for the Phase 3 Plot Plan. The project applicant shall contribute to the costs of the interim intersection improvements required to provide adequate capacity for all phases of the project. Said contribution shall be on a fair-share basis considering the buildout of adjacent areas. Payment of such costs shall be provided prior to the issuance of a building permit for Phase 3. If the timing of Phase 3 of the project precedes the planned interim improvements, the project shall be required to construct interim improvements needed to provide adequate capacity to serve the project.

P82.	MM TT-3. The project applicant shall construct the easterly leg of the intersection located at Redlands Boulevard and Eucalyptus Avenue at the ultimate design required to provide adequate capacity for all phases of the project and buildout of the adjacent areas. The design tentatively consists of a dedicated westbound left turn lane, two westbound through lanes and a dedicated westbound right turn lane. Final geometries shall be determined after receiving the supplemental traffic study identified in MM TT 2. Construction of required improvements shall be completed prior to the issuance of occupancy permits for Phase 3 of the project.

P83.	MM TT(C)-1. (CO) Prior to issuance of certificate of occupancy for Phase 1 of the project, turn lanes shall be provided along Theodore Street at SR-60 and at Eucalyptus Avenue. In addition, minor pavement shall be added to the
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

28

PLANNING DIVISION
CONDITIONS OF APPROVAL

Eastbound and West bound State Route 60 Freeway ramp intersections with Theodore Street to accommodate truck turning movements These proposed improvements should enhance safety and improve mobility between the freeway and Eucalyptus Avenue.

P84.	MM TT(C)-2. The short-range analysis shows project impacts at the Redlands Boulevard interchange and at the Redlands Boulevard/Eucalyptus Avenue intersection. At the interchange, improvements are planned and the project shall participate on a fair share basis if private funding is needed. If the timing of Phase 3 of the project precedes the planned interchange improvements, the project shall contribute to interim improvement to provide adequate capacity until the ultimate improvements are completed. These interim improvements include additions of left and right turn lanes at Redlands Boulevard, SR 60 Ramps, and Eucalyptus Avenue. The interim improvements would be the shared responsibility of the proposed project and cumulative projects. Fair share participation and/or contribution to interim improvements, as applicable, shall be required prior to the issuance of a building permit for Phase 3 of the project

P85.	MM TT(C)-3. At the time of the submittal of the plot plan for Phase 3 of the proposed project, the applicant shall submit a supplemental traffic study assessing the project’s contribution to the impacts at the Redlands Boulevard intersection with SR-60 ramps, as well as Theodore Street at SR-60. The developer shall contribute to the costs on a fair share basis of the intersection improvements required to provide adequate capacity for all phases of the project and buildout of the adjacent areas. If the timing of Phase 3 of the project precedes the planned improvements, the project shall be required to construct interim improvements to provide adequate capacity until the ultimate improvements are completed.

P86.	MM W-1. Prior to issuance of a Precise Grading Permit, Planting and Irrigation Plans shall be submitted for review and prior to the issuance of a building permit, approved by the City. Such plans shall contain the following components:
•	The plans shall incorporate water conservation principles as detailed in the Moreno Valley Municipal Code § 9.17.030 Landscape and irrigation design standards.
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

29

PLANNING DIVISION
CONDITIONS OF APPROVAL

•	Plant types shall be grouped together according to their water, soil, sun and shade requirements and in relationship to the buildings. Plants with different water needs shall be irrigated separately.

•	Plans shall be designed in accordance with soil tests to determine appropriate specifications of soil amendments and to facilitate selection of water-efficient plant species suitable for the site. Soil amendments such as compost shall be provided to improve water-holding capacity of soil, where soil conditions warrant.

•	All exposed surfaces of non-turf areas within the developed landscape area shall be mulched with a minimum three inch (3”) layer of material, except in areas with groundcover planted from flats where mulch depth shall be one and one half inches (1.5”).

•	Turf areas shall be limited to public gathering areas and used in compliance with City approved water budget formula(s) and specifications.

•	All irrigation systems shall be designed to prevent runoff, over-spray, low head drainage (occurs where sprinkler systems are installed in sloped areas) and other similar conditions where water flows offsite on to adjacent property, non-irrigated areas, walk, roadways, or structures. Irrigation systems shall be designed, constructed, managed, and maintained to achieve as high an overall efficiency as possible.

•	Landscaped areas shall be provided with a) smart irrigation controllers which automatically adjusts the frequency and/or duration of irrigation events in response to changing weather conditions; b) rain-sensing devices to prevent irrigation during rainy weather; c) anti-drain check valves installed at strategic points to minimize or prevent low-head drainage; and d) pressure regulators when the static water pressure exceeds the maximum recommended operating pressure of the irrigation system.

•	The planting areas shall be grouped in relation to moisture control zones based on similarity of water requirements (i.e., turf separate from shrub and groundcover, full sun exposure areas separate from shade areas; top of slope separate from toe of slope).

P87.	MM GCC-1. The project shall be designed to meet applicable 2008 Title 24 energy efficiency requirements, or any more stringent requirements that may be adopted prior to the issuance of building permits for the project.
Resolution No. 2009-11
Exhibit A Date
Adopted: February 10, 2009

30

PLANNING DIVISION
CONDITIONS OF APPROVAL

P88.	MM GCC-2. All buildings shall be designed with “cool roofs” using products certified by the Cool Roof Rating Council, and exposed roof surfaces shall use “cool paints.”

P89.	MM GCC-3. The project shall install a photovoltaic array (solar panels) or other source of renewable energy generation on-site, or otherwise acquire energy from the local utility that has been generated by renewable sources, to meet the project’s Phase 1 office electricity needs.

P90.	MM GCC-4. The design and operation of the project shall use ENERGY STAR-qualified energy efficient products for heating and cooling systems, and for built-in appliances and lighting.

P91.	MM GCC-5. To reduce vehicle miles traveled and emissions associated with trucks and vehicles, the following measures shall be implemented to the satisfaction of the Community Development Director, Public Works Director, Building Official and Transportation Division Manager:
a)	Onsite secure, weather-protected bicycle storage parking shall be provided. Onsite showers (one for males and one for females) and lockers for employees shall be provided in each building. Onsite convenient bicycle parking shall be provided for retail customers.

b)	Any traffic lights installed as part of this project shall use Light Emitting Diodes.

c)	Pedestrian and bicycle connections shall be provided to surrounding areas consistent with the Existing General Plan.

d)	A Transportation Management Association (TMA) shall be established for the project by the applicant. The TMA shall coordinate its efforts with other TMAs in the City and encourage and coordinate carpooling by occupants of the project. The TMA shall advertise its services to the building occupants. The TMA shall offer transit or other incentives to the employees to reduce greenhouse gas emissions. A shuttle shall be provided during any one hour period where the number of employees using public transit exceeds 20 during the period. The TMA shall distribute public transportation information to its employees. The TMA shall provide electronic message board space for coordinating rides.
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

31

PLANNING DIVISION
CONDITIONS OF APPROVAL

Within two months after project completion, the TMA shall submit a plan to the City that outlines the measures the TMA has implemented and contact information.

e)	There shall be preferential parking for carpools, vanpools, and alternatively fueled vehicles.

P92.	MM GCC-6. The project shall provide a minimum of two electric vehicle-charging stations.

P93.	MM GCC-7. During onsite construction phases of mass grading, fine grading, and building (excluding asphalt paving, trenching, and offsite improvements), off-road construction equipment shall use biodiesel fuel (a minimum of B20, or 20 percent of biodiesel). Construction equipment exempt from this measure include those with warranties that would be voided if B20 biodiesel fuel is used. Prior to issuance of grading permits, the applicant shall provide documentation to the City that verifies that certain equipment are exempt; that a biodiesel supply has been secured; and that the construction contractor is aware that the use of biodiesel is required.

P94.	MM GCC-8. Prior to issuance of a grading permit, the project shall have in place a City-approved Solid Waste Diversion and Recycling Plan that demonstrates the diversion and recycling of all salvageable and re-useable wood, metal, plastic and paper products used during project construction. A similar Plan shall be in place prior to occupancy that demonstrates the diversion and recycling of all wood, metal, plastic and paper products during on-going operation of the warehouse and office portions of the project. The Plans shall include the name of the waste hauler, their assumed destination for all waste and recycled materials, and the procedures that will be followed to ensure implementation of this measure.

P95.	MM GCC-9. The project shall be certifiable under Leadership in Energy and Environmental Design (LEED). The project shall obtain the following credits from the LEED for New Construction & Major Renovations, version 2.2 (or equivalent): Sustainable Sites Credit 7.1: Heat Island Effect, Non-Roof; LEED Energy & Atmosphere Credit 1, Optimize Energy Performance, in part through installing skylights and utilizing energy efficient lighting. Demonstration of
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

32

PLANNING DIVISION
CONDITIONS OF APPROVAL

certifiability shall be provided to the satisfaction of the City, prior to the issuance of building permits.

P96.	MM GCC-10. The project shall be designed to accommodate trucks utilizing “SmartWay Truck Efficiency” emission reduction features. Trailer tails (extenders) are incompatible with loading docks and are exempt from this measure.

P97.	MM GCC-11. Every truck that enters the site with a gross vehicle weight rating over 10,000 pounds shall have an Engine Certification Label. If it does not have the label, it shall be prohibited from entering the project site.
Building and Safety Division

B1.	The above project shall comply with the current California Codes (CBC, CEC, CMC and the CPC) as well as all other city ordinances. All new projects shall provide a soils report. Plans shall be submitted to the Building Department as a separate submittal.

COMMERCIAL, INDUSTRIAL, MULTI-FAMILY PROJECTS INCLUDING CONDOMINIUMS, TOWNHOMES, DUPLEXES AND TRIPLEX BUILDINGS REQUIRE THE FOLLOWING.

Prior to final inspection, all plans will be placed on a CD Rom for reference and verification. Plans will include “as built” plans, revisions and changes. The CD will also include Title 24 energy calculations, structural calculations and all other pertinent information. It will be the responsibility of the developer and or the building or property owner(s) to bear all costs required for this process. The CD will be presented to the Building Department for review prior to final inspection and building occupancy. The CD will become the property of the Moreno Valley Building Department at that time. In addition, a site plan showing the path of travel from public right of way and building to building access with elevations will be required. (Advisory)

B2.	(BP) Prior to the issuance of a building permit, the applicant shall submit a properly completed “Waste Management Plan” (WMP), as required, to the Compliance Official (Building Official) as a portion of the building or demolition permit process. (Advisory)
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

33

PLANNING DIVISION
CONDITIONS OF APPROVAL

SCHOOL DISTRICT

S1.	(BP) Prior to issuance of building permits, the developer shall provide to the Community Development Director a written certification by the affected school district that either: (1) the project has complied with the fee or other exaction levied on the project by the governing board of the district, pursuant to Government Code Section 65996; or (2) the fee or other requirement does not apply to the project. (Advisory)
UNITED STATES POSTAL SERVICE

PO1.	(BP) Prior to the issuance of building permits, the developer shall contact the U.S. Postal Service to determine the appropriate type and location of mailboxes. (Advisory)
* Modified by the City Council at their meeting on 2/10/09
Markg/2007/PA07-0088 thorough PA07-0091
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

34

CITY OF MORENO VALLEY
COMMENTS — PLOT PLAN
Case No: PA07-0088 through PA07-0091 and P07-157
APN: 488-350-001 through 002 and 488-360-001 through 012
DATE: 12/19/08
FIRE PREVENTION BUREAU
          1. The following Standard Conditions shall apply.
With respect to the conditions of approval, the following fire protection measures shall be provided in accordance with Moreno Valley City Ordinances and/or recognized fire protection standards:

F4.	During phased construction, dead end roadways and streets which have not been completed shall have a turn-around capable of accommodating fire apparatus. (CFC 503.1 and 503.2.5) (ADVISORY)

F5.	Prior to issuance of Building Permits, the applicant/developer shall provide the Fire Prevention Bureau with an approved site plan for Fire Lanes and signage. (MVMC 8.36.050 and CFC 501.3) (ADVISORY)

F6.
Prior to building construction, all locations where structures are to be built shall have an approved Fire Department emergency vehicular access road (all weather surface) capable of sustaining an imposed load of 80,000 lbs. GVW, based on street standards approved by the Public Works Director and the Fire Prevention Bureau. (CFC 501.4 and MVMC 8.36.050 Section A) (ADVISORY)

F7.
Prior to building construction, fire lanes and fire apparatus access roads shall have an unobstructed width of not less the twenty-four (24) or thirty (30) feet as approved by the Fire Prevention Bureau and an unobstructed vertical clearance of not less the thirteen (13) feet six (6) inches. (CFC 503.2.1.1 and MVMC 8.36.050) (ADVISORY)

F8.	All roads, driveways and private roads shall not exceed 12 percent grade. (CFC 503.2.7 and MVMC 8.36.050) (ADVISORY)

F9.
If construction is phased, each phase shall provide an approved emergency vehicular access way for fire protection prior to any building construction. (CFC 501.4 and MVMC 8.36.050 Section A) (ADVISORY)

F10.
Prior to construction, all locations where structures are to be built shall have an approved Fire Department access based on street standards approved by the Public Works Director and the Fire Prevention Bureau. (CFC 501.3 and MVMC 8.36.050) (ADVISORY)

35	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

F11.	Prior to building construction, dead end roadways and streets which have not been completed shall have a turnaround capable of accommodating fire apparatus. (CFC 503.2.5. and MVMC 8.36.050) (ADVISORY)

F12.	Prior to issuance of Building Permits, the applicant/developer shall participate in the Fire Impact Mitigation Program. (Fee Resolution as adopted by City Council)

F13.	Prior to issuance of Building Permits, the applicant/developer shall furnish one copy of the water system plans to the Fire Prevention Bureau for review. Plans shall:
a)	Be signed by a registered civil engineer or a certified fire protection engineer;

b)	Contain a Fire Prevention Bureau approval signature block; and

c)	Conform to hydrant type, location, spacing of new and existing hydrants and minimum fire flow required as determined by the Fire Prevention Bureau.

After the local water company signs the plans, the originals shall be presented to the Fire Prevention Bureau for signatures. The required water system, including fire hydrants, shall be installed, made serviceable, and be accepted by the Moreno Valley Fire Department prior to Certificate of occupancy. They shall be maintained accessible. The interim Fire Master Plan (invasion line) will provide temporary fire protection during construction.

Existing fire hydrants on public streets are allowed to be considered available. Existing fire hydrants on adjacent properties shall not be considered available unless fire apparatus access roads extend between properties and easements are established to prevent obstruction of such roads. (CFC 508.1 and MVMC 8.36.100) (ADVISORY)

F14.
Prior to issuance of Certificate of Occupancy or Building Final, “Blue Reflective Markers” shall be installed to identify fire hydrant locations in accordance with City specifications. (CFC 510.1) (ADVISORY)

F15.
Prior to issuance of Certificate of Occupancy or Building Final, all commercial buildings shall display street numbers in a prominent location on the street side and rear access locations. The numerals shall be a minimum of twelve (12) inches in height for buildings and six (6) inches in height for suite identification on a contrasting background. Unobstructed lighting of the address(s) shall be by means approved by the Fire Prevention Bureau and Police Department. In multiple suite centers (strip malls), businesses shall post the name of the business on the rear door(s). (CFC 505.1) (ADVISORY)

F16.
Prior to issuance of Certificate of Occupancy or Building Final, the applicant/developer shall install a fire sprinkler system based on square footage and type of construction, occupancy or use. Fire sprinkler plans shall be submitted to the Fire Prevention Bureau for approval prior to installation. (CFC Chapter 9) (ADVISORY)

36	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

F17.
Prior to issuance of Certificate of Occupancy or Building Final, the applicant/developer shall install a fire alarm system monitored by an approved Underwriters Laboratory listed central station based on a requirement for monitoring the sprinkler system, occupancy or use. Fire alarm panel shall be accessible from exterior of building in an approved location. Plans shall be submitted to the Fire Prevention Bureau for approval prior to installation. (CFC Chapter 9 and MVMC 8.36.070) (ADVISORY)

F18.
Prior to issuance of a Certificate of Occupancy or Building Final, a “Knox Box Rapid Entry System” shall be provided. The Knox-Box shall be installed in an accessible location approved by the Fire Chief. The Knox-Box shall be supervised by the alarm system and all exterior security emergency access gates shall be electronically operated and be provided with Knox key switches for access by emergency personnel. (CFC 506.1) (ADVISORY)

F19.
Prior to issuance of Certificate of Occupancy or Building Final, the applicant/developer shall be responsible for obtaining underground and/or above ground tank permits for the storage of combustible liquids, flammable liquids, or any other hazardous materials from both the County of Riverside Community Health Agency Department of Environmental Health and the Fire Prevention Bureau. (CFC 3401.4 and 2701.5) (ADVISORY)

F20.
Prior to issuance of Certificate of Occupancy, approval shall be required from the County of Riverside Community Health Agency (Department of Environmental Health) and Moreno Valley Fire Prevention Bureau to maintain, store, use, handle materials, or conduct processes which produce conditions hazardous to life or property, and to install equipment used in connection with such activities. (CFC 2701.5) (ADVISORY)

F21.
Prior to issuance of Certificate of Occupancy or Building Final, the applicant/developer must submit a simple plot plan, a simple floor plan, and other plans as requested, each as an electronic file in .dwg format, to the Fire Prevention Bureau. Alternate file formats may be acceptable with approval by the Fire Chief.

F22.
The angle of approach and departure for any means of Fire Department access shall not exceed 1 ft drop in 20 ft (0.3 m drop in 6 m), and the design limitations of the fire apparatus of the Fire Department shall be subject to approval by the AHJ. (CFC 503.2.7 and MVMC 8.36.050 Section I) (ADVISORY)

F23.
Prior to issuance of the building permit for development, independent paved access to the nearest paved road, maintained by the City shall be designed and constructed by the developer within the public right of way in accordance with City Standards. (MVMC 8.36.050) (ADVISORY)

F24.
Complete plans and specifications for fire alarm systems, fire-extinguishing systems (including automatic sprinklers or standpipe systems), clean agent systems (or other special types of automatic fire-extinguishing systems), as well as other fire-protection systems and appurtenances thereto shall be submitted to the Moreno Valley Fire Prevention Bureau for review and approval prior to

37	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

system installation. Submittals shall be in accordance with CFC Chapter 9 and associated accepted national standards. (ADVISORY)

F25.
A permit is required to maintain, store, use or handle materials, or to conduct processes which, produce conditions hazardous to life or property, or to install equipment used in connection with such activities. Such permits shall not be construed as authority to violate, cancel or set aside any of the provisions of this code. Such permit shall not take the place of any license required by law. Applications for permits shall be made to the Fire Prevention Bureau in such form and detail as prescribed by the Bureau. Applications for permits shall be accompanied by such plans as required by the Bureau. Permits shall be kept on the premises designated therein at all times and shall be posted in a conspicuous location on the premises or shall be kept on the premises in a location designated by the Fire Chief. Permits shall be subject to inspection at all times by an officer of the fire department or other persons authorized by the Fire Chief in accordance with Appendix Chapter 1 and MVMC 8.36.100. (ADVISORY)

F26.
Approval of the safety precautions required for buildings being constructed, altered or demolished shall be required by the Fire Chief in addition to other approvals required for specific operations or processes associated with such construction, alteration or demolition. (CFC Chapter 14) (ADVISORY)

F27.
Prior to issuance of Certificate of Occupancy, permits are required to store, dispense, use or handle hazardous material. Each application for a permit shall include a hazardous materials management plan (HMMP). The location of the HMMP shall be posted adjacent to (other) permits when an HMMP is provided. The HMMP shall include a facility site plan designating the following:

a)	Storage and use areas;
b)	Maximum amount of each material stored or used in each area;
c)	Range of container sizes;
d)	Locations of emergency isolation and mitigation valves and devises;
e)	Product conveying piping containing liquids or gases, other than utility-owned fuel gas lines and low-pressure fuel gas lines;
f)	On and off positions of valves for valves which are of the self-indicating type;
g)	Storage plan showing the intended storage arrangement, including the location and dimensions of aisles. The plans shall be legible and approximately to scale. Separate distribution systems are allowed to be shown on separate pages; and h) Site plan showing all adjacent/neighboring structures and use.
h)	Site plan showing all adjacent/neighboring structures and use.

NOTE: Each application for a permit shall include a hazardous materials inventory statement (HMIS). (ADVISORY)

F28.
Before a Hazardous Materials permit is issued, the Fire Chief shall inspect and approve the receptacles, vehicles, buildings, devices, premises, storage spaces or areas to be used. In instances where laws or regulations are enforceable by departments other than the Fire Prevention Bureau, joint approval shall be obtained from all departments concerned. (CFC Appendix H) (ADVISORY)

38	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

F29.
Construction or work for which the Fire Prevention Bureau’s approval is required shall be subject to inspection by the Fire Chief and such construction or work shall remain accessible and exposed for inspection purposes until approved. (CFC Section 106) (ADVISORY)

F30.
The Fire Prevention Bureau shall maintain the authority to inspect, as often as necessary, buildings and premises, including such other hazards or appliances designated by the Fire Chief for the purpose of ascertaining and causing to be corrected any conditions which would reasonably tend to cause fire or contribute to its spread, or any violation of the purpose or provisions of this code and of any other law or standard affecting fire safety. (CFC Section 106) (ADVISORY)

F31.
Permit requirements issued, which designate specific occupancy requirements for a particular dwelling, occupancy, or use, shall remain in effect until such time as amended by the Fire Chief. (CFC Section 104) (ADVISORY)

F32.
In accordance with the California Fire Code Appendix Chapter 1, where no applicable standards or requirements are set forth in this code, or contained within other laws, codes, regulations, ordinances or bylaws adopted by the jurisdiction, compliance with applicable standards of the National Fire Protection Association or other nationally recognized fire safety standards as are approved shall be deemed as prima facie evidence of compliance with the intent of this code as approved by the Fire Chief. (CFC Section 102.7) (ADVISORY)

F33.
Any alterations, demolitions, or change in design, occupancy and use of buildings or site will require plan submittal to the Fire Prevention Bureau with review and approval prior to installation. (CFC Appendix Chapter 1) (ADVISORY)

F34.	Prior to installation, Emergency and Fire Protection Plans shall be provided when required by the Fire Prevention Bureau. (CFC Section 105) (ADVISORY)

F35.
Prior to Certificate of Occupancy all locations where medians are constructed and prohibit vehicular ingress/egress into or away from the site, provisions must be made to construct a median-crossover at all locations determined by the Fire Marshal and the City Engineer. Prior to the construction, design plans will be submitted for review and approval by the City Engineer and all applicable inspections conducted by Land Development Division.

F36.	Prior to construction, all traffic calming designs/devices must be approved by the Fire Marshal and City Engineer.

39	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

CITY OF MORENO VALLEY
PUBLIC WORKS DEPARTMENT — LAND DEVELOPMENT DIVISION
CONDITIONS OF APPROVAL
PA07-0088 Change of Zone
PA07-0089 General Plan Amendment
PA07-0091 Plot Plan
APN 488-350-001, 002 and APN 488360-001 thru -012
Note: All Special Conditions are in Bold lettering and follow the standard conditions.
PUBLIC WORKS DEPARTMENT — LAND DEVELOPMENT DIVISION
The following are the Public Works Department — Land Development Division Conditions of Approval for this project and shall be completed at no cost to any government agency. All questions regarding the intent of the following conditions shall be referred to the Public Works Department — Land Development Division.
General Conditions

LD1.
(G) The developer shall comply with all applicable City ordinances and resolutions including the City’s Municipal Code (MC) and if subdividing land, the Government Code (GC) of the State of California, specifically Sections 66410 through 66499.58, said sections also referred to as the Subdivision Map Act (SMA). (MC 9.14.010) (Advisory)

LD2.
(G) If the project involves the subdivision of land, maps may be developed in phases with the approval of the City Engineer. Financial security shall be provided for all improvements associated with each phase of the map. The boundaries of any multiple map increment shall be subject to the approval of the City Engineer. The City Engineer may require the dedication and construction of necessary utilities, streets or other improvements outside the area of any particular map, if the improvements are needed for circulation, parking, access, or for the welfare or safety of the public. (MC 9.14.080, GC 66412 and 66462.5) if the project does not involve the subdivision of land and it is necessary to dedicate right-of-way/easements, the developer shall make the appropriate offer of dedication by separate instrument. The City Engineer may require the construction of necessary utilities, streets or other improvements beyond the project boundary, if the improvements are needed for circulation, parking, access, or for the welfare or safety of the public. (Advisory)

LD3.
(G) It is understood that the plot plan correctly shows all existing easements, traveled ways, and drainage courses, and that their omission may require the map or plans associated with this application to be resubmitted for further consideration. (MC 9.14.040) (Advisory)

LD4.	(G) In the event right-of-way or offsite easements are required to construct offsite improvements necessary for the orderly development of the surrounding

40	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

area to meet the public health and safety needs, the developer shall make a good faith effort to acquire the needed right-of-way in accordance with the Land Development Division’s administrative policy. In the event that the developer is unsuccessful, he shall enter into an agreement with the City to acquire the necessary right-of-way or offsite easements and complete the improvements at such time the City acquires the right-of-way or offsite easements which will permit the improvements to be made. The developer shall be responsible for all costs associated with the right-of-way or easement acquisition per the Subdivision Map Act. (GC 66462.5) (Advisory)

LD5.
(G) If improvements associated with this project are not initiated within two years of the date of approval of the Public Improvement Agreement, the City Engineer may require that the improvement cost estimate associated with the project be modified to reflect current City construction costs in effect at the time of request for an extension of time for the Public Improvement Agreement or issuance of a permit. (Advisory)

LD6.
(G) The developer shall monitor, supervise and control all construction and construction supportive activities, so as to prevent these activities from causing a public nuisance, including but not limited to, insuring strict adherence to the following:

a.	Removal of dirt, debris, or other construction material deposited on any public street no later than the end of each working day.

b.	Observance of working hours as stipulated on permits issued by the Public Works Department.

c.	The construction site shall accommodate the parking of all motor vehicles used by persons working at or providing deliveries to the site.

d.	All dust control measures per South Coast Air Quality Management District (SCAQMD) requirements shall be adhered to during the grading operations.

Violation of any condition or restriction or prohibition set forth in these conditions shall subject the owner, applicant, developer or contractor(s) to remedies as noted in the City Municipal Code 8.14.090. In addition, the City Engineer or Building Official may suspend all construction related activities for violation of any condition, restriction or prohibition set forth in these conditions until such time as it has been determined that all operations and activities are in conformance with these conditions. (Advisory)

LD7.
(G) The developer shall protect downstream properties from damage caused by alteration of drainage patterns, i.e., concentration or diversion of flow. Protection shall be provided by constructing adequate drainage facilities, including, but not limited to, modifying existing facilities or by securing a drainage easement. (MC 9.14.110) (Advisory)

41	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

LD8.
(G) Public drainage easements, when required, shall be a minimum of 25 feet wide and shall be shown on the map and plan, and noted as follows: “Drainage Easement — no structures, obstructions, or encroachments by land fills are allowed.” In addition, the grade within the easement area shall not exceed a 3:1 (H:V) slope, unless approved by the City Engineer. (Advisory)

LD9.
(G) A detailed drainage study shall be submitted to the City Engineer for review and approval at the time of any improvement or grading plan submittal. The study shall be prepared by a registered civil engineer and shall include existing and proposed hydrologic conditions. Hydraulic calculations are required for all drainage control devices and storm drain lines. (MC 9.14.110) (Advisory)

LD10.
(G) The final conditions of approval issued by the Planning Division subsequent to Planning Commission approval shall be photographically or electronically placed on mylar sheets and included in the Grading and Street Improvement plan sets on twenty-four (24) inch by thirty-six (36) inch mylar and submitted with the plans for plan check. These conditions of approval shall become part of these plan sets and the approved plans shall be available in the field during grading and construction. (Advisory)

LD11.
(G) Upon approval of the plot plan by the Planning Commission, the Developer shall submit the approved plot plan on compact disk in (.dxf) digital format to the Land Development Division of the Public Works Department. (Advisory)

Prior to Grading Plan Approval or Grading Permit

LD12.
(GPA) The grading plans, plans shall be drawn on twenty-four (24) inch by thirty-six (36) inch mylar and signed by a registered civil engineer and other registered/licensed professional as required. (Advisory)

LD13.	(GPA) Grading plans shall comply with the City Grading ordinance, these Conditions of Approval and the following criteria:
a.	The project street and lot grading shall be designed in a manner that perpetuates the existing natural drainage patterns with respect to tributary drainage area and outlet points. Unless otherwise approved by the City Engineer, lot lines shall be located at the top of slopes.

b.	Any grading that creates cut or fill slopes adjacent to the street shall provide erosion control, sight distance control, and slope easements as approved by the City Engineer.

c.	A grading permit shall be obtained from the Public Works Department Land Development Division prior to commencement of any grading outside of the City maintained road right-of-way.

d.	All improvement plans are substantially complete and appropriate clearance and at-risk letters are provided to the City, (MC 9.14.030)

42	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

e.	The developer shall submit a soils and geologic report to the Public Works Department — Land Development Division. The report shall address the soil’s stability and geological conditions of the site. (Advisory)

LD14.
(GPA) Prior to grading plan approval, the developer shall select treatment control best management practices (BMPs) that are medium to highly effective for treating Pollutants of Concern (POC) for the project. Projects where National Pollution Discharge Elimination System (NPDES) mandates water quality treatment control best management practices (BMPs) shall be designed per the City of Moreno Valley guidelines or as approved by the City Engineer. (Advisory)

LD15.
(GPA, IP) Prior to approval of the grading plans or improvement plans for project sites which are one acre or larger, the developer shall obtain the WQMP number from the City’s Land Development Division, if a WQMP is required, and as a condition of the State Water Quality Control Board, a Notice of Intent (NOI) for an NPDES permit must be filed and a Waste Discharge Identification (W.D.I.D.) permit number obtained from the State Water Quality Control Board. (Clean Water Act) (Advisory)

LD16.	(GPA) Prior to the rough grading plan approval, or issuance of a building permit, if a grading permit is not required, the Developer shall:
a.	Submit two (2) copies of the final project-specific Water Quality Management Plan (WQMP) for review by the City Engineer that:
i.	Addresses Site Design Best Management Practices (BMPs) such as minimizing impervious areas, maximizing permeability, minimizes directly connected impervious areas to the City’s street and storm drain systems, and conserves natural areas;

ii.	Incorporates Source Control BMPs and provides a detailed description of their implementation;

iii.	Incorporates Treatment Control BMPs and provides information regarding design considerations;

iv.	Describes the long-term operation and maintenance requirements for BMPs requiring maintenance; and

v.	Describes the mechanism for funding the long-term operation and maintenance of the BMPs.

A copy of the final WQMP template can be obtained on the City’s Website or by contacting the Land Development Division of the Public Works Department.
b.	Record a “Stormwater Treatment Device and Control Measure Access and Maintenance Covenant,” to provide public notice of the requirement to implement the approved final project-specific WQMP and the

43	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

maintenance requirements associated with the WQMP. A boilerplate copy of the “Stormwater Treatment Device and Control Measure Access and Maintenance Covenant,” can be obtained by contacting the Land Development Division of the Public Works Department. (Advisory)

LD17.
(GPA) Prior to rough grading plan approval, or issuance of a building permit, if a grading permit is not required, the Developer shall secure approval of the final project-specific WQMP from the City Engineer. (Advisory)

LD18.
(GPA) Prior to rough grading plan approval, or issuance of a building permit as determined by the City Engineer, the approved final project-specific WQMP shall be incorporated by reference or attached to the project’s Storm Water Pollution Prevention Plan as the Post-Construction Management Plan. (Advisory)

LD19.
(GPA) Prior to grading permit issuance, the developer shall prepare a Storm Water Pollution Prevention Plan (SWPPP) in conformance with the state’s Construction Activities Storm Water General Permit. A copy of the current SWPPP shall be kept at the project site and be available for review upon request. The SWPPP shall be submitted to the City’s Storm Water Program Manager on compact disk(s) in Microsoft Word format. The developer is required to bring the SWPPP to the grading pre-construction meeting. (Advisory)

LD20.	(GPA) Prior to the approval of the grading plans, the developer shall pay any applicable remaining grading plan check fee. (Advisory)

LD21.	(GPA/MA) Prior to the later of either grading plan or final map approval, resolution of all drainage issues shall be as approved by the City Engineer. (Advisory)

LD22.
(GP) Prior to the issuance of a grading permit, the developer shall submit a letter of permission to grade for a specific duration recorded against each offsite parcel and an easement for slope purposes at final map recordation. (Advisory)

LD23.
(GP) Prior to issuance of a grading permit, if the fee has not already been paid prior to map approval or prior to issuance of a building permit if a grading permit is not required, the developer shall pay Area Drainage Plan (ADP) fees. The developer shall provide a receipt to the City showing that ADP fees have been paid to Riverside County Flood Control and Water Conservation District. (MC 9.14.100)

LD24.	(GP) Prior to issuance of a grading permit, the following securities shall be submitted to the City:
a.	Security, in the form of a cash deposit (preferable), letter of credit, or performance bond shall be required to be submitted as a guarantee

44	Resolution No. 2009 -11 Exhibit A Date Adopted: February 10, 2009

of the completion of the grading required as a condition of approval of the project (MC 8.21.070)

b.
Erosion control security as a guarantee of the completion and maintenance of the erosion control systems required as a condition of approval of the project. The amount of the security shall be equal to one hundred (100) percent of the total estimated cost of the erosion control system(s). The permittee’s estimate of such cost shall be based on the established unit costs available form the city and shall be subject to the review and approval of the city engineer. At least twenty-five (25) percent of the required security shall be in cash and shall be deposited with the city engineer. The remainder of the erosion control security shall be subject to the approval of the City Engineer and City Attorney, and consist of one or more of the following:

i.	Cash deposit;
ii.	Bond
iii.	Certificate of Deposit
iv.	Letter of Credit, in City format, from one or more local financial institution(s) subject to regulation by the state or federal government. (MC 8.21.150) (Advisory)

LD25.	(GP) Prior to issuance of a grading permit, the developer shall pay the applicable grading inspection fees. (Advisory)
Prior to Improvement Plan Approval or Construction Permit

LD26.
(IPA) Improvement plans shall be drawn on twenty-four (24) inch by thirty-six (36) inch mylar and signed by a registered civil engineer and other registered/licensed professional as required. (Advisory)

LD27.	(IPA) Prior to approval of the improvement plans, the developer shall submit clearances from all applicable agencies, and pay all outstanding plan check fees. (MC 9.14.210) (Advisory)

LD28.
(IPA) All public improvement plans prepared and signed by a registered civil engineer in accordance with City standards, policies and requirements shall be approved by the City Engineer. Securities and a public improvement agreement shall be required to be submitted and executed as a guarantee of the completion of the improvements. (Advisory)

LD29.	(IPA) The street improvement plans shall comply with all applicable City standards and the following design standards throughout this project:

a.	Corner cutbacks in conformance with City Standard 208 shall be shown on the final map or, if no map is to be recorded, offered for dedication by separate instrument.

45	Resolution No. 2009 -11
Exhibit A
Date Adopted: February 10, 2009

b.	Lot access to major thoroughfares shall be restricted except at intersections and approved entrances and shall be so noted on the final map. (MC 9.14.100)

c.	The minimum centerline and flow line grades shall be one percent unless otherwise approved by the City Engineer. (MC 9.14.020)

d.	All street intersections shall be at ninety (90) degrees plus or minus five (5) degrees or as approved by the City Engineer per City Standard No. 706A. (MC 9.14.020)

e.	All reverse curves shall include a minimum tangent of one hundred (100) feet in length. (Advisory)

LD30.
(IPA) Improvement plans, including design plan and profile information, shall be based upon a centerline profile, extending beyond the project boundaries approved by the City Engineer. Design plan and profile information shall include the minimum 300 feet beyond the project boundaries. (Advisory)

LD31.
(IPA) Improvement plans, shall reflect the City’s moratorium on trench repair pavement cuts on any streets less than three years old or on slurry sealed streets less than one year old unless specifically approved by the City Engineer. Pavement cuts for trench repairs may be allowed for emergency repairs or as specifically approved by the City Engineer. (Advisory)

LD32.	(IPA) Drainage facilities with sump conditions shall be designed to convey the tributary 100-year storm flows. Secondary emergency escape shall also be provided. (MC 9.14.110) (Advisory)

LD33.
(IPA) If the project’s hydrology study proposes to use any portion of a public street right-of-way to accommodate storm flows, said study shall show that the 10-year storm flow will be contained within the curb and the 100-year storm flow will be contained within the street right-of-way. On major streets (Minor Arterial or larger), at least one lane in each direction shall remain open and not be used to carry surface flows. When any of these criteria is exceeded, additional drainage facilities shall be installed as approved by the Public Works Department Land Development Division. (MC 9.14.110) (Advisory)

LD34.
(IPA) The project shall be designed to accept and properly convey all off-site drainage flowing onto or through the site. All storm drain design and improvements shall be subject to review and approval of the City Engineer. (Advisory)

LD35.
(CP) All work performed within the City right-of-way requires a construction permit. As determined by the City Engineer, security may be required for work within the right-of-way. Security shall be in the form of a cash deposit or other approved means. The City Engineer may require the execution of a public improvement agreement as a condition of the issuance of the construction

46	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

permit. All inspection fees shall be paid prior to issuance of construction permit. (MC 9.14.100) (Advisory)

LD36.
(CP) Prior to issuance of a construction permit, all public improvement plans prepared and signed by a registered civil engineer in accordance with City standards, policies and requirements shall be approved by the City Engineer. (Advisory)

LD37.
(CP) Prior to issuance of construction permits, the developer shall submit all improvement plans on compact disks, in (.dxf) digital format to the Land Development Division of the Public Works Department. (Advisory)

LD38.	(CP) Prior to issuance of construction permits, the developer shall pay all applicable inspection fees. (Advisory)
Prior to Building Permit

LD39.	(BP) The developer shall coordinate with Land Development staff to facilitate partial pad certification in conjunction with construction sequencing as approved by the City Engineer. (Advisory)

LD40.
(BP) Prior to issuance of a building permit, the developer shall submit for review and approval, a Waste Management Plan (WMP) per City code and Land Development Division requirements. (AB939, MC 8.80) (Advisory)

LD41.	(BP) Prior to issuance of a building permit, Parcel Map 35629 shall record.
Prior to Certificate of Occupancy

LD42.	(CO) Prior to issuance of a certificate of occupancy or building final, the developer shall pay all outstanding fees.

LD43.
(CO) Prior to issuance of a certificate of occupancy or building final, the developer shall construct all public improvements in conformance with applicable City standards, unless otherwise approved by the City Engineer, including but not limited to the following applicable improvements:

a.
Street improvements including, but not limited to: pavement, base, curb and/or gutter, cross gutters, spandrel, sidewalks, drive approaches, pedestrian ramps, street lights, signing, striping, under sidewalk drains, landscaping and irrigation, medians, redwood header boards, pavement tapers/transitions and traffic control devices as appropriate.

b.	Storm drain facilities including, but not limited to: storm drain pipe, storm drain laterals, open channels, catch basins and local depressions.

c.	City-owned utilities.

47	Resolution No. 2009 -11
Exhibit A
Date Adopted: February 10, 2009

d.	Sewer and water systems including, but not limited to: sanitary sewer, potable water and recycled water.

e.	Under grounding of existing and proposed utility lines less than 115,000 volts.

f.	Relocation of overhead electrical utility lines including, but not limited to: electrical, cable and telephone.
(Advisory)

LD44.
(CO) Prior to issuance of a certificate of occupancy or building final, all existing and new utilities adjacent to and on-site shall be placed underground in accordance with City of Moreno Valley ordinances. (MC 9.14.130) (Advisory)

LD45.	(CO) Prior to issuance of a certificate of occupancy or building final, the Developer must comply with the following:

a.
Any required water quality basins, associated treatment control BMPs, and associated hardware per the approved civil drawing must be constructed, certified and approved by the City Engineer including, but not limited to, piping, forebay, aftbay, trash rack.

b.	An Engineer’s Line and Grade Certification shall be provided to the City.

c.	Said facilities shall pass a flow test per City test procedures.
(Advisory)

LD46.
(CO) Prior to issuance of a certificate of occupancy or building final for any Commercial/Industrial facility, whichever occurs first, the owner may have to secure coverage under the State’s General Industrial Activities Storm Water Permit as issued by the State Water Resources Control Board. (Advisory)

Prior to Acceptance of Streets into the City Maintained Road System

LD47.
(AOS) Aggregate slurry, per Section 203-5 of Standard Specifications for Public Works Construction, may be required just prior to acceptance street(s) into the City maintained road system at the discretion of the City Engineer. (Advisory)

SPECIAL CONDITIONS
Phase 1 — Development Associated with Parcel 1 of PM 35629

LD48.
(RGPA) Prior to rough grading plan approval, the developer shall obtain written concurrence from Riverside County Flood Control and Water Conservation District (RCFC&WCD) for any proposed modifications to the

48	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

Moreno Area Drainage Plan as well as for the acceptance of a small new additional tributary area resulting from the project’s proposed grading.

LD49.	(RGPA) Prior to rough grading plan approval, it shall be clearly demonstrated on the final drainage study that the potential increased rate of runoff resulting from the development of this site is mitigated. During identified storm events peak flow rates and velocity leaving the site in the developed condition shall be no larger than that of the pre-developed condition. The following shall be analyzed in the final drainage study: 1, 3, 6 and 24-hour storm duration for the 2, 5, 10 and 100-year storm events. The applicant understands that additional detention measures or other mitigation, beyond those shown on the tentative parcel map and preliminary drainage study, may be required and shall include those into the design and construction of appropriate drainage facilities.

LD50.	(RGPA) Prior to rough grading plan approval, emergency overflow areas shall be shown at all applicable drainage improvement locations in the event that the drainage improvement fails or exceeds full capacity. Emergency overflow area elevations shall be a minimum of 1’ below the proposed building pad elevation in close proximity. This may include, but not be limited to, an emergency spillway in the basin and an emergency overflow at any sump catch basin location. The developer is responsible for securing any necessary on-site or off-site drainage easements as required for emergency overflow.

LD51.	(RGPA) Prior to rough grading plan approval, all easements, existing, proposed, temporary, and those to be quitclaimed shall be shown on the plan complete with type of easement, easement width, as applicable, instrument number and date of recordation. Copies of the existing easement documents shall be submitted to the City (upon request) for review. Those easements to be quitclaimed shall be coordinated with the appropriate easement holder, including but not limited to, those associated with the electrical utility lines traversing Parcel 1 and the water line running along the entire map’s north boundary adjacent to SR-60 and its on-/off-ramps, as shown and labeled on the tentative parcel map. The above referenced water line shall be relocated outside the existing and ultimate SR-60 right-of-way and preferably within Eucalyptus Avenue.

LD52.	(RGPA) Not withstanding what is shown on the tentative parcel map and grading plan, no grading on Caltrans property shall be permitted without an encroachment permit.

LD53.	(RGPA) Prior to rough grading plan approval, the plan shall show a minimum 15-foot wide maintenance access road from a public street to all graded areas resulting from the grading associated with the project.

LD54.	(PGPA) Prior to precise grading plan approval, the precise grading plan shall be consistent with the rough grading plan and approved plot plan, in terms of, but not limited to, pad and grade elevations, proposed water quality treatment control best management practices and locations

49	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

including detention and infiltration basins, proposed building, parking lot, landscape area, slope, and project entrance locations. (Advisory)

LD55.	(PGPA) Prior to precise grading plan or improvement plan approval, as applicable, the plans shall show any driveway approach up to 40’ in width to be constructed per City Standard Plan 118C, Option 2, modified. The driveways shall have a minimum radius of 50’ if the entrance is to accommodate truck traffic, 35’ otherwise, and transition from an 8” curb height to a 0” curb height at the conventional right-of-way 12’ behind the curb line, or as approved by the City Engineer. There shall be a 4-foot wide pedestrian sidewalk area at 2% maximum cross slope behind the conventional right-of-way. A 4-foot pedestrian right-of-way dedication shall be made on PM 35629. Any entrance greater than 40’ in width shall be designed as a street intersection. (Advisory)

LD56.	(IPA) If it is necessary to adjust the boundary of Parcel G, 5, and 6 (Parcels 5 and 6 to be designated as lettered parcels on the final parcel map) resulting in the need for additional right-of-way for highway and road purposes, it shall be dedicated to the City at no cost to the City. If it is necessary to adjust the boundary resulting in excess right-of-way not needed for highway and road purposes, the City and the developer shall pursue the appropriate mechanism to transfer or convey public property back to the developer.

LD57.	(IPA) Prior to improvement plan approval, the plans shall show redwood headers, or other pavement edge treatment as approved by the City Engineer, at all edge-of-pavement locations in the public right-of-way. If redwood header board is approved, the redwood header shall be installed per the City Standard, using a nominal minimum of 2” wide by 6” deep board. This shall include, but not be limited to, the following locations:

a.	Along the frontage of Parcels 1, 2 and 4 of PM 35629, south side of Eucalyptus Avenue, south edge of the east bound travel lane to be constructed in Phase 1.

LD58.	(IPA) Storm drain improvement plans shall show the connection of the proposed private storm drain system to the proposed public storm drain system at the public street right-of-way. A storm drain manhole shall be placed at the right-of-way to mark the beginning of the publicly maintained portion of this storm drain.

LD59.	(IP) Prior to commencing any work within Caltrans right-of-way, the developer shall obtain an encroachment permit from Caltrans. Work within Caltrans right-of-way may include that work associated with storm drain connections to existing freeway culverts, water line removal, water line extension from north of the freeway including jack and bore operation, power pole relocation and/or undergrounding, and any grading.

LD60.	(IP) Prior to approval of improvement plans, the developer shall secure any off-site easements from the off-site property owner(s). This includes

50	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

but is not limited to the drainage easement for the proposed spreading basin south of the project, the slope easement along the south side of Eucalyptus Avenue, the drainage easement for the culvert outlet across Eucalyptus Avenue near Theodore Street, the utility easement for the temporary overhead electrical lines, and any others that may be necessary for the construction and maintenance of off site utility and infrastructure improvements.

LD61.	(BP) Prior to issuance of a building permit, final line and grade certification shall be provided by the licensed engineer of record stating the building pad is in substantial conformance with the approved grading plan. For Parcel 1, the developer shall coordinate with Land Development staff to facilitate partial pad certification in conjunction with construction sequencing as approved by the City Engineer. The relocation and/or abandonment of existing utilities and quitclaim of existing easements shall be coordinated with the sequencing of the Parcel 1 development such that these do not interfere or encumber the particular building area being developed at any given time.

LD62.	(BP) Prior to building permit issuance this project shall cause the quitclaim of all existing easements, especially those easements underneath proposed building footprints shall be quitclaimed. This shall include, but not be limited to, the water line easement and power line easement. All utilities shall be relocated, as necessary, prior to quitclaiming the easements. All new easements shall be granted prior to utility relocations and quitclaims of existing easements.

LD63.	(BP) Prior to building permit issuance, the developer shall remove, or cause the removal, of any sign or other structure, as applicable, on the project site, including that portion within Parcels G, 5 and 6, as shown on the tentative parcel map (Parcels 5 and 6 to be dedicated as lettered parcels on the final parcel map), to be dedicated to the City for the future freeway expansion, unless other arrangements are made with and approved by the City Engineer. The developer shall record easements for, provide access to, etc. any sign or structure that might remain, as approved by the City Engineer.

LD64.	(BP) Prior to building permit issuance, the developer shall submit to the City a recorded agreement pertaining to the maintenance of and access to the temporary spreading basin to be constructed on the land south and adjacent to this project map, identified as APN# 488-350-002.

LD65.	(BP) Prior to building permit issuance of the proposed building in Phase 1, the developer shall submit to the City for review and approval all required off-site (outside of the map boundary) easements, including but not limited to, a roadway slope easement along the south side of Eucalyptus Avenue, drainage easements at low points along the south side of Eucalyptus Avenue where rip rap and other drainage improvements are proposed, a drainage easement for the culvert headwall, rip rap and grading on the south side of Eucalyptus Avenue,

51	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

just west of Theodore Street, an easement for any work outside of the Sinclair Street right-of-way north of SR-60 for work associated with the construction of the water line. These easements shall record prior to occupancy, after the City has reviewed and approved them prior to building permit issuance.

LD66.	(BP) Prior to issuance of a building permit, PM 35629 shall record along with all the offers of dedication for right-of-way and easements made on the map. Alternatively, offers of dedication for right-of-way and easements may record by separate instrument.

LD67.	(CO) Prior to occupancy for the proposed building in Phase 1, the developer shall obtain an encroachment permit from Caltrans and complete the following jack and bore operation for the installation of a proposed water line underneath SR-60 to be located within Sinclair Street right-of-way north of the freeway. The developer shall apply Caltrans crossing requirements to the portion of the water line that will lie within Parcel G of the tentative parcel map.

LD68.	(CO) Prior to occupancy of the proposed building in Phase 1, all overhead utility lines less than 115,000 volts fronting or within the entire map boundary shall be placed underground per Section 9.14.030C of the City Municipal Code except those along the west side of Theodore Street, the terminus of the facility over SR-60 at Sinclair Street, and the interim service from Redlands Boulevard and Dracaea Avenue northerly to the project site.

LD69.	(CO) Prior to occupancy of the proposed building in Phase 1, existing utilities shall be relocated outside of Parcels G, 5, and 6, as identified on the tentative parcel map (Parcels 5 and 6 to be dedicated as lettered lots on the final parcel map), being offered for dedication for highway and road purposes.

LD70.	(CO) Prior to occupancy of the proposed building in Phase 1, the developer shall bring overhead electrical service to the building from the nearest source identified by the developer to be located on the west side of Redlands Boulevard near Dracaea Avenue. This will require the developer to bore under Redlands Boulevard to the east side of Redlands Boulevard.

LD71.	(RGPA) In accordance with the City of Moreno Valley standards, the Double Ring Infiltrometer field testing method per ASTM D3385 shall be utilized to perform in-situ percolation testing in the location of proposed infiltration area treatment control Best Management Practice (BMP) and the results included as an amendment to the Final WQMP prior to issuance of the first occupancy. (Advisory)

LD72.	(RGPA) The Applicant shall prepare and submit for approval a Project Specific Final Water Quality Management Plan (F-WQMP) for PA07-0090 —

52	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

Highlands — Parcel 1 of TPM 35629 Logistics Building. The F-WQMP shall be consistent with the approved P-WQMP and in full conformance with the document; “Riverside County Water Quality Management Plan for Urban Runoff’ dated July 24, 2006. The F-WQMP shall be submitted and approved prior to rough grading plan approval. At a minimum, the F-WQMP shall include the following: Site Design BMPs; Source Control BMPs; Treatment Control BMPs; Operation and Maintenance requirements for BMPs; and sources of funding for BMP implementation. (Advisory)

LD73.	(RGPA) The Applicant shall select and implement treatment control BMPs that are medium to highly effective for treating Pollutants of Concern (POC) for the project. POC include project pollutants associated with a 303{d) listing or a Total Maximum Daily Load (TMDL) for receiving waters. Project pollutants of concern include: sediment/turbidity, nutrients, organic compounds, oxygen demanding substances, and pathogens. Exhibit C of the document, “Riverside County Water Quality Management Plan for Urban Runoff” dated July 24, 2006 shall be consulted for determining the effectiveness of proposed treatment BMPs. (Advisory)

LD74.	(RGPA) Overall, the proposed treatment control concept is accepted as the conceptual treatment control BMP for the proposed site. The Applicant has proposed to incorporate the use of combined detention and infiltration basins with underdrain systems. Final design details of these detention and infiltration systems must be provided in the first submittal of the F-WQMP. The size of the treatment control BMP is to be determined using the procedures set forth in Exhibit C of the Riverside County Guidance Document. The Applicant acknowledges that more area than currently shown on the plans may be required to treat site runoff as required by the WQMP Guidance Document. (Advisory)

LD75.	(RGPA) The Applicant shall substantiate the applicable Hydrologic Condition of Concern (HCOC) (WQMP Section IV) in the F-WQMP. The HCOC designates that the project will comply with Condition C; therefore, the condition must be addressed in the F-WQMP.

LD76.	(GP) The Applicant shall, prior to building or grading permit closeout or the issuance of a certificate of occupancy, demonstrate:

a.	That all structural BMPs have been constructed and installed in conformance with the approved plans and specifications;
b.	That all structural BMPs described in the F-WQMP have been implemented in accordance with approved plans and specifications;
c.	That the Applicant is prepared to implement all non-structural BMPs included in the F-WQMP, conditions of approval, and building/grading permit conditions; and
d.	That an adequate number of copies of the approved F-WQMP are available for the future owners/occupants of the project.

(Advisory)

53	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

CITY OF MORENO VALLEY
CONDITIONS OF APPROVAL
Case No: PA07-0091 (PP for a Warehouse Building),
PA07-0089 (GPA), and PA07-0088 (Zone Change)
APNs: 488-350-001, 488-350-002, and 488-360-001 through 488-360-012
12.12.08 Revised
PUBLIC WORKS DEPARTMENT
Special Districts Division
Note: All Special Conditions, Modified Conditions, or Clarification of Conditions are in bold lettering. All other conditions are standard to all or most development projects.
Acknowledgement of Conditions
The following items are Special Districts’ Conditions of Approval for project PA07-0091; this project shall be completed at no cost to any Government Agency. All questions regarding Special Districts’ Conditions including but not limited to, intent, requests for change/modification, variance and/or request for extension of time shall be sought from the Special Districts Division of the Public Works Department 951.413.3480. The applicant is fully responsible for communicating with each designated Special Districts staff member regarding their conditions.
General Conditions

SD-1	The parcel(s) associated with this project have been incorporated into the Moreno Valley Community Services Districts Zones A (Parks & Community Services) and C (Arterial Street Lighting). All assessable parcels therein shall be subject to annual Zone A and Zone C charges for operations and capital improvements.

SD-2	Plans for parkway, median, slope, and/or open space landscape areas designated on the tentative map or in these Conditions of Approval for incorporation into Moreno Valley Community Services District Zone M, shall be prepared and submitted in accordance with the City of Moreno Valley Public Works Department Landscape Design Guidelines. Contact the Special Districts Division of the Public Works Department to obtain copies of this document.

SD-3	The Developer, or the Developer’s successors or assignees shall be responsible for all parkway and/ or median landscaping maintenance until such time as the District accepts maintenance duties.

54	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

Special Districts Division
Conditions of Approval
Case No: PA07-Q091 (PP for a Warehouse Building),
PA07-0089 (GPA), and PA07-0088 (Zone Change)
APNs: 488-350-001, 488-350-002, and 488-360-001 through 488-360-012

SD-4	Any damage to existing landscape easement areas due to project construction shall be repaired/replaced by the Developer, or Developer’s successors in interest, at no cost to the Moreno Valley Community Services District.
Prior to Building Permit Issuance

SD-5	(BP) This project has been identified to be included in the formation of a Map Act Area of Benefit Special District for the construction of major thoroughfares and/or freeway improvements. The property owner(s) shall participate in such District, and pay any special tax, assessment, or fee levied upon the project property for such District. At the time of the public hearing to consider formation of the district, the property owner(s) will not protest the formation, but the property owners(s) will retain the right to object if any eventual assessment is not equitable, that is, if the financial burden of the assessment is not reasonably proportionate to the benefit which the affected property obtains from the improvements which are to be installed. (Street & Highway Code, GP Objective 2.14.2, MC 9.14.100) Once the Transportation Uniform Mitigation Fee (TUMF) is paid, the requirement to annex into the Special District would no longer be applicable.

SD-6	(BP) This project has been identified to be included in the formation of a Community Facilities District (Mello-Roos) for Public Safety services, including but not limited to Police, Fire Protection, Paramedic Services, Park Rangers, and Animal Control services: The property owner(s) shall not protest the formation; however, they retain the right to object to the rate and method of maximum special tax. In compliance with Proposition 218, the Developer shall agree to approve the mail ballot proceeding (special election) for either formation of the CFD or annexation into an existing district that may already be established. The Developer must notify Special Districts prior to the City’s issuance of a building permit. (California Government Code) This condition would no longer apply if the building permit is issued prior to the formation of the Public Safety Community Facilities District.

SD-7	(BP) This project is conditioned to provide a funding source for the capital improvements and/or maintenance for the Eucalyptus Ave. median landscape. In order for the Developer to meet the financial responsibility to maintain the defined service, one of the following options shall be selected:

55	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

Special Districts Division
Conditions of Approval
Case No: PA07-0091 (PP for a Warehouse Building),
PA07-0089 (GPA), and PA07-0088 (Zone Change)
APNs: 488-350-001, 488-350-002, and 488-360-001 through 488-360-012

a.	Participate in the mail ballot proceeding in compliance with Proposition 218, for Moreno Valley Community Services District Zone M (Commercial, Industrial and Multifamily Improved Median Maintenance), and pay all associated costs with the ballot process; or
b.	Establish an endowment to cover the future maintenance costs of the landscaped area.

The Developer must notify Special Districts prior to the City’s issuance of a building permit and the financial option selected to fund the continued maintenance.

SD-8	Commercial (BP) Land Development, a Division of the Public Works Department, requires this project to supply a funding source necessary to provide, but not limited to, stormwater utilities services for the monitoring of on site facilities and performing annual inspections of the affected areas to ensure compliance with state mandated stormwater regulations, the Developer must notify Special Districts prior to the City’s issuance of a building permit and the financial option selected to fund the continued maintenance. (California Government Code)

SD-9	(BP) Prior to release of building permit, the Developer, or the Developer’s successors or assignees, shall record with the County Recorder’s Office a Declaration of Covenant and Acknowledgement of Assessments for each assessable parcel therein, whereby the Developer covenants and acknowledges the existence of the Moreno Valley Community Services District, its established benefit zones, and that said parcel(s) is (are) liable for payment of annual benefit zone charges and the appropriate National Pollutant Discharge Elimination System (NPDES) maximum regulatory rate schedule when due. A copy of the recorded Declaration of Covenant and Acknowledgement of Assessments shall be submitted to the Special Districts Division.

**For a copy of the Declaration of Covenant and Acknowledgement of the Assessments form, please contact Special Districts, phone 951.413.3480.

SD-10	(BP) Final median, parkway, slope, and/or open space landscape/irrigation plans for those areas designated on the tentative map or in these Conditions of Approval for inclusion into Community Services District shall be reviewed and approved by the Community Development Department — Planning Division, and the Public Works Department —

56	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

Special Districts Division
Conditions of Approval
Case No: PA07-0091 (PP for a Warehouse Building),
PA07-0089 (GPA), and PA07-0088 (Zone Change)
APNs: 488-350-001, 488-350-002, and 488-360-001 through 488-360-012

Special Districts and Transportation Divisions prior to the issuance of the first Building Permit.
Prior to Certificate of Occupancy

SD-11	(CO) Prior to issuance of a Certificate of Occupancy or building final, the Developer shall submit a letter to Special Districts from the Utility service responsible for providing final electrical energy connections and energization of the streetlights for the development project. The letter must identify, by pole number, each streetlight in the development and state the corresponding date of its electrical energization.

SD-12	(CO) All median landscaping specified in the tentative map or in these Conditions of Approval shall be constructed pursuant to the project phasing plan dated December 10, 2008.

SD-13	(CO) Prior to the issuance of the first Certificate of Occupancy or building final for this project, the Developer shall pay Advanced Energy fees for all applicable Zone B (Residential Street Lighting) and/or Zone C (Arterial Street Lighting and Intersection Lighting) streetlights required for this development. The Developer shall provide a receipt to the Special Districts Division showing that the Advanced Energy fees have been paid in full for the number of streetlights to be accepted into the CSD Zone B and/or Zone C program. Payment shall be made to the City of Moreno Valley, as collected by the Land Development Division, based upon the Advanced Energy fee rate at the time of payment and as set forth in the current Listing of City Fees, Charges and Rates, as adopted by City Council. Any change in the project which may increase the number of streetlights to be installed will require payment of additional Advanced Energy fees at the then current fee.

57	Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

CITY OF MORENO VALLEY
CONDITIONS OF APPROVAL
PA07-0091
Plot Plan for approximately 1.8 million square feet of warehousing uses located on the north side of future Eucalyptus Avenue, east of Redlands Boulevard.
Note: AU Special conditions are in bold lettering. All other conditions are standard to all or most development projects.
Transportation Engineering Division — Conditions of Approval
Based on the information contained in our standard review process we recommend the following conditions of approval be placed on this project:
GENERAL CONDITIONS

TE1.	Install Citywide Communication System (Traffic Signal Interconnect) per City Standards along Eucalyptus Avenue and Theodore Street.

TE2.	A Class I Bikeway is planned for the east side of Redlands Boulevard that shall require additional right-of-way and/or easements.

TE3.	The project applicant shall submit supplemental traffic studies at the time of entitlement of Phase 2 (Parcels 2 and 3) and again at Phase 3 (Parcel 4). The supplemental traffic studies shall address improvements necessary for the two phases that could include but not be limited to traffic signals, additional turn lanes, traffic signal synchronization/timing, interchange improvements, fair share contributions, median construction, and traffic control at project driveways. Conditions of approval for Phase 2 and Phase 3 plot plans shall be based upon the findings of the supplemental traffic studies, and conditioned improvements shall be required prior to issuance of a certificate of occupancy for the respective phases.
PRIOR TO GRADING PERMIT

TE4.	(GP) Prior to issuance of a grading permit for Phase 1, the project applicant shall submit conceptual striping plans for street improvements along Eucalyptus Avenue as well as Theodore Street.
PRIOR TO IMPROVEMENT PLAN APPROVAL OR CONSTRUCTION PERMIT

TE5.	The driveways less than 40 feet in width shall conform to Section 9.16.250, and Table 9.16.250A of the City’s Development Code — Design Guidelines, and City

58

Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

Standard Plan No. 118C. Driveways wider than 40’ shall be designed as intersections with pedestrian access ramps per City standards (Advisory).

TE6.	Prior to the final approval of the street improvement plans, a signing and striping plan shall be prepared per City of Moreno Valley Standard Plans — Section 4 for all streets with a cross section of 66’/44’ and wider (Advisory).

TE7.	Prior to final approval of the street improvement plans, the developer shall submit to the City a contract between the developer and a street sweeping company for sweeping the streets during the warranty period, for the day shown on the posted street sweeping signage. The contract shall include a contact person and phone number for said contact person (Advisory).

TE8.	Prior to issuance of a construction permit, construction traffic control plans prepared by a qualified, Registered Civil or Traffic engineer shall be required (Advisory).

TE9.	Sight distance at driveways and on streets shall conform to City Standard Plan No. 125 A, B, and C at the time of preparation of final grading, landscape, and street improvements (Advisory).

TE10.	Prior to final approval of the street improvement plans, interim and ultimate alignment studies shall be approved by the City Traffic Engineer.

TE11.	Prior to the final approval of the street improvement plans for Phase 1, the project applicant shall design the intersection of Theodore Street and Eucalyptus Avenue to provide the following geometrics:

Northbound: One left turn lane, one through lane
Southbound: One through lane, one right turn lane
Eastbound: One left turn lane, one right turn lane.
Westbound: N/A

NOTE: All curb return radii shall be 50 feet.

TE12.	Prior to the final approval of the street improvement plans for Phase 1, the project applicant shall design the intersection of Theodore Street and SR-60 Eastbound Ramp to provide the following geometrics:

Northbound: One left turn lane, one through lane
Southbound: One shared through/right turn lane
Eastbound: One left turn lane, one right turn lane
Westbound: N/A

NOTE: All curb return radii shall be 50 feet.

59

Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

TE13.	Prior to final approval of the street improvement plans for Phase 1, the project applicant shall design the intersection of Theodore Street and SR-60 Westbound Ramp to provide the following geometrics:

Northbound: One through lane, pavement widening to accommodate turning trucks
Southbound: One shared left turn/through lane
Eastbound: N/A
Westbound: One shared left turn/right turn lane

TE14.	Prior to final approval of the street improvement plans for Phase 3, the project applicant shall design the intersection of Redlands Boulevard and Eucalyptus Avenue for its ultimate cross-section to include the following:

Northbound: Two left turn lanes, two through lanes, one right turn lane
Southbound: Two left turn lanes, two through lanes, one right turn lane
Eastbound: Two left turn lanes, two through lanes, one right turn lane
Westbound: Two left turn lanes, two through lanes, one right turn lane

NOTE: All curb return radii shall be 50 feet.

TE15.	Prior to final approval of the street improvement plans, the project applicant shall design bus bays per City Standard Plan No. 121 at the following locations:
                         • Northbound Redlands Boulevard, north of Eucalyptus Avenue (Phase 3)
                         • Eastbound Eucalyptus Avenue, east of Redlands Boulevard (Phase 3)
                         • Westbound Eucalyptus Avenue, west of Theodore Street (Phase 2)
                         • Westbound Eucalyptus Avenue, west of project driveway aligned with Sinclair Street (Phase 2)
PRIOR TO CERTIFICATE OF OCCUPANCY OR BUILDING FINAL

TE16.	(CO) Prior to issuance of a certificate of occupancy, all approved signing and striping shall be installed per current City Standards and the approved plans (Advisory).

TE17.	(CO) Each gated entrance shall be provided with the following, or as approved by the City Traffic Engineer:
                         a) A storage lane with a minimum of 75 feet queuing length for entering traffic.
                         b) Appropriate signing and striping.

60

Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

                         c) The employee gated entrance along Eucalyptus Avenue shall remain open for a half hour prior to and a half hour after a shift change.

All of these features must be kept in working order.

TE18.	(CO) Prior to issuance of a certificate of occupancy for Phase 1, the project applicant shall construct the intersection/roadway improvements identified in TE11, TE12, and TE13 per the approved plans.

TE19.	(CO) Prior to issuance of a certificate of occupancy for Phase 3, the project applicant shall construct the east leg of the Redlands Boulevard/Eucalyptus Avenue intersection per TE14. Necessary improvements to the other legs of the intersection shall be identified in the supplemental traffic study per TE3.

TE20.	(CO) Prior to the issuance of a certificate of occupancy for the project, driveway access at the following locations will be installed as follows:

• The easternmost driveway: full access.
• The second driveway from the east: right-in, right-out access by means of a raised median.
• The third driveway from the east (employee parking lot): full access.
• The second driveway from the west: right-in, right-out by means of a raised median.
• The westernmost driveway: full access.
• Additional driveways for Phases 2 and 3 shall be reviewed at the time of their entitlement, and conditions of approval shall be prepared as necessary regarding access.

NOTE: All truck driveways shall have curb return radii of 50 feet.
PRIOR TO ACCEPTANCE OF STREETS INTO THE CITY-MAINTAINED ROAD SYSTEM

TE21.	Prior to the acceptance of streets into the City-maintained road system, all approved traffic control and signing and striping shall be installed per current City Standards and the approved plans (Advisory).

61

Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

December 29, 2008
CITY OF MORENO VALLEY
CONDITIONS OF APPROVAL FOR
Case No. PA07-0091 Plot Plan
PARKS AND COMMUNITY SERVICES DEPARTMENT
Note: All Special Conditions, Modified Conditions, or Clarification of Conditions are in bold lettering. All other conditions are standard to all or most development projects.
Acknowledgement of Conditions
The following items are Parks and Community Services Department Conditions of Approval for project PA07-0091 Plot Plan this project shall be completed at no cost to any Government Agency. All questions regarding Parks and Community Services Department Conditions including but not limited to, intent, requests for change/modification, variance and/or request for extension of time shall be sought from the Parks and Community Services Department 951.413.3280. The applicant is fully responsible for communicating with the Parks and Community Services Department project manager regarding the conditions.
A multi-use trail and Class-I bikeway shall be designated for TPM 35629.
As approved on TPM 35629, a multi-use trail within an approximate 10’-11’ wide easement to the Community Services district (CSD) shall be located along the west side of Theodore Street. The construction of the multi-use trail on Theodore Street along the frontage of the property shall be completed with the future widening of said Street. The developer shall make financial arrangements with the City to fund the multi-use trail construction prior to the issuance of any Certificate of Occupancy on Parcel 1. Should the multi-use trail be subsequently eliminated from the City’s General Plan, the developer shall have no further obligation to construct the multi-use trail and the security issued will be returned to the developer.
As approved on TPM 35629, a multi-use trail within an approximate 10’-11’ wide easement to the CSD shall be located along the north side of Eucalyptus Street (currently Fir Avenue), within the development. Development of multi-use trail segments shall occur when Eucalyptus Street is constructed connecting Redlands Boulevard and Theodore Street or at the discretion of the Parks and Community Services Director, an in-lieu fee or acceptable financial arrangement will be provided to the City in an amount equal to the cost of constructing the improvements. Should the multi-use trail be subsequently eliminated from the City’s General Plan, the developer shall have no further obligation to construct the multi-use trail and the security issued or fee imposed will be returned to the developer. The Final Map and Grading Plans shall show each segment as well as the overall multi-use trail plan. The developer shall make financial arrangements with the City to fund the multi-use trail construction for the segment along the frontage of Parcel 1 prior to the issuance of any Certificate of Occupancy on Parcel 1. Each multi-use trail segment will follow the same requirement for the remaining parcels.
As approved on TPM 35629, a Class-I bikeway shall be provided on the east side of Redlands Boulevard. The bikeway shall be constructed with the future reconstruction of the Redlands Boulevard/State Route 60 Interchange. Prior to recordation of the Final Map, the developer shall make financial arrangements with the City to fund the bikeway construction.
Per endorsement of the Trails Board on July 23, 2008, the trail was eliminated from Sinclair Street (north of Eucalyptus Ave. to S.R. 60), and the trail along Eucalyptus Ave. (previously Fir Ave.) was relocated to the north side of the street. With the elimination of the Sinclair Street trail, additional trail was located along the north side of Eucalyptus Ave., between Sinclair Street and Theodore Street. Therefore, the trail on the north side of Eucalyptus Ave. shall now be
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

62

Parks and Community Services Department	December 29, 2008
CONDITIONS OF APPROVAL
Case No. PA07-0091 Plot Plan
located from Redlands Blvd. to Theodore Street. A General P!an Amendment (GPA) and modification of the Master Plan of Trails will be required to show modified trail alignments. The Eucalyptus Ave trail shall be dedicated as an easement to the CSD from the industrial project. The Eucalyptus Ave. trail easement segment shall be approximately 11’ in width. The planter behind the trail may exceed 3’ in width.
PA07-0091
Parks and Community Services Department
Standard Trail Conditions:
a.	Trail and bikeway construction shall adhere to: The City’s Standard Plans, ‘The Greenbook Standard Specifications for Public Works Construction’, ‘California Code of Regulations Title 24’ (where applicable), and the Park and Community Services Specification Guide. (Advisory Condition)
b.	The General Contractor shall be a State of California Class ‘A’ General Engineering Contractor, per the Business and Professions Code Section 7056, or a combination of State of California Class ‘C’ licenses for which the work is being performed. Licenses must be current and in good standing, for the duration of the project. (Advisory Condition)
c.	Trails and bikeways shall not be shared with any above ground utilities, blocking total width access. (Advisory)
d.	The following plans require Parks and Community Services written approval: Tentative tract/parcel maps; rough grading plans (including all Delta changes); Final Map; precise grading plans; street improvement plans; traffic signal plans; fence and wall plans; landscape plans for areas adjacent to trails; trail improvement plans. (Advisory)
e.	(GP) A detailed rough grading plan with profile for the trail shall be submitted and approved by the Parks and Community Services Director or his/her designee prior to the issuance of grading permits. (Advisory)
f.	Grading certification and compaction tests for trails and bikeways are required, prior to any trail or bikeway improvements being installed. (Advisory)
g.	A minimum two-foot graded bench is required where trails adjoin landscaped or open space areas. (Advisory)
h.	(BP) Prior to the issuance of the first Building Permit, final improvement plans (mylars and AutoCAD & PDF file on a CD-ROM) shall be reviewed and approved by the Community Development Department — Planning Division; the Public Works Department — Land Development and Transportation Division; Fire Prevention; and Parks and Community Services Department. Landscaped areas adjacent to the trail or bikeway shall be designed to prevent water on the trail or bikeway. (Advisory)
i.	Two sets of complete trail and bikeway improvement plans shall be submitted to Parks and Community Services for routing. Adjacent landscaping and walls shall be shown on the plans. Final construction plans and details require wet stamped and signed Mylars, eight sets of bond copies and one Mylar copy from the City signed mylars, the AutoCAD file on CD, and a PDF file on CD. As-builts for the trails and bikeways have the same requirements as final plan submittals. (Advisory)
j.	All street crossings shall be signed with approved ‘STOP’ signs, trail signs, and posts. All improved equestrian trail crossings at signalized intersections that are constructed at their ultimate locations shall have 6’ high mounted push buttons. These shall be coordinated through the Transportation Division. (Advisory)
k.	CSD Zone ‘A’ plan check fees shall be paid prior to the second plan check. (Advisory)
l.	CSD Zone ‘A’ inspection fees shall be paid prior to signing of Mylars. (Advisory)
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

63

Parks and Community Services Department	December 29, 2008
CONDITIONS OF APPROVAL
Case No. PA07-0091 Plot Plan
m.	The trail and bikeway shall be surveyed and staked by the developer. The trail shall be inspected and approved by the Parks and Community Services Director or his/her designee prior to the commencement of related work. (Advisory)
n.	Any damage to bikeways, trails, or fencing during construction shall be repaired by the developer and inspected by the Parks and Community Services Director or his/her designee; prior to Certificate of Occupancy. (Advisory)
o.	Concrete access areas to trails with decomposed granite surfaces shall be rough finished concrete (typically tine finish). The access shall extend to the main trail flat surface. (Advisory)
p.	In order to prevent the delay of building permit issuance, any deviation from trail fencing materials or trail surface materials shall be submitted to Parks and Community Services Director or his/her designee and approved in writing 60-days prior to the commencement of trail construction. (Advisory)
q.	Any unauthorized deviation from the approved plan, specifications, City Standard Plans, or Conditions of Approval may result in the delay of building permit issuance and/or building Finals/ Certificate of Occupancy of the project conditioned for improvements. (Advisory)
r.	Where required, decorative solid-grouted block wall (no precision block, stucco, veneer finishes, PVC, or wood fencing) with a minimum height of 72” on the trailside shall be installed along lots that adjoin the trail. Block walls shall be located solely on private property. If landscaping is to be utilized between the block wall and the trail, a PVC fence shall be installed along the trail separating the landscaping from the trail (where required). All block walls that have public view shall have an anti-graffiti coating per Parks and Community Services specifications. Combination block/tubular steel fences shall only be utilized where approved by Parks and Community Services. Tubular steel shall comply with Parks and Community Services standards. Coating for tubular steel shall be anti-graffiti coating for metal per Parks Community Services specifications. If alternate products are requested, the requested material(s) shall be presented to the Director of Parks and Community Services or his/her designee for review and approval. Under no circumstances can alternate products be utilized without prior written authorization from the Parks and Community Services Director or his/her designee. (Advisory)
s.	Any damage to existing landscape or hardscape areas due to project construction shall be repaired/replaced by the developer, or developer’s successors in interest, at no cost to the City or Community Services District. (Advisory)
t.	All inspections shall be requested two (2) working days in advance from the Parks and Community Services Department at the time of rough and precise grading; fence and gate installation; curb and drainage; flatwork; D.G. installation; graffiti coating; and final inspection. (Advisory)
Resolution No. 2009-11
Exhibit A
Date Adopted: February 10, 2009

64

POLICE DEPARTMENT
CONDITIONS OF APPROVAL
PA07-0091 (Plot Plan)
APN: 488-350-001 through 002 and 488-360-001 through 012.
Note: All Special conditions are in bold lettering. All other conditions are standard to all or most development projects
Standard Conditions

PD1.	Prior to the start of any construction, temporary security fencing shall be erected. The fencing shall be a minimum of six (6) feet high with locking, gated access and shall remain through the duration of construction. Security fencing is required if there is: construction, unsecured structures, unenclosed storage of materials and/or equipment, and/or the condition of the site constitutes a public hazard as determined by the Public Works Department. If security fencing is required, it shall remain in place until the project is completed or the above conditions no longer exist. (DC 9.08.080) (Advisory)

PD2.	(GP) Prior to the issuance of grading permits, a temporary project identification sign shall be erected on the site in a secure and visible manner. The sign shall be conspicuously posted at the site and remain in place until occupancy of the project. The sign shall include the following:
a.	The name (if applicable) and address of the development.

b.	The developer’s name, address, and a 24-hour emergency telephone number. (DC 9.08.080) (Advisory)

PD3.	(CO) Prior to the issuance of a Certificate of Occupancy, an Emergency Contact information Form for the project shall be completed at the permit counter of the Community and Economic Development Department — Building Division for routing to the Police Department. (DC 9.08.080) (Advisory)

PD4.	Addresses needs to be in plain view visible from the street and visible at night. It needs to have a backlight, so the address will reflect at night or a lighted address will be sufficient. (Advisory)

PD5.	All exterior doors in the rear and the front of the buildings need an address or suite number on them. (Advisory)
65
Resolution No. 2009 -11
Exhibit A
Date Adopted: February 10, 2009

PD6.	All rear exterior doors should have an overhead low sodium light or a light comparable to the same. (Advisory)

PD7.	The exterior of the building should have high-pressure sodium lights and or Metal halide lights installed and strategically placed throughout the exterior of the building. The parking lots should have adequate lighting to insure a safe environment for customers and or employees. (Advisory)

PD8.	All landscape cover should not exceed over 3’ from the ground in the parking lot.

PD9.	Bushes that are near the exterior of the building should not exceed 4’ and should not be planted directly in front of the buildings or walkways.

PD10.	Trees, which exceed 20’, should have a 7’ visibility from the ground to the bottom half of the tree. This is so that patrons or employees can view the whole parking lot while parking their vehicles in the parking lot.

PD11.	Cash registers shall be placed near the front entrance of any retail portion of the establishment or as approved by the Police Chief.

PD12.	Window coverings shall comply with the city ordinance.

PD13.	No loitering signs shall be posted in plain view throughout the building, or as approved by the Police Chief.
66
Resolution No. 2009 -11
Exhibit A
Date Adopted: February 10, 2009

MVU Plot Plan Conditions of Approval Highland Fairview 12-18-08

MVU-1	(R) If the project is a multi-family development, townhome, condominium, apartment, commercial or industrial project, and it requires the installation of electric distribution facilities within common areas, a non-exclusive easement shall be provided to Moreno Valley Utility to include all such common areas. All easements shall include the rights of ingress and egress for the purpose of operation, maintenance, facility repair, and meter reading.

MVU-2	(BP) City of Moreno Valley Municipal Utility Service — Electrical Distribution: Prior to issuance of building permit, the developer shall submit a detailed engineering plan showing design, location and schematics for the utility system to be approved by the City Engineer. In accordance with Government Code Section 66462, the Developer shall execute an agreement with the City providing for the installation, construction, improvement and dedication of the utility system following recordation of final map and concurrent with trenching operations and other subdivision improvements so long as said agreement incorporates the approved engineering plan and provides financial security to guarantee completion and dedication of the utility system.

The Developer shall coordinate and receive approval from the City Engineer to install, construct, improve, and dedicate to the City, or the City’s designee, all utility infrastructure (including but not limited to conduit, equipment, vaults, ducts, wires, switches, conductors, transformers, resistors, amplifiers, and “bring-up” facilities including electrical capacity to serve the identified development and other adjoining/abutting/ or benefiting projects as determined by Moreno Valley Utility) — collectively referred to as “utility system” (to and through the development), along with any appurtenant real property easements, as determined by the City Engineer to be necessary for the distribution and /or delivery of any and all “utility services” to each lot and unit within the Tentative Map. For purposes of this condition, “utility services” shall mean electric service and utility-related telecommunication only “Utility services” shall not include sewer, water, and natural gas services, which are addressed by other conditions of approval. Properties within development will be subject to an electrical system capacity charge and that contribution will be collected prior to issuance of building permits.

67	Resolution No. 2009 -11
Exhibit A
Date Adopted: February 10, 2009

MVU-2A	The City, or the City’s designee, shall utilize dedicated utility facilities to ensure safe, reliable, sustainable and cost effective delivery of utility services and maintain the integrity of streets and other public infrastructure. Developer shall, at developer’s sole expense, install or cause the installation of such interconnection facilities as may be necessary to connect the electrical distribution infrastructure within the project to the Moreno Valley Utility owned and controlled electric distribution system. Alternatively, developer may cause the project to be included in or annexed to a community facilities district established or to be established by the City for the purpose of financing the installation of such interconnection and distribution facilities. The project shall be deemed to have been included in or annexed to such a community facilities district upon the expiration of the statute of limitations to any legal challenges to the levy of special taxes by such community facilities district within the property. The statute of limitations referred to above will expire 30 days after the date of the election by the qualified electors within the project to authorize the levy of special taxes and the issuance of bonds.

The installation of any proposed temporary overhead electric distribution lines to be constructed to serve the subject project will be installed/executed pursuant to a temporary utility service agreement. The service agreement will address such things as the necessary electrical circuit protection, as well as the requirement to permanently relocate any temporary overhead to a permanent underground system in a timely manner (not greater than 36 months) consistent with the requirements of the service agreement and pursuant to applicable state law.

An electrical protection coordination study shall be performed and stamped by a registered professional electrical engineer in the State of California and submitted to the utility for review and approval prior to construction of the temporary overhead line consistent with the service agreement.

Once the protection settings are approved and test reports performed, a certified apparatus technician shall be submitted to the utility for review. Any protection studies shall be stamped by the applicant’s registered professional electrical engineer.

A specific easement will be required for the entire overhead line extension constructed outside of the public right-of-way consistent with the service agreement.

68	Resolution No. 2009 -11
Exhibit A
Date Adopted: February 10, 2009

MVU-3	This project may be subject to a Reimbursement Agreement. The project may be responsible for a proportionate share of costs associated with electrical distribution infrastructure previously installed that directly benefits the project. The project may be subject to a system wide capacity charge in addition to the referenced reimbursement agreement. Payment(s) shall be required prior to issuance of building permit(s).

69	Resolution No. 2009 -11
Exhibit A
Date Adopted: February 10, 2009

EXECUTED IN FOUR COUNTERPARTS AIA Document A312 Performance Bond	Safeco Insurance Companies Safeco Plaza Seattle, WA 98185 BOND #6592411 PREMIUM: $352,418
Conforms with the American Institute of Architects, AIA Document A312.
Any singular reference to Contractor, Surety, Owner or other party shall be considered plural where applicable.

CONTRACTOR (Name and Address):	SURETY (Name and Principal Place of Business):

J.D. DIFFENBAUGH, INC. 6865 AIRPORT DRIVE RIVERSIDE, CA 92504	Safeco Insurance Company of America Safeco Plaza, Seattle, WA 98185

OWNER (Name and Address):	HF LOGISTICS-SKX T1, LLC
14225 CORPORATE WAY
MORENO VALLEY, CA 92553
CONSTRUCTION CONTRACT
     Date: 04/23/2010
     Amount: $ $58,888,374.00

Description (Name and Location):	HIGHLAND FAIRVIEW CORPORATE PARK, SKECHERS DISTRIBUTION CENTER 29800 EUCALYPTUS AVENUE, RANCHO BELAGO, CA 92555

BOND
Date (Not earlier than Construction Contract Date):	04/23/2010
Amount: $58,888,374.00

Modifications to this Bond:	☐ None	☒ See Page 2

CONTRACTOR AS PRINCIPAL Company: J.D. DIFFENBAUGH, INC. (Corporate Seal)	SURETY Company: Safeco Insurance Company of America

Signature:	/s/ Joel Alexander	Signature:	/s/ Lexie Sherwood
Name and Title: Joel Alexander, VP/CFO		Name and Title: LEXIE SHERWOOD / ATTORNEY-IN-FACT
(Any additional signatures appear on page 2.)
(FOR INFORMATION ONLY — Name, Address and Telephone)		OWNER’S REPRESENTATIVE (Architect, Engineer or other party):
AGENT or BROKER:
CULBERTSON INSURANCE SERVICES, INC. (714) 921-0530 5500 E. SANTA ANA CANYON RD. #201, ANAHEIM, CA 92807			HPA, INC. 18831 BARDEEN AVE., SUITE 100 IRVINE, CA 92612
1 The Contractor and the Surety, jointly and severally, bind themselves, their heirs, executors, administrators, successors and assigns to the Owner for the performance of the Construction Contract, which is incorporated herein by reference.
2 If the Contractor performs the Construction Contract, the Surety and the Contractor shall have no obligation under this Bond, except to participate in conferences as provided in Subparagraph 3.1.
3 If there is no Owner Default, the Surety’s obligation under this Bond shall arise after:
3.1 The Owner has notified the Contractor and the Surety at its address described in Paragraph 10 below that the Owner is considering declaring a Contractor Default and has requested and attempted to arrange a conference with the Contractor and the Surety to be held not later than five business days after receipt of such notice to discuss methods of performing the Construction Contract. If the Owner, the Contractor and the Surety agree, the Contractor shall be allowed a reasonable time to perform the Construction Contract, but such an agreement shall not waive the Owner’s right, if any, subsequently to declare a Contractor Default; and
3.2 The Owner has declared a Contractor Default and formally terminated the Contractor’s right to complete the contract, Such Contractor Default shall not be declared earlier than seven business days after the Contractor and the Surety have received notice as provided in Subparagraph 3.1; and
3.3 The Owner has agreed to pay the Balance of the Contract Price to the Surety in accordance with the terms of the Construction Contract or to a contractor selected to perform the Construction Contract in accordance with the terms of the contract with the Owner.
4 When the Owner has satisfied the conditions of Paragraph 3, the Surety shall within 30 business days and at the Surety’s expense take one of the following actions:

SURETY 5026 (6-92) S-1852/SA 10/99	Safeco and the Safeco logo are registered trademarks of Safeco Corporation XDP

4.1 Arrange for the Contractor, with consent of the Owner, to perform and complete the Construction Contract; or
4.2 Undertake to perform and complete the Construction Contract itself, through its agents or through independent contractors; or
4.3 Obtain bids or negotiated proposals from qualified contractors acceptable to the Owner for a contract for performance and completion of the Construction Contract, arrange for a contract to be prepared for execution by the Owner and the contractor selected with the Owner’s concurrence, to be secured with performance and payment bonds executed by a qualified surety equivalent to the bonds issued on the Construction Contract, and pay to the Owner the amount of damages as described in Paragraph 6 in excess of the Balance of the Contract Price incurred by the Owner resulting from the Contractor’s default; or
4.4 Waive its right to perform and complete, arrange for completion, or obtain a new contractor and with reasonable promptness under the circumstances:
1	After investigation, determine the amount for which it may be liable to the Owner and, as soon as practicable after the amount is determined, tender payment therefor to the Owner, or

2	Deny liability in whole or in part and notify the Owner citing reasons therefor.
5 If the Surety does not proceed as provided in Paragraph 4 within 30 business days the Surety shall be deemed to be in default on this Bond fifteen days after receipt of an additional written notice from the Owner to the Surety demanding that the Surety perform its obligations under this Bond, and the Owner shall be entitled to enforce any remedy available to the Owner. If the Surety proceeds as provided in Subparagraph 4.4, and the Owner refuses the payment tendered or the Surety has denied liability, in whole or in part, without further notice the Owner shall be entitled to enforce any remedy available to the Owner.
6 After the Owner has terminated the Contractor’s right to complete the Construction Contract, and if the Surety elects to act under Subparagraph 4.1, 4.2, or 4.3 above, then the responsibilities of the Surety to the Owner shall not be greater than those of the Contractor under the Construction Contract, and the responsibilities of the Owner to the Surety shall not be greater than those of the Owner under the Construction Contract. To the limit of the amount of this Bond, but subject to commitment by the Owner of the Balance of the Contract Price to mitigation of costs and damages on the Construction Contract, the Surety is obligated without duplication for:
6.1 The responsibilities of the Contractor for correction of defective work and completion of the Construction Contract;
6.2 Additional legal, design professional and delay costs resulting from the Contractor’s Default, and resulting from the actions or failure to act of the Surety under Paragraph 4; and
6.3 Liquidated damages, or if no liquidated damages are specified in the Construction Contract, actual damages caused by delayed performance or non-performance of the Contractor.
7 The Surety shall not be liable to the Owner or others for obligations of the Contractor that are unrelated to the Construction Contract, and the Balance of the Contract Price shall not be reduced or set off on account of any such unrelated obligations. No right of action shall accrue on this Bond to any person or entity other than the Owner or its heirs, executors, administrators or successors and as identified in the dual obligee rider attached hereto and incorporated by this reference.
8 The Surety hereby waives notice of any change, including changes of time, to the Construction Contract or to related subcontracts, purchase orders and other obligations.
9 Any proceeding, legal or equitable, under this Bond may be instituted in any court of competent jurisdiction in the location in which the work or part of the work is located and shall be instituted within two years after Contractor Default or within two years after the Contractor ceased working or within two years after the Surety refuses or fails to perform its obligations under this Bond, whichever occurs first. If the provisions of this Paragraph are void or prohibited by law, the minimum period of limitation available to sureties as a defense in the jurisdiction of the suit shall be applicable.
10 Notice to the Surety, the Owner or the Contractor shall be mailed or delivered to the address shown on the signature page.
11 When this Bond has been furnished to comply with a statutory or other legal requirement in the location where the construction was to be performed, any provision in this Bond conflicting with said statutory or legal requirement shall be deemed deleted herefrom and provisions conforming to such statutory or other legal requirement shall be deemed incorporated herein. The intent is that this Bond shall be construed as a statutory bond and not as a common law bond.
12 DEFINITIONS
12.1 Balance of the Contract Price: The total amount payable by the Owner to the Contractor under the Construction Contract after all proper adjustments have been made, including allowance to the Contractor of any amounts received or to be received by the Owner in settlement of insurance or other claims for damages to which the Contractor is entitled, reduced by all valid and proper payments made to or on behalf of the Contractor under the Construction Contract.
12.2 Construction Contract: The agreement between the Owner and the Contractor identified on the signature page, including all Contract Documents and changes thereto.
12.3 Contractor Default Failure of the Contractor, which has neither been remedied nor waived, to perform or otherwise to comply with the terms of the Construction Contract.
12.4 Owner Default: Failure of the Owner, which has neither been remedied nor waived, to pay the Contractor as required by the Construction Contract or to perform and complete or comply with the other terms thereof.
MODIFICATIONS TO THIS BOND ARE AS FOLLOWS:
1. Notwithstanding anything in the contract to the contrary, Surety is only obligated to warranty work for one (1) year from the date of Substantial Completion.
(Space is provided below for additional signatures of added parties, other than those appearing on the cover page.)

CONTRACTOR AS PRINCIPAL

Company:	Company: Safeco Insurance Company of America	(Corporate Seal)

Signature:	Signature:

Name and Title:	Name and Title:
Address:	Address: Safeco Plaza, Seattle, WA 98185

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	}
County of Orange

On	4-23-10	before me,	Jan C. Moran, Notary Public

	Date		Here Insert Name and Title of the Officer

personally appeared	Lexie Sherwood

Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

	Signature	/s/ Jan C. Moran
Signature of Notary Public
Place Notary Seal Above		Jan C. Moran

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.
Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s)

Signer’s Name:
☐ Individual
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General ☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator ☐ Other: Signer Is Representing:

Signer’s Name:
☐ Individual
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General ☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator ☐ Other: Signer Is Representing:

© 2007 National Notary Association • 9350 De Solo Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org. Item #5907 Reorder: Call Toll-Free 1-800-876-6827

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	}
County of RIVERSIDE

On	4-23-10	before me,	JM RODRIGUEZ, NOTARY PUBLIC

	Date		Here Insert Name and Title of the Officer

personally appeared	JOEL ALEXANDER

Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

	Signature	JM Rodriguez Signature of Notary Public
Place Notary Seal Above		Notary Public

OPTIONAL

© 2007 National Notary Association • 9350 De Solo Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org. Item #5907 Reorder: Call Toll-Free 1-800-876-6827

POWER OF ATTORNEY	Safeco Insurance Company of America General Insurance Company of America 1001 4th Avenue Suite 1700 Seattle, WA 98154

KNOW ALL BY THESE PRESENTS:	No. 13294
That SAFECO INSURANCE COMPANY OF AMERICA and GENERAL INSURANCE COMPANY OF AMERICA, each a Washington corporation, does each hereby appoint
********RICHARD A. COON; DAVID L. CULBERTSON; CHARLES L. FLAKE; JAN C. MORAN; LEXIE SHERWOOD; Anaheim, California******************************************************************************************
Its true and lawful attorney(s)-in-fact, with full authority to execute on its behalf fidelity and surety bonds or undertakings and other documents of a similar character issued in the course of its business, and to bind the respective company thereby.
IN WITNESS WHEREOF, SAFECO INSURANCE COMPANY OF AMERICA and GENERAL INSURANCE COMPANY OF AMERICA have each executed and attested these presents this 14th day of January, 2009.

Dexter R. Legg, Secretary	Timothy A. Mikolajewskl, Vice President
CERTIFICATE
Extract from the By-Laws of SAFECO INSURANCE COMPANY OF AMERICA and of GENERAL INSURANCE COMPANY OF AMERICA:
“Article V, Section 13. — FIDELITY AND SURETY BONDS ... the President, any Vice President, the Secretary, and any Assistant Vice President appointed for that purpose by the officer in charge of surety operations, shall each have authority to appoint individuals as attorneys-in-fact or under other appropriate titles with authority to execute on behalf of the company fidelity and surety bonds and other documents of similar character issued by the company in the course of its business... On any instrument making or evidencing such appointment, the signatures may be affixed by facsimile. On any instrument conferring such authority or on any bond or undertaking of the company, the seal, or a facsimile thereof, may be impressed or affixed or in any other manner reproduced; provided, however, that the seal shall not be necessary to the validity of any such instrument or undertaking.”
Extract from a Resolution of the Board of Directors of SAFECO INSURANCE COMPANY OF AMERICA
and of GENERAL INSURANCE COMPANY OF AMERICA adopted July 28, 1970.
“On any certificate executed by the Secretary or an assistant secretary of the Company setting out,
(i)	The provisions of Article V, Section 13 of the By-Laws, and

(ii)	A copy of the power-of-attorney appointment, executed pursuant thereto, and

(iii)	Certifying that said power-of-attorney appointment is in full force and effect, the signature of the certifying officer may be by facsimile, and the seal of the Company may be a facsimile thereof.”
I, Dexter R. Legg, Secretary of SAFECO INSURANCE COMPANY OF AMERICA and of GENERAL INSURANCE COMPANY OF AMERICA, do hereby certify that the foregoing extracts of the By-Laws and of a Resolution of the Board of Directors of these corporations, and of a Power of Attorney issued pursuant thereto, are true and correct, and that both the By-Laws, the Resolution and the Power of Attorney are still in full force and effect.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of said corporation this 23rd day of April, 2010.

Dexter R. Legg, Secretary
Safeco® and the Safeco logo are registered trademarks of Safeco Corporation.
S-0974/DS 1/09

Safeco Insurance Companies Safeco Plaza Seattle, WA 98185
EXECUTED IN FOUR COUNTERPARTS
DUAL OBLIGEE RIDER TO PERFORMANCE BOND Bond #6592411
     WHEREAS, Heretofore, on or about the 23RD day of APRIL, 2010, J.D. DIFFENBAUGH, INC., hereinafter referred to as Principal, entered into a written agreement with HF LOGISTICS-SKX T1, LLC, hereinafter referred to as Original Obligee, for the construction of HIGHLAND FAIRVIEW CORPORATE PARK SKECHERS DISTRIBUTION CENTER 29800 EUCALYPTUS AVENUE, RANCHO BELAGO, CA 92555, and
     WHEREAS, the Principal and the Safeco Insurance Company of America, a Washington Corporation, as Surety, executed and delivered to the Original Obligee their joint and several Performance Bond, and
     WHEREAS, BANK OF AMERICA NA AS ADMINISTRATIVE AGENT FOR ITSELF AND THE LENDERS, hereinafter referred to as Additional Obligee, has requested the Principal and Surety to join with the Original Obligee in the execution and delivery of this Rider, and the Principal and Surety have agreed so to do upon the conditions herein stated.
     NOW THEREFORE, in consideration of one dollar and other good and valuable consideration, receipt of which is acknowledged, the undersigned agree that the said Performance Bond shall be, and is, amended as follows:
1.	The name of BANK OF AMERICA NA AS ADMINISTRATIVE AGENT FOR ITSELF AND THE LENDERS, as Additional Obligee, shall be added to said bond as a named Obligee.

2.	The rights of Additional Obligee as a named Obligee shall be subject to the condition precedent that the Original Obligee’s obligations under the contract be performed.

3.	The aggregate liability of the Surety under said bond to the Original Obligee and Additional Obligee, as their interests may appear, is limited to the penal sum of the said bond.

4.	The Surety, as its option, may make any payment under said bond by check issued jointly to the Original Obligee and Additional Obligee.

5.	The purpose of this Rider is to add an Additional Obligee only and is not intended to affect or alter the terms and conditions of this bond.
Signed, sealed and dated this 23RD day of APRIL, 2010.

(Seal if corporation)		HF LOGISTICS-SKX T1, LLC
Attest			Original Obligee

		By	/s/ Iddo Benzeevi

BANK OF AMERICA NA AS ADMINISTRATIVE
(Seal if corporation)			AGENT FOR ITSELF AND THE LENDERS
Attest			Additional Obligee

By

SAFECO INSURANCE COMPANY OF AMERICA
J.D. DIFFENBAUGH, INC.
Principal

By	/s/ LEXIE SHERWOOD LEXIE SHERWOOD
	Attorney-in-Fact	By	/s/ JOEL ALEXANDER
Safeco and the Safeco logo are registered trademarks of Safeco Corporation.
XDP
S-2062/SA 10/99

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California County of Orange	}

On	4-23-10 Date	before me,	Jan C. Moran, Notary Public Here Insert Name and Title of the Officer	,

personally appeared	Lexie Sherwood Name(s) of Signer(s)

,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

	Signature	/s/ Jan C. Moran
Signature of Notary Public
Place Notary Seal Above		Jan C. Moran

OPTIONAL
Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.
Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:
Capacity(ies) Claimed by Signer(s)

Signer’s Name:
☐ Individual
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General ☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator ☐ Other: Signer Is Representing:

Signer’s Name:
☐ Individual
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General ☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator ☐ Other: Signer Is Representing:

© 2007 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org Item #5907 Reorder: Call Toll-Free 1-800-876-6827

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California County of RIVERSIDE	}

On	4-23-10 Date	before me,	JM RODRIGUEZ, NOTARY PUBLIC Here Insert Name and Title of the Officer	,

personally appeared	JOEL ALEXANDER Name(s) of Signer(s)

,

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

	Signature	/s/ JM RODRIGUER, NORTY PUBLIC
Place Notary Seal Above		Signature of Notary Public

OPTIONAL

©2007 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org Item #5907 Reorder: Call Toll-Fee 1-800-876-5827

POWER OF ATTORNEY	Safeco Insurance Company of America General Insurance Company of America 1001 4th Avenue Suite 1700 Seattle, WA 98154

KNOW ALL BY THESE PRESENTS:	No. 13294
That SAFECO INSURANCE COMPANY OF AMERICA and GENERAL INSURANCE COMPANY OF AMERICA, each a Washington corporation, does each hereby appoint
********RICHARD A. COON; DAVID L. CULBERTSON; CHARLES L. FLAKE; JAN C. MORAN; LEXIE SHERWOOD; Anaheim, California***************************** *****************************************************
Its true and lawful attorney(s)-in-fact, with full authority to execute on its behalf fidelity and surety bonds or undertakings and other documents of a similar character issued in the course of its business, and to bind the respective company thereby.
IN WITNESS WHEREOF, SAFECO INSURANCE COMPANY OF AMERICA and GENERAL INSURANCE COMPANY OF AMERICA have each executed and attested these presents this 14th day of January, 2009.

Dexter R. Legg, Secretary	Timothy A. Mikolajewski, Vice President

CERTIFICATE
Extract from the By-Laws of SAFECO INSURANCE COMPANY OF AMERICA and of GENERAL INSURANCE COMPANY OF AMERICA:
“Article V, Section 13. — FIDELITY AND SURETY BONDS ... the President, any Vice President, the Secretary, and any Assistant Vice President appointed for that purpose by the officer in charge of surety operations, shall each have authority to appoint individuals as attorneys-in-fact or under other appropriate titles with authority to execute on behalf of the company fidelity and surety bonds and other documents of similar character issued by the company in the course of its business... On any instrument making or evidencing such appointment, the signatures may be affixed by facsimile. On any instrument conferring such authority or on any bond or undertaking of the company, the seal, or a facsimile thereof, may be impressed or affixed or in any other manner reproduced; provided, however, that the seal shall not be necessary to the validity of any such instrument or undertaking.”
Extract from a Resolution of the Board of Directors of SAFECO INSURANCE COMPANY OF AMERICA
and of GENERAL INSURANCE COMPANY OF AMERICA adopted July 28, 1970.
“On any certificate executed by the Secretary or an assistant secretary of the Company setting out,
     (i) The provisions of Article V, Section 13 of the By-Laws, and
     (ii) A copy of the power-of-attorney appointment, executed pursuant thereto, and
     (iii) Certifying that said power-of-attorney appointment is in full force and effect, the signature of the certifying officer may be by facsimile, and the seal of the Company may be a facsimile thereof.”
I, Dexter R. Legg, Secretary of SAFECO INSURANCE COMPANY OF AMERICA and of GENERAL INSURANCE COMPANY OF AMERICA, do hereby certify that the foregoing extracts of the By-Laws and of a Resolution of the Board of Directors of these corporations, and of a Power of Attorney issued pursuant thereto, are true and correct, and that both the By-Laws, the Resolution and the Power of Attorney are still in full force and effect.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of said corporation this 23rd day of April, 2010.

Dexter R. Legg, Secretary
Safaco® and the Safeco logo are registered trademarks of Safeco Corporation.
S-0974/DS 1/09

EXECUTED IN FOUR COUNTERPARTS	PAYMENT BOND	Bond #6592411 PREMIUM: INCLUDED IN PERFORMANCE BOND
Conforms with The American Institute of Architects
AIA Document A312
Any singular reference to Contractor, Surety, Owner or other party shall be considered plural where applicable.

CONTRACTOR (Name and Address):	SURETY:
J.D. DIFFENBAUGH, INC.	Safeco Insurance Company of America
6865 AIRPORT DRIVE
RIVERSIDE, CA 92504	Safeco Plaza, Seattle, WA 98185

OWNER (Name and Address):	HF LOGISTICS–SKX T1, LLC 14225 CORPORATE WAY MORENO VALLEY, CA 92553
CONSTRUCTION CONTRACT
   Date: 04/23/2010
   Amount: $58,888,374.00

Description (Name and Location):	HIGHLAND FAIRVIEW CORPORATE PARK, SKECHERS DISTRIBUTION CENTER 29800 EUCALYPTUS AVENUE, RANCHO BELAGO, CA 92555
BOND

Date (Not earlier than Construction Contract Date): 04/23/2010
Amount: $58,888,374.00
Modifications to this Bond:	☐ None	☒ See Page 3

CONTRACTOR AS PRINCIPAL	SURETY Safeco Insurance Company of America
Company: J.D. DIFFENBAUGH, INC.

Signature:	/s/ Joel Alexander	Signature:	/s/ Lexie Sherwood

Name and Title:	JOEL ALEXANDER VP/CFO	Name and Title:	LEXIE SHERWOOD /ATTORNEY-IN-FACT

(FOR INFORMATION ONLY-Name, Address and Telephone) AGENT or BROKER:	OWNER’S REPRESENTATIVE (Architect, Engineer or other party): HPA, INC.
CULBERTSON INSURANCE SERVICES, INC. (714) 921-0530	18831 BARDEEN AVE., SUITE 100
5500 E. SANTA ANA CANYON RD. #201, ANAHEIM, CA 92807	IRVINE, CA 92612
1 The Contractor and the Surety, jointly and severally, bind themselves, their heirs, executors, administrators, successors and assigns to the Owner to pay for labor, materials and equipment furnished for use in the performance of the Construction Contract, which is incorporated herein by reference.
2 With respect to the Owner, this obligation shall be null and void if the Contractor:
2.1 Promptly makes payment, directly or indirectly, for all sums due Claimants, and
2.2 Defends, indemnifies and holds harmless the Owner from claims, demands, liens or suits by any person or entity whose claim, demand, lien or suit is for the payment for labor, materials or equipment furnished for use in the performance of the Construction Contract, provided the Owner has promptly notified the Contractor and the Surety (at the address described in Paragraph 12) of any claims, demands, liens or suits and tendered defense of such claims, demands, liens or suits to the Contractor and the Surety, and provided there is no Owner Default.
3 With respect to Claimants, this obligation shall be null
S-2149/SA 1/08

and void if the Contractor promptly makes payment, directly or indirectly, for all sums due.
4 The Surety shall have no obligation to Claimants under this Bond until:
4.1 Claimants who are employed by or have a direct contract with the Contractor have given notice to the Surety (at the address described in Paragraph 12) and sent a copy, or notice thereof, to the Owner, stating that a claim is being made under this Bond and, with substantial accuracy, the amount of the claim.
4.2 Claimants who do not have a direct contract with the Contractor:
.1	Have furnished written notice to the Contractor and sent a copy, or notice thereof, to the Owner, within 90 days after having last performed labor or last furnished materials or equipment included in the claim stating, with substantial accuracy, the amount of the claim and the name of the party to whom the materials were furnished or supplied or for whom the labor was done or performed; and

.2	Have either received a rejection in whole or in part from the Contractor, or not received within 30 days of furnishing the above notice any communication from the Contractor by which the Contractor has indicated the claim will be paid directly or indirectly; and

.3	Not having been paid within the above 30 days, have sent a written notice to the Surety (at the address described in Paragraph 12) and sent a copy, or notice thereof, to the Owner, stating that a claim is being made under this Bond and enclosing a copy of the previous written notice furnished to the Contractor.
5 If a notice required by Paragraph 4 is given by the Owner to the Contractor or to the Surety, that is sufficient compliance.
6 When the Claimant has satisfied the conditions of Paragraph 4, the Surety shall promptly and at the Surety’s expense take the following actions:
6.1 Send an answer to the Claimant, with a copy to the Owner, within 45 days after receipt of the claim, stating the amounts that are undisputed and the basis for challenging any amounts that are disputed.
6.2 Pay or arrange for payment of any undisputed amounts.
7 The Surety’s total obligation shall not exceed the amount of this Bond, and the amount of this Bond shall be credited for any payments made in good faith by the Surety.
8 Amounts owed by the Owner to the Contractor under the Construction Contract shall be used for the performance of the Construction Contract and to satisfy claims, if any, under any Construction Performance Bond. By the Contractor furnishing and the Owner accepting this Bond, they agree that all funds earned by the Contractor in the performance of the Construction contract are dedicated to satisfy obligations of the Contractor and the Surety under this Bond, subject to the Owner’s priority to use the funds for the completion of the work.
9 The Surety shall not be liable to the Owner, Claimants or others for obligations of the contractor that are unrelated to the Construction Contract. The Owner shall not be liable for payment of any costs or expenses of any Claimant under this Bond, and shall have under this bond no obligations to make payments to, give notices on behalf of, or otherwise have obligations to Claimants under this Bond.
10 The Surety hereby waives notice of any change, including changes of time, to the Construction Contract or to related subcontracts, purchase orders and other obligations.
11 No suit or action shall be commenced by a Claimant under this Bond other than in a court of competent jurisdiction in the location in which the work or part of the work is located or after the expiration of one year from the date (1) on which the Claimant gave the notice required by Subparagraph 4.1 or Clause 4.2.3, or (2) on which the last labor or service was performed by anyone or the last materials or equipment were furnished by anyone under the Construction contract, whichever of (1) or (2) first occurs. If the provisions of this Paragraph are void or prohibited by law, the minimum period of limitation available to sureties as a defense in the jurisdiction of the suit shall be applicable.
12 Notice to the Surety, the Owner or the Contractor shall be mailed or delivered to the address shown on the signature page. Actual receipt of notice by Surety, the Owner or the Contractor, however accomplished, shall be sufficient compliance as of the date received at the address shown on the signature page.
13 When this bond has been furnished to comply with a statutory or other legal requirement in the location where the construction was to be performed, any provision in this Bond conflicting with said statutory or legal requirement shall be deemed deleted herefrom and provisions conforming to such statutory or other legal requirement shall be deemed incorporated herein. The intent is that this Bond shall be construed as a statutory bond and not as a common law bond.
14 Upon request by any person or entity appearing to be a potential beneficiary of this Bond, the Contractor shall promptly furnish a copy of this Bond or shall permit a copy to be made.
15 DEFINITIONS
15.1 Claimant: An individual or entity having a direct contract with the Contractor or with a subcontractor of the Contractor to furnish labor, materials or equipment for use in the performance of the Contract. The intent of this Bond shall be to include without limitation in the terms “labor, materials or equipment” that part of that part of water, gas, power, light, heat, oil, gasoline, telephone service or rental equipment used in the Construction Contract, architectural and engineering services required for performance of the work of the Contractor and the Contractor’s subcontractors, and all other items for which a mechanic’s lien may be asserted in the jurisdiction where the labor, materials or equipment were furnished.
15.2 Construction Contract: The agreement between the Owner and the Contractor identified on the signature page, including all Contract Documents and changes thereto.
15.3 Owner Default: Failure of the Owner, which has neither been remedied nor waived, to pay the Contractor as required by the Construction Contract or to perform and complete or comply with the other terms thereof.

MODIFICATIONS TO THIS BOND ARE AS FOLLOWS:
Sub paragraph 4.3 is added as follows:
4.3 Claimant has furnished to Surety proof of claim duly sworn to by Claimant, along with adequate supporting documentation which proves the amount claimed is due and payable.
Paragraph 5 is amended as follows:
5 If a notice required by paragraph 4 is given by Owner to the Contractor and to the Surety, that is sufficient compliance.

Paragraph 6 is deleted in its entirety and the following is substituted in its place:
6 When the Claimant has satisfied the conditions of Paragraph 4, and has submitted all supporting documentation and any proof of claim requested by the Surety, the Surety shall, within a reasonable period of time, notify the Claimant of the amounts that are undisputed and the basis for challenging any amounts that are disputed, including, but not limited to, the lack of substantiating documentation to support the claim as to entitlement or amount, and the Surety shall, within a reasonable period of time, pay or make arrangements for payment of any undisputed amount; provided, however, that the failure of the Surety to timely discharge its obligations under this paragraph or to dispute or identify any specific defense to all or any part of a claim shall not be deemed to be an admission of liability by the Surety as to such claim or otherwise constitute a waiver of the Contractor’s or Surety defenses to, or right to dispute such claim. Rather, the Claimant shall have the immediate right, without further notice, to bring suit against the Surety to enforce any remedy available to it under this Bond.
(Space is provided below for additional signatures of added parties, other than those appearing on the cover page.)

CONTRACTOR AS PRINCIPAL	(Corporate Seal)	SURETY

Company:		Company:

Signature:		Signature:
Name and Title:		Name and Title:
Address:		Address:
S-2149/SA 1/08

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California County of Orange	}

On	4-23-10 Date	before me,	Jan C. Moran, Notary Public Here Insert Name and Title of the Officer

personally appeared	Lexie Sherwood Name(s) of Signer(s)

Place Notary Seal Above
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature	/s/ Jan C. Moran
Signature of Notary Public
Jan C. Moran

OPTIONAL
Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.
Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:
Capacity(ies) Claimed by Signer(s)

Signer’s Name:
☐ Individual
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General ☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator ☐ Other: Signer Is Representing:

Signer’s Name:
☐ Individual
☐ Corporate Officer—Title(s):

☐ Partner — ☐ Limited ☐ General ☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator ☐ Other: Signer Is Representing:

© 2007 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.National Notary.org Item #5907 Reorder: Call Toll-Free 1-800-876-6827

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California County of RIVERSIDE	}

On	4-23-10 Date	before me,	JM RODRIGUEZ, NOTARY PUBLIC Here Insert Name and Title of the Officer	,

personally appeared	JOEL ALEXANDER Name(s) of Signer(s)

,

Place Notary Seal Above
who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature	/s/ J.M. Rodriguez
Signature of Notary Public
Notary Public

OPTIONAL
© 2007 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.National Notary.org Item #5907 Reorder: Call Toll-Free 1-800-876-6827

POWER OF ATTORNEY	Safeco Insurance Company of America General Insurance Company of America 1001 4th Avenue Suite 1700 Seattle, WA 98154

KNOW ALL BY THESE PRESENTS:	No. 13294
That SAFECO INSURANCE COMPANY OF AMERICA and GENERAL INSURANCE COMPANY OF AMERICA, each a Washington corporation, does each hereby appoint
********RICHARD A. COON; DAVID L CULBERTSON; CHARLES L. FLAKE; JAN C. MORAN; LEXIE SHERWOOD; Anaheim, California******************************************************************************************
its true and lawful attorney(s)-in-fact, with full authority to execute on its behalf fidelity and surety bonds or undertakings and other documents of a similar character issued in the course of its business, and to bind the respective company thereby.
IN WITNESS WHEREOF, SAFECO INSURANCE COMPANY OF AMERICA and GENERAL INSURANCE COMPANY OF AMERICA have each executed and attested these presents this 14th day of January, 2009.

Dexter R. Legg, Secretary	Timothy A. Mikolajewski, Vice President
CERTIFICATE
Extract from the By-Laws of SAFECO INSURANCE COMPANY OF AMERICA and of GENERAL INSURANCE COMPANY OF AMERICA:
“Article V, Section 13. — FIDELITY AND SURETY BONDS ... the President, any Vice President, the Secretary, and any Assistant Vice President appointed for that purpose by the officer in charge of surety operations, shall each have authority to appoint individuals as attorneys-in-fact or under other appropriate titles with authority to execute on behalf of the company fidelity and surety bonds and other documents of similar character issued by the company in the course of its business... On any instrument making or evidencing such appointment, the signatures may be affixed by facsimile. On any instrument conferring such authority or on any bond or undertaking of the company, the seal, or a facsimile thereof, may be impressed or affixed or in any other manner reproduced; provided, however, that the seal shall not be necessary to the validity of any such instrument or undertaking.”
Extract from a Resolution of the Board of Directors of SAFECO INSURANCE COMPANY OF AMERICA
and of GENERAL INSURANCE COMPANY OF AMERICA adopted July 28, 1970.
“On any certificate executed by the Secretary or an assistant secretary of the Company setting out,
     (i) The provisions of Article V, Section 13 of the By-Laws, and
     (ii) A copy of the power-of-attorney appointment, executed pursuant thereto, and
     (iii) Certifying that said power-of-attorney appointment is in full force and effect, the signature of the certifying officer may be by facsimile, and the seal of the Company may be a facsimile thereof.”
I, Dexter R. Legg, Secretary of SAFECO INSURANCE COMPANY OF AMERICA and of GENERAL INSURANCE COMPANY OF AMERICA, do hereby certify that the foregoing extracts of the By-Laws and of a Resolution of the Board of Directors of these corporations, and of a Power of Attorney issued pursuant thereto, are true and correct, and that both the By-Laws, the Resolution and the Power of Attorney are still in full force and effect.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of said corporation this 23rd day of April, 2010.

Dexter R. Lagg, Secretary Safeco® and the Safeco logo are registered trademarks of Safeco Corporation.

S-0974/DS 1/09	WEB PDF

LENDER’S DUAL OBLIGEE RIDER TO PAYMENT BOND	Liberty Mutual Surety 1001 4th Avenue, Suite 1700 Seattle, WA 98154

EXECUTED IN FOUR COUNTERPARTS	Bond #6592411
WHEREAS, Heretofore, on or about the 23rd day of April 2010, J.D. Diffenbaugh, Inc., as Contractor entered into a written agreement with HF Logistics-SKX T1, LLC as Owner for the construction of Highland Fairview Corporate Park 29800 Eucalyptus Avenue, Rancho Belago, CA 92555, and
WHEREAS, the Contractor and the Safeco Insurance Company of America, a Washington corporation, as Surety, executed and delivered to the Owner a Payment Bond, and
WHEREAS, the Owner has arranged for a loan for the exclusive purpose of payment for the performance of said Contract and has requested the Contractor and Surety to join with the Owner in the execution and delivery of this Rider, and the Contractor and Surety have agreed so to do upon the conditions herein stated.
NOW, THEREFORE, in consideration of one dollar and other good and valuable consideration, receipt of which is acknowledged, the undersigned agree that the said Payment Bond shall be, and is amended as follows:
1.	The name of BANK OF AMERICA NA AS ADMINISTRATIVE AGENT FOR ITSELF AND THE LENDERS as Lender shall be added to said bond as a named Obligee.

2.	The rights of the Lender as a named Obligee shall be subject to the condition precedent that the Owner’s obligations to the Contractor be performed.

3.	The total aggregate liability of the Surety under said bond to Owner, Lender, and third party beneficiaries, as their interests may appear, is limited to the penal sum of the said bond.

4.	The rights of the Lender as a named Obligee shall be co-extensive with the rights of the Owner and the execution of this rider shall not be construed as conferring any different or greater right to Lender. The intent of this rider is to permit Lender a direct right of action against Principal and Surety under the Payment Bond to enforce their obligation to pay labor and materialmen claimants who are protected and who have perfected their right under said bond and for no other purpose.

5.	This rider shall not be construed to broaden or change the terms, conditions, or obligations of said Payment Bond insofar as any claimants, as the term claimant is defined therein, are concerned, nor shall this rider inure to the benefit of any person, firm or business organization who does not qualify as claimant under said Payment Bond.

6.	Except as herein modified, said Payment Bond shall be and remain in full force and effect.
Signed, sealed and dated this 23rd day of April, 2010.

(Seal if corporation)	HF Logistics-SKX T1, LLC
Attest			Owner

	By	/s/ Iddo Benzeevi

J.D. Diffenbaugh, Inc.
Contractor

(Seal if corporation)
Attest	By	/s/ Joel Alexander

Safeco Insurance Company of America

	By	/s/ Lexie Sherwood
		Lexie Sherwood	Attorney-in-Fact

S-1289/SA 10/99	XDP

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California County of Orange	}

On	4-23-10 Date	before me,	Jan C. Moran, Notary Public Here Insert Name and Title of the Officer	,	personally appeared

Lexie Sherwood Name(s) of Signer(s)
,

Place Notary Seal Above
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature	/s/ Jan C. Moran
Signature of Notary Public
Jan C. Moran

OPTIONAL
Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.
Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:
Capacity(ies) Claimed by Signer(s)

Signer’s Name:
☐ Individual
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General ☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator ☐ Other: Signer is Representing:

Signer’s Name:
☐ Individual
☐ Corporate Officer — Title(s):

☐ Partner — ☐ Limited ☐ General ☐ Attorney in Fact ☐ Trustee ☐ Guardian or Conservator ☐ Other: Signer is Representing:

©2007 National Notary Association • 9350 De Solo Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org Item #5907 Reorder: Call Toll-Free 1-800-876-6827

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California County of RIVERSIDE	}

On	4-23-10 Date	before me,	JM RODRIGUEZ, NOTARY PUBLIC Here Insert Name and Title of the Officer	, personally appeared

JOEL ALEXANDER Name(s) of Signer(s)
,

Place Notary Seal Above
who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature	/s/ J. M. Rodriguez
Signature of Notary Public

OPTIONAL
©2007 National Notary Association • 9350 De Solo Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org Item #5907 Reorder: Call Toll-Free 1-800-876-6827

POWER OF ATTORNEY	Safeco Insurance Company of America General Insurance Company of America 1001 4th Avenue Suite 1700 Seattle, WA 98154

KNOW ALL BY THESE PRESENTS:	No. 13294
That SAFECO INSURANCE COMPANY OF AMERICA and GENERAL INSURANCE COMPANY OF AMERICA, each a Washington corporation, does each hereby appoint
****RICHARD A. COON; DAVID L. CULBERTSON; CHARLES L. FLAKE; JAN C. MORAN; LEXIE SHERWOOD; Anaheim, California************************************************************************************
its true and lawful attorney(s)-in-fact, with full authority to execute on its behalf fidelity and surely bonds or undertakings and other documents of a similar character issued in the course of its business, and to bind the respective company thereby.
IN WITNESS WHEREOF, SAFECO INSURANCE COMPANY OF AMERICA and GENERAL INSURANCE COMPANY OF AMERICA have each executed and attested these presents this 14th day of January, 2009.

Dexter R. Legg, Secretary	Timothy A. Mikolajewski, Vice President

CERTIFICATE
Extract from the By-Laws of SAFECO INSURANCE COMPANY OF AMERICA and of GENERAL INSURANCE COMPANY OF AMERICA:
“Article V, Section 13. — FIDELITY AND SURETY BONDS ... the President, any Vice President, the Secretary, and any Assistant Vice President appointed for that purpose by the officer in charge of surety operations, shall each have authority to appoint individuals as attorneys-in-fact or under other appropriate titles with authority to execute on behalf of the company fidelity and surety bonds and other documents of similar character issued by the company in the course of its business... On any instrument making or evidencing such appointment, the signatures may be affixed by facsimile. On any Instrument conferring such authority or on any bond or undertaking of the company, the seal, or a facsimile thereof, may be impressed or affixed or in any other manner reproduced; provided, however, that the seal shall not be necessary to the validity of any such instrument or undertaking.”
Extract from a Resolution of the Board of Directors of SAFECO INSURANCE COMPANY OF AMERICA
and of GENERAL INSURANCE COMPANY OF AMERICA adopted July 28, 1970.
“On any certificate executed by the Secretary or an assistant secretary of the Company setting out,
(i)	The provisions of Article V, Section 13 of the By-Laws, and

(ii)	A copy of the power-of-attorney appointment, executed pursuant thereto, and

(iii)	Certifying that said power-of-attorney appointment is in full force and effect, the signature of the certifying officer may be by facsimile, and the seal of the Company may be a facsimile thereof.”
I, Dexter R. Legg, Secretary of SAFECO INSURANCE COMPANY OF AMERICA and of GENERAL INSURANCE COMPANY OF AMERICA, do hereby certify that the foregoing extracts of the By-Laws and of a Resolution of the Board of Directors of these corporations, and of a Power of Attorney issued pursuant thereto, are true and correct, and that both the By-Laws, the Resolution and the Power of Attorney are still in full force and effect.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the facsimile seal of said corporation this 23rd day of April, 2010.

Dexter R. Legg, Secretary
Safeco® and the Safeco logo are registered trademarks of Safeco Corporation.
WEB PDF
S-097/DS     1/09

Contract # : MH00-121-226
Project: Highland Fairview Corporate Park Skechers Distribution Center
Trade: General Contractor
EXHIBIT “J”

DIVISION	SECTION	DESCRIPTION	DURATION	UNIT	NOTES
     01 General Requirements
Contract Article 3.5.2
Besides warranties required elsewhere, Contractor shall, and hereby does warrant all work for a period of one year after the date of substantial completion and shall repair or replace any or all such work, together with any other work, which may be displaced in so doing, that may prove defective in workmanship and/or materials within a one-year period from date of substantial completion without expense whatsoever to Owner, ordinary wear and tear, unusual abuse or neglect excepted.

Owner will give notice of observed defects with reasonable promptness.
Contractor shall notify Owner upon completion of repairs.
Contract Article 3.5.5
This article does not in any way limit the warranty on any items for which a longer warranty is specified or on any items for which a manufacturer gives a warranty for a longer period. Contractor shall furnish Owner all appropriate warranty certificates upon the date of substantial completion.
Attached: Section 01740 — Warranties, Guarantees and Bonds

DIVISION	SECTION	DESCRIPTION	DURATION	UNIT	NOTES
		Site Work
	09-9113	Paint - Site	1	Year
	10-7516	Flag Poles & flags	1	Year
	12-9313	Bike Racks, Benches, Pots, Urns, Trash	1	Year
	13-1213	Fountain Entry Feature	1	Year
	31-1316	Stamped Concrete Paving	1	Year
	32-3213	Site Electrical & Generator	1	Year
	32-1313	Concrete Paving	1	Year
	32-1219	Asphalt Concrete Paving	1	Year
	32-1613.13	Cast-In-Place Concrete Gutters	1	Year
	32-1613.16	Cast-In-Place Concrete Curbs	1	Year
	32-3119	Structural Steel (Trash Gates & Lids)	1	Year
	33-1116	Water System	1	Year
	33-3113	Sanitary Sewage Systems	1	Year
	33-4113	Storm Drain System	1	Year
	33-4216	Concrete Storm Drainage Box Culvert	1	Year
	32-1723	Pavement Marking	1	Year
	32-3113	Chain Link Fencing & Gates	1	Year
	32-3119	Decorative Metal Fences & Gates	1	Year
	32-3213	Cast-In-Place Screen Walls	1	Year
	02837	Slide Gate Operator	5	Year
	02890	Post Mounted Signs	1	Year
	32-8413	Landscape & Irrigation	1	Year
	32-9113.26	Landscape Planting	1	Year
	33-7119.13	Site Electrical transformers & Vaults	1	Year

Contract # : MH00-121-226
Project: Highland Fairview Corporate Park Skechers Distribution Center
Trade: General Contractor

DIVISION	SECTION	DESCRIPTION	DURATION	UNIT	NOTES
		Site Work Continued
	33-8113	Low-Voltage — Dry Utilities
	33-7993	Street Lighting & Bases
	33-7139.23	Site Underground Electrical	1	Year
03-000		Concrete
	03-2100	Reinforcing Steel	1	Year
	03-3100	Cast-In-Place Concrete	1	Year
	03-4713	Tilt-Up Concrete Construction	1	Year
	03-5113	Cementitious Underlayment	1	Year
04-000		Masonry
	32-3119	Unit Masonry Walls	1	Year
05-000		Metals
	05-1223	Structural Steel Framing	1	Year
	05-2119	Steel Joists	1	Year
	05-3113	Steel Deck	1	Year
	05-5963	Metal Pipe Bollards	1	Year
	05-5113	Metal Stairs	1	Year
	05-5213	Pipe & Tube Railings	1	Year
	05-7313	Glass Raining Systems		Year
06-000		Wood & Plastics
	06-1113	Rough Carpentry	1	Year
	06-1516	Panelized Roofing System	1	Year
	06-2033	Finish Carpentry & Millwork	1	Year
	06-8200	Glass Fiber Reinforced Plastic	1	Year
		Door, Frame & Hardware Installation	1	Year
	06-4116	Architectural Wood Casework	1	Year
	06-2513	Wood Paneling	1	Year
	06-6116	Plastic Fabrications	1	Year
		Solid Polymer Fabrications	1	Year
07-000		Thermal & Moisture Control
	07-1113	Bituminous Dampproofing	1	Year
	07-2616	Vapor retarders	1	Year
	07-2116	Thermal Insulation	1	Year
	07-2113.19	Reflective Foil Sheet Insulation	1	Year
	07-2123	Sound Attenuation Insulation	1	Year
	07-8413	Firestopping	1	Year
	07-9216	Composite Panels	1	Year
	07-5423	Single Ply Roofing	20	Years	NDL
	07-4213	Sheet Metal Soffits	20	Years
	07-6200	Sheet Metal Flashing & trim	1	Years
	07-7236	Smoke Ventilating Skylights	10	Years
		Vertical Joint Sealant	5	Years
	07-7223	Roof hatches	5	Years
	07-9216	Joint Sealers	5	Years

Contract # : MH00-121-226
Project: Highland Fairview Corporate Park Skechers Distribution Center
Trade: General Contractor

DIVISION	SECTION	DESCRIPTION	DURATION	UNIT	NOTES
08-000		Doors & Windows
	08-1213.13	Hollow Metal Frames	1	Year
	08-1313.13	Hollow Metal Doors	1	Year
	08-1213.53	Refinished Steel Door Frames	1	Year
	08-1429	Wood Doors	Full Life
	08-3116	Access Panels	1	Year
	08-3323	Sectional Overhead Doors	5	Years
	08-4113	Aluminum Entrances & Storefronts	1	Year
	08-4226	All-Glass Entrances	5	Years
	08-7100	Finish Hardware
	Aug-13	Closers	10	Years
	08-7153	Exit Devices	3	Years
	08-7100	Hinges	Life of Building
	08-7100	Other Hardware	2	Years
	08-8113	Glazing	1	Year
	08-8853	Fire Rated Glass	1	Year
09-000		Finishes
	09-2116	Non-Structural Metal Stud Framing	1	Year
	09-2613	Polished Plaster	10	Year
	09-2116	Gypsum Board	1	Year
	09-3013	Tiling	1	Year
	09-5113	Acoustical Panel Ceiling	1	Year
	09-5113	Acoustical Panel	1	Year
	09-5113	Cortega Second Look 2765 Panels	10	Years
	09-5323	Grid	10	Years
		Fiberglas Reinforced Plastic Panels	1	Year
	09-6223	Bamboo Flooring	1	Year
	09-6519	Resilient Tile Flooring	5	Years
	09-6536	Static-Control Resilient Flooring	5	Years
	09-6515	Resilient Sheet Flooring	5	Years
	09-6513	Top-Set Resilient Base	1	Year
	09-6813	Carpet Tiles	10	Years
	09-6816	Sheet Carpet	10	Years
	09-9123	Painting	1	Year
	09-9723	Concrete Coating Floor Sealer	1	Year
	09-7216	Wall Covering	1	Year
10-000		Specialties
	10-2813.13	Metal Toilet Compartments	1	Year
	10-1433	Building Accessibility Signage	1	Year
	10-1400	Plastic Signs — Restroom	1	Year
	10-4116	Emergency Key Cabinets (Knox Box)	1	Year
		Miscellaneous Specialties	1	Year
	10-4116	Fire Extinguishers & cabinets	1	Year
`	10-5113	Lockers (Solid Plastic)	1	Year

Contract # : MH00-121-226
Project: Highland Fairview Corporate Park Skechers Distribution Center
Trade: General Contractor

DIVISION	SECTION	DESCRIPTION	DURATION	UNIT	NOTES
10-000		Specialties Continued
	10-8213	Airfoil Louvers & Wire Screening	1	Year
	10-2813.13	Commercial Toilet Accessories	1	Year
11-000		Equipment
	11-1313	Loading Dock Bumpers	2	Years
			1	Year
12-000		Furnishings
	12-2413	Roller Window Shades	1	Year
13-000		Special Construction
	N/A
14-000		Conveying Systems
	14-2423	Hydraulic Elevator	1	Year
21-000		Fire Suppression System
	21-1116	Fire Hydrants / Fire-Dept. Connections	1	Year
	21-1313	Wet-Pipe Fire Sprinlker System	1	Year
	21-3116	Diesel-Drive, Fire Pump	1	Year
	21-2213	Clean Agent Fire Extingushing	1	Year
22-000		Plumbing
	22-4213	Commercial Water Closet	1	Year
	22-4213	Commercial Urinals	1	Year
	22-3320.23	Solar Water Heaters	1	Year
	22-4523	Personal Eyewash Equipment
	22-4239	Plumbing Fixtures	1	Year
23-000		Heating, Ventilating & Air Conditioning
	23-3113	HVAC Ducts & Casings	1	Year
	23-3423	HVAC Ower Ventilators	1	Year
	23-6213	Refrigerant Compressors	1	Year
	23-7413	Outdoor, Central-Station Air-Handling	1	Year
	25-1313	Automation Control & Monitoring	1	Year
26-0000		Electrical
	26-0100	Electrical	1	Year
	26-0923	Lighinting Control Devises	1	Year
	26-5113	Lighting	1	Year
	26-2100	Low-Voltage Power Systems
	26-5623	Site Lighting	1	Year
	26-0100	Electrical Distribution	1	Year
27-000		Communications
	27-1313	Communications	1	Year
28-000		Fire Detection & Alarm
	28-3100	Fie Alarm	1	Year

HIGHLAND FAIRVIEW CORPORATE PARK
HPA 7086	Moreno Valley, California
SECTION 01740 (01 78 36)
WARRANTIES, GUARANTEES AND BONDS
PART 1 — GENERAL
1.01	SUMMARY
A.	Section Includes:
1.	Preparation and submittal, general administrative and procedural requirements.

2.	Time and schedule of submittals.

3.	Certifications and other commitments and agreements for continuing services to Owner are specified elsewhere in the Contract Documents.
1.02	DEFINITIONS
A.	Warranty: Assurance to Owner by the Contractor, installer, supplier, manufacturer or other party responsible as warrantor, for the quantity, quality, performance and other representations of a product, system, service of the Work, in whole or in part, for the duration of the specified period of time.

B.	Guarantee: Assurance to Owner by Contractor or product manufacturer or other specified party, as guarantor, that the specified Warranty will be fulfilled by the guarantor in the event of default by the warrantor.

C.	Standard Product Warranty: Preprinted, written Warranty published by product manufacturer for particular products and specifically endorsed by the manufacturer to the Owner

D.	Special Project Warranty: Written Warranty required by or incorporated into Contract Documents, to extend time limits provided by standard Warranty or to provide greater rights for Owner.

E.	Extended Warranty: Warranty which entails a longer period of time than the one year standard.

F.	Correction Period: As defined in the Conditions of the Contract, as applicable. Unless otherwise specified, Correction Period shall be synonymous with Warranty Period, Guarantee Period or any similar terms as they appear in the technical Sections of the Specifications.
1.03	WARRANTIES AND GUARANTEES
A.	General: Provide all Warranties and Guarantees with Owner named as beneficiary. For equipment and products, or components thereof, bearing a manufacturer’s Warranty or Guarantee that extends for a period of time beyond the Contractor’s Warranty and Guarantee, as required by the conditions for Extended Warranty, so state in the Warranty or Guarantee.

B.	General Warranty and Guarantee Requirements: Warranty shall be an agreement to repair or replace, without cost or undue hardship to the Owner, work performed under the Contract which is found to be defective during the Correction Period (Warranty or Guarantee) period. Repairs and replacements due to improper maintenance or operation or due to normal wear, usage and weathering are excluded from Warranty requirements unless otherwise specified.
WARRANTIES, GUARANTEES AND BONDS

HIGHLAND FAIRVIEW CORPORATE PARK
HPA 7086	Moreno Valley, California
C.	Specific Warranty and Guarantee Requirements: Specific requirements are included in product Specifications named in any Section of the technical specifications, including content and limitations.

D.	Disclaimers and Limitations: Manufacturer’s disclaimers and limitations on product Warranties and Guarantees shall not relieve Contractor of responsibility for Warranty and Guarantee requirements for the Work that incorporates such products, nor shall they relieve suppliers, manufacturers and installers required to countersign special Warranties with Contractor.

E.	Related Damages and Losses: When correcting warranted Work that has been found defective, remove and replace other Work that has been damaged as a result of such defect or that must be removed and replaced to provide access for correction of warranted Work.

F.	Reinstatement of Warranty: When Work covered by a Warranty has been found defective and has been corrected by replacement or rebuilding, reinstate the Warranty by written endorsement. The reinstated Warranty shall be equal to the original Warranty with an equitable adjustment for depreciation.

G.	Replacement Cost: Upon determination that Work covered by as Warranty has been found to be defective, replace or reconstruct the Work to a condition acceptable to Owner, complying with applicable requirements of the Contract Documents. Contractor shall be responsible for all costs for replacing or reconstructing defective Work regardless of whether Owner has benefited from use of the Work through a portion of its anticipated useful service life.

H.	Owner’s Recourse: Written Warranties made to the Owner shall be in addition to implied Warranties, and shall not limit the duties, obligations, rights and remedies otherwise available under law, nor shall Warranty periods be interpreted as limitations on time in which the Owner can enforce such other duties, obligations, rights or remedies.

I.	Rejection of Warranties: The Owner reserves the right to reject Warranties and to limit selections to products with Warranties not in conflict with requirements of the Contract Documents.

J.	Warranties as Condition of Approval: Owner reserves the right to refuse to approve Work for the project where a special Warranty, certification or similar commitment shall be required on such Work or part of the Work, until evidence is presented that entities required to countersign such commitments are willing to do so.
1.04	FORM OF SUBMITTALS
A.	Bind in commercial quality, 8-1/2 by 11 inch three-ring side binders.

B.	Label cover of each binder with typed or printed title WARRANTIES AND BONDS, with title of project; name, address and telephone number of Contractor and equipment supplier; and name of responsible principal.

C.	Provide full information, using separate typed sheets as necessary. List Subcontractor, supplier, and manufacturer, with name, address, and telephone number of responsible principal.
WARRANTIES, GUARANTEES AND BONDS

HIGHLAND FAIRVIEW CORPORATE PARK
HPA 7086	Moreno Valley, California
D.	Prepare standard Warranties and Guarantees, excepting manufacturers’ standard printed Warranties and Guarantees, on Contractor’s subcontractor’s, material supplier’s or manufacturer’s own letterhead, addressed to Owner.

E.	Warranty and Guarantee letters shall be signed by all responsible parties and by Contractor in every case, with modifications only as approved in advance by Owner to suit the conditions pertaining to the Warranty or Guarantee.

F.	Manufacturer’s Standard Forms: Manufacturer’s Warranty or Guarantee forms may be used. Manufacturer’s forms shall contain appropriate terms and identification, ready for execution by the required parties.

G.	If proposed terms and conditions restrict Guarantee coverage or require actions by Owner beyond those specified, submit draft of Guarantee to Owner for review and acceptance before performance of the Work.

H.	Signatures: Signatures shall be by the person authorized to sign Warranties, Guarantees and bonds on behalf of entity providing such Warranty, Guarantee or bond.
1.05	PREPARATION OF SUBMITTALS
A.	Obtain Warranties and bonds, executed in duplicate by responsible Subcontractors, suppliers, and manufacturers, within ten days after completion of the applicable item or work. Except for items put into use with Owner’s permission, leave date of beginning of time of Warranty until the Date of Substantial Completion is determined.

B.	Verify that documents are in proper form, and contain full information.

C.	Retain Warranties and bonds until time specified for submittal.
1.06	TIME OF SUBMITTALS
A.	For equipment or component parts of equipment put into service during construction with Owner’s permission, submit documents within ten days after certification of beneficial occupancy and Substantial Completion for the item placed into service.

B.	Make other submittals within ten days after Date of Substantial Completion, prior to final Application for Payment.

C.	For items of Work when acceptance is delayed beyond Date of Substantial Completion, submit within ten days after removal of the items from the punch list, listing the date of approval as the beginning of the Warranty period.
1.07	DURATION OF WARRANTIES
A.	Unless otherwise specified or prescribed by law, Warranty periods shall be not less than the Correction Period required by the Conditions of the Contract, but in no case less than one year from the date established for completion of the Project at Substantial Completion.

B.	Refer to Technical Sections of the Specifications for extended Warranty periods designated beyond the minimum one year duration.
WARRANTIES, GUARANTEES AND BONDS

HIGHLAND FAIRVIEW CORPORATE PARK
HPA 7086	Moreno Valley, California
PART 2 — PRODUCTS
     Not Used.
PART 3 — EXECUTION
     Not Used.
END OF SECTION
WARRANTIES, GUARANTEES AND BONDS

Contract #: MHOO-121-226
Project: Highland Fairview Corp. Park
Trade: General Contractor
Exhibit “K”
CONTRACTOR’S CONSENT AND CERTIFICATE
The undersigned (“Contractor”) has entered into that certain Construction Agreement (the “Agreement”) dated April ___, 2010 with HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“Owner”), for the construction of certain improvements (the “Improvements”) to be located on the land (the “Land”) more particularly described on Exhibit A attached hereto and made a part hereof. Contractor acknowledges that Owner will assign to Bank of America, N.A., a national banking association, (the “Agent”) as Agent for itself and for the other lenders identified in the Loan Agreement as defined herein (collectively, the “Lenders”), all of Owner’s rights (but not Owner’s obligations) in and to the Agreement as security for the obligations of Owner under a Syndicated Construction Loan Agreement (the “Loan Agreement”) to be entered into between Owner, Agent and Lenders. Contractor consents to and agrees to be bound by that assignment. Contractor further certifies to and agrees with Agent as follows:
     1. The Agreement is in full force and effect, and neither Owner nor Contractor is in default under the Agreement.
     2. All permits required for the construction of the Improvements (including, without limitation, grading permits, driveway entrance permits and building permits) have been issued except N/A ja (if none, so state), and all insurance coverage that Contractor is required to carry under the Agreement has been obtained.
     3. If Owner defaults in making any payment or in performing any other obligation under the Agreement, or if the Agreement is terminated for any reason, Contractor will give Agent written notice of the default or termination. Prior to exercising any remedy available to Contractor under the Agreement as a result of a default, Contractor will afford to Agent a period of thirty (30) days within which to cure the default (it being acknowledged by Contractor that Agent shall have no obligation to cure any default by Owner). If the Agreement is terminated, Contractor, at the request of Agent, will enter into a new agreement with Agent upon substantially the same terms and conditions as set forth in the Agreement. Any notice of default or termination will be delivered by personal delivery or by a nationally recognized overnight courier service or will be mailed by certified mail, return receipt requested, to the following address:
Bank of America, N.A.
1 Alhambra Plaza, Penthouse
Coral Gables, Florida 33134
Attention: Commercial Loan Administration
     4. In the event that Agent or any other party (“Owner’s Successor”) shall acquire title to the Property through foreclosure or deed in lieu of foreclosure, Contractor, if requested by Owner’s Successor, will continue to perform its obligations under the Agreement provided that any past due amounts owed to Contractor under the Agreement, other than any such amounts for which Agent has previously made an advance under the Loan Agreement, are paid to Contractor promptly following the request by Owner’s Successor and provided that Contractor is thereafter compensated for its services as provided in the Agreement. If Contractor is not requested by Owner’s Successor to continue to perform its obligations under the Agreement, Contractor will discontinue such performance and will not assert any claim against Agent or Owner’s Successor for any amounts owed to Contractor under the Agreement. However, nothing contained herein shall be deemed to waive, diminish or relinquish Contractor’s right to serve a bonded Stop Note on the Agent and/or Lenders.
     5. Contractor acknowledges that Agent will rely on this Consent and Certificate in making the loan to Owner that is contemplated by the Loan Agreement.
     Contractor has executed and delivered this Consent and Certificate on the 7th day of April, 2010.

Contractor:

J.D. DIFFENBAUGH, INC.

By:	/s/ Joel Alexander
Name:	Joel Alexander
Title:	V.P./CFO

EXHIBIT “L”
Project Progress Report
Highland Fairview Corporate Park
Skechers Distribution Center
29800 Eucalyptus Avenue
Rancho Belago, California 92555
Project Progress Report Date: Monday, April 12, 2010
Project Agreement Date:
Notice to Proceed Date:
Calendar Days to Complete Project:
Current projected completion Date:
Current percent complete on Project:
Billing Status:
     Progress Payments through #                     in the amount of $                    .
     Progress Payments paid by HF thru                      in the amount of $                    .
Permit Status:
     Permits Pulled as of this Project Progress Report Date:
1.
2.
3.
4.
5.
6.
7.
     Pending permits not received that could affect schedule, with milestone dates required.
1.
2.
3.
4.
5.
6.
7.
8.
9.
RFI Status Report:
Issues Status Report:

EXHIBIT “M”
CONTRACT # ##-###-#####
LONG FORM STANDARD SUBCONTRACT
This Agreement is made at Riverside, California this Xth Day of MONTH, 2009, Between:

CONTRACTOR	J.D. DIFFENBAUGH, INC.		(951) 351-6865

Address	6865 AIRPORT DRIVE		(951) 351-6880 FAX

City	RIVERSIDE	State CA	Zip 92504

And

SUBCONTRACTOR	SUBCONTRACTOR		PHONE

Address	STREET ADDRESS		FAX

City	CITY	State CA	Zip ZIP

On or about the day of , 2009, Contractor entered into a prime contract with:

OWNER

Address

City	State	Zip

To perform the following work:	SCOPE OF WORK for the General Construction of the PROJECT NAME, project located at
Financed by:

CONSTRUCTION LENDER (if applicable)

Address

City	State	Zip

Said work is to be performed in accordance with the prime contract and the plans and specifications. Said plans and specifications have been prepared by or on behalf of:

ARCHITECT

Name

Address

City	State	Zip

Distribution:
GC          SC          Acctg
Field

©1994 Associated General Contractors of California, Inc.	Form AGCC-3 12/94

1

SECTION 1. ENTIRE CONTRACT
The phrase “Contract Documents” is defined to mean the plans, specifications and other contract documents attached to or incorporated into the prime contract, and also includes:
All exhibits listed in Section 1, and Addendum AGCC-3 dated Rev. 9/99, all of which are included herein and of which are made a part of this Subcontract. Subcontractor acknowledges he has reviewed these documents prior to entering into this Agreement.

1. Exhibit “A”	—	Contract Document Log

2. Exhibit “B”	—	Scope of Work

3. Exhibit “C”	—	Schedule of Values (If Applicable)

4. Exhibit “D”	—	Construction Schedule

5. Exhibit “E”	—	Insurance Requirements

6. Exhibit “F”	—	Progress Billing Requirements & W-9 Form

7. Exhibit “G”	—	Training Verification

8. Exhibit “H”	—	Responsible, Authorized, Designated Person for Safety Form

9. Exhibit “I”	—	Pre-Construction Meeting/Safety Agenda

10. Exhibit “J”	—	Storm Water Pollution Prevention Plan (SWPPP) Notification

11. Exhibit “K”	—	Project Specific Requirements
for the project known as: PROJECT NAME
Subcontractor certifies that he is fully familiar with all of the terms of the Contract Documents, the location of the job site, and the conditions under which the work is to be performed and that he enters into this Agreement based upon its investigation of all such matters and is not relying on any opinions or representations of Contractor. This Agreement represents the entire agreement between Contractor and Subcontractor, and supersedes any prior oral or written agreements or representations. The Contract Documents are incorporated in this Agreement by reference, and Subcontractor and its subcontractors, suppliers and/or materialmen will be and are bound by the Contract Documents insofar as they relate in any way, directly or indirectly, to the work covered by this Agreement. Subcontractor agrees to be bound to Contractor in the same manner and to the same extent as Contractor is bound to Owner under the Contract Documents, including, but not limited to, all applicable terms and provisions thereof. Where, in the Contract Documents reference is made to Contractor, and the work or specifications therein pertains to Subcontractor’s trade, craft, or type of work, then such work or specification shall be interpreted to apply to Subcontractor instead of Contractor.
SECTION 2. SCOPE
Subcontractor agrees to furnish all labor, materials, equipment and other facilities required to perform the work to complete:
SCOPE OF WORK
for the project in accordance with the Contract Documents and as more particularly specified in: The portion of the plans and specifications set forth in Section 1 that covers the work of improvements to be performed by subcontractor and made a part of this subcontract.
In the event of any dispute between Contractor and Subcontractor over the scope of Subcontractor’s work under the Contract Documents, Subcontractor will not stop work but will prosecute the work diligently to completion, the dispute to be submitted for resolution in accordance with Section 17 below.
SECTION 3. CONTRACT PRICE
Contractor agrees to pay Subcontractor for the strict performance of his work, the sum of : Dollars and no/100 ($0,0.00) as set out in Section 26 below, subject to additions and deductions for changes in the work as may be directed in writing by Contractor, and to make payment in accordance with the Payment Schedule, Section 4.
SECTION 4. PAYMENT SCHEDULE
Contractor agrees to pay to Subcontractor in monthly progress payments of Ninety percent (90%) of labor and materials which have been placed in position, with funds received by Contractor from Owner for work performed by Subcontractor as reflected in Contractor’s applications for payment. Such monthly progress payments shall be made ten (10) days after receipt of payment from the Owner by Contractor. Final payment to Subcontractor shall be made ten (10) days after the entire work required by the prime contract has been fully completed in conformity with the Contract Documents and has been delivered to and accepted by Owner, Architect, and Contractor, with funds received by Contractor from Owner in final payment for work under the prime contract. It is the intent of the parties that receipt by the Contractor from the Owner of funds for work performed by Subcontractor shall be a condition precedent to each payment to be made to the Subcontractor pursuant to the provisions of this section, and no recourse to the Contractor or its sureties may be made except as otherwise stated herein. Subcontractor agrees to furnish, if and when required by Contractor, payroll affidavits, receipts, vouchers, releases of claims for labor, material, and from his subcontractors, suppliers and/or materialmen performing work or furnishing materials under this Agreement, all in form satisfactory to Contractor, and it is agreed that no payment hereunder shall be made, except at Contractor’s option, until and unless such documents have been furnished. Contractor, at its option, may make any payment due hereunder by check made payable jointly to Subcontractor and any of his subcontractors, suppliers and materialmen who have performed work or furnished materials under this Agreement. Any payment made hereunder prior to completion and acceptance of the work, as referred to above, shall not be construed as evidence of acceptance or acknowledgment of completion of any part of any Subcontractor’s work.
SECTION 5. TIME
Time is of the essence of this Agreement. Subcontractor shall provide Contractor with scheduling information and a proposed schedule for performance of his work in a form acceptable to Contractor. Subcontractor shall conform to Contractor’s progress schedule and all revisions or changes made thereto. Subcontractor shall prosecute his work in a prompt and diligent manner in accordance with Contractor’s progress schedule without delaying or hindering Contractor’s work or the work of other contractors or subcontractors. Subcontractor shall coordinate the work covered by this Agreement with that of all other contractors, subcontractors, suppliers and/or materialmen and of the Contractor, in a manner that will facilitate the efficient completion of the entire work. In the event Subcontractor falls to maintain his part of the Contractor’s schedule, he shall, without additional compensation, accelerate the work as Contractor may direct until Subcontractor’s work is in accordance with such schedule. Contractor shall have complete control of the premises on which the work is to be performed and shall have the right to decide the time and order in which various portions of the work shall be installed and the relative priority of the work of Subcontractor and other subcontractors, and, in general, all other matters pertaining to the timely and orderly conduct of the work of Subcontractor on the premises. Should Subcontractor be delayed in the prosecution or completion of the work by act, neglect or default of Owner, Architect or Contractor, or should Subcontractor be delayed waiting for materials, if required by this Contract to be furnished by Owner or Contractor, or by damage

2

caused by fire or other casualty for which subcontractor is not responsible, or by the combined action of the workmen, in no way caused by or resulting from fault or collusion on the part of Subcontractor, or in the event of a lock-out by Contractor, then the time herein fixed for the completion of the work shall be extended the number of days that Subcontractor has thus been delayed, but no allowance or extension shall be made unless a claim therefor is presented in writing to Contractor within 48 hours of the commencement of such delay, and under no circumstances shall the time of completion be extended to a date which will prevent Contractor from completing the entire project within the time allowed Contractor by Owner for such completion.
No claims for additional compensation or damages for delays, whether caused in whole or in part by any conduct on the part of Contractor, including, but not limited to, conduct amounting to a breach of this Agreement, or delays by other subcontractors or Owner, shall be recoverable from Contractor, and the above-mentioned extension of time for completion shall be the sole remedy of Subcontractor; provided, however, that in the event Contractor obtains additional compensation from Owner on account of such delays, Subcontractor shall be entitled to such portion of the additional compensation so received by Contractor from Owner as is equitable under all of the circumstances. In the event that Contractor prosecutes a claim against Owner for additional compensation for any delay, Subcontractor shall cooperate fully with Contractor in the prosecution thereof and shall pay costs and expenses incurred in connection therewith, including actual attorney’s fees, to the extent that said claim is made by Contractor at the request of Subcontractor.
Subcontractor shall prepare and obtain approval as required by the Contract Documents for all shop drawings, details, samples, and do all other things necessary and incidental to the prosecution of his work in conformance with Contractor’s progress schedule.
SECTION 6. CHANGES IN THE WORK
Subcontractor shall make any and all changes in the work described in the Contract Documents and this Agreement as directed by Contractor in writing. Such change or written direction shall not invalidate this Agreement.
If necessary, the contract price stated in Section 3 and the time for Subcontractor’s performance shall be adjusted by appropriate additions or deductions mutually agreed upon before Subcontractor performs the changed work. Subcontractor shall supply Contractor with all documentation necessary to substantiate the amount of the addition to or deduction from the price or time. If Contractor and Subcontractor cannot agree on the amount of the addition or deletion, Subcontractor shall nonetheless timely perform the work as changed by Contractor’s written direction. Once Subcontractor receives Contractor’s written direction, Subcontractor is solely responsible for timely performance of the work as changed by the written direction.
Payment for changed work shall be made in accordance with Section 4.
Subcontractor shall not make any changes in the work described in Section 2 or in any way cause or allow that work to deviate from the Contract Documents without written direction from Contractor. If Subcontractor makes any changes in the work described in Section 2 without written direction from Contractor, such change constitutes an agreement by Subcontractor that he will not be paid for that changed work, even if he received verbal direction from Contractor or any form of direction, written or otherwise, from Owner or any other person or entity. In addition, Subcontractor shall be liable for any and all losses, costs, expenses, damages, and liability of any nature whatsoever associated with or in any way arising out of any such change he makes without written direction from Contractor. If a dispute arises between Contractor and Subcontractor about whether particular work is a change in the work described in Section 2, Subcontractor shall timely perform the disputed work. If Subcontractor intends to submit a claim for the disputed work, it shall give prompt written notice to Contractor before proceeding with the work. In addition, Subcontractor shall submit its written claim for additional compensation for that work within ten (10) days after such work is performed in sufficient detail for Contractor to make an evaluation of the merits of the claim. Subcontractor’s failure to give written notice within the ten (10) days constitutes an agreement by him that he will not be paid for disputed work.
No change, alteration or modification to or deviation from this Agreement, the Contract Documents, prime contract, plans, or specifications, whether made in the manner provided in this provision or not, shall release or exonerate, in whole or in part, any bond or any surety on any bond given in connection with this Agreement, and no notice is required to be given to such surety of any such change, alteration, modification, or deviation.
SECTION 7. DAMAGES CAUSED BY DELAYS
If Subcontractor should default in performance of the work described in Section 2 or should otherwise commit any act which causes delay to the prime contract work, Subcontractor shall be liable for all losses, costs, expenses, liabilities and damages, including consequential damages and liquidated damages, sustained by Contractor, or for which Contractor may be liable to Owner or any other party because of Subcontractor’s default.
SECTION 8. BONDING OF SUBCONTRACTOR
Concurrently with the execution of this Agreement, Subcontractor shall, if required by Contractor, execute a labor and material bond and performance bond, in an amount equal to one hundred percent (100%) of the Contract Price. Said bonds shall be executed by a corporate surety acceptable to Contractor and shall be in a form satisfactory to Contractor. Contractor shall pay the premium on said bonds unless otherwise provided herein or in the Contract Documents.
SECTION 9. LIENS
In case suit is brought on any claim or liens for labor performed or materials used on or furnished to the project, Subcontractor shall pay and satisfy any such lien or judgment as may be established by the decision of the court in said suit. Subcontractor agrees within ten (10) days after written demand to cause the effect of any such suit or lien to be removed from the premises, and in the event Subcontractor shall fail so to do, Contractor is authorized to use whatever means in its discretion it may deem appropriate to cause said lien or suit to be removed or dismissed and the cost thereof, together with actual attorney’s fees, shall be immediately due and payable to Contractor by Subcontractor. Subcontractor may litigate any such lien or suit provided it causes the effect thereof to be removed, promptly in advance, from the premises, and shall further do such things as may be necessary to cause Owner not to withhold any monies due to Contractor from Owner by reason of such liens or suits.
It is understood and agreed that the full and faithful performance of this Agreement on the part of Subcontractor (including the payment of any obligations due from Subcontractor to Contractor, and any amounts due to labor or materialmen furnishing labor or material for said work) is a condition precedent to Subcontractor’s right to receive payment for the work performed, and any monies paid by Contractor to Subcontractor under the terms of this Agreement

3

shall be impressed with a trust in favor of labor and materialmen furnishing labor and material to Subcontractor on the work herein subcontracted.
SECTION 10. PROVISIONS FOR INSPECTION
Subcontractor shall at all times furnish to Contractor and its representatives safe and ample facilities for inspecting materials at the site of construction, shops, factories or any place of business of Subcontractor and his subcontractors and materialmen where materials under this Agreement may be in course of preparation, process, manufacture or treatment. Subcontractor shall furnish to Contractor as often as required by Contractor, full reports of the progress of the work at any place where materials under this Agreement may be in the course of preparation or manufacture. Such reports shall show the progress of such preparation and manufacture in such details as may be required by Contractor, including, but not limited to, any plans, drawings or diagrams in the course of preparation.
SECTION 11. MATERIALS AND WORK FURNISHED BY OTHERS
In the event the scope of work includes installation of materials or equipment furnished by others or work to be performed in areas to be constructed or prepared by others, it shall be the responsibility of Subcontractor to examine and accept, at the time of delivery or first access, the items so provided and thereupon handle, store and install the items with such skill and care as to insure a satisfactory completion of the work. Use of such items or commencement of work by Subcontractor in such areas shall be deemed to constitute acceptance thereof by Subcontractor, Loss or damage due to acts of Subcontractor shall be charged to the account of Subcontractor and deducted from monies otherwise due under this Agreement.
SECTION 12. PROTECTION OF WORK
Subcontractor shall effectually secure and protect the work done hereunder and assume full responsibility for the condition thereof until final acceptance by Architect, Owner and Contractor. Subcontractor further agrees to provide such protection as is necessary to protect the work and the workmen of Contractor, Owner and other subcontractors from his operations.
Subcontractor shall be liable for any loss or damage to any work in place or to any equipment and materials on the job site caused by him or his agents, employees or guests.
SECTION 13. LABOR RELATIONS
13.1 Subcontractor shall keep a representative at the job site during all times when Subcontractor’s work is in progress, and such representative shall be authorized to represent and bind Subcontractor as to all phases of the work. Prior to commencement of the work, Subcontractor shall notify Contractor who Subcontractor’s representative is to be, and in the event of any change of representative Subcontractor shall notify Contractor who the new representative is to be prior to such change becoming effective.
Subcontractor acknowledges that Contractor has entered into labor agreements covering work at his construction job sites with the labor unions listed in Section 25 below and incorporated herein by reference.
Subcontractor specifically acknowledges that contractor has entered into the Southern California Laborers Master Agreement, effective July 1, 2009 to June 30, 2012 (“Master Labor Agreement”) covering work at the construction jobsite with the Southern California District Council of Laborers and its affiliated Local Unions.
Subcontractor agrees that it is bound to and shall comply with all the terms and conditions of the Master Labor Agreement including wages, trust fund contributions, working rules, the grievance/arbitration procedure and any other mechanism for the resolution of dispute contained in the Master Labor Agreement, on all covered work performed in the geographic area of the Master Labor Agreement, whether or not the work is performed for the contractor.
Subcontractor further agrees to bind all its subcontractors performing job site work of the type covered by the Master Labor Agreement referenced above and to become bound and comply with all of the terms and conditions of the Master Labor Agreement.
Subcontractor acknowledges that the Southern California District Council of Laborers and its affiliated Local Unions, and the Construction Laborers Trust Funds for Southern California, are the intended third party beneficiaries of this contractual provision and may enforce the provision directly against Subcontractor.
Subcontractor acknowledges that terms and conditions of the labor agreements with the unions listed herein may require that Subcontractor comply with additional labor agreements with unions affiliated with the AFL-CIO but not listed. When the terms and conditions of the referenced labor agreements so require, Subcontractor shall perform its job site work pursuant to all terms and conditions of an appropriate labor agreement with a union affiliated with the AFL-CIO.
Should there be picketing on Contractor’s job site, and Contractor establishes a reserved gate for Subcontractor’s purpose, it shall be the obligation of Subcontractor to continue the proper performance of its work without interruption or delay.
Subcontractor further promises and agrees that it will bind and require all of its subcontractors and their subcontractors performing job site work of the type covered by any of the labor agreements specified herein to agree to all of the foregoing promises and undertakings, to the same effect as herein provided with respect to subcontractor.
13.2 Subcontractor hereby acknowledges that it is thoroughly familiar with all DBE/MBE/WBE requirements pertaining to the project. If the Subcontractor claims status as a DBE/MBE/WBE, the Subcontractor shall take all steps necessary and shall make all necessary records available to the Contractor and the Owner to assure that Subcontractor is in compliance with such requirements. In the event that any sub-contractor or supplier of the Subcontractor is designated as or is required to be a DBE/MBE/WBE, Subcontractor agrees to be responsible for insuring that said sub-subcontractor or supplier meets all applicable requirements. Subcontractor acknowledges that Contractor is relying upon Subcontractor’s representations regarding the validity of Subcontractor’s status, if any, as a DBE/MBE/WBE, and that misrepresentation of the status of Subcontractor or any of its sub-subcontractors or material suppliers is a material breach of this Agreement and grounds for immediate termination. In the event of termination as the result of material misrepresentation of the status of the Subcontractor as a DBE/MBE/WBE, Subcontractor shall not be entitled to any compensation not already paid.
13.3 Subcontractor shall comply with and agrees to be bound by all applicable Federal, State and Local laws and regulations, including, but not limited to, all provisions of the Fair Labor Standards Act, the Americans With Disabilities Act, the Federal Family and Medical Leave Act, the California Labor Code, the

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California Fair Employment and Housing Act, and the California Family Rights Act. Upon request, Subcontractor shall submit certified payroll records to Contractor no later than three (3) working days after labor has been paid.
SECTION 14. RECOURSE BY CONTRACTOR
14.1 Failure of Performance
14.1.1 Right to Adequate Assurance. When reasonable grounds for insecurity arise with respect to Subcontractor’s performance, Contractor may in writing demand adequate assurance of due performance. Subcontractor’s failure to provide within fifteen (15) days of the demand such assurance of due performance as is adequate under the circumstances of the particular case is a default under Section 14.1.2 of this Agreement.
14.1.2 Notice to Cure. If Subcontractor at any time refuses or neglects to supply enough properly skilled workers and proper materials, or fails to properly and diligently prosecute the work covered by this Agreement, or fails to make prompt payment to its workers, sub-subcontractors or suppliers, or becomes delinquent with respect to contributions or payments required to be made to any health and welfare, pension, vacation, apprenticeship or other employee benefit program or trust, or fails to provide adequate assurance pursuant to Section 14.1.1, or is otherwise guilty of a material breach of a provision of this Agreement, and fails within forty-eight (48) hours after receipt of written notice to commence and continue satisfactory correction of such default with diligence and promptness, then Contractor, without prejudice to any rights or remedies, shall have the right to any or all of the following remedies:
(a) supply such number of workers and quantity of materials, equipment and other facilities as Contractor deems necessary for the completion of Subcontractor’s work, or any part thereof which Subcontractor has failed to complete or perform, and charge the cost thereof to Subcontractor, who shall be liable for the payment of same including reasonable overhead, profit, and actual attorney’s fees incurred as a result of Subcontractor’s failure of performance;
(b) contract with one or more additional contractors to perform such part of Subcontractor’s work as Contractor shall determine will provide the most expeditious completion of the total work and charge the cost thereof to Subcontractor; and
(c) withhold payment of any monies due Subcontractor pending corrective action to the extent required by and to the satisfaction of Contractor.
In the event of an emergency affecting the safety of persons or property, Contractor may proceed as above without notice.
14.1.3 Termination for Default. If Subcontractor fails to commence and satisfactorily continue correction of a default within forty-eight (48) hours after receipt by Subcontractor of the notice issued under Section 14.1.2., then Contractor may terminate Subcontractor’s right to perform under this Agreement and use any materials, implements, equipment, appliances or tools furnished by or belonging to Subcontractor to complete Subcontractor’s work without any further compensation to Subcontractor for such use. Contractor also may furnish those materials and equipment, and/or employ such workers or subcontractors as Contractor deems necessary to maintain the orderly progress of the work.
In such case, Subcontractor shall be entitled to no further payment until the balance of Subcontractor’s work has been completed. At that time, all of the costs incurred by Contractor in performing Subcontractor’s work, including a markup of fifteen percent (15%) for overhead and profit on such expenses, plus actual attorney’s fees as provided above, shall be deducted from any monies due or to become due Subcontractor. Subcontractor shall be liable for the payment of any amount by which such expenses may exceed the unpaid balance of the Contract Price.
14.1.4 Termination for Convenience. Contractor may at any time and for any reason terminate Subcontractor’s services and work at Contractor’s convenience. Cancellation shall be by service of written notice to Subcontractor’s place of business.
Upon receipt of such notice, Subcontractor shall, unless the notice directs otherwise, immediately discontinue the work and placing of orders for materials, facilities and supplies in connection with the performance of this Agreement, and shall, if requested, make every reasonable effort to procure cancellation of all existing orders or contracts upon terms satisfactory to Contractor, or at the option of Contractor, give Contractor the right to assume those obligations directly, including all benefits to be derived therefrom. Subcontractor shall thereafter do only such work as may be necessary to preserve and protect the work already in progress and to protect material and equipment on the job site or in transit thereto.
Upon such termination, Subcontractor shall be entitled to payment in accordance with Section 4 only as follows: (1) the actual cost of the work completed in conformity with this Agreement; plus, (2) such other costs actually incurred by subcontractor as are permitted by the prime contract and approved by Owner; plus (3) fifteen percent (15%) of the cost of the work referred to in item (1) above for overhead and profit. There shall be deducted from such sums as provided in this subparagraph the amount of any payments made to Subcontractor prior to the date of the termination of this Agreement. In no event shall payment due hereunder exceed the amount due for approved units of work or percentage of completion. Subcontractor shall not be entitled to any claim or claim of lien against Contractor or Owner for any additional compensation or damages in the event of such termination and payment.
14.1.5 Grounds for Withholding Payment. Contractor may withhold, or on account of subsequently discovered evidence, nullify the whole or part of any payment to the extent necessary to protect Contractor from loss, including costs and actual attorney’s fees, on account of (1) defective work not remedied; (2) claims filed or reasonable evidence indicating probable filing of claim; (3) failure of Subcontractor to make payments properly to his subcontractors or for material, labor or fringe benefits; (4) a reasonable doubt that this Agreement can be completed for the balance then unpaid; (5) damage to another subcontractor; (6) penalties assessed against Contractor or Subcontractor for failure of Subcontractor to comply with State, Federal or local laws and regulations; or (7) any other ground for withholding payment allowed by State or Federal law, or as otherwise provided in this Agreement. When the above matters are rectified, such amounts as then due and owing shall be paid or credited to Subcontractor.
14.2 Bankruptcy
14.2.1 Termination Absent Cure. Upon the appointment of a receiver for Subcontractor or upon Subcontractor making an assignment for the benefit of creditors or if Subcontractor seeks protection under the Bankruptcy Code or commits any other act of insolvency, Contractor may, absent any applicable legal limitation, terminate this Agreement upon giving forty-eight (48) hours written notice, by certified mail, to Subcontractor and its surety, if any. If

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an order for relief is entered under the Bankruptcy Code with respect to Subcontractor, Contractor may terminate this Agreement by giving forty-eight (48) hours written notice, by certified mail, to Subcontractor, its trustee, and its surety, if any, unless Subcontractor, the surety, or the trustee:
(a) promptly cures all defaults;
(b) provides adequate assurance of future performance;
(c) compensates Contractor for actual pecuniary loss resulting from such defaults; and
(d) assumes the obligations of Subcontractor within the statutory time limits.
14.2.2 Interim Remedies. If Subcontractor is not performing in accordance with the schedule of work at the time of entering an order for relief, or at any subsequent time, Contractor, while awaiting the decision of Subcontractor or its trustee to reject or to accept this Agreement and provide adequate assurance of its ability to perform hereunder, may avail itself of such remedies under this Section as are reasonably necessary to maintain the schedule of work.
Contractor may offset against any sums due or to become due Subcontractor all costs incurred in pursuing any of the remedies provided hereunder, including, but not limited to, reasonable overhead, profit and actual attorney’s fees incurred as a result of Subcontractor’s non-performance.
Subcontractor shall be liable for the payment of any amount by which such expense may exceed the unpaid balance of the Contract Price.
SECTION 15. INDEMNIFICATION
15.1.1 Subcontractor’s Performance. With the exception that this Section 15 shall in no event be construed to require indemnification by Subcontractor to a greater extent than permitted under the public policy of the State of California, Subcontractor shall indemnify and save harmless Owner and Contractor, including their officers, agents, employees, affiliates, parents and subsidiaries, and each of them, of and from any and all claims, demands, causes of action, damages, costs, expenses, actual attorney’s fees, losses or liability, in law or in equity, of every kind and nature whatsoever (“Claims”) arising out of or in connection with Subcontractor’s operations to be performed under this Agreement for, but not limited to:
     (a) Personal injury, including, but not limited to, bodily injury, emotional injury, sickness or disease, or death to persons, including, but not limited to, any employees or agents of Subcontractor, Owner, Contractor, or any other subcontractor and/or damage to property of anyone (including loss of use thereof), caused or alleged to be caused in whole or in part by any negligent act or omission of Subcontractor or anyone directly or indirectly employed by Subcontractor or anyone for whose acts Subcontractor may be liable regardless of whether such personal injury or damage is caused by a party indemnified hereunder.
     (b) Penalties imposed on account of the violation of any law, order, citation, rule, regulation, standard, ordinance or statute, caused by the action or inaction of Subcontractor.
     (c) Infringement of any patent rights which may be brought against the Contractor or Owner arising out of Subcontractor’s work.
     (d) Claims and liens (see Section 9) for labor performed or materials used or furnished to be used on the job, including all incidental or consequential damages resulting to Contractor or Owner from such claims or liens.
     (e) Subcontractor’s failure to fulfill the covenants set forth in each subpart of Section 13, Labor Relations.
     (f) Failure of Subcontractor to comply with the provisions of Section 16.1, Casualty Insurance.
     (g) Any violation or infraction by Subcontractor of any law, order, citation, rule, regulation, standard, ordinance or statute in any way relating to the occupational health or safety of employees, including, but not limited to, the use of Contractor’s or other’s equipment, hoist, elevators, or scaffolds (See Section 16 and 20).
The indemnification provisions of (a) through (g) above shall extend to Claims occurring after this Agreement is terminated as well as while it is in force. Such indemnity provisions apply regardless of any active and/or passive negligent act or omission of Owner or Contractor or their agents or employees. Subcontractor, however, shall not be obligated under this Agreement to indemnify Owner or Contractor for Claims arising from the sole negligence or willful misconduct of Owner or Contractor or their agents, employees or independent contractors who are directly responsible to Owner or Contractor, or for defects in design furnished by such persons.
15.1.2 Subcontractor shall:
     (a) At Subcontractor’s own cost, expense and risk, defend all Claims as defined in Section 15.1.1 that may be brought or instituted by third persons, including, but not limited to, governmental agencies or employees of Subcontractor, against Contractor or Owner or their agents or employees or any of them;
     (b) Pay and satisfy any judgment or decree that may be rendered against Contractor or Owner or their agents or employees, or any of them, arising out of any such Claim; and/or
     (c) Reimburse Contractor or Owner or their agents or employees for any and all legal expense incurred by any of them in connection herewith or in enforcing the indemnity granted in this Section 15.
15.2 Risk of Loss.
All work covered by this Agreement done at the site or in preparing or delivering materials or equipment, or any or all of them, to the site shall be at the risk of Subcontractor exclusively until the completed work is accepted by Contractor.
15.3 No Limitation of Liability.
The indemnities set forth in this Section 15 shall not be limited by the insurance requirements set forth in Section 16.
SECTION 16. INSURANCE
16.1 Casualty Insurance.
Subcontractor shall, at its expense, procure and maintain insurance on all of its operations, with companies acceptable to Contractor, as follows:
16.1.1 Worker’s Compensation and Employer’s Liability Insurance. Workers Compensation insurance shall be provided as required by any applicable law or regulation. Employer’s Liability insurance shall be provided in amounts not less than:
$1,000,000 each accident for bodily injury by accident
$1,000,000 policy limit for bodily injury by disease

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$1,000,000 each employee for bodily injury by disease
If there is an exposure of injury to Subcontractor’s employees under the U.S. Longshoremen’s and Harbor Worker’s Compensation Act, the Jones Act or under laws, regulations or statutes applicable to maritime employees, coverage shall be included for such injuries or claims.
16.1.2 General Liability Insurance. Subcontractor shall carry Comprehensive General Liability or Commercial General Liability insurance covering all operations by or on behalf of Subcontractor providing insurance for bodily injury liability and property damage liability for the limits of liability indicated below and including coverage for:
     (1) premises and operations
     (2) products and completed operations
     (3) contractual liability insuring the obligations assumed by Subcontractor in this Agreement
     (4) broad form property damage (including completed operations)
     (5) explosion, collapse and underground hazards
     (6) personal injury liability
The limits of liability shall be not less than the amounts required of Subcontractor under the Contract Documents, but in no event less than:

$1,000,000	each occurrence (combined single limit for bodily injury and property damage)

$1,000,000	for personal injury liability

$~~1,000,000~~	aggregate for products-completed operations (Refer to Exhibit “E” attached hereto and made a part hereof for required limits.)

$2,000,000	general aggregate
The general aggregate limit shall apply separately to Subcontractor’s work under this Agreement.
Contractor, its officers, directors and employees and Owner shall be named as additional insureds under the Comprehensive General Liability or Commercial General Liability policy for any liability arising out of the performance of the work. The policy shall stipulate that the insurance afforded the additional insureds shall apply as primary insurance and that any other insurance maintained by Contractor or Owner will be excess only and shall not be called upon to contribute with this insurance. Coverage for the Contractor, its officers, directors and employees and the Owner as additional insureds shall be provided by a policy provision or by an endorsement providing coverage at least as broad as Additional Insured (Form B) endorsement form CG 2010 11/85 as published by the Insurance Services Offices (ISO).
16.1.3 Claims Made Policy Form Provisions. Subcontractor shall not provide general liability insurance under any Claims Made Commercial General Liability form without the express prior written consent of Contractor.
16.1.4 Automobile Liability Insurance. Subcontractor shall carry automobile liability insurance, including coverage for all owned, hired and non-owned automobiles. The limits of liability shall be not less than $1,000,000 combined single limit each accident for bodily injury and property damage.
16.1.5 Certificates of insurance, as evidence of the insurance required by this Agreement and including the required “additional insured” and “primary insurance” endorsements, shall be furnished by Subcontractor to Contractor before any work hereunder is commenced by Subcontractor. The certificates of insurance shall provide that there will be no cancellation or reduction of coverage without thirty (30) days prior written notice to Contractor.
16.1.6 Contractor may take such steps as are necessary to assure Subcontractor’s compliance with his obligations under this Section 16. In the event Subcontractor fails to maintain any insurance coverage required under this Agreement, Contractor may maintain such coverage and charge the expense to Subcontractor, or terminate this Agreement.
16.1.7 The required insurance shall be subject to the approval of Contractor, but any acceptance of insurance certificates by Contractor shall in no way limit or relieve Subcontractor of the duties and responsibilities by it in this Agreement. If higher limits or other forms of insurance are required in the Contract Documents, Subcontractor will comply with such requirements.
16.2 Property Insurance. Contractor and Subcontractor waive all rights against each other and against all other subcontractors and Owner for loss or damage to the extent reimbursed by Builder’s Risk or any other property or equipment insurance applicable to the work, except such rights as they may have to the proceeds of such insurance. If the policies of insurance referred to in this Section require an endorsement or consent of the insurance company to provide for continued coverage where there is a waiver of subrogation, the owners of such policies will cause them to be so endorsed or obtain such consent.
Upon written request of Subcontractor, Contractor shall provide Subcontractor with a copy of the Builder’s Risk policy of insurance or any other property or equipment insurance in force for the project and procured by Contractor. Subcontractor shall satisfy itself as to the existence and extent of such insurance prior to commencement of Subcontractor’s work.
If Builder’s Risk insurance purchased by Owner or Contractor provides coverage for Subcontractor for loss or damage to Subcontractor’s work, Subcontractor shall be responsible for the insurance policy deductible amount applicable to damage to Subcontractor’s work and/or damage to other work caused by Subcontractor.
If not covered under the Builder’s Risk policy of insurance or any other property or equipment insurance required by the Contract Documents, Subcontractor shall procure and maintain at its own expense property and equipment insurance for portions of Subcontractor’s work stored off the site or in transit.
If Owner or Contractor has not purchased Builder’s Risk or equivalent insurance including the full insurable value of Subcontractor’s work, then Subcontractor may procure such insurance at its own expense as will protect the interests of Subcontractor, and its subcontractors in the work. Such insurance shall also apply to any of Owner’s or Contractor’s property in the care, custody or control of Subcontractor.
16.3 Failure of Contractor to enforce in a timely manner any of the provisions of this Section 16 shall not act as a waiver to enforcement of any of these provisions at a later date in the performance of this Agreement. Any exceptions to the provisions of this Section 16 must be delineated in the Contract Documents.

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SECTION 17. DISPUTE RESOLUTION PROCEDURE
17.1 Preliminary Dispute Resolution Procedure and Agreement to Arbitrate
17.1.1 Disputes under Prime Contract. Any dispute resolution procedure in the prime contract shall be deemed incorporated in this Agreement, and shall apply to any disputes arising hereunder, except disputes not involving the acts, omissions or otherwise the responsibility of the Owner under the prime contract, those which have been waived by the making or acceptance of final payment, and questions regarding the licensure of the Subcontractor. Subject to compliance with all applicable laws, including but not limited to those relating to false claims, dispute and claim certifications, and cost and pricing data requirements, Contractor’s sole obligation is to present any timely-filed claims by Subcontractor to Owner under such procedure and, subject to the other provisions of this Agreement, to pay to Subcontractor the proportionate part of any sums paid by the Owner to which Subcontractor is entitled.
17.1.2 Settlement Negotiations. Subject to prime contract disputes under Section 17.1.1, and as for disputes not involving the acts, omissions or otherwise the responsibility of the Owner under the prime contract, promptly upon notification by the Subcontractor of a dispute, the Contractor and Subcontractor shall meet to informally resolve such dispute. In the event that no resolution is achieved, the parties, prior to the initiation of any action or proceeding under this section, shall make a good faith effort to resolve the dispute by negotiation between representatives with decision-making power, who, to the extent possible, shall not have had substantive involvement in the matters of the dispute, unless the parties otherwise agree. To facilitate the negotiation, the parties agree either to fashion a procedure themselves or seek the assistance of a person or organization experienced in alternative dispute resolution procedures such as mediation, minitrial or other similar procedures.
17.2 Arbitration Procedures.
In the event the prime contract contains an arbitration provisions or for disputes not involving the acts, omissions or otherwise the responsibility of the Owner under the prime contract, the following shall apply:
17.2.1 Notice of Demand. For arbitration under the prime contract, notice of the demand for arbitration shall be filed in writing with other party to this Agreement and shall conform to the requirements of the arbitration provision set forth in the prime contract. For claims not involving the acts, omissions or otherwise the responsibility of the Owner under the prime contract, the parties hereto shall submit any and all disputes arising under or relating to the terms and conditions of the Subcontract to arbitration in accordance with the Construction Industry Rules of the American Arbitration Association. In either case, the demand for arbitration shall be made within a reasonable time after written notice of the claim, dispute or other matter in question has been given, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim dispute or other matter in question would be barred by the applicable statute of limitations.
17.2.2 Award. The award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.
17.2.3 Work Continuation and Payment. Unless otherwise agreed in writing, Subcontractor shall carry on the work and maintain the schedule of work pending arbitration, and, if so, Contractor shall continue to make payments in accordance with this Agreement.
17.2.4 Consolidated Arbitration Proceedings. To the extent not prohibited by their contracts with others, the claims and disputes of Owner, Contractor, Subcontractor and other subcontractors, suppliers and/or materialmen involving a common question of fact or law shall be heard by the same arbitrator(s) in a single proceeding. In this event, it shall be the responsibility of Subcontractor to prepare and present Contractor’s case, to the extent the proceedings are related to this Agreement. Should Contractor enter into arbitration with the Owner or others regarding matters relating to this Agreement, Subcontractor shall be bound by the result of the arbitration to the same degree as the Contractor.
17.2.5 No Limitation of Rights or Remedies. This Section shall not be deemed a limitation of any rights or remedies which Subcontractor may have under any Federal or State mechanics’ lien laws or under any applicable labor and material payment bonds unless such rights or remedies are expressly waived by it.
SECTION 18. COMPLIANCE WITH ALL LAWS AND SAFETY PRACTICES
Subcontractor shall comply fully with all laws, orders, citations, rules, regulations, standards and statutes affecting or relating to this Agreement or its performance, including but not limited to those with respect to occupational health and safety, the handling and storage of hazardous materials, accident prevention, safety equipment and practices including the accident prevention and safety program of Owner and Contractor.
Subcontractor shall conduct inspections to determine that safe working conditions and equipment exist and accepts sole responsibility for providing a safe place to work for its employees and for employees of its subcontractors and suppliers of material and equipment, for adequacy of an required use of all safety equipment and for full compliance with the aforesaid laws, orders, citations, rules, regulations, standards and statutes.
SECTION 19. WARRANTY
Subcontractor warrants to Owner, Architect and Contractor that all materials and equipment furnished shall be new unless otherwise specified and that all work under this Agreement shall be performed in a good and workmanlike manner, shall be of good quality, free from faults and defects and in conformance with the Contract Documents. All work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The warranty provided in this Section 19 shall be in addition to and not in limitation of any other warranty or remedy required by law or by the Contract Documents.
SECTION 20. USE OF CONTRACTOR’S EQUIPMENT
In the event Subcontractor shall use Contractor’s equipment, materials, labor, supplies or facilities, Subcontractor shall reimburse Contractor at a predetermined rate, except as provided in Section 14.1.2 or as otherwise stated herein. Further, Subcontractor assumes all responsibility for physical damage to such equipment, materials, labor, supplies, or facilities used by Subcontractor or his agents, employees, or permittees. In the event that Contractor’s employees are used by Subcontractor, Subcontractor shall have full responsibility for all acts or omissions of Contractor’s employees with regard to Subcontractor’s use or employment of them. Subcontractor accepts any and all of Contractor’s equipment, materials, labor, supplies or facilities as furnished.
SECTION 21. ASSIGNMENT OF CONTRACT
Subcontractor shall not, without written consent of Contractor, assign, transfer, or sublet any portion or part of the work required by this Agreement, nor assign any payment hereunder to others.

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SECTION 22. INDEPENDENT CONTRACTOR
Subcontractor is an independent contractor and shall, at its sole cost and expense, and without increase in the Contract Price, comply with all laws, rules, ordinances and regulations of all governing bodies having jurisdiction over the work; obtain all necessary permits and licenses therefor, pay all manufacturers’ taxes, sales taxes, use taxes, processing taxes, and all federal and state taxes, insurance and contributions for social security and unemployment which are measured by wages, salaries, or other remuneration’s paid to Subcontractor’s employees, whether levied under existing or subsequently enacted laws, rules or regulations. Subcontractor, upon request, shall furnish evidence satisfactory to Contractor that any or all of the foregoing obligations have been fulfilled.
SECTION 23. CLEAN-UP At all times during the course of construction, Subcontractor shall perform his work so as to maintain the site in a clean, safe and orderly condition. Upon completion of the work under this Agreement, Subcontractor shall remove from the site all hazardous materials, temporary structures, debris and waste incident to his operation and clean all surfaces, fixtures, equipment, etc., relative to the performance of this Agreement.
SECTION 24. ATTORNEYS’ FEES
In the event the parties become involved in litigation or arbitration with each other arising out of this Agreement or other performance thereof in which the services of an attorney or other expert are reasonably required, the prevailing party shall be fully compensated for the cost of its participation in such proceedings, including the cost incurred for attorneys’ fees and experts’ fees. Unless judgment goes by default, the attorneys’ fee award shall not be computed in accordance with any court schedule, but shall be such as to fully reimburse all attorneys’ fees actually incurred in good faith, regardless of the size of a judgment, it being the intention of the parties to fully compensate for all attorneys’ fees and experts’ fees paid or incurred in good faith. In the case of a dispute under the prime contract dispute resolution provisions, Subcontractor shall be entitled to such attorneys’ fees and other costs as may be provided for under the prime contract.
SECTION 25. LABOR AGREEMENTS The Contractor is signatory to the following labor agreements covering work on this project:
Laborers
SECTION 26. SPECIAL PROVISIONS (Including unit pricing, if applicable):
There are no Special Provisions to this Agreement
CONTRACTORS ARE REQUIRED BY LAW TO BE LICENSED AND REGULATED BY THE CONTRACTORS STATE LICENSE BOARD WHICH HAS JURISDICTION TO INVESTIGATE COMPLAINTS AGAINST CONTRACTORS IF A COMPLAINT IS FILED WITHIN THREE (3) YEARS OF THE DATE OF THE ALLEGED VIOLATION. ANY QUESTIONS CONCERNING A CONTRACTOR MAY BE REFERRED TO THE REGISTRAR OF THE BOARD, P.O. BOX 26000, SACRAMENTO, CALIFORNIA 95826.

Dated:
CONTRACTOR: J. D. DIFFENBAUGH, INC.

By	Tarek El-Maissi, Director of Operations

6865 Airport Drive

(ADDRESS)

Riverside, CA 92504

181805

(CONTRACTOR’S LICENSE NO.)

Dated:
SUBCONTRACTOR: SUBCONTRACTOR

By:
(Signature)

(Address)

(CONTRACTOR’S LICENSE NO.)
Addenda follows this paragraph.

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ADDENDUM TO AGCC-3
     A. Add to Section 1: “The Contract Documents include this Agreement, this Addendum and any and all documents incorporated or referred to herein, including all schedules, plans and specifications; all applicable laws, ordinances, statutes and codes; and the prime contract and any and all documents incorporated or referred to therein, including all schedules, plans and specifications. Subcontractor has had the opportunity to review and has reviewed all Contract Documents before signing this Agreement. The Contract Documents applicable to the General Contract between Contractor and Owner shall take precedence in the event of a conflict between them and this Agreement.”
     B. Add to the end of Section 4: “It is intended that all payments due Subcontractor shall be made solely out of funds actually received from the Owner. Subcontractor shares in the risk that the Owner may for any reason including, but not limited to, insolvency or an alleged dispute fail to make one or more payments for all or a portion of Subcontractor’s work. Subcontractor agrees that if Owner fails to make payment(s) for Subcontractor’s work, Contractor shall have sixty (60) days to make such payment to Subcontractor after Contractor has exhausted all reasonable efforts through legal proceedings and/or otherwise to collect from Owner or others responsible on Owner’s behalf, such amounts due Subcontractor, and that Contractor shall deduct the prorata portion of the Contractor’s expenses, costs and attorneys’ fees for such collections efforts from the amount then due Subcontractor. Subcontractor agrees that in no event shall Contractor be responsible for payment if Subcontractor’s failure to perform its obligations under this Subcontract have been asserted as a reason for Owner’s and/or Contractor’s failure to make such payments.”
     C. Add to the end of the fourth paragraph of Section 6: “Payment for changes made without written direction from Contractor shall not be a waiver or amendment of this section.”
     D. Add to the end of Section 8: “Contractor may require bonding at any time.”
     E. Add to the end of Section 10: “Subcontractor shall make the work accessible at all reasonable times for inspection by Contractor. All bonds shall require the surety to pay Contractor all amounts incurred as a result of Subcontractor’s default and in enforcing its rights, including attorneys’ fees and costs. Any replacement bond shall be furnished at subcontractor’s expense.”
     F. Add to the end of Section 13: “If Subcontractor has or may have any Labor Relations obligations as described in Section 13, Subcontractor shall defend and indemnify Contractor regarding them, whether or not the language in Section 13 is altered or deleted in any way.”
     G. Add as paragraph 14.1.6: “Progress Payments: Trust Fund. All progress payments which have been or became due to be paid to Subcontractor, but which Subcontractor has not disbursed to its subcontractors, suppliers and laborers shall be held in trust by Contractor and/or Subcontractor, its agents, successors or assignees, for the benefit of Subcontractor’s subcontractors, suppliers and laborers.”
     H. Add as paragraph 14.2.3: “Assumption or Rejection of Contract in Bankruptcy; Waiver of Notice Period. The Parties agree that time is of the essence in performance of this contract. In the event Subcontractor files a Chapter 7, 11, or 13 Bankruptcy, the Parties agree that any delay attendant to the assumption or rejection of this contract by a trustee or a debtor-in-possession will be prejudicial to Contractor. Consequently, Subcontractor hereby stipulates, in order to minimize delay to the Project and to avoid potential damages or other prejudice to Contractor, to a notice period of ten calendar days for Contractor’s motion to require Subcontractor to elect to assume or reject his contract.”
     I. Add to the end of paragraph 15.2: “Acceptance by Contractor shall be upon its payment of all amounts due under this Agreement. Partial payments by Contractor and payments under protest by Contractor are not Acceptance.”
     J. Add to the end of paragraph 16.1.2: “Subcontractor shall also supply errors and omissions coverage (in the amounts set forth in this paragraph 16.1.2) for all design professionals working for Subcontractor and for design work performed by Subcontractor.”
     K. Add to the end of paragraph 17.2.3: “In the event that no other agreement is reached pursuant to this paragraph, either party may compel mediation by application to the Riverside County Bar Association Dispute Resolution Service. The failure to any party to participate in such mediation shall entitle the other party to an award of its expenses, costs and attorneys’ fees in any arbitration and/or litigation and/or other proceeding and the party who failed to participate in mediation shall not be entitled to its expenses, costs and/or attorneys’ fees in any arbitration and/or litigation and/or other proceedings. If any party commences arbitration and/or litigation before resorting to mediation, other than to preserve any rights that might be lost by failure to do so, that party shall be deemed to have failed to participate in mediation. If mediation is unsuccessful, either party may commence binding arbitration with the Riverside County Bar Association Dispute Resolution Service. The parties hereby waive their right to a court and/or jury trial regarding matters between them.”
     L. Add to the end of paragraph 17.2.3: “However, subcontractor may commence and pursue enforcement of its rights to preserve them and/or to the extent that such will not result in loss or liability to Contractor. Subcontractor agrees to defend and indemnify Contractor regarding any claim by anyone for relief based upon contractor’s non-payment to Subcontractor of funds not received by Contractor.”
     M. Add to the end of Section 18: “Subcontractor represents and warrants that all of Subcontractor’s agents and employees have been trained in safe performance and safety procedures applicable to the project. Subcontractor further represents and warrants that subcontractor has designated a responsible, authorized safety officer for the project and that Subcontractor has a safety program in effect which complies with all laws, etc., specified above, including all OSHA requirements. Subcontractor acknowledges that Contractor has no obligation to train Subcontractor’s agents or employees in any way (including regarding the accident prevention and safety program of Owner and Contractor) and that Contractor has no obligation to develop, implement or publish an accident prevention and safety program for Owner. Contractor may issue written notice(s) of safety violation(s) to Subcontractor and/or its employees. Upon issuance of written notice of a second and/or subsequent safety violation, Contractor shall deduct $500 per violation from any sums due Subcontractor and may compel removal of any Subcontractor employee from the project.”
     N. Add to the end of Section 18: “In the event that Subcontractor encounters on the site material reasonably believed to be asbestos, polychlorinated biphenyl (PCB) or other hazardous materials which have not been rendered harmless, Subcontractor shall immediately stop work in the area affected and report the condition to the Owner and Contractor in writing. To the fullest extent permitted by law, Subcontractor shall indemnify and hold harmless the Contractor from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of work in the affected area if in fact asbestos, PCB or other hazardous material that has not been rendered harmless is encountered, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease, death, or to injury to or destruction of tangible property, including the Work itself, including loss of use resulting therefrom, but only to the extent caused in whole

(Contractor’s Initials)	(Subcontractor’s Initial’s)

10

ADDENDUM TO AGCC-3
or in part by the acts or omissions of Subcontractor, anyone directly or indirectly employed by Subcontractor or anyone for whose act Subcontractor may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder.”
     O. Add to the end of Section 21: “In the event of any assignment, Subcontractor’s assignee’s rights shall coincide with and be no greater than Subcontractor’s. Endorsement of joint checks and/or execution of a joint check agreement, an assignment, a subcontract, a sub-subcontract or similar act shall be deemed an assignment.”
     P. Add to end of Section 22: “Subcontractor is responsible for compliance with the Americans with Disability Act of 1990 and all similar laws.
     Q. Add to the end of Section 23: “Contractor may order Subcontractor to clean-up his areas at any time Contractor deems such action necessary. If Subcontractor fails to perform a clean-up within two days after notification from Contractor to do so, Contractor may proceed with that function as it judges necessary and in the manner it may deem appropriate, then the cost thereof shall be charged to Subcontractor and deducted from any monies due under this Agreement or recovered in a separate proceeding. In the event contractor is unable to determine which Subcontractor is responsible for any particular clean-up, Contractor may apportion the cost of such clean-up in such manner as Contractor may deem to be appropriate.”
     R. Delete section 24.
     S. Add to Section 26: “Notwithstanding anything in this agreement to the contrary, this agreement is amended as follows: Claims: (a) Subcontractor shall give written notice of any and all claims or facts that may give rise to a claim within five (5) business days after such facts or claims arise. Failure to give such written notice within (5) business days waives any such claims or potential claims. (b) Subcontractor shall have no claim for damages for delay. (c) Subcontractor shall defend and indemnify Contractor from any and all claims arising out of this Agreement except those that are the result of Contractor’s sole negligence or willful misconduct. (d) Any and all claims by Subcontractor of any nature whatsoever arising out of or connected in any way with the performance of work under this Agreement, and/or by any person or entity providing any part of the performance called for under this Agreement, are limited (in the aggregate) to the amount of this Agreement. (e) Subcontractor shall serve a copy of any and all preliminary notices on Contractor. Subcontractor shall have its suppliers and subcontractors serve copies of any and all preliminary notices on Contractor. All such preliminary notices shall contain an amount. (f) Subcontractor must serve Contractor with a copy of any and all mechanic’s liens, stop notices and/or other claims immediately upon making such claims.” (g) All releases given by Subcontractor shall be relied upon by Contractor and Subcontractor warrants that they will be accurate.”
     T. Add to Section 26: “Notwithstanding anything in this agreement to the contrary, this agreement is amended as follows: Disclaimer: Contractor makes no representations and/or warranties concerning the schedules, designs, laws, ordinances, plans and specifications.”
     U. Add to Section 26: “Notwithstanding anything in this agreement to the contrary, this agreement is amended as follows: Subcontractor’s Duties: Subcontractor has the obligation to review the Contract Documents, schedules, designs, laws, ordinances, plans and specifications, and to report errors, conflicts, inconsistencies, comments, or questions concerning such to Contractor for resolution in the absolute discretion of Contractor.”
     V. Add to Section 26: “Any attachments by Subcontractor to the Subcontract and/or any changes in this Subcontract’s text by Subcontractor are void unless initialed by Contractor.”
     W. The attached MINIMUM REQUIREMENTS FOR SUBCONTRACTORS is incorporated herein.
     X. NOTE: Subcontractor’s commencement of work shall be deemed execution and acceptance of the subcontract sent to Subcontractor by Contractor. The subcontract may be changed only by a writing signed by Contractor’s Vice President for Construction/Engineering.
Revision 04/2007
Revision 01/2008
Revision 09/2008

(Contractor’s Initials)	(Subcontractor’s Initial’s)

11

EXHIBIT “M”
PROJECT SPECIFIC REQUIREMENTS
Highland Fairview Corporate Park
Skechers Distribution Center
29800 Eucalyptus Avenue
Rancho Belago, California 92555
1.	Time is of the essence with regard to this fast track project. Subcontractor agrees to provide the optimum crews and equipment in accordance with the Construction Schedule to insure Subcontractor does not delay the project. The subcontractor agrees to have optimum crew size onsite for the duration of the project, inclusive of 6 days/week throughout the duration of his work. If this subcontractor is performing work in multiple areas of this project that need to be constructed simultaneously, the subcontractor has agreed to provide all necessary manpower, multiple crews, extended work hours, and 6 day work week to ensure the schedule dates are met. It is imperative the subcontractor manages the work force in a manner to avoid any delays what-so-ever, as non- performance, inadequate crew sizes & manpower may result in financial damages which will be the sole responsibility of the Subcontractor which is found to be in default.

2.	Per the terms of the Subcontract Agreement and the Addendum to AGCC-3, this Subcontractor is to be bound to the prime contract between Diffenbaugh and the Owner of this project. The following listing is a brief overview of items that are incorporated by reference, but is in no way intended to limit the liability of the Subcontractor with regard to specific items contained therein. The entire prime contract is readily available for perusal by this Subcontractor:

3.	The Long Form Standard Subcontract AGC California Subcontract agreement for this project shall be amended as follows:
a.	Section 13.3: Add the language that certain aspects of this work, including but not limited to work on Eucalyptus street will fall under the prevailing wage requirements. Subcontractor performing work in these areas will be required to abide by the prevailing wage requirements.

b.	Section 16 Insurance: Strike 16.1 to 16.1.5 and insert “See Addendum “A” to the Prime Contract for requirements relative to Subcontractor Insurance Requirements.

c.	In the Addendum to the AGC Subcontract agreement, Paragraph O: Add, “This Subcontract is assignable to Owner and its construction lender and may be assumed by Owner or its construction lender in the event of any termination of the Prime Contract, all at the option of Owner and / or its construction lender. This Subcontract is terminable by Owner and/or its construction lender in the event that the Prime Contract is terminated without additional costs beyond that actually incurred to the date of termination. The Owner is an intended third party beneficiary of all warranty/guarantees regarding the Work or materials/equipment furnished and owner may bring claim directly against Subcontractor for breach of contract, warranty rights, quality of workmanship, merchantability of equipment, feasibility and fitness for the particular purpose of materials and equipment and workmanship.

Subcontractor, Contract No.—	Exhibit “M”

Project Title, Number		(subcontractor’s Initials)

12

EXHIBIT “N”
Purchase Order Log
Highland Fairview Corporate Park
Skechers Distribution Center
29800 Eucalyptus Avenue
Rancho Belago, California 92555

J.D. Diffenbaugh, Inc.
Purchase Order Log
Job No: 09-231		Date: 4/12/2010
Project No: 09-231		Page: 1 of 1

									Revised
PO No.	To	From	Date	Description	Spec Section	Total Cost	Apprvd Changes	Pending Changes	Contract Sum

09-231-01740	L&LCLEA	JDD	2/3/2010	Final Clean	01740		$0.00	$0.00
09-231-10520	MOBIFIR	JDD	9/22/2009	Fire Extinguishers	10520		$0.00	$0.00
09-231-15900	AMERCOMM	JDD	10/13/2009	Controls and Instrumentation	15900		$0.00	$0.00

					Totals:		$0.00	$0.00

EXHIBIT “O”
Form of Job Cost Report or Commitment to Estimate Variance Report
Highland Fairview Corporate Park
Skechers Distribution Center
29800 Eucalyptus Avenue
Rancho Belago, California 92555

Highland Fairview Corporate Park
Skechers Distribution Center
Job No. 09-213		Initial	Buy-out	Date:
Project Name:	Skechers Distribution Center

Usable Square Footage	1,800,000 SF

							Uncommitted/
							Other JDD	Total Project	Sav / Overrun		Original		Revised
CSI #	Description	Original GMP	CO #	COR thru 1	Revised GMP	Committed	Cost	Cost	to Date	Sub	Contract	SCO	Contract
01-516	Temp.Water (Allow.)	0		0	0	0	0	0	0	TBD	0		0
01-565	Dust Control (Allow.)	0		0	0	0	0	0	0	TBD	0		0
01-722	Restaking (Allow.)	0		0	0	0	0	0	0	TBD	0		0
01-742	Genral Job Labor (Allow.)	0		0	0	0	0	0	0	TBD	0		0
01-744	Daily Clean Up (Allow.)	0		0	0	0	0	0	0	TBD	0		0
01-748	Street Sweeping (Allow.)	0		0	0	0	0	0	0	TBD	0		0
02-375	SWPPP (Allow.)	0		0	0	0	0	0	0	TBD	0		0
02-376	Retention Basin (Allow.)	0		0	0	0	0	0	0	TBD	0		0
02-580	Site Electrical Services (Allow.)	0		0	0	0	0	0	0	TBD	0		0
02-745	Asphalt Paving (Allow.)	0		0	0	0	0	0	0	TBD	0		0
19-920	Reproductions (Allow.)	0		0	0	0	0	0	0	TBD	0		0
		0		0			0			TBD
01-720	Survey and Staking	0		0	0	0	0	0	0	TBD	0		0
01-740	Final Cleaning & Parkg Sweep	0		0	0	0	0	0	0	TBD	0		0
02-310	Grading and Excavation	0		0	0	0	0	0	0	TBD	0		0
02-370	Secondary Erosion Control	0		0	0	0	0	0	0	TBD	0		0
02-510	Site Domestic	0		0	0	0	0	0	0	TBD	0		0
02-515	Site Fire Water	0		0	0	0	0	0	0	TBD	0		0
02-530	Santary Sewer	0		0	0	0	0	0	0	TBD	0		0
02-630	Storm Drain	0		0	0	0	0	0	0	TBD	0		0
02-762	Payement Markings	0		0	0	0	0	0	0	TBD	0		0
02-770	Curb and Guttar	0		0	0	0	0	0	0	TBD	0		0
02-775	Sidewalks	0		0	0	0	0	0	0	TBD	0		0
02-810	Landscape and Imagation	0		0	0	0	0	0	0	TBD	0		0
02-820	Fencing	0		0	0	0	0	0	0	TBD	0		0
02-870	Site Furnishinga	0		0	0	0	0	0	0	TBD	0		0
03-200	Retnforcing Steel — Bldg	0		0	0	0	0	0	0	TBD	0		0
03-300	Building Cancrata — Bldg	0		0	0	0	0	0	0	TBD	0		0
03-356	Floor Sealer	0		0	0	0	0	0	0	TBD	0		0
05-120	Structural Steel	0		0	0	0	0	0	0	TBD	0		0
06-100	Rough Carpentry	0		0	0	0	0	0	0	TBD	0		0
06-150	Panalized Roof	0		0	0	0	0	0	0	TBD	0		0
07-100	Waterproofing	0		0	0	0	0	0	0	TBD	0		0
07-210	Insufaction	0		0	0	0	0	0	0	TBD	0		0
07-500	Marnbrano Roofing	0		0	0	0	0	0	0	TBD	0		0
07-600	Flashing and Sheet Metal	0		0	0	0	0	0	0	TBD	0		0
07-900	Caulking and Sealants	0		0	0	0	0	0	0	TBD	0		0
08-100	Doora Frames Hardware	0		0	0	0	0	0	0	TBD	0		0
08-350	Overhead Doors	0		0	0	0	0	0	0	TBD	0		0
08-400	Glass And Glazing	0		0	0	0	0	0	0	TBD	0		0
08-600	Skyfights	0		0	0	0	0	0	0	TBD	0		0
08-785	Knax Box	0		0	0	0	0	0	0	TBD	0		0
09-250	Drywall and Metal Studs	0		0	0	0	0	0	0	TBD	0		0
09-650	Rubber Base	0		0	0	0	0	0	0	TBD	0		0
09-900	Painting	0		0	0	0	0	0	0	TBD	0		0
10-430	Exterior Slgnago	0		0	0	0	0	0	0	TBD	0		0
11-150	Dock Equipment	0		0	0	0	0	0	0	TBD	0		0
13-900	Fire Sprinklars	0		0	0	0	0	0	0	TBD	0		0
15-400	Plumbing	0		0	0	0	0	0	0	TBD	0		0
15-700	HVAC	0		0	0	0	0	0	0	TBD	0		0
16-050	Electrical	0		0	0	0	0	0	0	TBD	0		0

	Subtotal Hard Cost	0		0	0	0	0	0	0		0	0	0
19-000	General Conditions	0		0	0	0	0	0	0	JDD	0		0
19-517	Fire Access Roads	0		0	0	0	0	0	0	JDD	0		0

	Subtotal	0		0	0	0	0	0	0		0	0	0
22-100	General Liability Insur.	0		0	0	0	0	0	0	JDD	0		0
99-000	Contractor’s Fee	0		0	0	0	0	0	0	JDD	0		0
22-300	Contractor’s Contingancy	0		0	0	0	0	0	0	JDD	0		0

	Total	0		0	0	0	0	0	0		0	0	0

Exhibit P
Form of Payment G702

APPLICATION AND CERTIFICATION FOR PAYMENT	AIA DOCUMENT G702		PAGE ONE OF	PAGES
TO OWNER:	PROJECT:	APPLICATION NO:	Distribution to:
OWNER
ARCHITECT
		PERIOD TO:	CONTRACTOR
FROM CONTRACTOR:	VIA ARCHITECT:
J.D. DIFFENBAUGH, INC.		PROJECT #
RIVERSIDE, CA 92506

CONTRACT FOR:		CONTRACT DATE:
CONTRACTOR’S APPLICATION FOR PAYMENT
Application is made for payment, as shown below, in connection with the Contract. Continuation Sheet, AIA Document G703, is attached.

1. ORIGINAL CONTRACT SUM		$$0.00

2. Net change by Change Orders		$—

3. CONTRACT SUM TO DATE (Line 1 ± 2)		$—

4. TOTAL COMPLETED & STORED TO DATE (Column F on G703)		$$0.00

5. RETAINAGE:
a. 10% of Completed Work (Column D + E on G703)		$0.00

b. 10% of Stored Material (Column F on G703)		$0.00

Total Retainage (Lines 5a + 5b or Total in Column I of G703)		$—

6. TOTAL EARNED LESS RETAINAGE (Line 4 Less Line 5 Total)		$—

7. LESS PREVIOUS CERTIFICATES FOR PAYMENT (Line 6 from prior Certificate)	$

8. CURRENT PAYMENT DUE		$—

9. BALANCE TO FINISH, INCLUDING RETAINAGE (Line 3 less Line 6)		$—

CHANGE ORDER SUMMARY	ADDITIONS	DEDUCTIONS
Total changes approved in previous months by Owner		—
Total approved this Month	0.00	—
TOTALS	0.00	—
NET CHANGES by Change Order		—
The undersigned Contractor certifies that to the best of the Contractor’s knowledge. information and belief the Work covered by this Application for Payment has been completed in accordance with the Contract Documents, that all amounts have been paid by the Contractor for Work for which previous Certificates for Payment were issued and payments received from the Owner, and that current payment shown herein is now due.
CONTRACTOR:
By:   Date:

State of:	California	County of:	Riverside
Subscribed and sworn to before me this		day of
Notary Public:
My Commission expires:
ARCHITECT’S CERTIFICATE FOR PAYMENT
In accordance with the Contract Documents, based on on-site observations and the data comprising the application, the Architect certifies to the Owner that to the best of the Architect’s knowledge, information and belief the Work has progressed as indicated, the quality of the Work is in accordance with the Contract Documents, and the Contractor is entitled to payment of the AMOUNT CERTIFIED.

AMOUNT CERTIFIED	$	$0
(Attach explanation if amount certified differs from the amount applied. Initial all figures on this Application and on the Continuation Sheet that are changed to conform with the amount certified.)
ARCHITECT:
By:   Date:
This Certificate is not negotiable. The AMOUNT CERTIFIED is payable only to the Contractor named herein. Issuance, payment and acceptance of payment are without prejudice to any rights of the Owner or Contractor under this Contract.

AIA DOCUMENT G702 — APPLICATION AND CERTIFICATION FOR PAYMENT — 1992 EDITION — AtA® — © 1992

THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVE., N.W., WASHINGTON. DC 20006-5292
Users may obtain validation of this document by requesting a completed AIA Document D401 — Certification of Document’s Authenticity from the Licensee.

Exhibit P
Form of Payment G703

CONTINUATION SHEET	AIA DOCUMENT G703		PAGE OF PAGES

AIA Document G702, APPLICATION AND CERTIFICATION FOR PAYMENT, containing		APPLICATION NO:
Contractor’s signed certification is attached.		APPLICATION DATE:
In tabulations below, amounts arc stated to the nearest dollar.		PERIOD TO:
Use Column I on Contracts where variable retainage for line items may apply.		CONTRACT NUMBER:
PROJECT NAME:

A	B	C	D	E	F	G	H	I	J		K	L	M
								MATERIALS	TOTAL
						WORK COMPLETED		PRESENTLY	COMPLETED
					REVISED	FROM PREVIOUS		STORED	AND STORED		BALANCE	RETAINAGE	Net
ITEM		SCHEDULED		CHANGE	CONTRCT	APPLICATION		(NOT IN	TO DATE	%	TO FINISH	(IF VARIABLE	Amount
NO.	DESCRIPTION OF WORK	VALUE	ADJUSTMENT	ORDER	VALUE	(D + E)	THIS PERIOD	D OR E)	(D+E+F)	(G ÷ C)	(C - G)	RATE)	Due
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0,00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0,00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0,00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0,00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0,00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
					$0.00				$0.00		$0.00	$0.00	$0.00
	GRAND TOTALS	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00		$0.00	$0.00	$0.00

Contract #: MHOO-121-226
Project: Highland Fairview Corporate Park
Trade: General Contractor
Danette Fenstermacher
Highland Fairview
COO/Executive VP
EXHIBIT “Q”
April 15, 2010
VIA E-MAIL
Joel Alexander
Vice President/CFO
JD Diffenbaugh, Inc.
6865 Airport Drive
Riverside, CA 92504

Re:	Highlands Logistics SKX T1, LLC — Highland Fairview Corporate Park Skechers Distribution Center, 29800 Eucalyptus Avenue, Rancho Belago, CA 92555
Dear Mr. Alexander:
     The following financial information is provided in satisfaction of the requirements of Section 2.2.1 of the General Conditions of the Contract Documents for the Highland Fairview Corporate Park Skechers Distribution Center, located at 29800 Eucalyptus Avenue, Rancho Belago, CA 92555 (the “Project”):
1.	Bank of America, N.A., as Lender and Administrative Agent, anticipates to close a loan the week April 26, 2010 of $55 million for use on the Project per the terms of the Commitment Letter between Bank of America, N.A. and Borrower; and,

2.	Skechers RB, LLC will deposit $30 million into a Bank of America Escrow Account # 1499708217, entitled in the name of “Bank of America, N.A. for the benefit of HF Logistics-SKX T1, LLC” for use on the Project upon loan closing.
     Bank of America representative Kim Abreu has executed this document to confirm the above representations are true and correct. Your signature confirms that once the above is accomplished, it satisfies JD Diffenbaugh, Inc.’s requirements for Section 2.2.1 of the General Conditions of the Contract Documents for the Owner to furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract for the Project.
     Upon closing of the loan, satisfactory evidence of the above will be forwarded to JD Diffenbaugh, Inc. within 24 hours.

Joel Alexander
April 15, 2010

     Thank you and we look forward to a successful Project.

Sincerely,
/s/ DANETTE FENSTERMACHER
Danette Fenstermacher
Highland Fairview for HF Logistics-SKX T1, LLC

Bank of America, N.A.
/s/ KIM ABREU
Kim Abreu
Senior Vice President Bank of America N.A.

JD Diffenbaugh, Inc.
/s/ JOEL ALEXANDER
Joel Alexander
Vice President/CFO JD Diffenbaugh, Inc.